                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-104283



PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MAY 19, 2003)



                           $675,004,000 (APPROXIMATE)
                    MORGAN STANLEY CAPITAL I TRUST 2003-IQ4
                                   AS ISSUER

                         MORGAN STANLEY CAPITAL I INC.
                                 AS DEPOSITOR

                                   CIBC INC.
                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                     JOHN HANCOCK REAL ESTATE FINANCE, INC.
                       NATIONWIDE LIFE INSURANCE COMPANY
                      UNION CENTRAL MORTGAGE FUNDING, INC.
                          MONY LIFE INSURANCE COMPANY
             TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA
                  CIGNA MORTGAGE SECURITIES PHILADELPHIA, LLC
                            AS MORTGAGE LOAN SELLERS


        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-IQ4

                                ---------------

     Morgan Stanley Capital I Inc. is offering selected classes of its Series 2003-IQ4 Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in a trust. The trust's assets will primarily be 109 seasoned and newly originated mortgage loans secured by first mortgage liens on commercial and multifamily properties. The Series 2003-IQ4 Certificates are not obligations of Morgan Stanley Capital I Inc., the sellers of the mortgage loans or any of their affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.

     "IQ" is a service mark of Morgan Stanley representing financial investment in the field of commercial mortgage-backed securities collateralized by "institutional quality" whole loans.

                                ---------------

     Investing in the certificates offered to you involves risks. See "Risk Factors" beginning on page S-29 of this prospectus supplement and page 8 of the prospectus.

                                ---------------

   Characteristics of the certificates offered to you include:

                APPROXIMATE INITIAL          INITIAL            PASS-THROUGH           RATINGS
    CLASS       CERTIFICATE BALANCE     PASS-THROUGH RATE     RATE DESCRIPTION     (FITCH/MOODY'S)
------------   ---------------------   -------------------   ------------------   ----------------
 Class A-1          $178,879,000               3.27%                Fixed              AAA/Aaa
 Class A-2          $449,730,000               4.07%                Fixed              AAA/Aaa
 Class B            $ 18,194,000               4.18%                Fixed              AA/Aa2
 Class C            $ 23,652,000               4.27%                Fixed               A/A2
 Class D            $  4,549,000               4.34%                Fixed               A-/A3

                                ---------------

     The certificate balances are approximate and may vary by up to 5%.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates offered to you or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     Morgan Stanley & Co. Incorporated will act as sole lead manager and sole bookrunner and CIBC World Markets Corp. and Merrill Lynch, Pierce, Fenner & Smith Incorporated will act as co-managers with respect to the offered certificates. Morgan Stanley & Co. Incorporated, CIBC World Markets Corp. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriters, will purchase the certificates offered to you from Morgan Stanley Capital I Inc. and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the certificates to purchasers on or about June 5, 2003. Morgan Stanley Capital I Inc. expects to receive from this offering approximately $678,538,856, plus accrued interest from the cut-off date, before deducting expenses payable by Morgan Stanley Capital I Inc.

                                ---------------

                                 MORGAN STANLEY

CIBC WORLD MARKETS                                           MERRILL LYNCH & CO.

                                  MAY 29, 2003

                         MORGAN STANLEY CAPITAL I INC.

         Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4
                      Geographic Overview of Mortgage Pool

UTAH
3 properties
$5,542,016
0.8% of total

OREGON
1 property
$3,064,274
0.4% of total

NEVADA
2 properties
$4,905,937
0.7% of total

NORTHERN CALIFORNIA
2 properties
$16,626,185
2.3% of total

SOUTHERN CALIFORNIA
8 properties
$57,442,397
7.9% of total

PUERTO RICO
1 property
$2,232,913
0.3% of total

WASHINGTON
3 properties
$19,296,467
2.7% of total

ARIZONA
2 properties
$2,715,391
0.4% of total

NEBRASKA
2 properties
$7,290,050
1.0% of total

COLORADO
1 property
$8,246,911
1.1% of total

NORTH DAKOTA
1 property
$1,410,183
0.2% of total

NEW MEXICO
5 properties
$6,789,762
0.9% of total

TEXAS
9 properties
$81,943,008
11.3% of total

MINNESOTA
1 property
$7,940,921
1.1% of total

WISCONSIN
3 properties
$12,934,765
1.8% of total

ARKANSAS
1 property
$4,096,281
0.6% of total

ILLINOIS
3 properties
$86,067,410
11.8% of total

KENTUCKY
1 property
$889,950
0.1% of total

TENNESSEE
3 properties
$5,798,852
0.8% of total

INDIANA
2 properties
$2,586,143
0.4% of total

MICHIGAN
3 properties
$13,348,060
1.8% of total

OHIO
17 properties
$43,759,440
6.0% of total

ALABAMA
1 property
$1,965,656
0.3% of total

GEORGIA
5 properties
$16,034,994
2.2% of total

PENNSYLVANIA
3 properties
$34,537,536
4.7% of total

NEW YORK
5 properties
$14,979,592
2.1% of total

CONNECTICUT
2 properties
$10,885,508
1.5% of total

NEW JERSEY
5 properties
$23,165,211
3.2% of total

MARYLAND
3 properties
$6,470,234
0.9% of total

DISTRICT OF COLUMBIA
1 property
$67,500,000
9.3% of total

VIRGINIA
5 properties
$9,166,999
1.3% of total

NORTH CAROLINA
1 property
$10,566,176
1.5% of total

SOUTH CAROLINA
1 property
$796,742
0.1% of total

FLORIDA
12 properties
$136,771,644
18.8% of total

[ ] (is less than) 1.0% of Cut-Off Date Balance
[ ] 1.0% - 5.0% of Cut-Off Date Balance
[ ] 5.1% - 10.0% of Cut-Off Date Balance
[ ] (is greater than) 10.0% of Cut-Off Date Balance

[GRAPHIC OMITTED]                       [GRAPHIC OMITTED]

MALL AT MILLENIA, Orlando, FL


[GRAPHIC OMITTED]                       [GRAPHIC OMITTED]


55 EAST MONROE, Chicago, IL             FEDERAL CENTER PLAZA, Washington, DC



                                                  [GRAPHIC OMITTED]

                                   [GRAPHIC OMITTED]

[GRAPHIC OMITTED]

                                   KATY MILLS, Katy, TX

[GRAPHIC OMITTED]                       [GRAPHIC OMITTED]




OAKBROOK CENTER, Oak Brook, IL          SWEDESFORD PLAZA, Tredyffrin, PA



[GRAPHIC OMITTED]             [GRAPHIC OMITTED]



                             THE WINSTED AT SUNSET WEST APARTMENTS, Rocklin, CA


[GRAPHIC OMITTED]

[GRAPHIC OMITTED]                               [GRAPHIC OMITTED]



THE LAURELS APARTMENTS, Gainesville, FL         ENCINO PLACE, Encino, CA




        [GRAPHIC OMITTED]

        KOHL'S, Sunset Valley, TX

The pass-through rates on the Class A-1, Class A-2, Class B, Class C and Class D Certificates will be fixed at the respective per annum rates set forth on the cover. You should read the section entitled "Ratings" in this prospectus supplement.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         Information about the certificates offered to you is contained in 2 separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered to you; and (b) this prospectus supplement, which describes the specific terms of the certificates offered to you.

         You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. Morgan Stanley Capital I Inc. has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

                        -------------------------------

         This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

         The Series 2003-IQ4 Certificates are not obligations of Morgan Stanley Capital I Inc., the sellers or any of their affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.

         In this prospectus supplement, the terms "depositor," "we" and "us" refer to Morgan Stanley Capital I Inc.

                        -------------------------------

         Morgan Stanley Capital I Inc. will not list the certificates offered to you on any national securities exchange or any automated quotation system of any registered securities association such as NASDAQ.

                        -------------------------------

         Until 90 days after the date of this prospectus supplement, all dealers that buy, sell or trade the certificates offered by this prospectus supplement, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                TABLE OF CONTENTS




EXECUTIVE SUMMARY.................................S-7
SUMMARY OF PROSPECTUS SUPPLEMENT..................S-9
RISK FACTORS.....................................S-29
DESCRIPTION OF THE OFFERED CERTIFICATES..........S-66
     General.....................................S-66
     Certificate Balances........................S-67
     Pass-Through Rates..........................S-69
     Distributions...............................S-71
         General.................................S-71
         The Available Distribution Amount.......S-71
         Application of the Available
            Distribution Amount .................S-72
         Distributions of Prepayment Premiums
          and Yield Maintenance Charges .........S-74
         Treatment of REO Properties.............S-74
         Appraisal Reductions....................S-75
         Subordination; Allocation of Losses and
           Certain Expenses .....................S-75
         Prepayment Interest Shortfalls and
           Prepayment Interest Excesses .........S-76
         Optional Termination....................S-77
     Advances....................................S-77
         P&I Advances............................S-77
         Servicing Advances......................S-78
         Nonrecoverable Advances.................S-80
     Reports to Certificateholders; Available
         Information ............................S-80
         Paying Agent Reports....................S-80
         Other Information.......................S-82
         Book-Entry Certificates.................S-83
     Example of Distributions....................S-83
     The Trustee, Paying Agent, Certificate
         Registrar and Authenticating Agent .....S-84
     Expected Final Distribution Date; Rated
         Final Distribution Date ................S-84
     Amendments to the Pooling and Servicing
         Agreement ..............................S-85
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS....S-86
     General.....................................S-86
     Pass-Through Rates..........................S-86
     Rate and Timing of Principal Payments.......S-87
     Unpaid Distributable Certificate Interest...S-88
     Losses and Shortfalls.......................S-88
     Relevant Factors............................S-88
     Weighted Average Life.......................S-89
DESCRIPTION OF THE MORTGAGE POOL.................S-92
     General.....................................S-92
     Material Terms and Characteristics of the
         Mortgage Loans .........................S-92
         Mortgage Rates; Calculations of InterestS-92
         Property Types..........................S-92
         Property Location.......................S-93
         Due Dates...............................S-93
         Amortization............................S-94
         Prepayment Restrictions.................S-94
         Non-Recourse Obligations................S-95
         "Due-on-Sale" and "Due-on-Encumbrance"
             Provisions .........................S-95
         Subordinate and Other Financing.........S-96
         Additional Collateral...................S-97
     The ARD Loans...............................S-97
     The Federal Center Plaza Pari Passu Loan....S-97
     The Katy Mills Pari Passu Loan..............S-98
     The Oakbrook Center Pari Passu Loan.........S-99
     The Mall at Millenia Mortgage Loan.........S-100
     The 55 East Monroe Pari Passu Loan.........S-103
     The Village at Searcy Mortgage Loan........S-107
     The Indian Creek Mortgage Loan and
         Harper's Point Mortgage Loan ..........S-108
     Assessments of Property Value and
         Condition .............................S-110
         Appraisals.............................S-110
         Environmental Assessments..............S-110
         Property Condition Assessments.........S-111
         Seismic Review Process.................S-111
         Zoning and Building Code Compliance....S-111
     Environmental Insurance....................S-111
     Additional Mortgage Loan Information.......S-112
     Standard Hazard Insurance..................S-113
     The Sellers................................S-114
         CIBC Inc...............................S-114
         Morgan Stanley Mortgage Capital Inc....S-114
         John Hancock Real Estate Finance, Inc..S-115
         Nationwide Life Insurance Company......S-115
         Union Central Mortgage Funding, Inc....S-115
         MONY Life Insurance Company............S-115
         Teachers Insurance and Annuity
             Association of America ............S-115
         CIGNA Mortgage Securities
             Philadelphia, LLC..................S-116
     Sale of the Mortgage Loans.................S-116
     Representations and Warranties.............S-116
     Repurchases and Other Remedies.............S-118

     Changes In Mortgage Pool Characteristics...S-119
SERVICING OF THE MORTGAGE LOANS.................S-119
     General....................................S-119
     Servicing of the Serviced Companion Loans
         and Non-Trust Serviced Companion
         Loans .................................S-122
         General................................S-122
         Rights of the Holder of the Mall at
             Millenia B Note ...................S-122
         Transfer of Servicing..................S-124
         Rights of the Holder of the 55 East
             Monroe B Note .....................S-125
         Transfer of Servicing..................S-127
         Appointment of Special Servicer........S-127
         Rights of the 55 East Monroe Mezzanine
             Lender ............................S-128
         Rights of the Holder of the Village at
             Searcy B Note .....................S-130
         Transfer of Servicing..................S-130
         Rights of the Holder of the Indian
             Creek B Note and the Harper's
             Point B Note ......................S-131
             Appointment of Special Servicer....S-133
             Successor Servicing Agreements.....S-133
     The Master Servicer........................S-133
         Master Servicer........................S-133
         Master Servicer Compensation...........S-133
     Events of Default..........................S-134
     The Special Servicer.......................S-134
         Special Servicer.......................S-134
         Special Servicer Compensation..........S-135
         Termination of Special Servicer........S-135
     The Operating Adviser......................S-136
     Mortgage Loan Modifications................S-137
     Sale of Defaulted Mortgage Loans...........S-138
     Foreclosures...............................S-138
MATERIAL FEDERAL INCOME TAX CONSEQUENCES........S-140
     General....................................S-140
     Original Issue Discount and Premium........S-141
     Additional Considerations..................S-142
ERISA CONSIDERATIONS............................S-142
     Plan Assets................................S-142
     Special Exemption Applicable to the
         Offered Certificates ..................S-143
     Insurance Company General Accounts.........S-144
     General Investment Considerations..........S-145
LEGAL INVESTMENT................................S-145
USE OF PROCEEDS.................................S-145
PLAN OF DISTRIBUTION............................S-146
LEGAL MATTERS...................................S-147
RATINGS.........................................S-147
GLOSSARY OF TERMS...............................S-148
APPENDIX I - Mortgage Pool Information (Tables)...I-1
APPENDIX II - Certain Characteristics of the
     Mortgage Loans .............................II-1
APPENDIX III - Significant Loan Summaries.......III-1
APPENDIX IV - Term Sheet.........................IV-1
APPENDIX V - Form of Statement to
     Certificateholders ..........................V-1
SCHEDULE A - Rates Used in Determination of
     Class X Pass-Through Rates ..................A-1

                                EXECUTIVE SUMMARY
--------------------------------------------------------------------------------

         This Executive Summary highlights selected information regarding the certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THIS OFFERING AND THE UNDERLYING MORTGAGE LOANS, YOU SHOULD READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                              CERTIFICATE STRUCTURE
------------------------------------------------------------------------------------------------------------------------

                                  APPROXIMATE   APPROXIMATE                     APPROXIMATE
                                    INITIAL       INITIAL                       PERCENT OF     WEIGHTED    PRINCIPAL
  APPROXIMATE                     CERTIFICATE   PASS-THROUGH      RATINGS          TOTAL        AVERAGE    WINDOW
 CREDIT SUPPORT       CLASS         BALANCE         RATE      (FITCH/MOODY'S)  CERTIFICATES   LIFE (YRS.)   (MONTHS)
------------------------------------------------------------------------------------------------------------------------
13.625%           CLASS A-1       $178,879,000      3.27%         AAA/Aaa          24.58%         5.70            1-112
------------------------------------------------------------------------------------------------------------------------
13.625%           CLASS A-2       $449,730,000      4.07%         AAA/Aaa          61.80%         9.69          112-119
------------------------------------------------------------------------------------------------------------------------
11.125%           CLASS B          $18,194,000      4.18%         AA/Aa2            2.50%         9.94          119-119
------------------------------------------------------------------------------------------------------------------------
7.875%            CLASS C          $23,652,000      4.27%          A/A2             3.25%         9.98          119-120
------------------------------------------------------------------------------------------------------------------------
7.250%            CLASS D           $4,549,000      4.34%          A-/A3            0.63%        10.03          120-120
------------------------------------------------------------------------------------------------------------------------
6.250%            CLASS E           $7,278,000      4.71%        BBB+/Baa1          1.00%        10.03          120-120
------------------------------------------------------------------------------------------------------------------------
5.250%            CLASS F           $7,277,000      4.82%        BBB/Baa2           1.00%        10.11          120-125
------------------------------------------------------------------------------------------------------------------------
4.125%            CLASS G           $8,188,000      5.49%        BBB-/Baa3          1.13%        11.08          125-141
------------------------------------------------------------------------------------------------------------------------
      ----        CLASS H-O        $30,020,609      ----           ----             ----         ----             ----
------------------------------------------------------------------------------------------------------------------------
      ----        CLASS X-1            ----           ----       AAA/Aaa            ----         ----             ----
------------------------------------------------------------------------------------------------------------------------
      ----        CLASS X-2            ----           ----       AAA/Aaa            ----         ----             ----
------------------------------------------------------------------------------------------------------------------------

o The notional amount of the Class X-1 Certificates initially will be $727,767,609 and the notional amount of the Class X-2 Certificates initially will be $667,249,000.

o The percentages indicated under the column "Approximate Credit Support" with respect to the Class A-1 and Class A-2 Certificates represent the approximate credit support for the Class A-1 and Class A-2 Certificates in the aggregate.

o    The initial certificate balance may vary by up to 5%.

o The Class X-1 Certificates and the Class X-2 Certificates (together, the "Class X Certificates") and the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates are not offered pursuant to this prospectus supplement.

o The pass-through rates for the Class A-1, Class A-2, Class B, Class C and Class D Certificates presented in the table are fixed at their respective per annum rates set forth above.

o The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The Weighted Average Life and principal window figures set forth above are based on the following assumptions, among others: (i) no losses on the underlying mortgage loans; (ii) no extensions of the maturity dates of the underlying mortgage loans that do not have anticipated repayment dates,
     (iii) payment in full on the "anticipated repayment date" or stated maturity date of each underlying mortgage loan, and (iv) a 0% CPR. See the assumptions set forth under "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

o The Class MM Certificates represent beneficial ownership of amounts received in respect of the Mall at Millenia B Note. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

o The Class EI Certificates represent beneficial ownership of certain excess interest in respect of mortgage loans having a hyper-amortization feature. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

o The Class TN Certificates represent beneficial ownership of amounts received in respect of the 1290 AOTA Mortgage Loan. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

o The Class R-I, R-II and R-III Certificates also represent ownership interests in the trust. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

     --------
              Offered certificates.
     --------
     --------
              Certificates not offered pursuant to this prospectus supplement.
     --------

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, YOU SHOULD READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                                WHAT YOU WILL OWN

GENERAL...................................  Your certificates (along with the privately offered certificates) will represent beneficial interests in a trust created by Morgan Stanley Capital
                                            I Inc. on the closing date. All payments to you will come only from the amounts received in connection with the assets of the trust. The trust's assets will primarily be 109 mortgage loans secured by first mortgage liens on 118 commercial and multifamily properties. Although each of the 1290
                                            AOTA Mortgage Loan and the Mall at Millenia B Note is an asset of the trust, for purposes of the information contained in this prospectus supplement (including the appendices hereto), neither the 1290 AOTA
                                            Mortgage Loan nor the Mall at Millenia B Note is reflected and the term
                                            "mortgage loan" does not include the 1290 AOTA Mortgage Loan or the Mall at
                                            Millenia B Note because such loans support only the Class TN Certificates or the Class MM Certificates, respectively, which certificates are not being offered pursuant to this prospectus supplement.

TITLE OF CERTIFICATES.....................  Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4.

MORTGAGE POOL.............................  The mortgage pool consists of 109 mortgage loans with an aggregate principal balance of all mortgage loans as of June 1, 2003, of approximately $727,767,609, which may vary by up to 5%. Each mortgage loan requires scheduled payments of principal and/or interest to be made monthly. For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that those mortgage loans are due on the first of the month for purposes of determining their cut-off dates and cut-off date balances.

                                            As of June 1, 2003, the balances of the mortgage loans in the mortgage pool ranged from approximately $686,383 to approximately $70,000,000 and the mortgage loans had an approximate average balance of $6,676,767.


                           RELEVANT PARTIES AND DATES

ISSUER....................................  Morgan Stanley Capital I Trust 2003-IQ4.

DEPOSITOR.................................  Morgan Stanley Capital I Inc., formerly known as Morgan Stanley Dean Witter
                                            Capital I Inc.

MASTER SERVICER...........................  GMAC Commercial Mortgage Corporation will act as master servicer with respect to all of the mortgage loans in the trust (other than the Non-Trust
                                            Serviced Pari Passu Loans).

SPECIAL SERVICER..........................  Midland Loan Services, Inc. will act as special servicer with respect to all of the mortgage loans in the trust (other than the Non-Trust Serviced
                                            Pari Passu Loans).


                                                         S-9


PRIMARY SERVICERS.........................  Nationwide Life Insurance Company with respect to those mortgage loans sold to the trust by Nationwide Life Insurance Company, Union Central Mortgage
                                            Funding, Inc. with respect to those mortgage loans sold to the trust by
                                            Union Central Mortgage Funding, Inc., MONY Realty Capital Inc. with respect to those mortgage loans sold to the trust by MONY Life Insurance Company and Midland Loan Services, Inc., with respect to that mortgage loan sold to the trust by CIGNA Mortgage Securities Philadelphia, LLC and the Mall at
                                            Millenia Mortgage Loan.

TRUSTEE...................................  Wells Fargo Bank Minnesota, N.A., a national banking association.

PAYING AGENT..............................  Wells Fargo Bank Minnesota, N.A., which will also act as the certificate registrar. See "Description of the Offered Certificates--The Trustee,
                                            Paying Agent, Certificate Registrar and Authenticating Agent" in this prospectus supplement.

OPERATING ADVISER.........................  The holders of certificates representing more than 50% of the aggregate certificate balance of the most subordinate class of certificates outstanding at any time of determination, or, if the certificate balance of that class of certificates is less than 25% of the initial certificate balance of that class, the next most subordinate class of certificates, may appoint a representative to act as operating adviser for the purposes described in this prospectus supplement. The initial operating adviser will be Citigroup Alternative Investments LLC.

                                            The holders of certain of the B Notes will have the right to appoint the operating adviser with respect to the related mortgage loan. See
                                            "Servicing of the Mortgage Loans--Servicing of the Serviced Companion
                                            Loans and Non-Trust Serviced Companion Loans" in this prospectus supplement.

                                            The operating adviser will not have any rights under any Other Pooling and Servicing Agreement as more fully discussed in this prospectus supplement, except for certain consultation rights (along with the special servicer) with respect to the Federal Center Plaza Pari Passu
                                            Loan under the 2003-TOP10 Pooling and Servicing Agreement and certain consultation rights (along with the special servicer) with respect to the
                                            Oakbrook Center Pari Passu Loan under a letter agreement.

SELLERS.....................................CIBC Inc.,  as to 22 mortgage  loans,  representing  22.5% of the initial outstanding pool balance.

                                            Morgan Stanley  Mortgage  Capital Inc.,  formerly known as Morgan Stanley
                                            Dean Witter Mortgage  Capital Inc., as to 4 mortgage loans,  representing
                                            19.3% of the initial outstanding pool balance.

                                            John  Hancock  Real  Estate  Finance,  Inc.,  as  to  2  mortgage  loans, representing 12.7% of the initial outstanding pool balance.

                                            Nationwide Life Insurance Company, as to 20 mortgage loans, representing
                                            12.2% of the initial outstanding pool balance.

                                            Union  Central  Mortgage   Funding,   Inc.,  as  to  38  mortgage  loans,
                                            representing 8.8% of the initial outstanding pool balance.



                                                         S-10


                                            MONY Life Insurance Company, as to 16 mortgage loans, representing 8.4%
                                            of the initial outstanding pool balance.

                                            Teachers Insurance and Annuity Association of America, as to 6 mortgage loans, representing 8.2% of the initial outstanding pool balance.

                                            CIGNA Mortgage Securities Philadelphia, LLC, as to 1 mortgage loan, representing 8.0% of the initial outstanding pool balance.

UNDERWRITERS..............................  Morgan Stanley & Co.  Incorporated,  CIBC World Markets Corp. and Merrill
                                            Lynch, Pierce, Fenner & Smith Incorporated.

CUT-OFF DATE.............................. June 1, 2003. For purposes of the information contained in this prospectus supplement (including the appendices hereto), scheduled payments due in
                                           June 2003 with respect to mortgage loans not having payment dates on the first of each month have been deemed received on June 1, 2003, not the actual day on which such scheduled payments are due.



CLOSING DATE..............................  On or about June 5, 2003.

DISTRIBUTION DATE.........................  The 15th of each  month,  commencing  in July 2003 (or if the 15th is not a business day, the next succeeding business day).

RECORD DATE...............................  With  respect to each  distribution  date,  the close of  business on the last business day of the preceding calendar month.

                                            ----------------------------------------------------------------------
EXPECTED FINAL DISTRIBUTION DATES.........      Class A-1                        October 15, 2012
                                            ----------------------------------------------------------------------
                                                Class A-2                          May 15, 2013
                                            ----------------------------------------------------------------------
                                                 Class B                           May 15, 2013
                                            ----------------------------------------------------------------------
                                                 Class C                          June 15, 2013
                                            ----------------------------------------------------------------------
                                                 Class D                          June 15, 2013
                                            ----------------------------------------------------------------------

                                            The Expected Final Distribution Date for each class of certificates is the date on which such class is expected to be paid in full, assuming no delinquencies, losses, modifications, extensions of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the certificates. Mortgage loans with anticipated repayment dates are assumed to repay in full on such dates.

RATED FINAL DISTRIBUTION DATE.............  As to each class of offered  certificates,  the distribution  date in May
                                            2040.

                              OFFERED CERTIFICATES

GENERAL...................................  Morgan  Stanley  Capital I Inc.  is offering  the  following 5 classes of its Series 2003-IQ4 Commercial Mortgage Pass-Through Certificates:

                                            o    Class A-l

                                            o    Class A-2

                                            o    Class B

                                            o    Class C

                                            o    Class D


                                                         S-11



                                            The entire series will consist of a total of 28 classes, the following 23 of which are not being offered by this prospectus supplement and the accompanying prospectus: Class X-1, Class X-2, Class E, Class F, Class G,
                                            Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class
                                            MM-A, Class MM-B, Class EI, Class TN-A, Class TN-B, Class TN-C, Class
                                            TN-D, Class TN-E, Class R-I, Class R-II and Class R-III.

CERTIFICATE BALANCE.......................  Your   certificates   will  have  the   approximate   aggregate   initial
                                            certificate  balance  presented in the chart below and this balance below may vary by up to 5%:

                                            -------------------------------------------------------------------------
                                                 Class A-1                          $178,879,000
                                            -------------------------------------------------------------------------
                                                 Class A-2                          $449,730,000
                                            -------------------------------------------------------------------------
                                                  Class B                            $18,194,000
                                            -------------------------------------------------------------------------
                                                  Class C                            $23,652,000
                                            -------------------------------------------------------------------------
                                                  Class D                             $4,549,000
                                            -------------------------------------------------------------------------

                                            The certificate balance at any time is the maximum amount of principal distributable to a class and is subject to adjustment on each distribution date to reflect any reductions resulting from distributions of principal to that class or any allocations of losses to that class.

                                            The Class X-1 Certificates and the Class X-2 Certificates, which are private certificates, will not have certificate balances; each such class of certificates will instead represent the right to receive distributions of interest accrued as described herein on a notional amount. The notional amount of the Class X-1 Certificates will be equal to the aggregate of the certificate balances of the classes of certificates
                                            (other than the Class X-1, Class X-2, Class MM, Class TN, Class EI, Class
                                            R-I, Class R-II and Class R-III Certificates) outstanding from time to time.

                                            The notional amount of the Class X-2 Certificates will equal:

                                            o    during the period from the Closing Date through and including the distribution date occurring in June 2005, the sum of (a) the lesser of $134,736,000 and the certificate balance of the Class A-1
                                                 Certificates outstanding from time to time and (b) the aggregate of the certificate balances of the Class A-2, Class B, Class C, Class D,
                                                 Class E, Class F, Class G, Class H, Class J and Class K Certificates
                                                 outstanding from time to time;

                                            o    during the period following the distribution date occurring in June
                                                 2005 through and including the distribution date occurring in June
                                                 2006, the sum of (a) the lesser of $95,818,000 and the certificate balance of the Class A-1 Certificates outstanding from time to time,
                                                 (b) the aggregate of the certificate balances of the Class A-2, Class
                                                 B, Class C, Class D, Class E, Class F and Class G Certificates
                                                 outstanding from time to time and (c) the lesser of $1,886,000 and the certificate balance of the Class H Certificates outstanding from time to time;

                                            o    during the period following the distribution date occurring in June
                                                 2006 through and including the distribution date occurring in June
                                                 2007, the sum of (a) the lesser of $58,920,000 and the certificate balance of the Class A-1 Certificates outstanding from time to time,
                                                 (b) the aggregate of the certificate balances of the Class A-2,



                                                         S-12


                                                 Class B, Class C, Class D and Class E Certificates outstanding from time to time and (c) the lesser of $4,286,000 and the certificate balance of the Class F Certificates outstanding from time to time;

                                            o    during the period following the distribution date occurring in June
                                                 2007 through and including the distribution date occurring in June
                                                 2008, the sum of (a) the lesser of $21,995,000 and the certificate balance of the Class A-1 Certificates outstanding from time to time,
                                                 (b) the aggregate of the certificate balances of the Class A-2, Class
                                                 B and Class C Certificates outstanding from time to time and (c) the lesser of $4,085,000 and the certificate balance of the Class D
                                                 Certificates outstanding from time to time;

                                            o    during the period following the distribution date occurring in June
                                                 2008 through and including the distribution date occurring in June
                                                 2009, the sum of (a) the lesser of $436,296,000 and the certificate balance of the Class A-2 Certificates outstanding from time to time,
                                                 (b) the certificate balance of the Class B Certificates outstanding from time to time and (c) the lesser of $16,774,000 and the certificate balance of the Class C Certificates outstanding from time to time;

                                            o    during the period following the distribution date occurring in June
                                                 2009 through and including the distribution date occurring in June
                                                 2010, the sum of (a) the lesser of $401,317,000 and the certificate balance of the Class A-2 Certificates outstanding from time to time,
                                                 (b) the certificate balance of the Class B Certificates outstanding from time to time and (c) the lesser of $6,789,000 and the certificate balance of the Class C Certificates outstanding from time to time;

                                            o    during the period following the distribution date occurring in June
                                                 2010 through and including the distribution date occurring in June
                                                 2011, the sum of (a) the lesser of $368,098,000 and the certificate balance of the Class A-2 Certificates outstanding from time to time and (b) the lesser of $15,934,000 and the certificate balance of the
                                                 Class B Certificates outstanding from time to time; and

                                            o   following the distribution date occurring in June 2011, $0.

                                            Accordingly, the notional amount of the Class X-1 Certificates will be reduced on each distribution date by any distributions of principal actually made on, and any losses actually allocated to, any class of certificates (other than the Class X-1, Class X-2, Class MM, Class TN,
                                            Class EI, Class R-I, Class R-II and Class R-III Certificates) outstanding from time to time. The notional amount of the Class X-2 Certificates will be reduced on each distribution date by any distributions of principal actually made on, and any losses actually allocated to any component included in the calculation of the notional amount for the Class X-2
                                            Certificates on such distribution date, as described above. Holders of the Class X-2 Certificates will not be entitled to distributions of interest at any time following the distribution date occurring in June
                                            2011.



                                                         S-13


PASS-THROUGH RATES........................   Your  certificates  will  accrue  interest  at an  annual  rate  called a pass-through  rate.  The following  table lists the initial  pass-through rates for each class of offered certificates:

                                             ----------------------------------------------------------------
                                                   Class A-1                          3.27% (Fixed)
                                             ----------------------------------------------------------------
                                                   Class A-2                          4.07% (Fixed)
                                             ----------------------------------------------------------------
                                                    Class B                           4.18% (Fixed)
                                             ----------------------------------------------------------------
                                                    Class C                           4.27% (Fixed)
                                             ----------------------------------------------------------------
                                                    Class D                           4.34% (Fixed)
                                             ----------------------------------------------------------------

                                             Interest on your certificates will be calculated on the basis of a
                                             360-day year consisting of twelve 30-day months, also referred to in this prospectus supplement as a 30/360 basis.

                                             The pass-through rates for the Class A-1, Class A-2, Class B, Class C and
                                             Class D Certificates presented in the table are fixed at their respective per annum rates set forth above.

                                             The pass-through rate applicable to the Class X-1 Certificates for the initial distribution date will equal approximately 0.21% per annum.

                                             The pass-through rate applicable to the Class X-1 Certificates for each distribution date subsequent to the initial distribution date will equal the weighted average of the respective Class X-1 Strip Rates at which interest accrues from time to time on the respective components of the total notional amount of the Class X-1 Certificates outstanding immediately prior to the related distribution date (weighted on the basis of the respective balances of such components outstanding immediately prior to such distribution date). Each of those components will be comprised of all or a designated portion of the certificate balance of one of the classes of the Principal Balance Certificates. In general, the certificate balance of each class of Principal Balance Certificates will constitute a separate component of the total notional amount of the Class
                                             X-1 Certificates; provided that, if a portion, but not all, of the certificate balance of any particular class of Principal Balance
                                             Certificates is identified under "--Certificate Balance" above as being part of the total notional amount of the Class X-2 Certificates immediately prior to any distribution date, then that identified portion of such certificate balance will also represent one or more separate components of the total notional amount of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related distribution date, and the remaining portion of such certificate balance will represent one or more other separate components of the Class X-1
                                             Certificates for purposes of calculating the accrual of interest for the related distribution date. For any distribution date occurring on or before June 2011, on any particular component of the total notional amount of the Class X-1 Certificates immediately prior to the related distribution date, the applicable "Class X-1 Strip Rate" will be calculated as follows:

                                             o   if such particular component consists of the entire certificate balance of any class of Principal Balance Certificates, and if such certificate balance also constitutes, in its entirety, a component of the total notional amount of the Class X-2 Certificates immediately prior to the related distribution date, then the applicable Class X-1
                                                 Strip Rate will equal the excess, if any, of (a) the Weighted

                                      S-14


                                                 Average Net Mortgage Rate for such distribution date, over (b) the greater of (i) the rate per annum corresponding to such distribution date as set forth on Schedule A attached hereto and (ii) the pass-through rate for such distribution date for such class of
                                                 Principal Balance Certificates;

                                             o   if such particular component consists of a designated portion (but not all) of the certificate balance of any class of Principal Balance
                                                 Certificates, and if such designated portion of such certificate balance also constitutes a component of the total notional amount of the Class X-2 Certificates immediately prior to the related distribution date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage
                                                 Rate for such distribution date, over (b) the greater of (i) the rate per annum corresponding to such distribution date as set forth on
                                                 Schedule A attached hereto and (ii) the pass-through rate for such distribution date for such class of Principal Balance Certificates;

                                             o   if such particular component consists of the entire certificate balance of any class of Principal Balance Certificates, and if such certificate balance does not, in whole or in part, also constitute a component of the total notional amount of the Class X-2 Certificates immediately prior to the related distribution date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a)
                                                 the Weighted Average Net Mortgage Rate for such distribution date, over (b) the pass-through rate for such distribution date for such class of Principal Balance Certificates; and

                                             o   if such particular component consists of a designated portion (but not all) of the certificate balance of any class of Principal Balance
                                                 Certificates, and if such designated portion of such certificate balance does not also constitute a component of the total notional amount of the Class X-2 Certificates immediately prior to the related distribution date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage
                                                 Rate for such distribution date, over (b) the pass-through rate for such distribution date for such class of Principal Balance
                                                 Certificates.

                                             For any distribution date occurring after June 2011, the certificate balance of each class of Principal Balance Certificates will constitute a separate component of the total notional amount of the Class X-1
                                             Certificates, and the applicable Class X-1 Strip Rate with respect to each such component for each such distribution date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such distribution date, over (b) the pass-through rate for such distribution date for such class of Principal Balance Certificates. Under no circumstances will the Class X-1 Strip Rate be less than zero.

                                             The pass-through rate applicable to the Class X-2 Certificates for the initial distribution date will equal approximately 2.05% per annum. The pass-through rate applicable to the Class X-2 Certificates for each distribution date subsequent to the initial distribution date and on or before the distribution date in June 2011 will equal the weighted average of the respective Class X-2 Strip Rates at which interest



                                                         S-15


                                             accrues from time to time on the respective components of the total notional amount of the Class X-2 Certificates outstanding immediately prior to the related distribution date (weighted on the basis of the respective balances of such components outstanding immediately prior to such distribution date). Each of those components will be comprised of all or a designated portion of the certificate balance of a specified class of Principal Balance Certificates. If all or a designated portion of the certificate balance of any class of Principal Balance Certificates is identified under "--Certificate Balance" above as being part of the total notional amount of the Class X-2 Certificates immediately prior to any distribution date, then that certificate balance (or designated portion thereof) will represent one or more separate components of the total notional amount of the Class X-2 Certificates for purposes of calculating the accrual of interest for the related distribution date.
                                             For any distribution date occurring on or before June 2011, on any particular component of the total notional amount of the Class X-2
                                             Certificates immediately prior to the related distribution date, the applicable "Class X-2 Strip Rate" will equal the excess, if any, of:

                                             o   the lesser of (a) the rate per annum corresponding to such distribution date as set forth on Schedule A attached hereto and (b)
                                                 the Weighted Average Net Mortgage Rate for such distribution date, over

                                             o   the pass-through rate for such distribution date for the class of
                                                 Principal Balance Certificates whose certificate balance, or a designated portion thereof, comprises such component.

                                             Under no circumstances will the Class X-2 Strip Rate be less than zero.

                                             The pass-through rate applicable to the Class E, Class F and Class G
                                             Certificates will, at all times, be equal to either (i) a fixed rate,
                                             (ii) a fixed rate subject to a cap at the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage. The pass-through rates applicable to each of the
                                             Class H, Class J, Class K, Class L, Class M, Class N and Class O
                                             Certificates will, at all times, be equal to the lesser of 5.50% per annum and the weighted average net mortgage rate.

                                             The "Weighted Average Net Mortgage Rate" for a particular distribution date is a weighted average of the interest rates on the mortgage loans minus a weighted average annual administrative cost rate, which includes the master servicing fee rate, any excess servicing fee rate, the primary servicing fee rate and the trustee fee rate related to such mortgage loans. The relevant weighting is based upon the respective scheduled principal balances of the mortgage loans as in effect immediately prior to the relevant distribution date. For purposes of calculating the
                                             Weighted Average Net Mortgage Rate, the mortgage loan interest rates of such mortgage loans will not reflect any default interest rate. The mortgage loan interest rates of such mortgage loans will also be determined without regard to any loan term modifications agreed to by the special servicer or resulting from any borrower's bankruptcy or insolvency. In addition, for purposes of calculating the Weighted Average
                                             Net Mortgage Rate, if a mortgage loan does not accrue interest on a
                                             30/360 basis, its interest rate for any month will, in general, be deemed to be the rate per annum that, when calculated on a


                                                         S-16


                                             30/360 basis, will produce the amount of interest that actually accrues on that mortgage loan in that month and as further adjusted as described in this prospectus supplement.

DISTRIBUTIONS

A.  AMOUNT AND ORDER OF
    DISTRIBUTIONS.........................  On each distribution date, funds available for distribution from the mortgage loans, net of specified trust expenses, including all servicing fees, trustee fees and related compensation, will be distributed in the following amounts and priority:

                                                 Step l/Class A and Class X: To interest on Classes A-1, A-2, X-1 and
                                            X-2, pro rata, in accordance with their interest entitlements.

                                                 Step 2/Class A: To the extent of amounts then required to be distributed as principal, (i) first, to the Class A-1 Certificates, until the Class A-1 Certificates are reduced to zero, and (ii) second, to the
                                            Class A-2 Certificates, until the Class A-2 Certificates are reduced to zero. If the principal amount of each class of certificates other than
                                            Classes A-1 and A-2 has been reduced to zero as a result of losses on the mortgage loans or an appraisal reduction, principal will be distributed to
                                            Classes A-1 and A-2 pro rata.

                                                 Step 3/Class A and Class X: To reimburse Classes A-1 and A-2 and, with respect to interest only, Classes X-1 and X-2, pro rata, for any previously unreimbursed losses on the mortgage loans that were previously borne by those classes, together with interest at the applicable pass-through rate.

                                                 Step 4/Class B: To Class B as follows: (a) to interest on Class B in the amount of its interest entitlement; (b) to principal on Class B in the amount of its principal entitlement until its principal balance is reduced to zero; and (c) to reimburse Class B for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at the applicable pass-through rate.

                                                 Step 5/Class C: To Class C as follows: (a) to interest on Class C in the amount of its interest entitlement; (b) to principal on Class C in the amount of its principal entitlement until its principal balance is reduced to zero; and (c) to reimburse Class C for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at the applicable pass-through rate.

                                                 Step 6/Class D: To Class D as follows: (a) to interest on Class D in the amount of its interest entitlement; (b) to principal on Class D in the amount of its principal entitlement until its principal balance is reduced to zero; and (c) to reimburse Class D for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at the applicable pass-through rate.

                                                 Step 7/Subordinate Private Certificates: In the amounts and order of priority described in the pooling and servicing agreement.


                                                         S-17


                                             Each Certificateholder will receive its share of distributions on its class of certificates on a pro rata basis with all other holders of certificates of the same class. See "Description of the Offered
                                             Certificates--Distributions" in this prospectus supplement.

B.  INTEREST AND PRINCIPAL
    ENTITLEMENTS..........................   A description of the interest entitlement payable to each class can be found in "Description of the Offered Certificates--Distributions" in this prospectus supplement. As described in that section, there are circumstances relating to the timing of prepayments in which your interest entitlement for a distribution date could be less than 1 full month's interest at the pass-through rate on your certificate's principal balance. In addition, the right of the master servicer and the trustee to reimbursement for payment of non-recoverable advances will be prior to your right to receive distributions of principal or interest.

                                             The Class X Certificates will not be entitled to principal distributions.
                                             The amount of principal required to be distributed on the classes entitled to principal on a particular distribution date will, in general, be equal to:

                                             o   the principal portion of all scheduled payments, other than balloon payments, to the extent received or advanced by the master servicer or other party (in accordance with the Pooling and Servicing
                                                 Agreement) during the related collection period;

                                             o   all principal prepayments and the principal portion of balloon payments received during the related collection period;

                                             o   the principal portion of other collections on the mortgage loans received during the related collection period, such as liquidation proceeds, condemnation proceeds, insurance proceeds and income on
                                                 "real estate owned"; and

                                             o   the principal portion of proceeds of mortgage loan repurchases received during the related collection period.

C.  PREPAYMENT PREMIUMS/YIELD
    MAINTENANCE CHARGES...................   The manner in which any prepayment premiums and yield maintenance charges received during a particular collection period will be allocated to the
                                             Class X-1 and Class X-2 Certificates, on the one hand, and the classes of certificates entitled to principal, on the other hand, is described in
                                             "Description of the Offered Certificates--Distributions" in this prospectus supplement.


SUBORDINATION

A.  GENERAL...............................   The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest (other than certain excess interest in connection with hyperamortizing loans) on any distribution date is depicted in descending order. The manner in which mortgage loan losses
                                             (including interest other than certain excess interest (over the amount of interest that would have accrued if the interest rate did not increase) in connection with hyperamortizing loans) are allocated is depicted in ascending order.


                                                         S-18


                                                                 -------------------------------------
                                                                   Class A-1, Class A-2, Class X-1*
                                                                            and Class X-2*
                                                                 -------------------------------------

                                                                 -------------------------------------
                                                                               Class B
                                                                 -------------------------------------

                                                                 -------------------------------------
                                                                               Class C
                                                                 -------------------------------------

                                                                 -------------------------------------
                                                                               Class D
                                                                 -------------------------------------

                                                                 -------------------------------------
                                                                             Classes E-O
                                                                 -------------------------------------

                                             NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE AVAILABLE TO YOU AS A HOLDER
                                             OF OFFERED CERTIFICATES.

                                             *Interest only certificates. No principal payments or realized loan losses of principal will be allocated to the Class X-1 or Class X-2
                                             Certificates. However, any mortgage loan losses allocated to any class of principal balance certificates will reduce the notional amount of the
                                             Class X-1 Certificates, any mortgage loan losses allocated to any component included in the calculation of the notional amount of the Class
                                             X-2 Certificates in that period will reduce the notional amount of the
                                             Class X-2 Certificates.

B.  SHORTFALLS IN AVAILABLE FUNDS.........   The following types of shortfalls in available funds will reduce amounts available for distribution and will be allocated in the same manner as mortgage loan losses:

                                             o   shortfalls resulting from compensation which the special servicer is entitled to receive; o shortfalls resulting from interest on advances made by the master servicer or the trustee, to the extent not covered by default interest and late payment charges paid by the borrower;

                                             o   shortfalls resulting from a reduction of a mortgage loan's interest rate by a bankruptcy court or other modification or from other unanticipated, extraordinary or default-related expenses of the trust.

                                             Shortfalls in mortgage loan interest as a result of the timing of voluntary and involuntary prepayments (net of certain amounts required to be used by the master servicer to offset such shortfalls) will be allocated to each class of certificates, pro rata, in accordance with their respective interest entitlements.


                                                         S-19


                       INFORMATION ABOUT THE MORTGAGE POOL

CHARACTERISTICS OF THE MORTGAGE POOL

A.  GENERAL...............................  All numerical information in this prospectus supplement concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based upon their outstanding principal balances as of June 1, 2003. With respect to mortgage loans not having due dates on the first day of each month, scheduled payments due in June 2003 have been deemed received on June 1,
                                            2003.



B.  PRINCIPAL BALANCES....................  The trust's primary assets will be 109 mortgage loans with an aggregate principal balance as of June 1, 2003 of approximately $727,767,609. It is possible that the aggregate mortgage loan balance will vary by up to 5%. As of June 1, 2003, the principal balance of the mortgage loans in the mortgage pool ranged from approximately $686,383 to approximately
                                            $70,000,000 and the mortgage loans had an approximate average balance of
                                            $6,676,767.

C.  FEE SIMPLE/LEASEHOLD..................  108 mortgaged properties, securing mortgage loans representing 87.1% of the
                                            Initial Pool Balance, are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in such mortgaged properties. 1 mortgaged property, securing a mortgage loan representing 8.0% of the Initial Pool Balance, is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on both a fee and a leasehold interest in such mortgaged property. 9 mortgaged properties, securing mortgage loans representing 4.9% of the Initial Pool Balance, are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leasehold interest in such mortgaged properties.

D.  PROPERTY TYPES........................  The following table shows how the mortgage loans are secured by collateral which is distributed among different types of properties.

                                                                                     PERCENTAGE OF
                                                                                        INITIAL         NUMBER OF
                                                                                   OUTSTANDING POOL     MORTGAGED
                                                        PROPERTY TYPE                   BALANCE         PROPERTIES
                                            -----------------------------------------------------------------------
                                            Retail.............................           44.8%             44
                                            -----------------------------------------------------------------------
                                            Office.............................           26.8%             20
                                            -----------------------------------------------------------------------
                                            Multifamily........................           12.7%             19
                                            -----------------------------------------------------------------------
                                            Industrial.........................            9.8%             26
                                            -----------------------------------------------------------------------
                                            Mixed Use..........................            4.8%             7
                                            -----------------------------------------------------------------------
                                            Hospitality........................            0.5%             1
                                            -----------------------------------------------------------------------
                                            Self Storage.......................            0.4%             1
                                            -----------------------------------------------------------------------



                                                         S-20


E.  PROPERTY LOCATION.....................  The number of mortgaged  properties,  and the  approximate  percentage of the  aggregate  principal  balance  of  the  mortgage  loans  secured  by mortgaged  properties  located  in  the 5  states  and  the  District  of
                                            Columbia with the highest  concentrations  of mortgaged  properties,  are as described in the table below:

                                            -----------------------------------------------------------------------
                                                                            PERCENTAGE OF
                                                                         INITIAL OUTSTANDING    NUMBER OF MORTGAGED
                                                      STATE                 POOL BALANCE            PROPERTIES
                                            -----------------------------------------------------------------------
                                            Florida                               18.8%                 12
                                            -----------------------------------------------------------------------
                                            Illinois                              11.8%                  3
                                            -----------------------------------------------------------------------
                                            Texas                                 11.3%                  9
                                            -----------------------------------------------------------------------
                                            California                            10.2%                 10
                                            -----------------------------------------------------------------------
                                               Southern(1)                         7.9%                  8
                                            -----------------------------------------------------------------------
                                               Northern(2)                         2.3%                  2
                                            -----------------------------------------------------------------------
                                            District of Columbia                   9.3%                  1
                                            -----------------------------------------------------------------------
                                            Ohio                                   6.0%                 17
                                            -----------------------------------------------------------------------

                                            (1)  zip code less than 93600

                                            (2)  zip code greater than or equal to 93600

                                            The remaining mortgaged properties are located throughout 26 other states and Puerto Rico. None of these states has a concentration of mortgaged properties that represents security for more than 4.7% of the initial outstanding pool balance.

F.  OTHER MORTGAGE LOAN
    FEATURES..............................  As of June 1, 2003, the mortgage loans had the following characteristics:


                                            o    The most recent scheduled payment of principal and interest on any mortgage loan was not 30 days or more past due, and no mortgage loan has been 30 days or more past due in the past year.

                                            o    10 groups of mortgage loans are made to the same borrower or borrowers related through common ownership and where, in general, the related mortgaged properties are commonly managed. The 3 largest groups represent 4.0%, 2.0% and 1.2%, respectively, of the initial outstanding pool balance. See Appendix II attached hereto.

                                            o    27 of the mortgaged properties securing mortgage loans, representing
                                                 10.9% of the initial outstanding pool balance, are each leased to a single tenant.

                                            o    All of the mortgage loans bear interest at fixed rates.

                                            o    No mortgage loan permits negative amortization or the deferral of accrued interest (except excess interest that would accrue in the case of hyperamortizing loans after the applicable anticipated repayment date for such loans).


                                                         S-21


G.  BALLOON LOANS/ARD LOANS...............  As of June 1,  2003,  the  mortgage  loans had the  following  additional characteristics:

                                            o    67 of the mortgage loans, representing 87.3% of the initial outstanding pool balance, are "balloon loans" (including the hyperamortizing loans). For purposes of this prospectus supplement, we consider a mortgage loan to be a "balloon loan" if its principal balance is not scheduled to be fully or substantially amortized by the loan's maturity date or anticipated repayment date, as applicable. Of these 67 mortgage loans:

                                                 o    11 mortgage loans, representing 15.9% of the initial
                                                      outstanding pool balance, are hyperamortizing loans
                                                      which provide for an increase in the mortgage rate
                                                      and/or principal amortization at a specified date prior
                                                      to stated maturity. These loans are structured this way
                                                      to encourage the borrowers to repay the loan in full by
                                                      the specified date (which is prior to the loan's stated
                                                      maturity date) upon which these increases occur.

                                            o    The remaining 42 mortgage loans, representing 12.7% of the initial outstanding pool balance, are fully amortizing and are expected to have less than 5% of the original principal balance outstanding as of their related stated maturity dates.

H.  INTEREST ONLY LOANS...................  As of June 1,  2003,  the  mortgage  loans had the  following  additional characteristics:

                                            o    7 mortgage loans, representing 4.0% of the initial outstanding pool balance, provide for monthly payments of interest only for their entire respective terms.

                                            o    4 mortgage loans, representing 34.5% of the initial outstanding pool balance, provide for monthly payments of interest only for a portion of their respective terms and then provide for the monthly payment of principal and interest over their respective remaining terms.

I.  PREPAYMENT/DEFEASANCE
    PROVISIONS............................  As of June 1,  2003,  each of the  mortgage  loans  restricted  voluntary principal prepayments in one of the following ways:

                                            o    40 mortgage loans, representing 61.7% of the initial outstanding pool balance, prohibit voluntary principal prepayments for a period ending on a date specified in the related mortgage note, which period is referred to in this prospectus supplement as a lockout period, but permit the related borrower, after an initial period of at least 2 years following the date of issuance of the certificates, to defease the loan by pledging to the trust "government securities" as defined in the Investment Company Act of 1940, subject to rating agency approval, and obtaining the release of the mortgaged property from the lien of the mortgage.

                                            o    59 mortgage loans, representing 20.7% of the initial outstanding pool balance, have either no lockout period or the lockout period has expired and the loans permit voluntary principal prepayments at any time if, for a certain period of time, accompanied by a


                                                         S-22


                                                 prepayment premium calculated as the greater of a yield maintenance formula and 1.0% of the amount prepaid, of these loans, 1 loan, representing 0.1% of the initial outstanding pool balance, does not have an open period.

                                            o    8 mortgage loans, representing 7.9% of the initial outstanding pool balance, prohibit voluntary principal prepayments during a lockout period, and following the lockout period permit principal prepayment if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 1.0% of the amount prepaid.

                                            o    1 mortgage loan, representing 9.3% of the initial outstanding pool balance, prohibits voluntary principal prepayments during a lockout period, and following the lockout period permits defeasance of the mortgage loan or permits principal prepayment if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 1.0% of the amount prepaid.

                                            o    1 mortgage loan, representing 0.4% of the initial outstanding pool balance, has an expired lockout period and permits principal prepayment at any time if accompanied by a prepayment premium calculated based on a yield maintenance formula.

                                            Notwithstanding the above, the mortgage loans generally (i) permit prepayment in connection with casualty or condemnation and certain other matters without payment of a prepayment premium or yield maintenance charge and (ii) provide for a specified period commencing prior to and including the maturity date or the anticipated repayment date during which the related borrower may prepay the mortgage loan without payment of a prepayment premium or yield maintenance charge. See the footnotes to
                                            Appendix II for more details about the various yield maintenance formulas.

                                            With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include provisions described below:

                                            o    3 mortgage loans, representing 0.7% of the initial outstanding pool balance, contain a holdback reserve of up to $100,000, which may be applied by the lender towards amounts outstanding on the related mortgage loan if certain conditions relating to tenant occupancy do not take place prior to February 2013. Such allocation by the lender will result in a partial prepayment of the related mortgage loan.

                                            o    4 mortgage loans, representing 5.7% of the initial pool balance, allow the release of a portion of the collateral for such mortgage loan in the event of a casualty if certain conditions are met, including the prepayment of a portion of the outstanding principal balance of the mortgage loan.

                                            See the footnotes to Appendix II of this prospectus supplement for more details concerning the foregoing provisions.


                                                         S-23


J.  MORTGAGE LOAN RANGES
    AND WEIGHTED AVERAGES.................  As of June 1,  2003,  the  mortgage  loans had the  following  additional characteristics:

         I.   MORTGAGE INTEREST
              RATES                         Mortgage interest rates ranging from 4.910% per annum to 10.970% per annum, and a weighted average mortgage interest rate of 6.143% per annum;

         II.  REMAINING TERMS               Remaining terms to scheduled maturity ranging from 33 months to 236 months, and a weighted average remaining term to scheduled maturity of 122 months;

         III. REMAINING
              AMORTIZATION TERMS            Remaining amortization terms (excluding loans which provide for interest only payments for the entire loan term) ranging from 94 months to 360 months, and a weighted average remaining amortization term of 304 months;

         IV. LOAN-TO-VALUE RATIOS           Loan-to-value ratios, calculated as described in this prospectus supplement, ranging from 33.2% to 79.8%, and a weighted average loan-to-value ratio, calculated as described in this prospectus supplement, of 62.9%.

                                            For 91 mortgage loans, representing 91.0% of the initial outstanding pool balance, the loan-to-value ratio was calculated according to the methodology set forth in this prospectus supplement based on the estimate of value from a third-party appraisal conducted after December 1, 2001.

                                            For 18 mortgage loans, representing 9.0% of the initial outstanding pool balance, the loan-to-value ratio was calculated according to the methodology set forth in this prospectus supplement based on valuations determined by applying a capitalization rate obtained from an updated third-party market study, conducted on or after December 1, 2001, to the underwritten net operating income of the mortgaged property.

                                            For detailed methodologies, see "Description of the Mortgage
                                            Pool--Assessments of Property Value and Condition--Appraisals" in this prospectus supplement.

         V.   DEBT SERVICE COVERAGE
              RATIOS                       Debt service coverage ratios, determined according to the methodology presented in this prospectus supplement, ranging from 1.01x to 3.46x, and a weighted average debt service coverage ratio, determined according to the methodology presented in this prospectus supplement, of 1.78x. Such calculations are based on underwritable cash flow and actual debt service of the related mortgage loans as described in this prospectus supplement.

ADVANCES

A.  PRINCIPAL AND INTEREST
    ADVANCES..............................  Subject to a recoverability determination described in this prospectus supplement, the master servicer is required to advance delinquent monthly mortgage loan payments for mortgage loans (other than Non-




                                                         S-24


                                            Trust Serviced Pari Passu Loans). The master servicer will not be required to advance (i) any additional interest accrued as a result of the imposition of any default rate, (ii) prepayment premiums or yield maintenance charges, (iii) any additional interest accrued as a result of any rate increase after an anticipated repayment date, (iv) excess interest, (v) balloon payments or (vi) payments on any Serviced Companion
                                            Loan. If any balloon payment is not collected from the related borrower, subject to a recoverability determination described in this prospectus supplement, the master servicer will be required to advance an amount equal to the scheduled payment that would have been due if the related balloon payment had not become due on such mortgage loan.

                                            For an REO Property, subject to a recoverability determination described in this prospectus supplement, the master servicer will be required to advance the scheduled payment that would have been due if the predecessor mortgage loan had remained outstanding and continued to amortize in accordance with its amortization schedule in effect immediately before the REO Property was acquired.

                                            With respect to 2 mortgage loans, representing 0.7% of the initial outstanding pool balance, which have due dates (exclusive of grace periods) on or after the distribution date, the master servicer is required to make advances of monthly scheduled loan payments, subject to a favorable recoverability determination, to the extent such payments are not received from the applicable borrower by the master servicer on or before the related master servicer remittance date.

B.  SERVICING ADVANCES....................  Subject to a recoverability determination described in this prospectus supplement, the master servicer and the trustee may also make servicing advances to pay delinquent real estate taxes, insurance premiums and similar expenses necessary to maintain and protect the mortgaged property, to maintain the lien on the mortgaged property or to enforce the mortgage loan documents (other than the Non-Trust Serviced Pari Passu Loans). In addition, the special servicer may, but is not required to, make servicing advances on an emergency basis.

C.  INTEREST ON ADVANCES..................  All advances made by the master servicer, the special servicer or the trustee will accrue interest at a rate equal to the "prime rate" as reported in The Wall Street Journal. Advances of principal and interest made in respect of mortgage loans which have grace periods that expire on or after the determination date will not begin to accrue interest until the day succeeding the expiration date of such applicable grace period;
                                            provided that if such advance is not reimbursed from collections received from the related borrower by the end of the applicable grace period, advance interest will accrue from the date such advance is made (which will be the master servicer remittance date).

D.  BACK-UP ADVANCES......................  Pursuant to the requirements of the pooling and servicing agreement, if the master servicer fails to make a required advance, the trustee will be required to make the advance, subject to the same limitations, and with the same rights of the master servicer. In addition, if the master servicer of a Non-Trust Serviced Pari Passu Loan fails to make a required principal and interest advance, the master servicer will be required to make the advance, subject to the same limitations, and with the same rights of the master servicer with respect to any principal and interest advances made on the mortgage loans.




                                                         S-25


E.  RECOVERABILITY........................  Neither the master servicer nor the trustee will make any advance if it (or if the master servicer of a Non-Trust Serviced Pari Passu Loan) reasonably determines that such advance would not be recoverable in accordance with the servicing standard, and the trustee may rely on any such determination made by the master servicer.

F.  ADVANCES DURING AN
    APPRAISAL REDUCTION EVENT.............  The occurrence of certain adverse events affecting a mortgage loan will require the special servicer to obtain a new appraisal or other valuation of the related mortgaged property. In general, if the principal amount of the mortgage loan plus all other amounts due thereunder and interest on advances made with respect thereto exceeds 90% of the value of the mortgaged property determined by an appraisal or other valuation, an appraisal reduction may be created in the amount of the excess as described in this prospectus supplement. If there exists an appraisal reduction for any mortgage loan, the amount required to be advanced on that mortgage loan will be proportionately reduced to the extent of the appraisal reduction.
                                            This will reduce the funds available to pay interest and principal on the most subordinate class or classes of certificates then outstanding or in the case of any appraisal reduction in respect of the Mall at Millenia
                                            Mortgage Loan, first, on the Class MM Certificates up to the certificate balance thereof and then, on the most subordinate class or classes of certificates then outstanding.

                                            See "Description of the Offered Certificates--Advances" in this prospectus supplement.


                       ADDITIONAL ASPECTS OF CERTIFICATES

RATINGS...................................  The certificates offered to you will not be issued unless each of the classes of certificates being offered by this prospectus supplement receives the following ratings from Fitch Ratings, Inc. and Moody's
                                            Investors Service, Inc.


                                            -----------------------------------------------------------------
                                                                                       RATINGS
                                                           CLASS                    FITCH/MOODY'S
                                            -----------------------------------------------------------------
                                            Classes A-1 and A-2                        AAA/Aaa
                                            -----------------------------------------------------------------
                                            Class B                                     AA/Aa2
                                            -----------------------------------------------------------------
                                            Class C                                      A/A2
                                            -----------------------------------------------------------------
                                            Class D                                     A-/A3
                                            -----------------------------------------------------------------

                                            A rating agency may lower or withdraw a security rating at any time.

                                            See "Ratings" in this prospectus supplement and "Rating" in the prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating.

OPTIONAL TERMINATION......................  On any distribution date on which the aggregate certificate balance of all classes of certificates is less than or equal to 1% of the initial outstanding pool balance, the holders of a majority of the controlling class, the master servicer, the special servicer and any holder of a majority interest in the Class R-I Certificates, each in turn, will have the option to purchase all of the remaining mortgage loans, and all property acquired through exercise of remedies in respect of any mortgage loan, at the price specified in this prospectus supplement.



                                                         S-26


                                            Exercise of this option would terminate the trust and retire the then outstanding certificates at par plus accrued interest.

DENOMINATIONS.............................  The Class A-1 and Class A-2 Certificates will be offered in minimum denominations of $25,000. The Class B, Class C and Class D Certificates
                                            will be offered in minimum denominations of $100,000. Investments in excess of the minimum denominations may be made in multiples of $1.

REGISTRATION, CLEARANCE AND
SETTLEMENT................................  Your certificates will be registered in the name of Cede & Co., as nominee of The Depository Trust Company, and will not be registered in your name. You will not receive a definitive certificate representing your ownership interest, except in very limited circumstances described in this prospectus supplement. As a result, you will hold your certificates only in book-entry form and will not be a certificateholder of record. You will receive distributions on your certificates and reports relating to distributions only through The Depository Trust
                                            Company, Clearstream Banking, societe anonyme or the Euroclear System or through participants in The Depository Trust Company, Clearstream Banking
                                            or Euroclear.

                                            You may hold your certificates through:

                                            o    The Depository Trust Company in the United States; or

                                            o    Clearstream Banking or Euroclear in Europe.

                                            Transfers within The Depository Trust Company, Clearstream Banking or
                                            Euroclear will be made in accordance with the usual rules and operating procedures of those systems. Cross-market transfers between persons holding directly through The Depository Trust Company, Clearstream
                                            Banking or Euroclear will be effected in The Depository Trust Company through the relevant depositories of Clearstream Banking or Euroclear.

                                            We may elect to terminate the book-entry system through The Depository
                                            Trust Company with respect to all or any portion of any class of the certificates offered to you.

                                            We expect that the certificates offered to you will be delivered in book-entry form through the facilities of The Depository Trust Company,
                                            Clearstream Banking or Euroclear on or about the closing date.

TAX STATUS................................  Elections will be made to treat designated portions of the trust as six separate "real estate mortgage investment conduits"--REMIC I, REMIC II,
                                            REMIC III, the Early Defeasance Loan REMIC, the Class MM REMIC and the
                                            Class TN REMIC--for federal income tax purposes. In the opinion of counsel, each such designated portion of the trust will qualify for this treatment and each class of offered certificates will constitute "regular interests"
                                            in REMIC III. The portion of the trust consisting of the right to excess interest (above the amount of interest that would have accrued if the interest rate did not increase) and the related excess interest sub-account will be treated as a grantor trust for federal income tax purposes.



                                                         S-27


                                            Pertinent federal income tax consequences of an investment in the offered certificates include:

                                            o    The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

                                            o    Beneficial owners of offered certificates will be required to report income on the certificates in accordance with the accrual method of accounting.

                                            o    We anticipate that the offered certificates will be treated as having been issued at a premium for federal income tax purposes.

                                            See "Material Federal Income Tax Consequences" in this prospectus supplement.

CONSIDERATIONS RELATED TO TITLE I OF
THE EMPLOYEE RETIREMENT
INCOME SECURITY ACT OF 1974...............  Subject to the satisfaction of important conditions described under "ERISA
                                            Considerations" in this prospectus supplement and in the accompanying prospectus, the offered certificates may be purchased by persons investing assets of employee benefit plans or individual retirement accounts.

LEGAL INVESTMENTS.........................  The offered certificates will not constitute "mortgage related securities"
                                            for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
                                            amended.

                                            For purposes of any applicable legal investment restrictions, regulatory capital requirements or other similar purposes, neither the prospectus nor this prospectus supplement makes any representation to you regarding the proper characterization of the certificates offered by this prospectus supplement. Regulated entities should consult with their own advisors regarding these matters.




                                      S-28

                                  RISK FACTORS

         You should carefully consider the risks involved in owning a certificate before purchasing a certificate. Among other risks, the timing of payments and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the certificates.

         The risks and uncertainties described in this section, together with those risks described in the prospectus under "Risk Factors," summarize the material risks relating to your certificates. Your investment could be materially and adversely affected by the actual and potential circumstances that we describe in those sections.

YOUR INVESTMENT IS NOT INSURED OR
GUARANTEED AND YOUR SOURCE FOR
REPAYMENTS IS LIMITED TO PAYMENTS
UNDER THE MORTGAGE
LOANS Payments under the mortgage loans and the certificates are not insured or guaranteed by any governmental entity or insurer. Accordingly, the sources for repayment of your certificates are limited to amounts due with respect to the mortgage loans.

                                            You should consider all of the
                                            mortgage loans to be nonrecourse
                                            loans. Even in those cases where
                                            recourse to a borrower or guarantor
                                            is permitted under the related
                                            mortgage loan documents, we have not
                                            necessarily undertaken an evaluation
                                            of the financial condition of any of
                                            these persons. If a default occurs,
                                            the lender's remedies generally are
                                            limited to foreclosing against the
                                            specific properties and other assets
                                            that have been pledged to secure the
                                            mortgage loan. Such remedies may be
                                            insufficient to provide a full
                                            return on your investment. Payment
                                            of amounts due under a mortgage loan
                                            prior to its maturity or anticipated
                                            repayment date is primarily
                                            dependent on the sufficiency of the
                                            net operating income of the related
                                            mortgaged property. Payment of the
                                            balloon payment of a mortgage loan
                                            that is a balloon loan at its
                                            maturity, or on its anticipated
                                            repayment date, is primarily
                                            dependent upon the borrower's
                                            ability to sell or refinance the
                                            mortgaged property for an amount
                                            sufficient to repay the mortgage
                                            loan.

                                            In limited circumstances, CIBC Inc.,
                                            Morgan Stanley Mortgage Capital
                                            Inc., John Hancock Real Estate
                                            Finance, Inc., Nationwide Life
                                            Insurance Company, Union Central
                                            Mortgage Funding, Inc., MONY Life
                                            Insurance Company, Teachers
                                            Insurance and Annuity Association of
                                            America and CIGNA Mortgage
                                            Securities Philadelphia, LLC, each
                                            as a seller (or the originator with
                                            respect to the Oakbrook Center Pari
                                            Passu Loan), may be obligated to
                                            repurchase or replace a mortgage
                                            loan that it sold to us if its
                                            representations and warranties
                                            concerning that mortgage loan are
                                            materially breached or if there are
                                            material defects in the
                                            documentation for that mortgage
                                            loan. However, there can be no
                                            assurance that any of these entities
                                            will be in a financial position to
                                            effect a repurchase or substitution.
                                            The representations and warranties
                                            address certain characteristics of
                                            the mortgage loans and mortgaged
                                            properties as of the date of
                                            issuance of the certificates. They
                                            do not relieve you or the trust of
                                            the risk of defaults and losses on
                                            the mortgage loans.

THE REPAYMENT OF A COMMERCIAL
MORTGAGE LOAN IS DEPENDENT ON THE
CASH FLOW PRODUCED BY THE PROPERTY
WHICH CAN BE VOLATILE AND
INSUFFICIENT TO ALLOW TIMELY
PAYMENT ON YOUR CERTIFICATES                The mortgage loans are secured by
                                            various types of income-producing
                                            commercial and multifamily
                                            properties. Commercial lending is
                                            generally thought to expose a lender
                                            to greater risk than one-to
                                            four-family residential lending
                                            because, among other things, it
                                            typically involves larger loans.

                                            90 mortgage loans, representing
                                            87.9% of the initial outstanding
                                            pool balance, were originated within
                                            12 months prior to the cut-off date.
                                            Consequently, these mortgage loans
                                            do not have a long standing payment
                                            history.

                                            The repayment of a commercial
                                            mortgage loan is typically dependent
                                            upon the ability of the applicable
                                            property to produce cash flow. Even
                                            the liquidation value of a
                                            commercial property is determined,
                                            in substantial part, by the amount
                                            of the property's cash flow (or its
                                            potential to generate cash flow).
                                            However, net operating income and
                                            cash flow can be volatile and may be
                                            insufficient to cover debt service
                                            on the loan at any given time.

                                            The net operating income, cash flow
                                            and property value of the mortgaged
                                            properties may be adversely
                                            affected, among other things, by any
                                            one or more of the following
                                            factors:

                                            o   the age, design and construction
                                                quality of the property;

                                            o   perceptions regarding the
                                                safety, convenience and
                                                attractiveness of the property;

                                            o   the proximity and attractiveness
                                                of competing properties;

                                            o   the adequacy of the property's
                                                management and maintenance;

                                            o   increases in operating expenses
                                                at the property and in relation
                                                to competing properties;

                                            o   an increase in the capital
                                                expenditures needed to maintain
                                                the property or make
                                                improvements;

                                            o   the dependence upon a single
                                                tenant, or a concentration of
                                                tenants in a particular business
                                                or industry;

                                            o   a decline in the financial
                                                condition of a major tenant;

                                            o   the lack of operating history in
                                                the case of a newly built or
                                                renovated mortgaged property;

                                            o   an increase in vacancy rates;
                                                and

                                            o   a decline in rental rates as
                                                leases are renewed or entered
                                                into with new tenants.

                                            Other factors are more general in
                                            nature, such as:

                                            o   national, regional or local
                                                economic conditions (including
                                                plant closings, military base
                                                closings, industry slowdowns and
                                                unemployment rates);

                                            o   local real estate conditions
                                                (such as an oversupply of
                                                competing properties, rental
                                                space or multifamily housing);

                                            o   demographic factors;

                                            o   decreases in consumer
                                                confidence;

                                            o   changes in consumer tastes and
                                                preferences; and

                                            o   retroactive changes in building
                                                codes.

                                            The volatility of net operating
                                            income will be influenced by many of
                                            the foregoing factors, as well as
                                            by:

                                            o   the length of tenant leases;

                                            o   the creditworthiness of tenants;

                                            o   the level of tenant defaults;

                                            o   the ability to convert an
                                                unsuccessful property to an
                                                alternative use;

                                            o   new construction in the same
                                                market as the mortgaged
                                                property;

                                            o   rent control and stabilization
                                                laws;

                                            o   the number and diversity of
                                                tenants;

                                            o   the rate at which new rentals
                                                occur; and

                                            o   the property's operating
                                                leverage (which is the
                                                percentage of total property
                                                expenses in relation to
                                                revenue), the ratio of fixed
                                                operating expenses to those that
                                                vary with revenues, and the
                                                level of capital expenditures
                                                required to maintain the
                                                property and to retain or
                                                replace tenants.

                                            A decline in the real estate market
                                            or in the financial condition of a
                                            major tenant will tend to have a
                                            more immediate effect on the net
                                            operating income of properties with
                                            short-term revenue sources (such as
                                            short-term or month-to-month leases)
                                            and may lead to higher rates of
                                            delinquency or defaults under
                                            mortgage loans secured by such
                                            properties.

SEASONED MORTGAGE LOANS SECURED BY
OLDER MORTGAGED PROPERTIES PRESENT
ADDITIONAL RISKS OF REPAYMENT               19 mortgage loans, representing
                                            12.1% of the initial outstanding
                                            pool balance are not newly
                                            originated and have been
                                            outstanding for 12 or more months
                                            prior to June 1, 2003. The weighted
                                            average period that the
                                            aforementioned mortgage loans have
                                            been outstanding is 3 years.

                                            While seasoned mortgage loans
                                            generally have the benefit of
                                            established payment histories,
                                            there are a number of risks
                                            associated with seasoned mortgage
                                            loans that are not present, or
                                            present to a lesser degree, with
                                            more recently originated mortgage
                                            loans. For example,

                                            o   property values and the
                                                surrounding neighborhood may
                                                have changed since origination;

                                            o   origination standards at the
                                                time the mortgage loan was
                                                originated may have been
                                                different than current
                                                origination standards;

                                            o   the market for any related
                                                business may have changed from
                                                the time the mortgage loan was
                                                originated;

                                            o   the current financial
                                                performance of the related
                                                borrower, its business, or the
                                                related mortgaged property in
                                                general, may be different than
                                                at origination; and

                                            o   the environmental and
                                                engineering characteristics of
                                                the mortgaged property or
                                                improvements may have changed.

                                            Among other things, such factors
                                            make it difficult to estimate the
                                            current value of the related
                                            mortgaged property, and estimated
                                            values of mortgaged properties
                                            discussed in this prospectus
                                            supplement, to the extent based upon
                                            or extrapolated from general market
                                            data, may not be accurate in the
                                            case of particular mortgaged
                                            properties.

CONVERTING COMMERCIAL PROPERTIES TO
ALTERNATIVE USES MAY REQUIRE
SIGNIFICANT EXPENSES WHICH COULD
REDUCE PAYMENTS ON YOUR CERTIFICATES        Some of the mortgaged properties
                                            may not be readily convertible to
                                            alternative uses if those
                                            properties were to become
                                            unprofitable for any reason. This
                                            is because:

                                            o   converting commercial properties
                                                to alternate uses or converting
                                                single-tenant commercial
                                                properties to multi-tenant
                                                properties generally requires
                                                substantial capital
                                                expenditures; and

                                            o   zoning or other restrictions
                                                also may prevent alternative
                                                uses.

                                            The liquidation value of a mortgaged
                                            property not readily convertible to
                                            an alternative use may be
                                            substantially less than would be the
                                            case if the mortgaged property were
                                            readily adaptable to other uses. If
                                            this type of mortgaged property were
                                            liquidated and a lower liquidation
                                            value were obtained, less funds
                                            would be available for distributions
                                            on your certificates.

PROPERTY VALUE MAY BE ADVERSELY
AFFECTED EVEN WHEN THERE IS NO
CHANGE IN CURRENT
OPERATING INCOME                            Various factors may adversely
                                            affect the value of the mortgaged
                                            properties without affecting the
                                            properties' current net operating
                                            income. These factors include, among
                                            others:

                                            o   changes in the local, regional
                                                or national economy;

                                            o   changes in governmental
                                                regulations, fiscal policy,
                                                zoning or tax laws;

                                            o   potential environmental
                                                legislation or liabilities or
                                                other legal liabilities;

                                            o   proximity and attractiveness of
                                                competing properties;

                                            o   new construction of competing
                                                properties in the same market;

                                            o   convertibility of a property to
                                                an alternative use;

                                            o   the availability of refinancing;
                                                and

                                            o   changes in interest rate levels.

IMPACT OF RECENT EVENTS ON THE
FINANCIAL MARKETS AND YOUR INVESTMENT       On September 11, 2001, the United
                                            States was subjected to multiple
                                            terrorist attacks, resulting in the
                                            loss of many lives and massive
                                            property damage and destruction in
                                            New York City, the Washington D.C.
                                            area and Pennsylvania. In addition,
                                            on March 19, 2003 the government of
                                            the United States implemented full
                                            scale military operations against
                                            Iraq, which full scale military
                                            operations were recently concluded.
                                            The government of the United States
                                            has stated that it is likely that
                                            future acts of terrorism may take
                                            place. As a result, there has been
                                            considerable uncertainty in the
                                            world financial markets. The full
                                            impact of these events on financial
                                            markets is not yet known but could
                                            include, among other things,
                                            increased volatility in the price of
                                            securities, including the
                                            certificates.

                                            It is uncertain what effects the
                                            aftermath of the recent military
                                            operations of the United States in
                                            Iraq, any future terrorist
                                            activities in the United States or
                                            abroad and/or any consequent actions
                                            on the part of the United States
                                            Government and others, including
                                            additional military action, will
                                            have on: (a) United States and world
                                            financial markets, (b) local,
                                            regional and national economies, (c)
                                            real estate markets across the
                                            United States, (d) particular
                                            business segments, including those
                                            that are important to the
                                            performance of the mortgaged
                                            properties that secure the pooled
                                            mortgage loans and/or (e) insurance
                                            costs and the availability of
                                            insurance coverage for terrorist
                                            acts, particularly for large
                                            mortgaged properties, which could
                                            adversely affect the cash flow at
                                            such mortgaged properties. In
                                            particular, the decrease in air
                                            travel may have a negative effect on
                                            certain of the mortgaged properties,
                                            including hotel mortgaged properties
                                            and those mortgaged properties in
                                            tourist areas which could reduce the
                                            ability of such mortgaged properties
                                            to generate cash flow. As a result,
                                            the ability of the mortgaged
                                            properties to generate cash flow may
                                            be adversely affected. These
                                            disruptions and uncertainties could
                                            materially and adversely affect the
                                            value of, and your ability to
                                            resell, your certificates.

TENANT CONCENTRATION INCREASES THE
RISK THAT CASH FLOW WILL BE
INTERRUPTED WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES               A deterioration in the financial
                                            condition of a tenant can be
                                            particularly significant if a
                                            mortgaged property is leased to a
                                            single or large tenant or a small
                                            number of tenants, because rent
                                            payable by such tenants generally
                                            will represent all or a significant
                                            portion of the cash flow available
                                            to the borrower to pay its
                                            obligations to the lender. 27 of
                                            the mortgaged properties,
                                            representing 10.9% of the initial
                                            outstanding pool balance, are
                                            leased to single tenants, and in
                                            some cases the tenant is related to
                                            the borrower. In the case of
                                            Mortgage Loan No. 2, the General
                                            Service Administration, on behalf
                                            of the State Department and the
                                            Federal Emergency Management
                                            Agency, is the largest tenant,
                                            occupying approximately 94.3% of
                                            the rentable area. Mortgaged
                                            properties leased to a single
                                            tenant or a small number of tenants
                                            also are more susceptible to
                                            interruptions of cash flow if a
                                            tenant fails to renew its lease or
                                            defaults under its lease. This is
                                            so because:

                                            o   the financial effect of the
                                                absence of rental income may be
                                                severe;

                                            o   more time may be required to
                                                re-lease the space; and

                                            o   substantial capital costs may be
                                                incurred to make the space
                                                appropriate for replacement
                                                tenants.

                                            Another factor that you should
                                            consider is that retail, industrial
                                            and office properties also may be
                                            adversely affected if there is a
                                            concentration of tenants or of
                                            tenants in the same or similar
                                            business or industry.

                                            For further information with respect
                                            to tenant concentrations, see
                                            Appendix II.

LOST RENT AND OTHER COSTS INVOLVED
IN LEASING MORTGAGED PROPERTIES
COULD REDUCE PAYMENTS ON YOUR
CERTIFICATES                                If a mortgaged property has
                                            multiple tenants, re-leasing costs
                                            and costs of enforcing remedies
                                            against defaulting tenants may be
                                            more frequent than in the case of
                                            mortgaged properties with fewer
                                            tenants, thereby reducing the cash
                                            flow available for debt service
                                            payments. These costs may cause a
                                            borrower to default in its
                                            obligations to a lender which could
                                            reduce cash flow available for debt
                                            service payments. Multi-tenanted
                                            mortgaged properties also may
                                            experience higher continuing
                                            vacancy rates and greater
                                            volatility in rental income and
                                            expenses.

                                            Repayment of mortgage loans secured
                                            by retail, office and industrial
                                            properties will be affected by the
                                            expiration of leases and the ability
                                            of the related borrowers and
                                            property managers to renew the
                                            leases or to relet the space on
                                            comparable terms. Certain mortgaged
                                            properties may be leased in whole or
                                            in part to government sponsored
                                            tenants who have the right to cancel
                                            their leases at any time because of
                                            lack of appropriations. Even if
                                            vacated space is successfully relet,
                                            the costs associated with reletting,
                                            including tenant improvements and
                                            leasing commissions, could be
                                            substantial and could reduce cash
                                            flow from the related mortgaged
                                            properties. 29 of the mortgaged
                                            properties,
                                            representing approximately 57.3% of
                                            the initial outstanding pool
                                            balance (excluding multifamily,
                                            self-storage and hotel properties),
                                            have reserves, as of the cut-off
                                            date, for tenant improvements and
                                            leasing commissions which may serve
                                            to defray such costs. There can be
                                            no assurances, however, that the
                                            funds (if any) held in such
                                            reserves for tenant improvements
                                            and leasing commissions will be
                                            sufficient to cover the costs and
                                            expenses associated with tenant
                                            improvements or leasing commission
                                            obligations. In addition, if a
                                            tenant defaults in its obligations
                                            to a borrower, the borrower may
                                            incur substantial costs and
                                            experience significant delays
                                            associated with enforcing rights
                                            and protecting its investment,
                                            including costs incurred in
                                            renovating or reletting the
                                            property.

THE CONCENTRATION OF LOANS WITH THE
SAME OR RELATED BORROWERS INCREASES
THE POSSIBILITY OF LOSS ON THE LOANS
WHICH COULD REDUCE PAYMENTS
ON YOUR CERTIFICATES                        The effect of mortgage pool loan
                                            losses will be more severe:

                                            o   if the pool is comprised of a
                                                small number of loans, each with
                                                a relatively large principal
                                                amount; or

                                            o   if the losses relate to loans
                                                that account for a
                                                disproportionately large
                                                percentage of the aggregate
                                                principal balance of all
                                                mortgage loans.

                                            10 groups of mortgage loans are made
                                            to the same borrower or borrowers
                                            related through common ownership and
                                            where, in general, the related
                                            mortgaged properties are commonly
                                            managed. The related borrower
                                            concentrations of the 3 largest
                                            groups represent 4.0%, 2.0% and
                                            1.2%, respectively, of the initial
                                            outstanding pool balance.

                                            The largest mortgage loan represents
                                            9.6% of the initial outstanding pool
                                            balance. The 10 largest mortgage
                                            loan exposures in the aggregate
                                            represent 49.4% of the initial
                                            outstanding pool balance. Each of
                                            the other mortgage loans represents
                                            less than 1.7% of the initial
                                            outstanding pool balance.

A CONCENTRATION OF LOANS WITH THE
SAME PROPERTY TYPES INCREASES THE
POSSIBILITY OF LOSS ON THE LOANS
WHICH COULD REDUCE PAYMENTS ON YOUR
CERTIFICATES                                A concentration of mortgaged
                                            property types also can pose
                                            increased risks. A concentration of
                                            mortgage loans secured by the same
                                            property type can increase the risk
                                            that a decline in a particular
                                            industry will have a
                                            disproportionately large impact on
                                            the pool of mortgage loans. The
                                            following property types represent
                                            the indicated percentage of the
                                            initial outstanding pool balance:

                                            o   retail properties represent
                                                44.8%;

                                            o   office properties represent
                                                26.8%;

                                            o   multifamily properties represent
                                                12.7%;

                                            o   industrial properties represent
                                                9.8%;

                                            o   mixed use properties represent
                                                4.8%;

                                            o   hospitality properties represent
                                                0.5%; and

                                            o   self-storage properties
                                                represent 0.4%.

A CONCENTRATION OF MORTGAGED
PROPERTIES IN A LIMITED NUMBER OF
LOCATIONS MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES               Concentrations of mortgaged
                                            properties in geographic areas may
                                            increase the risk that adverse
                                            economic or other developments or a
                                            natural disaster or act of
                                            terrorism affecting a particular
                                            region of the country could
                                            increase the frequency and severity
                                            of losses on mortgage loans secured
                                            by those properties. In the past,
                                            several regions of the United
                                            States have experienced significant
                                            real estate downturns at times when
                                            other regions have not. Regional
                                            economic declines or adverse
                                            conditions in regional real estate
                                            markets could adversely affect the
                                            income from, and market value of,
                                            the mortgaged properties located in
                                            the region. Other regional
                                            factors--e.g., earthquakes, floods
                                            or hurricanes or changes in
                                            governmental rules or fiscal
                                            policies--also may adversely affect
                                            those mortgaged properties.

                                            The mortgaged properties are located
                                            throughout 31 states, the District
                                            of Columbia and Puerto Rico. In
                                            particular, investors should note
                                            that mortgage loans representing
                                            10.2% of the initial outstanding
                                            pool balance are secured by
                                            mortgaged properties located in
                                            California. Mortgaged properties
                                            located in California may be more
                                            susceptible to some types of special
                                            hazards that may not be covered by
                                            insurance (such as earthquakes) than
                                            properties located in other parts of
                                            the country. The mortgage loans
                                            generally do not require any
                                            borrowers to maintain earthquake
                                            insurance. 1 mortgaged property,
                                            securing 0.4% of the initial
                                            outstanding pool balance, has a
                                            seismic engineering report which
                                            indicates probable maximum loss to
                                            the related improvements in excess
                                            of 20% and is insured by earthquake
                                            insurance. If a borrower does not
                                            have insurance against such risks
                                            and a severe casualty occurs at a
                                            mortgaged property, the borrower may
                                            be unable to generate income from
                                            the mortgaged property in order to
                                            make payments on the related
                                            mortgage loan.

                                            In addition, mortgage loans
                                            representing 18.8%, 11.8%, 11.3%,
                                            9.3% and 6.0% of the initial
                                            outstanding pool balance are secured
                                            by mortgaged properties located in
                                            Florida, Illinois, Texas, the
                                            District of Columbia and Ohio,
                                            respectively, and concentrations of
                                            mortgaged properties, in each case,
                                            representing less than 4.7% of the
                                            initial outstanding pool balance,
                                            also exist in several other states.

A LARGE CONCENTRATION OF RETAIL
PROPERTIES IN THE MORTGAGE POOL WILL
SUBJECT YOUR INVESTMENT TO THE
SPECIAL RISKS OF RETAIL PROPERTIES           44 of the mortgaged properties,
                                             securing 44.8% of the initial
                                             outstanding pool balance, are
                                             retail properties. The quality and
                                             success of a retail property's
                                             tenants significantly affect the
                                             property's value. The success of
                                             retail properties can be adversely
                                             affected by local
                                            competitive conditions and changes
                                            in consumer spending patterns. A
                                            borrower's ability to make debt
                                            service payments can be adversely
                                            affected if rents are based on a
                                            percentage of the tenant's sales
                                            and sales decline.

                                            An "anchor tenant" is
                                            proportionately larger in size than
                                            other tenants at a retail property
                                            and is considered to be vital in
                                            attracting customers to a retail
                                            property, whether or not the anchor
                                            tenant's premises are part of the
                                            mortgaged property. 26 of the
                                            mortgaged properties, securing 37.5%
                                            of the initial outstanding pool
                                            balance, are properties considered
                                            by the applicable seller to be
                                            occupied by or adjacent to one or
                                            more anchor tenants.

                                            The presence or absence of an anchor
                                            store in a shopping center also can
                                            be important because anchor stores
                                            play a key role in generating
                                            customer traffic and making a center
                                            desirable for other tenants.
                                            Consequently, the economic
                                            performance of an anchored retail
                                            property will be adversely affected
                                            by:

                                            o   an anchor store's failure to
                                                renew its lease;

                                            o   termination of an anchor store's
                                                lease;

                                            o   the bankruptcy or economic
                                                decline of an anchor store or
                                                self-owned anchor or the parent
                                                company thereof; or

                                            o   the cessation of the business of
                                                an anchor store at the shopping
                                                center, even if, as a tenant, it
                                                continues to pay rent.

                                            There may be retail properties with
                                            anchor stores that are permitted to
                                            cease operating at any time if
                                            certain other stores are not
                                            operated at those locations.
                                            Furthermore, there may be non-anchor
                                            tenants that are permitted to offset
                                            all or a portion of their rent, to
                                            pay rent based solely on a
                                            percentage of their sales or to
                                            terminate their leases if certain
                                            anchor stores are either not
                                            operated or fail to meet certain
                                            business objectives.

                                            Retail properties also face
                                            competition from sources outside a
                                            given real estate market. For
                                            example, all of the following
                                            compete with more traditional retail
                                            properties for consumer dollars:
                                            factory outlet centers, discount
                                            shopping centers and clubs,
                                            catalogue retailers, home shopping
                                            networks, internet web sites and
                                            telemarketing. Continued growth of
                                            these alternative retail outlets,
                                            which often have lower operating
                                            costs, could adversely affect the
                                            rents collectible at the retail
                                            properties included in the mortgage
                                            pool, as well as the income from,
                                            and market value of, the mortgaged
                                            properties. Moreover, additional
                                            competing retail properties may be
                                            built in the areas where the retail
                                            properties are located, which could
                                            adversely affect the rents
                                            collectible at the retail properties
                                            included in the mortgage pool, as
                                            well as the income from, and market
                                            value of, the mortgaged properties.

A LARGE CONCENTRATION OF OFFICE
PROPERTIES IN THE MORTGAGE POOL WILL
SUBJECT YOUR INVESTMENT TO THE
SPECIAL RISKS OF OFFICE
PROPERTIES                                  20 of the mortgaged properties,
                                            securing 26.8% of the initial
                                            outstanding pool balance, are
                                            office properties.

                                            A large number of factors may affect
                                            the value of these office
                                            properties, including:

                                            o   the quality of an office
                                                building's tenants;

                                            o   the diversity of an office
                                                building's tenants, reliance on
                                                a single or dominant tenant or
                                                tenants in a volatile industry
                                                (e.g. technology and internet
                                                companies that have experienced
                                                or may in the future experience
                                                circumstances that make their
                                                businesses volatile);

                                            o   the physical attributes of the
                                                building in relation to
                                                competing buildings, e.g., age,
                                                condition, design, location,
                                                access to transportation and
                                                ability to offer certain
                                                amenities, such as sophisticated
                                                building systems;

                                            o   the desirability of the area as
                                                a business location;

                                            o   the strength and nature of the
                                                local economy (including labor
                                                costs and quality, tax
                                                environment and quality of life
                                                for employees); and

                                            o   the suitability of a space for
                                                re-leasing without significant
                                                build-out costs.

                                            Moreover, the cost of refitting
                                            office space for a new tenant is
                                            often higher than the cost of
                                            refitting other types of property.

A LARGE CONCENTRATION OF MULTIFAMILY
PROPERTIES IN THE MORTGAGE POOL WILL
SUBJECT YOUR INVESTMENT TO THE
SPECIAL RISKS OF MULTIFAMILY
PROPERTIES                                  19 of the mortgaged properties,
                                            representing 12.7% of the initial
                                            outstanding pool balance, are
                                            multifamily properties.

                                            A large number of factors may affect
                                            the value and successful operation
                                            of these multifamily properties,
                                            including:

                                            o   the physical attributes of the
                                                apartment building, such as its
                                                age, appearance and construction
                                                quality;

                                            o   the location of the property;

                                            o   the ability of management to
                                                provide adequate maintenance and
                                                insurance;

                                            o   the types of services and
                                                amenities provided at the
                                                property;

                                            o   the property's reputation;

                                            o   the level of mortgage interest
                                                rates and income and economic
                                                conditions (which may encourage
                                                tenants to purchase rather than
                                                rent housing);

                                            o   the presence of competing
                                                properties;

                                            o   adverse local or national
                                                economic conditions which may
                                                limit the rent that may be
                                                charged and which may result in
                                                increased vacancies;

                                            o   the tenant mix (such as tenants
                                                being predominantly students or
                                                military personnel or employees
                                                of a particular business);

                                            o   state and local regulations
                                                (which may limit the ability to
                                                increase rents); and

                                            o   government assistance/rent
                                                subsidy programs (which may
                                                influence tenant mobility).

A LARGE CONCENTRATION OF INDUSTRIAL
PROPERTIES IN THE MORTGAGE POOL WILL
SUBJECT YOUR INVESTMENT TO THE
SPECIAL RISKS OF INDUSTRIAL PROPERTIES      26 of the mortgaged properties,
                                            securing 9.8% of the initial
                                            outstanding pool balance, are
                                            industrial properties. Various
                                            factors may adversely affect the
                                            economic performance of these
                                            industrial properties, which could
                                            adversely affect payments on your
                                            certificates, including:

                                            o   reduced demand for industrial
                                                space because of a decline in a
                                                particular industry segment;

                                            o   increased supply of competing
                                                industrial space because of
                                                relative ease in constructing
                                                buildings of this type;

                                            o   a property becoming functionally
                                                obsolete;

                                            o   insufficient supply of labor to
                                                meet demand;

                                            o   changes in access to the
                                                property, energy prices,
                                                strikes, relocation of highways
                                                or the construction of
                                                additional highways;

                                            o   location of the property in
                                                relation to access to
                                                transportation;

                                            o   suitability for a particular
                                                tenant;

                                            o   building design and
                                                adaptability;

                                            o   a change in the proximity of
                                                supply sources; and

                                            o   environmental hazards.

LEASEHOLD INTERESTS ENTAIL CERTAIN
RISKS WHICH MAY ADVERSELY AFFECT
PAYMENTS ON YOUR  CERTIFICATES              Leasehold interests under ground
                                            leases secure 9 of the mortgaged
                                            properties, representing 4.9% of the
                                            initial outstanding pool balance. 1
                                            mortgaged property, representing
                                            8.0% of the initial outstanding pool
                                            balance, is secured by both a fee
                                            and leasehold interest in an
                                            income-producing real property.

                                            Leasehold mortgage loans are subject
                                            to certain risks not associated with
                                            mortgage loans secured by a lien on
                                            the fee estate of the borrower. The
                                            most significant of these risks is
                                            that if the borrower's leasehold
                                            were to be terminated upon a lease
                                            default, the lender would lose its
                                            security. Generally, each related
                                            ground lease requires the lessor to
                                            give the lender notice of the
                                            borrower's defaults under the ground
                                            lease and an opportunity to cure
                                            them, permits the leasehold interest
                                            to be assigned to the lender or the
                                            purchaser at a foreclosure sale, in
                                            some cases only upon the consent of
                                            the lessor, and contains certain
                                            other protective provisions
                                            typically included in a
                                            "mortgageable" ground lease.

                                            Upon the bankruptcy of a lessor or a
                                            lessee under a ground lease, the
                                            debtor entity has the right to
                                            assume or reject the lease. If a
                                            debtor lessor rejects the lease, the
                                            lessee has the right to remain in
                                            possession of its leased premises
                                            for the rent otherwise payable under
                                            the lease for the term of the lease
                                            (including renewals). If a debtor
                                            lessee/borrower rejects any or all
                                            of the lease, the leasehold lender
                                            could succeed to the
                                            lessee/borrower's position under the
                                            lease only if the lessor
                                            specifically grants the lender such
                                            right. If both the lessor and the
                                            lessee/borrowers are involved in
                                            bankruptcy proceedings, the trustee
                                            may be unable to enforce the
                                            bankrupt lessee/borrower's right to
                                            refuse to treat a ground lease
                                            rejected by a bankrupt lessor as
                                            terminated. In such circumstances, a
                                            lease could be terminated
                                            notwithstanding lender protection
                                            provisions contained therein or in
                                            the mortgage.

                                            Some of the ground leases securing
                                            the mortgaged properties provide
                                            that the ground rent payable
                                            thereunder increases during the term
                                            of the lease. These increases may
                                            adversely affect the cash flow and
                                            net income of the borrower from the
                                            mortgaged property.

TENANT BANKRUPTCY MAY ADVERSELY
AFFECT THE INCOME PRODUCED BY THE
PROPERTY AND MAY ADVERSELY AFFECT
THE PAYMENTS ON YOUR CERTIFICATES           The bankruptcy or insolvency of a
                                            major tenant, or a number of
                                            smaller tenants, in retail,
                                            industrial and office properties
                                            may adversely affect the income
                                            produced by the property. Under the
                                            federal bankruptcy code, a
                                            tenant/debtor has the option of
                                            affirming or rejecting any
                                            unexpired lease. If the tenant
                                            rejects the lease, the landlord's
                                            claim for breach of the lease would
                                            be a general unsecured claim
                                            against the tenant, absent
                                            collateral securing the claim. The
                                            claim would be limited to the
                                            unpaid rent under the lease for the
                                            periods prior to the bankruptcy
                                            petition, or earlier surrender of
                                            the leased premises, plus the rent
                                            under the lease for the greater of
                                            1 year, or 15%, not to exceed 3
                                            years, of the remaining term of
                                            such lease. The actual amount of
                                            the recovery could be less than the
                                            amount of the claim.

ENVIRONMENTAL LAWS ENTAIL RISKS THAT
MAY ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES                                Various environmental laws may make
                                            a current or previous owner or
                                            operator of real property liable
                                            for the costs of removal or
                                            remediation of hazardous or toxic
                                            substances on, under or adjacent to
                                            such property. Those laws often
                                            impose liability whether or not the
                                            owner or operator knew of, or was
                                            responsible for, the presence of
                                            the hazardous or toxic substances.
                                            For example, certain laws impose
                                            liability for release of
                                            asbestos-containing materials into
                                            the air or require the removal or
                                            containment of asbestos-containing
                                            materials. In some states,
                                            contamination of a property may
                                            give rise to a lien on the property
                                            to
                                            assure payment of the costs of
                                            cleanup. In some states, this lien
                                            has priority over the lien of a
                                            pre-existing mortgage.
                                            Additionally, third parties may
                                            seek recovery from owners or
                                            operators of real properties for
                                            cleanup costs, property damage or
                                            personal injury associated with
                                            releases of, or other exposure to
                                            hazardous substances related to the
                                            properties.

                                            The owner's liability for any
                                            required remediation generally is
                                            not limited by law and could,
                                            accordingly, exceed the value of the
                                            property and/or the aggregate assets
                                            of the owner. The presence of
                                            hazardous or toxic substances also
                                            may adversely affect the owner's
                                            ability to refinance the property or
                                            to sell the property to a third
                                            party. The presence of, or strong
                                            potential for contamination by,
                                            hazardous substances consequently
                                            can have a materially adverse effect
                                            on the value of the property and a
                                            borrower's ability to repay its
                                            mortgage loan.

                                            In addition, under certain
                                            circumstances, a lender (such as the
                                            trust) could be liable for the costs
                                            of responding to an environmental
                                            hazard.

ENVIRONMENTAL RISKS RELATING TO
SPECIFIC MORTGAGED PROPERTIES MAY
ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES                                In general, in connection with the
                                            origination of the mortgage loans,
                                            environmental site assessments were
                                            prepared for the related mortgaged
                                            properties. In all cases where such
                                            environmental site assessments were
                                            prepared, the minimum standard
                                            required for such environmental
                                            site assessments was generally a
                                            Phase I type of environmental site
                                            assessment. Phase I environmental
                                            site assessments generally include
                                            a site inspection, interview of
                                            knowledgeable persons, review of
                                            certain records and government
                                            databases, and preparation of a
                                            report by an environmental
                                            professional, but do not usually
                                            include sampling and laboratory
                                            analysis.

                                            With respect to the mortgaged
                                            properties for which environmental
                                            site assessments were prepared on or
                                            after December 1, 2001 (representing
                                            91.0% of the initial outstanding
                                            pool balance), the related seller
                                            (or the originator with respect to
                                            the Oakbrook Center Pari Passu Loan)
                                            has represented to us that, as of
                                            the cut-off date and subject to
                                            certain specified exceptions, it had
                                            no knowledge of any material and
                                            adverse environmental condition or
                                            circumstance affecting such
                                            mortgaged property that was not
                                            disclosed in such assessment.

                                            With respect to the mortgaged
                                            properties for which environmental
                                            site assessments were prepared prior
                                            to December 1, 2001 or for which no
                                            environmental site assessments
                                            exist, representing 9.0% of the
                                            initial outstanding pool balance,
                                            the related seller (or the
                                            originator with respect to the
                                            Oakbrook Center Pari Passu Loan) has
                                            represented to us that (i) no
                                            hazardous material is present on
                                            such mortgaged property such that
                                            (1) the value of such mortgaged
                                            property is materially and adversely
                                            affected or (2) under applicable
                                            federal, state or local law, (a)
                                            such hazardous material could be
                                            required to be eliminated at a cost
                                            materially and adversely affecting
                                            the value of the mortgaged property
                                            before such mortgaged property could
                                            be altered, renovated, demolished or
                                            transferred or (b) the presence of
                                            such hazardous material could (upon
                                            action by the appropriate
                                            governmental authorities) subject
                                            the owner of such mortgaged
                                            property, or the
                                            holders of a security interest
                                            therein, to liability for the cost
                                            of eliminating such hazardous
                                            material or the hazard created
                                            thereby at a cost materially and
                                            adversely affecting the value of
                                            the mortgaged property, and (ii)
                                            such mortgaged property is in
                                            material compliance with all
                                            applicable federal, state and local
                                            laws pertaining to hazardous
                                            materials or environmental hazards,
                                            any noncompliance with such laws
                                            does not have a material adverse
                                            effect on the value of such
                                            mortgaged property and neither the
                                            applicable seller (or the
                                            originator with respect to the
                                            Oakbrook Center Pari Passu Loan)
                                            nor, to such seller's knowledge,
                                            the related borrower or any current
                                            tenant thereon, has received any
                                            notice of violation or potential
                                            violation of any such law.

                                            A description of such specified
                                            exceptions and other matters
                                            identified in certain site
                                            assessments is set forth under
                                            "Description of the Mortgage
                                            Pool--Assessments of Property Value
                                            and Condition--Environmental
                                            Assessments" in this prospectus
                                            supplement.

                                            The environmental assessments
                                            generally did not disclose the
                                            presence or risk of environmental
                                            contamination that is considered
                                            materially adverse to the interests
                                            of the holders of the certificates
                                            and the value of the mortgage loan;
                                            however, in certain cases, such
                                            assessments did reveal conditions
                                            that resulted in requirements that
                                            the related borrowers establish
                                            operations and maintenance plans,
                                            monitor the mortgaged property or
                                            nearby properties, abate or
                                            remediate the condition, and/or take
                                            other actions necessary to address
                                            such adverse conditions. We cannot
                                            assure you, however, that the
                                            environmental assessments revealed
                                            or accurately quantified all
                                            existing or potential environmental
                                            risks or that all adverse
                                            environmental conditions have been
                                            completely abated or remediated or
                                            that any reserves, insurance or
                                            operations and maintenance plans
                                            will be sufficient to remediate the
                                            environmental conditions. Moreover,
                                            we cannot assure you that: (i)
                                            future laws, ordinances or
                                            regulations will not impose any
                                            material environmental liability; or
                                            (ii) the current environmental
                                            condition of the mortgaged
                                            properties will not be adversely
                                            affected by tenants or by the
                                            condition of land or operations in
                                            the vicinity of the mortgaged
                                            properties (such as any leaking
                                            underground storage tanks).

                                            Some of the mortgaged properties
                                            securing the mortgage loans were
                                            previously operated as or are
                                            located near other properties
                                            currently or previously operated as
                                            on-site dry-cleaners or gasoline
                                            stations. Both types of operations
                                            involve the use and storage of
                                            hazardous materials, leading to an
                                            increased risk of liability to the
                                            tenant, the landowner and, under
                                            certain circumstances, a lender
                                            (such as the trust) under
                                            environmental laws. Dry-cleaners and
                                            gasoline station operators may be
                                            required to obtain various
                                            environmental permits or licenses in
                                            connection with their operations and
                                            activities and to comply with
                                            various environmental laws,
                                            including those governing the use
                                            and storage of hazardous materials.
                                            These operations incur ongoing costs
                                            to comply with environmental laws
                                            governing, among other things,
                                            containment systems and underground
                                            storage tank systems. In addition,
                                            any liability to borrowers under
                                            environmental laws, especially in
                                            connection with releases into the
                                            environment of gasoline,
                                            dry-cleaning solvents or other
                                            hazardous materials from underground
                                            storage tank systems or otherwise,
                                            could adversely impact the related
                                            borrower's ability to repay the
                                            related mortgage loan.

                                            With respect to 10 mortgaged
                                            properties, securing 11.9% of the
                                            initial outstanding pool balance,
                                            the related sellers have obtained,
                                            and there will be assigned to the
                                            trust, environmental policies
                                            covering certain environmental
                                            matters with respect to the related
                                            mortgaged properties.

                                            Before the special servicer acquires
                                            title to a mortgaged property on
                                            behalf of the trust or assumes
                                            operation of the property, it must
                                            obtain an environmental assessment
                                            of the property, or rely on a recent
                                            environmental assessment. This
                                            requirement will decrease the
                                            likelihood that the trust will
                                            become liable under any
                                            environmental law. However, this
                                            requirement may effectively preclude
                                            foreclosure until a satisfactory
                                            environmental assessment is
                                            obtained, or until any required
                                            remedial action is thereafter taken.
                                            There is accordingly some risk that
                                            the mortgaged property will decline
                                            in value while this assessment is
                                            being obtained. Moreover, we cannot
                                            assure you that this requirement
                                            will effectively insulate the trust
                                            from potential liability under
                                            environmental laws. Any such
                                            potential liability could reduce or
                                            delay payments to
                                            certificateholders.

IF A BORROWER IS UNABLE TO REPAY ITS
LOAN ON ITS MATURITY DATE, YOU MAY
EXPERIENCE A LOSS                           67 of the mortgage loans,
                                            representing 87.3% of the initial
                                            outstanding pool balance, are
                                            balloon loans. For purposes of this
                                            prospectus supplement, we consider
                                            a mortgage loan to be a "balloon
                                            loan" if its principal balance is
                                            not scheduled to be fully or
                                            substantially amortized by the
                                            loan's respective anticipated
                                            repayment date (in the case of a
                                            hyperamortizing loan) or maturity
                                            date. We cannot assure you that
                                            each borrower will have the ability
                                            to repay the principal balance
                                            outstanding on the pertinent date.
                                            Balloon loans involve greater risk
                                            than fully amortizing loans because
                                            the borrower's ability to repay the
                                            loan on its anticipated repayment
                                            date or maturity date typically
                                            will depend upon its ability either
                                            to refinance the loan or to sell
                                            the mortgaged property at a price
                                            sufficient to permit repayment. A
                                            borrower's ability to achieve
                                            either of these goals will be
                                            affected by a number of factors,
                                            including:

                                            o   the availability of, and
                                                competition for, credit for
                                                commercial real estate projects;

                                            o   prevailing interest rates;

                                            o   the fair market value of the
                                                related mortgaged property;

                                            o   the borrower's equity in the
                                                related mortgaged property;

                                            o   the borrower's financial
                                                condition;

                                            o   the operating history and
                                                occupancy level of the mortgaged
                                                property;

                                            o   tax laws; and

                                            o   prevailing general and regional
                                                economic conditions.

                                            The availability of funds in the
                                            credit markets fluctuates over time.

                                            None of the sellers or their
                                            respective affiliates are under any
                                            obligation to refinance any mortgage
                                            loan.

A BORROWER'S OTHER LOANS MAY REDUCE
THE CASH FLOW AVAILABLE TO THE
MORTGAGED PROPERTY WHICH MAY
ADVERSELY AFFECT PAYMENT ON YOUR
CERTIFICATES                                Mortgage Loan No. 1 described under
                                            "Description of the Mortgage
                                            Pool--The Mall at Millenia Mortgage
                                            Loan," which represents 9.6% of the
                                            initial outstanding pool balance,
                                            is comprised of 2 (out of a total
                                            of at least 4) pari passu notes and
                                            a subordinate note, each of which
                                            is secured by the mortgaged
                                            property related to such mortgage
                                            loan. The remaining 2 or more pari
                                            passu notes are not included in the
                                            trust.

                                            Mortgage Loan No. 2 described under
                                            "Description of the Mortgage
                                            Pool--The Federal Center Plaza Pari
                                            Passu Loan," which represents 9.3%
                                            of the initial outstanding pool
                                            balance, is comprised of 3 (out of a
                                            total of 5) pari passu notes, each
                                            of which is secured by the mortgaged
                                            property related to such mortgage
                                            loan. The remaining 2 pari passu
                                            notes are not included in the trust.

                                            Mortgage Loan No. 3 described under
                                            "Description of the Mortgage
                                            Pool--The 55 East Monroe Pari Passu
                                            Loan," which represents 8.0% of the
                                            initial outstanding pool balance, is
                                            comprised of 1 (out of a total of 2)
                                            pari passu notes, each of which is
                                            secured by the mortgaged property
                                            related to such mortgage loan. Such
                                            mortgaged property also secures a
                                            subordinate note. The remaining pari
                                            passu note and the subordinate note
                                            are not included in the trust. In
                                            addition, a mezzanine loan exists
                                            with respect to the 55 East Monroe
                                            Pari Passu Loan.

                                            Mortgage Loan No. 4 described under
                                            "Description of the Mortgage
                                            Pool--The Katy Mills Pari Passu
                                            Loan," which represents 7.6% of the
                                            initial outstanding pool balance, is
                                            comprised of 1 (out of a total of 2)
                                            pari passu notes, each of which is
                                            secured by the mortgaged property
                                            related to such mortgage loan. The
                                            remaining pari passu note is not
                                            included in the trust.

                                            Mortgage Loan No. 5 described under
                                            "Description of the Mortgage
                                            Pool--The Oakbrook Center Pari Passu
                                            Loan," which represents 3.4% of the
                                            initial outstanding pool balance, is
                                            comprised of 1 (out of a total of 4)
                                            pari passu notes, each of which is
                                            secured by the mortgaged property
                                            related to such mortgage loan. The
                                            remaining 3 pari passu notes are not
                                            included in the trust.

                                            Mortgage Loan No. 46 described under
                                            "Description of the Mortgage
                                            Pool--The Village at Searcy Mortgage
                                            Loan," which represents 0.6% of the
                                            initial outstanding pool balance, is
                                            comprised of a senior note, which is
                                            secured by the mortgaged property
                                            related to such mortgage loan. Such
                                            mortgaged property also secures a
                                            subordinate note. The subordinate
                                            note is not included in the trust.

                                            Mortgage Loan Nos. 19, 62, 69, 70,
                                            75, 76 and 87 described under
                                            "Description of the Mortgage
                                            Pool--The Indian Creek and Harper's
                                            Point Mortgage Loans," which
                                            represent, in the aggregate, 4.0% of
                                            the initial outstanding pool
                                            balance, are each comprised of a
                                            senior note, which is secured by the
                                            mortgaged property related to such
                                            mortgage
                                            loan. Each such mortgaged property
                                            also secures a subordinate note.
                                            Each such subordinate note is not
                                            included in the trust.

                                            Except as set forth below, the
                                            sellers (or the originator with
                                            respect to the Oakbrook Center Pari
                                            Passu Loan) will represent that, to
                                            their knowledge, none of the other
                                            mortgaged properties secure any
                                            loans that are subordinate to the
                                            related mortgage loan and that are
                                            not included in the trust. However,
                                            the sellers (or the originator with
                                            respect to the Oakbrook Center Pari
                                            Passu Loan) will make no
                                            representations as to whether any
                                            other secured subordinate financing
                                            currently encumbers any mortgaged
                                            property.

                                            9 mortgage loans, representing 4.4%
                                            of the initial outstanding pool
                                            balance, permit the related
                                            borrowers to incur future additional
                                            subordinate financing secured by the
                                            related mortgaged property either
                                            without prior lender approval or
                                            upon the satisfaction of certain
                                            conditions.

                                            1 mortgage loan, representing 1.0%
                                            of the initial outstanding pool
                                            balance, permits the borrower to
                                            incur future unsecured advances for
                                            current operating and leasing
                                            expenses related to the mortgaged
                                            property.

                                            1 mortgage loan, representing 0.5%
                                            of the initial outstanding pool
                                            balance, permits the related
                                            borrower to incur future unsecured
                                            mezzanine financing after February
                                            2004.

                                            1 mortgage loan, representing 9.3%
                                            of the initial outstanding pool
                                            balance, specifically permits an
                                            equity holder of the related
                                            borrower to incur future additional
                                            debt, which is secured by such
                                            entity's interest in the related
                                            borrower, either without prior
                                            lender approval or upon the
                                            satisfaction of certain conditions.

                                            In general, the mortgage loans
                                            permit or do not prohibit additional
                                            financing that is not secured by the
                                            mortgaged property including, but
                                            not limited to, trade payables and
                                            indebtedness secured by equipment or
                                            other personal property located at
                                            the mortgaged property and/or permit
                                            or do not prohibit the owners of the
                                            borrower to enter into financing
                                            that is secured by a pledge of
                                            equity interests in the borrower. In
                                            general, borrowers that have not
                                            agreed to certain special purpose
                                            covenants in the related mortgage
                                            loan documents may be permitted to
                                            incur additional financing that is
                                            not secured by the mortgaged
                                            property.

                                            Because certain mortgage loans
                                            permit a third party to hold debt
                                            secured by a pledge of equity
                                            interest in a related borrower,
                                            neither the sellers (or the
                                            originator with respect to the
                                            Oakbrook Center Pari Passu Loan) nor
                                            we will make any representation as
                                            to whether a third party holds debt
                                            secured by a pledge of equity
                                            interest in a related borrower. Debt
                                            that is incurred by the owner of
                                            equity in one or more borrowers and
                                            is secured by a guaranty of the
                                            borrower or by a pledge of the
                                            equity ownership interests in such
                                            borrowers effectively reduces the
                                            equity owners' economic stake in the
                                            related mortgaged property. The
                                            existence of such debt may reduce
                                            cash flow on the related borrower's
                                            mortgaged property after the payment
                                            of debt service and may increase the
                                            likelihood that the owner of a
                                            borrower will permit the value or
                                            income producing potential of a
                                            mortgaged property to suffer by not
                                            making capital infusions to support
                                            the mortgaged property.

                                            When a borrower, or its owners, also
                                            has one or more other outstanding
                                            loans, even if the loans are
                                            subordinated or are mezzanine loans
                                            not directly secured by the
                                            mortgaged property, the trust is
                                            subjected to additional risks. For
                                            example, the borrower may have
                                            difficulty servicing and repaying
                                            multiple loans. Also, the existence
                                            of another loan generally will make
                                            it more difficult for the borrower
                                            to obtain refinancing of the
                                            mortgage loan and may thus
                                            jeopardize the borrower's ability to
                                            repay any balloon payment due under
                                            the mortgage loan at maturity.
                                            Moreover, the need to service
                                            additional debt may reduce the cash
                                            flow available to the borrower to
                                            operate and maintain the mortgaged
                                            property.

                                            Additionally, if the borrower, or
                                            its owners, are obligated to another
                                            lender, actions taken by other
                                            lenders could impair the security
                                            available to the trust. If a junior
                                            lender files an involuntary
                                            bankruptcy petition against the
                                            borrower, or the borrower files a
                                            voluntary bankruptcy petition to
                                            stay enforcement by a junior lender,
                                            the trust's ability to foreclose on
                                            the property will be automatically
                                            stayed, and principal and interest
                                            payments might not be made during
                                            the course of the bankruptcy case.
                                            The bankruptcy of a junior lender
                                            also may operate to stay foreclosure
                                            by the trust.

                                            Further, if another loan secured by
                                            the mortgaged property is in
                                            default, the other lender may
                                            foreclose on the mortgaged property,
                                            absent an agreement to the contrary,
                                            thereby causing a delay in payments
                                            and/or an involuntary repayment of
                                            the mortgage loan prior to maturity.
                                            The trust may also be subject to the
                                            costs and administrative burdens of
                                            involvement in foreclosure
                                            proceedings or related litigation.

                                            For further information with respect
                                            to subordinate and other financing,
                                            see Appendix II.

BANKRUPTCY PROCEEDINGS RELATING TO A
BORROWER CAN RESULT IN DISSOLUTION
OF THE BORROWER AND THE ACCELERATION
OF THE RELATED MORTGAGE LOAN AND CAN
OTHERWISE ADVERSELY IMPACT REPAYMENT
OF THE RELATED MORTGAGE LOAN                Under the federal bankruptcy code,
                                            the filing of a bankruptcy petition
                                            by or against a borrower will stay
                                            the commencement or continuation of
                                            a foreclosure action. In addition,
                                            if a court determines that the
                                            value of the mortgaged property is
                                            less than the principal balance of
                                            the mortgage loan it secures, the
                                            court may reduce the amount of
                                            secured indebtedness to the
                                            then-current value of the mortgaged
                                            property. Such an action would make
                                            the lender a general unsecured
                                            creditor for the difference between
                                            the then-current value and the
                                            amount of its outstanding mortgage
                                            indebtedness. A bankruptcy court
                                            also may:

                                            o   grant a debtor a reasonable time
                                                to cure a payment default on a
                                                mortgage loan;

                                            o   reduce monthly payments due
                                                under a mortgage loan;

                                            o   change the rate of interest due
                                                on a mortgage loan; or

                                            o   otherwise alter the terms of the
                                                mortgage loan, including the
                                                repayment schedule.

                                            Additionally, the trustee of the
                                            borrower's bankruptcy or the
                                            borrower, as debtor in possession,
                                            has special powers to avoid,
                                            subordinate or disallow debts. In
                                            some circumstances, the claims of
                                            the mortgage lender may be
                                            subordinated to financing obtained
                                            by a debtor-in-possession subsequent
                                            to its bankruptcy.

                                            The filing of a bankruptcy petition
                                            will also stay the lender from
                                            enforcing a borrower's assignment of
                                            rents and leases. The federal
                                            bankruptcy code also may interfere
                                            with the trustee's ability to
                                            enforce any lockbox requirements.
                                            The legal proceedings necessary to
                                            resolve these issues can be time
                                            consuming and costly and may
                                            significantly delay or reduce the
                                            lender's receipt of rents. A
                                            bankruptcy court may also permit
                                            rents otherwise subject to an
                                            assignment and/or lock box
                                            arrangement to be used by the
                                            borrower to maintain the mortgaged
                                            property or for other court
                                            authorized expenses.

                                            As a result of the foregoing, the
                                            recovery with respect to borrowers
                                            in bankruptcy proceedings may be
                                            significantly delayed, and the
                                            aggregate amount ultimately
                                            collected may be substantially less
                                            than the amount owed.

                                            A number of the borrowers under the
                                            mortgage loans are limited or
                                            general partnerships. Under some
                                            circumstances, the bankruptcy of a
                                            general partner of the partnership
                                            may result in the dissolution of
                                            that partnership. The dissolution of
                                            a borrower partnership, the winding
                                            up of its affairs and the
                                            distribution of its assets could
                                            result in an early repayment of the
                                            related mortgage loan.

THE MORTGAGE LOANS WERE NOT
SPECIFICALLY ORIGINATED FOR
SECURITIZATION; BORROWERS THAT ARE
NOT SPECIAL PURPOSE ENTITIES MAY BE
MORE LIKELY TO FILE BANKRUPTCY
PETITIONS AND THIS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES        Certain of the mortgage loans were
                                            not originated specifically for
                                            securitization, and generally those
                                            mortgage loans lack many provisions
                                            which are customary in mortgage
                                            loans intended for securitization.
                                            Generally, the borrowers with
                                            respect to such mortgage loans are
                                            not required to make payments to
                                            lockboxes or to maintain reserves
                                            for certain expenses, such as
                                            capital expenditures, tenant
                                            improvements and leasing
                                            commissions, and the lenders under
                                            such mortgage loans do not have the
                                            right to terminate the related
                                            property manager upon the
                                            occurrence of certain events or
                                            require lender approval of a
                                            replacement property manager. While
                                            many of the borrowers have agreed
                                            to certain special purpose
                                            covenants to limit the bankruptcy
                                            risk arising from activities
                                            unrelated to the operation of the
                                            property, some borrowers are not
                                            special purpose entities. The loan
                                            documents and organizational
                                            documents of such borrowers that
                                            are not special purpose entities
                                            generally do not limit the purpose
                                            of the borrowers to owning the
                                            mortgaged properties and do not
                                            contain the representations,
                                            warranties and covenants
                                            customarily employed to
                                            ensure that a borrower is a special
                                            purpose entity (such as limitations
                                            on indebtedness, affiliate
                                            transactions and the conduct of
                                            other businesses, restrictions on
                                            the borrower's ability to dissolve,
                                            liquidate, consolidate, merge or
                                            sell all of its assets and
                                            restrictions upon amending its
                                            organizational documents).
                                            Consequently, such borrowers may
                                            have other monetary obligations,
                                            and certain of the loan documents
                                            provide that a default under any
                                            such other obligations constitutes
                                            a default under the related
                                            mortgage loan. In addition, many of
                                            the borrowers and their owners do
                                            not have an independent director
                                            whose consent would be required to
                                            file a bankruptcy petition on
                                            behalf of such borrower. One of the
                                            purposes of an independent director
                                            is to avoid a bankruptcy petition
                                            filing that is intended solely to
                                            benefit a borrower's affiliate and
                                            is not justified by the borrower's
                                            own economic circumstances.
                                            Therefore, the borrowers described
                                            above may be more likely to file
                                            bankruptcy petitions which may
                                            adversely affect payments on your
                                            certificates.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT                       The successful operation of a real
                                            estate project depends upon the
                                            property manager's performance and
                                            viability. The property manager is
                                            generally responsible for:

                                            o   responding to changes in the
                                                local market;

                                            o   planning and implementing the
                                                rental structure;

                                            o   operating the property and
                                                providing building services;

                                            o   managing operating expenses; and

                                            o   assuring that maintenance and
                                                capital improvements are carried
                                                out in a timely fashion.

                                            Properties deriving revenues
                                            primarily from short-term sources
                                            are generally more
                                            management-intensive than properties
                                            leased to creditworthy tenants under
                                            long-term leases.

                                            A property manager, by controlling
                                            costs, providing appropriate service
                                            to tenants and seeing to property
                                            maintenance and general upkeep, can
                                            improve cash flow, reduce vacancy,
                                            leasing and repair costs and
                                            preserve building value. On the
                                            other hand, management errors can,
                                            in some cases, impair short-term
                                            cash flow and the long-term
                                            viability of an income producing
                                            property.

                                            We make no representation or
                                            warranty as to the skills of any
                                            present or future managers.
                                            Additionally, we cannot assure you
                                            that the property managers will be
                                            in a financial condition to fulfill
                                            their management responsibilities
                                            throughout the terms of their
                                            respective management agreements.

PROVISIONS REQUIRING YIELD
MAINTENANCE CHARGES OR DEFEASANCE
PROVISIONS MAY NOT
BE ENFORCEABLE                              Provisions prohibiting prepayment
                                            during a lockout period or
                                            requiring the payment of prepayment
                                            premiums or yield maintenance
                                            charges may not be enforceable in
                                            some states and under federal
                                            bankruptcy
                                            law. Provisions requiring the
                                            payment of prepayment premiums or
                                            yield maintenance charges also may
                                            be interpreted as constituting the
                                            collection of interest for usury
                                            purposes. Accordingly, we cannot
                                            assure you that the obligation to
                                            pay any prepayment premium or yield
                                            maintenance charge will be
                                            enforceable either in whole or in
                                            part. Also, we cannot assure you
                                            that foreclosure proceeds will be
                                            sufficient to pay an enforceable
                                            prepayment premium or yield
                                            maintenance charge.

                                            Additionally, although the
                                            collateral substitution provisions
                                            related to defeasance do not have
                                            the same effect on the
                                            certificateholders as prepayment, we
                                            cannot assure you that a court would
                                            not interpret those provisions as
                                            requiring a yield maintenance
                                            charge. In certain jurisdictions,
                                            those collateral substitution
                                            provisions might be deemed
                                            unenforceable under applicable law
                                            or public policy, or usurious.

THE ABSENCE OF LOCKBOXES ENTAILS
RISKS THAT COULD ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES               The mortgage loans generally do not
                                            require the related borrower to
                                            cause rent and other payments to be
                                            made into a lock box account
                                            maintained on behalf of the lender.
                                            If rental payments are not required
                                            to be made directly into a lock box
                                            account, there is a risk that the
                                            borrower will divert such funds for
                                            purposes other than the payment of
                                            the mortgage loan and maintaining
                                            the mortgaged property.

THE ABSENCE OF RESERVES MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           Many of the mortgage loans do not
                                            require the borrowers to set aside
                                            funds for specific reserves
                                            controlled by the lender. Even to
                                            the extent that the mortgage loans
                                            require any such reserves, we
                                            cannot assure you that any reserve
                                            amounts will be sufficient to cover
                                            the actual costs of items such as
                                            taxes, insurance premiums, capital
                                            expenditures, tenant improvements
                                            and leasing commissions (or other
                                            items for which such reserves were
                                            established) or that borrowers
                                            under the related mortgage loans
                                            will put aside sufficient funds to
                                            pay for such items. We also cannot
                                            assure you that cash flow from the
                                            properties will be sufficient to
                                            fully fund the ongoing monthly
                                            reserve requirements or to enable
                                            the borrowers under the related
                                            mortgage loans to fully pay for
                                            such items.

INADEQUACY OF TITLE INSURERS MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        Title insurance for a mortgaged
                                            property generally insures a lender
                                            against risks relating to a lender
                                            not having a first lien with
                                            respect to a mortgaged property,
                                            and in some cases can insure a
                                            lender against specific other
                                            risks. The protection afforded by
                                            title insurance depends on the
                                            ability of the title insurer to pay
                                            claims made upon it. We cannot
                                            assure you that:

                                            o   a title insurer will have the
                                                ability to pay title insurance
                                                claims made upon it;

                                            o   the title insurer will maintain
                                                its present financial strength;
                                                or

                                            o   a title insurer will not contest
                                                claims made upon it.

MORTGAGED PROPERTIES SECURING THE
MORTGAGE LOANS THAT ARE NOT IN
COMPLIANCE WITH ZONING AND BUILDING
CODE REQUIREMENTS AND USE
RESTRICTIONS COULD ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES               Noncompliance with zoning and
                                            building codes may cause the
                                            borrower to experience cash flow
                                            delays and shortfalls that would
                                            reduce or delay the amount of
                                            proceeds available for
                                            distributions on your certificates.
                                            At origination of the mortgage
                                            loans, the sellers (or the
                                            originator with respect to the
                                            Oakbrook Center Pari Passu Loan)
                                            took steps to establish that the
                                            use and operation of the mortgaged
                                            properties securing the mortgage
                                            loans were in compliance in all
                                            material respects with all
                                            applicable zoning, land-use and
                                            building ordinances, rules,
                                            regulations, and orders. Evidence
                                            of this compliance may be in the
                                            form of legal opinions,
                                            confirmations from government
                                            officials, title policy
                                            endorsements, appraisals, zoning
                                            consultants' reports and/or
                                            representations by the related
                                            borrower in the related mortgage
                                            loan documents. These steps may not
                                            have revealed all possible
                                            violations and certain mortgaged
                                            properties that were in compliance
                                            may not remain in compliance.

                                            Some violations of zoning, land use
                                            and building regulations may be
                                            known to exist at any particular
                                            mortgaged property, but the sellers
                                            generally do not consider those
                                            defects known to them to be
                                            material. In some cases, the use,
                                            operation and/or structure of a
                                            mortgaged property constitutes a
                                            permitted nonconforming use and/or
                                            structure as a result of changes in
                                            zoning laws after such mortgaged
                                            properties were constructed and the
                                            structure may not be rebuilt to its
                                            current state or be used for its
                                            current purpose if a material
                                            casualty event occurs. Insurance
                                            proceeds may not be sufficient to
                                            pay the mortgage loan in full if a
                                            material casualty event were to
                                            occur, or the mortgaged property, as
                                            rebuilt for a conforming use, may
                                            not generate sufficient income to
                                            service the mortgage loan and the
                                            value of the mortgaged property or
                                            its revenue producing potential may
                                            not be the same as it was before the
                                            casualty. If a mortgaged property
                                            could not be rebuilt to its current
                                            state or its current use were no
                                            longer permitted due to building
                                            violations or changes in zoning or
                                            other regulations, then the borrower
                                            might experience cash flow delays
                                            and shortfalls or be subject to
                                            penalties that would reduce or delay
                                            the amount of proceeds available for
                                            distributions on your certificates.

                                            Certain mortgaged properties may be
                                            subject to use restrictions pursuant
                                            to reciprocal easement or operating
                                            agreements which could limit the
                                            borrower's right to operate certain
                                            types of facilities within a
                                            prescribed radius. These limitations
                                            could adversely affect the ability
                                            of the borrower to lease the
                                            mortgaged property on favorable
                                            terms.

CONDEMNATIONS WITH RESPECT TO
MORTGAGED PROPERTIES SECURING THE
MORTGAGE LOANS COULD ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES         From time to time, there may be
                                             condemnations pending or threatened
                                             against one or more of the
                                             mortgaged properties. There can be
                                             no assurance that the proceeds
                                             payable in connection with a total
                                             condemnation will be sufficient to
                                             restore the related mortgaged
                                             property or to satisfy the
                                             remaining indebtedness of the
                                             related mortgage loan. The
                                             occurrence of a partial
                                             condemnation may have a material
                                             adverse effect on the continued use
                                             of the affected mortgaged property,
                                             or on an affected borrower's
                                             ability to meet its obligations
                                             under the related mortgage loan.
                                             Therefore, we cannot assure you
                                             that the occurrence of any
                                             condemnation will not have a
                                             negative impact upon the
                                             distributions on your certificates.

THE ABSENCE OF OR INADEQUACY OF
INSURANCE COVERAGE ON THE PROPERTY
MAY ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           The mortgaged properties may suffer
                                            casualty losses due to risks that
                                            are not covered by insurance
                                            (including acts of terrorism) or for
                                            which insurance coverage is not
                                            adequate or available at
                                            commercially reasonable rates. In
                                            addition, some of the mortgaged
                                            properties are located in California
                                            and in other coastal areas of
                                            certain states, which are areas that
                                            have historically been at greater
                                            risk of acts of nature, including
                                            earthquakes, hurricanes and floods.
                                            The mortgage loans generally do not
                                            require borrowers to maintain
                                            earthquake, hurricane or flood
                                            insurance and we cannot assure you
                                            that borrowers will attempt or be
                                            able to obtain adequate insurance
                                            against such risks. If a borrower
                                            does not have insurance against such
                                            risks and a casualty occurs at a
                                            mortgaged property, the borrower may
                                            be unable to generate income from
                                            the mortgaged property in order to
                                            make payments on the related
                                            mortgage loan.

                                            Moreover, if reconstruction or major
                                            repairs are required following a
                                            casualty, changes in laws that have
                                            occurred since the time of original
                                            construction may materially impair
                                            the borrower's ability to effect
                                            such reconstruction or major repairs
                                            or may materially increase the cost
                                            thereof.

                                            As a result of these factors, the
                                            amount available to make
                                            distributions on your certificates
                                            could be reduced.

                                            In light of the September 11, 2001
                                            terrorist attacks in New York City,
                                            the Washington, D.C. area and
                                            Pennsylvania, the comprehensive
                                            general liability and business
                                            interruption or rent loss insurance
                                            policies required by typical
                                            mortgage loans, which are generally
                                            subject to periodic renewals during
                                            the term of the related mortgage
                                            loans, have been affected. To give
                                            time for private markets to develop
                                            a pricing mechanism and to build
                                            capacity to absorb future losses
                                            that may occur due to terrorism, on
                                            November 26, 2002 the Terrorism Risk
                                            Insurance Act of 2002 was enacted,
                                            which established the Terrorism
                                            Insurance Program. The Terrorism
                                            Insurance Program is administered by
                                            the Secretary of the Treasury and,
                                            through December 31, 2004 (with a
                                            potential to extend to December 31,
                                            2005), will provide some financial
                                            assistance from the United States
                                            Government to insurers in the event
                                            of another terrorist attack that
                                            resulted in an insurance claim. The
                                            program applies to United States
                                            risks only and to acts that are
                                            committed by an individual or
                                            individuals acting on behalf of a
                                            foreign person or foreign interest
                                            as an effort to influence or coerce
                                            United States civilians or the
                                            United States Government.

                                            The Treasury Department will
                                            establish procedures for the program
                                            under which the federal share of
                                            compensation will be equal to 90
                                            percent of that portion of insured
                                            losses that exceeds an applicable
                                            insurer deductible required to be
                                            paid during each program year. The
                                            federal share in the aggregate in
                                            any program year may not exceed $100
                                            billion (and the insurers will not
                                            be liable for any amount that
                                            exceeds this cap).

                                            Through December 2004, insurance
                                            carriers are required under the
                                            program to provide terrorism
                                            coverage in their basic "all-risk"
                                            policies. By September 1, 2004, the
                                            Secretary of the Treasury will
                                            determine whether mandatory
                                            participation should be extended
                                            through December 2005. Any
                                            commercial property and casualty
                                            terrorism insurance exclusion that
                                            was in force on November 26, 2002 is
                                            automatically voided to the extent
                                            that it excludes losses that would
                                            otherwise be insured losses. Any
                                            state approval of such types of
                                            exclusions in force on November 26,
                                            2002 are also voided.

                                            There can be no assurance that upon
                                            its expiration subsequent terrorism
                                            insurance legislation will be
                                            passed. Furthermore, because this
                                            program has only been recently
                                            passed into law, there can be no
                                            assurance that it or state
                                            legislation will substantially lower
                                            the cost of obtaining terrorism
                                            insurance. Because it is a temporary
                                            program, there is no assurance that
                                            it will create any long-term changes
                                            in the availability and cost of such
                                            insurance.

                                            To the extent that uninsured or
                                            underinsured casualty losses occur
                                            with respect to the related
                                            mortgaged properties, losses on
                                            commercial mortgage loans may
                                            result. In addition, the failure to
                                            maintain such insurance may
                                            constitute a default under a
                                            commercial mortgage loan, which
                                            could result in the acceleration and
                                            foreclosure of such commercial
                                            mortgage loan. Alternatively, the
                                            increased costs of maintaining such
                                            insurance could have an adverse
                                            effect on the financial condition of
                                            the mortgage loan borrowers.

                                            If such casualty losses are not
                                            covered by standard casualty
                                            insurance policies, then in the
                                            event of a casualty from an act of
                                            terrorism, the amount available to
                                            make distributions on your
                                            certificates could be reduced.
CERTAIN OTHER RISKS RELATED TO
CASUALTY AND CASUALTY INSURANCE             The loan documents for each
                                            mortgage loan generally require
                                            that "all risk" insurance policies
                                            be maintained in an amount equal to
                                            either (i) not less than the full
                                            replacement cost of the related
                                            mortgaged property or (ii) the
                                            greater of the full replacement
                                            cost of each related mortgaged
                                            property and the outstanding
                                            principal balance of the mortgage
                                            loan. Notwithstanding such
                                            requirement, however, under
                                            insurance law, if an insured
                                            property is not rebuilt, insurance
                                            companies are generally required to
                                            pay only the "actual cash value" of
                                            the property, which is defined
                                            under state law but is generally
                                            equal to the replacement cost of
                                            the property less depreciation. The
                                            determination of "actual cash
                                            value" is both inexact and heavily
                                            dependent on facts and
                                            circumstances. Notwithstanding the
                                            requirements of the loan documents,
                                            an insurer may refuse to insure a
                                            mortgaged property for the loan
                                            amount if it determines that the
                                            "actual cash value" of the
                                            mortgaged property would be a lower
                                            amount, and even if it does insure
                                            a mortgaged property for the full
                                            loan amount, if at the time of
                                            casualty the "actual cash value" is
                                            lower, and the mortgaged property
                                            is not restored, only the "actual
                                            cash value" will be paid.
                                            Accordingly, if a borrower does not
                                            meet the conditions to restore a
                                            mortgaged property and the
                                            mortgagee elects to require the
                                            borrower to apply the insurance
                                            proceeds to repay the mortgage
                                            loan, rather than toward
                                            restoration, there can be no
                                            assurance that such proceeds will
                                            be sufficient to repay the mortgage
                                            loan.

CLAIMS UNDER BLANKET INSURANCE
POLICIES MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES                Some of the mortgaged properties
                                             are covered by blanket insurance
                                             policies which also cover other
                                             properties of the related borrower
                                             or its affiliates. In the event
                                             that such policies are drawn on to
                                             cover losses on such other
                                             properties, the amount of insurance
                                             coverage available under such
                                             policies may thereby be reduced and
                                             could be insufficient to cover each
                                             mortgaged property's insurable
                                             risks.

PROPERTY INSPECTIONS AND ENGINEERING
REPORTS MAY NOT REFLECT ALL
CONDITIONS THAT REQUIRE REPAIR ON
THE PROPERTY                                Each seller, an affiliate of the
                                            seller or the originator of the
                                            mortgage loan inspected, or caused
                                            to be inspected, each of the
                                            mortgaged properties in connection
                                            with the origination or acquisition
                                            of their respective mortgage loans
                                            to assess items such as structure,
                                            exterior walls, roofing, interior
                                            construction, mechanical and
                                            electrical systems and general
                                            condition of the site, buildings
                                            and other improvements.

                                            With respect to the mortgaged
                                            properties for which property
                                            inspection or engineering reports
                                            were prepared on or after December
                                            1, 2001, relating to mortgaged
                                            properties securing 91.0% of the
                                            initial outstanding pool balance,
                                            the related seller (or the
                                            originator with respect to the
                                            Oakbrook Center Pari Passu Loan) has
                                            represented to us that, except as
                                            disclosed in the related report, it
                                            has no knowledge of any damage that
                                            would materially and adversely
                                            affect its value as security for the
                                            related mortgage loan.

                                            With respect to the mortgaged
                                            properties for which property
                                            inspection or engineering reports
                                            were prepared prior to December 1,
                                            2001 or for which no property
                                            inspection or engineering reports
                                            could be located, the related seller
                                            (or the originator with respect to
                                            the Oakbrook Center Pari Passu Loan)
                                            has represented to us that, subject
                                            to certain specified exceptions, no
                                            material adverse property condition
                                            exists.

                                            We cannot assure you that all
                                            conditions requiring repair or
                                            replacement were identified. In
                                            those cases where a material and
                                            adverse condition was identified,
                                            such condition generally has been or
                                            is required to be remedied to the
                                            related seller's satisfaction or
                                            funds as deemed necessary by such
                                            seller, or the related engineering
                                            consultant, have been reserved to
                                            remedy the material and adverse
                                            condition or other resources for
                                            such repairs were available at
                                            origination.

VALUATION ESTIMATES MAY INACCURATELY
REFLECT THE VALUE OF THE MORTGAGED
PROPERTIES                                  In connection with the origination
                                            or sale to us of each of the
                                            mortgage loans, the related
                                            mortgaged property was appraised or
                                            a market study was performed. The
                                            resulting estimated property values
                                            represent the
                                            analysis and opinion of the person
                                            performing the appraisal or market
                                            analysis and are not guarantees of
                                            present or future values. The
                                            person performing the appraisal or
                                            market analysis may have reached a
                                            different conclusion of value than
                                            the conclusion that would be
                                            reached by a different appraiser
                                            appraising the same property.
                                            Moreover, the values of the
                                            mortgaged properties may have
                                            changed significantly since the
                                            appraisal or market study was
                                            performed. In addition, appraisals
                                            seek to establish the amount a
                                            typically motivated buyer would pay
                                            a typically motivated seller. Such
                                            amount could be significantly
                                            higher than the amount obtained
                                            from the sale of a mortgaged
                                            property under a distress or
                                            liquidation sale. There is no
                                            assurance that the appraisal or
                                            market study values indicated
                                            accurately reflect past, present or
                                            future market values of the
                                            mortgaged properties.

                                            For 91 of the mortgage loans,
                                            representing 91.0% of the initial
                                            outstanding pool balance, the
                                            loan-to-value ratio was calculated
                                            according to the methodology
                                            described in this prospectus
                                            supplement based on an estimate of
                                            value from a third-party appraisal
                                            conducted on or after December 1,
                                            2001.

                                            For 18 of the mortgage loans,
                                            representing 9.0% of the initial
                                            outstanding pool balance, the
                                            loan-to-value ratio was calculated
                                            according to the methodology
                                            described in this prospectus
                                            supplement based on valuations
                                            determined by applying a
                                            capitalization rate obtained from an
                                            updated third party market study to
                                            the underwritten net operating
                                            income of the mortgaged property
                                            conducted on or after December 1,
                                            2001.

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY ADVERSELY AFFECT
PAYMENTS ON YOUR
CERTIFICATES                                As principal payments or
                                            prepayments are made on mortgage
                                            loans, the remaining mortgage pool
                                            may be subject to increased
                                            concentrations of property types,
                                            geographic locations and other pool
                                            characteristics of the mortgage
                                            loans and the mortgaged properties,
                                            some of which may be unfavorable.
                                            Classes of certificates that have a
                                            lower payment priority are more
                                            likely to be exposed to this
                                            concentration risk than are
                                            certificate classes with a higher
                                            payment priority. This occurs
                                            because realized losses are
                                            allocated to the class outstanding
                                            at any time with the lowest payment
                                            priority and principal is paid to
                                            the certificates with the highest
                                            payment priority until such classes
                                            have been retired.

SUBORDINATION OF SOME CERTIFICATES
MAY AFFECT THE TIMING OF PAYMENTS
AND THE APPLICATION OF LOSSES ON
YOUR CERTIFICATES                           As described in this prospectus
                                            supplement, the rights of the
                                            holders of each class of
                                            subordinate certificates to receive
                                            payments of principal and interest
                                            otherwise payable on their
                                            certificates will be subordinated
                                            to such rights of the holders of
                                            the more senior certificates having
                                            an earlier alphabetical class
                                            designation. Losses on the mortgage
                                            loans (other than losses with
                                            respect to the Mall at Millenia B
                                            Note, which will be allocated to
                                            the Class MM Certificates) will be
                                            allocated to the Class O, Class N,
                                            Class M, Class L, Class K, Class J,
                                            Class H, Class G, Class F, Class E,
                                            Class D, Class C and Class B
                                            Certificates, in that
                                            order, reducing amounts otherwise
                                            payable to each class. Any
                                            remaining losses would then be
                                            allocated or cause shortfalls to
                                            the Class A-1 and Class A-2
                                            certificates, pro rata, and, solely
                                            with respect to losses of interest,
                                            to the Class X Certificates, in
                                            proportion to the amounts of
                                            interest or principal payable
                                            thereon.

THE OPERATION OF A MORTGAGED
PROPERTY FOLLOWING FORECLOSURE OF
THE MORTGAGE LOAN MAY AFFECT THE TAX
STATUS OF THE TRUST AND MAY
ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES                                If the trust acquires a mortgaged
                                            property as a result of a
                                            foreclosure or deed in lieu of
                                            foreclosure, the special servicer
                                            will generally retain an
                                            independent contractor to operate
                                            the property. Any net income from
                                            operations other than qualifying
                                            "rents from real property," or any
                                            rental income based on the net
                                            profits of a tenant or sub-tenant
                                            or allocable to a non-customary
                                            service, will subject the trust to
                                            a federal tax on such income at the
                                            highest marginal corporate tax
                                            rate, which is currently 35%, and,
                                            in addition, possible state or
                                            local tax. In this event, the net
                                            proceeds available for distribution
                                            on your certificates will be
                                            reduced. The special servicer may
                                            permit the trust to earn such above
                                            described "net income from
                                            foreclosure property" but only if
                                            it determines that the net
                                            after-tax benefit to
                                            certificateholders is greater than
                                            under another method of operating
                                            or leasing the mortgaged property.
                                            In addition, if the trust were to
                                            acquire one or more mortgaged
                                            properties pursuant to a
                                            foreclosure or deed in lieu of
                                            foreclosure, upon acquisition of
                                            those mortgaged properties, the
                                            trust may in certain jurisdictions,
                                            particularly in New York, be
                                            required to pay state or local
                                            transfer or excise taxes upon
                                            liquidation of such properties.
                                            Such state or local taxes may
                                            reduce net proceeds available for
                                            distribution with respect to the
                                            offered certificates.

CROSS-COLLATERALIZATION OF GROUPS OF
MORTGAGE LOANS COULD LEAD TO REDUCED
PAYMENTS ON YOUR CERTIFICATES               The mortgage pool includes 3 groups
                                            of mortgage loans, which represent
                                            2.3% of the initial outstanding
                                            pool balance, under which an
                                            aggregate amount of indebtedness is
                                            evidenced by multiple obligations
                                            that are cross-defaulted and
                                            cross-collateralized among multiple
                                            mortgaged properties, with no group
                                            representing more than 1.2% of such
                                            aggregate principal balance.

                                            Cross-collateralization arrangements
                                            involving more than one borrower
                                            could be challenged as fraudulent
                                            conveyances by creditors of the
                                            related borrower in an action
                                            brought outside a bankruptcy case
                                            or, if such borrower were to become
                                            a debtor in a bankruptcy case, by
                                            the borrower or its representative.
                                            Specifically, a lien granted by a
                                            borrower entity for the benefit of
                                            another borrower or borrowers in a
                                            cross-collateralization arrangement
                                            could be avoided if a court were to
                                            determine that:

                                            o   such borrower entity was
                                                insolvent when it granted the
                                                lien, was rendered insolvent by
                                                the granting of the lien or was
                                                left with inadequate capital, or
                                                was not able to pay its debts as
                                                they matured; and

                                            o   such borrower entity did not
                                                receive fair consideration or
                                                reasonably equivalent value when
                                                it allowed its mortgaged
                                                property or properties to be
                                                encumbered by a lien benefiting
                                                the other borrowers.

                                            Among other things, a legal
                                            challenge to the granting of the
                                            liens may focus on (i) the benefits
                                            realized by such borrower entity
                                            from the respective mortgage loan
                                            proceeds as compared to the value of
                                            its respective property, and (ii)
                                            the overall cross-collateralization.
                                            If a court were to conclude that the
                                            granting of the liens was an
                                            avoidable fraudulent conveyance,
                                            that court could subordinate all or
                                            part of the borrower's respective
                                            mortgage loan to existing or future
                                            indebtedness of that borrower. The
                                            court also could recover payments
                                            made under that mortgage loan or
                                            take other actions detrimental to
                                            the holders of the certificates,
                                            including, under certain
                                            circumstances, invalidating the loan
                                            or the related mortgages that are
                                            subject to such
                                            cross-collateralization.

STATE LAWS APPLICABLE TO FORECLOSURE
ACTIONS MAY AFFECT THE TIMING OF
PAYMENTS ON YOUR CERTIFICATES                Some states, including California,
                                             have laws prohibiting more than one
                                             "judicial action" to enforce a
                                             mortgage obligation. Some courts
                                             have construed the term "judicial
                                             action" broadly. In the case of any
                                             mortgage loan secured by mortgaged
                                             properties located in multiple
                                             states, the master servicer or
                                             special servicer may be required to
                                             foreclose first on mortgaged
                                             properties located in states where
                                             these "one action" rules apply (and
                                             where non-judicial foreclosure is
                                             permitted) before foreclosing on
                                             properties located in states where
                                             judicial foreclosure is the only
                                             permitted method of foreclosure. As
                                             a result, the ability to realize
                                             upon the mortgage loans may be
                                             significantly delayed and otherwise
                                             limited by the application of state
                                             laws.

THE BANKRUPTCY OR INSOLVENCY OF ANY
AFFILIATED BORROWERS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES        10 groups of mortgage loans, the 3
                                            largest of which represent 4.0%,
                                            2.0% and 1.2%, respectively, of the
                                            initial outstanding pool balance,
                                            were made to borrowers that are
                                            affiliated through common ownership
                                            of partnership or other equity
                                            interests and where, in general,
                                            the related mortgaged properties
                                            are commonly managed.

                                            The bankruptcy or insolvency of any
                                            such borrower or respective
                                            affiliate could have an adverse
                                            effect on the operation of all of
                                            the related mortgaged properties and
                                            on the ability of such related
                                            mortgaged properties to produce
                                            sufficient cash flow to make
                                            required payments on the related
                                            mortgage loans. For example, if a
                                            person that owns or controls several
                                            mortgaged properties experiences
                                            financial difficulty at one such
                                            property, it could defer maintenance
                                            at one or more other mortgaged
                                            properties in order to satisfy
                                            current expenses with respect to the
                                            mortgaged property experiencing
                                            financial difficulty, or it could
                                            attempt to avert foreclosure by
                                            filing a bankruptcy petition that
                                            might have the effect of
                                            interrupting monthly payments for an
                                            indefinite period on all the related
                                            mortgage loans.

TENANT LEASES MAY HAVE PROVISIONS
THAT COULD ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        In certain jurisdictions, if tenant
                                            leases are subordinate to the liens
                                            created by the mortgage and do not
                                            contain attornment provisions which
                                            require the tenant to recognize a
                                            successor owner, following
                                            foreclosure, as landlord under the
                                            lease, the leases may terminate
                                            upon the transfer of the property
                                            to a foreclosing lender or
                                            purchaser at foreclosure. Not all
                                            leases were reviewed to ascertain
                                            the existence of these provisions.
                                            Accordingly, if a mortgaged
                                            property is located in such a
                                            jurisdiction and is leased to one
                                            or more desirable tenants under
                                            leases that are subordinate to the
                                            mortgage and do not contain
                                            attornment provisions, such
                                            mortgaged property could experience
                                            a further decline in value if such
                                            tenants' leases were terminated.
                                            This is particularly likely if such
                                            tenants were paying above-market
                                            rents or could not be replaced.

                                            Some of the leases at the mortgaged
                                            properties securing the mortgage
                                            loans included in the trust may not
                                            be subordinate to the related
                                            mortgage. If a lease is not
                                            subordinate to a mortgage, the trust
                                            will not possess the right to
                                            dispossess the tenant upon
                                            foreclosure of the mortgaged
                                            property unless it has otherwise
                                            agreed with the tenant. If the lease
                                            contains provisions inconsistent
                                            with the mortgage, for example,
                                            provisions relating to application
                                            of insurance proceeds or
                                            condemnation awards, or which could
                                            affect the enforcement of the
                                            lender's rights, for example, a
                                            right of first refusal to purchase
                                            the property, the provisions of the
                                            lease will take precedence over the
                                            provisions of the mortgage.

LITIGATION ARISING OUT OF ORDINARY
BUSINESS COULD ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES               There may be pending or threatened
                                            legal proceedings against the
                                            borrowers and managers of the
                                            mortgaged properties and their
                                            respective affiliates arising out of
                                            their ordinary business. We cannot
                                            assure you that any such litigation
                                            would not have a material adverse
                                            effect on your certificates.

RISKS RELATING TO COMPLIANCE WITH
THE AMERICANS WITH DISABILITIES ACT
COULD ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           Under the Americans with
                                            Disabilities Act of 1990, public
                                            accommodations are required to meet
                                            certain federal requirements
                                            related to access and use by
                                            disabled persons. Borrowers may
                                            incur costs complying with the
                                            Americans with Disabilities Act. In
                                            addition, noncompliance could
                                            result in the imposition of fines
                                            by the federal government or an
                                            award of damages to private
                                            litigants. If a borrower incurs
                                            such costs or fines, the amount
                                            available to pay debt service would
                                            be reduced.

CONFLICTS OF INTEREST MAY HAVE AN
ADVERSE EFFECT ON YOUR
CERTIFICATES                                Conflicts between various
                                            Certificateholders. The special
                                            servicer is given considerable
                                            latitude in determining whether and
                                            in what manner to liquidate or
                                            modify defaulted mortgage loans for
                                            which it is
                                            responsible. The operating adviser
                                            will have the right to replace the
                                            special servicer upon satisfaction
                                            of certain conditions set forth in
                                            the pooling and servicing
                                            agreement. At any given time, the
                                            operating adviser will be
                                            controlled generally by the holders
                                            of the most subordinate, or, if the
                                            certificate principal balance
                                            thereof is less than 25% of its
                                            original certificate balance, the
                                            next most subordinate, class of
                                            certificates, that is, the
                                            controlling class, outstanding from
                                            time to time or, in certain cases
                                            with respect to a particular
                                            mortgage loan, the holder of the
                                            related B Note; such holders may
                                            have interests in conflict with
                                            those of some or all of the
                                            certificateholders. In addition,
                                            the operating adviser will have the
                                            right to approve the determination
                                            of customarily acceptable costs
                                            with respect to insurance coverage
                                            and the right to advise the special
                                            servicer with respect to certain
                                            actions of the special servicer
                                            and, in connection with such
                                            rights, may act solely in the
                                            interest of the holders of
                                            certificates of the controlling
                                            class or the holder of the related
                                            B Note, without any liability to
                                            any certificateholder. For
                                            instance, the holders of
                                            certificates of the controlling
                                            class or the holder of the related
                                            B Note might desire to mitigate the
                                            potential for loss to that class or
                                            such holder from a troubled
                                            mortgage loan by deferring
                                            enforcement in the hope of
                                            maximizing future proceeds.
                                            However, the interests of the trust
                                            may be better served by prompt
                                            action, since delay followed by a
                                            market downturn could result in
                                            less proceeds to the trust than
                                            would have been realized if earlier
                                            action had been taken.

                                            The master servicer, any primary
                                            servicer, the special servicer or an
                                            affiliate of any of them may acquire
                                            certain of the most subordinated
                                            certificates, including those of the
                                            initial controlling class. Under
                                            such circumstances, the master
                                            servicer, a primary servicer and the
                                            special servicer may have interests
                                            that conflict with the interests of
                                            the other holders of the
                                            certificates. However, the pooling
                                            and servicing agreement and each
                                            primary servicing agreement provides
                                            that the mortgage loans are to be
                                            serviced in accordance with the
                                            servicing standard and without
                                            regard to ownership of any
                                            certificates by the master servicer,
                                            the primary servicers or the special
                                            servicer, as applicable. The initial
                                            operating adviser will be Citigroup
                                            Alternative Investments LLC and
                                            Midland Loan Services, Inc. will be
                                            the initial special servicer.

                                            The holders of certain of the B
                                            Notes will have the right to appoint
                                            an operating adviser and a special
                                            servicer with respect to the related
                                            mortgage loan. See "Servicing of the
                                            Mortgage Loans--Servicing of the
                                            Serviced Companion Loans and
                                            Non-Trust Serviced Companion Loans"
                                            in this prospectus supplement.

                                            In addition, the controlling class
                                            with respect to each Non-Trust
                                            Serviced Pari Passu Loan is the most
                                            subordinate class of certificate in
                                            another securitization. See
                                            "Description of the Mortgage
                                            Pool--The Federal Center Plaza Pari
                                            Passu Loan," "--The Katy Mills Pari
                                            Passu Loan" and "--The Oakbrook
                                            Center Pari Passu Loan" in this
                                            prospectus supplement.

                                            The primary servicers for certain of
                                            the mortgage loans will be
                                            Nationwide Life Insurance Company,
                                            Union Central Mortgage Funding,
                                            Inc., MONY Realty Capital Inc. and
                                            Midland Loan Services, Inc. or
                                            affiliates thereof and the master
                                            servicer will delegate many of
                                            its servicing obligations to such
                                            primary servicers pursuant to
                                            certain primary servicing
                                            agreements. Under such
                                            circumstances, the primary
                                            servicers may have interests that
                                            conflict with the interests of the
                                            holders of the certificates. In
                                            addition, Nationwide Life Insurance
                                            Company (or an affiliate) is the
                                            holder of the Indian Creek B Note
                                            and the Harper's Point B Note and
                                            CIGNA Mortgage Securities
                                            Philadelphia, LLC is the holder of
                                            the 55 East Monroe B Note and, as
                                            such, may have interests that
                                            conflict with the interests of the
                                            holders of the certificates.

                                            Conflicts between borrowers and
                                            property managers. It is likely that
                                            many of the property managers of the
                                            mortgaged properties, or their
                                            affiliates, manage additional
                                            properties, including properties
                                            that may compete with the mortgaged
                                            properties. Affiliates of the
                                            managers, and managers themselves,
                                            also may own other properties,
                                            including competing properties. The
                                            managers of the mortgaged properties
                                            may accordingly experience conflicts
                                            of interest in the management of
                                            such mortgaged properties.

                                            Conflicts between the trust and
                                            sellers. The activities of the
                                            sellers or their affiliates may
                                            involve properties which are in the
                                            same markets as the mortgaged
                                            properties underlying the
                                            certificates. In such cases, the
                                            interests of such sellers or such
                                            affiliates may differ from, and
                                            compete with, the interests of the
                                            trust, and decisions made with
                                            respect to those assets may
                                            adversely affect the amount and
                                            timing of distributions with respect
                                            to the certificates. Conflicts of
                                            interest may arise between the trust
                                            and each of the sellers or their
                                            affiliates that engage in the
                                            acquisition, development, operation,
                                            financing and disposition of real
                                            estate if such sellers acquire any
                                            certificates. In particular, if
                                            certificates held by a seller are
                                            part of a class that is or becomes
                                            the controlling class, the seller,
                                            as part of the holders of the
                                            controlling class, would have the
                                            ability to influence certain actions
                                            of the special servicer under
                                            circumstances where the interests of
                                            the trust conflict with the
                                            interests of the seller or its
                                            affiliates as acquirors, developers,
                                            operators, financers or sellers of
                                            real estate related assets.

                                            The sellers or their affiliates may
                                            acquire a portion of the
                                            certificates. Under such
                                            circumstances, they may become the
                                            controlling class, and as such have
                                            interests that may conflict with
                                            their interests as a seller of the
                                            mortgage loans.

                                            Conflicts between
                                            Certificateholders, holders of other
                                            interests and the Other Master
                                            Servicer and/or the Other Special
                                            Servicer. Each Non-Trust Serviced
                                            Pari Passu Loan will be serviced and
                                            administered pursuant to the
                                            applicable Other Pooling and
                                            Servicing Agreement, each of which
                                            provides for servicing arrangements
                                            that are similar but not identical
                                            to those under the Pooling and
                                            Servicing Agreement. Consequently,
                                            the Non-Trust Serviced Pari Passu
                                            Loans will not be serviced and
                                            administered pursuant to the terms
                                            of the Pooling and Servicing
                                            Agreement. In addition, each of the
                                            legal and/or beneficial owners of
                                            the Non-Trust Serviced Companion
                                            Loans secured by the mortgaged
                                            property relating to the applicable
                                            Non-Trust Serviced Pari Passu Loans,
                                            directly or through representatives,
                                            has certain rights under the
                                            applicable Other Pooling and
                                            Servicing Agreement and the related
                                            intercreditor agreement that affect
                                            the Non-Trust Serviced Pari Passu
                                            Loans and the Non-Trust Serviced
                                            Companion Loans, including
                                            with respect to the servicing
                                            thereof and the appointment of an
                                            Other Special Servicer with respect
                                            thereto. Those legal and/or
                                            beneficial owners may have
                                            interests that conflict with your
                                            interests. In addition, the holders
                                            of the B Notes have certain rights
                                            under the related intercreditor
                                            agreements, including, in certain
                                            cases, with respect to the
                                            servicing thereof and/or the
                                            appointment of an Other Special
                                            Servicer with respect thereto. Such
                                            holders of the B Notes may have
                                            interests that conflict with your
                                            interests.

PREPAYMENTS MAY REDUCE
THE YIELD ON YOUR CERTIFICATES              The yield to maturity on your
                                            certificates will depend, in
                                            significant part, upon the rate and
                                            timing of principal payments on the
                                            mortgage loans. For this purpose,
                                            principal payments include both
                                            voluntary prepayments, if
                                            permitted, and involuntary
                                            prepayments, such as prepayments
                                            resulting from casualty or
                                            condemnation of mortgaged
                                            properties, defaults and
                                            liquidations by borrowers, or
                                            repurchases as a result of a
                                            seller's (or originator's with
                                            respect to the Oakbrook Center Pari
                                            Passu Loan) material breach of
                                            representations and warranties or
                                            material defects in a mortgage
                                            loan's documentation or, with
                                            respect to the Early Defeasance
                                            Loan, as a result of the borrower's
                                            notice that it intends to defease
                                            the Early Defeasance Loan on or
                                            before the second anniversary of
                                            the date of issuance of the
                                            certificates.

                                            The investment performance of your
                                            certificates may vary materially and
                                            adversely from your expectations if
                                            the actual rate of prepayment is
                                            higher or lower than you anticipate.

                                            Voluntary prepayments under some of
                                            the mortgage loans are prohibited
                                            for specified lockout periods or
                                            require payment of a prepayment
                                            premium or a yield maintenance
                                            charge or both, unless the
                                            prepayment occurs within a specified
                                            period prior to and including the
                                            anticipated repayment date or
                                            maturity date, as the case may be.
                                            Nevertheless, we cannot assure you
                                            that the related borrowers will
                                            refrain from prepaying their
                                            mortgage loans due to the existence
                                            of a prepayment premium or a yield
                                            maintenance charge or the amount of
                                            such premium or charge will be
                                            sufficient to compensate you for
                                            shortfalls in payments on your
                                            certificates on account of such
                                            prepayments. We also cannot assure
                                            you that involuntary prepayments
                                            will not occur or that borrowers
                                            will not default in order to avoid
                                            the application of lockout periods.
                                            The rate at which voluntary
                                            prepayments occur on the mortgage
                                            loans will be affected by a variety
                                            of factors, including:

                                            o   the terms of the mortgage loans;

                                            o   the length of any prepayment
                                                lockout period;

                                            o   the level of prevailing interest
                                                rates;

                                            o   the availability of mortgage
                                                credit;

                                            o   the applicable yield maintenance
                                                charges or prepayment premiums
                                                and the ability of the master
                                                servicer, a primary servicer or
                                                the special servicer to enforce
                                                the related provisions;

                                            o   the failure to meet requirements
                                                for release of escrows/reserves
                                                that result in a prepayment;

                                            o   the occurrence of casualties or
                                                natural disasters; and

                                            o   economic, demographic, tax or
                                                legal factors.

                                            With respect to 3 mortgage loans,
                                            representing 0.7% of the initial
                                            outstanding pool balance, a holdback
                                            reserve of $100,000 or less may be
                                            applied by the lender towards
                                            amounts outstanding on the related
                                            mortgage loan if certain conditions,
                                            which relate to certain tenants
                                            taking occupancy of their respective
                                            leaseholds at the related mortgaged
                                            property, do not take place prior to
                                            February 2013. Such allocation by
                                            the lender will result in a partial
                                            prepayment of the related mortgage
                                            loan.

                                            4 mortgage loans, representing 5.7%
                                            of the initial outstanding pool
                                            balance, allow the release of a
                                            portion of the collateral for such
                                            mortgage loan in the event of a
                                            casualty if certain conditions are
                                            met, including the prepayment of a
                                            portion of the outstanding principal
                                            balance of the mortgage loan. For a
                                            further description of the terms of
                                            such release, see the footnotes to
                                            Appendix II.

                                            Generally, no yield maintenance
                                            charge or prepayment premium will be
                                            required for prepayments in
                                            connection with a casualty or
                                            condemnation unless an event of
                                            default has occurred. In addition,
                                            if a seller (or the originator with
                                            respect to the Oakbrook Center Pari
                                            Passu Loan) repurchases any mortgage
                                            loan from the trust due to the
                                            material breach of a representation
                                            or warranty or a material document
                                            defect, the repurchase price paid
                                            will be passed through to the
                                            holders of the certificates with the
                                            same effect as if the mortgage loan
                                            had been prepaid in part or in full,
                                            except that no yield maintenance
                                            charge or prepayment premium will be
                                            payable. Any such repurchase or
                                            purchase may, therefore, adversely
                                            affect the yield to maturity on your
                                            certificates. Similarly, certain of
                                            the holders of the B Notes and
                                            mezzanine debt have the right to
                                            purchase the related mortgage loans
                                            from the trust upon the occurrence
                                            of certain events (including a
                                            default), which will result in
                                            payment to holders of the
                                            certificates with the same effect as
                                            if the mortgage loan had been
                                            prepaid in full, except that no
                                            yield maintenance charge or
                                            prepayment premium will be payable.

                                            Although all of the mortgage loans
                                            have protection against voluntary
                                            prepayments in full in the form of
                                            lockout periods, defeasance
                                            provisions, yield maintenance
                                            provisions and/or prepayment premium
                                            provisions, there can be no
                                            assurance that (i) borrowers will
                                            refrain from fully prepaying
                                            mortgage loans due to the existence
                                            of a yield maintenance charge or
                                            prepayment premium, (ii) involuntary
                                            prepayments or repurchases will not
                                            occur, or (iii) partial prepayments
                                            will not occur in the case of those
                                            loans that permit such prepayment
                                            without a yield maintenance charge
                                            or prepayment premium.

                                            In addition, the yield maintenance
                                            formulas are not the same for all of
                                            the mortgage loans that have yield
                                            maintenance charges. This can lead
                                            to substantial variance from loan to
                                            loan with respect to the amount of
                                            yield maintenance charge that is due
                                            on the related prepayment. Also, the
                                            description in the mortgage notes of
                                            the method of calculation of
                                            prepayment premiums and yield
                                            maintenance charges is complex and
                                            subject to legal interpretation and
                                            it is possible that another person
                                            would interpret the methodology
                                            differently from the way we did in
                                            estimating an assumed yield to
                                            maturity on your certificates as
                                            described in this prospectus
                                            supplement. See Appendix II attached
                                            hereto for a description of the
                                            various pre-payment provisions.

RELEASE OF COLLATERAL                       Notwithstanding the prepayment
                                            restrictions described herein,
                                            certain of the mortgage loans
                                            permit the release of a mortgaged
                                            property (or a portion of the
                                            mortgaged property) subject to the
                                            satisfaction of certain conditions
                                            described in Appendix II hereto. In
                                            order to obtain such release (other
                                            than with respect to the release of
                                            certain non-material portions of
                                            the mortgaged properties which may
                                            not require payment of a release
                                            price), the borrower is required
                                            (among other things) to pay a
                                            release price, which may include a
                                            prepayment premium or yield
                                            maintenance charge on all or a
                                            portion of such payment. See
                                            Appendix II attached hereto for
                                            further details regarding the
                                            various release provisions.

THE YIELD ON YOUR CERTIFICATE WILL
BE AFFECTED BY THE PRICE AT WHICH
YOU PURCHASE THE CERTIFICATE AND THE
RATE, TIMING AND AMOUNT OF
DISTRIBUTIONS ON YOUR CERTIFICATE           The yield on any certificate will
                                            depend on (1) the price at which
                                            such certificate is purchased by you
                                            and (2) the rate, timing and amount
                                            of distributions on your
                                            certificate. The rate, timing and
                                            amount of distributions on any
                                            certificate will, in turn, depend
                                            on, among other things:

                                            o   the interest rate for such
                                                certificate;

                                            o   the rate and timing of principal
                                                payments (including principal
                                                prepayments) and other principal
                                                collections (including loan
                                                purchases in connection with
                                                breaches of representations and
                                                warranties) on or in respect of
                                                the mortgage loans and the
                                                extent to which such amounts are
                                                to be applied or otherwise
                                                result in a reduction of the
                                                certificate balance of such
                                                certificate;

                                            o   the rate, timing and severity of
                                                losses on or in respect of the
                                                mortgage loans or unanticipated
                                                expenses of the trust;

                                            o   the timing and severity of any
                                                interest shortfalls resulting
                                                from prepayments to the extent
                                                not offset by a reduction in the
                                                master servicer's compensation
                                                as described in this prospectus
                                                supplement;

                                            o   the timing and severity of any
                                                reductions in the appraised
                                                value of any mortgaged property
                                                in a manner that has an effect
                                                on the amount of advancing
                                                required on the related mortgage
                                                loan; and

                                            o   the method of calculation of
                                                prepayment premiums and yield
                                                maintenance charges and the
                                                extent to which prepayment
                                                premiums and yield maintenance
                                                charges are collected and, in
                                                turn, distributed on such
                                                certificate.

                                            In addition, any change in the
                                            weighted average life of a
                                            certificate may adversely affect
                                            yield. Prepayments resulting in a
                                            shortening of weighted average lives
                                            of certificates may be made at a
                                            time of lower
                                            interest rates when you may be
                                            unable to reinvest the resulting
                                            payment of principal at a rate
                                            comparable to the effective yield
                                            anticipated when making the initial
                                            investment in certificates. Delays
                                            and extensions resulting in a
                                            lengthening of the weighted average
                                            lives of the certificates may occur
                                            at a time of higher interest rates
                                            when you may have been able to
                                            reinvest principal payments that
                                            would otherwise have been received
                                            by you at higher rates.

YOU BEAR THE RISK OF
BORROWER DEFAULTS                           The rate and timing of
                                            delinquencies or defaults on the
                                            mortgage loans could affect the
                                            following aspects of the offered
                                            certificates:

                                            o   the aggregate amount of
                                                distributions on them;

                                            o   their yields to maturity;

                                            o   their rates of principal
                                                payments; and

                                            o   their weighted average lives.

                                            The rights of holders of each class
                                            of subordinate certificates to
                                            receive payments of principal and
                                            interest otherwise payable on their
                                            certificates will be subordinated to
                                            such rights of the holders of the
                                            more senior certificates having an
                                            earlier alphabetical class
                                            designation. Losses on the mortgage
                                            loans (other than losses with
                                            respect to the Mall at Millenia B
                                            Note, which will be allocated first
                                            to the Class MM Certificates) will
                                            be allocated to the Class O, Class
                                            N, Class M, Class L, Class K, Class
                                            J, Class H, Class G, Class F, Class
                                            E, Class D, Class C and Class B
                                            Certificates, in that order,
                                            reducing amounts otherwise payable
                                            to each class. Any remaining losses
                                            would then be allocated to the Class
                                            A-1 and Class A-2, pro rata and,
                                            with respect to interest losses
                                            only, the Class X Certificates based
                                            on their respective entitlements.

                                            If losses on the mortgage loans
                                            exceed the aggregate certificate
                                            balance of the classes of
                                            certificates subordinated to a
                                            particular class, that particular
                                            class will suffer a loss equal to
                                            the full amount of that excess up to
                                            the outstanding certificate balance
                                            of such class.

                                            If you calculate your anticipated
                                            yield based on assumed rates of
                                            default and losses that are lower
                                            than the default rate and losses
                                            actually experienced and such losses
                                            are allocable to your certificates,
                                            your actual yield to maturity will
                                            be lower than the assumed yield.
                                            Under extreme scenarios, such yield
                                            could be negative. In general, the
                                            earlier a loss borne by your
                                            certificates occurs, the greater the
                                            effect on your yield to maturity.

                                            Additionally, delinquencies and
                                            defaults on the mortgage loans may
                                            significantly delay the receipt of
                                            distributions by you on your
                                            certificates, unless advances are
                                            made to cover delinquent payments or
                                            the subordination of another class
                                            of certificates fully offsets the
                                            effects of any such delinquency or
                                            default.

                                            Also, if the related borrower does
                                            not repay a mortgage loan with a
                                            hyperamortization feature by its
                                            anticipated repayment date, the
                                            effect will be to increase the
                                            weighted average life of your
                                            certificates and may reduce your
                                            yield to maturity.

INTEREST ON ADVANCES AND
COMPENSATION TO THE MASTER SERVICER,
THE SPECIAL SERVICER AND THE TRUSTEE
MAY HAVE AN ADVERSE EFFECT ON THE
PAYMENTS ON YOUR CERTIFICATES               To the extent described in this
                                            prospectus supplement, the master
                                            servicer, the special servicer or
                                            the trustee will be entitled to
                                            receive interest at the "Prime
                                            Rate" on unreimbursed advances they
                                            have made with respect to
                                            delinquent monthly payments or that
                                            are made with respect to the
                                            preservation and protection of the
                                            related mortgaged property or
                                            enforcement of the mortgage loan.
                                            This interest will generally accrue
                                            from the date on which the related
                                            advance is made or the related
                                            expense is incurred to the date of
                                            reimbursement. No advance interest
                                            will accrue during the grace
                                            period, if any, for the related
                                            mortgage loan; however, if such
                                            advance is not reimbursed from
                                            collections received from the
                                            related borrower by the end of the
                                            applicable grace period, advance
                                            interest will accrue from the date
                                            such advance is made. This interest
                                            may be offset in part by default
                                            interest and late payment charges
                                            or default interest paid by the
                                            borrower or by certain other
                                            amounts. In addition, under certain
                                            circumstances, including
                                            delinquencies in the payment of
                                            principal and interest, a mortgage
                                            loan will be serviced by the
                                            special servicer, and the special
                                            servicer is entitled to
                                            compensation for special servicing
                                            activities. The right to receive
                                            interest on advances and special
                                            servicing compensation is senior to
                                            the rights of certificateholders to
                                            receive distributions. The payment
                                            of interest on advances and the
                                            payment of compensation to the
                                            special servicer may result in
                                            shortfalls in amounts otherwise
                                            distributable on certificates.

THE SELLERS OF THE MORTGAGE LOANS
ARE SUBJECT TO BANKRUPTCY OR
INSOLVENCY LAWS THAT MAY AFFECT THE
TRUST'S OWNERSHIP OF THE MORTGAGE LOANS     In the event of the insolvency of
                                            any seller, it is possible the
                                            trust's right to payment from or
                                            ownership of the mortgage loans
                                            could be challenged, and if such
                                            challenge were successful, delays or
                                            reductions in payments on your
                                            certificates could occur.

                                            Based upon opinions of counsel that
                                            the conveyance of the mortgage loans
                                            would generally be respected in the
                                            event of insolvency of the sellers,
                                            which opinions are subject to
                                            various assumptions and
                                            qualifications, the sellers believe
                                            that such a challenge will be
                                            unsuccessful, but there can be no
                                            assurance that a bankruptcy trustee,
                                            if applicable, or other interested
                                            party will not attempt to assert
                                            such a position. Even if actions
                                            seeking such results were not
                                            successful, it is possible that
                                            payments on the certificates would
                                            be delayed while a court resolves
                                            the claim.

LIMITED LIQUIDITY AND MARKET VALUE
MAY ADVERSELY EFFECT
PAYMENTS ON YOUR CERTIFICATES               Your certificates will not be
                                            listed on any securities exchange
                                            or traded on any automated
                                            quotation systems of any registered
                                            securities association, and there
                                            is currently no secondary market
                                            for the certificates. While Morgan
                                            Stanley & Co. Incorporated, CIBC
                                            World Markets Corp. and Merrill
                                            Lynch, Pierce, Fenner & Smith
                                            Incorporated each currently intends
                                            to make a secondary market in the
                                            certificates,
                                            none of them is obligated to do so.
                                            Accordingly, you may not have an
                                            active or liquid secondary market
                                            for your certificates, which could
                                            result in a substantial decrease in
                                            the market value of your
                                            certificates. The market value of
                                            your certificates also may be
                                            affected by many other factors,
                                            including then-prevailing interest
                                            rates. Furthermore, you should be
                                            aware that the market for
                                            securities of the same type as the
                                            certificates has in the past been
                                            volatile and offered very limited
                                            liquidity.

INTEREST RATES BASED ON A WEIGHTED
AVERAGE COUPON RATE ENTAIL RISKS
WHICH MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        The interest rates on certain of
                                            the certificates are based on a
                                            weighted average of the mortgage
                                            loan interest rates net of the
                                            administrative cost rate, which is
                                            calculated based upon the
                                            respective principal balances of
                                            the mortgage loans. The interest
                                            rates on certain of the
                                            certificates may be capped at such
                                            weighted average rate. This
                                            weighted average rate is further
                                            described in this prospectus
                                            supplement under the definition of
                                            "Weighted Average Net Mortgage
                                            Rate." Any class of certificates
                                            which is either fully or partially
                                            based upon the Weighted Average Net
                                            Mortgage Rate may be adversely
                                            affected by disproportionate
                                            principal payments, prepayments,
                                            defaults and other unscheduled
                                            payments on the mortgage loans.
                                            Because some mortgage loans will
                                            amortize their principal more
                                            quickly than others, the rate may
                                            fluctuate over the life of those
                                            classes of your certificates.

                                            In general, mortgage loans with
                                            relatively high mortgage interest
                                            rates are more likely to prepay than
                                            mortgage loans with relatively low
                                            mortgage interest rates. For
                                            instance, varying rates of
                                            unscheduled principal payments on
                                            mortgage loans which have interest
                                            rates above the Weighted Average Net
                                            Mortgage Rate may have the effect of
                                            reducing the interest rate of your
                                            certificates.

         This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above in this "Risk Factors" section and elsewhere in this prospectus supplement.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

         Capitalized terms are defined in the "Glossary of Terms" attached hereto.

GENERAL

         The Series 2003-IQ4 Commercial Mortgage Pass-Through Certificates will be issued on or about June 5, 2003 pursuant to a Pooling and Servicing Agreement to be dated as of June 1, 2003, among Morgan Stanley Capital I Inc., the master servicer, the special servicer and the trustee.

         The certificates will represent in the aggregate the entire beneficial ownership interest in the trust consisting primarily of:

          o the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date (or, with respect to any mortgage loan due on a date other than the first day of each month, the due date of such mortgage loan in June), exclusive of principal prepayments received prior to the Cut-off Date and scheduled payments of principal and interest due on or before the Cut-off Date (or, with respect to any mortgage loan due on a date other than the first day of each month, the due date of such mortgage loan in June);

          o any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise;

          o a security interest in any "government securities" as defined in the Investment Company Act of 1940 pledged in respect of the defeasance of a mortgage loan; and

          o certain rights of Morgan Stanley Capital I Inc. under, or assigned to Morgan Stanley Capital I Inc. pursuant to, each of the Mortgage Loan Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of the related seller (or the representation and warranties assigned by the related seller) regarding its mortgage loans.

         Although each of the 1290 AOTA Mortgage Loan and the Mall at Millenia B
Note is an asset of the trust, for purposes of the information contained in this prospectus supplement (including the appendices hereto), neither the 1290 AOTA Mortgage Loan nor the Mall at Millenia B Note is reflected and the term "mortgage loan" does not include the 1290 AOTA Mortgage Loan or the Mall at Millenia B Note because such loans support only the Class TN Certificates or the Class MM Certificates, respectively, which certificates are not being offered pursuant to this prospectus supplement.

         The certificates will be issued on or about June 5, 2003 and will only be entitled to scheduled payments on the mortgage loans that are due (and unscheduled payments that are received) after June 1, 2003 (or, with respect to any mortgage loan due on a date other than the first day of each month, the due date of such mortgage loan in June).

          o    The certificates will consist of 28 classes, to be designated as:

          o    the Class A-1 Certificates and the Class A-2 Certificates;

          o    the Class X-1 Certificates and the Class X-2 Certificates;

          o the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates, the Class O Certificates, the Class MM-A Certificates, the Class MM-B Certificates, the Class TN-A Certificates, the Class TN-B Certificates, the Class TN-C Certificates, the Class TN-D Certificates, the Class TN-E Certificates and the Class EI Certificates; and

          o the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates.

         The Class A Certificates will be issued in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount. The Class B, Class C and Class D Certificates will be issued in denominations of $100,000 initial Certificate Balance and in any whole dollar denomination in excess thereof.

         Each class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). We have been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in an offered certificate will be entitled to receive a fully registered physical certificate representing such interest, except as presented in the prospectus under "Description Of The Certificates--Book-Entry Registration and Definitive Certificates." Unless and until definitive certificates are issued in respect of any class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through DTC's participating organizations.

         All references herein to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related Certificate Owners through DTC's Participants in accordance with DTC procedures. Until definitive certificates are issued in respect of any class of offered certificates, interests in such certificates will be transferred on the book-entry records of DTC and its Participants. See "Description Of The Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

         Certificateholders must hold their offered certificates in book-entry form, and delivery of the offered certificates will be made through the facilities of DTC, in the United States, and may be made through the facilities of Clearstream Banking or Euroclear, in Europe. Transfers within DTC, Clearstream Banking or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream Banking or Euroclear, on the other, will be effected in DTC through Citibank, N.A. or JPMorgan Chase, the relevant depositaries of Clearstream Banking and Euroclear, respectively.

         Because of time-zone differences, credits of securities received in Clearstream Banking or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participant or Clearstream Banking customer on such business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or Euroclear cash account only as of the business day following settlement in DTC.

CERTIFICATE BALANCES

         Upon initial issuance, the Class A-1, Class A-2, Class B, Class C and Class D Certificates will have the following aggregate Certificate Balances. In each case, the Certificate Balance may vary by 5%:

                   INITIAL AGGREGATE       APPROXIMATE PERCENT OF           RATINGS             APPROXIMATE CREDIT
    CLASS         CERTIFICATE BALANCE       INITIAL POOL BALANCE        (FITCH/MOODY'S)              SUPPORT
-------------  ------------------------  --------------------------  ----------------------  ------------------------
Class A-1           $178,879,000                     24.58%                 AAA/Aaa                     13.625%
Class A-2           $449,730,000                     61.80%                 AAA/Aaa                     13.625%
Class B              $18,194,000                      2.50%                 AA/Aa2                      11.125%
Class C              $23,652,000                      3.25%                  A/A2                        7.875%
Class D               $4,549,000                      0.63%                  A-/A3                       7.250%

         The percentages indicated under the columns "Approximate Credit Support" with respect to the Class A-1 and Class A-2 Certificates represent the approximate credit support for the Class A-1 and Class A-2 Certificates in the aggregate.

         The initial Certificate Balance of each Principal Balance Certificate will be presented on the face thereof. The Certificate Balance outstanding at any time will equal the then maximum amount of principal that the holder will be entitled to receive. On each Distribution Date, the Certificate Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on that certificate on the applicable Distribution Date, and will be further reduced by any Realized Losses and Expense Losses allocated to such certificate on such Distribution Date. See "--Distributions" and "--Distributions--Subordination; Allocation of Losses and Certain Expenses" below.

         The Interest Only Certificates will not have a Certificate Balance. Each such class of certificates will represent the right to receive distributions of interest accrued as described herein on a Notional Amount.

                                        The Notional Amount of the Class X-1
                                        Certificates will be equal to the
                                        aggregate of the Certificate Balances of the classes of Principal Balance Certificates outstanding from time to time. The Notional Amount of the Class X-2 Certificates will equal:


                                        o during the period from the Closing
                                          Date through and including the
                                          distribution date occurring in June
                                          2005, the sum of (a) the lesser of
                                          $134,736,000 and the certificate
                                          balance of the Class A-1 Certificates
                                          outstanding from time to time and (b)
                                          the aggregate of the certificate
                                          balances of the Class A-2, Class B,
                                          Class C, Class D, Class E, Class F,
                                          Class G, Class H, Class J and Class K
                                          Certificates outstanding from time to
                                          time;

                                        o during the period following the
                                          distribution date occurring in June
                                          2005 through and including the
                                          distribution date occurring in June
                                          2006, the sum of (a) the lesser of
                                          $95,818,000 and the certificate
                                          balance of the Class A-1 Certificates
                                          outstanding from time to time, (b) the
                                          aggregate of the certificate balances
                                          of the Class A-2, Class B, Class C,
                                          Class D, Class E, Class F and Class G
                                          Certificates outstanding from time to
                                          time and (c) the lesser of $1,886,000
                                          and the certificate balance of the
                                          Class H Certificates outstanding from
                                          time to time;

                                        o during the period following the
                                          distribution date occurring in June
                                          2006 through and including the
                                          distribution date occurring in June
                                          2007, the sum of (a) the lesser of
                                          $58,920,000 and the certificate
                                          balance of the Class A-1 Certificates
                                          outstanding from time to time, (b) the
                                          aggregate of the certificate balances
                                          of the Class A-2, Class B, Class C,
                                          Class D and Class E Certificates
                                          outstanding from time to time and (c)
                                          the lesser of $4,286,000 and the
                                          certificate balance of the Class F
                                          Certificates outstanding from time to
                                          time;

                                        o during the period following the
                                          distribution date occurring in June
                                          2007 through and including the
                                          distribution date occurring in June
                                          2008, the sum of (a) the lesser of
                                          $21,995,000 and the certificate
                                          balance of the Class A-1 Certificates
                                          outstanding from time to time, (b) the
                                          aggregate of the certificate balances
                                          of the Class A-2, Class B and Class C
                                          Certificates outstanding from time to
                                          time and (c) the lesser of $4,085,000
                                          and the certificate balance of the
                                          Class D Certificates outstanding from
                                          time to time;

                                        o during the period following the
                                          distribution date occurring in June
                                          2008 through and including the
                                          distribution date occurring in June
                                          2009, the sum of (a) the lesser of
                                          $436,296,000 and the certificate
                                          balance of the Class A-2 Certificates
                                          outstanding from time to time, (b) the
                                          certificate balance of the Class B
                                          Certificates outstanding from time to
                                          time, and (c) the lesser of
                                          $16,774,000 and the certificate
                                          balance of the Class C Certificates
                                          outstanding from time to time;

                                        o during the period following the
                                          distribution date occurring in June
                                          2009 through and including the
                                          distribution date occurring in June
                                          2010, the sum of (a) the lesser of
                                          $401,317,000 and the certificate
                                          balance of the Class A-2 Certificates
                                          outstanding from time to time, (b) the
                                          certificate balance of the Class B
                                          Certificates outstanding from time to
                                          time and (c) the lesser of $6,789,000
                                          and the certificate balance of the
                                          Class C Certificates outstanding from
                                          time to time;

                                        o during the period following the
                                          distribution date occurring in June
                                          2010 through and including the
                                          distribution date occurring in June
                                          2011, the sum of (a) the lesser of
                                          $368,098,000 and the certificate
                                          balance of the Class A-2 Certificates
                                          outstanding from time to time and (b)
                                          the lesser of $15,934,000 and the
                                          certificate balance of the Class B
                                          Certificates outstanding from time to
                                          time; and

                                        o following the distribution date
                                          occurring in June 2011, $0.

         Accordingly, the Notional Amount of the Class X-1 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses of principal actually allocated to any class of Principal Balance Certificates. The Notional Amount of the Class X-2 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses of principal actually allocated to any component and any class of Certificates included in the calculation of the Notional Amount for the Class X-2 Certificates on such Distribution Date, as described above. It is anticipated that holders of the Class X-2 Certificates will not be entitled to distributions of interest at any time following the Distribution Date occurring in June 2011. Accordingly, upon initial issuance, the aggregate Notional Amount of the Class X-1 Certificates and Class X-2 Certificates will be $727,767,609 and $667,249,000, respectively, subject in each case to a permitted variance of plus or minus 5%. The Notional Amount of each Class X Certificate is used solely for the purpose of determining the amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.

         The Residual Certificates will not have Certificate Balances or Notional Amounts.

PASS-THROUGH RATES

         The Pass-Through Rates applicable to the Class A-1, Class A-2, Class B, Class C and Class D Certificates for each Distribution Date will be equal to 3.27%, 4.07%, 4.18%, 4.27% and 4.34% per annum, respectively.

         The Pass-Through Rate applicable to the Class X-1 Certificates for the initial Distribution Date will equal approximately 0.21% per annum. The Pass-Through Rate applicable to the Class X-1 Certificates for each Distribution Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the "Class X-1 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-1 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of one of the classes of the Principal Balance Certificates. In general, the Certificate Balance of each class of Principal Balance Certificates will constitute a separate component of the total Notional Amount of the Class X-1 Certificates; provided that, if a portion, but not all, of the Certificate Balance of any particular class of Principal Balance Certificates is identified under "--Certificate Balances" above as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that identified portion of such Certificate Balance will also represent one or more separate components of the total Notional Amount of the Class X-1

Certificates for purposes of calculating the accrual of interest for the related Distribution Date, and the remaining portion of such Certificate Balance will represent one or more other separate components of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before June 2011, on any particular component of the total Notional Amount of the Class X-1 Certificates immediately prior to the related Distribution Date, the applicable Class X-1 Strip Rate will be calculated as follows:

         o if such particular component consists of the entire Certificate Balance of any class of Principal Balance Certificates, and if such Certificate Balance also constitutes, in its entirety, a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule A attached hereto and (ii) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates;

         o if such particular component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance Certificates, and if such designated portion of such Certificate Balance also constitutes a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule A attached hereto and (ii) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates;

         o if such particular component consists of the entire Certificate Balance of any class of Principal Balance Certificates, and if such Certificate Balance does not, in whole or in part, also constitute a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates; and

         o if such particular component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance Certificates, and if such designated portion of such Certificate Balance does not also constitute a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates.

         For any Distribution Date occurring after June 2011, the Certificate Balance of each class of Principal Balance Certificates will constitute a separate component of the total Notional Amount of the Class X-1 Certificates, and the applicable Class X-1 Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates. Under no circumstances will the Class X-1 Strip Rate be less than zero.

         The Pass-Through Rate applicable to the Class X-2 Certificates for the initial Distribution Date will equal approximately 2.05% per annum. The Pass-Through Rate applicable to the Class X-2 Certificates for each Distribution Date subsequent to the initial Distribution Date and on or before the Distribution Date in June 2011 will equal the weighted average of the respective strip rates (the "Class X-2 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-2 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of a specified class of Principal Balance Certificates. If all or a designated portion of the Certificate Balance of any class of Principal Balance Certificates is identified under "--Certificate Balances" above as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion thereof) will represent one or more components of the total Notional Amount of the Class X-2 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before June 2011, on any particular component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, the applicable Class X-2 Strip Rate will equal the excess, if any, of:

         o the lesser of (a) the rate per annum corresponding to such Distribution Date as set forth on Schedule A attached hereto and (b) the Weighted Average Net Mortgage Rate for such Distribution Date, over

         o the Pass-Through Rate for such Distribution Date for the class of Principal Balance Certificates whose Certificate Balance, or a designated portion thereof, comprises such component.

         Under no circumstances will the Class X-2 Strip Rate be less than zero.

         The pass-through rate applicable to the Class E, Class F and Class G Certificates will, at all times, be equal to either (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage. The pass-through rates applicable to each of the Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates will, at all times, be equal to the lesser of 5.50% per annum and the weighted average net mortgage rate.

         The Administrative Cost Rate for each mortgage loan is presented in Appendix II. The Administrative Cost Rate will be payable on the Scheduled Principal Balance of each mortgage loan outstanding from time to time. The Administrative Cost Rate applicable to a mortgage loan in any month will be determined using the same interest accrual basis on which interest accrues under the terms of such mortgage loan.

DISTRIBUTIONS

General

         Distributions on or with respect to the certificates will be made by the paying agent, to the extent of available funds, and in accordance with the manner and priority presented in this prospectus supplement, on each Distribution Date, commencing in July 2003. Except as otherwise described below, all such distributions will be made to the persons in whose names the certificates are registered at the close of business on the related Record Date. Every distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the paying agent with wiring instructions on or before the related Record Date, or otherwise by check mailed to such Certificateholder.

         The final distribution on any certificate will be determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such certificate. The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of such certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a certificate in reimbursement of a Realized Loss or Expense Loss previously allocated thereto, which reimbursement is to occur after the date on which such certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such certificate. The likelihood of any such distribution is remote. All distributions made on or with respect to a class of certificates will be allocated pro rata among such certificates based on their respective Percentage Interests in such class.

The Available Distribution Amount

         With respect to any Distribution Date, distributions of interest on and principal of the certificates (other than the Class MM and Class TN Certificates) will be made from the Available Distribution Amount for that Distribution Date.

         With respect to the Distribution Date occurring in each January, other than a leap year, and each February, the Interest Reserve Amount will be deposited into the Interest Reserve Account in respect of each Interest Reserve

Loan in an amount equal to 1 day's interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which such Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made in respect thereof for such Due Date. For purposes of this calculation, the Net Mortgage Rate for those months will be calculated without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the definition of "Net Mortgage Rate" in the Glossary. With respect to the Distribution Date occurring in March of each year, the paying agent will withdraw an amount from each Interest Reserve Account in respect of each Interest Reserve Loan equal to the related Interest Reserve Amount from the preceding January, if applicable, and February, and the withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

Application of the Available Distribution Amount

     On each Distribution Date, except as described under "--Optional Termination" below, for so long as any class of offered certificates remains outstanding, the paying agent will apply the Available Distribution Amount other than Excess Interest and Excess Liquidation Proceeds, if any for such date for the following purposes and in the following order of priority:

                  (i) to the holders of the Class A-1, Class A-2, Class X-1 and Class X-2, the Distributable Certificate Interest Amount in respect of each such class for such Distribution Date, pro rata in proportion to the Distributable Certificate Interest Amount payable in respect of each such class;

                  (ii) to the holders of the Class A-1 Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-1 Certificates has been reduced to zero;

                  (iii) upon payment in full of the aggregate Certificate Balance of the Class A-1 Certificates, to the holders of the Class A-2 Certificates, the Principal Distribution Amount for such Distribution Date, until the aggregate Certificate Balance of the Class A-2 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-1 Certificates;

                  (iv) to the holders of the Class A Certificates and the Class X Certificates, pro rata in proportion to their respective entitlements to reimbursement described in this clause, to reimburse them for any Realized Losses or Expense Losses previously allocated thereto and for which reimbursement has not previously been fully paid (in the case of the Class X Certificates, insofar as Realized Losses or Expense Losses have resulted in shortfalls in the amount of interest distributed, other than by reason of a reduction of the Notional Amount), plus interest on such Realized Losses or Expense Losses, at 1/12 the applicable Pass-Through Rate;

                  (v) to the holders of the Class B Certificates, the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

                  (vi) upon payment in full of the aggregate Certificate Balances of the Class A Certificates, to the holders of the Class B Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class B Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A Certificates;

                  (vii) to the holders of the Class B Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at 1/12 the applicable Pass-Through Rate;

                  (viii) to the holders of the Class C Certificates, the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

                  (ix) upon payment in full of the aggregate Certificate Balance of the Class B Certificates, to the holders of the Class C Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class C Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A or Class B Certificates;

                  (x) to the holders of the Class C Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not been fully paid, plus interest on such Realized Losses or Expense Losses, at 1/12 the applicable Pass-Through Rate;

                  (xi) to the holders of the Class D Certificates, the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

                  (xii) upon payment in full of the aggregate Certificate Balance of the Class C Certificates, to the holders of the Class D Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class D Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A, Class B or Class C Certificates;

                  (xiii) to the holders of the Class D Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not been fully paid, plus interest on such Realized Losses or Expense Losses, at 1/12 the applicable Pass-Through Rate; and

                  (xiv) to make payments to the holders of the private certificates (other than the Class MM, Class TN, Class X-1 and Class X-2 Certificates) as contemplated below.

         Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all classes of Subordinate Certificates has been reduced to zero or the aggregate Appraisal Reduction in effect is greater than or equal to the aggregate Certificate Balance of all classes of Subordinate Certificates, the Principal Distribution Amount will be distributed:

         o first, to the Class A-1 and Class A-2 Certificates, pro rata, in proportion to their respective Certificate Balances, in reduction of their respective Certificate Balances, until the aggregate Certificate Balance of each such class is reduced to zero; and

         o second, to the Class A-1 and Class A-2 Certificates, pro rata, based on their respective entitlements to reimbursement, for the unreimbursed amount of Realized Losses and Expense Losses previously allocated to such classes, plus interest on such Realized Losses or Expense Losses, at 1/12 the applicable Pass-Through Rate.

         On each Distribution Date, following the above-described distributions on the offered certificates and the Class X-1 and Class X-2 Certificates, the paying agent will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments to the holders of each of the respective classes of private certificates, other than the Class MM, Class TN, Class X-1 and Class X-2 Certificates and Residual Certificates, in alphabetical order of class designation, in each case for the following purposes and in the following order of priority, that is, payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class E Certificates, then payments under clauses (1), (2), and (3) below, in that order, to the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates:

                  (1) to pay interest to the holders of the particular class of certificates, up to an amount equal to the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

                  (2) if the aggregate Certificate Balance of each other class of Subordinate Certificates, if any, with an earlier alphabetical class designation has been reduced to zero, to pay principal to the holders of the particular class of certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate Certificate Balance of such class of certificates and (b) the aggregate of the remaining Principal Distribution Amount for such Distribution Date; and

                  (3) to reimburse the holders of the particular class of certificates, up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such class of certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts, at 1/12 the Pass-Through Rate of such class of certificates.

         Any portion of the Available Distribution Amount for any Distribution Date that is not otherwise payable to the holders of REMIC Regular Certificates as contemplated above, will be paid to the holders of the Class R-I Certificates, and any amount of Excess Interest on deposit in the Excess Interest Sub-account for the related Collection Period will be paid to holders of the Class EI Certificates (regardless of whether the Certificate Balance of such class has been reduced to zero).

         Excess Liquidation Proceeds will be deposited into the Reserve Account. On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance Certificates -- in order of alphabetical class designation -- for any, and to the extent of, Realized Losses and Expense Losses previously allocated to them; and second, upon the reduction of the aggregate Certificate Balance of the Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the special servicer as additional special servicer compensation.

Distributions of Prepayment Premiums and Yield Maintenance Charges

         On any Distribution Date, Prepayment Premiums or Yield Maintenance Charges collected during the related Collection Period (other than with respect to any Serviced Companion Loan) will be distributed by the trustee on the classes of certificates as follows: to the holders of each of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all classes of certificates on that Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and that class and (c) the aggregate amount of the Prepayment Premium or Yield Maintenance Charges collected during the related Collection Period. Any Prepayment Premiums described in the previous sentences or Yield Maintenance Charges collected during the related Collection Period (other than with respect to any Serviced Companion Loan) remaining after the distributions described above will be distributed to the holders of the Class X-1 and Class X-2 Certificates. On or prior to the Distribution Date in June 2007, 52% of the Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-1 Certificates and 48% of the Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-2 Certificates. After the Distribution Date in June 2007, any Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-1 Certificates. Prepayment Premiums and Yield Maintenance Charges collected with respect to any Serviced Companion Loan will be payable to the holders of such Serviced Companion Loans in accordance with the related intercreditor agreements.

         No Prepayment Premiums and Yield Maintenance Charges will be distributed to holders of the Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates or the Residual Certificates. Any Prepayment Premiums or Yield Maintenance Charges distributed to holders of a class of certificates may not be sufficient to compensate those holders for any loss in yield attributable to the related principal prepayments.

Treatment of REO Properties

         Notwithstanding that any mortgaged property may be acquired as part of the trust through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will, for purposes of, among other things, determining Pass-Through Rates of, distributions on and allocations of Realized Losses and Expense Losses to the certificates, as well as the amount of Master Servicing Fees, Trustee Fees, Primary Servicing Fees, Excess Servicing Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement, be treated as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property, exclusive of related operating costs, will be "applied" by the master servicer as principal, interest and other amounts "due" on such mortgage loan; and, subject to the recoverability determination described under "--Advances" below and the effect of any Appraisal Reductions described under "--Appraisal Reductions" below, the master servicer will be required to make P&I Advances in respect of such mortgage loan, in all cases as if such mortgage loan had remained outstanding. References to mortgage loan and mortgage loans in the definitions of Weighted Average Net Mortgage Rate and Principal Distribution Amount are intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO Property.

Appraisal Reductions

         Not later than the earliest Appraisal Event, the special servicer is required to obtain an MAI appraisal, if the Scheduled Principal Balance of the mortgage loan (other than a Non-Trust Serviced Pari Passu Loan) is greater than $2,000,000, or perform an internal valuation, if the Scheduled Principal Balance of the mortgage loan is equal to or less than $2,000,000, of the related mortgaged property or REO Property, as the case may be. However, the special servicer, in accordance with the Servicing Standard, need not obtain either the MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior 12 months.

         As a result of such appraisal or internal valuation, an Appraisal Reduction may be created. An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan (other than a Non-Trust Serviced Pari Passu
Loan) is brought current under the then current terms of the mortgage loan for at least 3 consecutive months. No Appraisal Reduction will exist as to any mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of. An appraisal for any mortgage loan (other than a Non-Trust Serviced Pari Passu Loan) that has not been brought current for at least 3 consecutive months will be updated annually, with a corresponding adjustment to the amount of the related Appraisal Reduction. In addition, the Operating Adviser may at any time request the special servicer to obtain - at the Operating Adviser's expense - an updated appraisal, with a corresponding adjustment to the amount of the Appraisal Reduction.

         The existence of an Appraisal Reduction will proportionately reduce the master servicer's or the trustee's, as the case may be, obligation to make P&I Advances in respect of the related mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate class or classes of Principal Balance Certificates or, in the case of any Appraisal Reduction in respect of the Mall at Millenia Mortgage Loan, first, the Class MM Certificates up to the certificate balance thereof and then, the then most subordinate class or classes of Principal Balance Certificates. See "--Advances--P&I Advances" below.

         Each Non-Trust Serviced Pari Passu Loan is subject to provisions in the applicable Other Pooling and Servicing Agreement relating to appraisal reductions that are substantially similar to the provisions set forth above. The existence of an appraisal reduction under the applicable Other Pooling and Servicing Agreement in respect of a Non-Trust Serviced Pari Passu Loan will proportionately reduce the Other Master Servicer's, the Other Trustee's or the Other Fiscal Agent's, as the case may be, obligation to make P&I Advances in respect of the applicable mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate class or classes of Principal Balance Certificates, taking into consideration distributions in respect of the Non-Trust Serviced Companion Loan. See "--Advances--P&I Advances" below and "Description of the Mortgage Pool--The Federal Center Plaza Pari Passu Loan," "--The Katy Mills Pari Passu Loan" and "--The Oakbrook Center Pari Passu Loan" in this prospectus supplement.

Subordination; Allocation of Losses and Certain Expenses

         As and to the extent described herein, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described herein, to the rights of holders of the Senior Certificates, and to the rights of the holders of each other class of Subordinate Certificates with an earlier alphabetical class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of each class of Class A Certificates of principal in an amount equal to the entire Certificate Balance of the Class A Certificates.

         Similarly, but to decreasing degrees and in alphabetical order of class designation, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the

Class O Certificates, which do not have the benefit of any effective subordination, of the full amount of interest payable in respect of such classes of certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire Certificate Balance of such class of certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described above under "--Application of the Available Distribution Amount" and by the allocation of Realized Losses and Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the certificates.

         Allocation to the Class A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will generally have the effect of reducing the Certificate Balance of those classes at a faster rate than would be the case if principal payments were allocated pro rata to all classes of certificates with Certificate Balances. Thus, as principal is distributed to the holders of the Class A Certificates, the percentage interest in the trust evidenced by the Class A Certificates will be decreased, with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates, thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Certificates by the Subordinate Certificates.

         Following retirement of the Class A Certificates, the herein described successive allocation to the Subordinate Certificates, in alphabetical order of class designation, in each case until such class is paid in full, of the entire Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such class of certificates as regards the relative amount of subordination afforded thereto by the other classes of certificates with later alphabetical class designations.

         Realized Losses of principal and interest on the mortgage loans and Expense Losses thereon for any Distribution Date, to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account, will be allocated to the Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and then to the Class A-1 and Class A-2 Certificates pro rata and, solely with respect to losses of interest, to the Class X-1 and Class X-2 Certificates (other than as a reduction of the Notional Amount), pro rata with each other and with the Class A Certificates, in each case reducing principal and/or interest otherwise payable thereon.

         Any shortfall in the amount of the Distributable Certificate Interest Amount paid to the Certificateholders of any class of certificates on any Distribution Date will result in Unpaid Interest for such class which, together with interest thereon compounded monthly at 1/12 the applicable Pass-Through Rate, will be distributable in subsequent periods to the extent of funds available therefor.

         Realized Losses with respect to each Non-Trust Serviced Pari Passu Loan will equal a pro rata share (based on principal balance) of the amount of any loss calculated in accordance with the foregoing provisions with respect to such mortgage loans and the related Non-Trust Serviced Companion Loan, as applicable. Any additional trust expenses under the applicable Other Pooling and Servicing Agreement that are similar to those expenses resulting in Expense Losses and that relate to a Non-Trust Serviced Loan Pair are to be paid, pro rata, out of collections on, and other proceeds of, the related Non-Trust Serviced Pari Passu Loan and the related Non-Trust Serviced Companion Loan, thereby potentially resulting in a loss to the trust.

Prepayment Interest Shortfalls and Prepayment Interest Excesses

         To the extent that the aggregate Prepayment Interest Shortfalls on all mortgage loans serviced by the master servicer (including Specially Serviced Mortgage Loans) exceed the aggregate Prepayment Interest Excesses for such mortgage loans for the related Distribution Date, the Master Servicing Fee payable to the master servicer and, if applicable, the Primary Servicing Fee payable to the primary servicer will be reduced by the amount of any Compensating Interest. See "Servicing of the Mortgage Loans--The Master Servicer--Master Servicer Compensation" in this prospectus supplement.

         Any Net Aggregate Prepayment Interest Shortfall for a Distribution Date will be allocated to each class of certificates other than the Class MM and Class TN Certificates, pro rata, in proportion to the amount of Accrued Certificate Interest payable thereto on the Distribution Date, in each case reducing interest otherwise payable thereon. The Distributable Certificate Interest Amount in respect of any class of certificates other than the Class

MM and Class TN Certificates will be reduced to the extent any Net Aggregate Prepayment Interest Shortfalls are allocated to such class of certificates. See "Servicing of the Mortgage Loans--The Master Servicer--Master Servicer Compensation" in this prospectus supplement.

         On any Distribution Date, to the extent that the aggregate Prepayment Interest Excesses on all mortgage loans serviced by the master servicer (including any Specially Serviced Mortgage Loans) exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

Optional Termination

         The holders of a majority of the controlling class, the master servicer, the special servicer and the holder of the majority interest in the Class R-I Certificates, in that order, will have the option to purchase, in whole but not in part, the mortgage loans and any other property remaining in the trust on any Distribution Date on or after the Distribution Date on which the aggregate Certificate Balance of all classes of Principal Balance Certificates then outstanding is less than or equal to 1% of the Initial Pool Balance.

         The purchase price for any such purchase will be the sum of, without duplication, 100% of the aggregate unpaid principal balances of the mortgage loans, other than any mortgage loans as to which the master servicer has determined that all payments or recoveries with respect thereto have been made, plus accrued and unpaid interest at the mortgage rate--or the mortgage rate less the Master Servicing Fee Rate--if the master servicer is the purchaser--to the Due Date for each mortgage loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the Advance Rate, and the fair market value of any other property remaining in the trust. The optional termination of the trust must be conducted so as to constitute a "qualified liquidation" of each REMIC under Section 860F of the Code.

         Upon any such termination, the purchase price for the mortgage loans and the other property in the trust will be applied to pay accrued and unpaid interest on and reduce the Certificate Balance of all outstanding classes to zero in the manner provided under "Description of the Offered Certificates--Distributions--Application of the Available Distribution Amount" in this prospectus supplement. Notice of any optional termination must be mailed by the trustee to the Certificateholders and the Rating Agencies upon the receipt of written notice of such optional termination by the trustee and the paying agent.

         ANY SUCH TERMINATION WILL HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY OUTSTANDING OFFERED CERTIFICATES PURCHASED AT A PREMIUM. SEE "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

ADVANCES

P&I Advances

         On the business day prior to each Distribution Date, the master servicer will be obligated to make a P&I Advance, but only to the extent that the master servicer determines, in its sole discretion, exercised in accordance with the Servicing Standard, that the amount so advanced, plus interest expected to accrue thereon, will be recoverable from subsequent payments or collections, including Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, in respect of the related mortgage loan and only until the mortgage loan has been liquidated; provided, however, that the amount of any P&I Advance required to be advanced by the master servicer with respect to interest on a mortgage loan as to which there has been an Appraisal Reduction will be an amount equal to the product of:

         o the amount required to be advanced by the master servicer without giving effect to this sentence; and

         o a fraction, the numerator of which is the Scheduled Principal Balance of such mortgage loan as of the immediately preceding Determination Date less any Appraisal Reduction in effect with respect to such mortgage loan and the denominator of which is the Scheduled Principal Balance of such mortgage loan as of such Determination Date.

         In addition, the master servicer will not in any event be required to
(i) advance Prepayment Premiums, Yield Maintenance Charges, Default Interest, Excess Interest or Balloon Payments, (ii) make any P&I Advances on any Serviced Companion Loan or (iii) make any P&I Advances on any Non-Trust Serviced Pari Passu Loan (except as set forth in the last paragraph under this "--P&I Advances") or Non-Trust Serviced Companion Loan.

         Each Other Master Servicer is obligated to make P&I Advances with respect to any related Non-Trust Serviced Pari Passu Loan to the extent set forth in the applicable Other Pooling and Servicing Agreement.

         With respect to any mortgage loan that is delinquent in respect of its Balloon Payment, including any REO Property as to which the related mortgage loan provided for a Balloon Payment, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, if such amount is not collected from the related borrower, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled Payments. With respect to 2 mortgage loans, representing 0.7% of the Initial Pool Balance, which have Due Dates (exclusive of grace periods) on or after the Distribution Date, the master servicer is required to make advances of Scheduled Payments, subject to a favorable recoverability determination, to the extent such payments are not received from the applicable borrower by the master servicer on or before the related Master Servicer Remittance Date. To the extent that the Mall at Millenia Companion Loan or the 55 East Monroe Companion Loan is deposited into a commercial mortgage securitization and the master servicer with respect to such commercial mortgage securitization determines in its sole discretion that an advance of scheduled payments with respect to the Mall at Millenia Companion Loan or the 55 East Monroe Companion Loan will not be ultimately recoverable from related recoveries, the master servicer will not make any P&I Advances with respect to the Mall at Millenia Pari Passu Loan or the Mall at Millenia B Note or the 55 East Monroe Pari Passu Loan.

         The master servicer will be entitled to interest on P&I Advances, which interest will accrue at the Advance Rate. This interest and any interest on other Advances, including interest on advances made by the Other Master Servicer, Other Trustee or Other Fiscal Agent, as applicable, in respect of any Non-Trust Serviced Pari Passu Loan, will result in a reduction in amounts payable on the certificates, to the extent that interest is not otherwise offset in accordance with the Pooling and Servicing Agreement and the Other Pooling and Servicing Agreement.

         P&I Advances and interest accrued thereon at the Advance Rate will be reimbursable or payable from recoveries on the related mortgage loans and, to the extent the master servicer determines in its sole discretion, exercised in accordance with the Servicing Standard, that a P&I Advance will not be ultimately recoverable from related recoveries it will recover such amounts from general collections on all mortgage loans. P&I Advances made in respect of mortgage loans which have a grace period that expires after the Determination Date will not begin to accrue interest until the day succeeding the expiration date of any applicable grace period; provided that if such P&I Advance is not reimbursed from collections received by the related borrower by the end of the applicable grace period, advance interest will accrue from the date such advance is made (which will be the Master Servicer Remittance Date). In no event will the master servicer be required to make aggregate P&I Advances with respect to any mortgage loan which, when including the amount of interest accrued thereon at the Advance Rate, equals an amount greater than the Scheduled Principal Balance plus all overdue amounts thereof, less any Appraisal Reductions with respect thereto.

         The right of the master servicer to reimbursement or payment out of recoveries will be prior to the right of the Certificateholders to receive any amounts recovered with respect to any mortgage loan. If the master servicer fails to make a required P&I Advance, the trustee is required to make such P&I Advance, subject to the same limitations, and with the same rights, as described above for the master servicer. If the Other Master Servicer, Other Trustee or Other Fiscal Agent, as applicable, with respect to any Non-Trust Serviced Pari Passu Loan fails to make a required P&I Advance pursuant to the applicable Other Pooling and Servicing Agreement (other than based on a nonrecoverability determination), the master servicer is required to make such P&I Advance. If the master servicer fails to make such required P&I Advance, the trustee is required to make such P&I Advance, subject to the same limitations, and with the same rights, as described above for the master servicer.

Servicing Advances

         Servicing Advances, in all cases, will be reimbursable as described below. The master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account or the

Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

         With respect to the mortgaged properties securing the mortgage loans (other than the Non-Trust Serviced Pari Passu Loans), the master servicer will be obligated to make Servicing Advances for, among other things, real estate taxes prior to the earlier of the imposition of late tax payment penalty charges or the notice of intent to create a tax lien on the property and insurance premiums, to the extent that the trustee as mortgagee has an insurable interest and insurance coverage is available at commercially reasonable rates and not paid by the related borrower on a timely basis and for collection or foreclosure costs, including reasonable attorneys fees. With respect to REO Properties (other than REO Properties with respect to Non-Trust Serviced Pari Passu Loans), the master servicer will be obligated to make Servicing Advances, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

         o insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates;

         o items such as real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien;

         o        any ground rents in respect of such REO Property; and

         o other costs and expenses necessary to maintain, manage or operate such REO Property.

         Notwithstanding the foregoing, the master servicer will be obligated to make such Servicing Advances only to the extent that the master servicer determines, as described below, that the amount so advanced will be recoverable from subsequent payments or collections, including Insurance Proceeds, Liquidation Proceeds and REO Income, in respect of such mortgage loan or REO Property; provided, however, that upon a determination that such amounts would not be recoverable, the master servicer is required to provide notice of such determination to the special servicer and if the special servicer determines that the payment of such amounts is necessary to preserve the related mortgaged property and would be in the best interest of the Certificateholders and the holders of the Serviced Companion Loans, as a collective whole, the master servicer is required to pay such amounts from amounts in the related Certificate Account.

         The master servicer may incur certain costs and expenses in connection with the servicing of a mortgage loan, a Serviced Companion Loan or the administration of REO Property. Servicing Advances, including interest accrued thereon at the Advance Rate, will be reimbursable from recoveries or collections on the related mortgage loan (and, if applicable, a Serviced Companion Loan) or REO Property. However, if the master servicer determines, as described below, that any Servicing Advance previously made, and accrued interest thereon at the Advance Rate, will not be ultimately recoverable from such related recoveries, such advances and accrued interest will generally be reimbursable from any amounts on deposit in the Certificate Account or Distribution Account. If the master servicer fails to make a required Servicing Advance (other than an advance determined to be a nonrecoverable advance), the trustee is required to make such Servicing Advance, subject to the same limitations, and with the same rights, as described above for the master servicer.

         In general, none of the master servicer, the special servicer or the trustee will be required to make any Servicing Advances with respect to the Non-Trust Serviced Pari Passu Loans under the Pooling and Servicing Agreement. Those advances will be made by the applicable Other Master Servicer, Other Special Servicer or Other Fiscal Agent in accordance with the applicable Other Pooling and Servicing Agreement on generally the same terms and conditions as are applicable under the Pooling and Servicing Agreement. If any Servicing Advances are made with respect to a Non-Trust Serviced Loan Pair under the applicable Other Pooling and Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest thereon as set forth in such Other Pooling and Servicing Agreement, including in the event of a nonrecoverability determination by such Other Master Servicer, from general collections on all mortgage loans (up to the Non-Trust Serviced Pari Passu Loan's pro rata portion of such Servicing Advance).

         Subject to certain limitations and terms in the Pooling and Servicing Agreement, certain amounts payable to the master servicer, the special servicer or the trustee, as applicable, as reimbursements for Servicing Advances or P&I Advances or amounts payable to such parties as an additional trust expense (but not amounts payable to the Primary Servicers in the case of an additional trust expense) on any Master Servicer Remittance Date may be deferred by such party over two or more Master Servicer Remittance Dates (not to exceed 6 months).

Nonrecoverable Advances

         The determination by the master servicer that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable will be made in the sole discretion of the master servicer, in accordance with the Servicing Standard, and is required to be accompanied by an officer's certificate delivered to the trustee, the special servicer, the operating adviser, the Rating Agencies, the paying agent and us (and the holder of any related Serviced Companion Loan if the Servicing Advance relates to a Serviced Loan Pair) and setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination. In certain circumstances, the master servicer may, with respect to a determination of recoverability of a P&I Advance on the Mall at Millenia B Note, order an appraisal with respect to the related mortgaged property, the cost of which appraisal will be considered a Servicing Advance. The master servicer's determination of nonrecoverability (or, with respect to any P&I Advances on the Mall at Millenia Pari Passu Loan or the 55 East Monroe Pari Passu Loan, the determination of nonrecoverability of the master servicer of the other commercial mortgage securitization into which the Mall at Millenia Companion Loan or the 55 East Monroe Companion Loan has been deposited) will be conclusive and binding upon the Certificateholders. The trustee will be entitled to rely conclusively on any determination by the master servicer (or, with respect to the Mall at Millenia Pari Passu Loan or the 55 East Monroe Pari Passu Loan, any determination by such other master servicer) of nonrecoverability with respect to such Advance and will have no obligation, but will be entitled, to make a separate determination of recoverability.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

Paying Agent Reports

     Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the paying agent, the paying agent will be required to provide or make available to each Certificateholder on each Distribution Date:

                  (a) A statement (in the form of Appendix V) setting forth, to the extent applicable:

                  (i) the amount, if any, of such distributions to the holders of each class of Principal Balance Certificates applied to reduce the aggregate Certificate Balance thereof;

                  (ii) the amount of such distribution to holders of each class of REMIC Regular Certificates allocable to (A) interest and (B) Prepayment Premiums or Yield Maintenance Charges;

                  (iii) the number of outstanding mortgage loans and the
                aggregate principal balance and Scheduled Principal Balance of the mortgage loans at the close of business on the related Determination Date;

                  (iv) the number and aggregate Scheduled Principal Balance of mortgage loans:

                  (A)      delinquent 30 to 59 days,

                  (B)      delinquent 60 to 89 days,

                  (C)      delinquent 90 days or more,

                  (D) as to which foreclosure proceedings have been commenced, or

                  (E) as to which bankruptcy proceedings have been commenced;

                  (v) with respect to any REO Property included in the trust, the principal balance of the related mortgage loan as of the date of acquisition of the REO Property and the Scheduled Principal Balance of the mortgage loan;

                  (vi) as of the related Determination Date:

                  (A) as to any REO Property sold during the related Collection Period, the date of the related determination by the special servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the Certificate Account, and

                  (B) the aggregate amount of other revenues collected by the special servicer with respect to each REO Property during the related Collection Period and credited to the Certificate Account, in each case identifying such REO Property by the loan number of the related mortgage loan;

                  (vii) the aggregate Certificate Balance or Notional Amount of each class of REMIC Regular Certificates before and after giving effect to the distribution made on such Distribution Date;

                  (viii) the aggregate amount of Principal Prepayments made
                during the related Collection Period;

                  (ix) the Pass-Through Rate applicable to each class of REMIC
                Regular Certificates for such Distribution Date;

                  (x) the aggregate amount of servicing fees paid to the master servicer, the Primary Servicers, the special servicer and the holders of the rights to Excess Servicing Fees;

                  (xi) the amount of Unpaid Interest, Realized Losses or Expense
                Losses, if any, incurred with respect to the mortgage loans, including a break out by type of such Realized Losses or Expense Losses;

                  (xii) the aggregate amount of Servicing Advances and P&I
                Advances outstanding, separately stated, that have been made by the master servicer and the trustee;

                  (xiii) the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions in effect as of such Distribution Date; and

                  (xiv) such other information and in such form as will be
                specified in the Pooling and Servicing Agreement.

                  (b) A report containing information regarding the mortgage loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the mortgage loans presented in Appendix I and will be presented in a tabular format substantially similar to the format utilized in Appendix I.

         The reports described in clauses (a) and (b) above may be combined into 1 report for purposes of dissemination.

         In the case of information furnished pursuant to subclauses (a)(i),
(a)(ii) and (a)(vii) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual principal amount of the certificates for all certificates of each applicable class.

         The paying agent will make the foregoing reports and certain other information available each month to the general public via the paying agent's website, which shall initially be located at www.ctslink.com/cmbs. In addition, the paying agent will also make certain other additional reports available via the paying agent's website on a restricted basis to Morgan Stanley Capital I Inc. and its designees, the Rating Agencies, parties to the Pooling and Servicing Agreement, the Underwriters, Certificateholders and any prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification satisfactory to the paying agent. For assistance with the paying agent's website, investors may call 301-815-6600. The trustee and the paying agent will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the trustee and the paying agent may disclaim responsibility for any information of which it is not the original source.

         In connection with providing access to the paying agent's website, the paying agent may require registration and the acceptance of a disclaimer. The trustee and the paying agent will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

         On an annual basis, the master servicer is required to deliver the Annual Report to the trustee and the paying agent, which will make such report available as described above to the Underwriters, the Certificateholders, Morgan Stanley Capital I Inc. and its designees, the parties to the Pooling and Servicing Agreement, the Rating Agencies and any prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification satisfactory to the paying agent.

         The paying agent is required to make available at its corporate trust offices (either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any certificateholder, any certificate owner, any prospective investor, the Underwriters, each Rating Agency, the special servicer and the Depositor, originals or copies of, among other things, the following items (to the extent such items are in its possession): (i) the most recent property inspection reports in the possession of the paying agent in respect of each mortgaged property and REO Property, (ii) the most recent mortgaged property/REO Property annual operating statement and rent roll, if any, collected or otherwise obtained by or on behalf of the master servicer or the special servicer and delivered to the paying agent, (iii) any Phase I Environmental Report or engineering report prepared, market study conducted or appraisals performed in respect of each mortgaged property; provided, however, that the paying agent shall be permitted to require payment by the requesting party (other than either Rating Agency) of a sum sufficient to cover the reasonable expenses actually incurred by the paying agent of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

Other Information

         The Pooling and Servicing Agreement generally requires that the paying agent or trustee make available, at their respective corporate trust offices or at such other office as they may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder, the holder of a Serviced Companion Loan, each Rating Agency or Morgan Stanley Capital I Inc., originals or copies of, among other things, the following items (to the extent such items are in its possession), except to the extent not permitted by applicable law or under any of the mortgage loan documents:

         o the Pooling and Servicing Agreement and any amendments thereto;

         o all reports or statements delivered to holders of the relevant class of certificates since the Closing Date;

         o all officer's certificates delivered to the paying agent since the Closing Date;

         o all accountants' reports delivered to the paying agent since the Closing Date;

         o        the mortgage loan files;

         o the most recent property inspection report prepared by or on behalf of the master servicer or the special servicer in respect of each mortgaged property;

         o the most recent mortgaged property annual operating statements and rent rolls, if any, collected by or on behalf of the master servicer or the special servicer and delivered to the paying agent;

         o any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicer and/or the special servicer; and

         o any and all officer's certificates and other evidence delivered to the trustee to support the master servicer's determination that any Advance was not or, if made, would not be, recoverable.

         Copies of any and all of the foregoing items and any servicer reports will be available from the paying agent or the trustee upon request; however, the paying agent or trustee will be permitted to require the requesting party to pay a sum sufficient to cover the reasonable costs and expenses of providing such copies. Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the certificates by such recipient and in accordance with applicable law.

Book-Entry Certificates

         Until such time, if any, as definitive certificates are issued in respect of the offered certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the paying agent. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         The master servicer, the special servicer, the paying agent and the Depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered with the Certificate Registrar as of the related Record Date; however, any Certificate Owner that has delivered to the Certificate Registrar a written certification, in the form prescribed by the Pooling and Servicing Agreement, regarding such Certificate Owner's beneficial ownership of offered certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

EXAMPLE OF DISTRIBUTIONS

         The following chart sets forth an example of distributions on the certificates as if the certificates had been issued in June 2003:

        The close of business on:
        June 1, 2003                      (A)     Cut-off Date.
        June 30, 2003                     (B)     Record Date for all classes of certificates.
        June 2-July 8, 2003               (C)     The Collection Period.  The master servicer receives
                                                  Scheduled Payments due after the Cut-off Date and
                                                  any Principal Prepayments made after the Cut-off
                                                  Date and on or prior to July 8, 2003.
        July 8, 2003                      (D)     Determination Date (5 Business Days prior to the
                                                  Distribution Date).
        July 14, 2003                     (E)     Master Servicer Remittance Date (1 Business Day prior
                                                  to the Distribution Date.)
        July 15, 2003                     (F)     Distribution Date.

         Succeeding monthly periods follow the pattern of (B) through (F) (except as described below).

         (A) The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date (or, with respect to the mortgage loans with due dates on a date other than the first of the month, as of the close of business on such due date in June), after deducting principal payments due on or before such date, whether or not received. Principal payments due on or before such date, and the accompanying interest payments, are not part of the trust.

         (B) Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record on this date. Each subsequent Record Date will be the last business day of the month preceding the related Distribution Date.

         (C) Any Scheduled Payments due and collected and Principal Prepayments collected, after the Cut-off Date will be deposited into the Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs.

         (D) Generally, as of the close of business on the Determination Date, the master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

         (E) The master servicer will remit to the paying agent no later than the business day prior to the related Distribution Date all amounts held by the master servicer, and any P&I Advances required to be made by the master servicer, that together constitute the Available Distribution Amount for such Distribution Date.

         (F) The paying agent will make distributions to Certificateholders on the 15th day of each month or, if such day is not a business day, the next succeeding business day.

THE TRUSTEE, PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

         Wells Fargo Bank Minnesota, N.A. will act as the trustee (in such capacity, the "trustee"). The trustee is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC,
(ii) a corporation, national bank or national banking association organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose short-term debt obligations are at all times rated not less than "Prime-1" by Moody's and whose long-term senior unsecured debt is rated not less than "AA-" by Fitch (and if the trustee is rated "AA-" by Fitch, a short-term rating of at least "F-1" in the case of Fitch) and "Aa3" by Moody's or otherwise acceptable to the Rating Agencies as evidenced by a confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates. The corporate trust office of the trustee responsible for administration of the trust is located at (i) for certificate transfer purposes, at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, and (ii) for all other purposes, at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Corporate Trust Services (Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4). See "Description Of The Agreements--Duties of the Trustee," "Description Of The Agreements--Matters Regarding the Trustee" and "Description Of The Agreements--Resignation and Removal of the Trustee" in the prospectus.

         Wells Fargo Bank Minnesota, N.A. will also serve as the paying agent (in such capacity, the "paying agent"). In addition, Wells Fargo Bank Minnesota, N.A. will serve as registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the Definitive Certificates, if issued, and as authenticating agent of the certificates (in such capacity, the "Authenticating Agent"). As compensation for the performance of its duties as trustee, paying agent, Certificate Registrar and Authenticating Agent, Wells Fargo Bank Minnesota, N.A. will be paid the monthly Trustee Fee as set forth in the Pooling and Servicing Agreement.

         The trustee, the Certificate Registrar and the paying agent and each of their respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust against any loss, liability or expense incurred without negligence or willful misconduct on their respective parts, arising out of, or in connection with the Pooling and Servicing Agreement, the certificates and the mortgage loans.

EXPECTED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

         The Expected Final Distribution Date for each class of certificates presented under "Summary of Prospectus Supplement--Relevant Parties and Dates--Expected Final Distribution Dates" in this prospectus supplement is the date on which such class is expected to be paid in full, assuming timely payments and no Principal Prepayments will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions.

         The Rated Final Distribution Date of each class of offered certificates is the Distribution Date in May 2040.

         The ratings assigned by the Rating Agencies to each class of Principal Balance Certificates reflects an assessment of the likelihood that the Certificateholders of such class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled.

AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT

         The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without notice to or the consent of any of the Holders, to do the following:

         o        to cure any ambiguity;

         o to cause the provisions therein to conform to or be consistent with or in furtherance of the statements contained herein made with respect to the certificates, the trust or the Pooling and Servicing Agreement, or to correct or supplement any provision which may be inconsistent with any other provisions;

         o to amend any provision thereof to the extent necessary or desirable to maintain the status of each REMIC created under the Pooling and Servicing Agreement (or the interest represented by the Class EI Certificates that evidence beneficial ownership of the grantor trust assets) for the purposes of federal income tax (or comparable provisions of state income tax law);

         o to make any other provisions with respect to matters or questions arising under or with respect to the Pooling and Servicing Agreement not inconsistent with the provisions therein;

         o to modify, add to or eliminate the provisions in the Pooling and Servicing Agreement relating to transfers of residual certificates; or

         o to make any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents).

         No such amendment effected pursuant to the first, second or fourth bullet above may (A) adversely affect in any material respect the interests of any Holder not consenting thereto without the consent of 100% of the Certificateholders or (B) adversely affect the status of any REMIC created under the Pooling and Servicing Agreement (or the interest represented by the Class EI Certificates that evidence beneficial ownership of the grantor trust assets). Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the trustee may require an opinion of counsel.

         The Pooling and Servicing Agreement may also be amended from time to time by the agreement of the parties thereto (without the consent of the Certificateholders) and with the written confirmation of the Rating Agencies that such amendment would not cause the ratings on any class of certificates to be qualified, withdrawn or downgraded; provided, however, that such amendment may not effect any of the items set forth in the bullet points of the proviso in the next succeeding paragraph. The trustee may request, at its option, to receive an opinion of counsel, addressed to the parties to the Pooling and Servicing Agreement and any Primary Servicer, that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the aggregate certificate balance of the certificates then outstanding (as calculated under the Pooling and Servicing Agreement), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided that no such amendment may:

         o reduce in any manner the amount of, or delay the timing of the distributions required to be made on any certificate without the consent of the Holder of such certificate;

         o reduce the aforesaid percentages of aggregate certificate percentage or certificate balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each class of certificates affected thereby;

         o no such amendment may eliminate the master servicer's or the trustee's obligation to advance or alter the Servicing Standard except as may be necessary or desirable to comply with Sections 860A through 860G of the Code and related Treasury Regulations and rulings promulgated thereunder; or

         o adversely affect the status of any REMIC created under the Pooling and Servicing Agreement for federal income tax purposes or the interests represented by the Class EI Certificates, without the consent of 100% of the Certificateholders (including the Class R-I, Class R-II and Class R-III Certificateholders). The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement may not be amended in any manner that is reasonably likely to have a material adverse effect on the holders of the B Notes without first obtaining the written consent of the holders of the B Notes.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS


GENERAL

         The yield to maturity on the offered certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such offered certificates. The rate, timing and amount of distributions on any such certificate will in turn depend on, among other things:

         o        the Pass-Through Rate for such certificate;

         o the rate and timing of principal payments, including Principal Prepayments, and other principal collections on the mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with material breaches of representations and warranties and material document defects) and the extent to which such amounts are to be applied in reduction of the Certificate Balance or Notional Amount of such certificate;

         o the rate, timing and severity of Realized Losses and Expense Losses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or Notional Amount of such certificate or in reduction of amounts distributable thereon; and

         o the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest Amount payable on such certificate.

         In addition, the effective yield to holders of the offered certificates will differ from the yield otherwise produced by the applicable Pass-Through Rate and purchase prices of such certificates because interest distributions will not be payable to such holders until at least the 15th day of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

PASS-THROUGH RATES

         The interest rates on certain of the certificates may be based on a weighted average of the mortgage loan interest rates net of the Administrative Cost Rate, which is calculated based upon the respective principal balances of the mortgage loans. The interest rates on certain of the certificates may be capped at such weighted average rate. Accordingly, the yield on the those classes of certificates may be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any experience of Realized Losses as a result of liquidations of mortgage loans. In general, the effect of any such changes on such yields and Pass-Through Rates for such certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized Losses than mortgage loans with relatively lower mortgage rates.

RATE AND TIMING OF PRINCIPAL PAYMENTS

         The yield to maturity on the Class X-1 Certificates (and to a lesser extent, the Class X-2 Certificates) will be extremely sensitive to, and the yield to maturity on any class of offered certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or Notional Amount of such class of certificates. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter be distributable entirely in respect of each other class of Principal Balance Certificates, in descending alphabetical, and, if applicable, descending numerical, order of class designation, in each case until the aggregate Certificate Balance of such class of certificates is, in turn, reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate Certificate Balance of each class of offered certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extension of maturity dates by the special servicer, and the rate and timing of Principal Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties and purchases of mortgage loans out of the trust.

         Although the borrower under an ARD Loan may have incentives to prepay the ARD Loan on its Anticipated Repayment Date, there is no assurance that the borrower will be able to prepay the ARD Loan on its Anticipated Repayment Date. The failure of the borrower to prepay the ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of that mortgage loan. However, the pooling and servicing agreement will require action to be taken to enforce the trust's right to apply excess cash flow generated by the mortgaged property to the payment of principal in accordance with the terms of the ARD Loan documents.

         Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the trust as described herein under "Description of the Offered Certificates--Distributions--Optional Termination" will also shorten the weighted average lives of those certificates then outstanding. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the Principal Balance Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those certificates. See "Servicing of the Mortgage Loans--Mortgage Loan Modifications" in this prospectus supplement.

         The extent to which the yield to maturity of any offered certificate may vary from the anticipated yield will depend upon the degree to which such certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance or Notional Amounts of its class. An investor should consider, in the case of any such certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

         In general, if an offered certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amounts of the related class, the greater will be the effect on the yield to maturity of such certificate. As a result, the effect on an investor's yield of principal payments on the mortgage loans occurring at a rate higher, or lower than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction, or increase, in the rate of such principal payments. With respect to the Class A, Class B, Class C, Class D, Class E,

Class F and Class G Certificates, the allocation of a portion of collected Prepayment Premiums or Yield Maintenance Charges to the certificates as described herein is intended to mitigate those risks; however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have. The Prepayment Premium or Yield Maintenance Charge payable, if any, with respect to any mortgage loan, is required to be calculated as presented in "Appendix II - Certain Characteristics of the Mortgage Loans."

         Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

         If the portion of the Available Distribution Amount distributable in respect of interest on any class of certificates on any Distribution Date is less than the Distributable Certificate Interest Amount then payable for that class, the shortfall will be distributable to holders of the class of certificates on subsequent Distribution Dates, to the extent of the Available Distribution Amount. Any such shortfall (which would not include interest shortfalls in connection with a principal prepayment accompanied by less than a full month's interest) will bear interest at the applicable Pass-Through Rate and will adversely affect the yield to maturity of the class of certificates for as long as it is outstanding.

LOSSES AND SHORTFALLS

         The yield to holders of the offered certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Realized Losses and Expense Losses allocable to principal will generally be applied to reduce the Certificate Balances of the Principal Balance Certificates in the following order: first, to the Class O Certificates until the Certificate Balance thereof has been reduced to zero; then to the other respective classes of Principal Balance Certificates, in ascending -- that is, from N to A -- alphabetical order of class designation, until the remaining Certificate Balance of each such class of certificates has been reduced to zero. Realized Losses and Expense Losses allocable to interest will generally be applied in the same order to reduce Distributable Certificate Interest otherwise payable to each such class; provided that Realized Losses and Expense Losses of interest will be allocated to the Class A-1 and Class A-2 and Class X-1 and Class X-2 Certificates, pro rata based on interest distributable on such certificates. Net Aggregate Prepayment Interest Shortfalls will be borne by the holders of each class of certificates (other than the Class MM and Class TN Certificates), pro rata in each case reducing interest otherwise payable thereon. Shortfalls arising from delinquencies and defaults, to the extent the master servicer determines that P&I Advances would be nonrecoverable, Appraisal Reductions, Expense Losses and Realized Losses generally will result in, among other things, a shortfall in current distributions to the most subordinate class of certificates outstanding.

RELEVANT FACTORS

         The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, payments of principal arising from repurchases of mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties), prevailing interest rates, the terms of the mortgage loans--for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums or Yield Maintenance Charges, due on sale and due on encumbrance provisions, release provisions and amortization terms that require Balloon Payments--the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" in this prospectus supplement and in the prospectus.

         The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

         Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

         We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

WEIGHTED AVERAGE LIFE

         Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such certificate.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant rate of prepayment each month expressed as a percentage of the then outstanding principal balance of all of the mortgage loans. We make no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the offered certificates.

         The following tables indicate the percent of the initial Certificate Balance of each class of offered certificates after each of the dates shown and the corresponding weighted average life of each such class of the certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR, and sets forth the percentage of the initial Certificate Balance of such certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the Structuring Assumptions.

         The mortgage loans do not have all of the characteristics of the Structuring Assumptions. To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the classes of certificates analyzed in the tables may mature earlier or later than indicated by the tables and therefore will have a corresponding decrease or increase in weighted average life. Additionally, mortgage loans generally do not prepay at any constant rate. Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring Assumptions. Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances, and shorten or extend the weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

         For the purposes of each table, the weighted average life of a certificate is determined by:

         o multiplying the amount of each reduction in the Certificate Balance thereon by the number of years from the date of issuance of the certificate to the related Distribution Date;

         o        summing the results; and

         o dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such certificate.

         The characteristics of the mortgage loans differ in substantial respects from those assumed in preparing the tables below, and the tables are presented for illustrative purposes only. In particular, it is unlikely that the Mortgage Pool will not experience any defaults or losses, or that the Mortgage Pool or any mortgage loan will prepay at any constant rate. Therefore, there can be no assurance that the mortgage loans will prepay at any particular rate.

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

        DISTRIBUTION DATE             0%         25%         50%        75%       100%
---------------------------------  ---------  ---------  ----------  ---------  --------
Closing Date                         100%       100%        100%       100%       100%
June 2004                             95%        95%         95%        95%        95%
June 2005                             89%        89%         89%        89%        89%
June 2006                             81%        81%         81%        81%        81%
June 2007                             74%        74%         74%        73%        72%
June 2008                             61%        61%         61%        61%        61%
June 2009                             50%        50%         50%        50%        50%
June 2010                             36%        36%         36%        36%        36%
June 2011                             22%        22%         22%        22%        22%
June 2012                              6%         5%          5%         5%         0%
June 2013                              0%         0%          0%         0%         0%
Weighted average life (years)        5.70        5.69       5.69       5.68       5.63

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

        DISTRIBUTION DATE             0%         25%         50%        75%       100%
---------------------------------  ---------  ---------  ----------  ---------  --------
Closing Date                         100%       100%        100%       100%       100%
June 2004                            100%       100%        100%       100%       100%
June 2005                            100%       100%        100%       100%       100%
June 2006                            100%       100%        100%       100%       100%
June 2007                            100%       100%        100%       100%       100%
June 2008                            100%       100%        100%       100%       100%
June 2009                            100%       100%        100%       100%       100%
June 2010                            100%       100%        100%       100%       100%
June 2011                            100%       100%        100%       100%       100%
June 2012                            100%       100%        100%       100%       100%
June 2013                              0%         0%          0%         0%         0%
Weighted average life (years)        9.69        9.68       9.66       9.64       9.45

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS B CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

        DISTRIBUTION DATE             0%         25%         50%        75%       100%
---------------------------------  ---------  ---------  ----------  ---------  --------
Closing Date                         100%       100%        100%       100%       100%
June 2004                            100%       100%        100%       100%       100%
June 2005                            100%       100%        100%       100%       100%
June 2006                            100%       100%        100%       100%       100%
June 2007                            100%       100%        100%       100%       100%
June 2008                            100%       100%        100%       100%       100%
June 2009                            100%       100%        100%       100%       100%
June 2010                            100%       100%        100%       100%       100%
June 2011                            100%       100%        100%       100%       100%
June 2012                            100%       100%        100%       100%       100%
June 2013                              0%         0%          0%         0%         0%
Weighted average life (years)        9.94        9.94       9.93       9.89       9.69

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS C CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

        DISTRIBUTION DATE             0%         25%         50%        75%       100%
---------------------------------  ---------  ---------  ----------  ---------  --------
Closing Date                         100%       100%        100%       100%       100%
June 2004                            100%       100%        100%       100%       100%
June 2005                            100%       100%        100%       100%       100%
June 2006                            100%       100%        100%       100%       100%
June 2007                            100%       100%        100%       100%       100%
June 2008                            100%       100%        100%       100%       100%
June 2009                            100%       100%        100%       100%       100%
June 2010                            100%       100%        100%       100%       100%
June 2011                            100%       100%        100%       100%       100%
June 2012                            100%       100%        100%       100%       100%
June 2013                              0%         0%          0%         0%         0%
Weighted average life (years)        9.98        9.98       9.97       9.95       9.72

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS D CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

        DISTRIBUTION DATE             0%         25%         50%        75%       100%
---------------------------------  ---------  ---------  ----------  ---------  --------
Closing Date                         100%       100%        100%       100%       100%
June 2004                            100%       100%        100%       100%       100%
June 2005                            100%       100%        100%       100%       100%
June 2006                            100%       100%        100%       100%       100%
June 2007                            100%       100%        100%       100%       100%
June 2008                            100%       100%        100%       100%       100%
June 2009                            100%       100%        100%       100%       100%
June 2010                            100%       100%        100%       100%       100%
June 2011                            100%       100%        100%       100%       100%
June 2012                            100%       100%        100%       100%       100%
June 2013                              0%         0%          0%         0%         0%
Weighted average life (years)        10.03      10.03       10.03      10.03      9.78

                        DESCRIPTION OF THE MORTGAGE POOL


GENERAL

         The Mortgage Pool will consist of 109 fixed-rate, first lien mortgage loans with an aggregate Cut-off Date Balance of $726,767,609, subject to a permitted variance of plus or minus 5%. The Cut-off Date Balances of the mortgage loans range from $686,383 to $70,000,000, and the mortgage loans have an average Cut-off Date Balance of $6,676,767. Generally, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, multiple mortgaged properties securing a single mortgage loan have been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation. In addition, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, certain multiple mortgaged properties securing a single mortgage loan were treated as a single mortgaged property if, generally, such mortgaged properties were in close proximity to each other and economically dependent upon each other in order to provide sufficient income to pay debt service on the related mortgage loan. All numerical information concerning the mortgage loans contained in this prospectus supplement is approximate.

         The mortgage loans were originated between March 1996 and May 2003. As of the Cut-off Date, none of the mortgage loans was 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date. Brief summaries of the material terms of the mortgage loans associated with the 10 largest loan exposures (including crossed mortgage loans) in the Mortgage Pool are contained in Appendix III attached.

         108 mortgaged properties, securing mortgage loans representing 87.1% of the Initial Pool Balance, are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in such mortgaged properties. 1 mortgaged property, securing a mortgage loan representing 8.0% of the Initial Pool Balance, is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on both a fee and a leasehold interest in such mortgaged property. 9 mortgaged properties, securing mortgage loans representing 4.9% of the Initial Pool Balance, are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leasehold interest in such mortgaged properties.

         On the Closing Date, we will acquire the mortgage loans from the sellers, in each case pursuant to a Mortgage Loan Purchase Agreement to be entered into between us and the particular seller. We will then transfer the mortgage loans, without recourse, to the trustee for the benefit of the Certificateholders. See "--The Sellers" and "--Sale of the Mortgage Loans" below.

MATERIAL TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

Mortgage Rates; Calculations of Interest

         The mortgage loans bear interest at mortgage rates that will remain fixed for their entire terms. Other than the ARD Loans, no mortgage loan permits negative amortization or the deferral of accrued interest. 40 mortgage loans, representing 58.8% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed each month in a 360-day year. 69 of the mortgage loans, representing 41.2% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

Property Types

         The mortgage loans consist of the following property types:

         o Retail - 44 of the mortgaged properties, which secure 44.8% of the Initial Pool Balance, are retail properties;

         o Office - 20 of the mortgaged properties, which secure 26.8% of the Initial Pool Balance, are office properties;

         o Multifamily - 19 of the mortgaged properties, which secure 12.7% of the Initial Pool Balance, are multifamily properties;

         o Industrial - 26 of the mortgaged properties, which secure 9.8% of the Initial Pool Balance, are industrial properties;

         o Mixed Use - 7 of the mortgaged properties, which secure 4.8% of the Initial Pool Balance, are mixed use properties;

         o Hospitality - 1 of the mortgaged properties, which secures 0.5% of the Initial Pool Balance, is a hotel property; and

         o Self Storage - 1 of the mortgaged properties, which secures 0.4% of the Initial Pool Balance, is a self storage property.

Property Location

         The following 5 states and the District of Columbia contain the largest concentrations of mortgaged properties securing the mortgage loans: Florida, Illinois, Texas, California, the District of Columbia and Ohio:

         o 12 mortgaged properties, representing security for 18.8% of the Initial Pool Balance, are located in Florida;

         o 3 mortgaged properties, representing security for 11.8% of the Initial Pool Balance, are located in Illinois;

         o 9 mortgaged properties, representing security for 11.3% of the Initial Pool Balance, are located in Texas;

         o 10 mortgaged properties, representing security for 10.2% of the Initial Pool Balance, are located in California. Of the mortgaged properties located in California, 2 of such mortgaged properties, representing security for 2.3% of the Initial Pool Balance, are located in Northern California (with a zip code greater than or equal to 93600), and 8 mortgaged properties, representing security for 7.9% of the Initial Pool Balance, are located in Southern California (with a zip code less than 93600);

         o 1 mortgaged property, representing security for 9.3% of the Initial Pool Balance, is located in the District of Columbia; and

         o 17 mortgaged properties, representing security for 6.0% of the Initial Pool Balance, are located in Ohio.

Due Dates

         87 of the mortgage loans, representing 66.4% of the Initial Pool Balance, have Due Dates on the first day of each calendar month. 2 of the mortgage loans, representing 17.2% of the Initial Pool Balance, have Due Dates on the ninth day of each calendar month. 11 of the mortgage loans, representing 7.4% of the Initial Pool Balance, have a Due Date on the fifth day of each calendar month. 7 of the mortgage loans, representing 8.4% of the Initial Pool Balance, have Due Dates on the 10th day of each calendar month. 2 of the mortgage loans, representing 0.7% of the Initial Pool Balance, have Due Dates on the 15th day of each calendar month. The mortgage loans either have no grace period or have various grace periods of 15, 7, 5 and 2 days, but in all cases the mortgage loans are required to be paid, taking into account any grace periods, by not later than the 16th day of each calendar month.

Amortization

         The mortgage loans have the following amortization features:

         o 67 of the mortgage loans, representing 87.3% of the Initial Pool Balance, are Balloon Loans. 11 of these mortgage loans, representing 15.9% of the Initial Pool Balance, are ARD Loans. The amount of the Balloon Payments on those mortgage loans that accrue interest on a basis other than a 360-day year consisting of twelve 30-day months will be greater, and the actual amortization terms will be longer, than would be the case if such mortgage loans accrued interest on such basis as a result of the application of interest and principal on such mortgage loans over time. See "Risk Factors."

         o The 42 remaining mortgage loans, representing 12.7% of the Initial Pool Balance, are fully or substantially amortizing and are expected to have less than 5% of their original principal balances remaining as of their respective maturity dates.

Prepayment Restrictions

         As of the Cut-off Date, each of the mortgage loans restricted voluntary principal prepayments in one of the following ways:

         o 40 mortgage loans, representing 61.7% of the Initial Pool Balance, prohibit voluntary principal prepayments for a period ending on a date specified in the related mortgage note, which period is referred to in this prospectus supplement as a lockout period, but permit the related borrower, after an initial period of at least 2 years following the date of issuance of the certificates, to defease the loan by pledging to the trust "government securities" as defined in the Investment Company Act of 1940, subject to rating agency approval and obtaining the release of the mortgaged property from the lien of the mortgage.

         o 59 mortgage loans, representing 20.7% of the Initial Pool Balance, have either no lockout period or the lockout period has expired and the loans permit voluntary principal prepayments at any time if, for a certain period of time, accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 1.0% of the amount prepaid, of these loans, 1 loan representing 0.1% of the initial outstanding pool balance, does not have an open period.

         o 8 mortgage loans, representing 7.9% of the Initial Pool Balance, prohibit voluntary principal prepayments during a lockout period, and following the lockout period permit principal prepayment if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 1.0% of the amount prepaid.

         o 1 mortgage loan, representing 9.3% of the Initial Pool Balance, prohibits voluntary principal prepayments during a lockout period, and following the lockout period permit defeasance of the mortgage loan or permit principal prepayment if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 1.0% of the amount prepaid.

         o 1 mortgage loan, representing 0.4% of the Initial Pool Balance, has an expired lockout period and permits principal prepayment at any time if accompanied by a prepayment premium calculated based on a yield maintenance formula.

         Notwithstanding the above, the mortgage loans generally (i) permit prepayment in connection with casualty or condemnation and certain other matters without payment of a prepayment premium or yield maintenance charge and (ii) provide for a specified period commencing prior to and including the maturity date or Anticipated Repayment Date during which the related borrower may prepay the mortgage loan without payment of a prepayment premium or yield maintenance charge. In addition, the yield maintenance formulas are not the same for all of the mortgage loans that have Yield Maintenance Charges. See the footnotes to Appendix II of this prospectus supplement for more details about the various yield maintenance formulas.

         The Early Defeasance Loan, which represents 0.4% of the Initial Pool Balance, permits the related borrower to defease the related mortgage loan prior to the second anniversary of the date of issuance of the certificates. The Early Defeasance Loan will constitute the primary asset of a single loan REMIC (the "Early Defeasance Loan REMIC").

         With respect to the prepayment provisions set forth above, certain of the mortgage loans also include provisions described below:

         o 3 mortgage loans, representing 0.7% of the Initial Pool Balance, contain a holdback reserve of up to $100,000 or less, which may be applied by the lender towards amounts outstanding on the related mortgage loan if certain conditions, which relate to certain tenants taking occupancy of their respective leaseholds at the related mortgaged property, do not take place prior to February 2013. Such allocation by the lender will result in a partial prepayment of the related mortgage loan.

         o 4 mortgage loans, representing 5.7% of the Initial Pool Balance, allow the release of a portion of the collateral for such mortgage loan in the event of a casualty if certain conditions are met, including the prepayment of a portion of the outstanding principal balance of the mortgage loan.

         See the footnotes to Appendix II of this prospectus supplement for more details concerning the foregoing provisions.

Non-Recourse Obligations

         The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related mortgage loan, the holder thereof may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the mortgage loans is insured or guaranteed by any seller or any of their affiliates, the United States, any government entity or instrumentality, mortgage insurer or any other person.

"Due-on-Sale" and "Due-on-Encumbrance" Provisions

         The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan or Serviced Companion Loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, the mortgage loans and Serviced Companion Loans generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the master servicer or the special servicer, as the case may be, or, if collected, will be paid to the master servicer or the special servicer as additional servicing compensation, and certain other conditions.

         In addition, some of the mortgage loans and Serviced Companion Loans permit the borrower to transfer the related mortgaged property or interests in the borrower to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, transfer the related mortgaged property to specified entities or types of entities, issue new ownership interests in the borrower or transfer certain ownership interests in the borrower, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan or Serviced Companion Loan documents and/or as determined by the master servicer. The master servicer or the special servicer, as the case may be, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related mortgage loan or Serviced Companion Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the Pooling and Servicing Agreement.

Subordinate and Other Financing

         The Mall at Millenia Mortgage Loan identified in Annex II to this prospectus supplement as Mortgage Loan No. 1, representing 9.6% of the Initial Pool Balance, currently is comprised of 2 (out of a total of at least 4) pari passu notes and a subordinate note, each of which is secured by the mortgaged property related to such mortgage loan. The Federal Center Plaza Pari Passu Loan identified in Annex II to this prospectus supplement as Mortgage Loan No. 2, representing 9.3% of the Initial Pool Balance, currently is comprised of 3 (out of a total of 5) pari passu notes, each of which is secured by the mortgaged property related to such mortgage loan. The 55 East Monroe Pari Passu Loan identified in Annex II to this prospectus supplement as Mortgage Loan No. 3, representing 8.0% of the Initial Pool Balance, currently is comprised of 1 (out of a total of 2) pari passu notes, each of which is secured by the mortgaged property related to such mortgage loan. The related mortgaged property also secures a subordinate note. A mezzanine loan is also in place with respect to the 55 East Monroe Pari Passu Loan. The Katy Mills Pari Passu Loan identified in Annex II to this prospectus supplement as Mortgage Loan No. 4, representing 7.6% of the Initial Pool Balance, currently is comprised of 1 (out of a total of 2) pari passu note, which is secured by the mortgaged property related to such mortgage loan. The Oakbrook Center Pari Passu Loan identified in Annex II to this prospectus supplement as Mortgage Loan No. 5, representing 3.4% of the Initial Pool Balance, currently is comprised of 1 (out of a total of 4) pari passu notes, each of which is secured by the mortgaged property related to such mortgage loan. Such mortgaged property also secures a subordinate note. The Village at Searcy Mortgage Loan identified in Annex II to this prospectus supplement as Mortgage Loan No. 46, representing 0.6% of the Initial Pool Balance, is currently comprised of a senior note. The related mortgaged property also secures a subordinate note. The Indian Creek Mortgage Loan identified in Annex II to this prospectus supplement as Mortgage Loan Nos. 19, 62, 75 and 87, representing, in the aggregate, 2.7% of the Initial Pool Balance, are each currently comprised of a senior note. Each related mortgaged property also secures a subordinate note. The Harper's Point Mortgage Loan identified in Annex II to this prospectus supplement as Mortgage Loan Nos. 64, 70 and 76, representing, in the aggregate, 1.3% of the Initial Pool Balance, are each currently comprised of a senior note. Each related mortgaged property also secures a subordinate note. Each of the sellers (or the originator with respect to the Oakbrook Center Pari Passu Loan) of the mortgage loans stated above will represent that (except with respect to the B Notes), to its knowledge, none of the other mortgaged properties secure any loans that are subordinate to the related mortgage loan unless such other loans are included in the trust. However, the sellers generally have not obtained updated title reports or otherwise taken steps to confirm that no such additional secured subordinate financing exists, and the Depositor will make no representation as to whether any other secured subordinate financing currently encumbers any mortgaged property.

         9 mortgage loans, representing 4.4% of the Initial Pool Balance, permit the related borrowers to incur future additional subordinate financing secured by the related mortgaged property either without prior lender approval or upon the satisfaction of certain conditions.

         1 mortgage loan, representing 1.0% of the Initial Pool Balance, permits the borrower to incur future unsecured advances for current operating and leasing expenses related to the mortgaged property.

         1 mortgage loan, representing 0.5% of the Initial Pool Balance, permits the related borrower to incur future unsecured mezzanine financing after February 2004.

         1 mortgage loan, representing 9.3% of the Initial Pool Balance, specifically permits an equity holder of the related borrower to incur future additional debt, which is secured by such entity's interest in the related borrower, either without prior lender approval or upon the satisfaction of certain conditions.

         In general, the mortgage loans permit or do not prohibit additional financing that is not secured by the mortgaged property including, but not limited to, trade payables and indebtedness secured by equipment or other personal property located at the mortgaged property and/or permit or do not prohibit the owners of the borrower to enter into financing that is secured by a pledge of equity interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may be permitted to incur additional financing that is not secured by the mortgaged property.

         Because certain mortgage loans permit a third party to hold debt secured by a pledge of an equity interest in the related borrower, neither the sellers (or the originator with respect to the Oakbrook Center Pari Passu Loan) nor the Depositor will make any representations as to whether a third party holds debt secured by a pledge of an equity

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interest in a related borrower. See "Legal Aspects Of The Mortgage Loans And The
Leases--Subordinate Financing" in the prospectus and "Risk Factors--A Borrower's Other Loans May Reduce The Cash Flow Available To The Mortgaged Property Which May Adversely Affect Payment On Your Certificates" in this prospectus supplement.

Additional Collateral

         Certain of the mortgage loans have additional collateral in the form of reserves under which monies disbursed by the originating lender or letters of credit are reserved for specified periods which are to be released only upon the satisfaction of certain conditions by the borrower. If the borrowers do not satisfy conditions for release of the monies or letters of credit by the outside release date, such monies or letters of credit may be applied to partially repay the related mortgage loan, or may be held by the lender as additional security for the mortgage loans. In addition, some of the other mortgage loans provide for reserves for items such as deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. For further information with respect to additional collateral, see Appendix II.

THE ARD LOANS

         11 of the mortgage loans, representing in the aggregate approximately 15.9% of the Initial Pool Balance, provide that if the related borrower has not prepaid such mortgage loan in full on or before its Anticipated Repayment Date, any principal outstanding on that date will thereafter amortize more rapidly and accrue interest at the Revised Rate for that mortgage loan rather than at the Initial Rate. In addition, funds on deposit in lock box accounts relating to the ARD Loans in excess of amounts needed to pay property operating expenses and reserves will be applied to repayment of the applicable mortgage loan resulting in a more rapid amortization.

THE FEDERAL CENTER PLAZA PARI PASSU LOAN

         Mortgage Loan No. 2 (referred to herein as the "Federal Center Plaza Pari Passu Loan") is comprised of 3 notes, with an aggregate original principal balance of $67,500,000 and is secured by a mortgaged property on a pari passu basis with 2 other notes with an aggregate original principal balance of $67,500,000 (collectively, the "Federal Center Plaza 2003-TOP10 Companion Loan"), that are not included in the trust. The Federal Center Plaza 2003-TOP10 Companion Loan is owned by the trust fund established pursuant to the 2003-TOP10 Pooling and Servicing Agreement. The Federal Center Plaza Pari Passu Loan and the Federal Center Plaza 2003-TOP10 Companion Loan have the same interest rate, maturity date and amortization terms. For purposes of the information presented in this prospectus supplement with respect to the Federal Center Plaza Pari Passu Loan, the Debt Service Coverage Ratio and Loan-to-Value Ratio reflect the aggregate indebtedness evidenced by the Federal Center Plaza Pari Passu Loan and the Federal Center Plaza 2003-TOP10 Companion Loan.

         The holders of the Federal Center Plaza Pari Passu Loan and the Federal Center Plaza 2003-TOP10 Companion Loan entered into an intercreditor agreement. That intercreditor agreement provides for the following:

         o The Federal Center Plaza Pari Passu Loan and the Federal Center Plaza 2003-TOP10 Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over the other;

         o the 2003-TOP10 Pooling and Servicing Agreement and the related intercreditor agreement will exclusively govern the servicing and administration of the Federal Center Plaza Pari Passu Loan and the Federal Center Plaza 2003-TOP10 Companion Loan (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the Federal Center Plaza Pari Passu Loan and the Federal Center Plaza 2003-TOP10 Companion Loan will be effected in accordance with the 2003-TOP10 Pooling and Servicing Agreement) and the 2003-TOP10 Trustee has the exclusive right to exercise remedies with respect to the Federal Center Plaza Pari Passu Loan and the Federal Center Plaza 2003-TOP10 Companion Loan, including, without limitation, seeking foreclosure; provided, that the trustee, may, in certain circumstances, be entitled to direct the 2003-TOP10 Trustee to appoint a successor 2003-TOP10 Special Servicer solely with respect to the Federal Center Plaza 2003-TOP10 Companion Loan and the Federal Center Plaza Pari Passu Loan;

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         o        all payments, proceeds and other recoveries on or in respect of The Federal Center Plaza Pari Passu Loan and/or the Federal Center Plaza 2003-TOP10 Companion Loan (in each case, subject to the rights of the 2003-TOP10 Master Servicer, the 2003-TOP10 Special Servicer, the 2003-TOP10 Depositor, the 2003-TOP10 Trustee or the 2003-TOP10 Paying Agent to payments and reimbursements pursuant to and in accordance with the terms of the 2003-TOP10 Pooling and Servicing Agreement) will be applied to the Federal Center Plaza Pari Passu Loan and the Federal Center Plaza 2003-TOP10 Companion Loan on a pari passu basis according to their respective outstanding principal balances;

         o all default interest and late fees payable in respect of the Federal Center Plaza Pari Passu Loan will be paid to the 2003-TOP10 Master Servicer or the 2003-TOP10 Special Servicer pursuant to the 2003-TOP10 Pooling and Servicing Agreement;

         o under the 2003-TOP10 Pooling and Servicing Agreement, if the Federal Center Plaza 2003-TOP10 Companion Loan is subject to a fair value purchase option, then any holder of that option will be required to purchase the Federal Center Plaza Pari Passu Loan from the trust in connection with the exercise of that option; and

         o the transfer of the ownership of the Federal Center Plaza 2003-TOP10 Companion Loan to any person or entity other than institutional lenders, investment funds, affiliates thereof exceeding a minimum net worth requirement or to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited.

         Under the 2003-TOP10 Pooling and Servicing Agreement, the servicing and administration of the Federal Center Plaza Pari Passu Loan and the Federal Center Plaza 2003-TOP10 Companion Loan will generally be conducted as if such loans were a single "mortgage loan" under the provisions of the 2003-TOP10 Pooling and Servicing Agreement. Notwithstanding the foregoing, the operating adviser and the special servicer have certain consultation rights with respect to the Federal Center Plaza Pari Passu Loan under the 2003-TOP10 Pooling and Servicing Agreement.

THE KATY MILLS PARI PASSU LOAN

         Mortgage Loan No. 4 (referred to herein as the "Katy Mills Pari Passu Loan") is comprised of a note with an original principal balance of $55,000,000 and is secured by a mortgaged property on a pari passu basis with one other note with an original principal balance of $93,000,000 (the "Katy Mills 2003-HQ2 Companion Loan") that is not included in the trust. The Katy Mills 2003-HQ2 Companion Loan is owned by the trust fund established pursuant to the 2003-HQ2 Pooling and Servicing Agreement. The Katy Mills Pari Passu Loan and the Katy Mills Companion Loan have the same interest rate, maturity date and amortization terms. For purposes of the information presented in this prospectus supplement with respect to the Katy Mills Pari Passu Loan, the Debt Service Coverage Ratio and Loan-to-Value Ratio reflect the aggregate indebtedness evidenced by the Katy Mills Pari Passu Loan and the Katy Mills 2003-HQ2 Companion Loan.

         The holders of the Katy Mills Pari Passu Loan and the Katy Mills 2003-HQ2 Companion Loan entered into an intercreditor agreement. That intercreditor agreement provides for the following:

         o the Katy Mills Pari Passu Loan and the Katy Mills 2003-HQ2 Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over the other;

         o the 2003-HQ2 Pooling and Servicing Agreement and the related intercreditor agreement will exclusively govern the servicing and administration of the Katy Mills Pari Passu Loan and the Katy Mills 2003-HQ2 Companion Loan (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the Katy Mills Pari Passu Loan and the Katy Mills 2003-HQ2 Companion Loan will be effected in accordance with the Pooling and Servicing Agreement) and the 2003-HQ2 Trustee has the exclusive right to exercise remedies with respect to the Katy Mills Pari Passu Loan and the Katy Mills 2003-HQ2 Companion Loan, including, without limitation, seeking foreclosure;

         o all payments, proceeds and other recoveries on or in respect of the Katy Mills Pari Passu Loan and/or the Katy Mills 2003-HQ2 Companion Loan (in each case, subject to the rights of the 2003-HQ2 Master Servicer, the 2003-HQ2 Special Servicer, the 2003-HQ2 Depositor, the 2003-HQ2 Trustee or the 2003-HQ2 Paying Agent to payments and reimbursements pursuant to and in accordance with the terms of the 2003-HQ2 Pooling and Servicing Agreement) will be applied to the Katy Mills Pari Passu Loan and the Katy Mills 2003-HQ2 Companion Loan on a pari passu basis according to their respective outstanding principal balances;

         o all default interest and late fees payable in respect of the Katy Mills Pari Passu Loan will be paid to the 2003-HQ2 Master Servicer or the 2003-HQ2 Special Servicer pursuant to the 2003-HQ2 Pooling and Servicing Agreement;

         o under the 2003-HQ2 Pooling and Servicing Agreement, if the Katy Mills 2003-HQ2 Companion Loan is subject to a fair value purchase option, then any holder of that option will be required to purchase the Katy Mills Pari Passu Loan from the trust in connection with the exercise of that option; and

         o the transfer of the ownership of the Katy Mills 2003-HQ2 Companion Loan to any person or entity other than institutional lenders, investment funds, affiliates thereof exceeding a minimum net worth requirement or to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited.

         Under the 2003-HQ2 Pooling and Servicing Agreement, the servicing and administration of the Katy Mills Pari Passu Loan and the Katy Mills 2003-HQ2 Companion Loan will generally be conducted as if such loans were a single "mortgage loan" under the provisions of the 2003-HQ2 Pooling and Servicing Agreement.

THE OAKBROOK CENTER PARI PASSU LOAN

         Mortgage Loan No. 5 (referred to herein as the "Oakbrook Center Pari Passu Loan") is comprised of a note with an original principal balance of $25,000,000 and is secured by a mortgaged property on a pari passu basis with 3 other notes with original principal balances of $71,000,000, $85,000,000 and $60,000,000, respectively (the "Oakbrook Center 2003-TOP9 Companion Loan," the "Oakbrook Center 2003-HQ2 Companion Loan" and the "Oakbrook Center 2003-C1 Companion Loan," collectively, the "Oakbrook Center Companion Loan") that are not included in the trust. The Oakbrook Center 2003-TOP9 Companion Loan is owned by the trust fund established pursuant to the 2003-TOP9 Pooling and Servicing Agreement. The Oakbrook Center 2003-HQ2 Companion Loan is owned by the trust fund established pursuant to the 2003-HQ2 Pooling and Servicing Agreement. The Oakbrook Center 2003-C1 Companion Loan is owned by the trust fund established pursuant to the 2003-C1 Pooling and Servicing Agreement. The Oakbrook Center Pari Passu Loan and the Oakbrook Center Companion Loan have the same interest rate, maturity date and amortization terms. For purposes of the information presented in this prospectus supplement with respect to the Oakbrook Center Pari Passu Loan, the Debt Service Coverage Ratio and Loan-to-Value Ratio reflect the aggregate indebtedness evidenced by the Oakbrook Center Pari Passu Loan and the Oakbrook Center Companion Loan.

         The holders of the Oakbrook Center Pari Passu Loan and the Oakbrook Center Companion Loan entered into an intercreditor agreement. That intercreditor agreement provides for the following:

         o the Oakbrook Center Pari Passu Loan and the Oakbrook Center Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over the other;

         o the 2003-TOP9 Pooling and Servicing Agreement and the related intercreditor agreement will exclusively govern the servicing and administration of the Oakbrook Center Pari Passu Loan and the Oakbrook Center Companion Loan (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the Oakbrook Center Pari Passu Loan and the Oakbrook Center Companion Loan will be effected in accordance with the 2003-TOP9 Pooling and Servicing Agreement) and the 2003-TOP9 Trustee has the exclusive right to exercise remedies with respect to the Oakbrook Center Pari Passu Loan and the Oakbrook Center Companion Loan, including, without limitation, seeking foreclosure; provided, that the 2003-HQ2 Trustee, the 2003-C1 Trustee or the trustee, may, in certain circumstances, be entitled to direct the 2003-TOP9 Trustee to appoint a successor 2003-TOP9 Special Servicer solely with respect to the Oakbrook Center Companion Loan and the Oakbrook Center Pari Passu Loan;

         o all payments, proceeds and other recoveries on or in respect of the Oakbrook Center Pari Passu Loan and/or the Oakbrook Center Companion Loan (in each case, subject to the rights of the 2003-TOP9 Master Servicer, the 2003-TOP9 Special Servicer, the 2003-TOP9 Depositor, the 2003-TOP9 Trustee or the 2003-TOP9 Paying Agent to payments and reimbursements pursuant to and in accordance with the terms of the 2003-TOP9 Pooling and Servicing Agreement) will be applied to the Oakbrook Center Pari Passu Loan and the Oakbrook Center Companion Loan on a pari passu basis according to their respective outstanding principal balances;

         o all default interest and late fees payable in respect of the Oakbrook Center Pari Passu Loan will be paid to the 2003-TOP9 Master Servicer or the 2003-TOP9 Special Servicer pursuant to the 2003-TOP9 Pooling and Servicing Agreement;

         o under the 2003-TOP9 Pooling and Servicing Agreement, if the Oakbrook Center 2003-TOP9 Companion Loan is subject to a fair value purchase option, then any holder of that option will be required to purchase the Oakbrook Center Pari Passu Loan from the trust in connection with the exercise of that option; and

         o the transfer of the ownership of the Oakbrook Center Companion Loan to any person or entity other than institutional lenders, investment funds, affiliates thereof exceeding a minimum net worth requirement or to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited.

         Under the 2003-TOP9 Pooling and Servicing Agreement, the servicing and administration of the Oakbrook Center Pari Passu Loan and the Oakbrook Center Companion Loan will generally be conducted as if such loans were a single "mortgage loan" under the provisions of the 2003-TOP9 Pooling and Servicing Agreement. Notwithstanding the foregoing, the operating adviser and the special servicer have certain consultation rights with respect to the Oakbrook Center Pari Passu Loan under a letter agreement.

THE MALL AT MILLENIA MORTGAGE LOAN

         Mortgage Loan No. 1 (referred to herein as the "Mall at Millenia Pari Passu Loan") is comprised of 2 notes with an aggregate principal balance of $70,000,000 and secured by a mortgaged property on a pari passu basis with 2 or more other notes with an aggregate principal balance of $125,000,000 (collectively, the "Mall at Millenia Companion Loan") that are not included in the trust. The Mall at Millenia Companion Loan will initially be held by Morgan Stanley Mortgage Capital Inc., which may sell or transfer the Mall at Millenia Companion Loan at any time (subject to compliance with the requirements of the related intercreditor agreement described below). The Mall at Millenia Companion Loan has the same interest rate, maturity date and amortization term as the Mall at Millenia Pari Passu Loan. For purposes of the information presented in this prospectus supplement with respect to the Mall at Millenia Pari Passu Loan, the Debt Service Coverage Ratio and Loan-to-Value Ratio reflect the aggregate indebtedness evidenced by the Mall at Millenia Pari Passu Loan and the Mall at Millenia Companion Loan.

         In addition, with respect to the Mall at Millenia Pari Passu Loan and the Mall at Millenia Companion Loan, the mortgage on the related mortgaged property also secures a subordinate note (the "Mall at Millenia B Note"), which had an original principal balance of $15,000,000. The Mall at Millenia Pari Passu Loan and the Mall at Millenia B Note (collectively, the "Mall at Millenia Mortgage Loan") are included in the trust. The Mall at Millenia Mortgage Loan and the Mall at Millenia Companion Loan (collectively, the "Mall at Millenia A/B Loan") will be serviced pursuant to the Pooling and Servicing Agreement. The master servicer will make Servicing Advances in respect of the mortgaged property securing the Mall at Millenia A/B Loan, but will make P&I Advances only in respect of the Mall at Millenia Pari Passu Loan and the Mall at Millenia B Note, and will remit collections on the Mall at Millenia Mortgage Loan to, or on behalf of, the trust.

         With respect to the Mall at Millenia A/B Loan, the holders of such loans entered into an intercreditor agreement. That intercreditor agreement provides for the following:

         o the right of the holder of the Mall at Millenia B Note to receive scheduled payments of principal and interest is at all times subordinate to the rights of the holder of the Mall at Millenia Pari Passu Loan and the Mall at Millenia Companion Loan to receive scheduled payments of principal and interest;

         o the Pooling and Servicing Agreement and the related intercreditor agreement will exclusively govern the servicing and administration of the Mall at Millenia A/B Loan (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the Mall at Millenia A/B Loan will be effected in accordance with the Pooling and Servicing Agreement) and the trustee has the exclusive right to exercise remedies with respect to the Mall at Millenia A/B Loan, including, without limitation, seeking foreclosure;

         o prior to the occurrence of a monetary event of default under the Mall at Millenia A/B Loan that is uncured or the occurrence of another event of default that results in acceleration of the related indebtedness or the Mall at Millenia A/B Loan becoming a Specially Serviced Mortgage Loan, the holder of the Mall at Millenia B Note will generally be entitled to receive its scheduled payments of interest after the holders of the Mall at Millenia Pari Passu Loan and the Mall at Millenia Companion Loan receive their scheduled payments of interest (other than default interest) and to receive scheduled payments of principal after the holders of the Mall at Millenia Pari Passu Loan and the Mall at Millenia Companion Loan receive their scheduled payment of principal and unscheduled prepayments;

         o upon the occurrence and continuance of a monetary event of default that is uncured or an event of default that results in acceleration of the related indebtedness or upon the Mall at Millenia A/B Loan becoming a Specially Serviced Mortgage Loan, the holder of the Mall at Millenia B Note will not be entitled to receive payments of principal and interest until the holders of the Mall at Millenia Pari Passu Loan and the Mall at Millenia Companion Loan receive all their accrued scheduled interest (other than default interest) and outstanding principal in full (and lender advances are fully repaid);

         o the holder of the Mall at Millenia B Note has the option to cure a default of the borrower under the Mall at Millenia Pari Passu Loan and the Mall at Millenia Companion Loan within 20 days after the later of receipt of notice of such default and the expiration of any grace period (this cure option may only be exercised for up to 3 consecutive months (each such exercise for up to 3 consecutive months, a "Cure Event"), provided that no more than 6 Cure Events may be exercised);

         o the holder of the Mall at Millenia B Note has the option of purchasing the Mall at Millenia Pari Passu Loan and the Mall at Millenia Companion Loan from their related holders (a) during any cure period for which the holder of the Mall at Millenia B Note is entitled to make, but has not made, a cure payment or other cure or (b) at any time that the Mall at Millenia Mortgage Loan or the Mall at Millenia Companion Loan is a Specially Serviced Mortgage Loan. The purchase option will terminate (i) in the case of clause (b) of the preceding sentence (if the holder of the Mall at Millenia B Note has not yet delivered notice of exercise of such option) (A) 60 days after delivery to the holder of the Mall at Millenia B Note by the trustee of a commercial mortgage securitization in which one of the Mall at Millenia A Notes is an asset, of notification of such trustee's intention to sell that Mall at Millenia A Note or the mortgaged property relating to the Mall at Millenia Mortgage Loan, or (B) upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the mortgaged property relating to the Mall at Millenia Mortgage Loan or (ii) in the case of clause (a) of the preceding sentence only, upon the expiration of the cure period. The purchase price will generally equal the outstanding principal balance of the Mall at Millenia Pari Passu Loan and the Mall at Millenia Companion Loan, together with accrued and unpaid interest thereon (excluding default interest); any unreimbursed Advances, together with unreimbursed interest thereon, relating to the Mall at Millenia Pari Passu Loan and the Mall at Millenia Companion Loan; any expenses incurred in enforcing the related loan documents; any costs not reimbursed to the holders of the Mall at Millenia Pari Passu Loan and the Mall at Millenia Companion Loan; expenses of transferring the Mall at

                  Millenia Pari Passu Loan and the Mall at Millenia Companion Loan and any other amounts owed under the related loan documents other than prepayment and yield maintenance fees;


         o the master servicer or the special servicer, as the case may be, is subject to the servicing standard under the Pooling and Servicing Agreement, and is required to consult with the holder of the Mall at Millenia B Note (and obtain the consent of the holder of the Mall at Millenia B Note) prior to taking certain actions with respect to the Mall at Millenia A/B Loan, including, without limitation, foreclosure upon the related mortgaged property, modification of any monetary term or material non-monetary term of the Mall at Millenia A/B Loan, release of any collateral, acceptance of a discounted payoff of any Mall at Millenia A Note or Mall at Millenia B Note, and any waiver of a "due-on-sale" or "due-on-encumbrance" clause. However, the foregoing consultation rights of the holder of the Mall at Millenia B Note will terminate at the time that the holder of the Mall at Millenia B Note ceases to be the "controlling holder," which is defined as the holder of the Mall at Millenia B Note, initially, but will be the controlling class during any time that (a) the initial unpaid principal balance of the Mall at Millenia B Note, as reduced by any Mall at Millenia B Note prepayments, any appraisal reductions and any realized losses allocated to the Mall at Millenia B Note, is less than (b) 25% of the initial unpaid principal balance of the Mall at Millenia B Note, as reduced by Mall at Millenia B Note prepayments, allocated to the Mall at Millenia B Note;

         o the Depositor under the Pooling and Servicing Agreement has the right to terminate the Special Servicer and to transfer special servicing of the Mall at Millenia A/B Loan to a special servicer under an Other Pooling Agreement subject to receipt of confirmation from each Rating Agency then rating the certificates and any other certificates evidencing a direct beneficial ownership interest in the Mall at Millenia Companion Loan that such transfer will not result in a downgrade, qualification or withdrawal with respect to any class of those certificates; and

         o for so long as Mortgage Loan No. 1 is serviced under the Pooling and Servicing Agreement, the holder of the most subordinate class of Class MM Certificates will be entitled to exercise (with respect to Mall at Millenia Mortgage Loan only) the rights and powers granted to the Operating Adviser under the Pooling and Servicing Agreement, subject to the terms of the related intercreditor agreement, other than the right to terminate and replace the special servicer (but only so long as the holder of the B Note is the "controlling holder" of the Mall at Millenia A/B Loan as described in the second preceding bullet).

         Under the Pooling and Servicing Agreement, the servicing and administration of the Mall at Millenia Pari Passu Loan, the Mall at Millenia Companion Loan and the Mall at Millenia B Note will generally be conducted as if such loans were a single "mortgage loan" under the provisions of the Pooling and Servicing Agreement.

         In addition, the holders of the Mall at Millenia Pari Passu Loan and the Mall at Millenia Companion Loan entered into a separate intercreditor agreement. That intercreditor agreement provides for the following:

         o the Mall at Millenia Pari Passu Loan and the Mall at Millenia Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over the other;

         o the Pooling and Servicing Agreement will exclusively govern the servicing and administration of the Mall at Millenia Pari Passu Loan and the Mall at Millenia Companion Loan (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the Mall at Millenia Pari Passu Loan or the Mall at Millenia Companion Loan will be effected in accordance with the Pooling and Servicing Agreement);

         o all payments, proceeds and other recoveries on or in respect of the Mall at Millenia Pari Passu Loan and/or the Mall at Millenia Companion Loan (in each case, subject to the rights of the master servicer, the related special servicer, the Depositor, the trustee or the paying agent to payments and reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing Agreement) will be applied to the Mall at Millenia Pari Passu Loan and the Mall at Millenia Companion Loan on a pari passu basis according to their respective outstanding principal balances; and

         o the transfer of the ownership of the Mall at Millenia Companion Loan to any person or entity other than institutional lenders, investment funds, affiliates thereof exceeding a minimum net worth requirement or to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited.

THE 55 EAST MONROE PARI PASSU LOAN

         Mortgage Loan No. 3 (referred to herein as the "55 East Monroe Pari Passu Loan") is comprised of one promissory note with an original principal balance of $58,500,000 and is secured by a mortgaged property on a pari passu basis with one other promissory note with the original principal balance of $58,500,000 (the "55 East Monroe Companion Loan") that is not included in the trust. The 55 East Monroe Companion Loan will initially be held by CIGNA Mortgage Securities Hartford, LLC, an Affiliate of the CIGNA Mortgage Securities Philadelphia, LLC, seller, which may sell or transfer the 55 East Monroe Companion Loan at any time subject to compliance with the requirements of the related intercreditor agreement (described below) between the trust, as holder of the 55 East Monroe Pari Passu Loan, and CIGNA Mortgage Securities Hartford, LLC, as initial holder of the 55 East Monroe Companion Loan. The 55 East Monroe Companion Loan has the same interest rate, maturity date and amortization term as the 55 East Monroe Pari Passu Loan. For purposes of the information presented in this prospectus supplement with respect to the 55 East Monroe Pari Passu Loan, the Debt Service Coverage Ratio and Loan-to-Value Ratio reflect the aggregate indebtedness evidenced by the 55 East Monroe Pari Passu Loan and the 55 East Monroe Companion Loan.

         In addition, with respect to the 55 East Monroe Pari Passu Loan and the 55 East Monroe Companion Loan, the mortgage on the related mortgaged property also secures a subordinated promissory note (the "55 East Monroe B Note"), which had an original principal balance of $30,000,000. The 55 East Monroe B Note will initially be held by Connecticut General Life Insurance Company, an Affiliate of the CIGNA Mortgage Securities Philadelphia, LLC seller, which may sell or transfer the 55 East Monroe B Note at any time subject to compliance with the requirements of the related intercreditor agreement (described below) between the trust, as holder of the 55 East Monroe Pari Passu Loan, CIGNA Mortgage Securities Hartford, LLC, as initial holder of the 55 East Monroe Companion Loan, and Connecticut General Life Insurance Company, as initial holder of the 55 East Monroe B Note.

         On December 30, 2002, Connecticut General Life made a $44,000,000 loan (the "55 East Monroe Mezzanine Loan") to TST 55 East Monroe Mezz, L.P., a Delaware limited partnership, which is the owner directly or indirectly of 100% of the equity interests in the 55 East Monroe Mortgage Loan borrower. The 55 East Monroe Mezzanine Loan is primarily secured by a pledge of the 55 East Monroe Mezzanine Loan borrower's equity interest in the 55 East Monroe Mezzanine Loan borrower. The 55 East Monroe Mezzanine Loan is not secured by the mortgaged property securing the 55 East Monroe Mortgage Loan or any other property or assets of the 55 East Monroe Mortgage Loan borrower.

         The 55 East Monroe Pari Passu Loan is included in the trust. None of the 55 East Monroe Companion Loan, the 55 East Monroe B Note or the 55 East Monroe Mezzanine Loan are assets of the trust. The 55 East Monroe Mortgage Loan will be serviced, subject to the applicable provisions of the Pooling and Servicing Agreement. The master servicer will make Servicing Advances in respect of the mortgaged property securing the 55 East Monroe Pari Passu Loan, the 55 East Monroe Companion Loan and the 55 East Monroe B Note, but will make P&I Advances only in respect of the 55 East Monroe Pari Passu Loan and will remit collections on the 55 East Monroe Pari Passu Loan to, or on behalf of, the trust. The 55 East Monroe Mezzanine Loan will not be serviced pursuant to the Pooling and Servicing Agreement.

         With respect to the 55 East Monroe Mortgage Loan, the holders of the 55 East Monroe Pari Passu Loan, the 55 East Monroe Companion Loan and the 55 East Monroe B Note have entered into an intercreditor agreement. The intercreditor agreement generally provides (among other things) for the following:

         o during the continuance of an event of default under the loan documents evidencing the 55 East Monroe Mortgage Loan and following the payment of (i) any Advances made pursuant to the Pooling and Servicing Agreement (together with interest thereon) and (ii) certain reimbursable costs and expenses of the master servicer, the special servicer, and the trust, (A) the right of the holder of the 55 East Monroe B Note to receive payments of principal and accrued and unpaid interest is subordinate to the rights of the holder of the 55 East Monroe Pari Passu Loan and the 55 East Monroe Companion Loan to receive payments of principal and accrued and unpaid interest, and (B) the right of the holder of the 55 East Monroe B Note to receive prepayment premiums and default interest is subordinate to the rights of the holder of the 55 East Monroe Pari Passu Loan and the 55 East Monroe Companion Loan to receive prepayment premiums and default interest;

         o prior to an event of default under the loan document evidencing the 55 East Monroe Mortgage Loan and following the payment of (i) any Advances made pursuant to the Pooling and Servicing Agreement (together with interest thereon) and (ii) certain reimbursable costs and expenses of the master servicer, the special servicer, and the trust, (A) the holder of the 55 East Monroe B Note will generally be entitled to receive its accrued and unpaid interest after the holder of the 55 East Monroe Pari Passu Loan and the 55 East Monroe Companion Loan receive their respective amounts of accrued and unpaid interest, (B) the holder of the 55 East Monroe B Note will generally be entitled to receive payments of principal on a pro rata basis with the holder of the 55 East Monroe Pari Passu Loan and the 55 East Monroe Companion Loan and (C) the holder of the 55 East Monroe B Note will generally be entitled to receive prepayment premiums on a pro rata basis with the holder of the 55 East Monroe Pari Passu Loan and the 55 East Monroe Companion Loan;

         o the holder of the 55 East Monroe B Note has the option to cure a monetary default of the borrower under the loan documents for the 55 East Monroe Mortgage Loan within 5 business days after the receipt of notice of the related monetary default, and has the option to cure a non-monetary default of the borrower under the loan documents for the 55 East Monroe Mortgage Loan within 30 days of the receipt of notice of the related non-monetary default. The holder of the 55 East Monroe B Note may not, however, cure more than 3 successive identical defaults within any 90-day period;

         o the holder of the 55 East Monroe B Note has the option of purchasing the 55 East Monroe Pari Passu Loan from the trust within 60 days of the termination of any cure period for which the holder of the 55 East Monroe B Note is entitled to make, but has not made, a cure payment or other cure, provided that such purchase option automatically terminates upon the earliest to occur of (a) the expiration of such 60-day period,
                  (b) a foreclosure sale, power of sale or deliver of a deed in lieu of foreclosure with respect to the related mortgaged property or (c) the purchase of the 55 East Monroe Pari Passu Loan pursuant to any option granted pursuant to the Pooling and Servicing Agreement (but, prior to any such purchase, the right of the holder of the 55 East Monroe B Note to purchase the 55 East Monroe Pari Passu Loan if such 55 East Monroe Pari Passu Loan is a specially serviced loan under the Pooling and Servicing Agreement, is prior to any option granted to any party pursuant to the Pooling and Servicing Agreement). The purchase price will generally equal the outstanding principal balance of the 55 East Monroe Pari Passu Loan, together with accrued and unpaid interest thereon; any unreimbursed Advances relating to the 55 East Monroe Mortgage Loan; and any other additional expenses of the trust with respect to the 55 East Monroe Mortgage Loan;

         o provided that (x) the 55 East Monroe Mortgage Loan is serviced under the Pooling and Servicing Agreement, and (y) the holder of the 55 East Monroe B Note is the "controlling holder" under the related intercreditor agreement (which means that (A) the initial principal balance of the 55 East Monroe Note minus (i) any payments of principal received in respect of the 55 East Monroe B Note and (ii) the amount of any Appraisal Reductions allocable to the 55 East Monroe B Note is not less than (B) 25% of the initial principal balance of the 55 East Monroe B
                  Note), the master servicer or the
                  related special servicer, as the case may be, is, subject to the servicing standard, required to consult with the Operating Adviser appointed by the holder of the 55 East Monroe B Note (and, in certain instances, obtain the consent of such Operating Adviser) prior to taking certain actions with respect to the 55 East Monroe Mortgage Loan, including, without limitation, foreclosure upon the related mortgaged property, modification of certain monetary terms of the 55 East Monroe Mortgage Loan, release of any collateral, acceptance of a discounted payoff of the 55 East Monroe Mortgage Loan, and any waiver of a "due-on-sale" or "due-on-encumbrance" clause; and

         o pursuant to the related intercreditor agreement, for so long as the 55 East Monroe Mortgage Loan is serviced pursuant to the Pooling and Servicing Agreement and for so long as the holder of the 55 East Monroe B Note is the "controlling holder" under the related intercreditor agreement, the holder of the 55 East Monroe B Note (or the Operating Adviser appointed by it) has the right to replace the related special servicer and to appoint a substitute special servicer with respect to the 55 East Monroe Mortgage Loan only, provided that such substitute special servicer meets the qualifications set forth in the related intercreditor agreement and the other conditions to the appointment of such substitute special servicer contained in the related intercreditor agreement are satisfied.

         In addition, the holders of the 55 East Monroe Pari Passu Loan and the 55 East Monroe Companion Loan entered into a separate intercreditor agreement (the "55 East Monroe A Notes Intercreditor Agreement"). The 55 East Monroe A Notes Intercreditor Agreement generally provides (among other things) for the following:

         o the 55 East Monroe Pari Passu Loan and the 55 East Monroe Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over the other;

         o the Pooling and Servicing Agreement will exclusively govern the servicing and administration of the 55 East Monroe Pari Passu Loan and the 55 East Monroe Companion Loan (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the 55 East Monroe Pari Passu Loan or the 55 East Monroe Companion Loans will be effected in accordance with the Pooling and Servicing Agreement);

         o all payments, proceeds and other recoveries on or in respect of the 55 East Monroe Pari Passu Loan and/or the 55 East Monroe Companion Loan (in each case, subject to the rights of the master servicer, the related special servicer, the Depositor, the trustee or the paying agent to payments and reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing Agreement) will be applied to the 55 East Monroe Pari Passu Loan and the 55 East Monroe Companion Loan on a pari passu according to their respective outstanding principal balances; and

         o the transfer of the ownership of the 55 East Monroe Companion Loan to any person or entity other than Affiliates of CIGNA Mortgage Securities Philadelphia, LLC, institutional lenders, investment funds, affiliates thereof exceeding a minimum net worth requirement or to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited.

         The holders of the 55 East Monroe Pari Passu Loan, the 55 East Monroe Companion Loan and the 55 East Monroe B Note, as senior lenders and Connecticut General Life Insurance Company, as mezzanine lender (the "55 East Monroe Mezzanine Lender") entered into a separate mezzanine intercreditor agreement. The related mezzanine intercreditor agreement generally provides (among other things) for the following:

         o the 55 East Monroe Mezzanine Lender has approval rights over, among other things, budgets and material leases with respect to the related Mortgaged Property; provided, however, that the 55 East Monroe Mezzanine Lender's rights with respect to providing such consent or approval to actions or determinations of the 55 East Monroe Mortgage Loan borrower or 55 East Monroe Mezzanine Loan borrower relating to the related Mortgaged Property or the loan documents for the 55 East Monroe Mortgage Loan are subject to the rights of the senior lender pursuant to the related mezzanine intercreditor agreement and are, generally, subject to the decisions of such senior lender.

         o the related mezzanine intercreditor agreement provides that the senior lender thereunder will not, without first obtaining the consent of the 55 East Monroe Mezzanine Lender, among other things, increase the principal amount or the interest rate of the 55 East Monroe Mortgage Loan, provide for the increase in any material respect of the monetary obligations of the 55 East Monroe Mortgage Loan borrower, provide for any additional contingent interest, additional interest or additional payments computed on the basis of cash flow or appreciation of the related Mortgaged Property, provide for the extension or shortening of the maturity date of the 55 East Monroe Mortgage Loan, provide for the extension of the period during which voluntary prepayments are prohibited or during which the prepayments require the prepayment of the fee or yield maintenance charge, amend the provisions of the loan documents relating to the 55 East Monroe Mortgage Loan to modify the application of payments thereunder or the terms limiting transfers of interests in the 55 East Monroe borrower or the related Mortgaged Property or cross-default the 55 East Monroe Mortgage Loan with any other debt.

         o the senior lender under the related mezzanine intercreditor agreement is not required to obtain the consent of the 55 East Monroe Mezzanine Lender to any modification or amendment in the case of a workout or other compromise or indulgence during the occurrence of an event of default under the loan documents for the 55 East Monroe Mortgage Loan of which the senior lender under the related mezzanine intercreditor agreement has given notice to the 55 East Monroe Mezzanine Lender other than a modification (a) increasing the principal amount of the 55 East Monroe Mortgage Loan or (b) providing for the extension of the period during which voluntary prepayments are prohibited or during which the prepayments require the prepayment of a fee or yield maintenance charge. The 55 East Monroe Mezzanine Lender is also prohibited from making similar modifications to the 55 East Monroe Mezzanine Loan without first obtaining the consent of the senior lender under the related mezzanine intercreditor agreement.

         o the 55 East Monroe Mezzanine Lender will have a specified period of time to cure an event of default under the loan documents for the 55 East Monroe Mortgage Loan. In addition, upon the occurrence of such an event of default, the 55 East Monroe Mezzanine Lender will have the right to purchase the 55 East Monroe Pari Passu Loan from the trust.

         o the related mezzanine intercreditor agreement restricts the 55 East Monroe Mezzanine Lender from exercising its rights to foreclose on the 55 East Monroe Mezzanine Loan collateral unless it has received written confirmation rating agency confirmation with respect to such event. The related mezzanine intercreditor agreement provides for an exception to obtaining such rating agency confirmation if, among other things, certain conditions are satisfied, including the requirements that (a) the transferee of the title to the collateral securing the 55 East Monroe Mezzanine Loan be a "qualified transferee" such as an institutional lender, a real estate investment trust, "qualified institutional buyer" or other similar entity, a qualified trustee in connection with the securitization of or the creation of collateralized debt obligations or certain investment funds with a qualified fund manager (each of these being more particularly described in the related mezzanine intercreditor agreement), (b) the related Mortgaged Property will be managed by a qualified property manager, and (c) a new non-consolidation opinion is delivered to the rating agencies with respect to the transferee of the 55 East Monroe Mezzanine Loan collateral.

         o in certain circumstances described in the related mezzanine intercreditor agreement, the 55 East Monroe Mezzanine Lender has the right to cause the termination and replacement of the property manager for the related Mortgaged Property; provided, that, (a) the senior lender under the related mezzanine intercreditor agreement must reasonably approve such replacement property manager and the 55 East Monroe Mezzanine Lender must obtain a rating agency confirmation with respect to such termination and replacement, or (b) the replacement manager is a "qualified manager" as described in the related mezzanine intercreditor agreement.

         Under the Pooling and Servicing Agreement, the servicing and administration of the 55 East Monroe Pari Passu Loan, the 55 East Monroe Companion and the 55 East Monroe B Note will generally be conducted as if such loans were a single "mortgage loan" under the provisions of the Pooling and Servicing Agreement.

THE VILLAGE AT SEARCY MORTGAGE LOAN

         With respect to Mortgage Loan No. 46 (referred to herein as the "Village at Searcy Mortgage Loan"), representing approximately 0.6% of the Initial Pool Balance, the mortgage on the related mortgaged property also secures a subordinated note (the "Village at Searcy B Note"), which had an original principal balance of $250,000. The Village at Searcy B Note is owned by CBA-Mezzanine Capital Finance, LLC and is not an asset of the trust.

         The holders of the Village at Searcy Mortgage Loan and the Village at Searcy B Note entered into an intercreditor agreement. That intercreditor agreement provides for the following:

         o the right of the holder of the Village at Searcy B Note to receive scheduled payments of principal and interest is at all times subordinate to the rights of the holder of the Village at Searcy Mortgage Loan to receive scheduled payments of principal and interest;

         o the Pooling and Servicing Agreement and the related intercreditor agreement will govern the servicing and administration of the Village at Searcy Mortgage Loan and the Village at Searcy B Note (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the Village at Searcy Mortgage Loan or the Village at Searcy B Note will be effected in accordance with the Pooling and Servicing Agreement), provided, upon the securitization of the Village at Searcy B Note, the servicing and administration of the Village at Searcy B Note will be performed by the servicer under the pooling and servicing agreement for the trust that then owns the Village at Searcy B Note;

         o prior to the occurrence of a "Material Default," which is defined in the intercreditor agreement that governs the Village at Searcy Mortgage Loan and the Village at Searcy B Note as a monetary event of default, the acceleration of either the Village at Searcy Mortgage Loan and/or the Village at Searcy B Note, or a bankruptcy-related default by the related mortgagor, the holder of the Village at Searcy B Note will generally be entitled to receive its scheduled payments of principal and interest after the holder of the Village at Searcy Mortgage Loan receives its scheduled payments of principal and interest (other than default interest), voluntary prepayments and prepayments on account of the application of insurance and condemnation proceeds and other recoveries;

         o upon the occurrence and continuance of a Material Default under the Village at Searcy Mortgage Loan and/or the Village at Searcy B Note, the holder of the Village at Searcy B Note will not be entitled to receive payments of principal and interest until the holder of the Village at Searcy Mortgage Loan receives all its accrued scheduled interest (other than default interest) and outstanding principal in full (and (i) any Advances and interest thereon are fully repaid, (ii) certain reimbursable costs and expenses of the master servicer, special servicer and holder of the Village at Searcy Mortgage Loan under the related loan documents are paid and
                  (iii) a prepayment premium is paid to the holder of the Village at Searcy Mortgage Loan), provided, however, if the holder of the Village at Searcy B Note exercises its option to purchase the Village at Searcy Mortgage Loan from its related holder as described below, then the holder of the Village at Searcy Mortgage Loan shall have no such right to receive payments of principal and interest except for payment of the purchase price of the defaulted Village at Searcy Mortgage Loan (as more fully set forth in the related intercreditor agreement);

         o the holder of the Village at Searcy B Note has the option of purchasing the Village at Searcy Mortgage Loan from its related holder at any time (i) any payment of principal or interest on either or both of the Village at Searcy Mortgage Loan or the Village at Searcy B Note becomes 90 or more days delinquent, (ii) the principal balance of the Village at Searcy Mortgage Loan and/or the Village at Searcy B Note has been accelerated, (iii) the principal balance of either or both of the Village at Searcy Mortgage Loan or the Village at Searcy B Note is not paid at maturity, (iv) the related borrower files a petition for bankruptcy or is otherwise the subject of a bankruptcy proceeding or (v) any other event where the cash flow payment under the Village at Searcy B Note has been interrupted and the cash flow waterfall thereunder converted to sequential payments pursuant to the intercreditor agreement. The purchase price will generally equal the outstanding principal balance of the Village at Searcy Mortgage Loan, together with accrued and unpaid interest thereon (excluding default interest); any unreimbursed Advances, together with unreimbursed interest thereon, relating to Village at Searcy Mortgage Loan;

                  any expenses incurred in enforcing the Village at Searcy Mortgage Loan and the Village at Searcy B Note; any costs not reimbursed to the holder of the Village at Searcy Mortgage Loan or any servicer thereof; expenses of transferring the Village at Searcy Mortgage Loan and any other amounts owed under the related loan documents. Such purchase option terminates if the holder of the Village at Searcy B Note does not deliver a notice of exercise of such option generally within 30 days after the date the holder of the Village at Searcy Mortgage Loan has delivered a notice of certain defaults under the Village at Searcy Mortgage Loan and/or the Village at Searcy B Note;

         o unless the right of the holder of the Village at Searcy B Note to purchase the Village at Searcy Mortgage Loan, as described above, has expired, the master servicer or the special servicer, as the case may be, is, subject to the servicing standard under the Pooling and Servicing Agreement, required to obtain the consent of the holder of the Village at Searcy B Note prior to taking certain actions with respect to the Village at Searcy Mortgage Loan and the Village at Searcy B Note, including, without limitation, increasing the interest rate, principal amount or material monetary obligations of the Village at Searcy Mortgage Loan, decrease the interest or principal amount of the Village at Searcy B Note, shorten the scheduled maturity date of the Village at Searcy Mortgage Loan, accept any additional collateral for the Village at Searcy Mortgage Loan unless such collateral also secures the Village at Searcy B Note, release the lien of the mortgage securing the Village at Searcy B Note or modify any prepayment or defeasance provision of the Village at Searcy Mortgage Loan in a manner materially adverse to the Village at Searcy B Note; and

         o the transfer of the ownership of the Village at Searcy B Note to any person or entity is generally prohibited, other than to
                  (i) institutional lenders and investment funds and their affiliates thereof, exceeding a minimum net worth requirement,
                  (ii) any person or entity upon receipt of written confirmation from the Rating Agencies that such transfer will not result in a downgrade, qualification or withdrawal of the then current ratings on the Series 2003-IQ4 Certificates or (iii) trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans.

         Under the Pooling and Servicing Agreement, the servicing and administration of the Village at Searcy Mortgage Loan and the Village at Searcy B Note will generally be conducted as if such loans were a single "mortgage loan" under the provisions of the Pooling and Servicing Agreement.

THE INDIAN CREEK MORTGAGE LOAN AND HARPER'S POINT MORTGAGE LOAN

         With respect to Mortgage Loan Nos. 19, 62, 75 and 87 (collectively referred to herein as the "Indian Creek Mortgage Loan"), representing, in the aggregate, approximately 2.7% of the Initial Pool Balance, each mortgage on the related mortgaged property also secures a subordinated note (collectively, the "Indian Creek B Note," together with the Indian Creek Mortgage Loan, the "Indian Creek A/B Loan"), which had an aggregate original principal balance of $21,485,000. The Indian Creek B Note is owned by the related seller and is not an asset of the trust. With respect to Mortgage Loan Nos. 64, 70 and 76 (collectively, referred to herein as the "Harper's Point Mortgage Loan"), representing approximately 1.3% of the Initial Pool Balance, each mortgage on the related mortgaged property also secures a subordinated note (collectively the "Harper's Point B Note" together with the Harper's Point Mortgage Loan, the "Harper's Point A/B Loan"), which had an original aggregate principal balance of $10,110,000. The Harper's Point B Note is owned by the related seller and is not an asset of the trust. The Indian Creek Mortgage Loan and the Harper's Point Mortgage Loan are not cross-defaulted or cross-collateralized.

         The holders of the Indian Creek Mortgage Loan and the Harper's Point Mortgage Loan each entered into an intercreditor agreement with the holders of the Indian Creek B Note and the Harper's Point B Note, respectively. Each of the intercreditor agreements provide for the following:

         o the right of the holder of the related B Note to receive scheduled payments of principal and interest is at all times subordinate to the rights of the holder of the related Mortgage Loan to receive scheduled payments of principal and interest;

         o the Pooling and Servicing Agreement and the related intercreditor agreement will exclusively govern the servicing and administration of the Indian Creek A/B Loan and the Harper's Point A/B Loan (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the Indian Creek Mortgage Loan and the Harper's Point Mortgage Loan will be effected in accordance with the Pooling and Servicing Agreement) and the trustee has the exclusive right to exercise remedies with respect to the Indian Creek A/B Loan and the Harper's Point A/B Loan, including, without limitation, seeking foreclosure;

         o prior to the occurrence of a monetary event of default or if the Indian Creek Mortgage Loan or the Harper's Point Mortgage Loan, as the case may be, is not a Specially Serviced Mortgage Loan, the holder of the related Mortgage Loan and the holder of the related B Note will each be entitled to receive its scheduled payments of principal and interest on a pro rata basis;

         o upon the occurrence and continuance of a monetary event of default or if the Indian Creek Mortgage Loan or the Harper's Point Mortgage Loan, as the case may be, becomes a Specially Serviced Mortgage Loan, the holder of the related B Note will not be entitled to receive payments of principal and interest until the holder of the related Mortgage Loan receives all its accrued scheduled interest and outstanding principal in full;

         o the holder of the related B Note has the option of purchasing the Indian Creek Mortgage Loan or the Harper's Point Mortgage Loan, as the case may be, from its related holder (a) during any cure period for which the holder of the related B Note is entitled to make, but has not made, a cure payment or other cure, (b) at any time after an event of default has occurred (or is reasonably foreseeable) or (c) within thirty (30) days following the date that the related mortgaged property becomes an REO Property. The purchase price will generally equal the outstanding principal balance of the Indian Creek Mortgage Loan or the Harper's Point Mortgage Loan, as the case may be, together with accrued and unpaid interest thereon and any unreimbursed Advances, together with unreimbursed interest thereon. The foregoing right of the holder of the related B Note, shall automatically terminate: (i) with respect to the purchase option described in clause (a) above, upon the expiration of the applicable cure period; (ii) with respect to the purchase option described in clause (b) above, within ninety (90) days of delivery to the holder of the related B Note of written notice of an event of default (or reasonably foreseeable event of default) covered by clause (b) above; and
                  (iii) with respect to a purchase option described in clause
                  (c) above, thirty-one (31) days following the date that the related mortgaged property becomes REO Property;

         o the master servicer, the primary servicer or the special servicer, as the case may be, is, subject to the servicing standard under the Pooling and Servicing Agreement, required to obtain the consent of the holder of the related B Note prior to taking certain actions with respect to the Indian Creek Mortgage Loan or the Harper's Point Mortgage Loan, including, without limitation, foreclosure upon the related mortgaged property, modification of any monetary term or non-monetary term, any proposed sale of the related mortgaged property and certain other actions as specified in the related intercreditor agreement;

         o for so long as the related Mortgage Loan is serviced under the Pooling and Servicing Agreement, the holder of the related B Note will be entitled to exercise (with respect to that Mortgage Loan only) the rights and powers granted to the Operating Adviser under the Pooling and Servicing Agreement, subject to the terms of the related intercreditor agreement, other than the right to terminate and replace the special servicer (but only so long as the holder of the B Note is the Controlling Holder of such Mortgage Loan); and

         o the transfer of the ownership of the related B Note to any person or entity is generally prohibited, other than to (i) institutional lenders and investment funds and their affiliates thereof, exceeding a minimum net worth requirement,
                  (ii) any person or entity upon receipt of written confirmation from the Rating Agencies that such transfer will not result in a downgrade, qualification or withdrawal of the then

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                  current ratings on the Series 2003-IQ4 Certificates or (iii)
                  trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans.

         Under the Pooling and Servicing Agreement, the servicing and administration of each of the Indian Creek Mortgage Loan and the Indian Creek B Note on the one hand and Harper's Point Mortgage Loan and the Harper's Point B Note on the other will generally be conducted as if such loans were a single "mortgage loan" under the provisions of the Pooling and Servicing Agreement.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

Appraisals

         In connection with the origination or sale to the Depositor of each of the mortgage loans, the related mortgaged property was appraised or a market study was conducted by an outside appraiser. In general, with respect to those mortgage loans for which an appraisal or market study was used in any value calculation, those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals, small broker opinions and market studies sought to establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the Cut-off Date is presented herein for illustrative purposes only.

         o The loan-to-value ratios for 91 mortgage loans, representing 91.0% of the Initial Pool Balance, were calculated according to the methodology described in this prospectus supplement based on the estimates of value from the third party appraisals conducted on or after December 1, 2001.

         o For 18 of the mortgage loans, representing 9.0% of the Initial Pool Balance, the loan-to-value ratios were calculated according to the methodology described in this prospectus supplement based on valuations determined by applying a capitalization rate obtained from an updated third party market study, conducted on or after December 1, 2001, to the underwritten net operating income of the mortgaged property.

Environmental Assessments

         With respect to the mortgaged properties for which environmental site assessments were prepared on or after December 1, 2001 (representing 91.0% of the Initial Pool Balance), the related seller or originator (with respect to the Oakbrook Center Pari Passu Loan) has represented to us that, as of the cut-off date and subject to certain specified exceptions, it had no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such report.

         With respect to the mortgaged properties for which environmental site assessments were prepared prior to December 1, 2001 or for which no environmental site assessments exist, representing 9.0% of the Initial Pool Balance, the related seller has represented to us (or assigned to us a representation) that (i) no hazardous material is present on such mortgaged property such that (1) the value of such mortgaged property is materially and adversely affected or (2) under applicable federal, state or local law, (a) such hazardous material could be required to be eliminated at a cost materially and adversely affecting the value of the mortgaged property before such mortgaged property could be altered, renovated, demolished or transferred or (b) the presence of such hazardous material could (upon action by the appropriate governmental authorities) subject the owner of such mortgaged property, or the holders of a security interest therein, to liability for the cost of eliminating such hazardous material or the hazard created thereby at a cost materially and adversely affecting the value of the mortgaged property, and (ii) such mortgaged property is in material compliance with all applicable federal, state and local laws pertaining to hazardous materials or environmental hazards, any noncompliance with such laws does not have a material adverse effect on the value of such mortgaged property and neither the applicable seller or originator (with respect to the Oakbrook Center Pari

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Passu Loan) nor, to such seller's or originator's (with respect to the Oakbrook
Center Pari Passu Loan) knowledge, the related borrower or any current tenant thereon, has received any notice of violation or potential violation of any such law.

         The environmental assessments generally did not disclose the presence or risk of environmental contamination that is considered material and adverse to the interests of the holders of the certificates and the value of the mortgage loans; however, in certain cases, such assessments did reveal conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition, and/or take such other actions necessary to address such adverse conditions.

Property Condition Assessments

         Each seller, an affiliate of the seller or the originator of the mortgage loan inspected, or caused to be inspected, each of the mortgaged properties in connection with the origination or acquisition of their respective mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. With respect to the mortgaged properties for which property inspection or engineering reports were prepared on or after December 1, 2001, relating to mortgaged properties securing 91.0% of the Initial Pool Balance, the related seller or originator (with respect to the Oakbrook Center Pari Passu Loan) has represented to us that, except as disclosed in the related report, it has no knowledge of any damage that would materially and adversely affect its value as security for the related mortgage loan. With respect to the mortgaged properties, for which property inspection reports were prepared prior to December 1, 2001 or for which no property inspection or engineering report exists (representing 9.0% of the Initial Pool Balance), the related seller or originator (with respect to the Oakbrook Center Pari Passu
Loan) has represented to us that, subject to certain specified exceptions, no material adverse condition exists. In those cases where a material and adverse property condition was identified, such property condition generally has been or is required to be remedied to the seller's or such originator's satisfaction, or funds as deemed necessary by the seller or such originator, or the related engineer or consultant, have been reserved to remedy the material and adverse condition or other resources for such repairs were available at origination.

Seismic Review Process

         In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML") in an earthquake scenario. Generally, any of the mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

Zoning and Building Code Compliance

         Each seller or originator took steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but no assurance can be given that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements, appraisals, zoning consultants' reports and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related seller or originator has informed us that it does not consider any such violations known to it to be material.

ENVIRONMENTAL INSURANCE

         With respect to 10 mortgaged properties, securing 11.9% of the Initial Pool Balance, the related sellers or originators have obtained, and there will be assigned to the trust, environmental policies covering certain

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environmental matters with respect to the related mortgaged properties. The premiums for each policy have been paid in full.

ADDITIONAL MORTGAGE LOAN INFORMATION

         Each of the tables presented in Appendix I hereto sets forth selected characteristics of the Mortgage Pool presented, where applicable, as of the Cut-off Date. For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see Appendix II hereto, and for a brief summary of the 10 largest loan exposures (including crossed mortgage loans) in the Mortgage Pool, see Appendix III hereto. Additional information regarding the mortgage loans is contained in this prospectus supplement under "Risk Factors" elsewhere in this "Description of the Mortgage Pool" section and under "Legal Aspects of Mortgage Loans and the Leases" in the prospectus.

         For purposes of the tables in Appendix I and for the information presented in Appendix II and Appendix III:

                  (i) References to "DSCR" are references to "Debt Service Coverage Ratios" and references to "Implied DSCR" are references to "Implied Debt Service Coverage Ratios." In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) Underwritable Cash Flow to (b) required debt service payments (with respect to Debt Service Coverage Ratios) or debt service payments based on a 8% fixed constant and based on the outstanding unpaid principal balance at the time of recalculation (with respect to Implied Debt Service Coverage Ratios). However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix III, the "Debt Service Coverage Ratio" or "DSCR" or "Implied DSCR" or "Implied Debt Service Coverage Ratio" (or group of cross-collateralized Mortgage Loans) is calculated pursuant to the definition thereof under the "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the Debt Service Coverage Ratio reflects, with respect to Mortgage Loan Nos. 1, 2, 3, 4 and 5, the aggregate indebtedness evidenced by the Pari Passu Loan and each related Serviced Companion Loan or Non-Trust Serviced Companion Loan (but not any related B Note).

                  (ii) In connection with the calculation of DSCR, Implied DSCR and loan-to-value ratios, in determining Underwritable Cash Flow for a mortgaged property, the applicable seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the seller was aware (e.g., new signed leases or end of "free rent" periods and market data), and estimated capital expenditures, leasing commission and tenant improvement reserves. The applicable seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom, based upon the seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information. In most cases, borrower supplied "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritable Cash Flow for mortgage loans, where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

                  (iii) Historical operating results may not be available for some of the mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, market study, leases with tenants or from other borrower-supplied information. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable seller in determining the presented operating information.

                  (iv) The Debt Service Coverage Ratios are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

                  (v) References in the tables to "Cut-off Date LTV" are references to "Cut-off Date Loan-to-Value" and references to "Balloon LTV" are references to "Balloon Loan-to-Value." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix III, the "Cut-off Date LTV," "Cut-off Date Loan-to-Value," "Balloon LTV" or "Balloon Loan-to-Value" for any mortgage loan is calculated pursuant to the definition thereof under the "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the loan-to-value ratio reflects, with respect to Mortgage Loan Nos. 1, 2, 3, 4 and 5, the aggregate indebtedness evidenced by the Pari Passu Loan and each related Serviced Companion Loan or Non-Trust Serviced Companion Loan (but not any related B Note).

                  (vi) The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV is determined (i) using a third-party appraisal or (ii) by applying a capitalization rate obtained from an updated third party market study to the net operating income of the mortgaged property, as described above under "--Assessments of Property Value and Condition--Appraisals."

                  (vii) No representation is made that any such value would approximate either the value that would be determined in a current appraisal or market study of the related mortgaged property or the amount that would be realized upon a sale.

                  (viii) References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related mortgage loans.

         The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

         Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender with quarterly and/or annual operating statements and rent rolls.

STANDARD HAZARD INSURANCE

         The master servicer is required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related mortgaged property (a) a fire and hazard insurance policy with extended coverage and (b) all other insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein. Certain mortgage loans may permit such hazard insurance policy to be maintained by a tenant at the related mortgaged property, or may permit the related borrower or tenant to self-insure. The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event, unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause.

         If, on the date of origination of a mortgage loan, the improvements on a related mortgaged property were located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the master servicer will be required (to the extent permitted under the related mortgage loan documents or required by law) to cause to be maintained a flood insurance policy in an amount representing coverage of at least the lesser of:

         o the outstanding principal balance of the related mortgage loan; and

         o the maximum amount of such insurance available for the related mortgaged property under the national flood insurance program, if the area in which the improvements are located is participating in such program.

         If a borrower fails to maintain such hazard insurance, the master servicer will be required to obtain such insurance and the cost thereof will be a Servicing Advance, subject to a determination of recoverability. The special servicer will be required to maintain fire insurance with extended coverage and, if applicable, flood insurance on an REO Property in an amount not less than the maximum amount obtainable with respect to such REO Property and the cost thereof will be a Servicing Advance, subject to a determination of recoverability. Neither the master servicer nor the special servicer will be required in any event to maintain or obtain insurance coverage (including terrorism coverage) beyond what is reasonably available at a cost customarily acceptable (and approved by the Operating Adviser) and consistent with the Servicing Standard.

         Included in the insurance that the borrower is required to maintain may be loss of rents endorsements and comprehensive public liability insurance. The master servicer will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance. Any losses incurred with respect to mortgage loans due to uninsured risks, including earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. The special servicer will have the right, but not the obligation, at the expense of the trust, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any REO Property so long as such insurance is available at commercially reasonable rates. See "Risk Factors--The Absence Of Or Inadequacy Of Insurance Coverage On The Property May Adversely Affect Payments On Your Certificates" and "--Certain Other Risks Related to Casualty and Casualty Insurance" in this prospectus supplement.

THE SELLERS

CIBC Inc.

         CIBC Inc. is a majority-owned subsidiary of Canadian Imperial Holdings Inc. and is incorporated under the laws of Delaware. Canadian Imperial Holdings Inc. is a wholly-owned subsidiary of CIBC Delaware Holdings Inc., also a Delaware corporation, which is a subsidiary of Canadian Imperial Bank of Commerce. Canadian Imperial Bank of Commerce is a bank chartered under the Bank Act of Canada, having its head office in the City of Toronto, in the Province of Ontario, Canada. It is licensed to do business in the United States through its agency located in New York, New York. CIBC Inc. is a commercial finance company that originates commercial and multifamily real estate loans and purchases participations in loans from third-party lenders. CIBC Inc. has offices in Atlanta, Chicago, Houston, Dallas, San Francisco, Los Angeles, New York and Salt Lake City.

Morgan Stanley Mortgage Capital Inc.

         Morgan Stanley Mortgage Capital Inc. ("MSMC"), a subsidiary of Morgan Stanley and an affiliate of Morgan Stanley & Co. Incorporated, one of the underwriters, was formed as a New York corporation to originate and acquire loans secured by mortgages on commercial and multifamily real estate. Each of the MSMC mortgage loans was originated or purchased by MSMC, and all of the MSMC mortgage loans were underwritten by MSMC underwriters. The principal offices of MSMC are located at 1585 Broadway, New York, New York 10036. MSMC's telephone number is (212) 761-4700.

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John Hancock Real Estate Finance, Inc.

         John Hancock Real Estate Finance, Inc. ("JHREF") is a wholly-owned subsidiary of John Hancock Subsidiaries LLC, which is a wholly-owned subsidiary of John Hancock Life Insurance Company. JHREF was founded in 1982 and is headquartered in Boston, Massachusetts.

         JHREF presently has six offices across the country. One of the JHREF mortgage loans was underwritten and closed by JHREF at its headquarters in Boston, Massachusetts. The other JHREF mortgage loan was underwritten and closed by MSMC and sold to JHREF. The principal offices of JHREF are located at 200 Clarendon Street, 56th Floor, Boston, Massachusetts 02117. JHREF's telephone number is (617) 572-8716.

Nationwide Life Insurance Company

         Nationwide Life Insurance Company ("Nationwide Life") is one of the leading providers of long-term savings and retirement products in the United States and is a wholly owned subsidiary of Nationwide Financial Services, Inc., which is a majority owned member of the Nationwide group of insurance and financial services companies ("Nationwide"). Together with its subsidiaries, including Nationwide Life and Annuity Insurance Company, Nationwide Life develops and sells a diverse range of products including individual annuities, private and public sector pension plans and life insurance.

         Nationwide, as a whole, is one of the largest diversified financial and insurance services providers in the United States. Nationwide is a Fortune 500 organization with assets of approximately $133 billion (unaudited) as of March 31, 2003. Combined, the insurance companies within Nationwide have more than 16 million policies and certificates in force, which are serviced by more than 30,000 employees and 31,000 agents.

         Nationwide's Real Estate Investment Department originated $2.0 billion in commercial mortgage loans in 2002 and has averaged over $1.4 billion in originations per year over the past five years. The Real Estate Investment Department originated all of the Nationwide Life mortgage loans in this transaction and currently manages over $9.8 billion of mortgage loans for Nationwide Life, its affiliates, and third party participants.

         Nationwide Life's headquarters are in Columbus, Ohio, where the company was founded in 1929. Nationwide Life has financial strength ratings from A.M. Best "A+," Moody's "Aa3," and S&P "AA-." Nationwide's main telephone number is
(614) 249-7111.

Union Central Mortgage Funding, Inc.

         Union Central Mortgage Funding, Inc. is a corporation organized under the laws of the State of Ohio. Union Central Mortgage Funding, Inc. is a wholly owned subsidiary of The Union Central Life Insurance Company. Union Central Mortgage Funding, Inc. was formed to originate and acquire loans secured by commercial and multi-family real estate. Union Central Mortgage Funding, Inc. is also the Primary Servicer with respect to loans transferred to the trust. The principal offices of Union Central Mortgage Funding, Inc. are located at 312 Elm Street, Cincinnati, Ohio 45202. The pooled mortgage loans for which Union Central Mortgage Funding, Inc. is the applicable mortgage loan seller were originated or acquired by Union Central Mortgage Funding, Inc.

MONY Life Insurance Company

         MONY Life Insurance Company ("MONY Life") is a New York life insurance company with its principal office at 1740 Broadway, New York, New York 10019. Formerly known as The Mutual Life Insurance Company of New York, MONY Life issued the first mutual life insurance policy in the United States in 1843 and has been an active commercial real estate investor and lender throughout its long history. MONY Life is a member company of the MONY Group, Inc., a New York Stock Exchange listed financial services company. For inquiries concerning this transaction, contact MONY Life's Denver office at (303) 325 1050.

Teachers Insurance and Annuity Association of America

         Teachers Insurance and Annuity Association of America ("TIAA") is a non-profit legal reserve life insurance and annuity company organized under the laws of the State of New York and is regulated by the New

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York State Insurance Department. TIAA, established in 1918 by the Carnegie
Foundation for the U.S. Advancement of Teaching, is the third largest life insurance company according to Fortune (April 14, 2003). TIAA invests in a broad array of debt and equity investments, as well as commercial mortgages and real estate. TIAA's principal office is located at 730 Third Avenue, New York, New York 10017. TIAA's financial strength is rated "Aaa" by Moody's, "AAA" by S&P, "AAA" by Fitch and "A++" by A.M. Best Company. TIAA is one of only a handful of U.S. life insurers holding the highest possible ratings for financial strength, operating performance and claims-paying ability from all four leading independent insurance industry rating agencies.

         The TIAA mortgage loans in this transaction were acquired by TIAA from Lend Lease Mortgage Capital, L.P. ("LLMC") pursuant to a program under which LLMC originated loans after performing underwriting and other services under predefined procedures approved by TIAA. Such procedures outlined the parameters as to property type, leverage and debt service coverage requirements and set forth requirements for preparation of third-party reports. For each of the mortgage loans, LLMC prepared an asset summary and credit file for TIAA's approval. At each closing, the loan was closed by LLMC under loan documents prepared by counsel retained by TIAA and simultaneously assigned to and purchased by TIAA. For information concerning this transaction, contact TIAA at
(212) 916-6336.

CIGNA Mortgage Securities Philadelphia, LLC

         CIGNA Mortgage Securities Philadelphia, LLC, is a Delaware limited liability company and is an indirect, wholly-owned subsidiary of CIGNA Corporation. The 55 East Monroe Mortgage Loan was originated by Connecticut General Life Insurance Company, an affiliate of CIGNA Mortgage Securities Philadelphia, LLC. CIGNA Mortgage Securities Philadelphia, LLC's principal offices are located at 280 Trumbull Street, Routing H-11-G, Hartford, Connecticut 06103. CIGNA Mortgage Securities Philadelphia, LLC's telephone number is (860) 534-7885.

SALE OF THE MORTGAGE LOANS

         On the Closing Date, each seller will sell its mortgage loans, without recourse, to Morgan Stanley Capital I Inc., and Morgan Stanley Capital I Inc., in turn, will sell all of the mortgage loans, without recourse and will assign the representations and warranties made by (or assigned by, as the case may be) each seller in respect of the mortgage loans and the related remedies for breach thereof, to the trustee for the benefit of the Certificateholders. In connection with such assignments, each seller is required in accordance with the related Mortgage Loan Purchase Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it, to the trustee or its designee.

         The trustee will be required to review the documents delivered by each seller with respect to its mortgage loans within 120 days following the Closing Date, and the trustee will hold the related documents in trust. Within 60 days following the Closing Date, the assignments with respect to each mortgage loan and any related assignment of rents and leases, as described in the "Glossary of Terms" under the term "Mortgage File," are to be completed in the name of the trustee, if delivered in blank.

         The mortgagee of record with respect to any Non-Trust Serviced Loan Pair will be the applicable Other Trustee.

REPRESENTATIONS AND WARRANTIES

     In each Mortgage Loan Purchase Agreement, the related seller has represented and warranted or assigned representations and warranties with respect to each of its mortgage loans, subject to certain specified exceptions set forth therein, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

                  (1) the information presented in the schedule of the mortgage loans attached to the related Mortgage Loan Purchase Agreement is complete, true and correct in all material respects;

                  (2) such seller owns the mortgage loan free and clear of any and all pledges, liens and/or other encumbrances;

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                  (3) no scheduled payment of principal and interest under the mortgage loan was 30 days or more past due as of the Cut-off Date, and the mortgage loan has not been 30 days or more delinquent in the 12-month period immediately preceding the Cut-off Date;

                  (4) the related mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien, subject to certain permitted encumbrances, upon the related mortgaged property;

                  (5) the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment;

                  (6) the related assignment of leases establishes and creates a valid and, subject to certain creditor's rights exceptions, enforceable first priority lien in or assignment of the related borrower's interest in all leases of the mortgaged property;

                  (7) the mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in part, and the related mortgaged property has not been released from the lien of such mortgage, in whole or in part in any manner that materially and adversely affects the value thereof;

                  (8) the mortgaged property satisfies certain conditions, substantially as set forth under the second and third paragraphs of "Risk Factors--Property Inspections And Engineering Reports May Not Reflect All Conditions That Require Repair On The Property";

                  (9) the seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

                  (10) the related mortgaged property is covered by an American Land Title Association, or an equivalent form of, lender's title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged property, subject only to certain permitted encumbrances;

                  (11) the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto;

                  (12) the mortgaged property satisfies certain conditions with respect to environmental matters, substantially as set forth under the second and fourth paragraphs, or third and fourth paragraphs, as applicable, of "Risk Factors--Environmental Risks Relating To Specific Mortgaged Properties May Adversely Affect Payments On Your Certificates";

                  (13) each mortgage note, mortgage and other agreement that evidences or secures the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and, to the related seller's knowledge, there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

                  (14) the related mortgaged property is required pursuant to the related mortgage to be (or the holder of the mortgage can require it to be) insured by casualty, business interruption and liability insurance policies of a type specified in the related Mortgage Loan Purchase Agreement;

                  (15) there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage;

                  (16) to the seller's knowledge, the related borrower is not a debtor in any state or federal bankruptcy or insolvency proceeding;

                  (17) no mortgage requires the holder thereof to release all or any material portion of the related mortgaged property from the lien thereof except upon payment in full of the mortgage loan, a defeasance of the mortgage loan or, in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and (b) the payment of a release price and prepayment consideration in connection therewith;

                  (18) to the seller's knowledge, there exists no material default, breach, violation or event giving the lender the right to accelerate and, to such seller's knowledge, no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing, under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property, other than those defaults that are covered by certain other of the preceding representations and warranties;

                  (19) the related mortgaged property consists of a fee simple estate in real estate or, if the related mortgage encumbers the interest of a borrower as a lessee under a ground lease of the mortgaged property (a) such ground lease or a memorandum thereof has been or will be duly recorded and (or the related estoppel letter or lender protection agreement between the seller and related lessor) permits the interest of the lessee thereunder to be encumbered by the related mortgage; (b) the lessee's interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than certain permitted encumbrances;
         (c) the borrower's interest in such ground lease is assignable to Morgan Stanley Capital I Inc. and its successors and assigns upon notice to, but (except in the case where such consent cannot be unreasonably withheld) without the consent of, the lessor thereunder (or if it is required it will have been obtained prior to the closing date); (d) such ground lease is in full force and effect and the seller has received no notice that an event of default has occurred thereunder; (e) such ground lease, or an estoppel letter related thereto, requires the lessor under such ground lease to give notice of any material default by the lessee to the holder of the mortgage and further provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder; (f) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such ground lease; and (g) such ground lease has an original term (including any extension options set forth therein) which extends not less than 10 years beyond the full amortization term of the related mortgage loan; and

                  (20) the related mortgage loan documents provide that (i) the related borrower is required to pay all reasonable costs and expenses of lender incurred in connection with the defeasance of such mortgage loan, if applicable, and the release of the related mortgaged property,
         (ii) the related borrower is required to pay all reasonable costs and expenses of lender incurred in connection with the approval of an assumption of such mortgage loan and (iii) the related borrower is required to pay the cost of any tax opinion required in connection with the full or partial release or substitution of collateral for the mortgage loan.

REPURCHASES AND OTHER REMEDIES

         If any mortgage loan document required to be delivered to the trustee by a seller with respect to its mortgage loans as described under "--Sale of the Mortgage Loans" above has a Material Document Defect, or if there is a Material Breach of any representation or warranty made by a seller (or assigned by a seller) regarding the characteristics of any of its mortgage loans and/or the related mortgaged properties as described under "--Representations and Warranties" above, then such seller will be obligated to cure such Material Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period. Notwithstanding the foregoing, in the event that the loan documents do not provide for the payments described under representation 20 of the preceding paragraph relating to the payment of expenses associated with the related defeasance or assumption of the related mortgage loan or the payment of the cost of a tax opinion associated with the full or partial release or substitution of collateral for the mortgage loan, the related seller's sole obligation for a breach of such representation or warranty will be to pay an amount sufficient to pay such expenses to the extent that such amount is due and not paid by the borrower.

         If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure Period, the related seller or originator (with respect to the Oakbrook Center Pari Passu Loan) will be obligated, not later than the last day of such Permitted Cure Period, to:

         o repurchase the affected mortgage loan from the trust at the Purchase Price; or,

         o at its option, if within the 2-year period commencing on the Closing Date, replace such mortgage loan with a Qualifying Substitute Mortgage Loan; and

         o pay an amount generally equal to the excess of the applicable Purchase Price for the mortgage loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

         The related seller (or originator with respect to the Oakbrook Center Pari Passu Loan) must cure any Material Document Defect or Material Breach within the Permitted Cure Period; provided, however, that if such Material Document Defect or Material Breach would cause the mortgage loan to be other than a "qualified mortgage," as defined in the Code, then the repurchase or substitution must occur within 90 days from the date the seller (or such originator) was notified of the defect or breach.

         In addition, in the event that the borrower with respect to the Early Defeasance Loan notifies the master servicer that it intends to defease the Early Defeasance Loan on or before the second anniversary of the date of issuance of the certificates, the related seller is required to repurchase the Early Defeasance Loan prior to such defeasance.

         The foregoing obligations of any seller or originator (with respect to the Oakbrook Center Pari Passu Loan) to cure a Material Document Defect or a Material Breach in respect of any of its mortgage loans or the obligation of any seller or such originator to repurchase or replace the defective mortgage loan will constitute the sole remedies of the trustee and the Certificateholders with respect to such Material Document Defect or Material Breach; and none of us, the sellers, such originator or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the related seller or such originator defaults on its obligation to do so. Each seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it (other than the Oakbrook Center Pari Passu Loan, with respect to which the related originator has such obligation), and will have no obligations with respect to any mortgage loan sold by any other seller.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

         The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the offered certificates are issued. Prior to the issuance of the offered certificates, a mortgage loan may be removed from the Mortgage Pool if we deem such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the offered certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The information presented herein is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.

                         SERVICING OF THE MORTGAGE LOANS


GENERAL

         The master servicer and the special servicer, either directly or through the Primary Servicers or sub-servicers, will be required to service and administer the mortgage loans (other than the Non-Trust Serviced Pari Passu Loans) and the Serviced Companion Loans in accordance with the Servicing Standard. The applicable Other Pooling and Servicing Agreement will exclusively govern the servicing and administration of the related Non-Trust Serviced Loan Pair (and all decisions, consents, waivers, approvals and other actions on the

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part of the holder of such Non-Trust Serviced Loan Pair will be effected in accordance with the applicable Other Pooling and Servicing Agreement). Consequently, the servicing provisions set forth herein, including, but not limited to those regarding the maintenance of insurance, the enforcement of due-on-encumbrance and due-on-sale provisions, and those regarding modification of the mortgage loans, appraisal reductions, defaulted mortgage loans and foreclosure procedures and the administration of accounts will not be applicable to the Non-Trust Serviced Pari Passu Loans, the servicing and administration of which will instead be governed by the applicable Other Pooling and Servicing Agreement. The servicing standard for each Non-Trust Serviced Loan Pair under the related Other Pooling and Servicing Agreement is substantially similar to the Servicing Standard under the Pooling and Servicing Agreement.

         Each of the master servicer and the special servicer is required to adhere to the Servicing Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled, any relationship it may have with any borrower or any seller, and the different payment priorities among the classes of certificates. Each of the master servicer, the special servicer and any Primary Servicer may become the owner or pledgee of certificates with the same rights as each would have if it were not the master servicer, the special servicer or a Primary Servicer, as the case may be.

         Any such interest of the master servicer, the special servicer or a Primary Servicer in the certificates will not be taken into account when evaluating whether actions of the master servicer, the special servicer or a Primary Servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of whether such actions may have the effect of benefiting the class or classes of certificates owned by the master servicer, the special servicer or a Primary Servicer. In addition, the master servicer or the special servicer may, under limited circumstances, lend money on an unsecured basis to, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though the master servicer or the special servicer were not a party to the transactions contemplated hereby.

         As of the Cut-off Date, the master servicer will enter into an agreement with each of the Primary Servicers acting as primary servicer for its related mortgage loans, under which the Primary Servicers will assume many of the servicing obligations of the master servicer presented in this section with respect to mortgage loans sold by it or its affiliates to the trust. The Primary Servicers are subject to the Servicing Standard. If an Event of Default occurs in respect of the master servicer and the master servicer is terminated, such termination will not necessarily cause the termination of any Primary Servicer. Notwithstanding the provisions of any primary servicing agreement or the Pooling and Servicing Agreement, the master servicer shall remain obligated and liable to the trustee, paying agent, the special servicer and the Certificateholders for servicing and administering of the mortgage loans in accordance with the provisions of the Pooling and Servicing Agreement to the same extent as if the master servicer was alone servicing and administering the mortgage loans.

         Each of the master servicer, the Primary Servicers and the special servicer is permitted to enter into a sub-servicing agreement and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement. However, any subservicing is subject to various conditions set forth in the Pooling and Servicing Agreement including the requirement that the master servicer, the Primary Servicers or the special servicer, as the case may be, will remain liable for its servicing obligations under the Pooling and Servicing Agreement. The master servicer or the special servicer, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds.

         The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days notice to the trustee, provided that:

         o a successor master servicer or special servicer is available and willing to assume the obligations of the master servicer or special servicer, and accepts appointment as successor master servicer or special servicer, on substantially the same terms and conditions, and for not more than equivalent compensation;

         o the master servicer or special servicer bears all costs associated with its resignation and the related transfer of servicing; and

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         o        the Rating Agencies have confirmed in writing that such
                  servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

         Furthermore, the master servicer or special servicer may resign if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. A resignation of the master servicer will not affect the rights and obligations of the Primary Servicers to continue to act as Primary Servicers. If the master servicer ceases to serve as such and shall not have been replaced by a qualified successor, the trustee or an agent of the trustee will assume the master servicer's duties and obligations under the Pooling and Servicing Agreement. If the special servicer shall cease to serve as such and a qualified successor shall not have been engaged, the trustee or an agent will assume the duties and obligations of the special servicer.

         The relationship of each of the master servicer and the special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

         The master servicer will have no responsibility for the performance of the special servicer's duties, to the extent they are different entities, under the Pooling and Servicing Agreement, and the special servicer will have no responsibility for the performance of the master servicer's duties, to the extent they are different entities, under the Pooling and Servicing Agreement.

         The master servicer initially will be responsible for the servicing and administration of the entire Mortgage Pool. However, the special servicer will be responsible for servicing and administering any Specially Serviced Mortgage Loans.

         Upon the occurrence of any of the events set forth under the term "Specially Serviced Mortgage Loan" in the glossary of terms hereto, the master servicer will be required to transfer its principal servicing responsibilities with respect thereto to the special servicer in accordance with the procedures set forth in the Pooling and Servicing Agreement. Notwithstanding such transfer, the master servicer will continue to receive any payments on such mortgage loan, including amounts collected by the special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to the paying agent and prepare reports for the trustee and the paying agent with respect to such mortgage loan. If title to the related mortgaged property is acquired by the trust, whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will be responsible for the operation and management thereof and such loan will be considered a Specially Serviced Mortgage Loan. The special servicing transfer events for the Non-Trust Serviced Pari Passu Loans under the applicable Other Pooling and Servicing Agreement are generally similar but not identical to the events set forth under the term "Specially Serviced Mortgage Loan" in the glossary of terms hereto.

         A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage Loan to which the master servicer will re-assume all servicing responsibilities.

         The master servicer and the special servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description of the Offered Certificates-- Advances--Servicing Advances" in this prospectus supplement.

         The master servicer and the special servicer and any partner, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification from the trust out of collections on, and other proceeds of, the mortgage loans (and, in addition to collections on, and other proceeds of, the mortgage loans, if and to the extent that the matter relates to any Serviced Companion Loan, the amount allocable to such Serviced Companion Loan out of collections on, and other proceeds of, such Serviced Companion Loan) against any loss, liability, or expense incurred in connection with any legal action or claim relating to the Pooling and Servicing Agreement, the mortgage loans, the Serviced Companion Loans or the certificates other than any loss, liability or expense incurred by reason of the master servicer's or special servicer's respective willful misfeasance, bad faith or negligence in the performance of their respective duties under the Pooling and Servicing Agreement.

         With respect to each Non-Trust Serviced Pari Passu Loan, the applicable Other Pooling and Servicing Agreement and the related intercreditor agreement will exclusively govern the servicing and administration of the

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related Non-Trust Serviced Loan Pair (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the Non-Trust Serviced Loan Pair will be effected in accordance with the applicable Other Pooling and Servicing Agreement).

SERVICING OF THE SERVICED COMPANION LOANS AND NON-TRUST SERVICED COMPANION LOANS

General

         The Federal Center Plaza Pari Passu Loan and the Federal Center Plaza 2003-TOP10 Companion Loan and any related REO Property are being serviced under the 2003-TOP10 Pooling and Servicing Agreement. The Katy Mills Pari Passu Loan and Katy Mills 2003-HQ2 Companion Loan and any related REO Property are being serviced under the 2003-HQ2 Pooling and Servicing Agreement. The Oakbrook Center Pari Passu Loan and the Oakbrook Center Companion Loan and any related REO Property are being serviced under the 2003-TOP9 Pooling and Servicing Agreement (and, together with the 2003-TOP10 Pooling and Servicing Agreement and the 2003-HQ2 Pooling and Servicing Agreement, the "Other Pooling and Servicing Agreements"). These agreements provide for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The servicing arrangements under the Other Pooling and Servicing Agreements are generally similar but not identical to the servicing arrangements under the Pooling and Servicing Agreement.

         Advances and remittances of collections with respect to each Non-Trust Serviced Pari Passu Loan will be made pursuant to the applicable Other Pooling and Servicing Agreement by the related Other Master Servicer under such Other Pooling and Servicing Agreement.

Rights of the Holder of the Mall at Millenia B Note

         The holder of the Mall at Millenia B Note has certain rights under the Pooling and Servicing Agreement, including, among others, the following:

         Option to Cure Defaults Under the Mall at Millenia A/B Loan. The holder of the Mall at Millenia B Note has the option to cure a default of the related borrower with respect to the Mall at Millenia Pari Passu Loan or the Mall at Millenia Companion Loan within 20 days after the later of receipt of notice of default or expiration of any grace period, provided that no more than six such cures may be exercised over the life of the loan and no single cure may extend beyond three consecutive months.

         Option to Purchase the Mall at Millenia A Notes. The holder of the Mall at Millenia B Note has the option of purchasing the Mall at Millenia Pari Passu Loan and the Mall at Millenia Companion Loan (a) during any cure period for which the holder of the Mall at Millenia B Note is entitled to make, but has not made, a cure payment or other cure or (b) at any time that the Mall at Millenia Pari Passu Loan or the Mall at Millenia Companion Loan is a Specially Serviced Mortgage Loan under the Pooling and Servicing Agreement. The purchase option will terminate (i) in the case of clause (b) of the preceding sentence (if the holder of the Mall at Millenia B Note has not yet delivered notice of exercise of such option) (A) 60 days after delivery to the holder of the Mall at Millenia B Note by the trustee of a commercial mortgage securitization in which one of the Mall at Millenia A Notes is an asset, of notification of such trustee's intention to sell that Mall at Millenia A Note or the mortgaged property relating to the Mall at Millenia Mortgage Loan, or (B) upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the mortgaged property relating to the Mall at Millenia Mortgage Loan or (ii) in the case of clause (a) of the preceding sentence only, upon the expiration of the cure period. The purchase price will generally equal the outstanding principal balance of the Mall at Millenia A Notes, together with accrued and unpaid interest thereon (excluding default interest); any unreimbursed Advances, together with unreimbursed interest thereon, relating to the Mall at Millenia A/B Loan; any expenses incurred in enforcing the related loan documents; any costs not reimbursed to the holders of the Mall at Millenia A Notes; expenses of transferring the Mall at Millenia A Notes; and any other amounts owed under the related loan documents other than prepayment and yield maintenance fees.

         Right to Exercise the Rights and Powers Granted to the Operating Adviser under the Pooling and Servicing Agreement with Respect to the Mall at Millenia Mortgage Loan Only. For so long as (x) the Mall at Millenia A/B Loan is serviced under the Pooling and Servicing Agreement and (y) the holder of the Mall at Millenia B Note is the "controlling holder" under the related intercreditor agreement (meaning that the initial unpaid principal balance of

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the Mall at Millenia B Note, as reduced by any Mall at Millenia B Note prepayments, any appraisal reductions and any realized losses allocated to the Mall at Millenia B Note, equals at least 25% of the initial unpaid principal balance of the Mall at Millenia B Note, as reduced by any Mall at Millenia B Note prepayments allocated to the Mall at Millenia B Note), the holder of the most subordinate class of Class MM Certificates will be entitled to exercise (with respect to the Mall at Millenia A/B Loan only) the rights and powers granted to the Operating Adviser under the Pooling and Servicing Agreement, other than the right to terminate and replace the Special Servicer. At any time that the holder of the Mall at Millenia B Note is no longer the "controlling holder" under the Pooling and Servicing Agreement for this mortgage loan, the rights described in the preceding sentence will shift to the then controlling class under the Pooling and Servicing Agreement.

         Additional Rights of Holder of the Mall at Millenia B Note. Pursuant to the related intercreditor agreement, for so long as the holder of the Mall at Millenia B Note is the "controlling holder" under the related intercreditor agreement (as described above), the holder of the Mall at Millenia B Note will receive notice of and may advise the master servicer with respect to the Mall at Millenia A/B Loan (if it does not constitute a Specially Serviced Mortgage Loan) and may advise the special servicer with respect to the Mall at Millenia A/B Loan (if it constitutes a Specially Serviced Mortgage Loan), with respect to the following actions of the master servicer or special servicer, as applicable, and neither the master servicer nor the special servicer will be permitted to take any of the following actions with respect to the Mall at Millenia A/B Loan unless and until that servicer has notified the holder of the Mall at Millenia B
Note in writing and the holder has not objected in writing within 10 business days of having been so notified and having been provided with all reasonably requested information with respect thereto (and if such written objection has not been received by the master servicer or special servicer, as applicable, within such 10 business day period, then the holder of the Mall at Millenia B Note will be deemed to have been given its approval):

         o any proposed foreclosure upon or comparable conversion (which may include the acquisition of REO Property) of the ownership of the mortgaged property securing the Mall at Millenia A/B Loan;

         o any modification, extension, amendment or waiver, of a monetary term (including the timing of payments) or any material non-monetary term (including any material term relating to insurance) of any Mall at Millenia A Note or Mall at Millenia B Note;

         o with respect to notice only, any proposed sale of any Mall at Millenia A Note or Mall at Millenia B Note;

         o any proposed sale of the mortgaged property relating to the Mall at Millenia Loan after it becomes an REO Property (other than in connection with the termination of the trust established by the Pooling and Servicing Agreement);

         o any acceptance of a discounted payoff on any Mall at Millenia A Note or Mall at Millenia B Note;

         o any determination to bring the mortgaged property relating to the Mall at Millenia Mortgage Loan after it becomes an REO Property into compliance with environmental laws;

         o any release of collateral for the Mall at Millenia A/B Loan (other than in accordance with the terms of, or upon satisfaction of, the Mall at Millenia A/B Loan) other than releases in the nature of a curb cut, a non-material easement, a right-of-way or other nonmaterial portion of the collateral securing the Mall at Millenia A/B Loan;

         o any acceptance of substitute or additional collateral for the Mall at Millenia A/B Loan (other than in accordance with the terms thereof);

         o any waiver of a "due-on-sale" or "due-on-encumbrance" clause for the Mall at Millenia A/B Loan;

         o any acceptance of an assumption agreement releasing the related borrower from liability under the Mall at Millenia A/B Loan;

         o any renewal or replacement of the then existing insurance policies (to the extent that such renewal or replacement policy does not comply with the terms of the related Mall at Millenia A/B Loan documents) or

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                  any waiver, modification or amendment of any insurance
                  requirements under the Mall at Millenia A/B Loan documents;

         o        any approval of a material capital expenditure;

         o any application of funds in an escrow account to repay any portion of the principal of the Mall at Millenia A/B Loan;

         o        any replacement of the related property manager;

         o any approval of the incurrence of additional indebtedness secured by a mortgaged property relating to the Mall at Millenia Mortgage Loan, if approval is required by the Mall at Millenia A/B Loan documents; and

         o any adoption or approval of a plan in bankruptcy of the related borrower.

         Notwithstanding the foregoing, if the master servicer or special servicer, as applicable, determines that immediate action is necessary to protect the interests of the Certificateholders and the other holders of any Mall at Millenia A/B Loan (as a collective whole), then the master servicer or special servicer, as applicable, may take any such action without waiting for the response of the holder of the Mall at Millenia B Note.

         In addition, with respect to the Mall at Millenia A/B Loan, the holder of the Mall at Millenia B Note may direct the master servicer or special servicer, as applicable, to take, or to refrain from taking, such actions as the holder of the Mall at Millenia B Note may deem advisable or as to which provision is otherwise made herein. Upon reasonable request, the master servicer or special servicer, as applicable, will, with respect to the Mall at Millenia A/B Loan, provide the holder of the Mall at Millenia B Note with any information in the possession of the master servicer or special servicer, as applicable, with respect to such matters, including its reasons for determining to take a proposed action.

         Notwithstanding anything stated herein to the contrary, no advice, direction or objection from the holder of the Mall at Millenia B Note, as contemplated by the Pooling and Servicing Agreement, may (and the master servicer and special servicer, as applicable, are required to ignore and act without regard to any such advice, direction or objection that the master servicer or special servicer, as applicable, has determined, in its reasonable, good faith judgment, will) require or cause the master servicer or special servicer to violate any provision of the Pooling and Servicing Agreement or the terms of the Mall at Millenia A/B Loan, including the master servicer's and special servicer's obligation to act in accordance with the servicing standard described in the Pooling and Servicing Agreement. Neither the master servicer nor the special servicer will be obligated to seek approval from the holder of the Mall at Millenia B Note, as contemplated above, for any actions to be taken by the master servicer or special servicer, as applicable, with respect to the Mall at Millenia A/B Loan if (i) the master servicer or special servicer has, as described above, notified the holder of the Mall at Millenia B Note in writing of various actions that the master servicer or special servicer, as applicable, proposes to take with respect to the workout or liquidation of the Mall at Millenia A/B Loan and (ii) for 60 days following the first such notice, the holder of the Mall at Millenia B Note has objected to all of those proposed actions and has failed to suggest any alternative actions that the master servicer or special servicer, as applicable, considers to be consistent with the servicing standard described in the Pooling and Servicing Agreement. Furthermore, the rights of the holder of the Mall at Millenia B Note under the Pooling and Servicing Agreement will terminate if (a)(1) the initial unpaid principal of the Mall at Millenia B Note minus (2) the sum of (x) any prepayments allocated to, and received on, the Mall at Millenia B Note, (y) any appraisal reduction allocated to the Mall at Millenia B Note and (z) any realized losses allocated to the Mall at Millenia B Note under the Pooling and Servicing Agreement are less than (b) 25% of the initial unpaid principal of the Mall at Millenia B Note less any prepayments allocated to, and received on, the Mall at Millenia B Note made by the related borrower. The holder of the Mall at Millenia B Note may exercise any of its rights under the Pooling and Servicing Agreement, including the provisions described above, through its designated representative.

Transfer of Servicing

         In addition, the Depositor has retained the right in accordance with the intercreditor agreement for the Mall at Millenia A/B Loan to transfer the special servicing of the Mall at Millenia A/B Loan and any related REO Property upon the securitization of the Mall at Millenia Companion Loan in one or more securitizations to a special

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servicer under a separate servicing agreement. No assurance can be given as to whether or not that separate servicing agreement will provide for special servicing consistent with the Pooling and Servicing Agreement. The Depositor may only transfer special servicing of the Mall at Millenia A/B Loan to such other special servicer if (i) rating agency confirmation is obtained to the effect that such transfer will not cause the ratings on any class of certificates and any other certificates evidencing a direct beneficial ownership interest in the Mall at Millenia Companion Loan to be qualified, withdrawn or downgraded, and
(ii) the outstanding principal balance of the Mall at Millenia Companion Loan deposited into a single other securitization or one or more other securitizations with respect to which the same party acts as initial operating adviser (so long as such operating adviser is not an affiliate of the related seller) is greater than the outstanding principal balance of the Mall at Millenia Pari Passu Loan.

Rights of the Holder of the 55 East Monroe B Note

         The holder of the 55 East Monroe B Note has certain rights under the Pooling and Servicing Agreement and the related intercreditor agreement, including, among others, the following:

         Option to Cure Defaults Under the 55 East Monroe Mortgage Loan. The holder of the 55 East Monroe B Note has the option to cure a monetary default of the related borrower with respect to the 55 East Monroe Pari Passu Loan and 55 East Monroe Companion Loan within 5 business days after the receipt of notice of the related monetary default. The holder of the 55 East Monroe B Note also has the option to cure a non-monetary default of the borrower with respect to the 55 East Monroe Pari Passu Loan and 55 East Monroe Companion Loan within 30 days of the receipt of notice of the related non-monetary default. The holder of the 55 East Monroe B Note may not, however, cure more than 3 successive identical defaults within any 90-day period.

         Option to Purchase the 55 East Monroe Pari Passu Loan and 55 East Monroe Companion Loan. Subject to the rights of the 55 East Monroe Mezzanine Lender to purchase the 55 East Monroe Mortgage Loan pursuant to the related mezzanine intercreditor agreement, the holder of the 55 East Monroe B Note has the option of purchasing the 55 East Monroe Pari Passu Loan from the trust and of purchasing the 55 East Monroe Companion Loan from the holder thereof, within 60 days of the termination of any cure period for which the holder of the 55 East Monroe B Note is entitled to make, but has not made, a cure payment or other cure, provided that such purchase option automatically terminates upon the earliest to occur of: (i) the expiration of such 60-day period, (ii) a foreclosure sale, power of sale or delivery of a deed in lieu of foreclosure with respect to the related mortgaged property or (iii) the purchase of the 55 East Monroe Pari Passu Loan pursuant to any option granted pursuant to the Pooling and Servicing Agreement (but, if the 55 East Monroe Mortgage Loan is a Specially Serviced Mortgage Loans under the Pooling and Servicing Agreement, prior to any such purchase pursuant to any option granted under the Pooling and Servicing Agreement, the holder of the 55 East Monroe B Note has the right to purchase the 55 East Monroe Pari Passu Loan and the 55 East Monroe Companion
Loan). The purchase price will generally equal (i) the outstanding principal balance of the 55 East Monroe Pari Passu Loan and the 55 East Monroe Companion Loan on the date of such purchase, together with accrued and unpaid interest thereon (through the end of the interest accrual period relating to the payment date of the 55 East Monroe Mortgage Loan following the date of such purchase),
(ii) any unreimbursed Advances relating to the 55 East Monroe Pari Passu Loan and the 55 East Monroe Companion Loan and (iii) any other additional expenses of the trust with respect to the 55 East Monroe Pari Passu Loan and the 55 East Monroe Companion Loan.

         Right to Exercise the Rights and Powers Granted to the Operating Adviser under the Pooling and Servicing Agreement with Respect to the 55 East Monroe Pari Passu Loan. For so long as (x) the 55 East Monroe Mortgage Loan is serviced under the Pooling and Servicing Agreement, and (y) the holder of the 55 East Monroe B Note is the "controlling holder" under the related intercreditor agreement (which means that (A) the initial principal balance of the 55 East Monroe B Note minus (i) any payments of principal received in respect of the 55 East Monroe B Note and (ii) the amount of any Appraisal Reductions allocable to the 55 East Monroe B Note is not less than (B) 25% of the initial principal balance of the 55 East Monroe B Note), the holder of the 55 East Monroe B Note will be entitled to exercise (with respect to the 55 East Monroe Mortgage Loan), and, in certain instances, require consent with respect to, the rights and powers granted to the Operating Adviser under the Pooling and Servicing Agreement. At any time the holder of the 55 East Monroe B Note is no longer the Operating Adviser with respect to the 55 East Monroe Mortgage Loan under the Pooling and Servicing Agreement, the rights described in the previous sentence will shift to the then controlling class under the Pooling and Servicing Agreement.

         Additional Rights of Holder of the 55 East Monroe B Note. Pursuant to the related intercreditor agreement, for so long as the holder of the 55 East Monroe B Note is the "controlling holder" under the related intercreditor agreement (as described above), the holder of the 55 East Monroe B Note may advise the master servicer with respect to the 55 East Monroe Mortgage Loan (if it does not constitute a Specially Serviced Mortgage Loan) and may advise the special servicer with respect to the 55 East Monroe Mortgage Loan (if it constitutes a Specially Serviced Mortgage Loan), and the master servicer or special servicer, as applicable, is required to consult with the Operating Adviser with respect to the 55 East Monroe B Note, in connection with (i) any adoption or implementation of a business plan submitted by the 55 East Monroe Mortgage Loan borrower in respect of the related mortgaged property, (ii) the execution or renewal of any lease (if the approval of the lender under the 55 East Monroe Mortgage Loan documents is required), (iii) the release of any escrow held in conjunction with the 55 East Monroe Mortgage Loan to the related borrower not expressly required by the terms of the 55 East Monroe Mortgage Loan or under applicable law, (iv) material alterations to the related mortgaged property (if the approval of the lender under the 55 East Monroe Mortgage Loan documents is required), (v) material changes in any ancillary documents evidencing or securing the 55 East Monroe Mortgage Loan or (vi) the waiver of any notice provisions related to prepayment of the 55 East Monroe Mortgage Loan. The related intercreditor agreement also requires the master servicer (if the 55 East Monroe Mortgage Loan does not constitute a Specially Serviced Mortgage
Loan) or special servicer (if the 55 East Monroe Mortgage Loan constitutes a Specially Serviced Mortgage Loan), to consult with the Operating Adviser with respect to the 55 East Monroe B Note (i) upon the occurrence of any event of default under the 55 East Monroe Mortgage Loan documents and (ii) at any time (whether or not an event of default has occurred under the 55 East Monroe Mortgage Loan documents) with respect to proposals to take significant action with respect to the 55 East Monroe Mortgage Loan, and in each case, to consider alternative actions recommended by the Operating Adviser with respect to the 55 East Monroe B Note.

         In addition, the related intercreditor agreement provides that neither the master servicer nor the special servicer will be permitted to take any of the following proposed actions with respect to the 55 East Monroe Mortgage Loan unless and until either the master servicer or the special servicer, as applicable, has notified the Operating Adviser with respect to the 55 East Monroe B Note in writing and the Operating Adviser with respect to the 55 East Monroe B Note either has approved such proposed actions in writing, or has not objected in writing within 10 business days of having been so notified and having been provided with all reasonably requested information with respect thereto (and if such written objection has not been received by the master servicer or special servicer, as applicable, within such 10 business day period, then the holder of the Operating Adviser with respect to the 55 East Monroe B Note will be deemed to have been given its approval):

         o any modification of, or waiver with respect to, the 55 East Monroe Mortgage Loan that would result in a discounted pay-off of the 55 East Monroe Mortgage Loan;

         o any foreclosure upon or comparable conversion of the ownership of the related mortgaged property or any acquisition of the related mortgaged property by deed-in-lieu of foreclosure;

         o any sale of the 55 East Monroe Pari Passu Loan, the 55 East Monroe Companion Loan or 55 East Monroe B Note, or any sale of the related mortgaged property;

         o any determination to bring the related mortgaged property securing the 55 East Monroe Mortgage Loan into compliance with applicable environmental laws;

         o any release of collateral for the 55 East Monroe Mortgage Loan and/or any acceptance of substitute or additional collateral for the 55 East Monroe Mortgage Loan (other than in accordance with the terms of the 55 East Monroe Mortgage Loan documents);

         o any waiver of or a determination not to enforce a "due-on-sale" or "due-on-encumbrance" clause;

         o any release of the 55 East Monroe Mortgage Loan borrower or any guarantor of the 55 East Monroe Mortgage Loan from liability with respect to the 55 East Monroe Mortgage Loan;

         o any substitution of the bank holding the cash management account related to the 55 East Monroe Mortgage Loan;

         o any material changes to the insurance requirements contained in the mortgage securing the 55 East Monroe Mortgage Loan; or

         o taking any action to enforce rights with respect to the 55 East Monroe Mezzanine Lender under the related mezzanine intercreditor agreement.

         Notwithstanding the foregoing, if the master servicer or special servicer, as applicable, determines that immediate action is necessary to protect the interest of the Certificateholders and the other holders of the 55 East Monroe Mortgage Loan (as a collective whole), then the master servicer or special servicer, as applicable, may take any such action without waiting for the response of the holder of the 55 East Monroe B Note.

         In addition, with respect to the 55 East Monroe Mortgage Loan, the holder of the 55 East Monroe B Note may direct the master servicer or special servicer, as applicable, to take, or to refrain from taking, such actions as the holder of the 55 East Monroe B Note may deem advisable or as to which provision is otherwise made in the applicable documents. Upon reasonable request, the master servicer or special servicer, as applicable, will, with respect to the 55 East Monroe Mortgage Loan, provide the holder of the 55 East Monroe B Note with any information in the possession of the master servicer or special servicer, as applicable, with respect to such matters, including its reasons for determining to take a proposed action.

         Notwithstanding anything stated in the applicable documents to the contrary, no advice, direction or objection from the Operating Adviser with respect to the 55 East Monroe B Note, as contemplated by the Pooling and Servicing Agreement, may (and the master servicer and special servicer, as applicable, are required to ignore and act without regard to any such advice, direction or objection that the master servicer or special servicer, as applicable, has determined, in its reasonable, good faith judgment, will) require or cause the master servicer or special servicer to violate any provision of the Pooling and Servicing Agreement or the terms of the 55 East Monroe Mortgage Loan, including the master servicer's and special servicer's obligation to act in accordance with the servicing standard under the Pooling and Servicing Agreement. The special servicer will not be obligated to seek approval from the Operating Adviser with respect to the 55 East Monroe B Note, as contemplated above, for any actions to be taken by the special servicer with respect to the 55 East Monroe Mortgage Loan if (i) the special servicer has, as described above, notified the holder of the 55 East Monroe B Note in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of the 55 East Monroe Mortgage Loan and (ii) for 60 days following the first such notice, the Operating Adviser with respect to the 55 East Monroe B Note has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

Transfer of Servicing

         Provided the conditions described herein are met with respect to the holder of the 55 East Monroe B Note's right to appoint an Operating Adviser with respect to the 55 East Monroe Mortgage Loan, the holder of the 55 East Monroe B Note (or the Operating Adviser appointed by it) has the right to replace the related special servicer and to appoint a substitute special servicer with respect to the 55 East Monroe Mortgage Loan only, provided that such substitute special servicer meets the qualifications set forth in the related intercreditor agreement and the other conditions to the appointment of such substitute special servicer contained in such agreement are satisfied.

Appointment of Special Servicer

         The holder of the 55 East Monroe B Note has retained the right in accordance with the related intercreditor agreement to appoint the special servicer of the 55 East Monroe Mortgage Loan and any related REO Property.

Rights of the 55 East Monroe Mezzanine Lender

         The 55 East Monroe Mezzanine Lender has certain rights under the related mezzanine intercreditor agreement, including, among others, the following:

         Option to Cure Monetary Defaults Under the 55 East Monroe Mortgage Loan. The 55 East Monroe Mezzanine Lender has the option to cure a monetary default of the related borrower with respect to the 55 East Monroe Mortgage Loan within 5 business days of the later of (i) the giving of notice by the senior lender under the related mezzanine intercreditor agreement to the 55 East Monroe Mezzanine Lender of such monetary default and (ii) the expiration of any monetary cure period available to the borrower under the 55 East Monroe Mortgage Loan documents. If the 55 East Monroe Mezzanine Lender elects to cure such monetary default, the 55 East Monroe Mezzanine Lender has agreed to indemnify the senior lender under the related mezzanine intercreditor agreement for all costs, expenses, liabilities, obligations, damages, penalties, costs and disbursements imposed on, incurred by or asserted against the senior lender under the related mezzanine intercreditor agreement due to or arising from such monetary cure period. In effecting such monetary cure, the 55 East Monroe Mezzanine Lender has also agreed to reimburse the senior lender under the related mezzanine intercreditor agreement for interest charged by the senior lender under the related mezzanine intercreditor agreement on any required (pursuant to the Pooling and Servicing Agreement) Advances. Except in the case of a cure by the 55 East Monroe Mezzanine Lender of a default in the payment of the 55 East Monroe Mortgage Loan in full on its maturity date or the reimbursement of interest on Advances, the 55 East Monroe Mezzanine Lender is not required (in order to effect a monetary cure) to pay any interest calculated at the default rate under the 55 East Monroe Mortgage Loan documents, to the extent such default interest is in excess of the rate of interest which would have been payable by the 55 East Monroe Mortgage Loan borrower in the absence of such default. The 55 East Monroe Mezzanine Lender may not cure a default in the payment of monthly scheduled debt service payments under the 55 East Monroe Mortgage Loan for a period of more than four consecutive months unless the 55 East Monroe Mezzanine Lender has commenced and continues to diligently pursue its rights against the collateral for the 55 East Monroe Mezzanine Loan.

         Option to Cure Non-Monetary Defaults Under the 55 East Monroe Mortgage Loan. The 55 East Monroe Mezzanine Lender has the option to cure a non-monetary default of the borrower with respect to the 55 East Monroe Mortgage Loan within the same period of time in which the 55 East Monroe Mortgage Loan borrower may cure such non-monetary default pursuant to the 55 East Monroe Mortgage Loan documents. If the non-monetary default is of a type that the 55 East Monroe Mezzanine Lender is able to cure, but the 55 East Monroe Mezzanine Lender cannot reasonably cure such non-monetary default within the same period of time available to the 55 East Monroe Mortgage Loan borrower pursuant to the 55 East Monroe Mortgage Loan documents, then, as long as the 55 East Monroe Mezzanine Lender promptly begins curing such non-monetary default and continues to diligently pursue such non-monetary cure, the 55 East Monroe Mezzanine Lender will be given an additional period of time reasonably necessary for the 55 East Monroe Mezzanine Lender to cure such non-monetary default. This additional period of time to cure such non-monetary default is available to the 55 Mezzanine Lender only if (i) during such additional cure period, the 55 East Monroe Mezzanine Lender timely makes (or causes to be made) the 55 East Monroe Mortgage Loan borrower's regularly scheduled monthly principal and/or interest payments under the 55 East Monroe Mortgage Loan (together with any other amounts then due under the 55 East Monroe Mortgage Loan documents), (ii) the additional cure period does not exceed 30 days, unless such non-monetary default is of a nature that cannot be cured within those 30 additional days, in which case, the 55 East Monroe Mezzanine Lender will have an additional period of time (beyond such 30 additional days) reasonably necessary to cure such non-monetary default,
(iii) the non-monetary default is not caused by a bankruptcy, insolvency or assignment for the benefit of the 55 East Monroe Mortgage Loan borrower's creditors and (iv) during such additional cure period, there is no material impairment to the value, use or operation of the related mortgaged property. Furthermore, any additional period to cure such non-monetary default granted to the 55 East Monroe Mezzanine Lender automatically terminates upon the bankruptcy (or similar insolvency) of the 55 East Monroe Mortgage Loan borrower.

         Option to Purchase the 55 East Monroe Pari Passu Loan and 55 East Monroe Companion Loan. With respect to the 55 East Monroe Mortgage Loan, if (i) an acceleration of the 55 East Monroe Mortgage Loan has occurred, (ii) certain enforcement actions in the nature of foreclosure (described in the related mezzanine intercreditor agreement) have been commenced or (iii) the 55 East Monroe Pari Passu Loan and the 55 East Monroe Companion Loan has become a specially serviced loan under the Pooling and Servicing Agreement, the 55 East Monroe Mezzanine Lender has the option of purchasing (as a collective whole) the 55 East Monroe Pari Passu Loan

(in whole, but not in part) from the trust, the 55 East Monroe Companion Loan (in whole, but not in part) from the holder thereof, and the 55 East Monroe B Note (in whole, but not in part) from the holder thereof upon 10 business days' prior written notice to the senior lender under the related mezzanine intercreditor agreement. Such purchase option automatically terminates upon (i) a foreclosure sale, power of sale or delivery of a deed in lieu of foreclosure with respect to the related mortgaged property or (ii) if the event which permits the 55 East Monroe Mezzanine Lender to exercise such purchase option ceases to exist before the 55 East Monroe Mezzanine Lender has delivered the required 10 business days' prior written notice of it exercise of such purchase option to the senior lender under the related mezzanine intercreditor agreement. The purchase price will generally equal the outstanding principal balance of the 55 East Monroe Pari Passu Loan, the 55 East Monroe Companion Loan and the 55 East Monroe B Note, together with accrued and unpaid interest thereon; any unreimbursed Advances relating to the 55 East Monroe Pari Passu Loan and the 55 East Monroe Companion Loan and other amounts due thereon (including any late charges, default interest, exit fees and post-petition interest) and any other additional expenses of the trust with respect to the 55 East Monroe Mortgage Loan.

         Additional Rights and Obligations of the 55 East Monroe Mezzanine Lender. Pursuant to the related mezzanine intercreditor agreement, the 55 East Monroe Mezzanine Lender has approval rights over, among other things, budgets and material leases with respect to the related mortgaged property; provided, however, that the 55 East Monroe Mezzanine Lender's rights with respect to providing such consent or approval to actions or determinations of the 55 East Monroe Mortgage Loan borrower or 55 East Monroe Mezzanine Loan borrower relating to the related mortgaged property or the loan documents for the 55 East Monroe Mortgage Loan are subject to the rights of the senior lender pursuant to the related mezzanine intercreditor agreement and are, generally, subject to the decisions of such senior lender. Furthermore, the related mezzanine intercreditor agreement provides that the senior lender thereunder will not, without first obtaining the consent of the 55 East Monroe Mezzanine Lender, among other things, increase the principal amount or the interest rate of the 55 East Monroe Mortgage Loan, provide for the increase in any material respect of the monetary obligations of the 55 East Monroe Mortgage Loan borrower, provide for any additional contingent interest, additional interest or additional payments computed on the basis of cash flow or appreciation of the related mortgaged property, provide for the extension or shortening of the maturity date of the 55 East Monroe Mortgage Loan, provide for the extension of the period during which voluntary prepayments are prohibited or during which the prepayments require the prepayment of the fee or yield maintenance charge, amend the provisions of the loan documents relating to the 55 East Monroe Mortgage Loan to modify the application of payments thereunder or the terms limiting transfers of interests in the 55 East Monroe Mortgage Loan borrower or the related mortgaged property or cross-default the 55 East Monroe Mortgage Loan with any other debt. In addition, in certain circumstances described in the related mezzanine intercreditor agreement, the 55 East Monroe Mezzanine Lender has the right to cause the termination and replacement of the property manager for the related mortgaged property; provided, that, (a) the senior lender under the related mezzanine intercreditor agreement must reasonably approve such replacement property manager and the 55 East Monroe Mezzanine Lender must obtain a rating agency confirmation with respect to such termination and replacement, or (b) the replacement manager is a "qualified property manager" as described in the related mezzanine intercreditor agreement.

         The senior lender under the related mezzanine intercreditor agreement is not, however, required to obtain the consent of the 55 East Monroe Mezzanine Lender to any modification or amendment in the case of a workout or other compromise or indulgence during the occurrence of an event of default under the loan documents for the 55 East Monroe Mortgage Loan of which the senior lender under the related mezzanine intercreditor agreement has given notice to the 55 East Monroe Mezzanine Lender other than a modification (a) increasing the principal amount of the 55 East Monroe Mortgage Loan or (b) providing for the extension of the period during which voluntary prepayments are prohibited or during which the prepayments require the prepayment of a fee or yield maintenance charge. The 55 East Monroe Mezzanine Lender is also prohibited from making similar modifications to the 55 East Monroe Mezzanine Loan without first obtaining the consent of the senior lender under the related mezzanine intercreditor agreement.

         The related mezzanine intercreditor agreement restricts the 55 East Monroe Mezzanine Lender from exercising its rights to foreclose on the 55 East Monroe Mezzanine Loan collateral unless it has received rating agency confirmation with respect to such event. The related mezzanine intercreditor agreement provides for an exception to obtaining such rating agency confirmation if, among other things, certain conditions are satisfied, including the requirements that (a) the transferee of the title to the collateral securing the 55 East Monroe Mezzanine Loan be a "qualified transferee" such as an institutional lender, a real estate investment trust, "qualified institutional buyer" or other similar entity, a qualified trustee in connection with the securitization of or the creation of collateralized debt obligations or certain investment funds with a qualified fund manager (each of these being more particularly described in the related mezzanine intercreditor agreement), (b) the related mortgaged property will be managed by a qualified property manager, and (c) a new non-consolidation opinion is delivered to the rating agencies with respect to the transferee of the 55 East Monroe Mezzanine Loan collateral.

Rights of the Holder of the Village at Searcy B Note

         The holder of the Village at Searcy B Note has certain rights under the Pooling and Servicing Agreement, including, among others, the following:

         Option to Purchase the Village at Searcy Mortgage Loan. The holder of the Village at Searcy B Note has the option of purchasing the Village at Searcy Mortgage Loan from its related holder at any time (i) any payment of principal or interest on either or both of the Village at Searcy Mortgage Loan or the Village at Searcy B Note becomes 90 or more days delinquent, (ii) the principal balance of the Village at Searcy Mortgage Loan and/or the Village at Searcy B Note has been accelerated, (iii) the principal balance of either or both of the Village at Searcy Mortgage Loan or the Village at Searcy B Note is not paid at maturity, (iv) the related borrower files a petition for bankruptcy or is otherwise the subject of a bankruptcy proceeding or (v) any other event where the cash flow payment under the Village at Searcy B Note has been interrupted and the case flow waterfall thereunder converted to sequential payments pursuant to the intercreditor agreement. The purchase price will generally equal the outstanding principal balance of the Village at Searcy Mortgage Loan, together with accrued and unpaid interest thereon (excluding default interest); any unreimbursed Advances, together with unreimbursed interest thereon, relating to Village at Searcy Mortgage Loan; any expenses incurred in enforcing the Village at Searcy Mortgage Loan and the Village at Searcy B Note; any costs not reimbursed to the holder of the Village at Searcy Mortgage Loan or any servicer thereof; expenses of transferring the Village at Searcy Mortgage Loan and any other amounts owed under the related loan documents. Such purchase option terminates if the holder of the Village at Searcy B Note does not deliver a notice of exercise of such option generally within 30 days after the date the holder of the Village at Searcy Mortgage Loan has delivered a notice of certain defaults under the Village at Searcy Mortgage Loan and/or the Village at Searcy B Note.

         Rights of Holder of the Village at Searcy B Note. The master servicer or the special servicer, as the case may be, is, subject to the servicing standard under the Pooling and Servicing Agreement, required to obtain the consent of the holder of the Village at Searcy B Note prior to taking certain actions with respect to the Village at Searcy Mortgage Loan and the Village at Searcy B Note, including, without limitation, increasing the interest rate, principal amount or material monetary obligations of the Village at Searcy Mortgage Loan, decreasing the interest or principal amount of the Village at Searcy B Note, shortening the scheduled maturity date of the Village at Searcy Mortgage Loan, accepting any additional collateral for the Village at Searcy Mortgage Loan unless such collateral also secures the Village at Searcy B Note, release the lien of the mortgage securing the Village at Searcy B Note or modifying any prepayment or defeasance of the Village at Searcy Mortgage Loan in a manner materially adverse to the Village at Searcy B Note, unless in each case, at the time of such action, the right of the holder of the Village at Searcy B Note to purchase the Village at Searcy Mortgage Loan has expired. Notwithstanding the foregoing, if the master servicer or special servicer, as applicable, determines (in accordance with the Servicing Standard) that immediate action is necessary to protect the interest of the Certificateholders and the holder of the Village at Searcy B Note (taken as a whole, but with regard to the subordination of the Village at Searcy B Note), then subject only to the express limitations of the related intercreditor agreement, the master servicer or special servicer, as applicable, may take any such action without waiting for the response of the holder of the Village at Searcy B Note.

Transfer of Servicing

         Upon a securitization of the Village at Searcy B Note, the servicing and administration of the Village at Searcy B Note will be performed by the related servicers under the pooling and service agreement for the trust that then owns the Village at Searcy B Note.

Rights of the Holder of the Indian Creek B Note and the Harper's Point B Note

         Each holder of the Indian Creek B Note and the Harper's Point B Note has certain rights under the Pooling and Servicing Agreement, including, among others, the following:

         Option to Cure Defaults Under the Indian Creek A/B Loan and the Harper's Point A/B Loan. Each holder of the Indian Creek B Note and the Harper's Point B Note has the option to cure a default of the related borrower with respect to the Indian Creek A/B Loan or the Harper's Point A/B Loan, as the case may be, (i) in the case of a default involving the failure to make any payment of any amount due on the related loan within 5 days after the expiration of any grace period or (ii) in the case of a default not involving the payment of any amount due on the related loan within 20 days after the expiration of any grace period.

         Option to Purchase the Indian Creek Mortgage Loan or the Harper's Point Mortgage Loan. Each holder of the Indian Creek B Note and the Harper's Point B Note has the option of purchasing the Indian Creek Mortgage Loan and the Harper's Point Mortgage Loan, respectively, (a) during any cure period for which the holder of the Indian Creek B Note or the Harper's Point B Note, as the case may be, is entitled to make, but has not made, a cure payment or other cure, (b) at any time after an event of default has occurred (or is reasonably foreseeable) or (c) within 30 days following the date that related mortgaged property becomes an REO Property. The purchase price will generally equal the outstanding principal balance of the Indian Creek Mortgage Loan or the Harper's Point Mortgage Loan, as the case may be, together with accrued and unpaid interest thereon. The foregoing right of the holder of the Indian Creek B Note and the Harper's Point B Note to purchase the Indian Creek Mortgage Loan and the Harper's Point Mortgage Loan, respectively, shall automatically terminate: (i) with respect to the purchase option described in clause (a) above, upon the expiration of the applicable Cure Period; (ii) with respect to the purchase option described in clause (b) above, within ninety (90) days of delivery to the holder of the Indian Creek B Note or the Harper's Point B Note, as the case may be, of written notice of an event of default (or reasonably foreseeable event of default) covered by clause (b) above; and (iii) with respect to a purchase option described in clause (c) above, thirty-one (31) days following the date that the mortgaged property becomes REO Property.

         Right to Exercise the Rights and Powers granted to the Operating Adviser under the Pooling and Servicing Agreement with Respect to Indian Creek A/B Loan and the Harper's Point A/B Loan. For so long as (x) the Indian Creek A/B Loan or the Harper's Point A/B Loan, as the case may be, is serviced under the Pooling and Servicing Agreement and (y) the holder of the Indian Creek B Note or the Harper's Point B Note is the "controlling holder" under the related intercreditor agreement (initially, the holder of the related Note B; provided, if (a) the original related B Note principal balance, less the sum of: (i) any payments of principal received on related B Note (whether as prepayments or otherwise), (ii) any appraisal reduction amount allocated to the related B Note in accordance with the terms of the Pooling and Servicing Agreement, and (iii) any realized loss allocated to the related B Note, is less than (b) 25% of the original related B Note principal balance as reduced by any payments of principal received on the related B Note (whether as prepayments or otherwise), then the "controlling holder" will be the controlling class, until such time as the related Mortgage Loan has been repaid in full (or until such time as the amount computed under clause (a) is at least equal to the amount computed in clause (b), the holder of the related B Note will be entitled to exercise (with respect to the Indian Creek A/B Loan or the Harper's Creek A/B Loan only) the rights and powers granted to the Operating Adviser under the Pooling and Servicing Agreement.

         Additional Rights of Holder of the Indian Creek B Note and the Harper's Point B Note. Pursuant to the related intercreditor agreement, for so long as the holder of the Indian Creek B Note and the Harper's Point B Note, as the case may be, is the "controlling holder" under the related intercreditor agreement (as described above), such holder may advise the master servicer with respect to the related loan (if it does not constitute a Specially Serviced Mortgage Loan) and may advise the special servicer with respect to the related loan (if it constitutes a Specially Serviced Mortgage Loan), with respect to the following actions of the master servicer, primary servicer or special servicer, as applicable, and none of the master servicer, primary servicer or the special servicer will be permitted to take any of the following actions with respect to the Indian Creek A/B Loan or the Harper's Point A/B Loan, as the case may be, unless and until that servicer has notified the holder of the Indian Creek B Note or the Harper's Point B Note, as the case may be, in writing and such holder has not objected in writing within ten (10) business days of having been so notified and having been provided with all reasonably requested information with respect thereto (and if such written objection has not been received by the master servicer or special servicer, as applicable, within such ten (10) business day period, then the holder of the Indian Creek B Note or the Harper's Point B Note, as the case may be, will be deemed not to have been given its approval):

         o any proposed foreclosure upon or comparable conversion or any other enforcement action under the related loan documents (which may include acquisition of an REO Property) of the ownership of properties securing the related mortgage loan;

         o any proposed modification of a monetary term of the related mortgage loan or forgiveness of interest or principal or acceptance of a discounted payoff, or of any non-monetary term of the related mortgage loan;

         o any proposed sale of the related mortgaged property after it becomes REO Property (other than upon termination of the trust pursuant to the Pooling and Servicing Agreement) or any proposed sale of a defaulted mortgage loan;

         o any determination to bring the related mortgaged property after it becomes REO Property into compliance with environmental laws or to otherwise address hazardous materials located at the related mortgaged property or an REO Property;

         o any approval of the incurrence of additional indebtedness secured the related mortgaged property, if approval is required by the loan documents;

         o any acceptance of substitute or additional collateral for the related mortgage loan (other than in accordance with the terms of the related loan documents) or any release of collateral for the related mortgage loan (other than in accordance with the terms of the loan documents or upon satisfaction of the mortgage loans);

         o any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to the related mortgage loan; and

         o any acceptance of an assumption agreement releasing the related borrower, a guarantor or an indemnitor from liability under the loan documents.

         Notwithstanding the foregoing, if the master servicer, primary servicer or special servicer, as applicable, determines that immediate action with respect to a waiver of a non-monetary term as described in the second bullet above or any action as described in the fourth bullet above is necessary to protect the interests of the Certificateholders and the holders of the Indian Creek B Note or the Harper's Point B Note, as applicable (as a collective whole), then the master servicer, primary servicer or special servicer, as applicable, may take any such action without waiting for the response of the holder of the applicable B Note. With respect to the second bullet above, the holder of the Indian Creek B Note or the Harper's Point B Note, as applicable, shall have the right to consent or approve any action that relates solely to the holders of the Indian Creek B Note or the Harper's Point B Note, as the case may be, provided that such action does not have any economic impact on the Certificateholders.

         Notwithstanding the foregoing, no advice, direction or objection from the holders of the Indian Creek B Note or the Harper's Point B Note, as contemplated by the Pooling and Servicing Agreement, may (and the master servicer, primary servicer and special servicer, as applicable, are required to ignore and act without regard to any such advice, direction or objection that the master servicer, primary servicer or special servicer, as applicable, has determined, in its reasonable, good faith judgment, will) require or cause the master servicer or special servicer to violate any provision of the Pooling and Servicing Agreement or the terms of the related loan documents, including the master servicer's, the primary servicer's and special servicer's obligation to act in accordance with the servicing standard described in the Pooling and Servicing Agreement. The special servicer will not be obligated to seek approval from the holder of the holders of the Indian Creek B Note or the Harper's Point B Note as contemplated above, for any actions to be taken by the special servicer if (i) the special servicer has, as described above, notified the holders of the Indian Creek B Note or the Harper's Point B Note, as applicable, in writing of various actions that the special servicer proposes to take and
(ii) for 60 days following the first such notice, the holders of the Indian Creek B Note or the Harper's Point B Note, as the case may be, has failed to approve all of those proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the servicing standard described in the Pooling and Servicing Agreement. The holder of the Indian Creek B Note or the Harper's Point B Note may exercise any of its rights under the Pooling and Servicing Agreement, including the provisions described above, through its designated representative.

Appointment of Special Servicer

         In addition, the holders of the Indian Creek B Note and the Harper's Point B Note have retained the right in accordance with the related intercreditor agreement to appoint the special servicer of the Indian Creek A/B Loan and the Harper's Point A/B Loan and any related REO Property.

Successor Servicing Agreements

         Generally, if any Non-Trust Serviced Companion Loan that is currently an asset of the trust established by the applicable Other Pooling and Servicing Agreement no longer is subject to such Other Pooling and Servicing Agreement, then each such Non-Trust Serviced Companion Loan, as applicable, will be serviced and administered under one or more new servicing agreements (collectively, a "Successor Servicing Agreement") entered into with the related Other Master Servicer and, if applicable, the related Other Special Servicer on terms substantially similar to those in such Other Pooling and Servicing Agreement, unless such Other Master Servicer, such Other Special Servicer and the holders of the Non-Trust Serviced Loan Pair otherwise agree. Entry into any Successor Servicing Agreement is conditioned upon receipt from the rating agencies rating the Series 2003-IQ4 Certificates, the certificates issued pursuant to the applicable Other Pooling and Servicing Agreement and any other certificates evidencing a direct beneficial ownership interest in the applicable Non-Trust Serviced Loan Pair of a written confirmation that entering into that agreement would not result in the withdrawal, downgrade, or qualification, as applicable, of the then-current ratings assigned by the rating agencies to any class of those certificates.

THE MASTER SERVICER

Master Servicer

         GMAC Commercial Mortgage Corporation will be responsible for servicing the mortgage loans (other than the Non-Trust Serviced Pari Passu Loans) and the Serviced Companion Loans pursuant to the Pooling Agreement.

         As of March 31, 2003, GMAC Commercial Mortgage Corporation was the master servicer of a portfolio of multifamily and commercial loans totaling approximately $134.9 billion in aggregate outstanding principal balance. GMAC Commercial Mortgage Corporation's executive offices are located at 200 Witmer Road, Horsham, Pennsylvania 19044.

         The information set forth herein concerning GMAC Commercial Mortgage Corporation, as master servicer, has been provided by it. Accordingly, neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information.

Master Servicer Compensation

         The master servicer will be entitled to a Master Servicing Fee equal to the Master Servicing Fee Rate applied to the outstanding Scheduled Principal Balance of each mortgage loan, including REO Properties. The master servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in its Certificate Account and interest on escrow accounts if permitted by the related loan documents and applicable law, and other fees payable in connection with the servicing of the mortgage loans to the extent provided in the Pooling and Servicing Agreement.

         The related Master Servicing Fee will be reduced, on each Distribution Date by the amount, if any, of a Compensating Interest Payment required to be made by the master servicer on such Distribution Date. Any Net Aggregate Prepayment Interest Shortfall will be allocated as presented under "Description of the Offered Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment Interest Excesses" in this prospectus supplement. If Prepayment Interest Excesses for all mortgage loans serviced by the master servicer (including Specially Serviced Mortgage Loans) exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

EVENTS OF DEFAULT

         If an Event of Default described under the third, fourth, ninth or tenth bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate on the date which is 60 days following the date on which the trustee or Morgan Stanley Capital I Inc. gives written notice to the master servicer that the master servicer is terminated. If an event of default described under the first, second, fifth, sixth, seventh or eighth bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate, immediately upon the date which the trustee or Morgan Stanley Capital I Inc. give written notice to the master servicer that the master servicer is terminated. After any Event of Default, the trustee may elect to terminate the master servicer by providing such notice, and shall provide such notice if holders of certificates representing more than 25% of the Certificate Balance of all certificates so direct the trustee.

         Upon such termination, all authority, power and rights of the master servicer under the Pooling and Servicing Agreement, whether with respect to the mortgage loans or otherwise, shall terminate except for any rights related to indemnification, unpaid servicing compensation or unreimbursed Advances and related interest or the Excess Servicing Fee, provided that in no event shall the termination of the master servicer be effective until a successor servicer shall have succeeded the master servicer as successor servicer, subject to approval by the Rating Agencies, notified the master servicer of such designation, and such successor servicer shall have assumed the master servicer's obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement. The trustee may not succeed the master servicer as servicer until and unless it has satisfied the provisions specified in the Pooling and Servicing Agreement. However, if the master servicer is terminated as a result of an Event of Default described under the seventh, eighth or ninth bullet under the definition of "Event of Default" under the "Glossary of Terms," the trustee shall act as successor servicer immediately and shall use commercially reasonable efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of the master servicer to a successor servicer who has satisfied such conditions.

THE SPECIAL SERVICER

Special Servicer

         Midland Loan Services, Inc. will initially be appointed as special servicer of the mortgage loans in the trust fund (other than the Non-Trust Serviced Pari Passu Loans), the Serviced Companion Loans and any related foreclosure properties. Midland, a subsidiary of PNC Bank, National Association, is a real estate financial services company that provides loan servicing and asset management for large pools of commercial and multifamily real estate assets and that originates commercial real estate loans. Midland's address is 10851 Mastin Street, Building 82, Suite 700, Overland Park, Kansas 66210. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade rated commercial and multifamily mortgage-backed securities by S&P, Moody's and Fitch. Midland has received the highest rankings as a master, primary and special servicer from both S&P and Fitch. S&P ranks Midland as "Strong" and Fitch ranks Midland as "1" for each category. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

         As of April 30, 2003, Midland was servicing approximately 13,465 commercial and multifamily loans with a principal balance of approximately $76.1 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico and Canada. Approximately 8,746 of such loans, with a total principal balance of approximately $54.5 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties. As of April 30, 2003, Midland was named the special servicer in approximately 69 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $32.0 billion. With respect to such transactions as of such date, Midland was administering approximately 137 assets with an outstanding principal balance of approximately $938.8 million.

         The information set forth herein concerning Midland Loan Services, Inc., as special servicer, has been provided by it, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information.

Special Servicer Compensation

         The special servicer will be entitled to receive:

         o        a Special Servicing Fee;

         o        a Workout Fee; and

         o        a Liquidation Fee.

         The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property; otherwise such fee is paid until the maturity of such mortgage loan. If the special servicer is terminated or resigns for any reason, it will retain the right to receive any Workout Fees payable on mortgage loans that became Rehabilitated Mortgage Loans while it acted as special servicer and remained Rehabilitated Mortgage Loans at the time of such termination or resignation, as well as certain mortgage loans that became Rehabilitated Mortgage Loans within three months following such termination or resignation, until such mortgage loan becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property. The successor special servicer will not be entitled to any portion of such Workout Fees. Notwithstanding the foregoing, no workout fee shall be payable to the special servicer until all related Advances and interest thereon have been reimbursed and paid to the advancing party under the pooling and servicing agreement.

         The special servicer is also permitted to retain, in general, assumption fees, modification fees, default interest and extension fees collected on Specially Serviced Mortgage Loans, certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for REO Property collections, and other charges specified in the Pooling and Servicing Agreement. The Special Servicing Fee, the Liquidation Fee and the Workout Fee will be obligations of the trust and will represent Expense Losses. The Special Servicer Compensation will be payable in addition to the Master Servicing Fee payable to the master servicer.

         In addition, the special servicer will be entitled to all assumption fees received in connection with any Specially Serviced Mortgage Loan and 50% of all assumption fees received in connection with any mortgage loans which are not Specially Serviced Mortgage Loans (unless, in certain circumstances, special servicer consent was not required in connection with the assumption in which event the special servicer will not be entitled to assumption fees with respect thereto). The special servicer will generally be entitled to approve assumptions.

         As described in this prospectus supplement under "--The Operating Adviser," the Operating Adviser will have the right to receive notification of actions of the special servicer, subject to the limitations described in this prospectus supplement.

         If a Non-Trust Serviced Pari Passu Loan becomes specially serviced under the related Other Pooling and Servicing Agreement, the Other Special Servicer will be entitled to compensation pursuant to such Other Pooling and Servicing Agreement.

Termination of Special Servicer

         The trustee may terminate the special servicer upon a Special Servicer Event of Default. The termination of the special servicer, will be effective when a successor special servicer meeting the requirements of the special servicer under the Pooling and Servicing Agreement has succeeded the special servicer, as successor special servicer and such successor special servicer has assumed the special servicer's, obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement.

         In addition to the termination of the special servicer upon a Special Servicer Event of Default, upon the direction of the Operating Adviser, subject to the satisfaction of certain conditions, the trustee will remove the special servicer from its duties as special servicer at any time upon the appointment and acceptance of such appointment by a successor special servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each Rating Agency to the effect that such appointment would not result in a downgrade, qualification or withdrawal in any rating then assigned to any class of certificates.

THE OPERATING ADVISER

         An Operating Adviser appointed by the holders of a majority of the Controlling Class will have the right to receive notification from the special servicer in regard to certain actions. The special servicer will be required to notify the Operating Adviser of, among other things:

         o any proposed modification of a Money Term of a mortgage loan other than an extension of the original maturity date for 2 years or less;

         o any actual or proposed foreclosure or comparable conversion of the ownership of a mortgaged property;

         o any proposed sale of a Specially Serviced Mortgage Loan, other than in connection with the termination of the trust as described in this prospectus supplement under "Description of the Offered Certificates--Distributions--Optional
                  Termination";

         o any determination to bring an REO Property into compliance with applicable environmental laws;

         o any acceptance of substitute or additional collateral for a mortgage loan (except with respect to a defeasance);

         o        any acceptance of a discounted payoff;

         o        any waiver of a "due on sale" or "due on encumbrance" clause;

         o        any acceptance of an assumption agreement;

         o any release of collateral for a Specially Serviced Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, such mortgage loan); and

         o any release of "earn-out" reserves on deposit in an escrow reserve account, other than where such release does not require the consent of the lender.

         Other than with respect to a proposed sale of a Specially Serviced Mortgage Loan, the Operating Adviser will also be entitled to advise the special servicer with respect to each of the foregoing actions.

         In addition, subject to the satisfaction of certain conditions, the Operating Adviser will have the right to direct the trustee to remove the special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each Rating Agency to the effect that such appointment would not result in a downgrade or withdrawal in any rating then assigned to any class of certificates. The Operating Adviser shall pay costs and expenses incurred in connection with the removal and appointment of a special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing Agreement).

         At any time, the holders of a majority of the Controlling Class may direct the paying agent in writing to hold an election for an Operating Adviser, which election will be held commencing as soon as practicable thereafter.

         The Operating Adviser will be responsible for its own expenses.

         The Operating Adviser will not have any rights under any Other Pooling and Servicing Agreement except for certain consultation rights (along with the special servicer) with respect to the Federal Center Plaza Pari Passu Loan and the Oakbrook Center Pari Passu Loan.

         In the case of the Mall at Millenia A/B Loan, all rights of the Operating Adviser will initially be exercised by the most subordinate class of the Class MM Certificates so long as the holder of the Mall at Millenia B Note is the "controlling holder."

         In the case of the 55 East Monroe Mortgage Loan, the Indian Creek Mortgage Loan and the Harper's Point Mortgage Loan, all rights of the Operating Adviser will initially be exercised by the holder of the 55 East Monroe B Note, the Indian Creek B Note and the Harper's Point B Note, respectively.

         Notwithstanding the foregoing, in the event that no Operating Adviser has been appointed, or no Operating Adviser has been identified to the master servicer or special servicer, as applicable, then the master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Operating Adviser.

MORTGAGE LOAN MODIFICATIONS

         Subject to any restrictions applicable to REMICs, and to limitations imposed by the Pooling and Servicing Agreement, the master servicer may amend any term (other than a Money Term) of a mortgage loan or a Serviced Companion Loan that is not a Specially Serviced Mortgage Loan and may extend the maturity date of any Balloon Loan, other than a Specially Serviced Mortgage Loan, to a date not more than 60 days beyond the original maturity date.

         Subject to any restrictions applicable to REMICs, the special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to:

         o reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge;

         o reduce the amount of the Scheduled Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related mortgage rate;

         o forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a Specially Serviced Mortgage Loan;

         o extend the maturity date of any Specially Serviced Mortgage Loan; and/or

         o        accept a Principal Prepayment during any Lockout Period;

provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the special servicer, such default is reasonably foreseeable, (2) in the reasonable judgment of the special servicer, such modification, waiver or amendment would increase the recovery to Certificateholders (or if the related mortgage loan relates to a Serviced Companion Loan, increase the recovery to Certificateholders and the holder of such Serviced Companion Loan, as a collective whole) and on a net present value basis, as demonstrated in writing by the special servicer to the trustee and the paying agent and (3) such modification, waiver or amendment does not reduce the amounts payable pursuant to the Mall at Millenia B Note unless all outstanding P&I Advances with respect to the Mall at Millenia B Note have either been repaid with interest thereon or reasonable arrangements acceptable to the master servicer have been made for such repayment.

         In no event, however, will the special servicer be permitted to:

         o extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is 2 years prior to the Rated Final Distribution Date; or

         o if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced Mortgage Loan unless the special servicer gives due consideration to the remaining term of such ground lease.

         Notwithstanding the foregoing, no master servicer or special servicer will be permitted to agree to any modification, waiver or amendment of any term of a mortgage loan which would have the effect of (i) reducing or eliminating the rights of any master servicer or special servicer to income and gain realized from the investment of funds deposited in any escrow or reserve account, or (ii) reducing, delaying or eliminating the right of any party to the Pooling and Servicing Agreement to receive reimbursement of any related Advance (with interest thereon), in either case, without the prior written consent of the affected party.

         Modifications that forgive principal or interest (other than default interest) of a mortgage loan will result in Realized Losses on such mortgage loan and such Realized Losses will be allocated among the various classes of certificates in the manner described under "Description of the Offered Certificates--Distributions--Subordination; Allocation of Losses and Certain Expenses" in this prospectus supplement.

         The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the certificates beyond that which might otherwise be the case. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

SALE OF DEFAULTED MORTGAGE LOANS

         The Pooling and Servicing Agreement grants to each of (a) any seller with respect to mortgage loans it sold, (b) the holder of certificates representing the greatest percentage interest in the Controlling Class and (c) the special servicer, in that order, an option (the "Option") to purchase from the trust any defaulted mortgage loan that is at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its Balloon Payment). The "Option Purchase Price" for a defaulted mortgage loan will equal the fair value of such mortgage loan, as determined by the special servicer. The special servicer is required to recalculate the fair value of such defaulted mortgage loan if there has been a material change in circumstances or the Special Servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the Option is exercised by either the special servicer or the holder of certificates representing the greatest percentage interest in the Controlling Class or any of their affiliates then, prior to the exercise of the Option, the trustee will be required to verify, in accordance with the Pooling and Servicing Agreement, that the Option Purchase Price is a fair price. The reasonable, out of pocket expenses of the special servicer incurred in connection with any such determination of the fair value of a mortgage loan shall be payable and reimbursed to the special servicer as an expense of the trust.

         The Option is assignable to a third party by the holder thereof, and upon such assignment such third party shall have all of the rights granted to the original holder of such Option. The Option will automatically terminate, and will not be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a Rehabilitated Mortgage Loan, (ii) been subject to a work-out arrangement, (iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off) or (iv) been purchased by the related seller pursuant to the Pooling and Servicing Agreement.

         Notwithstanding the foregoing, the Option will not apply to any Non-Trust Serviced Pari Passu Loan. However, each Other Pooling and Servicing Agreement provides for a comparable fair value call for the related Non-Trust Serviced Companion Loan and anyone exercising the right to purchase such Non-Trust Serviced Companion Loan must also purchase the related Non-Trust Serviced Pari Passu Loan from the trust. In addition, each of the holders of a B Note, with respect to the related mortgage loan, and the holder of the mezzanine debt, with respect to the 55 East Monroe Pari Passu Loan, has the option to purchase the related mortgage loan if it becomes a defaulted mortgage loan, prior to the exercise of the Option. See "Description of the Mortgage Pool--The Mall at Millenia Mortgage Loan, --The 55 East Monroe Pari Passu Loan, --The Village at Searcy Mortgage Loan, and --The Indian Creek and Harper's Point Mortgage Loans" in this prospectus supplement.

FORECLOSURES

         The special servicer may at any time, with notification to the Operating Adviser and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements.

         If any mortgaged property is acquired as described in the preceding paragraph, the special servicer is required to sell the REO Property as soon as practicable consistent with the requirement to maximize proceeds for all certificateholders (and with respect to any Serviced Companion Loan, for the holder thereof) but in no event later than 3 years after the end of the year in which it was acquired (as such period may be extended by an application to the Internal Revenue Service or following receipt of an opinion of counsel that such extension will not result in the failure of such mortgaged property to qualify as "foreclosure property" under the REMIC provisions of the Code), or any applicable extension period, unless the special servicer has obtained an extension from the Internal Revenue Service or has previously delivered to the trustee an opinion of counsel to the effect that the holding of the REO Property by the trust subsequent to 3 years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as "foreclosure property" under the REMIC provisions of the Code. In addition, the special servicer is required to use its best efforts to sell any REO Property prior to the Rated Final Distribution Date.

         If the trust acquires a mortgaged property by foreclosure or deed-in-lieu of foreclosure upon a default of a mortgage loan, the Pooling and Servicing Agreement provides the special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as "foreclosure property" within the meaning of Code Section 860G(a)(8). The Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property. Generally, REMIC I, the Early Defeasance Loan REMIC, the Class MM REMIC or the Class TN REMIC will not be taxable on income received with respect to its allocable share of a mortgaged property to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the mortgaged properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a trust, would not constitute "rents from real property," or that all of the rental income would not so qualify if the non-customary services are not provided by an independent contractor or a separate charge is not stated. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property allocable to REMIC I, the Early Defeasance Loan REMIC, the Class MM REMIC or the Class TN REMIC, including but not limited to a hotel or healthcare business, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to REMIC I, the Early Defeasance Loan REMIC, the Class MM REMIC or the Class TN REMIC, as applicable, at the highest marginal federal corporate rate -- currently 35% -- and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of certificates. Under the Pooling and Servicing Agreement, the special servicer is required to determine whether the earning of such income taxable to REMIC I, the Early Defeasance Loan REMIC, the Class MM REMIC or the Class TN REMIC, as applicable, would result in a greater recovery to Certificateholders on a net after-tax basis than a different method of operation of such property. Prospective investors are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following discussion, when read in conjunction with the discussion of "Federal Income Tax Consequences" in the prospectus, describes the material federal income tax considerations for investors in the offered certificates. However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations. Prospective purchasers should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.

GENERAL

         For United States federal income tax purposes, six separate REMIC elections will be made with respect to designated portions of the trust (REMIC I, REMIC II, REMIC III, the Early Defeasance Loan REMIC, the Class MM REMIC and the Class TN REMIC) other than that portion of the trust consisting of the rights to Excess Interest and the Excess Interest Sub-account (the "Excess Interest Grantor Trust"). REMIC I, REMIC II, REMIC III and the Early Defeasance Loan REMIC will be treated as "Tiered REMICs" as described in the prospectus. See "Federal Income Tax Consequences--REMICs--Tiered REMIC Structures" in the prospectus. Upon the issuance of the offered certificates, Cadwalader, Wickersham & Taft LLP, counsel to Morgan Stanley Capital I Inc., will deliver its opinion generally to the effect that, assuming:

         o        the making of proper elections;

         o the accuracy of all representations made with respect to the mortgage loans;

         o ongoing compliance with all provisions of the Pooling and Servicing Agreement and other related documents and no amendments thereof;

         o the Other Pooling and Servicing Agreement related to each Non-Trust Serviced Companion Loan is administered in accordance with its terms and the REMICs formed thereunder continue to be treated as REMICs; and

         o compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury Regulations adopted thereunder;

for federal income tax purposes, (1) each of REMIC I, REMIC II, REMIC III, the Early Defeasance Loan REMIC, the Class MM REMIC and the Class TN REMIC will qualify as a REMIC under the Code; (2) the Residual Certificates will represent four separate classes of REMIC residual interests evidencing the sole class of "residual interests" in REMIC I, the Early Defeasance Loan REMIC, the Class MM REMIC and the Class TN REMIC, in the case of the Class R-I Certificates, the sole class of "residual interests" in REMIC II, in the case of the Class R-II Certificates and the sole class of "residual interests" in REMIC III, in the case of the Class R-III Certificates; (3) the REMIC Regular Certificates will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III; (4) the Excess Interest Grantor Trust will be treated as a grantor trust for federal income tax purposes; (5) the Class EI Certificates will represent beneficial ownership of the assets of the grantor trust; (6) the Class MM Certificates will evidence the "regular interests" in, and will be treated as debt instruments of, the Class MM REMIC; and (7) the Class TN Certificates will evidence the "regular interests" in, and will be treated as debt instruments of, the Class TN REMIC.

         The offered certificates will be REMIC Regular Certificates issued by REMIC III. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the offered certificates.

         The offered certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) and 856(c)(5)(B) of the Code for a real estate investment trust in the same proportion that the assets in the related REMIC would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. However, if 95% or more of the related REMIC's assets are real estate assets within the meaning of
Section 856(c)(5)(B), then the entire offered certificates shall be treated as real estate assets and all interest from the offered certificates shall be treated as interest described in Section 856(c)(3)(B).

         Moreover, the offered certificates will be "qualified mortgages" under
Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Offered certificates also will qualify for treatment as "permitted assets," within the meaning of
Section 860L(c)(1)(G) of the Code, of a "financial asset securitization investment trust," and those offered certificates held by certain financial institutions will constitute "evidence of indebtedness" within the meaning of
Section 582(c)(1) of the Code.

         The offered certificates will be treated as assets described in Section 7701(a)(19)(C)(xi) of the Code for a domestic building and loan association generally only in the proportion which the related REMIC's assets consist of loans secured by an interest in real property which is residential real property or other property described in Section 7701(a)(19)(C) of the Code (initially 12.7% of the Initial Pool Balance). However, if 95% or more of the related REMIC's assets are assets described in 7701(a)(19)(C), then the entire offered certificates shall be treated as qualified property under 7701(a)(19)(C).

         A mortgage loan that has been defeased with United States Treasury obligations will not qualify for the foregoing treatments under Sections 856(c)(4)(A), 856(c)(5)(B), 856(c)(3)(B) and 7701(a)(19)(C) of the Code.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

         It is anticipated that the offered certificates will not be treated as having been issued with original issue discount for federal income tax reporting purposes. Moreover, it is anticipated that the offered certificates will be issued at a premium. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, market discount and amortizable bond premium for federal income tax purposes will be a 0% CPR, as described in the prospectus, applied to each mortgage loan, other than an ARD Loan, until its maturity. In addition, for purposes of calculating OID, each of the ARD Loans is assumed to prepay in full on such mortgage loan's Anticipated Repayment Date. For a description of CPR, see "Yield, Prepayment and Maturity Considerations" in this prospectus supplement. However, we make no representation that the mortgage loans will not prepay during any such period or that they will prepay at any particular rate before or during any such period.

         The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" in the prospectus. Purchasers of the offered certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address all of the issues relevant to accrual of original issue discount on prepayable securities such as the offered certificates.

         Final regulations on the amortization of bond premium (a) do not apply to regular interests in a REMIC such as the offered certificates and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each such class of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the prospectus. To the extent that any offered certificate is purchased in this offering or in the secondary market at not more than a de minimis discount, as defined in the prospectus, a holder who receives a payment that is included in the stated redemption price at maturity, generally the principal amount of such certificate, will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the offered certificate. Such allocable portion of the holder's adjusted basis will be based upon the proportion that such payment of stated redemption price bears to the total remaining stated redemption price at maturity, immediately before such payment is made, of such certificate. See "Federal Income Tax Consequences--REMICs-- Taxation of

Owners of REMIC Regular Certificates--Original Issue Discount and Premium" and "--Sale, Exchange or Redemption" in the prospectus.

         Prepayment Premiums or Yield Maintenance Charges actually collected on the mortgage loans will be distributed to the holders of each class of certificates entitled thereto as described under "Description of the Offered Certificates--Distributions--Distributions of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance Charge should be taxed to the holders of a class of certificates entitled to a Prepayment Premium or Yield Maintenance Charge. For federal income tax information reporting purposes, Prepayment Premiums or Yield Maintenance Charges will be treated as income to the holders of a class of certificates entitled to Prepayment Premiums or Yield Maintenance Charges only after the master servicer's actual receipt of a Prepayment Premium or a Yield Maintenance Charge to which the holders of such class of certificates is entitled under the terms of the Pooling and Servicing Agreement, rather than including projected Prepayment Premiums or Yield Maintenance Charges in the determination of a Certificateholder's projected constant yield to maturity. However, the timing and characterization of such income as ordinary income or capital gain is not entirely clear and Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums or Yield Maintenance Charges.

ADDITIONAL CONSIDERATIONS

         The special servicer is authorized, when doing so is consistent with maximizing the trust's net after-tax proceeds from an REO Property, to incur taxes on the trust in connection with the operation of such REO Property. Any such taxes imposed on the trust would reduce the amount distributable to Certificateholders. See "Servicing of the Mortgage Loans--Foreclosures" in this prospectus supplement.

         Federal income tax information reporting duties with respect to the offered certificates and REMIC I, REMIC II, REMIC III, the Early Defeasance Loan REMIC, the Class MM REMIC and the Class TN REMIC will be the obligation of the paying agent, and not of the master servicer.

         For further information regarding the United States federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences--REMICs" and "State Tax Considerations" in the prospectus.

                              ERISA CONSIDERATIONS

         ERISA and the Code impose restrictions on Plans that are subject to ERISA and/or Section 4975 of the Code and on persons that are Parties in Interest with respect to such Plans. ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Governmental plans (as defined in Section 3(32) of ERISA) are not subject to the restrictions of ERISA and the Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS

         Neither ERISA nor the Code defines the term "plan assets." However, the U.S. Department of Labor ("DOL") has issued a final regulation (29 C.F.R.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan. The DOL Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section 4975 of the Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute Plan assets by reason of a Plan's investment in certificates, such Plan asset would include an undivided interest in the mortgage loans and any other assets of the trust. If the mortgage loans or other trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and
Section 4975 of the Code with respect to the mortgage loans and other trust assets.

         Affiliates of Morgan Stanley Capital I Inc., the Underwriters, the master servicer, the special servicer and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in Interest with respect to investing Plans. Moreover, the trustee, the paying agent, the master servicer, the special servicer, the Operating Adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the trust or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing Plans. In the absence of an applicable exemption, "prohibited transactions" -- within the meaning of ERISA and Section 4975 of the Code -- could arise if certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

         In addition, an insurance company proposing to acquire or hold the offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA, as added by the Small Business Job Protection Act of 1996, Public Law No. 104-188, and subsequent DOL and judicial guidance. See "--Insurance Company General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

         With respect to the acquisition and holding of the offered certificates, the DOL has granted to the Underwriters individual prohibited transaction exemptions, which generally exempt from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

         o the initial purchase, the holding, and the subsequent resale by Plans of certificates evidencing interests in pass-through trusts; and

         o transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemptions.

The assets covered by the Exemptions include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

         The Exemptions as applicable to the offered certificates (and as modified by Prohibited Transaction Exemption 2002-41) set forth the following 5 general conditions which must be satisfied for exemptive relief:

         o the acquisition of the certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

         o the certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch, Moody's or S&P;

         o the trustee cannot be an affiliate of any member of the Restricted Group other than an Underwriter; the "Restricted Group" consists of the Underwriters, Morgan Stanley Capital I Inc., the master servicer, the special servicer, each Primary Servicer, any person responsible for servicing a Non-Trust Serviced Loan Pair and any mortgagor with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such classes of certificates;

         o the sum of all payments made to the Underwriters in connection with the distribution of the certificates must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by Morgan Stanley Capital I Inc. in consideration of the assignment of the mortgage loans to the trust must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the master servicer, the special servicer, and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

         o the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the 1933 Act.

         A fiduciary of a Plan contemplating purchasing any such class of certificates in the secondary market must make its own determination that at the time of such acquisition, any such class of certificates continues to satisfy the second general condition set forth above. Morgan Stanley Capital I Inc. expects that the second general condition set forth above will be satisfied with respect to each of such classes of certificates. A fiduciary of a Plan contemplating purchasing any such class of certificates must make its own determination that at the time of purchase the general conditions set forth above will be satisfied with respect to any such class of certificate.

         Before purchasing any such class of certificates, a fiduciary of a Plan should itself confirm (a) that such certificates constitute "securities" for purposes of the Exemptions and (b) that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

         Moreover, the Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

         o the investing Plan fiduciary or its affiliates is an obligor with respect to 5% or less of the fair market value of the obligations contained in the trust;

         o the Plan's investment in each class of certificates does not exceed 25% of all of the certificates outstanding of that class at the time of the acquisition; and

         o immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

         We believe that the Exemptions will apply to the acquisition and holding of the offered certificates by Plans or persons acting on behalf of or with "plan assets" of Plans, and that all of the above conditions of the Exemptions, other than those within the control of the investing Plans or Plan investors, have been met. Upon request, the Underwriters will deliver to any fiduciary or other person considering investing "plan assets" of any Plan in the certificates a list identifying each borrower that is the obligor under each mortgage loan that constitutes more than 5% of the aggregate principal balance of the assets of the trust.

INSURANCE COMPANY GENERAL ACCOUNTS

         Based on the reasoning of the United States Supreme Court in John Hancock Mutual Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

         Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c) Regulations, may be treated as "plan assets" of such Plans. Because Section 401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in the Subordinate Certificates should consult with their legal counsel with respect to the applicability of Section 401(c).

         Accordingly, any insurance company that acquires or holds any offered certificate shall be deemed to have represented and warranted to Morgan Stanley Capital I Inc., the trustee, the paying agent and the master servicer that (1) such acquisition and holding is permissible under applicable law, including the Exemptions, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject Morgan Stanley Capital I Inc., the trustee, the paying agent or the master servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, or (2) the source of funds used to acquire and hold such certificates is an "insurance company general account," as defined in DOL Prohibited Transaction Class Exemption 95-60, and the applicable conditions set forth in PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

         Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the Exemptions, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

         The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors to determine whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

         No representations are made as to the proper characterization of the offered certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. The uncertainties referred to above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates, may adversely affect the liquidity of the offered certificates. See "Legal Investment" in the prospectus.

                                 USE OF PROCEEDS

         We will apply the net proceeds of the offering of the certificates towards the simultaneous purchase of the mortgage loans from the sellers and to the payment of expenses in connection with the issuance of the certificates.

                              PLAN OF DISTRIBUTION

         We have entered into an Underwriting Agreement with Morgan Stanley & Co. Incorporated, CIBC World Markets Corp. and Merrill Lynch, Pierce, Fenner & Smith Incorporated. Subject to the terms and conditions set forth in the Underwriting Agreement, Morgan Stanley Capital I Inc. has agreed to sell to each Underwriter, and each Underwriter has agreed severally to purchase from Morgan Stanley Capital I Inc. the respective aggregate Certificate Balance of each class of offered certificates presented below.

              UNDERWRITERS                   CLASS A-1      CLASS A-2        CLASS B        CLASS C         CLASS D
----------------------------------------   -------------  -------------    ------------   -----------    ------------
Morgan Stanley & Co. Incorporated....      $163,879,000   $404,730,000     $18,194,000    $23,652,000      $4,549,000
CIBC World Markets Corp..............       $15,000,000    $45,000,000              $0             $0              $0
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated......................                $0             $0              $0             $0              $0
Total................................      $178,879,000   $449,730,000     $18,194,000    $23,652,000      $4,549,000


         Morgan Stanley & Co. Incorporated will act as sole lead manager and sole bookrunner with respect to the offered certificates.

         The Underwriting Agreement provides that the obligations of the Underwriters are subject to conditions precedent, and that the Underwriters severally will be obligated to purchase all of the offered certificates if any are purchased. In the event of a default by an Underwriter, the Underwriting Agreement provides that the purchase commitment of the non-defaulting Underwriter may be increased. Proceeds to Morgan Stanley Capital I Inc. from the sale of the offered certificates, before deducting expenses payable by Morgan Stanley Capital I Inc., will be approximately $678,538,856, plus accrued interest.

         The Underwriters have advised us that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling such classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such classes of offered certificates for whom they may act as agent.

         The offered certificates are offered by the Underwriters when, as and if issued by Morgan Stanley Capital I Inc., delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the offered certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about June 5, 2003, which is the fifth business day following the date of pricing of the certificates.

         Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in 3 business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade offered certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such offered certificates.

         The Underwriters and any dealers that participate with the Underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

         We have agreed to indemnify the Underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect thereof.

         The Underwriters currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

                                  LEGAL MATTERS

         The validity of the offered certificates and the material federal income tax consequences of investing in the offered certificates will be passed upon for Morgan Stanley Capital I Inc. by Cadwalader, Wickersham & Taft LLP, New York, New York. Legal matters with respect to the offered certificates will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York. Legal matters will be passed upon for CIBC Inc. by Winston & Strawn, New York, New York, for Morgan Stanley Mortgage Capital Inc. by Latham & Watkins LLP, New York, New York, for Nationwide Life Insurance Company and Union Central Mortgage Funding, Inc. by Thacher Proffitt & Wood, New York, New York, for John Hancock Real Estate Finance, Inc. by Cadwalader, Wickersham & Taft LLP, New York, New York and for MONY Life Insurance Company, Teachers Insurance and Annuity Association of America, and CIGNA Mortgage Securities Philadelphia, LLC by Dechert LLP, New York, New York.

                                     RATINGS

         It is a condition of the issuance of the offered certificates that they receive the following credit ratings from Fitch and Moody's.

            CLASS                   FITCH            MOODY'S
----------------------------  -----------------   -------------
Class A-1.................           AAA               Aaa
Class A-2.................           AAA               Aaa
Class B...................            AA               Aa2
Class C...................            A                 A2
Class D...................            A-                A3


         The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the offered certificates by the Rated Final Distribution Date. That date is the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term. The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

         The ratings of the certificates do not represent any assessment of (1) the likelihood or frequency of principal prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment Premiums, Yield Maintenance Charges, Excess Interest or default interest will be received, (4) the allocation of Net Aggregate Prepayment Interest Shortfalls or
(5) the tax treatment of the certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings thus address credit risk and not prepayment risk.

         There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class thereof and, if so, what such rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by Morgan Stanley Capital I Inc. to do so may be lower than the ratings assigned thereto at the request of Morgan Stanley Capital I Inc.

                                GLOSSARY OF TERMS

         The certificates will be issued pursuant to the Pooling and Servicing Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus and the Pooling and Servicing Agreement for additional definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Pooling and Servicing Agreement, without exhibits and schedules.

         Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates and will not necessarily apply to any other series of certificates the trust may issue.

         "Accrued Certificate Interest" means, in respect of each class of REMIC Regular Certificates for each Distribution Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such class of certificates outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         "Administrative Cost Rate" will equal the sum of the rates for which the related Master Servicing Fee, the Excess Servicing Fee, the related Primary Servicing Fee, the Trustee Fee and, in the case of each Non-Trust Serviced Pari Passu Loan, the related Pari Passu Loan Servicing Fee Rate for any month (in each case, expressed as a per annum rate) are calculated for any mortgage loan or the Mall at Millenia Pari Passu Loan in such month, as set forth for each mortgage loan on Appendix II hereto.

         "Advance Rate" means a per annum rate equal to the "Prime Rate" as published in The Wall Street Journal from time to time or if no longer so published, such other publication as determined by the trustee in its reasonable discretion.

         "Advances" means Servicing Advances and P&I Advances, collectively.

         "Annual Report" means one or more reports for each mortgage loan based on the most recently available year-end financial statements and most recently available rent rolls of each applicable borrower, to the extent such information is provided to the master servicer, containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation, Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

         "Anticipated Repayment Date" means, in respect of any ARD Loan, the date on which a substantial principal payment on an ARD Loan is anticipated to be made (which is prior to stated maturity).

         "Appraisal Event" means, with respect to any mortgage loan or any Serviced Loan Pair, not later than the earliest of the following:

         o the date 120 days after the occurrence of any delinquency in payment with respect to such mortgage loan or any Serviced Loan Pair if such delinquency remains uncured;

         o the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition, an involuntary bankruptcy has occurred, or has consented to the filing of a bankruptcy proceeding against it or a receiver is appointed in respect of the related mortgaged property, provided that such petition or appointment remains in effect;

         o the effective date of any modification to a Money Term of a mortgage loan or any Serviced Loan Pair, other than an extension of the date that a Balloon Payment is due for a period of less than 6 months from the original due date of such Balloon Payment; and

         o the date 30 days following the date a mortgaged property becomes an REO Property.

         "Appraisal Reduction" will equal for any mortgage loan or Serviced Loan Pair, including a mortgage loan or Serviced Loan Pair as to which the related mortgaged property has become an REO Property, an amount, calculated as of the first Determination Date that is at least 15 days after the date on which the appraisal is obtained or the internal valuation is performed, equal to the excess, if any, of:

o        the sum of:

         o the Scheduled Principal Balance of such mortgage loan or Serviced Loan Pair or in the case of an REO Property, the related REO Mortgage Loan, less the principal amount of any undrawn letter of credit or debt service reserve, if applicable, that is then securing such mortgage loan;

         o to the extent not previously advanced by the master servicer or the trustee, all accrued and unpaid interest on the mortgage loan or Serviced Loan Pair;

         o all related unreimbursed Advances and interest on such Advances at the Advance Rate; and

         o to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the master servicer or the trustee, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account (but were not deposited) in respect of the related mortgaged property or REO Property, as the case may be, over

         o 90% of the value (net of any prior mortgage liens) of such mortgaged property or REO Property as determined by such appraisal or internal valuation plus the amount of any escrows held by or on behalf of the trustee as security for the mortgage loan (less the estimated amount of obligations anticipated to be payable in the next 12 months to which such escrows relate).

         With respect to each mortgage loan or Serviced Loan Pair that is cross-collateralized with any other mortgage loan or Serviced Loan Pair, the value of each mortgaged property that is security for each mortgage loan or Serviced Loan Pair in such cross-collateralized group, as well as the outstanding amounts under each such mortgage loan or Serviced Loan Pair, shall be taken into account when calculating such Appraisal Reduction.

         "ARD Loan" means a mortgage loan that provides for increases in the mortgage rate and/or principal amortization at a date prior to stated maturity, which creates an incentive for the related borrower to prepay such mortgage loan.

         "Assumed Scheduled Payment" means an amount deemed due in respect of:

         o any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated maturity date; or

         o any mortgage loan as to which the related mortgaged property has become an REO Property.

The Assumed Scheduled Payment deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any mortgage loan as to which the related mortgaged property has become an REO Property, the Assumed Scheduled Payment deemed due on each Due Date for so long as the REO Property remains part of the trust, equals the Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

         "Available Distribution Amount" means in general, for any Distribution Date, an amount equal to the aggregate of the following amounts with respect to the mortgage loans:

                  (1) all amounts on deposit in the Distribution Account as of the business day preceding the related Distribution Date that represent payments and other collections on or in respect of the mortgage loans and any REO Properties that were received by the master servicer or the special servicer through the end of the related Collection Period (or, with respect to Principal Prepayments or Balloon Payments through the Master Servicer Remittance Date), exclusive of any portion thereof that represents one or more of the following:

         o Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period;

         o Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the certificates as described in this prospectus supplement);

         o amounts that are payable or reimbursable to any person other than the Certificateholders (including, among other things, amounts attributable to Expense Losses and amounts payable to the master servicer, the special servicer, the Primary Servicers, the trustee and the paying agent as compensation or in reimbursement of outstanding Advances);

         o        amounts deposited in the Distribution Account in error; and

         o if such Distribution Date occurs during January, other than a leap year, or February of any year, the Interest Reserve Amounts with respect to the Interest Reserve Loans to be deposited into the Interest Reserve Account;

                  (2) to the extent not already included in clause (1), any P&I Advances made, any advances made by the applicable Other Master Servicer, the applicable Other Fiscal Agent or the applicable Other Trustee in respect of the related Non-Trust Serviced Pari Passu Loan, and any Compensating Interest Payments paid with respect to such Distribution Date; and

                  (3) if such Distribution Date occurs during March of any year, the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account in respect of each Interest Reserve Loan.

         "B Note" means the Mall at Millenia B Note, the 55 East Monroe B Note, the Village at Searcy B Note, the Indian Creek B Note or the Harper's Point B Note, as applicable.

         "Balloon Loans" means mortgage loans that provide for Scheduled Payments based on amortization schedules significantly longer than their terms to maturity or Anticipated Repayment Date, and that are expected to have remaining principal balances equal to or greater than 5% of the original principal balance of those mortgage loans as of their respective stated maturity date or anticipated to be paid on their Anticipated Repayment Dates, as the case may be, unless prepaid prior thereto.

         "Balloon LTV" - See "Balloon LTV Ratio."

         "Balloon LTV Ratio" or "Balloon LTV" means the ratio, expressed as a percentage, of the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due or, in the case of an ARD Loan, the principal balance on its related Anticipated Repayment Date to the value of the related mortgaged property or properties as of the Cut-off Date determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

         "Balloon Payment" means, with respect to a Balloon Loan and any Serviced Companion Loan meeting the requirements of the definition of Balloon Loans other than that it is not included in the trust, the principal payments and scheduled interest due and payable on the relevant maturity dates.

         "Base Interest Fraction" means, with respect to any principal prepayment of any mortgage loan that provides for payment of a Prepayment Premium or Yield Maintenance Charge, and with respect to any class of certificates, a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that class of certificates, and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to the principal prepayment (or the current Discount Rate if not used in such calculation) and (B) whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to that principal prepayment (or the current Discount Rate if not used in such calculation), provided, however, that under no circumstances will the Base Interest Fraction be greater than 1. If the Discount Rate referred to above is greater than the mortgage rate on the related mortgage loan, then the Base Interest Fraction will equal zero.

         "Certificate Account" means one or more separate accounts established and maintained by the master servicer, any Primary Servicer or any sub-servicer on behalf of the master servicer, pursuant to the Pooling and Servicing Agreement.

         "Certificate Balance" will equal the then maximum amount that the holder of each Principal Balance Certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust.

         "Certificate Owner" means a person acquiring an interest in an offered certificate.

         "Certificate Registrar" means the paying agent, in its capacity as the Certificate Registrar.

         "Certificateholder" or "Holder" means an investor certificateholder, a person in whose name a certificate is registered in the Certificate Registrar or a person in whose name ownership of an uncertificated certificate is recorded in the books and records of the Certificate Registrar.

         "Class A Certificates" means the Class A-1 Certificates and the Class A-2 Certificates, collectively.

         "Class MM Certificates" means the Class MM-A Certificates and the Class MM-B Certificates, collectively.

         "Class TN Certificates" means the Class TN-A Certificates, Class TN-B Certificates, Class TN-C Certificates, Class TN-D Certificates and Class TN-E Certificates, collectively.

         "Class X Certificates" means the Class X-1 Certificates and Class X-2 Certificates.

         "Clearstream Banking" means Clearstream Banking, societe anonyme.

         "Closing Date" means on or about June 5, 2003.

         "Collection Period" means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution Date, the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

         "Compensating Interest" means, with respect to any Distribution Date, an amount equal to the excess of (A) Prepayment Interest Shortfalls incurred in respect of the mortgage loans (including Specially Serviced Mortgage Loans but not including any Non-Trust Serviced Pari Passu Loan) resulting from Principal Prepayments on such mortgage loans during the related Collection Period over (B) Prepayment Interest Excesses incurred in respect of the mortgage loans (including Specially Serviced Mortgage Loans but not including any Non-Trust Serviced Pari Passu Loan) resulting from Principal Prepayments on such mortgage loans during the same Collection Period; but such Compensating Interest shall not exceed the portion of the aggregate Master Servicing Fee accrued at a rate per annum equal to 2 basis points for the related Collection Period calculated in respect of all the mortgage loans including REO Properties.

         "Compensating Interest Payment" means any payment of Compensating Interest.

         "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or eminent domain proceedings or any conveyance in lieu or in anticipation thereof with respect to a mortgaged property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such mortgaged property or released to the related borrower in accordance with the terms of the mortgage loan, and with respect to the mortgaged property securing any Non-Trust Serviced Pari Passu Loan only the portion of such amounts payable to the holder of such Non-Trust Serviced Pari Passu Loan.

         "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the certificates.

         "Controlling Class" means the most subordinate class of Subordinate Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such class of certificates is less than 25% of the initial aggregate Certificate Balance of such class as of the Closing Date, the Controlling Class will be the next most subordinate class of certificates.

         "CPR" - See "Constant Prepayment Rate" above.

         "Cut-off Date" means June 1, 2003. For purposes of the information contained in this prospectus supplement (including the appendices hereto), scheduled payments due in June 2003 with respect to mortgage loans not having payment dates on the first of each month have been deemed received on June 1, 2003, not the actual day which such scheduled payments were due.

         "Cut-off Date Balance" means, with respect to any mortgage loan, such mortgage loan's principal balance outstanding as of its Cut-off Date, after application of all payments of principal due on or before such date, whether or not received determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement. For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that monthly payments on such mortgage loans are due on the first of the month for purposes of determining their Cut-off Date Balances.

         "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" means a ratio, expressed as a percentage, of the Cut-off Date Balance of a mortgage loan to the value of the related mortgaged property or properties determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

         "Cut-off Date LTV" - See "Cut-off Date Loan-to-Value."

         "Debt Service Coverage Ratio" or "DSCR" means the ratio of Underwritable Cash Flow estimated to be produced by the related mortgaged property or properties to the annualized amount of debt service payable under that mortgage loan.

         "Depositor" means Morgan Stanley Capital I Inc.

         "Determination Date" means with respect to any Distribution Date, the earlier of (i) the 10th day of the month in which such Distribution Date occurs or, if such day is not a business day, the next preceding business day and (ii) the 5th business day prior to the related Distribution Date.

         "Discount Rate" means, for the purposes of the distribution of Prepayment Premiums or Yield Maintenance Charges, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

         "Distributable Certificate Interest Amount" means, in respect of any class of REMIC Regular Certificates for any Distribution Date, the sum of:

o Accrued Certificate Interest in respect of such class of certificates for such Distribution Date, reduced (to not less than zero) by:

         o        any Net Aggregate Prepayment Interest Shortfalls; and

         o Realized Losses and Expense Losses, in each case specifically allocated with respect to such Distribution Date to reduce the Distributable Certificate Interest Amount payable in respect of such class in accordance with the terms of the Pooling and Servicing Agreement; and

o the portion of the Distributable Certificate Interest Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date.

         "Distribution Account" means the distribution account maintained by the paying agent, in accordance with the Pooling and Servicing Agreement.

         "Distribution Date" means the 15th day of each month, or if any such 15th day is not a business day, on the next succeeding business day.

         "Document Defect" means that a mortgage loan is not delivered as and when required, is not properly executed or is defective on its face.

         "DOL Regulation" means the final regulation, issued by the U.S. Department of Labor, defining the term "plan assets" which provides, generally, that when a Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless exceptions apply (29 C.F.R. Section 2510.3-101).

         "DSCR" - See "Debt Service Coverage Ratio."

         "DTC" means The Depository Trust Company.

         "DTC Systems" means those computer applications, systems, and the like for processing data for DTC.

         "Due Dates" means dates upon which the related Scheduled Payments are first due, without the application of grace periods, under the terms of the related mortgage loans or Serviced Companion Loans.

         "Early Defeasance Loan" means the mortgage loan designated as Mortgage Loan No. 78.

         "Early Defeasance Loan REMIC" means the REMIC that holds the Early Defeasance Loan and related property.

         "EPA" means the United States Environmental Protection Agency.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Account" means one or more custodial accounts established and maintained by the master servicer (or a Primary Servicer on its behalf) pursuant to the Pooling and Servicing Agreement.

         "Euroclear" means The Euroclear System.

         "Event of Default" means, with respect to the master servicer under the Pooling and Servicing Agreement, any one of the following events:

         o any failure by the master servicer to remit to the paying agent any payment required to be remitted by the master servicer under the terms of the Pooling and Servicing Agreement, including any required Advances;

         o any failure by the master servicer to make a required deposit to the Certificate Account which continues unremedied for 1 business day following the date on which such deposit was first required to be made;

         o any failure on the part of the master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the master servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by Morgan Stanley Capital I Inc. or the trustee; provided, however, that if the master servicer certifies to the trustee and Morgan Stanley Capital I Inc. that the master servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the master servicer to cure such failure; provided, further, that such cure period may not exceed 90 days;

         o any breach of the representations and warranties of the master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied shall have been given to the master servicer by Morgan Stanley Capital I Inc. or the trustee; provided, however, that if the master servicer certifies to the trustee and Morgan Stanley Capital I Inc. that the master servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the master servicer to cure such breach; provided, further, that such cure period may not exceed 90 days;

         o a servicing officer of the master servicer receives actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates (and such qualification, downgrade or withdrawal shall not have been reversed by Moody's within 60 days of the date thereof), or (ii) placed one or more classes of certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that a servicing officer of the master servicer obtained such actual knowledge), and, in the case of either of clauses
                  (i) or (ii), citing servicing concerns with the master servicer as the sole or material factor in such rating action;

         o the trustee shall receive written notice from Fitch to the effect that the continuation of the master servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any class of certificates;

         o a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days;

         o the master servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the master servicer or of or relating to all or substantially all of its property; or

         o the master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing.

         "Excess Interest" means in respect of each ARD Loan that does not repay on its Anticipated Repayment Date, the excess, if any, of the Revised Rate over the Initial Rate, together with interest thereon at the Revised Rate from the date accrued to the date such interest is payable (generally, after payment in full of the outstanding principal balance of such loan).

         "Excess Interest Sub-account" means an administrative account deemed to be a sub-account of the Distribution Account. The Excess Interest Sub-account will not be an asset of any REMIC created under the Pooling and Servicing Agreement.

         "Excess Liquidation Proceeds" means the excess of (i) proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses and any related Advances and interest thereon over (ii) the amount that would have been received if a prepayment in full had been made with respect to such mortgage loan (or, in the case of an REO Property related to a Serviced Loan Pair, a prepayment in full had been made with respect to each Pari Passu Loan, Serviced Companion Loan or B Note in such Serviced Loan Pair) on the date such proceeds were received.

         "Excess Servicing Fee" means an additional fee payable to the master servicer or Primary Servicers, as applicable, that accrues at a rate set forth in the Pooling and Servicing Agreement, which is assignable and non-terminable.

         "Exemptions" means the individual prohibited transaction exemptions granted by the DOL to the Underwriters, as amended.

         "Expense Losses" means, among other things:

         o any interest paid to the master servicer or the trustee in respect of unreimbursed Advances;

         o all Special Servicer Compensation payable to the special servicer from amounts that are part of the trust;

         o other expenses of the trust, including, but not limited to, specified reimbursements and indemnification payments to the trustee, the paying agent and certain related persons, specified reimbursements and indemnification payments to Morgan Stanley Capital I Inc., the master servicer, the Primary Servicers or the special servicer and certain related persons, specified taxes payable from the assets of the trust, the costs and expenses of any tax audits with respect to the trust and other tax-related expenses and the cost of various opinions of counsel required to be obtained in connection with the servicing of the mortgage loans and administration of the trust; and

         o any other expense of the trust not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower.

         "FASIT" means a financial asset securitization investment trust.

         "Federal Center Plaza Pari Passu Loan" means the mortgage loan designated as Mortgage Loan No. 2, which is secured on a pari passu basis with the Federal Center Plaza 2003-TOP10 Companion Loan pursuant to the related mortgage.

         "Federal Center Plaza Pari Passu Loan Servicing Fee Rate" means the "Master Servicing Fee Rate" applicable to the Federal Center Plaza Pari Passu Loan as defined in the 2003-TOP10 Pooling and Servicing Agreement.

         "Federal Center Plaza 2003-TOP10 Companion Loan" means the loan secured on a pari passu basis with the Federal Center Plaza Pari Passu Loan pursuant to the related mortgage. The Federal Center Plaza 2003-TOP10 Companion Loan is not a "mortgage loan."

         "55 East Monroe B Note" means, with respect to the mortgage loan designated as Mortgage Loan No. 3, the related subordinate note, which is not included in the Trust and which is subordinated in right of payment to the

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55 East Monroe Pari Passu Loan and the 55 East Monroe Companion Loan to the
extent set forth in the applicable intercreditor agreement. The 55 East Monroe B
Note is not a "mortgage loan."

         "55 East Monroe Companion Loan" means the loan secured on a pari passu basis with the 55 East Monroe Pari Passu Loan pursuant to the related mortgage. The 55 East Monroe Companion Loan is not a "mortgage loan."

         "55 East Monroe Mezzanine Loan" means the loan made to the equity holder of the 55 East Monroe Mortgage Loan borrower, which has pledged a 100% equity interest in such borrower as collateral for such loan.

         "55 East Monroe Mortgage Loan" means the aggregate indebtedness under the 55 East Monroe Pari Passu Loan, the 55 East Monroe Companion Loan and the 55 East Monroe B Note.

         "55 East Monroe Pari Passu Loan" means the mortgage loan designated as Mortgage Loan No. 3, which is secured on a pari passu basis with the 55 East Monroe Companion Loan pursuant to the related mortgage.

         "Fitch" means Fitch Ratings, Inc.

         "401(c) Regulations" means the final regulations issued by the DOL under Section 401(c) of ERISA clarifying the application of ERISA to "insurance company general accounts."

         "Harper's Point B Note" means, with respect to the mortgage loan designated as Mortgage Loan Nos. 64, 70 and 76, the related subordinate notes, which are not included in the trust and which are subordinated in right of payment to the Harper's Point Mortgage Loan to the extent set forth in the applicable intercreditor agreement. The Harper's Point B Note is not a "mortgage loan."

         "Harper's Point Mortgage Loan" means the mortgage loans designated as Mortgage Loan Nos. 64, 70 and 76, which are secured on a senior basis with the Harper's Point B Note pursuant to the related mortgage.

         "Hazardous Materials" means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance or material as may be defined as a hazardous or toxic substance, material or waste by any federal, state or local environmental law, ordinance, rule, regulation or order, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C.ss.ss.9601 et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C.ss.ss.1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C.ss.ss.6901 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C.ss.ss.1251 et seq.), the Clean Air Act, as amended (42 U.S.C.ss.ss.7401 et seq.), and any regulations promulgated pursuant thereto.

         "Implied Debt Service Coverage Ratio" or "Implied DSCR" means the ratio of Underwritable Cash Flow estimated to be produced by the related mortgaged property or properties to debt service payable based on a 8% fixed constant.

         "Indian Creek B Note" means, with respect to the mortgage loans designated as Mortgage Loan Nos. 19, 62, 75 and 87, the related subordinate notes, which are not included in the trust and which are subordinated in right of payment to the Indian Creek Mortgage Loan to the extent set forth in the applicable intercreditor agreement. The Indian Creek B Note is not a "mortgage loan."

         "Indian Creek Mortgage Loan" means the mortgage loans designated as Mortgage Loan Nos. 19, 62, 75 and 87, which are secured on a senior basis with the Indian Creek Note pursuant to the related mortgage.

         "Initial Pool Balance" means the aggregate Cut-off Date Balance of $727,767,609.

         "Initial Rate" means, with respect to any mortgage loan, the mortgage rate in effect as of the Cut-off Date for such mortgage loan, as may be modified (without including any excess amount applicable solely because of the occurrence of an Anticipated Repayment Date).

         "Insurance Proceeds" means all amounts paid by an insurer in connection with a mortgage loan or Serviced Loan Pair including (i) with respect to a mortgaged property securing a Non-Trust Serviced Loan Pair, any portion of such amounts payable to the holder of the related Non-Trust Serviced Pari Passu Loan and (ii) with

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respect to the mortgaged property securing a Serviced Loan Pair, any portion of such amounts payable to the holder of the related Pari Passu Loan or Serviced Companion Loan, excluding, in each case, any amounts required to be paid to the related borrower or used to restore the related mortgaged property.

         "Interest Accrual Period" means, for each class of REMIC Regular Certificates and each Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

         "Interest Only Certificates" means the Class X Certificates.

         "Interest Reserve Account" means an account that the master servicer has established and will maintain for the benefit of the holders of the certificates.

         "Interest Reserve Amount" means all amounts deposited in the Interest Reserve Account with respect to Scheduled Payments due in any applicable January and February.

         "Interest Reserve Loan" - See "Non-30/360 Loan" below.

         "Interested Party" means the special servicer, the master servicer, Morgan Stanley Capital I Inc., the holder of any related junior indebtedness, the Operating Adviser, a holder of 50% or more of the Controlling Class, any independent contractor engaged by the master servicer or the special servicer pursuant to the Pooling and Servicing Agreement or any person actually know to a responsible officer of the trustee to be an affiliate of any of them.

         "JHREF" means John Hancock Real Estate Finance, Inc.

         "Katy Mills Pari Passu Loan" means the mortgage loan designated as Mortgage Loan No. 4, which is secured on a pari passu basis with the Katy Mills 2003-HQ2 Companion Loan pursuant to the related mortgage.

         "Katy Mills Pari Passu Loan Servicing Fee Rate" means the "Master Servicing Fee Rate" applicable to the Katy Mills Pari Passu Loan as defined in the 2003-HQ2 Pooling and Servicing Agreement.

         "Katy Mills 2003-HQ2 Companion Loan" means the loan, secured on a pari passu basis with the Katy Mills Pari Passu Loan pursuant to the related mortgage. The Katy Mills 2003-HQ2 Companion Loan is not a "mortgage loan."

         "Liquidation Fee" means, generally, 1.00% (with respect to a Specially Serviced Mortgage Loan with a principal balance of less than $20,000,000) or 0.75% (with respect to a Specially Serviced Mortgage Loan with a principal balance of $20,000,000 or more) of the related Liquidation Proceeds (relating to a full or partial liquidation) and/or any Condemnation Proceeds received by the trust in connection with a Specially Serviced Mortgage Loan or related REO Property; provided, however, that in the case of a final disposition consisting of the repurchase of a mortgage loan by a seller (or originator with respect to the Oakbrook Center Pari Passu Loan) due to a breach of a representation and warranty or document defect, such fee will only be paid if such loan is repurchased after the date that is 180 days or more after the applicable seller (or originator with respect to the Oakbrook Center Pari Passu Loan) receives notice of the breach causing the repurchase.

         "Liquidation Proceeds" means proceeds from the sale or liquidation of a mortgage loan or any Serviced Loan Pair or related REO Property, net of expenses (or, with respect to a mortgage loan repurchased by a seller (or originator with respect to the Oakbrook Center Pari Passu Loan), the Purchase Price of such mortgage loan). With respect to any Non-Trust Serviced Loan Pair, the Liquidation Proceeds will include only the portion of such net proceeds that is payable to the holder of the related Non-Trust Serviced Pari Passu Loan.

         "Lockout Period" means the period, if any, during which voluntary principal prepayments are prohibited under a mortgage loan.

         "MAI" means Member of the Appraisal Institute.

         "Mall at Millenia A/B Loan" means the Mall at Millenia Companion Loan and the Mall at Millenia Mortgage Loan.

         "Mall at Millenia A Notes" means the Mall at Millenia Pari Passu Loan and the Mall at Millenia Companion Loan.

         "Mall at Millenia B Note" means, with respect to the mortgage loan identified as Mortgage Loan No. 1, the related subordinate note, which is included in the trust and which is subordinated in right of payment to the Mall at Millenia Pari Passu Loan and the Mall at Millenia Companion Loan to the extent set forth in related intercreditor agreement. The Mall at Millenia B Note, together with the Mall at Millenia Pari Passu Loan, is a "mortgage loan."

         "Mall at Millenia Companion Loan" means, the loan secured on a pari passu basis with the Mall at Millenia Pari Passu Loan pursuant to the related mortgage. The Mall at Millenia Companion Loan is not a "mortgage loan."

         "Mall at Millenia Mortgage Loan" means the aggregate indebtedness under the Mall at Millenia Pari Passu Loan and the Mall at Millenia B Note.

         "Mall at Millenia Pari Passu Loan" means, with respect to the mortgage loan identified as Mortgage Loan No. 1, the loan, which consists of two notes and is secured on a pari passu basis with the Mall at Millenia Companion Loan pursuant to the related mortgage. The Mall at Millenia Pari Passu Loan, together with the Mall at Millenia B Note, is a "mortgage loan."

         "Master Servicer Remittance Date" means in each month the business day preceding the Distribution Date.

         "Master Servicing Fee" means the monthly amount, based on the Master Servicing Fee Rate, to which the master servicer is entitled in compensation for servicing the mortgage loans, including REO Mortgage Loans.

         "Master Servicing Fee Rate" means a rate per annum set forth in the Pooling and Servicing Agreement which is payable with respect to a mortgage loan (other than any Non-Trust Serviced Pari Passu Loan) in connection with the Master Servicing Fee, and which is part of the Administrative Cost Rate.

         "Material Breach" means a breach of any of the representations and warranties made by a seller (or assigned by a seller) with respect to a mortgage loan that either (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

         "Material Document Defect" means a Document Defect that either (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

         "Money Term" means, with respect to any mortgage loan, the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency thereof or any provision thereof requiring the payment of a Prepayment Premium or Yield Maintenance Charge (but does not include late fee or default interest provisions).

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgage File" means the following documents, among others:

         o the original mortgage note (or lost note affidavit and indemnity), endorsed (without recourse) in blank or to the order of the trustee;

         o the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

         o the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

         o an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;

         o an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;

         o an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a binder, commitment for title insurance or a preliminary title report);

         o        when relevant, the related ground lease or a copy thereof;

         o when relevant, all letters of credit in favor of the lender and applicable assignments or transfer documents; and

         o when relevant, with respect to hospitality properties, a copy of any franchise agreement, franchise comfort letter and applicable assignments or transfer documents.

         "Mortgage Loan Purchase Agreement" means each of the agreements entered into between Morgan Stanley Capital I Inc. and the respective seller, as the case may be.

         "Mortgage Pool" means the 109 mortgage loans with an aggregate principal balance as of the Cut-off Date, of approximately $727,767,609, which may vary by up to 5%.

         "Net Aggregate Prepayment Interest Shortfall" means, for the related Distribution Date the aggregate of all Prepayment Interest Shortfalls incurred in respect of the mortgage loans serviced by the master servicer (including Specially Serviced Mortgage Loans) during any Collection Period that are neither offset by Prepayment Interest Excesses collected on such mortgage loans during such Collection Period nor covered by a Compensating Interest Payment paid by the master servicer and Primary Servicer, if applicable.

         "Net Mortgage Rate" means, in general, with respect to any mortgage loan or Serviced Companion Loan, a per annum rate equal to the related mortgage rate (excluding any default interest or any rate increase occurring after an Anticipated Repayment Date) minus the related Administrative Cost Rate; provided that, for purposes of calculating the Pass-Through Rate for each class of REMIC Regular Certificates from time to time, the Net Mortgage Rate for any mortgage loan or Serviced Companion Loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the Closing Date. In addition, because the certificates accrue interest on the basis of a 360-day year consisting of twelve 30-day months, when calculating the Pass-Through Rate for each class of certificates for each Distribution Date, the Net Mortgage Rate on a Non-30/360 Loan will be the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve 30-day months in order to result in the accrual of the aggregate amount of interest actually accrued (exclusive of default interest or Excess Interest). However, with respect to each Non-30/360 Loan:

         o the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in January of each year (other than a leap year) and February of each year will be adjusted to take into account the applicable Interest Reserve Amount; and

         o the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in March of each year (commencing in 2004) will be adjusted to take into account the related withdrawal from the Interest Reserve Account for the preceding January (if applicable) and February.

         "Non-30/360 Loan" or "Interest Reserve Loan" means a mortgage loan, Serviced Companion Loan, Mall at Millenia Pari Passu Loan or Mall at Millenia B Note that accrues interest other than on the basis of a 360-day year consisting of 12 30-day months.

         "Non-Trust Serviced Companion Loan" means the Federal Center Plaza 2003-TOP10 Companion Loan, the Katy Mills 2003-HQ2 Companion Loan, the Oakbrook Center 2003-TOP9 Companion Loan, the Oakbrook Center 2003-HQ2 Companion Loan and the Oakbrook Center 2003-C1 Companion Loan.

         "Non-Trust Serviced Loan Pair" means (i) the Federal Center Plaza Pari Passu Loan and the Federal Center Plaza 2003-TOP10 Companion Loan, (ii) the Katy Mills Pari Passu Loan and the Katy Mills 2003-HQ2 Companion Loan and (iii) the Oakbrook Center Pari Passu Loan and the Oakbrook Center Companion Loan.

         "Non-Trust Serviced Pari Passu Loan" means the Federal Center Plaza Pari Passu Loan, the Katy Mills Pari Passu Loan and the Oakbrook Center Pari Passu Loan.

         "Notional Amount" means the notional principal amount of the Class X Certificates, which will be based, with respect to the Class X-1 and Class X-2 Certificates, upon the outstanding principal balance of the Principal Balance Certificates outstanding from time to time.

         "NWAC Rate"  See "Weighted Average Net Mortgage Rate."

         "Oakbrook Center 2003-C1 Companion Loan" means the loan, which is secured on a pari passu basis with the Oakbrook Center Pari Passu Loan, the Oakbrook Center 2003-TOP9 Companion Loan and the Oakbrook Center 2003-HQ2 Companion Loan pursuant to the related mortgage. The Oakbrook Center 2003-C1 Companion Loan is not a "mortgage loan."

         "Oakbrook Center Companion Loan" means the Oakbrook Center 2003-TOP9 Companion Loan, the Oakbrook Center 2003-HQ2 Companion Loan and the Oakbrook Center 2003-C1 Companion Loan.

         "Oakbrook Center Pari Passu Loan" means the mortgage loan designated as Mortgage Loan No. 5, which is secured on a pari passu basis with the Oakbrook Center 2003-TOP9 Companion Loan, the Oakbrook Center 2003-HQ2 Companion Loan and the Oakbrook Center 2003-C1 Companion Loan pursuant to the related mortgage.

         "Oakbrook Center Pari Passu Loan Servicing Fee Rate" means the "Master Servicing Fee Rate" applicable to the Oakbrook Center Pari Passu Loan as defined in the 2003-TOP9 Pooling and Servicing Agreement.

         "Oakbrook Center 2003-HQ2 Companion Loan" means the loan which is secured on a pari passu basis with the Oakbrook Center Pari Passu Loan, the Oakbrook Center 2003-TOP9 Companion Loan and the Oakbrook Center 2003-C1 Companion Loan pursuant to the related Mortgage. The Oakbrook Center 2003-HQ2 Companion Loan is not a "mortgage loan."

         "Oakbrook Center 2003-TOP9 Companion Loan" means the mortgage loan, which is secured on a pari passu basis with the Oakbrook Center Pari Passu Loan, the Oakbrook Center 2003-HQ2 Companion Loan and the Oakbrook Center 2003-C1 Companion Loan pursuant to the related mortgage. The Oakbrook Center 2003-TOP9 Companion Loan is not a "mortgage loan."

         "OID" means original issue discount.

         "Operating Adviser" means that entity appointed by the holders of a majority of the Controlling Class which will have the right to receive notification from, and in specified cases to direct, the special servicer in regard to specified actions; provided, that with respect to the Mall at Millenia Pari Passu Loan, the 55 East Monroe Pari Passu Loan, the Indian Creek Mortgage Loan and the Harper's Point Mortgage Loan, the rights of the Operating Adviser will be exercised by the holder of the related B Note under certain circumstances as described in "Description of the Mortgage Pool--The Mall at Millenia Mortgage Loan," "Description of the Mortgage Pool--The 55 East Monroe Pari Passu Loan" and "Description of the Mortgage Pool--The Indian Creek and Harper's Point Mortgage Loans" herein.

         "Other Fiscal Agent" means the 2003-HQ2 Fiscal Agent, the 2003-TOP9 Fiscal Agent or the 2003-TOP10 Fiscal Agent, as applicable.

         "Other Master Servicer" means the 2003-HQ2 Master Servicer, the 2003-TOP9 Master Servicer or the 2003-TOP10 Master Servicer, as applicable.

         "Other Pooling and Servicing Agreement" means the 2003-HQ2 Pooling and Servicing Agreement, the 2003-TOP9 Pooling and Servicing Agreement or the 2003-TOP10 Pooling and Servicing Agreement, as applicable.

         "Other Special Servicer" means the 2003-HQ2 Special Servicer, the 2003-TOP9 Special Servicer or the 2003-TOP10 Special Servicer, as applicable.

         "Other Trustee" means the 2003-HQ2 Trustee, the 2003-TOP9 Trustee or the 2003-TOP10 Trustee, as applicable.

         "P&I Advance" means the amount of any Scheduled Payments or Assumed Scheduled Payments, other than any Default Interest or Balloon Payment, on the mortgage loans that are delinquent as of the close of business on the Business Day preceding the Master Servicer Remittance Date.

         "Pari Passu Loan" means the Federal Center Plaza Pari Passu Loan, the 55 East Monroe Pari Passu Loan, the Katy Mills Pari Passu Loan, the Mall at Millenia Pari Passu Loan or the Oakbrook Center Pari Passu Loan, as applicable.

         "Pari Passu Loan Servicing Fee Rate" means the Federal Center Plaza Pari Passu Loan Servicing Fee Rate, the Katy Mills Pari Passu Loan Servicing Fee Rate and/or the Oakbrook Center Pari Passu Loan Servicing Fee Rate, as applicable.

         "Participants" means DTC's participating organizations.

         "Parties in Interest" means persons who have specified relationships to Plans ("parties in interest" under ERISA or "disqualified persons" under Section 4975 of the Code).

         "Pass-Through Rate" means the rate per annum at which any class of certificates, other than the Residual Certificates, accrues interest.

         "Percentage Interest" will equal, as evidenced by any REMIC Regular Certificate in the class to which it belongs, a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional Amount, as the case may be, of such certificate as set forth on the face thereof, and the denominator of which is equal to the initial aggregate Certificate Balance or Notional Amount, as the case may be, of such class.

         "Permitted Cure Period" means, for the purposes of any Material Document Defect or Material Breach in respect of any mortgage loan, the 90-day period immediately following the receipt by the related seller or originator (with respect to the Oakbrook Center Pari Passu Loan) of notice of such Material Document Defect or Material Breach, as the case may be. However, if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period and such Document Defect or Material Breach would not cause the mortgage loan to be other than a "qualified mortgage," but the related seller or originator (with respect to the Oakbrook Center Pari Passu Loan) is diligently attempting to effect such correction or cure, then the applicable Permitted Cure Period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the mortgage loan is then a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in the second and fifth bullet points of the definition of Specially Serviced Mortgage Loan and (y) the Document Defect was identified in a certification delivered to the related seller by the trustee in accordance with the Pooling and Servicing Agreement.

         "Plans" means (a) employee benefit plans as defined in Section 3(3) of ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, (c) any other retirement plan or employee benefit plan or arrangement subject to applicable federal, state or local law materially similar to the foregoing provisions of ERISA and the Code, and (d) entities whose underlying assets include plan assets by reason of a plan's investment in such entities.

         "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement, dated as of June 1, 2003, among Morgan Stanley Capital I Inc., as depositor, GMAC Commercial Mortgage Corporation, as master servicer, Midland Loan Services, Inc., as special servicer, and Wells Fargo Bank Minnesota, N.A., as trustee, paying agent and certificate registrar.

         "Prepayment Interest Excess" means, in the case of a mortgage loan in which a full or partial Principal Prepayment or any Balloon Payment is made during any Collection Period after the Due Date for such mortgage loan, the amount of interest which accrues on the amount of such Principal Prepayment or Balloon Payment that exceeds the corresponding amount of interest accruing on the certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on such mortgage loan from such Due Date to the date such payment was made, net of the Master Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee, the Trustee Fee, in the case of any Non-Trust Serviced Pari Passu Loan, the servicing fee payable in connection therewith and, if the related mortgage loan is a Specially Serviced Mortgage Loan, the Special Servicing Fee.

         "Prepayment Interest Shortfall" means a shortfall in the collection of a full month's interest for any Distribution Date and with respect to any mortgage loan as to which the related borrower has made a full or partial Principal Prepayment (including any unscheduled Balloon Payment) during the related Collection Period, and the date such payment was made occurred prior to the Due Date for such mortgage loan in such Collection Period (including any shortfall resulting from such a payment during the grace period relating to such Due Date). Such a shortfall arises because the amount of interest (net of the Master Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee, any servicing fee payable in connection with any related Non-Trust Serviced Pari Passu Loan, the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan, and the Trustee Fee) that accrues on the amount of such Principal Prepayment or Balloon Payment will be less than the corresponding amount of interest accruing on the certificates. In such a case, the Prepayment Interest Shortfall will generally equal the excess of:

         o the aggregate amount of interest that would have accrued at the Net Mortgage Rate (less the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan) on the Scheduled Principal Balance of such mortgage loan for the 30 days ending on such Due Date if such Principal Prepayment or Balloon Payment had not been made, over

         o the aggregate interest that did so accrue at the Net Mortgage Rate through the date such payment was made.

         "Prepayment Premium" means, with respect to any mortgage loan for any Distribution Date, prepayment premiums and charges, if any, received during the related Collection Period in connection with Principal Prepayments on such mortgage loan.

         "Primary Servicer" means any of Nationwide Life Insurance Company, Union Central Mortgage Funding, Inc., MONY Realty Capital Inc. and Midland Loan Services, Inc. and each of their respective permitted successors and assigns.

         "Primary Servicing Fee" means the monthly amount, based on the Primary Servicing Fee Rate, paid as compensation for the primary servicing of the mortgage loans.

         "Primary Servicing Fee Rate" means a per annum rate set forth in the Pooling and Servicing Agreement, which is payable each month with respect to a mortgage loan in connection with the Primary Servicing Fee and which is part of the Administrative Cost Rate.

         "Principal Balance Certificates" means, upon initial issuance, the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates.

         "Principal Distribution Amount" equals, in general, for any Distribution Date, the aggregate of the following:

         o the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments to, in each case, the extent received or advanced, as the case may be, in respect of the mortgage loans and any REO mortgage loans (but not in respect of the Mall at Millenia B Note or any Serviced Companion Loan or its successor REO Mortgage Loan) for their respective Due Dates occurring during the related Collection Period; and

         o all payments (including Principal Prepayments and the principal portion of Balloon Payments but not in respect of the Mall at Millenia B Note or any Serviced Companion Loan) and other collections (including Liquidation Proceeds (other than the portion thereof, if any, constituting Excess Liquidation Proceeds), Condemnation Proceeds, Insurance Proceeds and REO Income (each as defined herein) and proceeds of mortgage loan repurchases) that were received on or in respect of the mortgage loans (but not in respect of the Mall at Millenia B Note or any Serviced Companion Loan or its successor REO Mortgage Loan) during the related Collection Period and that were identified and applied by the master servicer as recoveries of principal thereof.

         "Principal Prepayments" means the payments and collections with respect to principal of the mortgage loans including all voluntary and involuntary prepayments of principal made prior to their scheduled Due Dates.

         "PTCE" means a DOL Prohibited Transaction Class Exemption.

         "Purchase Price" means that amount at least equal to the unpaid principal balance of such mortgage loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period in which the purchase occurs and the amount of any expenses related to such mortgage loan or the related REO Property (including, without duplication, any Servicing Advances, Advance Interest related to such mortgage loan and any Special Servicing Fees and Liquidation Fees paid with respect to the mortgage loan that are reimbursable to the master servicer, the special servicer or the trustee, plus if such mortgage loan is being repurchased or substituted for by a seller (or originator with respect to the Oakbrook Center Pari Passu Loan) pursuant to the related Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by the master servicer, the Primary Servicers, the special servicer, Morgan Stanley Capital I Inc. or the trustee in respect of the Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above)) plus, in connection with a repurchase by a seller (or originator with respect the Oakbrook Pari Passu Loan), any Liquidation Fee payable by such seller in accordance with the proviso contained in the definition of "Liquidation Fee."

         "Qualifying Substitute Mortgage Loan" means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement and otherwise satisfying the conditions set forth therein and for which the Rating Agencies have confirmed in writing that such mortgage loan would not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

         "Rated Final Distribution Date" means the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term.

         "Rating Agencies" means Fitch and Moody's.

         "Realized Losses" means losses arising from the inability of the trustee, master servicer or the special servicer to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications to the terms of such mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated mortgage loan or related REO Property, will generally equal the excess, if any, of:

         o the outstanding principal balance of such mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate, over

         o the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation, net of any portion of such liquidation proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses to the extent not already included in Expense Losses. If the mortgage rate on any such mortgage loan is reduced or a portion of the debt due under any such mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer (or in the case of a Non-Trust Serviced Pari Passu Loan, the applicable Other Special Servicer) or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss.

         In the case of a mortgage loan and a related B Note, Realized Losses will be allocated first to the related B Note (up to the principal balance thereof) and then to the related mortgage loan. In the case of the Mall at Millenia A/B Loan, Realized Losses will be allocated first to the Mall at Millenia B Note (up to the principal balance thereof), and then pro rata between the Mall at Millenia A Notes according to their respective principal balances. In the case of the 55 East Monroe Mortgage Loan, Realized Losses will be allocated first to the 55 East Monroe B Note (up to the principal balance thereof), and then pro rata between the 55 East Monroe Pari Passu Loan and the 55 East Monroe Companion Loan according to their respective principal balances.

         "Record Date" means, with respect to each class of offered certificates for each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

         "Rehabilitated Mortgage Loan" means a Specially Serviced Mortgage Loan for which (a) 3 consecutive Scheduled Payments have been made, in the case of any such mortgage loan or Serviced Companion Loan that was modified, based on the modified terms, (b) no other Servicing Transfer Event has occurred and is continuing with respect to such mortgage loan and (c) the trust has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer Event or such amounts have been forgiven.

         "REMIC Regular Certificates" means the Senior Certificates and the Subordinate Certificates.

         "REO Income" means the income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and Servicing Agreement. With respect to any Non-Trust Serviced Loan Pair (if the related Other Special Servicer has foreclosed upon the mortgaged property securing the related Non-Trust Serviced Pari Passu Loan), the REO Income shall include only the portion of such net income that is paid to the holder of the related Non-Trust Serviced Pari Passu Loan pursuant to the applicable Other Pooling and Servicing Agreement.

         "REO Mortgage Loan" means any defaulted mortgage loan as to which the related mortgaged property is REO Property.

         "REO Property" means any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

         "REO Tax" means a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code.

         "Reserve Account" means an account in the name of the paying agent for the deposit of any Excess Liquidation Proceeds.

         "Residual Certificates" means the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates.

         "Revised Rate" means, with respect to any mortgage loan, a fixed rate per annum equal to the Initial Rate plus a specified percentage.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         "Scheduled Payment" means, in general, for any mortgage loan or Serviced Companion Loan on any Due Date, the amount of the scheduled payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan or Serviced Companion Loan subsequent to the Closing Date, whether agreed to by the special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

         "Scheduled Principal Balance" of any mortgage loan or Serviced Companion Loan or REO Mortgage Loan on any Distribution Date will generally equal the Cut-off Date Balance, as defined above (less any principal amortization occurring on or prior to the Cut-off Date), thereof, reduced, to not less than zero, by:

         o any payments or other collections of principal, or Advances in lieu thereof, on such mortgage loan or Serviced Companion Loan that have been collected or received during any preceding Collection Period, other than any Scheduled Payments due in any subsequent Collection Period; and

         o the principal portion of any Realized Loss incurred in respect of such mortgage loan or Serviced Companion Loan during any preceding Collection Period.

         "Senior Certificates" means the Class A Certificates and the Class X Certificates.

         "Serviced Companion Loan" means the Mall at Millenia Companion Loan, the 55 East Monroe Companion Loan, the 55 East Monroe B Note, the Village at Searcy B Note, the Indian Creek B Note and the Harper's Point B Note.

         "Serviced Loan Pair" means (i) the Mall at Millenia Pari Passu Loan, the Mall at Millenia Companion Loan and the Mall at Millenia B Note, (ii) the 55 East Monroe Pari Passu Loan, the 55 East Monroe Companion Loan and the 55 East Monroe B Note, (iii) the Village at Searcy Mortgage Loan and the Village at Searcy B Note, (iv) the Indian Creek Mortgage Loan and the Indian Creek B Note and (v) the Harper's Point Mortgage Loan and the Harper's Point B Note.

         "Servicing Advances" means, in general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by the master servicer in connection with the servicing of a mortgage loan and/or (if applicable) the related Serviced Companion Loan after a default, whether or not a payment default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

         "Servicing Standard" means the standard by which the master servicer, the special servicer and each of the primary servicers will service and administer the mortgage loans (and Serviced Companion Loans) that it is obligated to service and administer pursuant to the Pooling and Servicing Agreement on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders and the holders of the Serviced Companion Loans, as a collective whole (as determined by the Master Servicer, Special Servicer or Primary Servicer, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the mortgage loans (and Serviced Companion Loans) and, to the extent consistent with the foregoing, further as follows:

         o with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO Property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the Pooling and Servicing Agreement;

         o with a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans and Serviced Companion Loans or, if a mortgage loan comes into and continues in default and if, in the good faith and reasonable judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such mortgage loan to the Certificateholders and the holders of the Serviced Companion Loans (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate or the weighted average of the mortgage rates in the case of any Serviced Loan Pair); and

         o        without regard to

                           (i) any relationship that the master servicer, the
                  special servicer or any primary servicer, as the case may be, or any affiliate thereof may have with the related mortgagor or any affiliate of the related mortgagor,

                           (ii) the ownership of any Certificate by the master
                  servicer, the special servicer or any primary servicer, as the case may be, or by any affiliate thereof,

                           (iii) the master servicer's obligation to make
                  Advances,

                           (iv) the special servicer's obligation to direct the
                  master servicer to make Servicing Advances,

                           (v) the right of the master servicer, the special
                  servicer or any primary servicer (or any affiliate of any such party) to receive reimbursement of costs, or the sufficiency of any compensation payable to it, pursuant to the Pooling and Servicing Agreement or with respect to any particular transaction,

                           (vi) any repurchase or indemnification obligation it
                  may have, or

                           (vii) any option to purchase any mortgage loan or
                  Serviced Companion Loan it may have.

         "Servicing Transfer Event" means an instance where an event has occurred that has caused a mortgage loan or Serviced Companion Loan to become a Specially Serviced Mortgage Loan.

         "Special Servicer Compensation" means such fees payable to the special servicer, collectively, the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

         "Special Servicer Event of Default" means, with respect to the special servicer under the Pooling and Servicing Agreement, any one of the following events:

         o any failure by the special servicer to remit to the paying agent or the master servicer within 1 business day of the date when due any amount required to be so remitted under the terms of the Pooling and Servicing Agreement;

         o any failure by the special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the Pooling and Servicing Agreement which failure continues unremedied for 1 business day following the date on which such deposit or remittance was first required to be made;

         o any failure on the part of the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the special servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the special servicer by Morgan Stanley Capital I Inc. or the trustee; provided, however, that to the extent that the special servicer certifies to the trustee and Morgan Stanley Capital I Inc. that the special servicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

         o any breach by the special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the special servicer by Morgan Stanley Capital I Inc. or the trustee; provided, however, that to the extent that the special servicer is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

         o a servicing officer of the special servicer receives actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (ii) placed one or more classes of certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that a servicing officer of the special servicer obtained such actual knowledge), and, in the case of either of clauses (i) or (ii), citing servicing concerns with the special servicer as the sole or material factor in such rating action;

         o the trustee shall have received written notice from Fitch that the continuation of the special servicer in such capacity would result in the downgrade, qualification or withdrawal of the then current rating then assigned by Fitch to any class of certificates;

         o a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the special servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

         o the special servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the special servicer or of or relating to all or substantially all of its property; or

         o the special servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing.

         "Special Servicing Fee" means an amount equal to, in any month, the portion of a rate equal to 0.25% per annum (with respect to each Specially Serviced Mortgage Loan with a principal balance of less than $20,000,000) or 0.15% per annum (with respect to each Specially Serviced Mortgage Loan with a principal balance of $20,000,000 or more) applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each Specially Serviced Mortgage Loan for such month, of the outstanding Scheduled Principal Balance of each Specially Serviced Mortgage Loan.

         "Specially Serviced Mortgage Loan" means the following:

         o any mortgage loan or Serviced Companion Loan as to which a Balloon Payment is past due, and the master servicer has determined that payment is unlikely to be made on or before the 90th day succeeding the date the Balloon Payment was due (unless (i) the related borrower makes all monthly payments that would have become due if such mortgage loan or Serviced Companion Loan had not matured, based on the amortization term of such mortgage loan, (ii) the related borrower has received a commitment for refinancing that is acceptable to the operating adviser prior to the end of such 90 day period, and
                  (iii) such refinancing is obtained on or before the 150th day succeeding the date the Balloon Payment was due), or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due;

         o any mortgage loan or Serviced Companion Loan as to which, to the master servicer's knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged, undismissed or unstayed for a period of 30 days;

         o any mortgage loan or Serviced Companion Loan as to which the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

         o any mortgage loan or Serviced Companion Loan as to which the master servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the judgment of the master servicer, materially and adversely affects the interests of the Certificateholders and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (or, if no grace period is specified, 60 days);

         o any mortgage loan or Serviced Companion Loan as to which the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; or

         o any mortgage loan or Serviced Companion Loan as to which, in the judgment of the master servicer, (a) a payment default is imminent or is likely to occur within 60 days, or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of the master servicer is reasonably likely to materially and adversely affect the interests of the Certificateholders.

         "Structuring Assumptions" means the following assumptions:

         o the mortgage rate on each mortgage loan in effect as of the Closing Date remains in effect until maturity or its Anticipated Repayment Date;

         o the initial Certificate Balances and initial Pass-Through Rates of the certificates are as presented herein;

         o the closing date for the sale of the certificates is June 5, 2003;

         o distributions on the certificates are made on the 15th day of each month, commencing in July 2003;

         o there are no delinquencies, defaults or Realized Losses with respect to the mortgage loans;

         o Scheduled Payments on the mortgage loans are timely received on the first day of each month;

         o        the trust does not experience any Expense Losses;

         o no Principal Prepayment on any mortgage loan is made during its Lockout Period, if any, or during any period when Principal Prepayments on such mortgage loans are required to be accompanied by a Yield Maintenance Charge, and otherwise Principal Prepayments are made on the mortgage loans at the indicated levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

         o        no Prepayment Interest Shortfalls occur;

         o no mortgage loan is the subject of a repurchase or substitution by the respective seller and no optional termination of the trust occurs, unless specifically noted;

         o        each ARD Loan pays in full on its Anticipated Repayment Date;

         o any mortgage loan with the ability to choose defeasance or yield maintenance chooses yield maintenance; and

         o no holder of a B Note or mezzanine lender exercises its option to purchase any mortgage loan.

         "Subordinate Certificates" means the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates, and the Class O Certificates.

         "Treasury Rate" unless otherwise specified in the related mortgage loan documents, is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (or Anticipated Repayment Date, if applicable) of the mortgage loan prepaid. If Release H.15 is no longer published, the master servicer will select a comparable publication to determine the Treasury Rate.

         "Trustee Fee" means a monthly fee as set forth in the Pooling and Servicing Agreement to be paid from the Distribution Account to the trustee and the paying agent as compensation for the performance of their duties calculated at a rate that is part of the Administrative Cost Rate.

         "1290 AOTA Mortgage Loan" means the mortgage loan that supports the Class TN Certificates.

         "2003-C1 Pooling and Servicing Agreement" means the pooling and servicing agreement dated as of May 29, 2003 by and among GMAC Commercial Mortgage Securities, Inc., as depositor, GMAC Commercial Mortgage Corporation, as master servicer and special servicer, the 2003-C1 Trustee and ABN AMRO Bank N.V., as fiscal agent, pursuant to which the GMAC Commercial Mortgage Securities, Inc., 2003-C1 Mortgage Pass-Through Certificates were issued.

         "2003-C1 Trustee" means the "Trustee" under the 2003-C1 Pooling and Servicing Agreement, which as of the date hereof is LaSalle Bank National Association.

         "2003-HQ2 Fiscal Agent" means the "Fiscal Agent" under the 2003-HQ2 Pooling and Servicing Agreement, which as of the date hereof is ABN AMRO Bank N.V.

         "2003-HQ2 Master Servicer" means the "Master Servicer" under the 2003-HQ2 Pooling and Servicing Agreement, which as of the date hereof is Wells Fargo Bank, National Association.

         "2003-HQ2 Pooling and Servicing Agreement" means the pooling and servicing agreement dated as of March 1, 2003 by and among Morgan Stanley Capital I Inc., as depositor, the 2003-HQ2 Master Servicer, the 2003-HQ2 Special Servicer, the 2003-HQ2 Trustee, the 2003-HQ2 Fiscal Agent and Wells Fargo Bank Minnesota, National Association, as paying agent and certificate registrar, pursuant to which the Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 2003-HQ2, were issued.

         "2003-HQ2 Special Servicer" means the "Special Servicer" under the 2003-HQ2 Pooling and Servicing Agreement, which as of the date hereof is Wells Fargo Bank, National Association.

         "2003-HQ2 Trustee" means the "Trustee" under the 2003-HQ2 Pooling and Servicing Agreement, which as of the date hereof is LaSalle Bank National Association.

         "2003-TOP9 Depositor" means the "depositor" under the 2003-TOP9 Pooling and Servicing Agreement, which as of the date hereof is Morgan Stanley Capital I Inc.

         "2003-TOP9 Fiscal Agent" means the "Fiscal Agent" under the 2003-TOP9 Pooling and Servicing Agreement, which as of the date hereof is ABN AMRO Bank N.V.

         "2003-TOP9 Master Servicer" means the "Master Servicer" under the 2003-TOP9 Pooling and Servicing Agreement, which as of the date hereof is Wells Fargo Bank, National Association.

         "2003-TOP9 Paying Agent" shall mean the "paying agent" under the 2003-TOP9 Pooling and Servicing Agreement, which as of the date hereof is Wells Fargo Bank Minnesota, National Association.

         "2003-TOP9 Pooling and Servicing Agreement" means the pooling and servicing agreement dated as of February 1, 2003 by and among the 2003-TOP9 Depositor, the 2003-TOP9 Master Servicer, the 2003-TOP9 Special Servicer, the 2003-TOP9 Trustee, the 2003-TOP9 Fiscal Agent and the 2003-TOP9 Paying Agent, pursuant to which the Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 2003-TOP9, were issued.

         "2003-TOP9 Special Servicer" means the "Special Servicer" under the 2003-TOP9 Pooling and Servicing Agreement, which as of the date hereof is ARCap Servicing, Inc.

         "2003-TOP9 Trustee" means the "Trustee" under the 2003-TOP9 Pooling and Servicing Agreement, which as of the date hereof is LaSalle Bank National Association.

         "2003-TOP10 Fiscal Agent" means the "Fiscal Agent" under the 2003-TOP10 Pooling and Servicing Agreement, which as of the date hereof is ABN AMRO Bank N.V.

         "2003-TOP10 Master Servicer" means the "Master Servicer" under the 2003-TOP10 Pooling and Servicing Agreement, which as of the date hereof is Wells Fargo Bank, National Association.

         "2003-TOP10 Pooling and Servicing Agreement" means the pooling and servicing agreement dated as of April 1, 2003 by and among Bear Stearns Commercial Mortgage Securities Inc., as depositor, the 2003-TOP10 Master Servicer, the 2003-TOP10 Special Servicer, the 2003-TOP10 Trustee, the 2003-TOP10 Fiscal Agent and Wells Fargo Bank Minnesota, National Association, as paying agent and certificate registrar, pursuant to which the Bear Stearns Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2003-TOP10, were issued.

         "2003-TOP10 Special Servicer" means the "Special Servicer" under the 2003-TOP10 Pooling and Servicing Agreement, which as of the date hereof is ARCap Servicing, Inc.

         "2003-TOP10 Trustee" means the "Trustee" under the 2003-TOP10 Pooling and Servicing Agreement, which as of the date hereof is LaSalle Bank National Association.

         "Underwritable Cash Flow" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

         "Underwriters" means Morgan Stanley & Co. Incorporated, CIBC World Markets Corp. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

         "Underwriting Agreement" means that agreement, dated May 30, 2003, entered into by Morgan Stanley Capital I Inc., Morgan Stanley & Co. Incorporated, CIBC World Markets Corp. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

         "Unpaid Interest" means 1 month's interest upon the portion of the Distributable Certificate Interest Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date at the applicable Pass-Through Rate.

         "Village at Searcy B Note" means, with respect to the mortgage loan designated as Mortgage Loan No. 46, the related subordinate note, which is not included in the Trust and which is subordinated in right of payment to the Village at Searcy Mortgage Loan to the extent set forth in the applicable intercreditor agreement. The Village at Searcy B Note is not a "mortgage loan."

         "Village at Searcy Mortgage Loan" means the mortgage loan designated as Mortgage Loan No. 46, which is secured on a senior basis with the Village at Searcy B Note pursuant to the related mortgage.

         "Weighted Average Net Mortgage Rate" or "NWAC Rate" means, for any Distribution Date, the weighted average of the Net Mortgage Rates for the mortgage loans (in the case of each mortgage loan that is a Non-30/360 Mortgage Loan, adjusted as described under the definition of Net Mortgage Rate) weighted on the basis of their respective Scheduled Principal Balances as of the close of business on the preceding Distribution Date.

         "Workout Fee" means that fee, payable with respect to any Rehabilitated Mortgage Loan with a principal balance of less than $20,000,000, equal to 1.00% and payable with respect to any Rehabilitated Mortgage Loan with a principal balance of $20,000,000 or more, equal to 0.75% of the amount of each collection of interest (other than default interest and Excess Interest) and principal received (including any Condemnation Proceeds received and applied as a collection of such interest and principal) on such mortgage loan for so long as it remains a Rehabilitated Mortgage Loan.

         "Yield Maintenance Charge" means, with respect to any Distribution Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments.

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

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION



MORTGAGE LOAN SELLERS

===============================================================================================================================

                                                 PERCENT BY  WEIGHTED    WEIGHTED            WEIGHTED      WEIGHTED   WEIGHTED
                                    AGGREGATE     AGGREGATE   AVERAGE     AVERAGE  WEIGHTED   AVERAGE       AVERAGE    AVERAGE
                      NUMBER OF  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING   AVERAGE   IMPLIED  CUT-OFF DATE    BALLOON
LOAN SELLER      MORTGAGE LOANS    BALANCE ($)   BALANCE (%)  RATE (%) TERM (MOS.)  DSCR (X)  DSCR (X)       LTV (%)    LTV (%)
-------------------------------------------------------------------------------------------------------------------------------
CIBC                         22   163,443,682          22.5     6.071         119      1.43      1.33          71.9       59.8
MSMC                          4   140,144,710          19.3     6.070         116      1.87      1.45          64.5       59.0
John Hancock                  2    92,291,702          12.7     5.588         116      2.11      1.57          57.7       52.2
Nationwide                   20    88,837,177          12.2     5.932         117      1.98      1.70          61.3       48.0
UCMFI                        38    63,705,104           8.8     6.455         175      1.33      1.74          59.7        6.6
MONY                         16    60,828,334           8.4     7.617         117      1.28      1.79          61.0       21.9
TIAA                          6    60,016,901           8.2     6.817         113      1.30      1.30          73.5       61.8
CIGNA                         1    58,500,000           8.0     5.155         115      3.25      2.13          39.4       32.6
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:                      109  $727,767,609        100.0%    6.143%         122     1.78X     1.56X         62.9%      47.4%
===============================================================================================================================


CUT-OFF DATE BALANCES

===================================================================================================================================
                                                     PERCENT BY                WEIGHTED                        WEIGHTED
                              NUMBER     AGGREGATE    AGGREGATE   WEIGHTED      AVERAGE              WEIGHTED   AVERAGE   WEIGHTED
                                  OF       CUT-OFF      CUT-OFF    AVERAGE    REMAINING   WEIGHTED    AVERAGE   CUT-OFF    AVERAGE
                               LOANS          DATE         DATE   MORTGAGE         TERM    AVERAGE    IMPLIED      DATE    BALLOON
CUT-OFF DATE BALANCE ($)    MORTGAGE    BALANCE ($)  BALANCE (%)   RATE (%)       (MOS.)   DSCR (X)   DSCR (X)   LTV (%)    LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
1 - 2,500,000                     42    64,719,722          8.9      6.411          155       1.44       1.85      57.8       12.5
2,500,001 - 5,000,000             37   127,975,709         17.6      6.540          128       1.60       1.65      63.1       38.6
5,000,001 - 7,500,000              5    31,415,341          4.3      6.356          119       1.31       1.38      69.9       48.2
7,500,001 - 10,000,000             8    66,198,542          9.1      6.393          118       1.41       1.38      72.7       54.9
10,000,001 - 12,500,000            8    90,557,304         12.4      6.369          115       1.58       1.47      67.3       55.3
12,500,001 - 15,000,000            1    13,757,149          1.9      7.330          116       1.23       1.27      60.9       53.8
15,000,001 - 17,500,000            1    16,431,849          2.3      7.020          115       1.32       1.33      74.7       64.5
17,500,001 - 20,000,000            1    19,482,755          2.7      5.750          119       1.37       1.20      72.2       60.9
20,000,001 - 30,000,000            2    46,229,238          6.4      5.356          114       1.71       1.44      65.6       54.9
50,000,001 - 60,000,000            2   113,500,000         15.6      5.900          115       2.49       1.79      52.3       46.1
60,000,001 - 70,000,000            2   137,500,000         18.9      5.628          118       2.13       1.51      61.3       56.9
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                           109  $727,767,609       100.0%     6.143%          122      1.78X      1.56X     62.9%      47.4%
===================================================================================================================================

Minimum: $686,383
Maximum: $70,000,000
Average: $6,676,767

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


STATES

===================================================================================================================================
                                                   PERCENT BY                                                   WEIGHTED
                                        AGGREGATE   AGGREGATE     WEIGHTED     WEIGHTED              WEIGHTED    AVERAGE  WEIGHTED
                           NUMBER OF      CUT-OFF     CUT-OFF      AVERAGE      AVERAGE   WEIGHTED    AVERAGE    CUT-OFF   AVERAGE
                            MORTGAGE         DATE        DATE     MORTGAGE    REMAINING    AVERAGE    IMPLIED       DATE   BALLOON
STATE                     PROPERTIES   BALANCE ($) BALANCE (%)     RATE (%)  TERM (MOS.)   DSCR (X)   DSCR (X)    LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
Florida                           12  136,771,644        18.8        5.838          121       1.78       1.42       67.4      58.5
Illinois                           3   86,067,410        11.8        5.204          113       2.79       1.95       44.4      36.6
Texas                              9   81,943,008        11.3        6.580          127       1.56       1.44       66.8      50.0
California-Southern                8   57,442,397         7.9        6.347          110       1.40       1.36       70.0      57.6
California-Northern                2   16,626,185         2.3        7.135          137       1.27       1.34       59.9      44.6
District of Columbia               1   67,500,000         9.3        5.760          117       2.19       1.58       59.2      55.0
Ohio                              17   43,759,440         6.0        5.933          126       2.51       1.96       53.0      40.7
Pennsylvania                       3   34,537,536         4.7        5.668          118       1.48       1.28       77.9      65.7
New Jersey                         5   23,165,211         3.2        6.659          104       1.54       1.85       60.7      46.7
Washington                         3   19,296,467         2.7        5.895          117       1.34       1.31       71.3      55.3
Georgia                            5   16,034,994         2.2        7.468          144       1.11       1.71       63.4       3.3
New York                           5   14,979,592         2.1        6.700          162       1.34       1.52       64.4      22.6
Michigan                           3   13,348,060         1.8        7.668          189       1.24       1.62       66.4       5.4
Wisconsin                          3   12,934,765         1.8        6.170           99       1.37       1.39       73.2      55.5
Connecticut                        2   10,885,508         1.5        5.966          119       1.44       1.29       72.4      61.6
North Carolina                     1   10,566,176         1.5        7.250          115       1.16       1.27       74.5      59.6
Virginia                           5    9,166,999         1.3        6.826          152       1.38       1.74       65.3      26.9
Colorado                           1    8,246,911         1.1        7.950           90       1.31       1.54       62.4      53.9
Minnesota                          1    7,940,921         1.1        6.490          112       1.26       1.20       73.2      62.6
Nebraska                           2    7,290,050         1.0        6.200          114       1.37       1.36       68.9      54.4
New Mexico                         5    6,789,762         0.9        6.120          118       1.37       2.37       43.4       0.5
Maryland                           3    6,470,234         0.9        6.181          138       1.33       1.44       66.1      38.3
Tennessee                          3    5,798,852         0.8        6.940          166       1.13       1.65       66.8       0.8
Utah                               3    5,542,016         0.8        7.077          146       1.20       1.53       64.6      19.7
Nevada                             2    4,905,937         0.7        7.101           53       1.35       1.92       60.1      41.7
Arkansas                           1    4,096,281         0.6        5.650          119       1.40       1.21       74.5      62.7
Oregon                             1    3,064,274         0.4        7.000           58       1.85       2.11       40.8      35.9
Arizona                            2    2,715,391         0.4        6.375          114       1.43       1.60       66.5      44.3
Indiana                            2    2,586,143         0.4        6.266          150       1.61       1.95       49.0      18.0
Puerto Rico                        1    2,232,913         0.3        7.000          117       1.42       1.66       55.4      38.1
Alabama                            1    1,965,656         0.3        6.020          175       2.14       2.76       35.7       0.8
North Dakota                       1    1,410,183         0.2        6.000          176       1.18       1.51       65.6       0.6
Kentucky                           1      889,950         0.1        7.380          174       1.48       1.80       68.5      28.0
South Carolina                     1      796,742         0.1        6.125          177       1.60       2.06       51.4       0.4
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                           118 $727,767,609      100.0%       6.143%          122      1.78X      1.56X      62.9%     47.4%
===================================================================================================================================

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION

PROPERTY TYPES

====================================================================================================================================
                                                      PERCENT BY                                                WEIGHTED
                                          AGGREGATE    AGGREGATE   WEIGHTED     WEIGHTED              WEIGHTED   AVERAGE   WEIGHTED
                            NUMBER OF       CUT-OFF      CUT-OFF    AVERAGE      AVERAGE   WEIGHTED    AVERAGE   CUT-OFF    AVERAGE
                            MORTGAGED          DATE         DATE   MORTGAGE    REMAINING    AVERAGE    IMPLIED      DATE    BALLOON
PROPERTY TYPE              PROPERTIES    BALANCE ($)  BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)   DSCR (X)   LTV (%)    LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
Retail
      Anchored                     14   233,920,405         32.1      5.985          118       1.74       1.43      66.7       56.9
      Free Standing                12    39,143,832          5.4      6.312          150       1.36       1.50      67.2       31.4
      Unanchored                   18    53,271,132          7.3      6.068          143       1.36       1.47      66.5       37.1
-----------------------------------------------------------------------------------------------------------------------------------
        SUBTOTAL:                  44   326,335,369         44.8      6.038          126       1.64       1.45      66.7       50.6
Office
      Medical                       3     2,830,063          0.4      6.426          138       1.33       1.59      72.3       29.1
      Suburban                     11    51,405,669          7.1      6.420          110       1.30       1.38      70.7       54.6
      Urban                         6   141,131,542         19.4      5.556          115       2.55       1.79      51.7       45.7
------------------------------------------------------------------------------------------------------------------------------------
        SUBTOTAL:                  20   195,367,274         26.8      5.796          114       2.21       1.68      57.0       47.8
Multifamily
      Garden                       15    74,693,530         10.3      6.339          122       2.01       1.69      58.5       48.5
      High Rise Apartments          2    10,741,941          1.5      6.521           94       1.43       1.43      62.5       53.8
      Student Housing               1     4,487,281          0.6      5.750          117       1.45       1.27      77.4       65.5
      Subsidized                    1     2,777,526          0.4      7.380          170       2.34       2.52      33.5       24.2
------------------------------------------------------------------------------------------------------------------------------------
        SUBTOTAL:                  19    92,700,277         12.7      6.363          120       1.92       1.67      59.1       49.2
Industrial
      Flex Industrial              11    25,700,609          3.5      6.665          113       1.28       1.57      67.6       36.3
      Light Industrial              4    18,733,735          2.6      7.644          149       1.11       1.61      66.5        9.1
      Warehouse                    11    26,838,552          3.7      7.200          122       1.44       1.95      56.8       27.4
------------------------------------------------------------------------------------------------------------------------------------
        SUBTOTAL:                  26    71,272,896          9.8      7.124          125       1.30       1.72      63.2       25.8
Mixed Use
      Mixed Use                     4    12,493,979          1.7      6.246          138       1.48       1.53      67.6       38.6
      Office\Retail                 2    11,453,105          1.6      6.570          114       1.29       1.23      75.2       64.7
      Warehouse/Office              1    11,173,248          1.5      6.250          113       1.46       1.36      69.4       59.8
------------------------------------------------------------------------------------------------------------------------------------
        SUBTOTAL:                   7    35,120,332          4.8      6.353          122       1.41       1.38      70.7       53.9
Hospitality
      Limited Service               1     3,971,462          0.5      6.990          114       1.70       1.81      50.9       41.1
------------------------------------------------------------------------------------------------------------------------------------
        SUBTOTAL:                   1     3,971,462          0.5      6.990          114       1.70       1.81      50.9       41.1
Self Storage
     Self Storage                   1     3,000,000          0.4      6.600          120       1.39       1.42      71.4       56.6
------------------------------------------------------------------------------------------------------------------------------------
        SUBTOTAL:                   1     3,000,000          0.4      6.600          120       1.39       1.42      71.4       56.6
------------------------------------------------------------------------------------------------------------------------------------
Total:                             118 $727,767,609        100.0%     6.143%          122      1.78x      1.56x     62.9%      47.4%
====================================================================================================================================

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION


MORTGAGE RATES

=========================================================================================================================
                                              PERCENT BY                                              WEIGHTED
                                  AGGREGATE    AGGREGATE   WEIGHTED    WEIGHTED             WEIGHTED   AVERAGE  WEIGHTED
                    NUMBER OF       CUT-OFF      CUT-OFF    AVERAGE     AVERAGE   WEIGHTED   AVERAGE   CUT-OFF   AVERAGE
                     MORTGAGE          DATE         DATE   MORTGAGE   REMAINING    AVERAGE   IMPLIED      DATE   BALLOON
MORTGAGE RATE (%)       LOANS    BALANCE ($)  BALANCE (%)   RATE (%) TERM (MOS.)   DSCR (X)  DSCR (X)   LTV (%)   LTV (%)
-------------------------------------------------------------------------------------------------------------------------
4.501 - 5.000               1     1,987,331          0.3      4.910         119       1.12      1.68      66.5       0.8
5.001 - 5.500               5   165,541,702         22.7      5.315         116       2.47      1.72      53.6      47.3
5.501 - 6.000              30   241,086,243         33.1      5.771         117       1.81      1.48      66.5      56.4
6.001 - 6.500              31    92,201,172         12.7      6.228         143       1.38      1.49      66.9      37.8
6.501 - 7.000              21   116,966,435         16.1      6.778         120       1.55      1.55      63.2      46.6
7.001 - 7.500              13    77,810,836         10.7      7.199         124       1.28      1.46      67.8      44.0
7.501 - 8.000               4    16,404,700          2.3      7.877          73       1.55      2.15      51.3      42.1
8.001 - 8.500               2    12,218,791          1.7      8.286         186       1.11      1.61      68.4       0.7
8.501 - 9.000               1     2,821,672          0.4      8.612         195       1.12      1.68      66.5       0.8
10.501 - 11.000             1       728,727          0.1     10.970         151       1.07      1.57      70.2       0.7
-------------------------------------------------------------------------------------------------------------------------
TOTAL:                    109  $727,767,609       100.0%     6.143%         122      1.78X     1.56X     62.9%     47.4%
=========================================================================================================================

Minimum: 4.910%
Maximum: 10.970%
Weighted Average: 6.143%

SEASONING

-------------------------------------------------------------------------------------------------------------------------
                                              PERCENT BY                                              WEIGHTED
                                  AGGREGATE    AGGREGATE   WEIGHTED    WEIGHTED             WEIGHTED   AVERAGE  WEIGHTED
                    NUMBER OF       CUT-OFF      CUT-OFF    AVERAGE     AVERAGE   WEIGHTED   AVERAGE   CUT-OFF   AVERAGE
                     MORTGAGE          DATE         DATE   MORTGAGE   REMAINING    AVERAGE   IMPLIED      DATE   BALLOON
SEASONING (MOS.)        LOANS    BALANCE ($)  BALANCE (%)   RATE (%) TERM (MOS.)   DSCR (X)  DSCR (X)   LTV (%)   LTV (%)
-------------------------------------------------------------------------------------------------------------------------
 = 0                        6    32,840,000          4.5      5.743         120       1.48      1.31      75.2      62.6
1 -  12                    85   620,739,166         85.3      6.000         122       1.85      1.55      62.4      48.9
13 - 24                     1    10,582,583          1.5      7.030         107       1.40      1.41      74.1      64.5
25 - 36                     4    21,194,429          2.9      8.247         147       1.18      1.58      66.1      21.4
37 - 48                     2     8,811,988          1.2      7.264         145       1.47      2.00      53.4       8.1
49 - 60                     5    16,923,738          2.3      7.036          73       1.33      1.76      59.9      36.7
61 - 72                     5    14,755,421          2.0      7.582         111       1.45      2.16      54.2      17.0
85 - 96                     1     1,920,284          0.3      7.310         154       1.14      1.71      60.3       0.6
-------------------------------------------------------------------------------------------------------------------------
TOTAL:                    109  $727,767,609       100.0%     6.143%         122      1.78X     1.56X     62.9%     47.4%
=========================================================================================================================

Minimum: 0 mos.
Maximum: 86 mos.
Weighted Average: 8 mos.

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION




ORIGINAL TERMS TO STATED MATURITY

================================================================================================================================
                                                    PERCENT BY                                              WEIGHTED
                                        AGGREGATE    AGGREGATE   WEIGHTED     WEIGHTED            WEIGHTED   AVERAGE   WEIGHTED
                         NUMBER OF        CUT-OFF      CUT-OFF    AVERAGE      AVERAGE  WEIGHTED   AVERAGE   CUT-OFF    AVERAGE
ORIGINAL TERM TO          MORTGAGE           DATE         DATE   MORTGAGE    REMAINING   AVERAGE   IMPLIED      DATE    BALLOON
STATED MATURITY (MOS.)       LOANS     BALANCE ($)  BALANCE (%)   RATE (%)  TERM (MOS.)  DSCR (X)  DSCR (X)   LTV (%)    LTV (%)
--------------------------------------------------------------------------------------------------------------------------------
61 - 120                        68    623,036,828         85.6      5.996          113      1.87      1.55      63.1       53.9
121 - 180                       25     58,047,087          8.0      6.836          149      1.26      1.65      60.3       14.6
181 - 240                       15     43,402,248          6.0      7.249          203      1.30      1.64      62.8        2.1
241 - 300                        1      3,281,446          0.5      7.300          186      1.02      1.38      72.7        0.6
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         109   $727,767,609       100.0%     6.143%          122     1.78X     1.56X     62.9%      47.4%
================================================================================================================================

Minimum: 84 mos.
Maximum: 249 mos.
Weighted Average: 130 mos.

REMAINING TERMS TO STATED MATURITY

================================================================================================================================
                                                    PERCENT BY                                              WEIGHTED
                                        AGGREGATE    AGGREGATE   WEIGHTED     WEIGHTED            WEIGHTED   AVERAGE   WEIGHTED
                         NUMBER OF        CUT-OFF      CUT-OFF    AVERAGE      AVERAGE  WEIGHTED   AVERAGE   CUT-OFF    AVERAGE
REMAINING TERM TO         MORTGAGE           DATE         DATE   MORTGAGE    REMAINING   AVERAGE   IMPLIED      DATE    BALLOON
STATED MATURITY (MOS.)       LOANS     BALANCE ($)  BALANCE (%)   RATE (%)  TERM (MOS.)  DSCR (X)  DSCR (X)   LTV (%)    LTV (%)
--------------------------------------------------------------------------------------------------------------------------------
1-  60                           5     14,956,544          2.1      7.500           50      1.72      2.41      45.3       37.5
61 - 120                        64    621,837,433         85.4      5.989          115      1.86      1.53      63.5       54.2
121 - 180                       27     52,303,934          7.2      6.783          161      1.30      1.79      59.4        3.4
181 - 240                       13     38,669,699          5.3      7.234          209      1.23      1.56      65.2        0.6
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         109   $727,767,609       100.0%     6.143%          122     1.78X     1.56X     62.9%      47.4%
================================================================================================================================

Minimum: 33 mos.
Maximum: 236 mos.
Weighted Average: 122 mos.

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

ORIGINAL AMORTIZATION TERMS

==================================================================================================================================
                                                    PERCENT BY                                                 WEIGHTED
                                        AGGREGATE    AGGREGATE   WEIGHTED     WEIGHTED              WEIGHTED    AVERAGE   WEIGHTED
                           NUMBER OF      CUT-OFF      CUT-OFF    AVERAGE      AVERAGE   WEIGHTED    AVERAGE    CUT-OFF    AVERAGE
ORIGINAL                    MORTGAGE         DATE         DATE   MORTGAGE    REMAINING    AVERAGE    IMPLIED       DATE    BALLOON
AMORTIZATION TERM (MOS.)       LOANS   BALANCE ($)  BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)   DSCR (X)    LTV (%)    LTV (%)
----------------------------------------------------------------------------------------------------------------------------------
Balloon Loans
-----------------------------------------------------------------------------------------------------------------------------------
Interest Only                     7    28,760,000          4.0      5.729          115       3.12       2.22       43.7       43.7
121 - 180                         3     6,241,244          0.9      7.234           73       1.71       2.97       39.5       20.3
181 - 240                        11    31,834,049          4.4      6.807          108       1.43       1.68       61.9       42.2
241 - 300                        17   200,674,501         27.6      6.161          111       2.01       1.63       59.6       50.2
301 - 360                        29   367,694,340         50.5      5.901          116       1.72       1.40       67.1       58.8
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                        67   635,204,134         87.3      6.034          114       1.86       1.54       63.1       54.2
-----------------------------------------------------------------------------------------------------------------------------------

Fully Amortizing Loans
61 - 120                          5     7,220,056          1.0      6.032          110       1.34       2.39       48.8        0.6
121 - 180                        22    41,437,251          5.7      6.680          158       1.25       1.78       59.4        0.6
181 - 240                        15    43,906,168          6.0      7.244          204       1.22       1.56       65.4        0.6
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                        42    92,563,475         12.7      6.897          176       1.24       1.72       61.4        0.6
-----------------------------------------------------------------------------------------------------------------------------------
Total:                          109  $727,767,609       100.0%     6.143%          122      1.78x      1.56x      62.9%      47.4%
===================================================================================================================================

Minimum: 102 mos.
Maximum: 360 mos.
Weighted Average:  311 mos.

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

REMAINING AMORTIZATION TERMS

===================================================================================================================================
                                                    PERCENT BY                                                 WEIGHTED
                                        AGGREGATE    AGGREGATE   WEIGHTED     WEIGHTED              WEIGHTED    AVERAGE   WEIGHTED
                         NUMBER OF        CUT-OFF      CUT-OFF    AVERAGE      AVERAGE   WEIGHTED    AVERAGE    CUT-OFF    AVERAGE
REMAINING                 MORTGAGE           DATE         DATE   MORTGAGE    REMAINING    AVERAGE    IMPLIED       DATE    BALLOON
AMORTIZATION TERM (MOS.)     LOANS     BALANCE ($)  BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)   DSCR (X)    LTV (%)    LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
Balloon
-----------------------------------------------------------------------------------------------------------------------------------
<= 0                             7     28,760,000          4.0      5.729          115       3.12       2.22       43.7       43.7
61 - 120                         2      4,678,161          0.6      7.730           59       1.81       3.29       37.8       22.9
121 - 180                        1      1,563,082          0.2      5.750          115       1.40       2.01       44.7       12.3
181 - 240                       11     31,834,049          4.4      6.807          108       1.43       1.68       61.9       42.2
241 - 300                       18    204,154,129         28.1      6.190          110       2.01       1.64       59.3       50.1
301 - 360                       28    364,214,713         50.0      5.882          117       1.72       1.40       67.3       59.0
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                       67    635,204,134         87.3      6.034          114       1.86       1.54       63.1       54.2
-----------------------------------------------------------------------------------------------------------------------------------

Fully Amortizing Loans
61 - 120                         5      7,220,056          1.0      6.032          110       1.34       2.39       48.8        0.6
121 - 180                       24     46,673,721          6.4      6.751          159       1.23       1.76       60.3        0.6
181 - 240                       13     38,669,699          5.3      7.234          209       1.23       1.56       65.2        0.6
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                       42     92,563,475         12.7      6.897          176       1.24       1.72       61.4        0.6
-----------------------------------------------------------------------------------------------------------------------------------
Total:                         109   $727,767,609       100.0%     6.143%          122      1.78x      1.56x      62.9%      47.4%
===================================================================================================================================

Minimum: 94 mos.
Maximum: 360 mos.
Weighted Average: 304 mos.

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

DEBT SERVICE COVERAGE RATIOS

===================================================================================================================================
                                                    PERCENT BY                                                 WEIGHTED
                                        AGGREGATE    AGGREGATE   WEIGHTED     WEIGHTED              WEIGHTED    AVERAGE   WEIGHTED
                          NUMBER OF       CUT-OFF      CUT-OFF    AVERAGE      AVERAGE   WEIGHTED    AVERAGE    CUT-OFF    AVERAGE
DEBT SERVICE               MORTGAGE          DATE         DATE   MORTGAGE    REMAINING    AVERAGE    IMPLIED       DATE    BALLOON
COVERAGE RATIO (X)            LOANS    BALANCE ($)  BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)   DSCR (X)    LTV (%)    LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
1.01 - 1.15                      14    40,776,028          5.6      7.356          162       1.07       1.59       66.1        0.7
1.16 - 1.25                      14    49,271,169          6.8      7.050          147       1.20       1.41       66.7       31.0
1.26 - 1.35                      15    82,376,760         11.3      6.576          118       1.30       1.30       71.7       57.0
1.36 - 1.50                      33   187,896,605         25.8      6.108          116       1.42       1.41       70.5       55.1
1.51 - 1.75                      15   101,017,313         13.9      6.443          123       1.65       1.56       65.4       52.4
1.76 - 2.00                       5    35,523,126          4.9      5.632          104       1.86       1.68       51.8       42.2
2.01 >=                          13   230,906,608         31.7      5.558          117       2.54       1.79       52.8       48.0
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                          109  $727,767,609       100.0%     6.143%          122      1.78X      1.56X      62.9%      47.4%
===================================================================================================================================

Minimum: 1.01x
Maximum: 3.46x
Weighted
Average: 1.78x



IMPLIED DEBT SERVICE COVERAGE RATIOS

===================================================================================================================================
                                                    PERCENT BY                                                 WEIGHTED
                                        AGGREGATE    AGGREGATE   WEIGHTED     WEIGHTED              WEIGHTED    AVERAGE   WEIGHTED
IMPLIED DEBT              NUMBER OF       CUT-OFF      CUT-OFF    AVERAGE      AVERAGE   WEIGHTED    AVERAGE    CUT-OFF    AVERAGE
SERVICE                    MORTGAGE          DATE         DATE   MORTGAGE    REMAINING    AVERAGE    IMPLIED       DATE    BALLOON
COVERAGE RATIO                LOANS    BALANCE ($)  BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)   DSCR (X)    LTV (%)    LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
1.01 - 1.15                       2    19,320,558          2.7      5.991          117       1.26       1.14       74.1       62.8
1.16 - 1.25                       7    49,856,186          6.9      5.932          118       1.35       1.21       73.3       61.8
1.26 - 1.35                      15   128,702,966         17.7      6.255          117       1.38       1.30       74.1       61.7
1.36 - 1.50                      23   216,874,379         29.8      6.174          122       1.68       1.43       67.2       53.9
1.51 - 1.75                      28   173,228,136         23.8      6.280          132       1.73       1.60       60.5       37.2
1.76 - 2.00                      12    27,899,199          3.8      6.887          121       1.48       1.84       58.1       24.4
2.01 >=                          22   111,886,186         15.4      5.678          114       2.87       2.26       40.3       30.6
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                          109  $727,767,609       100.0%     6.143%          122      1.78X      1.56X      62.9%      47.4%
===================================================================================================================================

Minimum: 1.13x
Maximum: 3.73x
Weighted Average: 1.56x

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

LOAN-TO-VALUE RATIOS

===================================================================================================================================
                                                    PERCENT BY                                                 WEIGHTED
                                        AGGREGATE    AGGREGATE   WEIGHTED     WEIGHTED              WEIGHTED    AVERAGE   WEIGHTED
                          NUMBER OF       CUT-OFF      CUT-OFF    AVERAGE      AVERAGE   WEIGHTED    AVERAGE    CUT-OFF    AVERAGE
LOAN-TO-VALUE              MORTGAGE          DATE         DATE   MORTGAGE    REMAINING    AVERAGE    IMPLIED       DATE    BALLOON
RATIO (%)                     LOANS    BALANCE ($)  BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)   DSCR (X)    LTV (%)    LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
30.1 - 40.0                       8    72,964,662         10.0      5.502          115       2.97       2.28       38.8       28.6
40.1 - 50.0                      13    37,618,648          5.2      6.002          109       2.71       2.21       42.5       35.7
50.1 - 55.0                       7    38,037,055          5.2      5.667          122       1.83       1.66       53.5       38.2
55.1 - 60.0                      10    95,004,305         13.1      6.012          130       1.97       1.61       58.4       44.8
60.1 - 65.0                      13   120,632,163         16.6      6.208          117       1.74       1.49       62.8       48.8
65.1 - 70.0                      22   118,817,867         16.3      6.613          130       1.49       1.45       67.1       46.2
70.1 - 75.0                      25   171,544,219         23.6      6.392          123       1.34       1.33       73.2       53.7
75.1 - 80.0                      11    73,148,689         10.1      5.822          118       1.42       1.26       77.5       65.1
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                          109  $727,767,609       100.0%     6.143%          122      1.78X      1.56X      62.9%      47.4%
===================================================================================================================================

Minimum: 33.2%
Maximum: 79.8%
Weighted Average: 62.9%




BALLOON LOAN-TO-VALUE RATIOS

===================================================================================================================================
                                                    PERCENT BY                                                 WEIGHTED
                                        AGGREGATE    AGGREGATE   WEIGHTED     WEIGHTED              WEIGHTED    AVERAGE   WEIGHTED
BALLOON                   NUMBER OF       CUT-OFF      CUT-OFF    AVERAGE      AVERAGE   WEIGHTED    AVERAGE    CUT-OFF    AVERAGE
LOAN-TO-VALUE              MORTGAGE          DATE         DATE   MORTGAGE    REMAINING    AVERAGE    IMPLIED       DATE    BALLOON
RATIO (%)                     LOANS    BALANCE ($)  BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)   DSCR (X)    LTV (%)    LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
0.1 - 30.0                       48   104,434,932         14.4      6.925          170       1.30       1.82       59.6        3.1
30.1 - 40.0                       5    75,627,684         10.4      5.556          113       2.86       2.04       42.5       33.7
40.1 - 50.0                      13    66,050,553          9.1      5.737          110       2.33       1.89       50.3       43.2
50.1 - 60.0                      21   253,403,367         34.8      6.064          113       1.79       1.46       64.5       56.6
60.1 - 70.0                      22   228,251,073         31.4      6.186          115       1.48       1.31       73.1       63.1
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                          109  $727,767,609       100.0%     6.143%          122      1.78X      1.56X      62.9%      47.4%
===================================================================================================================================

Minimum: 0.4%
Maximum: 69.5%
Weighted Average: 47.4%

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

PREPAYMENT RESTRICTION ANALYSIS

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1) (2)

====================================================================================================================================
Prepayment Restrictions            JUN-03       JUN-04       JUN-05       JUN-06       JUN-07       JUN-08       JUN-09       JUN-10
------------------------------------------------------------------------------------------------------------------------------------
Locked Out                         78.88%       78.15%       76.96%       77.60%       76.66%       64.80%       65.70%       65.81%
Greater of YM and 1.00%            20.72%       21.45%       22.65%       22.01%       22.47%       34.82%       34.30%       34.19%
Yield Maintenance: (T+1.50)         0.40%        0.40%        0.39%        0.39%        0.39%        0.39%        0.00%        0.00%
Yield Maintenance Total            21.12%       21.85%       23.04%       22.40%       22.86%       35.20%       34.30%       34.19%
Open                                0.00%        0.00%        0.00%        0.00%        0.48%        0.00%        0.00%        0.00%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                            100.00%      100.00%      100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
------------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding     $727,767,609 $718,167,218 $707,874,229 $693,238,421 $680,849,811 $658,359,918 $637,440,131 $613,294,830
% Initial Pool Balance            100.00%       98.68%       97.27%       95.26%       93.55%       90.46%       87.59%       84.27%
------------------------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1) (2)


====================================================================================================================================
Prepayment Restrictions              JUN-11       JUN-12      JUN-13      JUN-14      JUN-15      JUN-16      JUN-17     JUN-18
------------------------------------------------------------------------------------------------------------------------------------
Locked Out                           67.12%       62.17%       9.19%      10.05%      10.92%      12.25%       1.79%      0.00%
Greater of YM and 1.00%              32.88%       29.43%      90.81%      89.76%      89.08%      87.75%      85.47%    100.00%
Yield Maintenance: (T+1.50)           0.00%        0.00%       0.00%       0.00%       0.00%       0.00%       0.00%      0.00%
Yield Maintenance Total              32.88%       29.43%      90.81%      89.76%      89.08%      87.75%      85.47%    100.00%
Open                                  0.00%        8.40%       0.00%       0.19%       0.00%       0.00%      12.74%      0.00%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                              100.00%      100.00%     100.00%     100.00%     100.00%     100.00%     100.00%    100.00%
------------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding       $587,634,324 $559,145,455 $40,877,852 $34,102,598 $28,163,077 $22,037,811 $15,847,516 $7,670,211
% Initial Pool Balance               80.74%       76.83%       5.62%       4.69%       3.87%       3.03%       2.18%      1.05%
------------------------------------------------------------------------------------------------------------------------------------

Notes:

(1) The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement.

(2) See Appendix II of the Prospectus Supplement for a description of the Yield Maintenance

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE   MORTGAGE                                                                                    ORIGINAL    CUT-OFF DATE
LOAN NO.   LOAN SELLER(1)    PROPERTY NAME(2)                                                           BALANCE       BALANCE(3)
------------------------------------------------------------------------------------------------------------------------------------
    1      MSMC              Mall at Millenia                                                       $70,000,000     $70,000,000
    2      JHREF             Federal Center Plaza                                                   $67,500,000     $67,500,000
    3      CIGNA             55 East Monroe                                                         $58,500,000     $58,500,000
    4      MSMC              Katy Mills                                                             $55,000,000     $55,000,000
    5      JHREF             Oakbrook Center                                                        $25,000,000     $24,791,702
    6      CIBC              Swedesford Plaza                                                       $21,500,000     $21,437,536
    7      CIBC              Encino Place                                                           $19,500,000     $19,482,755
    8      TIAA              The Laurels Apartments                                                 $16,500,000     $16,431,849
    9      CIBC              The Winsted at Sunset West Apartments                                  $16,000,000     $13,757,149
   10      Nationwide        Kohl's                                                                 $12,500,000     $12,372,159
   11      CIBC              North American Packaging Portfolio - South Brunswick, New Jersey (I)    $3,868,944      $3,848,044
   12      CIBC              North American Packaging Portfolio - Cleveland, Ohio (I)                $2,319,599      $2,307,068
   13      CIBC              North American Packaging Portfolio - Cidra, Puerto Rico (I)             $2,245,041      $2,232,913
   14      CIBC              North American Packaging Portfolio - Bryan, Texas (I)                   $1,496,540      $1,488,456
   15      CIBC              North American Packaging Portfolio - Valparaiso, Indiana (I)            $1,197,355      $1,190,887
   16      CIBC              North American Packaging Portfolio - Toccoa, Georgia (I)                $1,122,520      $1,116,456
   17      CIBC              1801 North Military Trail                                              $12,080,000     $12,058,244
   18      MSMC              Ashley Business Park                                                   $12,000,000     $11,173,248
   19      Nationwide        Indian Creek Phase IV                                                  $11,150,000     $11,150,000
   20      TIAA              Morningside Marketplace                                                $10,700,000     $10,582,583
   21      TIAA              Toringdon One                                                          $10,630,000     $10,566,176
   22      Nationwide        Bellevue North Shopping                                                $10,500,000     $10,471,070
   23      CIBC              Apopka Land Regional Shopping Center                                    $9,150,000      $9,142,114
   24      CIBC              Ross Plaza                                                              $8,800,000      $8,800,000
   25      MONY              JAC Products (A)                                                        $8,300,000      $7,760,635
   26      MONY              JAC Products (A)                                                          $786,000        $728,727
   27      CIBC              Shop Rite - Philadelphia                                                $8,400,000      $8,400,000
   28      CIBC              Bristol Warner Shopping Center                                          $8,400,000      $8,384,321
   29      MONY              University Towne Center                                                 $8,500,000      $8,246,911
   30      TIAA              Pinehurst Building                                                      $8,000,000      $7,940,921
   31      Nationwide        North Mayfair                                                           $7,600,000      $7,523,640
   32      TIAA              Sound View Apartments                                                   $7,300,000      $7,262,314
   33      TIAA              Center Point II                                                         $7,300,000      $7,233,057
   34      MONY              West Oak Business Park                                                  $7,250,000      $6,034,462
   35      CIBC              530 Preston Avenue                                                      $5,700,000      $5,695,387
   36      Nationwide        Spinnaker Plaza                                                         $5,200,000      $5,190,121
   37      Nationwide        Food Lion - Smyrna (B)                                                  $2,834,884      $2,821,672
   38      Nationwide        Food Lion - Gallatin (B)                                                $2,000,000      $1,987,331
   39      CIBC              The Publicker Building                                                  $4,700,000      $4,700,000
   40      CIBC              The Grove at University Club Apartments                                 $4,500,000      $4,487,281
   41      MONY              Northpoint Business Park                                                $4,800,000      $4,458,156
   42      CIBC              Oak Manor Apartments                                                    $4,450,000      $4,450,000
   43      MONY              Berkeley Gwinnett Business Park (Buford Building) (II)                  $3,117,360      $2,508,580
   44      MONY              Berkeley Gwinnett Business Park (Berkeley Building)  (II)               $2,382,640      $1,917,341
   45      CIBC              4701 Mt. Hope Drive                                                     $4,250,000      $4,244,393
   46      CIBC              The Village at Searcy                                                   $4,100,000      $4,096,281
   47      MSMC              Fairfield Inn                                                           $4,000,000      $3,971,462
   48      Nationwide        8730 Wilshire                                                           $3,900,000      $3,877,268
   49      UCMFI             L&P Warehouse - 960-1020 Claycraft Road (III), (C)                      $2,070,155      $2,028,677
   50      UCMFI             L&P Warehouse - 6970 Tussing Road (III), (C)                              $347,752        $340,785
   51      UCMFI             L&P Warehouse - 790 Science Boulevard (III), (C)                          $282,093        $276,441
   52      UCMFI             L&P Office - 2441 Old Stringtown Road (IV), (C)                           $705,237        $691,107
   53      UCMFI             L&P Office - 1653 Brice Road (IV), (C)                                    $469,763        $460,351
   54      MONY              Encore Productions Building                                             $4,200,000      $3,734,481
   55      Nationwide        Center Point Office Building                                            $3,750,000      $3,719,413
   56      Nationwide        Executive Tower                                                         $3,600,000      $3,570,637
   57      CIBC              Firehouse Square                                                        $3,520,000      $3,512,183
   58      CIBC              Walgreens - Madison                                                     $3,500,000      $3,490,841
   59      CIBC              Tri-State Office Building (432 Walnut Street)                           $3,490,000      $3,490,000
   60      MONY              Chelsea Court Apartments                                                $3,700,000      $3,479,627
   61      CIBC              149 Entin Road                                                          $3,480,000      $3,465,758
   62      Nationwide        Indian Creek Phase I                                                    $3,450,000      $3,450,000
   63      UCMFI             Plainview Commons                                                       $3,435,000      $3,405,388
   64      Nationwide        Harper's Point III                                                      $3,360,000      $3,360,000
   65      MONY              Walgreens - Huntington                                                  $3,899,000      $3,316,185
   66      MONY              Walgreens - Rowlett                                                     $3,720,000      $3,281,446
   67      MONY              93 Entin Road                                                           $4,200,000      $3,274,735
   68      UCMFI             Boardwalk Plaza                                                         $3,300,000      $3,272,050
   69      MONY              The 620 Building                                                        $3,300,000      $3,064,274
   70      Nationwide        Harper's Point II                                                       $3,050,000      $3,050,000
   71      UCMFI             Dixie Sunset Plaza                                                      $3,100,000      $3,022,463
   72      CIBC              Hastings Self Storage                                                   $3,000,000      $3,000,000
   73      MONY              La Palma Industrial                                                     $3,175,000      $2,923,354
   74      UCMFI             Garden West Apartments                                                  $2,900,000      $2,869,036
   75      Nationwide        Indian Creek Phase II                                                   $2,850,000      $2,850,000
   76      Nationwide        Harper's Point I                                                        $2,850,000      $2,850,000
   77      Nationwide        Plaza Walk Center                                                       $2,800,000      $2,792,267
   78      CIBC              Timber Sound II Apartments                                              $2,880,000      $2,777,526
   79      MONY              Buffalo Grove                                                           $3,150,000      $2,775,708
   80      UCMFI             Jog Road Walgreens                                                      $2,480,000      $2,458,684
   81      Nationwide        Lakeland Eckerds                                                        $2,400,000      $2,390,687
   82      CIBC              Walgreens - Lorain                                                      $2,395,000      $2,388,089
   83      UCMFI             Wilcrest Eckerd                                                         $2,275,000      $2,234,976
   84      UCMFI             West Oaks Centre                                                        $2,125,000      $2,094,622
   85      UCMFI             Pickett Street Retail                                                   $2,130,000      $2,088,564
   86      UCMFI             RC Plastics                                                             $2,100,000      $2,052,654
   87      Nationwide        Indian Creek Phase III                                                  $2,050,000      $2,050,000
   88      UCMFI             North Park Apartments                                                   $2,100,000      $2,029,081
   89      UCMFI             Academy Office Park                                                     $2,100,000      $1,973,548
   90      Nationwide        Walgreens at Oporto                                                     $2,000,000      $1,965,656
   91      UCMFI             Shoppes at Indian Springs                                               $1,975,000      $1,962,737
   92      UCMFI             Westpark Eckerd                                                         $1,965,000      $1,929,568
   93      MONY              Walgreens - Kenosha                                                     $2,425,000      $1,920,284
   94      UCMFI             Mechenbier Portfolio - 5201 Venice Avenue (V)                           $1,383,402      $1,337,368
   95      UCMFI             Mechenbier Portfolio - 9600 San Mateo Boulevard (V)                       $416,598        $402,735
   96      UCMFI             Third Street Professional                                               $1,700,000      $1,678,605
   97      UCMFI             Elman Business Park                                                     $1,700,000      $1,676,752
   98      UCMFI             Riverbank Square                                                        $1,600,000      $1,586,647
   99      UCMFI             Bremerton Shopping Center                                               $1,600,000      $1,563,082
  100      UCMFI             Gateway Plaza                                                           $1,570,000      $1,539,458
  101      UCMFI             7220 Columbia Pike                                                      $1,535,000      $1,496,281
  102      UCMFI             Stemmons Freeway Office-Showroom                                        $1,515,000      $1,489,128
  103      UCMFI             Barry Plaza                                                             $1,500,000      $1,479,431
  104      UCMFI             Aspen Park Apartments                                                   $1,430,000      $1,410,183
  105      MONY              380 Allwood Road                                                        $1,800,000      $1,403,426
  106      Nationwide        Staples                                                                 $1,400,000      $1,395,256
  107      UCMFI             Shames Drive Warehouse                                                  $1,300,000      $1,286,557
  108      UCMFI             Plaza 40 Shopping Center                                                $1,200,000      $1,171,456
  109      UCMFI             Cleves Shopping Center                                                  $1,065,000      $1,054,185
  110      UCMFI             Mesa Shopping Center                                                    $1,060,000      $1,047,031
  111      UCMFI             Lynwood Shopping Center                                                 $1,100,000      $1,040,690
  112      UCMFI             El Dorado Square                                                        $1,050,000      $1,036,786
  113      UCMFI             Shops at Rivers Bend                                                    $1,040,000      $1,029,281
  114      UCMFI             Summer Oaks Office                                                      $1,000,000        $989,850
  115      UCMFI             Oakland Park Retail                                                     $1,000,000        $982,994
  116      UCMFI             Cold Springs Apartments                                                   $900,000        $889,950
  117      UCMFI             Evergreen Plaza                                                           $850,000        $842,801
  118      UCMFI             Mount Pleasant Center                                                     $805,000        $796,742
  119      UCMFI             Hillsmere Center Retail                                                   $700,000        $686,383

                             TOTALS AND WEIGHTED AVERAGES:                                         $741,304,884    $727,767,609

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE       NOI         NCF    IMPLIED   CUT-OFF DATE    BALLOON
LOAN NO.   DSCR(4)     DSCR(4)    DSCR(5)         LTV(4)     LTV(4)    STREET ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
    1         2.17        2.08       1.45          63.3%      58.8%    4200 Conroy Road
    2         2.30        2.19       1.58          59.2%      55.0%    400 & 500 C Street SW
    3         3.67        3.25       2.13          39.4%      32.6%    55 East Monroe
    4         1.83        1.69       1.43          66.1%      60.5%    5000 Katy Mills Circle
    5         2.00        1.89       1.56          53.7%      44.4%    100 Oakbrook Center
    6         1.54        1.50       1.30          79.4%      67.0%    450 Swedesford Road
    7         1.47        1.37       1.20          72.2%      60.9%    16101 Ventura Boulevard
    8         1.38        1.32       1.33          74.7%      64.5%    4455 SW 34th Street
    9         1.27        1.23       1.27          60.9%      53.8%    100 Coppervale Drive
   10         1.38        1.37       1.32          72.8%      56.8%    4805 Highway 290 West
   11         1.63        1.42       1.66          55.4%      38.1%    7 Wheeling Road
   12         1.63        1.42       1.66          55.4%      38.1%    12735 Kirby Avenue and 12818 Coit Road
   13         1.63        1.42       1.66          55.4%      38.1%    Road # 172, KM 13.4
   14         1.63        1.42       1.66          55.4%      38.1%    1591 Harvey Mitchell Parkway
   15         1.63        1.42       1.66          55.4%      38.1%    4002 Montdale Drive
   16         1.63        1.42       1.66          55.4%      38.1%    6134 Industrial Boulevard
   17         1.37        1.26       1.14          75.4%      64.3%    1801 North Military Trail
   18         1.66        1.46       1.36          69.4%      59.8%    570 South Avenue East
   19         3.28        3.18       2.26          42.7%      42.7%    5701 Kugler Mill Road
   20         1.43        1.40       1.41          74.1%      64.5%    14574 Baseline Road
   21         1.33        1.16       1.27          74.5%      59.6%    3420 Toringdon Way
   22         1.46        1.38       1.33          74.8%      58.2%    1100 and 1000 Bellevue Way
   23         1.75        1.55       1.37          74.9%      63.5%    701-837 South Orange Blossom Trail
   24         1.71        1.63       1.38          74.9%      62.6%    2255 & 2275 Pine Ridge Road
   25         1.16        1.07       1.57          70.2%       0.7%    225 South Industrial Drive
   26         1.16        1.07       1.57          70.2%       0.7%    225 South Industrial Drive
   27         1.52        1.50       1.29          77.1%      64.7%    6901 Ridge Avenue
   28         1.56        1.43       1.28          74.4%      63.2%    2303-2407 South Bristol Street & 1130-1200 West Warner Street
   29         1.40        1.31       1.54          62.4%      53.9%    7400-7490 S. University Boulevard
   30         1.35        1.26       1.20          73.2%      62.6%    4999 France Avenue South
   31         1.78        1.45       1.40          74.1%      64.2%    2675 North Mayfair Road
   32         1.32        1.27       1.13          71.9%      60.4%    4815 California Avenue Southwest
   33         1.56        1.37       1.43          70.2%      55.5%    1290 North Johnson, 750 & 900 Vernon Way
   34         1.19        1.07       1.76          62.5%       0.7%    1155 and 1165 Allgood Road
   35         1.69        1.37       1.25          69.9%      59.6%    530 Preston Avenue
   36         1.61        1.51       1.34          75.2%      63.7%    670-680 Boston Post Road
   37         1.22        1.12       1.68          66.5%       0.8%    SWC Nissan Blvd. and Sam Davis Road
   38         1.22        1.12       1.68          66.5%       0.8%    SEC East Main Street & South Westland Street
   39         1.59        1.33       1.20          72.3%      61.5%    1429 Walnut Street
   40         1.51        1.45       1.27          77.4%      65.5%    306 Dixie Drive
   41         1.28        1.17       1.69          65.3%       0.6%    320 and 322 Northpoint Parkway
   42         1.44        1.35       1.20          78.1%      63.0%    5105 Mission Hill Avenue
   43         1.13        1.01       1.69          64.6%       0.7%    4070 Buford Highway
   44         1.13        1.01       1.69          64.6%       0.7%    2865 N. Berkeley Lake Road
   45         1.59        1.38       1.31          75.1%      58.1%    4701 Mt. Hope Drive
   46         1.51        1.40       1.21          74.5%      62.7%    401 East Booth
   47         1.99        1.70       1.81          50.9%      41.1%    24 Oak Drive
   48         1.59        1.41       1.37          69.2%      54.1%    8730 Wilshire
   49         1.32        1.16       1.55          71.4%       0.6%    960-1020 Claycraft Road
   50         1.32        1.16       1.55          71.4%       0.6%    6970 Tussing Road
   51         1.32        1.16       1.55          71.4%       0.6%    790 Science Boulevard
   52         1.32        1.16       1.55          71.4%       0.6%    2441 Old Stringtown Road
   53         1.32        1.16       1.55          71.4%       0.6%    1653 Brice Road
   54         1.55        1.43       1.91          60.6%      54.5%    5150 South Decatur Boulevard
   55         1.67        1.44       1.43          69.0%      54.4%    9239 West Center Road
   56         1.52        1.29       1.28          68.8%      54.3%    10909 Mill Valley Road
   57         1.50        1.35       1.31          79.8%      69.5%    902-910 King Street
   58         1.32        1.32       1.20          78.4%      67.0%    3710 East Washington Avenue
   59         1.91        1.48       1.33          75.1%      63.8%    432 Walnut Street
   60         1.82        1.77       2.05          43.0%      40.1%    500 North Rossmore Avenue
   61         1.71        1.55       1.70          69.3%      46.2%    149 Entin Road
   62         3.33        3.24       2.16          43.8%      43.8%    5701 Kugler Mill Road
   63         1.37        1.25       1.36          66.8%       0.5%    1161-1165 Old Country Road
   64         2.51        2.34       1.90          55.0%      55.0%    8713 Harper Point Drive
   65         1.04        1.04       1.45          71.0%       0.7%    984 New York Avenue
   66         1.02        1.02       1.38          72.7%       0.6%    8801 Lakeview Parkway
   67         2.00        1.71       3.10          39.7%      24.1%    93 Entin Road
   68         1.81        1.51       1.67          59.0%       0.4%    5757 Whitmore Lake Road (Old U.S. 23)
   69         2.35        1.85       2.11          40.8%      35.9%    620 SW 5th Avenue
   70         3.61        3.39       2.44          42.6%      42.6%    8713 Harper Point Drive
   71         1.13        1.02       1.44          65.7%       0.6%    1812 West Sunset Boulevard
   72         1.42        1.39       1.42          71.4%      56.6%    1337 Saw Mill River Road
   73         1.42        1.30       1.48          63.9%      54.6%    4811 E. La Palma Avenue
   74         1.64        1.49       1.65          55.3%       0.4%    1395, 1405, 1425, 1445 Stabler Lane / 1570, 1586 Heathe
   75         3.28        3.13       2.16          41.1%      41.1%    5701 Kugler Mill Road
   76         3.70        3.46       2.47          40.3%      40.3%    8713 Harper Point Drive
   77         1.96        1.80       1.60          62.7%      53.3%    2500 Tamiami Trail North
   78         2.51        2.34       2.52          33.5%      24.2%    4963 Raleigh Street
   79         1.32        1.18       1.56          68.1%      51.9%    135 Arlington Heights Road
   80         1.53        1.53       1.67          56.8%       0.4%    10951 Jog Road
   81         1.54        1.50       1.48          65.6%      51.5%    407 East Memorial Boulevard
   82         1.47        1.45       1.26          78.3%      66.1%    5411 Leavitt Road
   83         1.31        1.21       1.52          62.6%       0.5%    10839 Bellaire Boulevard
   84         1.37        1.27       1.46          67.6%       0.5%    6516 Broadway Street
   85         1.41        1.31       1.79          54.5%       0.5%    660-684 South Pickett Street
   86         1.29        1.17       1.62          68.4%       0.6%    28825 Katy Brookshire Road
   87         3.08        2.92       2.04          40.4%      40.4%    5701 Kugler Mill Road
   88         1.55        1.40       2.25          39.8%       0.4%    5327 Montgomery Boulevard, NE
   89         1.66        1.47       3.00          35.7%       0.5%    6705-09-23-33-43-45-53-55 Academy Road
   90         2.16        2.14       2.76          35.7%       0.8%    1560 Montclair Road
   91         1.55        1.41       1.58          72.2%      27.9%    3165 Princeton Road
   92         1.41        1.30       1.64          58.2%       0.5%    3940 Fondren Road
   93         1.14        1.14       1.71          60.3%       0.6%    7535 Green Bay Road
   94         1.28        1.18       1.81          56.7%       0.6%    5201 Venice Avenue NE
   95         1.28        1.18       1.81          56.7%       0.6%    9600 San Mateo Boulevard NE
   96         1.69        1.44       1.61          73.0%      48.6%    3008 North Third Street
   97         1.45        1.31       1.55          65.8%      44.8%    850 South 3600 West
   98         1.88        1.61       1.80          61.0%      40.5%    521-561 Ann Arbor Road
   99         1.57        1.40       2.01          44.7%      12.3%    5050 Wheaton Way
  100         1.28        1.10       1.50          52.2%       0.5%    3929-85 St. Charles Parkway
  101         1.54        1.40       1.97          63.4%       0.6%    7220 Columbia Pike
  102         2.01        1.74       2.26          54.3%       0.5%    2701-2707 Stemmons Freeway
  103         1.23        1.10       1.42          63.5%       0.5%    11651-11663 Santa Monica Boulevard
  104         1.24        1.18       1.51          65.6%       0.6%    2450 27th Avenue South
  105         2.34        2.06       3.73          33.2%      20.2%    380 Allwood Road
  106         1.90        1.77       2.19          43.6%       0.9%    4408 W. Illinois Road
  107         1.28        1.13       1.45          66.8%       0.6%    1100, 1150 & 1300 Shames Drive
  108         1.24        1.11       1.94          58.6%       0.7%    1900 Idaho Street
  109         1.35        1.25       1.42          69.1%       0.5%    4153 Hamilton Cleves Road (SR 128)
  110         1.56        1.41       2.37          43.1%       0.5%    1230 Rio Rancho Boulevard
  111         2.02        1.71       3.11          34.7%       0.4%    14335-14455 Jefferson Davis Hwy (Rt. 1)
  112         1.70        1.42       1.59          56.0%      37.3%    5320 North 16th Street
  113         1.35        1.23       1.39          71.0%       0.5%    13100 Kingston Avenue
  114         1.36        1.18       1.53          68.3%       0.6%    2868 Summer Oaks Drive
  115         1.64        1.40       1.84          49.1%       0.4%    1099 East Oakland Park Boulevard
  116         1.62        1.48       1.80          68.5%      28.0%    200 Salmon Pass
  117         1.84        1.63       1.80          58.1%      38.4%    2019-2047 East 3300 South
  118         1.72        1.60       2.06          51.4%       0.4%    1903 Highway 17 North
  119         1.72        1.53       2.09          41.6%       0.4%    108-130 Hillsmere Drive

              1.93x       1.78x      1.56x         62.9%      47.4%

-----------------------------------------------------------------------------------------------------------------------------------
MORTGAGE
LOAN NO.    CITY                   STATE    ZIP CODE    PROPERTY TYPE           PROPERTY SUB-TYPE                         UNITS/SF
-----------------------------------------------------------------------------------------------------------------------------------
    1       Orlando                  FL       32839     Retail                  Anchored                                   518,153
    2       Washington               DC       20024     Office                  Urban                                      721,604
    3       Chicago                  IL       60610     Office                  Urban                                    1,602,749
    4       Katy                     TX       22209     Retail                  Anchored                                 1,217,782
    5       Oak Brook                IL       60523     Retail                  Anchored                                 1,606,031
    6       Tredyffrin               PA       19312     Retail                  Anchored                                   152,330
    7       Encino                   CA       91436     Retail                  Unanchored                                  84,395
    8       Gainesville              FL       32608     Multifamily             Garden                                         254
    9       Rocklin                  CA       95765     Multifamily             Garden                                         208
   10       Sunset Valley            TX       78745     Retail                  Free Standing                               86,584
   11       Dayton                   NJ       08810     Industrial              Warehouse                                  118,000
   12       Cleveland                OH       44108     Industrial              Warehouse                                  240,500
   13       Cidra                    PR       00739     Industrial              Warehouse                                   84,012
   14       Bryan                    TX       77803     Industrial              Warehouse                                   81,802
   15       Valparaiso               IN       46383     Industrial              Warehouse                                  106,144
   16       Toccoa                   GA       30577     Industrial              Warehouse                                  138,088
   17       Boca Raton               FL       33431     Office                  Suburban                                    60,135
   18       Cranford                 NJ       07016     Mixed Use               Warehouse/Office                           259,848
   19       Cincinnati               OH       45236     Multifamily             Garden                                         248
   20       Fontana                  CA       92336     Retail                  Anchored                                    87,793
   21       Charlotte                NC       28226     Office                  Suburban                                    89,991
   22       Bellevue                 WA       98004     Retail                  Unanchored                                  54,637
   23       Apopka                   FL       32703     Retail                  Anchored                                   171,557
   24       Naples                   FL       34105     Retail                  Anchored                                    61,175
   25       Saline                   MI       48176     Industrial              Light Industrial                           179,284
   26       Saline                   MI       48176     Industrial              Light Industrial                           179,284
   27       Philadelphia             PA       19128     Retail                  Anchored                                    52,844
   28       Santa Ana                CA       92704     Retail                  Anchored                                    77,075
   29       Littleton                CO       80122     Retail                  Anchored                                   122,937
   30       Minneapolis              MN       55410     Mixed Use               Office/Retail                               41,385
   31       Wauwatosa                WI       53226     Office                  Suburban                                   101,286
   32       Seattle                  WA       98116     Multifamily             High Rise Apartments                            85
   33       El Cajon                 CA       92020     Industrial              Flex Industrial                            135,770
   34       Marietta                 GA       30062     Industrial              Light Industrial                           232,700
   35       Meriden                  CT       06450     Office                  Suburban                                    78,466
   36       Milford                  CT       06460     Mixed Use               Mixed Use                                   59,653
   37       Smyrna                   TN       37214     Retail                  Anchored                                    45,000
   38       Gallatin                 TN       37066     Retail                  Anchored                                    51,020
   39       Philadelphia             PA       19102     Office                  Urban                                       77,355
   40       Tallahassee              FL       32304     Multifamily             Student Housing                                 64
   41       Acworth                  GA       30102     Industrial              Warehouse                                  150,585
   42       Tampa                    FL       33617     Multifamily             Garden                                         122
   43       Duluth                   GA       30096     Industrial              Flex Industrial                             93,075
   44       Duluth                   GA       30096     Industrial              Flex Industrial                             87,865
   45       Baltimore                MD       21215     Industrial              Flex Industrial                             62,610
   46       Searcy                   AR       72143     Multifamily             Garden                                         128
   47       Syosset                  NY       11791     Hospitality             Limited Service                                 75
   48       Beverly Hills            CA       90211     Office                  Urban                                       36,948
   49       Gahanna                  OH       43230     Industrial              Flex Industrial                             54,000
   50       Reynoldsburg             OH       43068     Industrial              Flex Industrial                             10,000
   51       Gahanna                  OH       43230     Industrial              Flex Industrial                              5,400
   52       Grove City               OH       43123     Office                  Medical                                      9,899
   53       Reynoldsburg             OH       43068     Office                  Medical                                      6,678
   54       Las Vegas                NV       89118     Industrial              Flex Industrial                             79,740
   55       Omaha                    NE       68124     Office                  Suburban                                    46,567
   56       Omaha                    NE       68154     Office                  Suburban                                    48,106
   57       Alexandria               VA       22314     Mixed Use               Office/Retail                               31,507
   58       Madison                  WI       53704     Retail                  Free Standing                               15,120
   59       Cincinnati               OH       45202     Office                  Urban                                       73,686
   60       Los Angeles              CA       90004     Multifamily             High Rise Apartments                            67
   61       Clifton                  NJ       07014     Industrial              Warehouse                                  119,324
   62       Cincinnati               OH       45236     Multifamily             Garden                                          62
   63       Plainview                NY       11750     Retail                  Unanchored                                  33,280
   64       Cincinnati               OH       45249     Multifamily             Garden                                         156
   65       Huntington Station       NY       11746     Retail                  Free Standing                               13,905
   66       Rowlett                  TX       75088     Retail                  Free Standing                               13,905
   67       Clifton                  NJ       07014     Industrial              Warehouse                                  258,348
   68       Brighton                 MI       48116     Retail                  Anchored                                    49,077
   69       Portland                 OR       97204     Office                  Urban                                      103,866
   70       Cincinnati               OH       45249     Multifamily             Garden                                         152
   71       St. George               UT       84770     Mixed Use               Mixed Use                                   51,066
   72       Hastings on Hudson       NY       10706     Self Storage            Self Storage                                35,520
   73       Anaheim                  CA       92807     Industrial              Light Industrial                            69,905
   74       Yuba City                CA       95993     Multifamily             Garden                                         122
   75       Cincinnati               OH       45236     Multifamily             Garden                                          78
   76       Cincinnati               OH       45249     Multifamily             Garden                                         136
   77       Naples                   FL       34102     Mixed Use               Mixed Use                                   28,795
   78       Orlando                  FL       32811     Multifamily             Subsidized                                     160
   79       Buffalo Grove            IL       60089     Office                  Suburban                                    33,563
   80       Boynton Beach            FL       33437     Retail                  Free Standing                               15,120
   81       Lakeland                 FL       33801     Retail                  Free Standing                               10,908
   82       Lorain                   OH       44053     Retail                  Free Standing                               14,490
   83       Houston                  TX       77072     Retail                  Free Standing                               10,908
   84       Pearland                 TX       77581     Retail                  Unanchored                                  22,000
   85       Alexandria               VA       22304     Retail                  Unanchored                                  21,800
   86       Katy                     TX       77494     Industrial              Warehouse                                   86,750
   87       Cincinnati               OH       45236     Multifamily             Garden                                          64
   88       Albuquerque              NM       87109     Multifamily             Garden                                         150
   89       Albuquerque              NM       87109     Office                  Suburban                                    53,981
   90       Birmingham               AL       35210     Retail                  Free Standing                               14,490
   91       Fairfield Township       OH       45011     Retail                  Unanchored                                  19,000
   92       Houston                  TX       77063     Retail                  Free Standing                               12,739
   93       Kenosha                  WI       53142     Retail                  Free Standing                               13,905
   94       Albuquerque              NM       87113     Industrial              Flex Industrial                             28,052
   95       Albuquerque              NM       87113     Industrial              Flex Industrial                              6,475
   96       Phoenix                  AZ       85021     Office                  Medical                                     32,175
   97       Salt Lake City           UT       84104     Industrial              Flex Industrial                             52,800
   98       Plymouth                 MI       48170     Retail                  Unanchored                                  19,653
   99       Bremerton                WA       98311     Retail                  Unanchored                                  18,912
  100       Waldorf                  MD       20602     Retail                  Unanchored                                  29,653
  101       Annandale                VA       20170     Office                  Suburban                                    15,390
  102       Dallas                   TX       75207     Mixed Use               Mixed Use                                   65,270
  103       Los Angeles              CA       90025     Retail                  Unanchored                                  10,876
  104       Grand Forks              ND       58201     Multifamily             Garden                                          38
  105       Clifton                  NJ       07012     Industrial              Warehouse                                  120,000
  106       Ft. Wayne                IN       46804     Retail                  Free Standing                               24,049
  107       Westbury                 NY       11590     Industrial              Light Industrial                            33,850
  108       Elko                     NV       89801     Retail                  Unanchored                                  25,959
  109       Cleves                   OH       45002     Retail                  Anchored                                     9,500
  110       Rio Rancho               NM       87124     Retail                  Unanchored                                  29,201
  111       Woodbridge               VA       22191     Retail                  Unanchored                                  62,154
  112       Phoenix                  AZ       85016     Office                  Suburban                                    17,818
  113       Chester                  VA       23836     Retail                  Unanchored                                   9,717
  114       Bartlett                 TN       38134     Office                  Suburban                                    16,017
  115       Oakland Park             FL       33334     Retail                  Unanchored                                  26,240
  116       Cold Spring              KY       41076     Multifamily             Garden                                          30
  117       Salt Lake City           UT       84109     Retail                  Unanchored                                  16,259
  118       Mount Pleasant           SC       29464     Retail                  Unanchored                                   7,018
  119       Annapolis                MD       21403     Retail                  Unanchored                                  12,717

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MORTGAGE                                                             PERCENT   PERCENT LEASED
LOAN NO.           YEAR BUILT             YEAR RENOVATED           LEASED(6)    AS OF DATE(6)     SECURITY TYPE(7)     LIEN POSITION
------------------------------------------------------------------------------------------------------------------------------------
    1                 2002                     NAP                     95.3%       03/21/2003     Fee                      First
    2               1981/1982                  2001                    99.5%       12/19/2002     Fee                      First
    3                 1972             1990/1999/2000/2001             96.6%       12/31/2002     Fee/Leashold             First
    4                 1999                     NAP                     92.8%       02/01/2003     Fee                      First
    5                 1962           1971/1981/1991/2001/2002          93.5%       09/26/2002     Fee                      First
    6                 1996                     NAP                    100.0%       01/17/2003     Fee                      First
    7                 1992                     NAP                    100.0%       03/31/2003     Fee                      First
    8               1989-1992                  NAP                     94.5%       11/01/2002     Fee                      First
    9                 2001                     NAP                     92.8%       01/08/2003     Fee                      First
   10                 2002                     NAP                    100.0%       01/01/2003     Fee                      First
   11                 1967                     1996                   100.0%       02/04/2003     Fee                      First
   12                 1916                     1998                   100.0%       02/04/2003     Fee                      First
   13                 1988                     NAP                    100.0%       02/04/2003     Fee                      First
   14                 1978                     1993                   100.0%       02/04/2003     Fee                      First
   15                 1992                     NAP                    100.0%       02/04/2003     Fee                      First
   16                 1972                     1994                   100.0%       02/04/2003     Fee                      First
   17                 1999                     NAP                    100.0%       02/15/2003     Fee                      First
   18               1949/1965                  NAP                    100.0%       03/01/2003     Fee                      First
   19                 1973                  2000-2002                  80.0%       02/01/2003     Leasehold                First
   20                 2001                     NAP                     98.4%       02/20/2003     Fee                      First
   21                 2001                     NAP                     92.2%       02/10/2003     Fee                      First
   22               1975/1985                  2000                   100.0%       02/10/2003     Fee                      First
   23               1986-1990                  2002                    96.7%       02/28/2003     Fee                      First
   24               1999-2000                  NAP                     95.8%       04/24/2003     Fee                      First
   25                 2000                     NAP                    100.0%       10/04/2002     Fee                      First
   26                 2000                     NAP                    100.0%       10/04/2002     Fee                      First
   27                 1972                     2001                   100.0%       04/01/2003     Fee                      First
   28                 1956                     2001                   100.0%       02/28/2003     Fee                      First
   29                 1978                  1998-1999                 100.0%       12/31/2002     Fee                      First
   30                 2001                     NAP                     95.6%       02/01/2003     Fee                      First
   31                 1976                     NAP                     95.5%       12/31/2002     Fee                      First
   32                 2002                     NAP                     97.6%       02/10/2003     Fee                      First
   33               2000/2001                  NAP                     90.3%       02/25/2003     Fee                      First
   34                 1998                     NAP                     87.4%       03/27/2003     Fee                      First
   35                 1986                     NAP                     99.6%       03/01/2003     Fee                      First
   36                 2001                     NAP                     90.6%       04/01/2003     Leasehold                First
   37                 1991                     1999                   100.0%       04/01/2003     Fee                      First
   38                 1985                     1989                   100.0%       04/01/2003     Fee                      First
   39                 1916                  2000-2002                 100.0%       03/01/2003     Fee                      First
   40                 2002                     NAP                     98.4%       02/12/2003     Fee                      First
   41                 1999                     NAP                     80.7%       05/01/2003     Fee                      First
   42                 1973                     NAP                     98.4%       04/29/2003     Fee                      First
   43                 1998                     NAP                    100.0%       03/27/2003     Fee                      First
   44                 1998                     NAP                     88.6%       03/27/2003     Fee                      First
   45                 1989                     NAP                    100.0%       02/03/2003     Fee                      First
   46               2001-2002                  NAP                     94.5%       03/04/2003     Fee                      First
   47                 1989                  1994/1999                  84.1%       08/31/2002     Fee                      First
   48                 1962                     NAP                    100.0%       02/01/2003     Fee                      First
   49               1998/2000                  NAP                    100.0%       11/27/2002     Fee                      First
   50                 2000                     NAP                    100.0%       11/27/2002     Fee                      First
   51                 1997                     NAP                    100.0%       11/27/2002     Fee                      First
   52                 1973                  2000-2001                 100.0%       10/28/2002     Fee                      First
   53                 1977                     NAP                    100.0%       04/21/2003     Fee                      First
   54               1998/1999                  NAP                    100.0%       01/02/2003     Fee                      First
   55                 1988                     NAP                     92.8%       12/31/2002     Fee                      First
   56                 1988                     NAP                    100.0%       12/31/2002     Fee                      First
   57                 1930                     1988                   100.0%       02/04/2003     Fee                      First
   58                 1999                     NAP                    100.0%       01/31/2003     Fee                      First
   59                 1903                     1985                    93.5%       04/30/2003     Fee                      First
   60                 1975                     1995                    98.5%       01/15/2003     Fee                      First
   61                 1955                     NAP                    100.0%       03/19/2003     Fee                      First
   62                 1969                  2000-2002                  87.1%       02/01/2003     Leasehold                First
   63                 1988                     2001                   100.0%       10/14/2002     Fee                      First
   64                 1978                  2000-2002                  92.3%       02/01/2003     Leasehold                First
   65                 1997                     NAP                    100.0%       04/01/2003     Fee                      First
   66                 1998                     NAP                    100.0%       04/01/2003     Fee                      First
   67                 1955                     2000                   100.0%       03/01/2002     Fee                      First
   68                 1991                     NAP                     95.1%       01/25/2003     Fee                      First
   69                 1910                1992/1999/2003               99.1%       12/31/2001     Fee                      First
   70                 1974                  2000-2002                  83.6%       02/01/2003     Leasehold                First
   71                 2001                     NAP                     86.3%       02/13/2003     Fee                      First
   72                 2001                     NAP                     95.4%       01/31/2003     Fee                      First
   73                 1998                     NAP                    100.0%       04/01/2003     Fee                      First
   74                 1972                  1999-2002                 100.0%       11/01/2002     Fee                      First
   75                 1969                  2000-2002                  87.2%       02/01/2003     Leasehold                First
   76                 1972                  2000-2002                  80.1%       02/01/2003     Leasehold                First
   77                 1986                     NAP                     97.0%       01/01/2003     Fee                      First
   78               1997-1998                  NAP                     83.8%       04/01/2003     Fee                      First
   79                 1985                     NAP                     90.8%       01/28/2003     Fee                      First
   80                 2002                     NAP                    100.0%       01/30/2003     Fee                      First
   81                 2001                     NAP                    100.0%       01/01/2003     Fee                      First
   82                 2002                     NAP                    100.0%       03/01/2003     Fee                      First
   83                 2000                     NAP                    100.0%       10/01/2002     Fee                      First
   84                 2001                     NAP                     84.1%       10/01/2002     Fee                      First
   85                 1974                     NAP                    100.0%       01/01/2003     Fee                      First
   86                 2001                     NAP                    100.0%       03/27/2003     Fee                      First
   87                 1970                  2000-2002                  92.2%       02/01/2003     Leasehold                First
   88                 1972                     NAP                     87.3%       11/11/2002     Fee                      First
   89               1988-1996                  NAP                     87.2%       08/28/2002     Fee                      First
   90                 2002                     NAP                    100.0%       08/24/2002     Fee                      First
   91                 2002                     NAP                    100.0%       02/12/2003     Fee                      First
   92                 2000                     NAP                    100.0%       10/01/2002     Fee                      First
   93                 1996                     NAP                    100.0%       01/29/2003     Fee                      First
   94               2001-2002                  NAP                     82.3%       03/25/2003     Fee                      First
   95               2001-2002                  NAP                    100.0%       09/25/2002     Fee                      First
   96                 1975                     NAP                     88.5%       01/08/2003     Fee                      First
   97                 2002                     NAP                    100.0%       12/31/2002     Fee                      First
   98                 1984                     NAP                    100.0%       01/06/2003     Fee                      First
   99                 1989                     NAP                    100.0%       11/27/2002     Fee                      First
  100                 1989                     NAP                     88.7%       01/01/2003     Fee                      First
  101                 1952                  1971/2002                 100.0%       09/10/2002     Fee                      First
  102                 1980                     NAP                    100.0%       12/02/2002     Leasehold                First
  103            1924/1928/1949                1988                   100.0%       01/01/2003     Fee                      First
  104                 1999                     NAP                    100.0%       12/01/2002     Fee                      First
  105                 1962                  1970/1980                 100.0%       03/15/2002     Fee                      First
  106                 2000                     NAP                    100.0%       04/01/2003     Fee                      First
  107               1958/1971               2000-2002                  91.7%       12/24/2002     Fee                      First
  108                 1989                     NAP                     97.0%       01/28/2003     Fee                      First
  109                 2001                     NAP                     84.2%       12/02/2002     Fee                      First
  110                 1982                     NAP                     97.6%       03/19/2003     Fee                      First
  111               1965-1969                  1998                    99.3%       09/05/2002     Fee                      First
  112                 1975                     2000                    92.4%       01/08/2003     Fee                      First
  113               2001-2002                  NAP                    100.0%       12/16/2002     Fee                      First
  114                 1990                     NAP                    100.0%       02/18/2003     Fee                      First
  115                 1966                     2002                   100.0%       02/07/2003     Fee                      First
  116                 2001                     NAP                     93.3%       11/05/2002     Fee                      First
  117                 1983                     NAP                    100.0%       12/02/2002     Fee                      First
  118                 2002                     NAP                    100.0%       12/13/2002     Fee                      First
  119                 1984                     2001                   100.0%       01/01/2003     Fee                      First

------------------------------------------------------------------------------------------------------------------------------------
                                              CUT-OFF DATE
MORTGAGE              RELATED                  BALANCE PER                     FIRST PAYMENT      FIRST PAYMENT
LOAN NO.           BORROWER LIST                UNIT OR SF      NOTE DATE        DATE (P&I)          DATE (IO)        MATURITY DATE
------------------------------------------------------------------------------------------------------------------------------------
    1                   NAP                           $376      03/28/2003       05/09/2008         05/09/2003          04/09/2013
    2                   NAP                           $187      02/24/2003       04/01/2008         04/01/2003          03/01/2013
    3                   NAP                            $73      12/30/2002       02/01/2006         02/01/2003          01/01/2013
    4                   NAP                           $122      12/30/2002       02/09/2008         02/09/2003          01/09/2013
    5                   NAP                           $148      10/01/2002       12/01/2002             NAP             10/01/2012
    6                   NAP                           $141      02/27/2003       04/01/2003             NAP             03/01/2013
    7                   NAP                           $231      04/11/2003       06/01/2003             NAP             05/01/2013
    8                   NAP                        $64,692      12/03/2002       02/10/2003             NAP             01/10/2013
    9                   NAP                        $66,140      05/16/2002       03/01/2003         07/01/2002          02/01/2013
   10                   NAP                           $143      11/04/2002       12/05/2002             NAP             11/05/2012
   11                   NAP                            $16      02/07/2003       04/01/2003             NAP             03/01/2013
   12                   NAP                            $16      02/07/2003       04/01/2003             NAP             03/01/2013
   13                   NAP                            $16      02/07/2003       04/01/2003             NAP             03/01/2013
   14                   NAP                            $16      02/07/2003       04/01/2003             NAP             03/01/2013
   15                   NAP                            $16      02/07/2003       04/01/2003             NAP             03/01/2013
   16                   NAP                            $16      02/07/2003       04/01/2003             NAP             03/01/2013
   17                   NAP                           $201      03/04/2003       05/01/2003             NAP             04/01/2013
   18                   NAP                            $43      10/24/2002       12/01/2002             NAP             11/01/2012
   19          62, 64, 70, 75, 76, 87              $44,960      12/10/2002          NAP             02/05/2003          01/05/2013
   20                   NAP                           $121      05/09/2002       06/10/2002             NAP             05/10/2012
   21                   NAP                           $117      12/16/2002       02/10/2003             NAP             01/10/2013
   22                   NAP                           $192      03/13/2003       05/01/2003             NAP             04/01/2013
   23                   NAP                            $53      04/11/2003       06/01/2003             NAP             05/01/2013
   24                   NAP                           $144      05/05/2003       07/01/2003             NAP             06/01/2013
   25                    26                            $47      12/15/2000       02/01/2001             NAP             01/01/2019
   26                    25                            $47      12/15/2000       02/01/2001             NAP             01/01/2016
   27                   NAP                           $159      05/13/2003       07/01/2003             NAP             06/01/2013
   28                   NAP                           $109      03/18/2003       05/01/2003             NAP             04/01/2013
   29                   NAP                            $67      11/21/2000       01/01/2001             NAP             12/01/2010
   30                   NAP                           $192      10/08/2002       11/10/2002             NAP             10/10/2012
   31                   NAP                            $74      11/01/2002       12/05/2002             NAP             11/05/2009
   32                   NAP                        $85,439      12/27/2002       02/10/2003             NAP             01/10/2013
   33                   NAP                            $53      10/30/2002       12/10/2002             NAP             11/10/2012
   34                41, 43, 44                        $26      06/03/1999       08/01/1999             NAP             07/01/2014
   35                   NAP                            $73      04/22/2003       06/01/2003             NAP             05/01/2013
   36                   NAP                            $87      03/27/2003       05/01/2003             NAP             04/01/2013
   37                    38                            $50      04/15/2003       05/15/2003             NAP             09/15/2019
   38                    37                            $50      04/15/2003       06/15/2003             NAP             05/15/2013
   39                   NAP                            $61      05/15/2003       07/01/2003             NAP             06/01/2013
   40                   NAP                        $70,114      02/28/2003       04/01/2003             NAP             03/01/2013
   41                34, 43, 44                        $30      09/06/2000       11/01/2000             NAP             10/01/2018
   42                   NAP                        $36,475      05/06/2003       07/01/2003             NAP             06/01/2013
   43                34, 41, 44                        $24      12/21/1998       02/01/1999             NAP             01/01/2014
   44                34, 41, 43                        $24      12/21/1998       02/01/1999             NAP             01/01/2014
   45                   NAP                            $68      04/04/2003       06/01/2003             NAP             05/01/2013
   46                   NAP                        $32,002      04/14/2003       06/01/2003             NAP             05/01/2013
   47                   NAP                        $52,953      11/21/2002       01/01/2003             NAP             12/01/2012
   48                   NAP                           $105      02/04/2003       03/05/2003             NAP             02/05/2013
   49              50, 51, 52, 53                      $44      11/27/2002       01/01/2003             NAP             12/01/2017
   50              49, 51, 52, 53                      $44      11/27/2002       01/01/2003             NAP             12/01/2017
   51              49, 50, 52, 53                      $44      11/27/2002       01/01/2003             NAP             12/01/2017
   52              49, 50, 51, 53                      $44      11/27/2002       01/01/2003             NAP             12/01/2017
   53              49, 50, 51, 52                      $44      11/27/2002       01/01/2003             NAP             12/01/2017
   54                   NAP                            $47      02/26/1999       04/01/1999             NAP             03/01/2006
   55                    56                            $80      11/15/2002       01/01/2003             NAP             12/01/2012
   56                    55                            $74      11/15/2002       01/01/2003             NAP             12/01/2012
   57                   NAP                           $111      02/27/2003       04/01/2003             NAP             03/01/2013
   58                   NAP                           $231      02/10/2003       04/01/2003             NAP             03/01/2013
   59                   NAP                            $47      05/02/2003       07/01/2003             NAP             06/01/2013
   60                   NAP                        $51,935      08/01/1997       10/01/1997             NAP             08/01/2007
   61                   NAP                            $29      03/20/2003       05/01/2003             NAP             04/01/2013
   62          19, 64, 70, 75, 76, 87              $55,645      12/10/2002          NAP             02/05/2003          01/05/2013
   63                   NAP                           $102      01/13/2003       03/01/2003             NAP             02/01/2023
   64          19, 62, 70, 75, 76, 87              $21,538      12/10/2002          NAP             02/05/2003          01/05/2013
   65                   NAP                           $238      11/21/1997       01/01/1998             NAP             12/01/2017
   66                   NAP                           $236      02/16/1998       01/01/1999         04/01/1998          12/01/2018
   67                   105                            $13      04/24/1998       06/01/1998             NAP             05/01/2008
   68                   NAP                            $67      01/27/2003       03/01/2003             NAP             02/01/2023
   69                   NAP                            $30      03/03/1999       05/01/1999             NAP             04/01/2008
   70          19, 62, 64, 75, 76, 87              $20,066      12/10/2002          NAP             02/05/2003          01/05/2013
   71                   NAP                            $59      09/19/2002       11/01/2002             NAP             10/01/2017
   72                   NAP                            $84      05/13/2003       07/01/2003             NAP             06/01/2013
   73                   NAP                            $42      11/10/1998       01/01/1999             NAP             12/01/2008
   74                   NAP                        $23,517      12/19/2002       02/01/2003             NAP             01/01/2023
   75          19, 62, 64, 70, 76, 87              $36,538      12/10/2002          NAP             02/05/2003          01/05/2013
   76          19, 62, 64, 70, 75, 87              $20,956      12/10/2002          NAP             02/05/2003          01/05/2013
   77                   NAP                            $97      02/05/2003       04/01/2003             NAP             03/01/2013
   78                   NAP                        $17,360      07/09/1999       09/01/1999             NAP             08/01/2017
   79                   NAP                            $83      12/29/1998       02/01/1999             NAP             01/01/2009
   80                   NAP                           $163      01/31/2003       03/01/2003             NAP             02/01/2023
   81                   NAP                           $219      02/20/2003       04/01/2003             NAP             03/01/2013
   82                   NAP                           $165      02/19/2003       04/01/2003             NAP             03/01/2013
   83                    92                           $205      10/10/2002       12/01/2002             NAP             05/01/2020
   84                   NAP                            $95      10/03/2002       12/01/2002             NAP             11/01/2022
   85                 100, 119                         $96      11/20/2002       01/01/2003             NAP             12/01/2017
   86                   NAP                            $24      11/22/2002       01/01/2003             NAP             12/01/2016
   87          19, 62, 64, 70, 75, 76              $32,031      12/10/2002          NAP             02/05/2003          01/05/2013
   88                   NAP                        $13,527      11/26/2002       01/01/2003             NAP             10/01/2013
   89                   NAP                            $37      09/04/2002       11/01/2002             NAP             04/01/2011
   90                   NAP                           $136      12/03/2002       02/01/2003             NAP             01/01/2018
   91                   NAP                           $103      02/12/2003       04/01/2003             NAP             03/01/2018
   92                    83                           $151      10/10/2002       12/01/2002             NAP             02/01/2020
   93                   NAP                           $138      03/19/1996       05/01/1996             NAP             04/01/2016
   94                   NAP                            $50      10/29/2002       12/01/2002             NAP             11/01/2014
   95                   NAP                            $50      10/29/2002       12/01/2002             NAP             11/01/2014
   96                   112                            $52      11/21/2002       01/01/2003             NAP             12/01/2012
   97                   NAP                            $32      10/16/2002       12/01/2002             NAP             11/01/2012
   98                   NAP                            $81      01/06/2003       03/01/2003             NAP             02/01/2013
   99                   NAP                            $83      12/12/2002       02/01/2003             NAP             01/01/2013
  100                 85, 119                          $52      11/20/2002       01/01/2003             NAP             12/01/2017
  101                   NAP                            $97      09/16/2002       11/01/2002             NAP             10/01/2017
  102                   NAP                            $23      12/06/2002       02/01/2003             NAP             01/01/2018
  103                   NAP                           $136      01/15/2003       03/01/2003             NAP             02/01/2018
  104                   NAP                        $37,110      01/27/2003       03/01/2003             NAP             02/01/2018
  105                    67                            $12      04/24/1998       06/01/1998             NAP             05/01/2008
  106                   NAP                            $58      05/01/2003       06/05/2003             NAP             05/05/2018
  107                   NAP                            $38      02/14/2003       04/01/2003             NAP             03/01/2018
  108                   NAP                            $45      01/29/2003       03/01/2003             NAP             02/01/2013
  109                   NAP                           $111      12/16/2002       02/01/2003             NAP             01/01/2023
  110                   NAP                            $36      03/21/2003       05/01/2003             NAP             04/01/2013
  111                   NAP                            $17      09/06/2002       10/10/2002             NAP             09/10/2012
  112                    96                            $58      11/21/2002       01/01/2003             NAP             12/01/2012
  113                   NAP                           $106      12/18/2002       02/01/2003             NAP             01/01/2023
  114                   NAP                            $62      02/25/2003       04/01/2003             NAP             03/01/2018
  115                   NAP                            $37      12/19/2002       02/01/2003             NAP             01/01/2018
  116                   NAP                        $29,665      11/06/2002       01/01/2003             NAP             12/01/2017
  117                   NAP                            $52      01/31/2003       03/01/2003             NAP             02/01/2013
  118                   NAP                           $114      02/26/2003       04/01/2003             NAP             03/01/2018
  119                 85, 100                          $54      11/20/2002       01/01/2003             NAP             12/01/2017

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE                     GRACE                    LOCKBOX      LOCKBOX    ORIGINAL TERM     REMAINING TERM           ORIGINAL
LOAN NO.      DUE DATE     PERIOD(8)    ARD LOAN      STATUS        TYPE       TO MATURITY        TO MATURITY         AMORT. TERM(9)
------------------------------------------------------------------------------------------------------------------------------------
    1            9             0           No        In-Place       Hard           120                118                   360
    2            1             5           No          None          NAP           120                117                   360
    3            1             0           No        In-place       Hard           120                115                   264
    4            9             0           No        In-Place       Hard           120                115                   300
    5            1             2           No        In-Place       Hard           119                112                   360
    6            1             7           Yes       Springing      Hard           120                117                   360
    7            1             7           Yes       Springing      Hard           120                119                   360
    8           10             0           No        Springing      Hard           120                115                   360
    9            1             7           Yes       Springing      Hard           128                116                   360
   10            5             0           No          None          NAP           120                113                   300
   11            1             7           Yes       Springing      Hard           120                117                   240
   12            1             7           Yes       Springing      Hard           120                117                   240
   13            1             7           Yes       Springing      Hard           120                117                   240
   14            1             7           Yes       Springing      Hard           120                117                   240
   15            1             7           Yes       Springing      Hard           120                117                   240
   16            1             7           Yes       Springing      Hard           120                117                   240
   17            1             7           Yes       Springing      Hard           120                118                   360
   18            1             5           No          None          NAP           120                113                   360
   19            5             0           No          None          NAP           120                115                    IO
   20           10             0           No        Springing      Hard           120                107                   360
   21           10             0           No        Springing      Hard           120                115                   300
   22            1             0           No          None          NAP           120                118                   300
   23            1             7           No          None          NAP           120                119                   360
   24            1             7           Yes       Springing      Hard           120                120                   360
   25            1             0           No          None          NAP           216                187                   216
   26            1             0           No          None          NAP           180                151                   180
   27            1             7           Yes       Springing      Hard           120                120                   360
   28            1             7           Yes       Springing      Hard           120                118                   360
   29            1             0           No          None          NAP           120                 90                   300
   30           10             0           No        Springing      Hard           120                112                   360
   31            5             0           No          None          NAP            84                 77                   300
   32           10             0           No        Springing      Hard           120                115                   360
   33           10             0           No        Springing      Hard           120                113                   300
   34            1             0           No          None          NAP           180                133                   180
   35            1             7           Yes       Springing      Hard           120                119                   360
   36            1             0           No          None          NAP           120                118                   360
   37           15             0           No          None          NAP           197                195                   197
   38           15             0           No          None          NAP           120                119                   120
   39            1             7           No          None          NAP           120                120                   360
   40            1             7           No          None          NAP           120                117                   360
   41            1             0           No          None          NAP           216                184                   216
   42            1             7           No          None          NAP           120                120                   330
   43            1             0           No          None          NAP           180                127                   180
   44            1             0           No          None          NAP           180                127                   180
   45            1             7           No          None          NAP           120                119                   300
   46            1             7           No          None          NAP           120                119                   360
   47            1             5           No          None          NAP           120                114                   300
   48            5             0           No          None          NAP           120                116                   300
   49            1             5           No          None          NAP           180                174                   180
   50            1             5           No          None          NAP           180                174                   180
   51            1             5           No          None          NAP           180                174                   180
   52            1             5           No          None          NAP           180                174                   180
   53            1             5           No          None          NAP           180                174                   180
   54            1             0           No          None          NAP            84                 33                   240
   55            1             5           No          None          NAP           120                114                   300
   56            1             5           No          None          NAP           120                114                   300
   57            1             7           No          None          NAP           120                117                   360
   58            1             7           Yes       Springing      Hard           120                117                   360
   59            1             7           No          None          NAP           120                120                   360
   60            1             0           No          None          NAP           119                 50                   360
   61            1             7           No          None          NAP           120                118                   240
   62            5             0           No          None          NAP           120                115                    IO
   63            1             5           No          None          NAP           240                236                   240
   64            5             0           No          None          NAP           120                115                    IO
   65            1            15           No        In Place       Hard           240                174                   240
   66            1            15           No        In Place       Hard           249                186                   240
   67            1             0           No          None          NAP           120                 59                   180
   68            1             5           No          None          NAP           240                236                   240
   69            1             0           No          None          NAP           108                 58                   300
   70            5             0           No          None          NAP           120                115                    IO
   71            1             5           No          None          NAP           180                172                   180
   72            1             7           No          None          NAP           120                120                   300
   73            1             0           No          None          NAP           120                 66                   300
   74            1             5           No          None          NAP           240                235                   240
   75            5             0           No          None          NAP           120                115                    IO
   76            5             0           No          None          NAP           120                115                    IO
   77            1             0           No          None          NAP           120                117                   360
   78            1             7           No          None          NAP           216                170                   360
   79            1             0           No          None          NAP           120                 67                   240
   80            1             5           No          None          NAP           240                236                   240
   81            1             0           No          None          NAP           120                117                   300
   82            1             7           Yes       Springing      Hard           120                117                   360
   83            1             5           No          None          NAP           210                203                   210
   84            1             5           No          None          NAP           240                233                   240
   85            1             5           No          None          NAP           180                174                   180
   86            1             7           No        In Place       Hard           168                162                   168
   87            5             0           No          None          NAP           120                115                    IO
   88            1             5           No          None          NAP           130                124                   130
   89            1             5           No          None          NAP           102                 94                   102
   90            1             5           No          None          NAP           180                175                   180
   91            1             5           No          None          NAP           180                177                   240
   92            1             5           No          None          NAP           207                200                   207
   93            1            15           No          None          NAP           240                154                   240
   94            1             5           No          None          NAP           144                137                   144
   95            1             5           No          None          NAP           144                137                   144
   96            1             5           No          None          NAP           120                114                   240
   97            1             5           No          None          NAP           120                113                   240
   98            1             5           No          None          NAP           120                116                   240
   99            1             5           No          None          NAP           120                115                   150
  100            1             5           No          None          NAP           180                174                   180
  101            1             5           No          None          NAP           180                172                   180
  102            1             5           No          None          NAP           180                175                   180
  103            1             5           No          None          NAP           180                176                   180
  104            1             5           No          None          NAP           180                176                   180
  105            1             0           No          None          NAP           120                 59                   180
  106            5             0           No          None          NAP           180                179                   180
  107            1             5           No          None          NAP           180                177                   180
  108            1             5           No          None          NAP           120                116                   120
  109            1             5           No          None          NAP           240                235                   240
  110            1             5           No          None          NAP           120                118                   120
  111           10             0           No          None          NAP           120                111                   120
  112            1             5           No          None          NAP           120                114                   240
  113            1             5           No          None          NAP           240                235                   240
  114            1             5           No          None          NAP           180                177                   180
  115            1             5           No          None          NAP           180                175                   180
  116            1             5           No          None          NAP           180                174                   240
  117            1             5           No          None          NAP           120                116                   240
  118            1             5           No          None          NAP           180                177                   180
  119            1             5           No          None          NAP           180                174                   180

                                                                                   130                122                   298

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE       REMAINING      MORTGAGE          MONTHLY               MONTHLY     UNDERWRITABLE       UNDERWRITABLE         BALLOON
LOAN NO.      AMORT. TERM         RATE     PAYMENT (P&I)     PAYMENT (IO)(10)               NOI           CASH FLOW         BALANCE
------------------------------------------------------------------------------------------------------------------------------------
    1             360           5.500%          $398,106             $325,289       $23,579,775         $22,594,607     $65,084,886
    2             360           5.760%          $394,341             $324,000       $17,851,376         $17,043,179     $62,715,791
    3             264           5.155%          $319,606             $254,796       $22,466,246         $19,901,847     $48,442,617
    4             300           6.693%          $378,024             $311,023       $18,347,946         $16,973,346     $50,337,837
    5             353           5.120%          $136,045                  NAP       $31,294,421         $29,629,553     $20,505,995
    6             357           5.630%          $123,834                  NAP        $2,286,082          $2,231,710     $18,082,438
    7             359           5.750%          $113,797                  NAP        $2,001,935          $1,865,959     $16,454,485
    8             355           7.020%          $109,997                  NAP        $1,824,006          $1,747,806     $14,192,667
    9             356           7.330%           $94,890              $99,091        $1,450,462          $1,398,462     $12,154,756
   10             293           5.810%           $79,092                  NAP        $1,312,689          $1,304,031      $9,648,303
   11             237           7.000%           $29,996                  NAP          $442,604            $412,235      $2,650,596
   12             237           7.000%           $17,984                  NAP          $281,001            $198,456      $1,589,147
   13             237           7.000%           $17,406                  NAP          $420,376            $394,282      $1,538,067
   14             237           7.000%           $11,603                  NAP          $207,711            $178,520      $1,025,273
   15             237           7.000%            $9,283                  NAP          $256,239            $225,168        $820,303
   16             237           7.000%            $8,703                  NAP          $247,224            $205,904        $769,034
   17             358           6.070%           $72,970                  NAP        $1,199,164          $1,101,797     $10,287,495
   18             353           6.250%           $69,263                  NAP        $1,378,208          $1,211,802      $9,620,055
   19              IO           5.686%               NAP              $52,832        $2,076,652          $2,014,652     $11,150,000
   20             347           7.030%           $71,403                  NAP        $1,221,063          $1,197,875      $9,205,867
   21             295           7.250%           $76,834                  NAP        $1,224,062          $1,071,077      $8,442,684
   22             298           5.940%           $67,267                  NAP        $1,181,632          $1,113,728      $8,142,332
   23             359           5.850%           $53,980                  NAP        $1,135,043          $1,002,101      $7,744,046
   24             360           5.440%           $49,635                  NAP        $1,016,497            $973,253      $7,353,940
   25             187           8.220%           $73,731                  NAP        $1,148,280          $1,064,757         $72,967
   26             151          10.970%            $8,919                  NAP        $1,148,280          $1,064,757          $8,771
   27             360           5.580%           $48,117                  NAP          $876,523            $868,597      $7,049,930
   28             358           5.910%           $49,877                  NAP          $935,039            $858,861      $7,120,179
   29             270           7.950%           $64,707                  NAP        $1,089,907          $1,014,903      $7,124,782
   30             352           6.490%           $50,513                  NAP          $817,745            $762,045      $6,794,156
   31             293           5.920%           $48,596                  NAP        $1,039,233            $843,511      $6,516,425
   32             355           5.860%           $43,112                  NAP          $682,708            $657,274      $6,099,386
   33             293           6.730%           $50,344                  NAP          $945,353            $824,987      $5,714,643
   34             133           7.210%           $66,020                  NAP          $942,026            $848,905         $65,368
   35             359           6.090%           $34,505                  NAP          $698,251            $568,066      $4,858,256
   36             358           5.830%           $30,611                  NAP          $590,717            $554,693      $4,397,306
   37             195           8.612%           $26,928                  NAP          $376,839            $347,235         $26,735
   38             119           4.910%           $21,125                  NAP          $328,352            $298,079         $32,364
   39             360           6.000%           $28,179                  NAP          $538,471            $450,103      $3,994,359
   40             357           5.750%           $26,261                  NAP          $476,261            $457,061      $3,798,470
   41             184           8.400%           $43,168                  NAP          $665,636            $603,772         $42,517
   42             330           5.600%           $26,459                  NAP          $458,336            $427,348      $3,591,629
   43             127           7.000%           $28,020                  NAP          $376,666            $338,687         $27,778
   44             127           7.000%           $21,416                  NAP          $291,353            $258,863         $21,231
   45             299           5.830%           $26,943                  NAP          $512,466            $446,197      $3,284,336
   46             359           5.650%           $23,667                  NAP          $428,869            $396,869      $3,449,235
   47             294           6.990%           $28,246                  NAP          $673,931            $576,248      $3,208,582
   48             296           5.990%           $25,104                  NAP          $480,388            $425,320      $3,028,083
   49             174           6.500%           $18,033                  NAP          $290,292            $253,459         $17,936
   50             174           6.500%            $3,029                  NAP           $48,104             $42,577          $3,013
   51             174           6.500%            $2,457                  NAP           $38,860             $34,538          $2,444
   52             174           6.500%            $6,143                  NAP           $95,076             $84,587          $6,111
   53             174           6.500%            $4,092                  NAP           $63,109             $56,344          $4,070
   54             189           7.250%           $33,196                  NAP          $616,098            $571,157      $3,360,331
   55             294           6.200%           $24,622                  NAP          $492,426            $426,483      $2,933,203
   56             294           6.200%           $23,637                  NAP          $429,806            $364,946      $2,815,874
   57             357           6.750%           $22,831                  NAP          $411,549            $368,913      $3,057,360
   58             357           6.080%           $21,165                  NAP          $336,501            $334,233      $2,983,341
   59             360           6.000%           $20,924                  NAP          $480,395            $371,255      $2,966,024
   60             291           7.900%           $26,892                  NAP          $587,147            $570,397      $3,250,116
   61             238           6.150%           $25,234                  NAP          $518,164            $470,196      $2,308,483
   62              IO           5.345%               NAP              $15,367          $614,208            $596,848      $3,450,000
   63             236           6.100%           $24,808                  NAP          $406,866            $370,941         $24,685
   64              IO           6.519%               NAP              $18,253          $550,655            $511,655      $3,360,000
   65             174           7.320%           $30,982                  NAP          $385,079            $385,079         $30,795
   66             186           7.300%           $29,515              $22,630          $361,268            $361,268         $29,335
   67             119           7.730%           $39,486                  NAP          $948,716            $811,206      $1,986,425
   68             236           6.250%           $24,121                  NAP          $522,593            $436,542         $23,996
   69             250           7.000%           $23,324                  NAP          $657,567            $516,552      $2,697,066
   70              IO           5.741%               NAP              $14,592          $632,179            $594,179      $3,050,000
   71             172           7.350%           $28,474                  NAP          $384,714            $349,105         $28,300
   72             300           6.600%           $20,444                  NAP          $347,159            $340,055      $2,377,139
   73             246           6.890%           $22,218                  NAP          $377,336            $346,283      $2,496,747
   74             235           6.200%           $21,112                  NAP          $415,178            $378,090         $21,004
   75              IO           5.521%               NAP              $13,112          $516,144            $491,730      $2,850,000
   76              IO           5.719%               NAP              $13,583          $602,909            $564,149      $2,850,000
   77             357           5.850%           $16,518                  NAP          $389,324            $356,427      $2,370,577
   78             314           7.380%           $19,901                  NAP          $599,596            $559,596      $2,011,610
   79             187           7.000%           $24,422                  NAP          $387,314            $346,258      $2,115,438
   80             236           6.125%           $17,947                  NAP          $328,760            $328,760         $17,857
   81             297           6.190%           $15,743                  NAP          $290,336            $283,090      $1,877,863
   82             357           5.660%           $13,840                  NAP          $243,693            $241,520      $2,016,138
   83             203           6.875%           $18,654                  NAP          $292,924            $271,968         $18,548
   84             233           6.625%           $16,000                  NAP          $262,847            $243,929         $15,911
   85             174           6.850%           $18,967                  NAP          $321,457            $298,689         $18,860
   86             162           6.350%           $18,900                  NAP          $293,465            $266,335         $18,801
   87              IO           5.598%               NAP               $9,563          $353,988            $334,596      $2,050,000
   88             124           5.750%           $21,742                  NAP          $403,308            $365,808         $21,638
   89              94           6.450%           $26,799                  NAP          $535,091            $473,505         $26,656
   90             175           6.020%           $16,899                  NAP          $437,270            $434,517         $44,097
   91             237           6.420%           $14,632                  NAP          $271,500            $248,242        $759,833
   92             200           6.875%           $16,233                  NAP          $274,474            $253,291         $16,143
   93             154           7.310%           $19,255                  NAP          $262,644            $262,644         $19,140
   94             137           6.250%           $13,680                  NAP          $211,351            $193,704         $13,609
   95             137           6.250%            $4,119                  NAP           $62,989             $58,332          $4,098
   96             234           6.375%           $12,550                  NAP          $254,502            $216,746      $1,118,081
   97             233           7.000%           $13,180                  NAP          $228,901            $207,424      $1,141,673
   98             236           6.375%           $11,812                  NAP          $266,132            $228,744      $1,052,311
   99             145           5.750%           $14,980                  NAP          $283,067            $251,903        $430,574
  100             174           6.850%           $13,980                  NAP          $214,751            $184,559         $13,901
  101             172           7.250%           $14,012                  NAP          $259,250            $235,502         $13,927
  102             175           6.200%           $12,949                  NAP          $312,747            $269,697         $12,881
  103             176           6.125%           $12,759                  NAP          $187,677            $168,455         $12,696
  104             176           6.000%           $12,067                  NAP          $179,916            $170,416         $12,008
  105             119           7.730%           $16,923                  NAP          $475,153            $418,709        $851,249
  106             179           5.640%           $11,543                  NAP          $263,317            $244,653         $29,481
  107             177           6.030%           $10,991                  NAP          $168,714            $149,382         $10,936
  108             116           6.625%           $13,702                  NAP          $204,093            $181,909         $13,627
  109             235           6.625%            $8,019                  NAP          $130,162            $120,007          $7,976
  110             118           6.000%           $11,768                  NAP          $220,927            $198,689         $11,710
  111             111           6.750%           $12,631                  NAP          $305,476            $258,828         $12,560
  112             234           6.375%            $7,751                  NAP          $158,426            $132,212        $690,579
  113             235           6.500%            $7,754                  NAP          $125,438            $114,791          $7,712
  114             177           6.250%            $8,574                  NAP          $140,445            $120,912          $8,529
  115             175           6.250%            $8,574                  NAP          $168,654            $144,454          $8,529
  116             234           7.380%            $7,184                  NAP          $139,530            $127,800        $364,508
  117             236           6.250%            $6,213                  NAP          $137,239            $121,277        $556,652
  118             177           6.125%            $6,848                  NAP          $141,152            $131,459          $6,813
  119             174           6.850%            $6,233                  NAP          $128,852            $114,815          $6,198

                  292           6.143%

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE         CURRENT     SOURCE OF    CAPITALIZATION   VALUATION
LOAN NO.       VALUE(11)     VALUE(11)       RATE(11)         DATE       LARGEST TENANT(12)
------------------------------------------------------------------------------------------------------------------------------------
    1       $308,200,000     Appraisal         NAP         03/01/2003    XXI Forever
    2       $228,000,000     Appraisal         NAP         01/17/2003    GSA State Department
    3       $297,000,000     Appraisal         NAP         12/16/2002    Sargent & Lundy
    4       $224,000,000     Appraisal         NAP         12/05/2002    Bass Pro Shop Outdoors
    5       $443,000,000     Appraisal         NAP         10/05/2002    Nordstrom
    6        $27,000,000     Appraisal         NAP         01/20/2003    Circuit City
    7        $27,000,000     Appraisal         NAP         02/17/2003    Dr. Saliba & Klein (Encino Tarzana Regional Medical Center)
    8        $22,000,000     Appraisal         NAP         08/29/2002    NAP
    9        $22,600,000     Appraisal         NAP         03/19/2002    NAP
   10        $17,000,000     Appraisal         NAP         09/27/2002    Kohl's Department Store
   11         $4,900,000     Appraisal         NAP         09/01/2002    North American Packaging
   12         $3,500,000     Appraisal         NAP         09/01/2002    North American Packaging
   13         $4,700,000     Appraisal         NAP         09/18/2002    North American Packaging
   14         $2,500,000     Appraisal         NAP         09/11/2002    North American Packaging
   15         $3,300,000     Appraisal         NAP         09/01/2002    North American Packaging
   16         $3,100,000     Appraisal         NAP         09/01/2002    North American Packaging
   17        $16,000,000     Appraisal         NAP         01/17/2003    Salomon Smith Barney
   18        $16,100,000     Appraisal         NAP         08/01/2002    Universal Distribution
   19        $26,085,000     Appraisal         NAP         09/25/2002    NAP
   20        $14,275,000     Appraisal         NAP         07/02/2002    Ralphs
   21        $14,175,000     Appraisal         NAP         09/19/2002    GMAC
   22        $14,000,000     Appraisal         NAP         01/23/2003    Storables
   23        $12,200,000     Appraisal         NAP         02/01/2003    Kash N' Karry
   24        $11,750,000     Appraisal         NAP         01/20/2003    Michael's
   25        $12,087,158   Market Study        9.5%        01/02/2003    JAC Products
   26        $12,087,158   Market Study        9.5%        01/02/2003    JAC Products
   27        $10,900,000     Appraisal         NAP         03/10/2003    Shop Rite
   28        $11,270,000     Appraisal         NAP         02/01/2003    99 Cent Store
   29        $13,210,994   Market Study        8.3%        01/13/2003    Albertson's - Ground Lease
   30        $10,850,000     Appraisal         NAP         09/01/2002    Anthropologie, Inc.
   31        $10,150,000     Appraisal         NAP         09/23/2002    Aetna Life Insurance Co.
   32        $10,100,000     Appraisal         NAP         11/05/2002    Trinh Q. Dang, Trinh T. Do
   33        $10,300,000     Appraisal         NAP         08/28/2002    Titan Corp.
   34         $9,661,805   Market Study        9.8%        01/08/2003    Sope Creek
   35         $8,150,000     Appraisal         NAP         01/23/2003    SBC Services
   36         $6,900,000     Appraisal         NAP         01/29/2003    Countrywide Home Mortgage
   37         $3,865,015   Market Study        9.8%        03/11/2003    Food Lion
   38         $3,367,713   Market Study        9.8%        03/11/2003    Food Lion
   39         $6,500,000     Appraisal         NAP         02/05/2003    Cohen, Fluhr & Gonzalez, P.C.
   40         $5,800,000     Appraisal         NAP         09/19/2002    NAP
   41         $6,827,036   Market Study        9.8%        01/07/2003    Diamond Metal Fabricators
   42         $5,700,000     Appraisal         NAP         03/06/2003    NAP
   43         $3,863,241   Market Study        9.8%        01/07/2003    Jutel International
   44         $2,988,236   Market Study        9.8%        01/07/2003    Seasonal Concepts
   45         $5,650,000     Appraisal         NAP         03/12/2003    Davis Intotek Instruments, LLC
   46         $5,500,000     Appraisal         NAP         01/08/2003    NAP
   47         $7,800,000     Appraisal         NAP         08/01/2002    NAP
   48         $5,600,000     Appraisal         NAP         12/27/2002    Nettwerk America, LLC
   49         $2,900,000     Appraisal         NAP         10/28/2002    George Weston Bakeries
   50           $470,000     Appraisal         NAP         10/28/2002    Columbus Gymnastics, Inc.
   51           $380,000     Appraisal         NAP         10/28/2002    Tamkel, Inc.
   52           $950,000     Appraisal         NAP         10/28/2002    Guatam Samadder, MD
   53           $620,000     Appraisal         NAP         10/28/2002    Brice Road Medical
   54         $6,160,980   Market Study       10.0%        01/02/2003    Encore Productions, Inc.
   55         $5,390,000     Appraisal         NAP         10/02/2002    GSA-Social Security Division
   56         $5,190,000     Appraisal         NAP         10/02/2002    Housing and Urban Development
   57         $4,400,000     Appraisal         NAP         08/29/2002    Dimuro Ginsberg & Mook
   58         $4,450,000     Appraisal         NAP         01/28/2003    Walgreens
   59         $4,650,000     Appraisal         NAP         02/06/2003    Copy-Plex
   60         $8,098,579   Market Study        7.3%        01/07/2003    NAP
   61         $5,000,000     Appraisal         NAP         01/23/2003    National Public Seating Corp.
   62         $7,880,000     Appraisal         NAP         09/25/2002    NAP
   63         $5,100,000     Appraisal         NAP         11/11/2002    Fratelli Fine Italian Foods
   64         $6,110,000     Appraisal         NAP         09/25/2002    NAP
   65         $4,667,624   Market Study        8.3%        02/07/2003    Walgreens Eastern Co., Inc.
   66         $4,515,850   Market Study        8.0%        01/24/2003    Walgreens Co.
   67         $8,249,704   Market Study       11.5%        01/07/2003    E & M Bindery
   68         $5,550,000     Appraisal         NAP         11/19/2002    CVS Pharmacy
   69         $7,515,051   Market Study        8.8%        01/09/2003    Ross Stores, Inc.
   70         $7,155,000     Appraisal         NAP         09/25/2002    NAP
   71         $4,600,000     Appraisal         NAP         08/09/2002    West Side Studios
   72         $4,200,000     Appraisal         NAP         03/06/2003    NAP
   73         $4,573,770   Market Study        8.3%        01/07/2003    Orange Cty Industrial Plastics
   74         $5,190,000     Appraisal         NAP         11/07/2002    NAP
   75         $6,930,000     Appraisal         NAP         09/25/2002    NAP
   76         $7,065,000     Appraisal         NAP         09/25/2002    NAP
   77         $4,450,000     Appraisal         NAP         12/09/2002    Starpoint LP/Checkpoint
   78         $8,300,000     Appraisal         NAP         03/20/2003    NAP
   79         $4,076,989   Market Study        9.5%        01/09/2003    RMS Business Systems
   80         $4,330,000     Appraisal         NAP         11/05/2002    Walgreen Co.
   81         $3,645,000     Appraisal         NAP         01/24/2003    Eckerd Corporation
   82         $3,050,000     Appraisal         NAP         01/10/2003    Walgreens
   83         $3,570,000     Appraisal         NAP         08/23/2002    Eckerd Drug Store
   84         $3,100,000     Appraisal         NAP         09/11/2002    DaVita Dialysis
   85         $3,830,000     Appraisal         NAP         10/01/2002    Jerry's Sub Shoppe
   86         $3,000,000     Appraisal         NAP         10/31/2002    Godwin-SBO/Schoeller Bleckmann
   87         $5,070,000     Appraisal         NAP         09/25/2002    NAP
   88         $5,100,000     Appraisal         NAP         10/29/2002    NAP
   89         $5,530,000     Appraisal         NAP         08/16/2002    Guebert, Bruckner & Bootes PA
   90         $5,500,000     Appraisal         NAP         09/27/2002    Walgreen Company
   91         $2,720,000     Appraisal         NAP         03/01/2003    Complete Petsmart, Inc.
   92         $3,315,000     Appraisal         NAP         08/25/2002    Eckerd Drug Store
   93         $3,183,564   Market Study        8.3%        02/06/2003    Walgreens Co.
   94         $2,442,000     Appraisal         NAP         09/18/2002    Data Print, LLC
   95           $625,000     Appraisal         NAP         09/18/2002    Polar Healthfirst, Inc.
   96         $2,300,000     Appraisal         NAP         10/24/2002    Indian Health Services
   97         $2,550,000     Appraisal         NAP         10/07/2002    Empire Warehouse Inc.
   98         $2,600,000     Appraisal         NAP         10/14/2002    Papa Romanos of Plymouth
   99         $3,500,000     Appraisal         NAP         10/24/2002    Panda Inn
  100         $2,950,000     Appraisal         NAP         10/04/2002    Nick's of Clinton; (retail)
  101         $2,360,000     Appraisal         NAP         05/31/2002    Stevens Real Estate
  102         $2,740,000     Appraisal         NAP         10/25/2002    Dallas Independent School Dist
  103         $2,330,000     Appraisal         NAP         09/30/2002    Arita Global, Inc.
  104         $2,150,000     Appraisal         NAP         03/07/2002    NAP
  105         $4,223,582   Market Study       11.3%        01/07/2003    Thea & Schoen, Inc.
  106         $3,200,000     Appraisal         NAP         02/06/2003    Staples
  107         $1,925,000     Appraisal         NAP         12/24/2002    Ecolotrol, Inc.
  108         $2,000,000     Appraisal         NAP         12/02/2002    Corral West Ranch Wear, Inc.
  109         $1,525,000     Appraisal         NAP         10/30/2002    Blockbuster, Inc.
  110         $2,430,000     Appraisal         NAP         03/05/2003    Family Dollar
  111         $3,000,000     Appraisal         NAP         07/24/2002    Knock on Wood
  112         $1,850,000     Appraisal         NAP         10/24/2002    Biltmore Employment Assoc.
  113         $1,450,000     Appraisal         NAP         11/04/2002    Tequila Blue (Restaurant)
  114         $1,450,000     Appraisal         NAP         02/03/2003    Crye-Leike
  115         $2,000,000     Appraisal         NAP         08/21/2002    Party City
  116         $1,300,000     Appraisal         NAP         06/19/2002    NAP
  117         $1,450,000     Appraisal         NAP         01/10/2003    Red Balloon Toy Store
  118         $1,550,000     Appraisal         NAP         02/01/2003    The Mattress Shop
  119         $1,650,000     Appraisal         NAP         09/17/2002    A.D. Ventures, Inc.

--------------------------------------------------------------------------------------------------------------------------------
MORTGAGE          LEASE                                                                                  LEASE
LOAN NO.     EXPIRATION DATE         % NSF   SECOND LARGEST TENANT(12)                              EXPIRATION DATE       % NSF
--------------------------------------------------------------------------------------------------------------------------------
    1           01/31/2013            4.1%   Gap                                                      01/31/2010           3.3%
    2           01/02/2013           53.0%   GSA FEMA                                                 08/16/2009          41.3%
    3           06/30/2012           20.1%   Seyfarth Shaw                                            12/31/2006          13.8%
    4           10/25/2014           11.9%   Burlington Coat Factory                                  01/31/2010           8.2%
    5           04/30/2021           13.7%   Neiman Marcus                                            01/31/2017           7.0%
    6           01/31/2017           42.9%   Super Fresh Food Markets Inc.                            04/30/2016          35.9%
    7           06/30/2007            7.7%   Shalom Pain Treatment Medical Center                     02/28/2012           5.7%
    8              NAP                 NAP   NAP                                                          NAP               NAP
    9              NAP                 NAP   NAP                                                          NAP               NAP
   10           01/31/2023          100.0%   NAP                                                          NAP               NAP
   11           02/28/2011          100.0%   NAP                                                          NAP               NAP
   12           02/28/2011          100.0%   NAP                                                          NAP               NAP
   13           02/28/2011          100.0%   NAP                                                          NAP               NAP
   14           02/28/2011          100.0%   NAP                                                          NAP               NAP
   15           02/28/2011          100.0%   NAP                                                          NAP               NAP
   16           02/28/2011          100.0%   NAP                                                          NAP               NAP
   17           08/31/2009           35.1%   Hodgson, Russ etal                                       03/31/2011          23.7%
   18           05/31/2005           32.7%   Trezzco Trucking                                         11/30/2004          24.7%
   19              NAP                 NAP   NAP                                                          NAP               NAP
   20           08/31/2021           65.5%   Washington Mutual                                        01/13/2012           4.8%
   21           04/30/2007           29.3%   Prudential Carolina's Realty                             11/30/2011          24.6%
   22           01/31/2009           25.5%   Sturtevants                                              04/30/2004          19.2%
   23           04/30/2010           18.3%   Big Lots                                                 01/31/2010          15.4%
   24           02/28/2015           38.9%   PetsMart                                                 01/31/2016          31.3%
   25           10/01/2015          100.0%   NAP                                                          NAP               NAP
   26           10/01/2015          100.0%   NAP                                                          NAP               NAP
   27           03/31/2018          100.0%   NAP                                                          NAP               NAP
   28           01/31/2009           39.8%   Hometown Buffet                                          06/05/2016          11.4%
   29           02/02/2025           45.9%   Petco (sublet from Longs Drug)                           06/23/2020          18.5%
   30           01/03/2011           23.9%   Piper Jaffray                                            02/28/2011          21.7%
   31           08/31/2004           38.7%   Vitas Healthcare Corporation                             10/31/2005           6.8%
   32           03/31/2007             NAP   Banquet & Event Resource Inc                             08/31/2007            NAP
   33           01/31/2007           22.2%   AWR Sports                                               10/31/2003          21.5%
   34           07/31/2008           10.6%   SCA                                                      08/31/2004           7.6%
   35           05/31/2006           55.2%   GSA                                                      03/26/2005          15.2%
   36           12/31/2007            7.5%   Rehabilitation Associates                                12/31/2011           5.7%
   37           09/14/2019           73.3%   CVS                                                      07/15/2004          20.0%
   38           08/04/2020           76.3%   Captain Video                                            10/31/2005           9.4%
   39           09/30/2004            9.9%   Health Strategy Group                                    05/31/2003           7.3%
   40              NAP                 NAP   NAP                                                          NAP               NAP
   41           09/30/2005            9.6%   Schulz of America                                        01/31/2004           8.7%
   42              NAP                 NAP   NAP                                                          NAP               NAP
   43           12/31/2003           23.5%   Goldwell International                                   08/31/2007          20.3%
   44           01/31/2004           31.2%   Wurth Service/Supply                                     09/30/2004          11.4%
   45           07/31/2007           40.5%   Gannette Fleming                                         02/28/2005          33.1%
   46              NAP                 NAP   NAP                                                          NAP               NAP
   47              NAP                 NAP   NAP                                                          NAP               NAP
   48           03/08/2006           19.8%   Steven Bourman, MD                                       01/31/2008          11.6%
   49           12/31/2007           25.9%   Ohio Specialty                                           05/31/2006          11.1%
   50           06/30/2010          100.0%   NAP                                                          NAP               NAP
   51           12/31/2007          100.0%   NAP                                                          NAP               NAP
   52           01/31/2007           50.5%   Kreative Koncepts                                        07/31/2003          13.5%
   53           12/31/2004           50.0%   Best Value                                               01/31/2006          50.0%
   54           01/31/2019          100.0%   NAP                                                          NAP               NAP
   55           12/31/2010           27.6%   Nebraska Methodist Health                                08/31/2004          22.3%
   56           01/01/2004           34.1%   Gallup Organization                                      11/30/2005          31.8%
   57           02/28/2006           23.4%   Thiemann Aitken Vohra & Rutledge                         12/31/2007          17.0%
   58           07/31/2019          100.0%   NAP                                                          NAP               NAP
   59           10/31/2009           15.7%   Taft, Stettinus & Hollister                              08/31/2003           9.0%
   60              NAP                 NAP   NAP                                                          NAP               NAP
   61           03/19/2023           66.9%   Oklahoma Sound Corp.                                     03/19/2023          33.1%
   62              NAP                 NAP   NAP                                                          NAP               NAP
   63           04/30/2006           12.7%   Morgo's Dynasty                                          09/30/2011          10.9%
   64              NAP                 NAP   NAP                                                          NAP               NAP
   65           12/31/2057          100.0%   NAP                                                          NAP               NAP
   66           01/31/2059          100.0%   NAP                                                          NAP               NAP
   67           03/31/2008           21.7%   S & F Die Cutting                                        04/01/2010          15.5%
   68           01/31/2011           22.1%   Powerhouse Gym                                           02/28/2007          20.4%
   69           09/30/2006           28.5%   Portland Tribune                                         12/31/2005           7.8%
   70              NAP                 NAP   NAP                                                          NAP               NAP
   71           10/31/2004            9.5%   Cheetah Video                                            05/31/2005           7.5%
   72              NAP                 NAP   NAP                                                          NAP               NAP
   73           08/31/2013          100.0%   NAP                                                          NAP               NAP
   74              NAP                 NAP   NAP                                                          NAP               NAP
   75              NAP                 NAP   NAP                                                          NAP               NAP
   76              NAP                 NAP   NAP                                                          NAP               NAP
   77           02/28/2004           28.9%   Maximize of Naples (Maximo's)                            04/30/2004          13.9%
   78              NAP                NAP%   NAP                                                          NAP               NAP
   79           01/31/2004           16.6%   Fertility Centers of Illinois                            07/31/2007          11.7%
   80           09/30/2062          100.0%   NAP                                                          NAP               NAP
   81           11/01/2020          100.0%   NAP                                                          NAP               NAP
   82           03/31/2023          100.0%   NAP                                                          NAP               NAP
   83           05/25/2020          100.0%   NAP                                                          NAP               NAP
   84           12/31/2011           36.4%   Forgotten Angels                                         12/31/2004          15.9%
   85           12/31/2007           15.6%   Charlie Chiang's Restaurant                              07/31/2004          14.2%
   86           12/01/2016          100.0%   NAP                                                          NAP               NAP
   87              NAP                 NAP   NAP                                                          NAP               NAP
   88              NAP                 NAP   NAP                                                          NAP               NAP
   89           05/31/2006           13.0%   The Vaughn Company                                       10/31/2009          12.8%
   90           08/23/2027          100.0%   NAP                                                          NAP               NAP
   91           11/30/2012           31.6%   Blazin Wings, Inc                                        12/31/2012          28.9%
   92           02/24/2020          100.0%   NAP                                                          NAP               NAP
   93           02/28/2056          100.0%   NAP                                                          NAP               NAP
   94           06/30/2007           36.5%   Vista Care Inc.                                          10/31/2005          28.3%
   95           02/14/2007          100.0%   NAP                                                          NAP               NAP
   96           09/30/2005           32.9%   Downtown Medical Group                                   07/31/2005          12.5%
   97           08/30/2007           30.0%   W.A. Butler Co.                                          09/30/2005          25.0%
   98           04/30/2005           19.3%   Sherwin Williams                                         06/30/2005          19.0%
   99           01/31/2007           17.7%   Joy & Peace                                              03/31/2007          13.2%
  100           09/01/2011           36.4%   Nick's of Clinton (office)                               09/01/2011          11.4%
  101           12/31/2007           52.0%   Bank of America                                          12/31/2008          27.0%
  102           08/30/2003           28.5%   Direct Action Uniforms                                   06/30/2006          16.8%
  103           02/08/2009           38.6%   VP Discount, LLC                                         05/31/2004          19.1%
  104              NAP                 NAP   NAP                                                          NAP               NAP
  105           01/31/2010          100.0%   NAP                                                          NAP               NAP
  106           09/30/2015          100.0%   NAP                                                          NAP               NAP
  107           07/31/2006           29.5%   Raffit Ribbons, Inc.                                     03/31/2005          23.6%
  108           06/30/2005           48.2%   Computech Nevada, Inc.                                   09/09/2003          10.6%
  109           11/30/2012           52.6%   Subway Real Estate Corp                                  12/07/2007          15.8%
  110           06/30/2008           31.2%   Cato Clothing                                            01/31/2008          19.2%
  111           02/28/2010           38.8%   Virginia Office Supply                                   07/31/2005          20.3%
  112           08/30/2003           13.7%   Conner Chiropractic                                      06/30/2003           9.3%
  113           06/30/2007           31.8%   Chen's (Restaurant)                                      10/08/2012          24.7%
  114           02/28/2018           74.9%   1st Trust Mortgage                                       01/31/2006           7.5%
  115           11/01/2010           88.6%   Professional Tank Cleaning                               02/28/2007           5.5%
  116              NAP                 NAP   NAP                                                          NAP               NAP
  117           04/30/2005           31.2%   Dr. Volts Comic Connection                               05/30/2007          12.2%
  118           05/31/2006           31.2%   Silver Nail Spa                                          06/30/2007          25.8%
  119           09/01/2007           17.6%   Sang Kim Dry Cleaners                                    02/01/2007          17.4%

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE                                                           LEASE            %          INSURANCE              TAX ESCROW
LOAN NO.       THIRD LARGEST TENANT(12)                       EXPIRATION DATE      NSF      ESCROW IN PLACE          IN PLACE(13)
------------------------------------------------------------------------------------------------------------------------------------
    1          Crate & Barrell                                   01/31/2015          2.9%          No                      No
    2          Holiday Inn Offices/Meeting                       12/31/2006          1.0%          No                     Yes
    3          Phoenix Investment Partners                       12/31/2008          7.0%         Yes                     Yes
    4          American Multi-Cinema                             10/31/2019          6.3%          No                      No
    5          Lord & Taylor                                     12/31/2008          6.4%          No                      No
    6          Main Line Golf and Training Center                10/31/2007          4.7%         Yes                     Yes
    7          Bennigan's                                        12/31/2011          5.3%         Yes                     Yes
    8          NAP                                                  NAP               NAP         Yes                     Yes
    9          NAP                                                  NAP               NAP         Yes                     Yes
   10          NAP                                                  NAP               NAP          No                      No
   11          NAP                                                  NAP               NAP         Yes                      No
   12          NAP                                                  NAP               NAP         Yes                      No
   13          NAP                                                  NAP               NAP         Yes                      No
   14          NAP                                                  NAP               NAP         Yes                      No
   15          NAP                                                  NAP               NAP         Yes                      No
   16          NAP                                                  NAP               NAP         Yes                      No
   17          Trammell Crow Realty                              04/30/2005         16.9%         Yes                     Yes
   18          Deep Foods                                        01/31/2007          9.5%         Yes                     Yes
   19          NAP                                                  NAP               NAP          No                      No
   20          KFC (Ground Lease)                                11/09/2021          3.2%          No                     Yes
   21          Selective Insurance                               09/30/2007         12.8%         Yes                     Yes
   22          Bartell Drug                                      08/31/2005         13.8%         Yes                     Yes
   23          Dollar Tree                                       02/28/2013         14.2%         Yes                     Yes
   24          Mattress Giant                                    05/31/2006          6.5%         Yes                     Yes
   25          NAP                                                  NAP               NAP          No                      No
   26          NAP                                                  NAP               NAP          No                      No
   27          NAP                                                  NAP               NAP          No                      No
   28          CSK Auto                                          03/31/2005          7.3%         Yes                     Yes
   29          Lu & Lu, Inc.                                     10/31/2007          6.4%          No                     Yes
   30          The Wasie Foundation                              02/28/2011          9.0%          No                     Yes
   31          Einhorn Associates, Inc.                          09/30/2007          6.5%         Yes                     Yes
   32          South American Imports                            02/28/2007           NAP          No                     Yes
   33          OJ Insulation Co.                                 03/15/2005         11.8%          No                     Yes
   34          Ossi, Inc.                                        01/31/2004          5.8%          No                     Yes
   35          TEK Systems                                       09/14/2005         10.7%         Yes                     Yes
   36          Associated Neurologists                           05/31/2012          4.2%         Yes                     Yes
   37          Vogue Cleaners                                    11/30/2003          4.0%          No                      No
   38          Lu's China Garden                                 04/30/2005          4.5%          No                      No
   39          American Theater Arts for Youth, Inc.             06/30/2004          6.2%         Yes                     Yes
   40          NAP                                                  NAP               NAP         Yes                     Yes
   41          Commercial Plastics                               12/31/2004          6.4%          No                     Yes
   42          NAP                                                  NAP               NAP         Yes                     Yes
   43          KSM Electronic                                    12/31/2003         18.0%          No                     Yes
   44          Snyder's of Hanover                               09/30/2003         11.4%          No                     Yes
   45          Renal Treatment Center - MidAtlantic, Inc.        05/30/2013         16.1%         Yes                     Yes
   46          NAP                                                  NAP               NAP         Yes                     Yes
   47          NAP                                                  NAP               NAP         Yes                     Yes
   48          Tichenor & Thorp                                  05/31/2003          8.2%          No                     Yes
   49          Quality Apparel (AQL)                             02/28/2005         11.1%         Yes                     Yes
   50          NAP                                                  NAP               NAP         Yes                     Yes
   51          NAP                                                  NAP               NAP         Yes                     Yes
   52          American Family Insurance                         03/31/2005         10.3%         Yes                     Yes
   53          NAP                                                  NAP               NAP         Yes                     Yes
   54          NAP                                                  NAP               NAP          No                     Yes
   55          Staubach Portfolio                                11/30/2003         11.5%         Yes                     Yes
   56          Cedgwick James                                    09/30/2007         21.1%         Yes                     Yes
   57          Creative Classics                                 07/31/2012         15.1%         Yes                     Yes
   58          NAP                                                  NAP               NAP         Yes                      No
   59          American Legal Publishing                         07/31/2004          8.4%         Yes                     Yes
   60          NAP                                                  NAP               NAP          No                     Yes
   61          NAP                                                  NAP               NAP         Yes                     Yes
   62          NAP                                                  NAP               NAP          No                      No
   63          Personal Training Institute                       03/31/2011          8.0%          No                     Yes
   64          NAP                                                  NAP               NAP          No                      No
   65          NAP                                                  NAP               NAP          No                      No
   66          NAP                                                  NAP               NAP          No                      No
   67          Paramont Cosmetics                                03/31/2011         14.3%          No                      No
   68          Pet Provisions                                    05/31/2003          8.2%         Yes                     Yes
   69          Cascade Aids Project                              06/30/2006          7.4%          No                     Yes
   70          NAP                                                  NAP               NAP          No                      No
   71          Finales Factory Outlet                            04/30/2007          6.6%         Yes                     Yes
   72          NAP                                                  NAP               NAP         Yes                     Yes
   73          NAP                                                  NAP               NAP          No                     Yes
   74          NAP                                                  NAP               NAP         Yes                     Yes
   75          NAP                                                  NAP               NAP          No                      No
   76          NAP                                                  NAP               NAP          No                      No
   77          Michael's Formal Wear                             08/31/2004          8.7%         Yes                     Yes
   78          NAP                                                  NAP               NAP         Yes                     Yes
   79          Lucas, Kevin Dr.                                  01/31/2007          8.3%          No                     Yes
   80          NAP                                                  NAP               NAP          No                      No
   81          NAP                                                  NAP               NAP          No                      No
   82          NAP                                                  NAP               NAP         Yes                      No
   83          NAP                                                  NAP               NAP          No                      No
   84          McDonald Tax Service                              07/31/2004          8.0%          No                     Yes
   85          R & B Impressions. Inc.                           10/31/2004          7.8%         Yes                     Yes
   86          NAP                                                  NAP               NAP          No                      No
   87          NAP                                                  NAP               NAP          No                      No
   88          NAP                                                  NAP               NAP         Yes                     Yes
   89          Remax                                             02/28/2005         11.1%         Yes                     Yes
   90          NAP                                                  NAP               NAP          No                      No
   91          Nextel Retail Stores, Inc                         11/30/2007          7.9%         Yes                     Yes
   92          NAP                                                  NAP               NAP          No                      No
   93          NAP                                                  NAP               NAP          No                      No
   94          General Electric Company                          04/30/2008         17.4%          No                      No
   95          NAP                                                  NAP               NAP          No                      No
   96          Bayless & Associates                              04/30/2004         12.4%         Yes                     Yes
   97          Clear View Windows                                09/30/2007         20.0%         Yes                     Yes
   98          Ryan Fiorenzi                                     04/30/2005         13.1%          No                     Yes
   99          Gentle Care Dental Center                         07/31/2004          7.6%          No                      No
  100          Planned Parenthood (retail)                       07/01/2007          6.1%         Yes                     Yes
  101          Champion Real Estate, Inc.                        08/21/2010         21.0%         Yes                     Yes
  102          Acapulco/El Torrito                               12/31/2005         11.8%          No                     Yes
  103          RadioShack Corporation                            02/29/2008         18.8%          No                      No
  104          NAP                                                  NAP               NAP         Yes                     Yes
  105          NAP                                                  NAP               NAP          No                      No
  106          NAP                                                  NAP               NAP          No                      No
  107          Colin Service Systems, Inc.                       11/30/2004         22.2%          No                     Yes
  108          Natural Nutrition Food                            06/30/2005          9.7%          No                      No
  109          M-Class Clippers, LLC                             10/31/2007         15.8%         Yes                     Yes
  110          Cycle Works                                       10/31/2005          7.6%          No                      No
  111          Mattress for You                                  09/01/2006          7.2%         Yes                     Yes
  112          Pronet Solutions                                  02/28/2003          9.2%         Yes                     Yes
  113          Kimba Flowers (Hair Salon)                        07/30/2007         13.9%         Yes                     Yes
  114          Farmer's Insurance                                04/30/2006          7.5%         Yes                     Yes
  115          Mastriana and Christiansen                        02/28/2007          4.2%         Yes                     Yes
  116          NAP                                                  NAP               NAP         Yes                     Yes
  117          Evergreen Framing                                 03/31/2003         10.2%         Yes                     Yes
  118          Alltel                                            04/30/2005         23.9%         Yes                     Yes
  119          The Medicine Shoppe                               06/01/2007         12.4%         Yes                     Yes

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE       CAPITAL EXPENDITURE            TI/LC                                            OTHER
LOAN NO.       ESCROW IN PLACE(14)     ESCROW IN PLACE(15)                            ESCROW DESCRIPTION(16)
------------------------------------------------------------------------------------------------------------------------------------
    1                   No                     Yes                                              NAP
    2                  Yes                     Yes                                              NAP
    3                   No                      No                                     Ground Rents Reserve
    4                   No                     Yes                                              NAP
    5                   No                      No                                              NAP
    6                  Yes                     Yes             Umbrella Insurance Reserve; School & Highway Improvements Tax Reserve
    7                  Yes                     Yes                                              NAP
    8                  Yes                      No                                              NAP
    9                  Yes                      No                                    Cash Collateral Reserve
   10                   No                      No                                              NAP
   11                  Yes                     Yes                                Tax Reserve; Insurance Reserve
   12                  Yes                     Yes                                Tax Reserve; Insurance Reserve
   13                  Yes                     Yes                                Tax Reserve; Insurance Reserve
   14                  Yes                     Yes                                Tax Reserve; Insurance Reserve
   15                  Yes                     Yes                                Tax Reserve; Insurance Reserve
   16                  Yes                     Yes                                Tax Reserve; Insurance Reserve
   17                  Yes                     Yes                                              NAP
   18                  Yes                     Yes                                              NAP
   19                   No                      No                                              NAP
   20                   No                      No                                              NAP
   21                   No                     Yes                                              NAP
   22                  Yes                      No                                              NAP
   23                  Yes                      No                                              NAP
   24                   No                     Yes                                              NAP
   25                   No                      No                                              NAP
   26                   No                      No                                              NAP
   27                   No                      No                                              NAP
   28                  Yes                     Yes                                              NAP
   29                   No                      No                                              NAP
   30                  Yes                     Yes                                              NAP
   31                  Yes                     Yes                                              NAP
   32                  Yes                      No                                              NAP
   33                   No                     Yes                                              NAP
   34                   No                      No                                              NAP
   35                  Yes                     Yes                                     LOC Transfer Reserve
   36                  Yes                     Yes                                              NAP
   37                   No                      No                                              NAP
   38                   No                      No                                              NAP
   39                  Yes                     Yes                                       Rollover Reserve
   40                  Yes                      No                                              NAP
   41                   No                      No                                              NAP
   42                  Yes                      No                                              NAP
   43                   No                      No                                              NAP
   44                   No                      No                                              NAP
   45                  Yes                     Yes                                 Interim Reserve; HVAC Reserve
   46                  Yes                      No                                              NAP
   47                  Yes                      No                                              NAP
   48                   No                      No                                              NAP
   49                   No                      No                                              NAP
   50                   No                      No                                              NAP
   51                   No                      No                                              NAP
   52                   No                      No                                              NAP
   53                   No                      No                                              NAP
   54                   No                      No                                              NAP
   55                  Yes                     Yes                                              NAP
   56                  Yes                     Yes                                              NAP
   57                  Yes                     Yes                                              NAP
   58                  Yes                      No                                              NAP
   59                  Yes                     Yes                        Tatgenhorst Holdback; Legal Advantage Holdback
   60                   No                      No                                              NAP
   61                  Yes                     Yes                                   Roof Replacement Reserve
   62                   No                      No                                              NAP
   63                   No                      No                                              NAP
   64                   No                      No                                              NAP
   65                  Yes                      No                                              NAP
   66                  Yes                      No                                              NAP
   67                   No                      No                                              NAP
   68                   No                      No                                     Deferred Maintenance
   69                   No                      No                                              NAP
   70                   No                      No                                              NAP
   71                   No                      No                                              NAP
   72                  Yes                      No                                              NAP
   73                   No                      No                                              NAP
   74                   No                      No                                              NAP
   75                   No                      No                                              NAP
   76                   No                      No                                              NAP
   77                   No                      No                                              NAP
   78                  Yes                      No                                              NAP
   79                   No                     Yes                                              NAP
   80                   No                      No                                              NAP
   81                   No                      No                                              NAP
   82                  Yes                      No                                      Punch List Reserve
   83                   No                      No                                              NAP
   84                   No                      No                                U of T Orthopedic Space Leased
   85                   No                      No                                              NAP
   86                   No                      No                                              NAP
   87                   No                      No                                              NAP
   88                   No                      No                                              NAP
   89                   No                      No                                              NAP
   90                   No                      No                                              NAP
   91                   No                      No                                Parking & Landscaping Holdback
   92                   No                      No                                              NAP
   93                  Yes                      No                                              NAP
   94                   No                      No                                       Lease Up Holdback
   95                   No                      No                                       Lease Up Holdback
   96                   No                      No                                     Deferred Maintenance
   97                   No                      No                                              NAP
   98                   No                      No                                      Parking Lot Repairs
   99                   No                      No                                              NAP
  100                   No                      No                                              NAP
  101                   No                      No                                     Deferred Maintenance
  102                   No                      No                                              NAP
  103                   No                      No                                              NAP
  104                   No                      No                                              NAP
  105                   No                      No                                              NAP
  106                   No                      No                                              NAP
  107                   No                      No                                              NAP
  108                   No                      No                                              NAP
  109                   No                      No                                       Lease Up Holdback
  110                   No                      No                                     Deferred Maintenance
  111                   No                      No                                     Deferred Maintenance
  112                   No                      No                                              NAP
  113                   No                      No                                              NAP
  114                   No                      No                                              NAP
  115                   No                      No                                              NAP
  116                   No                      No                                     Capital Improvements
  117                   No                      No                                              NAP
  118                   No                      No                                              NAP
  119                   No                      No                                              NAP

------------------------------------------------------------------------------------------------------------------------------------
                                                              INITIAL CAPITAL             MONTHLY CAPITAL           CURRENT CAPITAL
MORTGAGE                 SPRINGING                         EXPENDITURE ESCROW          EXPENDITURE ESCROW        EXPENDITURE ESCROW
LOAN NO.           ESCROW DESCRIPTION(17)                     REQUIREMENT(18)             REQUIREMENT(19)               BALANCE(20)
------------------------------------------------------------------------------------------------------------------------------------
    1           Tax,Insurance, TI/LC, Other                                $0                          $0                        $0
    2                       NAP                                    $5,108,102                          $0                $4,952,982
    3                  Cap Ex, TI/LC                                       $0                         NAP                       NAP
    4               Tax,Insurance,Cap Ex                                   $0                          $0                        $0
    5               Tax,Insurance, TI/LC                                   $0                          $0                        $0
    6                       NAP                                        $1,904                      $1,904                    $7,617
    7                       NAP                                        $1,055                      $1,055                    $2,110
    8                       NAP                                        $5,292                      $5,292                    $5,292
    9                       NAP                                        $4,333                      $4,333                   $29,294
   10            Tax,Insurance,Cap Ex,TI/LC                                $0                          $0                        $0
   11                       NAP                                        $1,083                      $1,083                    $4,332
   12                       NAP                                        $2,207                      $2,207                    $8,830
   13                       NAP                                          $771                        $771                    $3,084
   14                       NAP                                          $751                        $751                    $3,003
   15                       NAP                                          $974                        $974                    $3,897
   16                       NAP                                        $1,267                      $1,267                    $5,070
   17                       NAP                                        $1,044                      $1,044                    $3,132
   18                       NAP                                            $0                      $2,607                   $13,061
   19            Tax,Insurance,Cap Ex,TI/LC                                $0                          $0                        $0
   20                Insurance, Cap Ex                                     $0                          $0                        $0
   21                      Cap Ex                                          $0                          $0                        $0
   22                      TI/LC                                           $0                        $683                        $0
   23                      TI/LC                                       $2,145                      $2,145                    $4,290
   24                       NAP                                            $0                        $767                        $0
   25                       Tax                                            $0                          $0                        $0
   26                       Tax                                            $0                          $0                        $0
   27            Tax,Insurance,Cap Ex,TI/LC                                $0                          $0                        $0
   28                       NAP                                          $963                        $963                    $2,890
   29                       NAP                                            $0                          $0                        $0
   30                    Insurance                                       $517                        $517                      $517
   31                       NAP                                      $100,000                          $0                  $100,146
   32                    Insurance                                     $1,202                      $1,202                    $1,202
   33                Insurance, Cap Ex                                     $0                          $0                        $0
   34                       NAP                                            $0                          $0                        $0
   35                       NAP                                          $981                        $981                    $1,962
   36                       NAP                                            $0                      $1,005                    $1,005
   37                  Tax,Insurance                                       $0                          $0                        $0
   38                  Tax,Insurance                                       $0                          $0                        $0
   39                       NAP                                        $1,289                      $1,289                    $1,289
   40                      Other                                       $1,600                      $1,600                    $6,400
   41                       NAP                                            $0                          $0                        $0
   42                       NAP                                        $2,582                      $2,582                    $2,582
   43                       NAP                                            $0                          $0                        $0
   44                       NAP                                            $0                          $0                        $0
   45                       NAP                                        $1,148                      $1,148                    $2,296
   46                       NAP                                        $2,667                      $2,667                    $5,333
   47                       NAP                                            $0                      $8,144                   $32,575
   48             Insurance, Cap Ex, TI/LC                                 $0                          $0                        $0
   49                       NAP                                            $0                          $0                        $0
   50                       NAP                                            $0                          $0                        $0
   51                       NAP                                            $0                          $0                        $0
   52                       NAP                                            $0                          $0                        $0
   53                       NAP                                            $0                          $0                        $0
   54                       NAP                                            $0                          $0                        $0
   55                       NAP                                            $0                        $917                    $1,833
   56                       NAP                                            $0                        $855                    $1,710
   57                       NAP                                          $525                        $525                    $2,100
   58                       Tax                                          $189                        $189                      $756
   59                       NAP                                        $1,719                      $1,719                    $1,719
   60                       NAP                                            $0                          $0                        $0
   61                       NAP                                        $1,000                      $1,000                    $3,000
   62            Tax,Insurance,Cap Ex,TI/LC                                $0                          $0                        $0
   63                    Insurance                                         $0                          $0                        $0
   64            Tax,Insurance,Cap Ex,TI/LC                                $0                          $0                        $0
   65                  Tax,Insurance                                       $0                        $174                   $12,034
   66                  Tax,Insurance                                       $0                        $174                    $9,467
   67                  Tax,Insurance                                       $0                          $0                        $0
   68                       NAP                                            $0                          $0                        $0
   69                       NAP                                            $0                          $0                        $0
   70            Tax,Insurance,Cap Ex,TI/LC                                $0                          $0                        $0
   71                       NAP                                            $0                          $0                        $0
   72                       NAP                                          $592                        $592                      $592
   73                       NAP                                            $0                          $0                        $0
   74                       NAP                                            $0                          $0                        $0
   75            Tax,Insurance,Cap Ex,TI/LC                                $0                          $0                        $0
   76            Tax,Insurance,Cap Ex,TI/LC                                $0                          $0                        $0
   77                  Cap Ex, TI/LC                                       $0                          $0                        $0
   78                       NAP                                            $0                      $2,667                  $122,667
   79                       NAP                                            $0                          $0                        $0
   80                  Tax,Insurance                                       $0                          $0                        $0
   81            Tax,Insurance,Cap Ex,TI/LC                                $0                          $0                        $0
   82                       Tax                                          $181                        $181                      $724
   83                  Tax,Insurance                                       $0                          $0                        $0
   84                    Insurance                                         $0                          $0                        $0
   85                       NAP                                            $0                          $0                        $0
   86                  Tax,Insurance                                       $0                          $0                        $0
   87            Tax,Insurance,Cap Ex,TI/LC                                $0                          $0                        $0
   88                       NAP                                            $0                          $0                        $0
   89                       NAP                                            $0                          $0                        $0
   90                  Tax,Insurance                                       $0                          $0                        $0
   91                       NAP                                            $0                          $0                        $0
   92                  Tax,Insurance                                       $0                          $0                        $0
   93                  Tax,Insurance                                       $0                        $174                   $16,165
   94                  Tax,Insurance                                       $0                          $0                        $0
   95                  Tax,Insurance                                       $0                          $0                        $0
   96                       NAP                                            $0                          $0                        $0
   97                       NAP                                            $0                          $0                        $0
   98                    Insurance                                         $0                          $0                        $0
   99                  Tax,Insurance                                       $0                          $0                        $0
  100                       NAP                                            $0                          $0                        $0
  101                       NAP                                            $0                          $0                        $0
  102                    Insurance                                         $0                          $0                        $0
  103                  Tax,Insurance                                       $0                          $0                        $0
  104                       NAP                                            $0                          $0                        $0
  105                  Tax,Insurance                                       $0                          $0                        $0
  106            Tax,Insurance,Cap Ex,TI/LC                                $0                          $0                        $0
  107                    Insurance                                         $0                          $0                        $0
  108                  Tax,Insurance                                       $0                          $0                        $0
  109                       NAP                                            $0                          $0                        $0
  110                  Tax,Insurance                                       $0                          $0                        $0
  111                       NAP                                            $0                          $0                        $0
  112                       NAP                                            $0                          $0                        $0
  113                       NAP                                            $0                          $0                        $0
  114                       NAP                                            $0                          $0                        $0
  115                       NAP                                            $0                          $0                        $0
  116                       NAP                                            $0                          $0                        $0
  117                       NAP                                            $0                          $0                        $0
  118                       NAP                                            $0                          $0                        $0
  119                       NAP                                            $0                          $0                        $0

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE               INITIAL TI/LC                 MONTHLY TI/LC              CURRENT TI/LC    ENVIRONMENTAL          INTEREST
LOAN NO.      ESCROW REQUIREMENT(21)        ESCROW REQUIREMENT(22)         ESCROW BALANCE(23)     INSURANCE          ACCRUAL METHOD
------------------------------------------------------------------------------------------------------------------------------------
    1                    $10,500,000                            $0                         $0          No               Actual/360
    2                    $19,358,090                       $66,667                $19,324,371          No                 30/360
    3                            NAP                           NAP                        NAP         Yes               Actual/360
    4                     $3,000,000                      $150,000                 $3,000,000          No               Actual/360
    5                             $0                            $0                         $0          No                 30/360
    6                         $4,167                        $4,167                    $16,667          No               Actual/360
    7                        $85,417                       $10,417                    $95,833          No               Actual/360
    8                             $0                            $0                         $0          No                 30/360
    9                             $0                            $0                         $0          No               Actual/360
   10                             $0                            $0                         $0          No               Actual/360
   11                         $1,462                        $1,462                     $5,847         Yes               Actual/360
   12                         $2,979                        $2,979                    $11,916         Yes               Actual/360
   13                         $1,041                        $1,041                     $4,163         Yes               Actual/360
   14                         $1,013                        $1,013                     $4,053         Yes               Actual/360
   15                         $1,315                        $1,315                     $5,259         Yes               Actual/360
   16                         $1,711                        $1,711                     $6,842         Yes               Actual/360
   17                         $5,000                        $5,000                    $15,000          No               Actual/360
   18                             $0                       $10,863                    $54,423          No               Actual/360
   19                             $0                            $0                         $0          No                 30/360
   20                             $0                            $0                         $0          No                 30/360
   21                       $650,000                            $0                   $650,000          No                 30/360
   22                             $0                            $0                         $0          No               Actual/360
   23                             $0                            $0                         $0         Yes               Actual/360
   24                             $0                        $2,500                         $0          No               Actual/360
   25                             $0                            $0                         $0          No                 30/360
   26                             $0                            $0                         $0          No                 30/360
   27                             $0                            $0                         $0          No               Actual/360
   28                         $5,652                        $5,652                    $16,957          No               Actual/360
   29                             $0                            $0                         $0          No               Actual/360
   30                       $250,000                            $0                   $250,000          No                 30/360
   31                       $400,000                        $5,000                   $410,594          No               Actual/360
   32                             $0                            $0                         $0          No                 30/360
   33                         $8,333                        $8,333                     $8,333          No                 30/360
   34                             $0                            $0                         $0          No                 30/360
   35                         $8,333                        $8,333                    $16,667          No               Actual/360
   36                             $0                        $1,125                     $1,125          No               Actual/360
   37                             $0                            $0                         $0          No                 30/360
   38                             $0                            $0                         $0          No               Actual/360
   39                         $5,349                        $5,349                     $5,349          No               Actual/360
   40                             $0                            $0                         $0          No               Actual/360
   41                             $0                            $0                         $0          No                 30/360
   42                             $0                            $0                         $0          No               Actual/360
   43                             $0                            $0                         $0          No                 30/360
   44                             $0                            $0                         $0          No                 30/360
   45                         $4,417                        $4,417                     $8,833          No               Actual/360
   46                             $0                            $0                         $0          No               Actual/360
   47                             $0                            $0                         $0          No               Actual/360
   48                             $0                            $0                         $0          No               Actual/360
   49                             $0                            $0                         $0          No                 30/360
   50                             $0                            $0                         $0          No                 30/360
   51                             $0                            $0                         $0          No                 30/360
   52                             $0                            $0                         $0          No                 30/360
   53                             $0                            $0                         $0          No                 30/360
   54                       $200,000                            $0                         $0          No                 30/360
   55                             $0                        $4,583                     $9,167          No               Actual/360
   56                             $0                        $4,275                     $8,550          No               Actual/360
   57                         $5,000                        $5,000                    $20,000          No               Actual/360
   58                             $0                            $0                         $0         Yes               Actual/360
   59                       $200,000                            $0                   $200,000          No               Actual/360
   60                             $0                            $0                         $0          No                 30/360
   61                         $3,333                        $3,333                    $10,000         Yes               Actual/360
   62                             $0                            $0                         $0          No                 30/360
   63                             $0                            $0                         $0          No                 30/360
   64                             $0                            $0                         $0          No                 30/360
   65                             $0                            $0                         $0          No                 30/360
   66                             $0                            $0                         $0          No                 30/360
   67                             $0                            $0                         $0          No                 30/360
   68                             $0                            $0                         $0          No                 30/360
   69                             $0                            $0                         $0          No                 30/360
   70                             $0                            $0                         $0          No                 30/360
   71                             $0                            $0                         $0          No                 30/360
   72                             $0                            $0                         $0          No               Actual/360
   73                             $0                            $0                         $0          No                 30/360
   74                             $0                            $0                         $0          No                 30/360
   75                             $0                            $0                         $0          No                 30/360
   76                             $0                            $0                         $0          No                 30/360
   77                             $0                            $0                         $0          No               Actual/360
   78                             $0                            $0                         $0          No               Actual/360
   79                       $225,000                            $0                   $256,595          No                 30/360
   80                             $0                            $0                         $0          No                 30/360
   81                             $0                            $0                         $0          No               Actual/360
   82                             $0                            $0                         $0          No               Actual/360
   83                             $0                            $0                         $0          No                 30/360
   84                             $0                            $0                         $0          No                 30/360
   85                             $0                            $0                         $0          No                 30/360
   86                             $0                            $0                         $0          No                 30/360
   87                             $0                            $0                         $0          No                 30/360
   88                             $0                            $0                         $0          No                 30/360
   89                             $0                            $0                         $0          No                 30/360
   90                             $0                            $0                         $0          No               Actual/360
   91                             $0                            $0                         $0          No                 30/360
   92                             $0                            $0                         $0          No                 30/360
   93                             $0                            $0                         $0          No                 30/360
   94                             $0                            $0                         $0          No                 30/360
   95                             $0                            $0                         $0          No                 30/360
   96                             $0                            $0                         $0          No                 30/360
   97                             $0                            $0                         $0          No                 30/360
   98                             $0                            $0                         $0          No                 30/360
   99                             $0                            $0                         $0          No                 30/360
  100                             $0                            $0                         $0          No                 30/360
  101                             $0                            $0                         $0          No                 30/360
  102                             $0                            $0                         $0          No                 30/360
  103                             $0                            $0                         $0          No                 30/360
  104                             $0                            $0                         $0          No                 30/360
  105                             $0                            $0                         $0          No                 30/360
  106                             $0                            $0                         $0          No               Actual/360
  107                             $0                            $0                         $0          No                 30/360
  108                             $0                            $0                         $0          No                 30/360
  109                             $0                            $0                         $0          No                 30/360
  110                             $0                            $0                         $0          No                 30/360
  111                             $0                            $0                         $0          No                 30/360
  112                             $0                            $0                         $0          No                 30/360
  113                             $0                            $0                         $0          No                 30/360
  114                             $0                            $0                         $0          No                 30/360
  115                             $0                            $0                         $0          No                 30/360
  116                             $0                            $0                         $0          No                 30/360
  117                             $0                            $0                         $0          No                 30/360
  118                             $0                            $0                         $0          No                 30/360
  119                             $0                            $0                         $0          No                 30/360

---------------------------------------------------------------------------------------------------------------------
                                               PREPAYMENT CODE(25)
MORTGAGE                       -----------------------------------------------           YM      ADMINISTRATIVE
LOAN NO.     SEASONING(24)      LO   DEF     DEF/YM1     YM1       YM    OPEN   FORMULA(26)       COST RATE(27)
---------------------------------------------------------------------------------------------------------------------
    1                    2      26    90                                    4                              6.28
    2                    3      60                57                        3             A                6.08
    3                    5      36    78                                    6                              4.78
    4                    5      29    89                                    2                              3.28
    5                    7      31    84                                    4                              3.28
    6                    3      27    89                                    4                              3.28
    7                    1      25    91                                    4                              3.28
    8                    5      60    56                                    4                             11.28
    9                   12      36    88                                    4                              9.28
   10                    7                               115                5             B               11.78
   11                    3      27                        89                4             C                3.28
   12                    3      27                        89                4             C                3.28
   13                    3      27                        89                4             C                3.28
   14                    3      27                        89                4             C                3.28
   15                    3      27                        89                4             C                3.28
   16                    3      27                        89                4             C                3.28
   17                    2      26    90                                    4                              3.28
   18                    7      31    82                                    7                              3.28
   19                    5                               116                4             B               11.78
   20                   13      60                        56                4             D               11.28
   21                    5      60                        56                4             D               11.28
   22                    2      26    90                                    4                             11.78
   23                    1      25    91                                    4                              3.28
   24                    0      24    92                                    4                              3.28
   25                   29      11                       201                4             E               15.28
   26                   29      11                       169                0             E               15.28
   27                    0      24    89                                    7                              3.28
   28                    2      26    90                                    4                              3.28
   29                   30      36                        80                4             E               15.28
   30                    8      60    56                                    4                             11.28
   31                    7      31    49                                    4                             11.78
   32                    5      37    79                                    4                             11.28
   33                    7      60                        56                4             D               11.28
   34                   47      11                       166                3             E               15.28
   35                    1      25    91                                    4                              3.28
   36                    2      26    90                                    4                             11.78
   37                    2                               193                4             B               14.78
   38                    1                               116                4             B               17.28
   39                    0      24    92                                    4                              3.28
   40                    3      27    89                                    4                              3.28
   41                   32      11                       202                3             E               15.28
   42                    0      24    92                                    4                              3.28
   43                   53      11                       166                3             E               15.28
   44                   53      11                       166                3             E               15.28
   45                    1      25    91                                    4                              3.28
   46                    1      25    91                                    4                              3.28
   47                    6      30    86                                    4                              3.28
   48                    4      28    88                                    4                             11.78
   49                    6                               179                1             F               20.78
   50                    6                               179                1             F               20.78
   51                    6                               179                1             F               20.78
   52                    6                               179                1             F               20.78
   53                    6                               179                1             F               20.78
   54                   51      11                        70                3             E               15.28
   55                    6      30    86                                    4                             11.78
   56                    6      30    86                                    4                             11.78
   57                    3      27    89                                    4                              3.28
   58                    3      27    89                                    4                              3.28
   59                    0      24    92                                    4                              3.28
   60                   69      11                       104                4             J               15.28
   61                    2      26    90                                    4                              3.28
   62                    5                               116                4             B               11.78
   63                    4                               239                1             F               18.28
   64                    5                               116                4             B               11.78
   65                   66     119                       120                1             G               15.28
   66                   63     119                       129                1             G               15.28
   67                   61      11                       106                3             E               15.28
   68                    4                               239                1             F               20.78
   69                   50      11                        94                3             E               15.28
   70                    5                               116                4             B               11.78
   71                    8                               179                1             F               18.28
   72                    0      24    92                                    4                              3.28
   73                   54      11                                106       3             I               15.28
   74                    5                               239                1             F               20.78
   75                    5                               116                4             B               11.78
   76                    5                               116                4             B               11.78
   77                    3      27    89                                    4                             11.78
   78                   46      47   162                                    7                              3.28
   79                   53      11                       106                3             E               15.28
   80                    4                               239                1             F               20.78
   81                    3      27    89                                    4                             11.78
   82                    3      27    89                                    4                              3.28
   83                    7                               209                1             F               20.78
   84                    7                               239                1             F               20.78
   85                    6                               179                1             F               20.78
   86                    6                               167                1             F               20.78
   87                    5                               116                4             B               11.78
   88                    6                               129                1             F               20.78
   89                    8                               101                1             F               20.78
   90                    5      29   147                                    4                             11.78
   91                    3                               179                1             F               20.78
   92                    7                               206                1             F               20.78
   93                   86     119                       120                1             G               15.28
   94                    7                               143                1             F               20.78
   95                    7                               143                1             F               20.78
   96                    6                               119                1             F               20.78
   97                    7                               119                1             F               18.28
   98                    4                               119                1             F               20.78
   99                    5                               119                1             F               20.78
  100                    6                               179                1             F               20.78
  101                    8                               179                1             F               20.78
  102                    5                               179                1             F               20.78
  103                    4                               179                1             F               20.78
  104                    4                               179                1             F               20.78
  105                   61      11                       106                3             E               15.28
  106                    1      25   151                                    4                             11.78
  107                    3                               179                1             F               18.28
  108                    4                               119                1             F               18.28
  109                    5                               239                1             F               20.78
  110                    2                               119                1             F               20.78
  111                    9                               119                1             H               20.78
  112                    6                               119                1             F               20.78
  113                    5                               237                3             F               20.78
  114                    3                               176                4             F               18.28
  115                    5                               179                1             F               20.78
  116                    6                               179                1             F               20.78
  117                    4                               119                1             F               18.28
  118                    3                               179                1             F               20.78
  119                    6                               179                1             F               20.78

                         8

FOOTNOTES TO APPENDIX II

1 "MSMC", "CIBC", "CIGNA", "JHREF", "MONY", "Nationwide", "TIAA" and "UCMFI" denote Morgan Stanley Mortgage Capital Inc., CIBC Inc., CIGNA Mortgage Securities Philadelphia, LLC, John Hancock Real Estate Finance, Inc., MONY Life Insurance Company, Nationwide Life Insurance Company, Teachers Insurance and Annuity Association of America and Union Central Mortgage Funding, Inc., respectively, as Sellers.

2 The following loan pools represent multiple properties securing a single mortgage loan, and are designated by Roman Numeral codings: Mortgage Loan Nos. 11-16, 43-44, 49-51, 52-53 and 94-95. For the purpose of the statistical information set forth in this Prospectus Supplement as to such mortgage loans, a portion of the aggregate Cut-off Date Balance has been allocated to each mortgaged property based on respective appraised values and/or Underwritten Cash Flows. The following loan pools represent cross-collateralized/cross-defaulted properties securing multiple mortgage loans and are designated by identical alphabetical coding: Mortgage Loan Nos. 25-26, 37-38 and 49-53. For the purpose of the statistical information set forth in this Prospectus Supplement as to such single-loan/multiple-property and cross-collateralized/cross-defaulted loan pools, certain credit statistics, including NOI DSCR, NCF DSCR, Implied DSCR, Cut-off Date LTV, Balloon LTV and Cut-off Date Balance per Unit or SF, are calculated on an aggregate basis.

        With Respect to Mortgage Loan Nos. 25-26, JAC Products Loans, the note has two payment amounts, interest rates and amortizations. The loans are being represented as two loans in order to detail the different payment structures. The loans are cross-defaulted.

        With respect to Mortgage Loan No. 4, Katy Mills, the loan permits partial releases from the mortgage lien of unimproved, "expansion" portions of the mortgaged property, subject to satisfaction of certain legal and underwriting requirements. No partial prepayment is required in connection therewith.

        With respect to Mortgage Loan No. 5, Oakbrook Center, the loan permits partial releases of the mortgaged property subject to the mortgage loan's partial defeasance provisions. The Oakbrook Center Loan permits release of an income-producing portion of the subject property from the mortgage lien provided defeasance collateral equal to 125% of the allocated loan amount is deposited. The initial loan balance allocation to the subject release parcel is $10,000,000. Oakbrook also provides for releases of non-income producing parcels. Please see Appendix III for further detail.

        With respect to Mortgage Loan Nos. 11-16, North American Packaging Portfolio, if the tenant exercises its option to purchase an individual property, the borrower may obtain the release of such individual property upon payment of 125% of the allocated loan amount with respect to such individual property together with the applicable Prepayment Premium.

        With respect to Mortgage Loan Nos. 37-38, Food Lion at Gallatin and Smyrna, the borrower may obtain a release of either mortgaged property from the lien of the mortgage upon satisfaction of certain conditions, including, without limitation: (i) a principal payment of one hundred percent (100%) of the allocated loan amount for the applicable mortgaged property to be released; (ii) the payment of the applicable prepayment premium; (iii) the major tenant at the unreleased mortgaged property shall be in occupancy of its space, paying rent and open for business;
        (iv) the loan to value of the unreleased mortgaged property must not exceed (a) 60% if the Smyrna mortgaged property is being released or (b) 70% if the Gallatin mortgaged property is being released; and (v) the payment of a release fee of $10,000 and all costs and expenses incurred by the lender in connection with the release.

3 The Cut-off Date is June 1, 2003 for any mortgage loan that has a due date on the first day of each month. For purposes of the information contained in this Prospectus Supplement, we present the loans as if scheduled payments due in June 2003 were due on June 1, 2003, not the actual day on which such scheduled payments were due.

        With respect to Mortgage Loan No. 1, Mall at Millenia, the mortgage on the property secures a loan in the total amount of $210,000,000. The loan is evidenced by an A-1 Note and an A-2 Note (which aggregate $70,000,000), an A-3 Note ($62,500,000), an A-4 Note ($62,500,000), and
        a subordinated B-Note ($15,000,000). The A-1 and A-2 Notes will be assets of the Trust. The lien of the mortgage that secures the A-3 Note and the A-4 Note is pari passu with, and the lien of the mortgage that secures the B Note is subordinate to, the lien of the mortgage that secures the subject A-1 and A-2 Notes. The payment and other terms of the A-2 and A-3 Notes are substantially similar to those of the A-1 Note (except for the principal balance). The borrower makes monthly payments to the servicer of the Trust. The servicer in turn pays the holders of the A-1 Note, the A-2 Note, the A-3 Note and the A-4 Note on a pari passu basis and the holder of the B Note on a subordinate basis. All required escrows are maintained by the servicer of the Trust. The holder of the B Note has the right to control any workout or other remedies, and will generally bear any losses associated therewith prior to the holders of the A-1 Note, the A-2 Note, the A-3 Note and the A-4 Note which losses will be shared pari passu among the holders of the A-1 Note, the A-2 Note, the A-3 Note and the A-4 Note pursuant to an intercreditor agreement by and among the holders of the A-1 Note, the A-2 Note, the A-3 Note, the A-4 Note and the B Note. The underwritten DSCR, LTV, Cut-off Date Balance per SF, Balloon LTV, and UCF are based on the entire $195,000,000 senior portion of the financing (the A-1 Note, A-2 Note and A-3 Note combined). Please see Appendix III for more detail.

        With respect to Mortgage Loan No. 1, Mall at Millenia, the loan secures a subordinated B Note in an original principal amount of $15,000,000 that is not an asset of the Trust. The A-1 Note, the A-2 Note, the A-3 Note, the A-4 Note and the B Note are collectively referred to herein as the "Mall at Millenia A/B Mortgage Loan". The Mall at Millenia A/B Mortgage Loan will be serviced by the servicer. The servicer will be responsible for making servicing advances in respect of the mortgaged property, maintaining required escrows and remitting collections on the Mall at Millenia A/B Mortgage Loan to, or on behalf of, the Trust, and the owners of the A-3 Note, the A-4 Note and the B-Note, as required by the intercreditor agreements among such parties.

        With respect to Mortgage Loan No. 2, Federal Center Plaza, the mortgage on the property secures a loan in the total amount of $135,000,000. The loan is evidenced by five equal priority notes: (a) two A-1 Notes in the aggregate principal amount of $67,500,000 and (b) three A-2 Notes in the aggregate principal amount of $67,500,000. The lien of the mortgage that secures the A-1 Notes is pari passu with the lien of the mortgage that secures the subject A-2 Notes. The payment and other terms of the A-1 Notes are substantially similar to those of the subject A-2 Notes. The borrower makes monthly payments to the servicer of the A-1 Note Trust. The servicer in turn pays holders of the A-1 Notes and the A-2 Notes on a pari passu basis. All required escrows are maintained by the servicer of the A-1 Note Trust. The holder of the A-1 Notes has the right to control any workout or other remedies, with losses shared pari passu with the A-2 Notes pursuant to an intercreditor agreement by and between the holder of the A-1 Notes and the A-2 Notes. The Underwritable NOI, Underwritable Cash Flow, NOI DSCR, NCF DSCR, Cut-off Date LTV, Balloon LTV and Cut-off Date Balance per Units or SF are based on the entire $135,000,000 financing (the A-1 Notes and A-2 Notes combined). The A-1 Notes are held in the Bear Stearns Commercial Mortgage Securities Trust 2003-TOP10. Please see Appendix III for more details.

        With respect to Mortgage Loan No. 3, 55 East Monroe, the mortgage on the property secures a loan in the total amount of $147,000,000. The loan is evidenced by an A-1 Note ($58,500,000), an A-2 Note ($58,500,000) and a
        subordinated B Note ($30,000,000). The lien of the mortgage that secures the A-2 Note is pari passu with, and the lien of the mortgage that secures the B Note is subordinate to, the lien of the mortgage that secures the subject A-1 Note. A mezzanine loan in the amount of $44,000,000 was made to the owner of 100% of the equity interests in the borrower. The mezzanine loan is primarily secured by a pledge of the mezzanine loan borrower's equity interest in the borrower. The mezzanine loan is not secured by the mortgaged property securing the notes or any other property or other assets of the related borrower. The borrower makes monthly payments to the servicer of the trust. The servicer in turn pays the holders of the A-1 Note and the A-2 Note on a pari passu basis and the holder of the B Note on a subordinate basis. All required escrows are maintained by the servicer of the trust. The holder of the B Note has the right to control any workout or other remedies, and will generally bear any losses associated therewith prior to the holders of the A-1 Note and the A-2 Note, which losses will be shared pari passu among the holders of the A-1 Note and the A-2 Note, pursuant to an intercreditor agreement by and among the holders of the A-1 Note, the A-2 Note and the B Note. The NOI DSCR, NCF DSCR, Implied DSCR, Cut-off Date LTV, Balloon LTV and Cut-off Date Balance per Unit or SF are based on the $117,000,000 financing (the A-1 Note and A-2 Note combined). Please see Appendix III for more details.

        With respect to Mortgage Loan No. 4, Katy Mills, the mortgage on the property secures a loan in the total amount of $148,000,000. The loan is evidenced by an A-1 Note ($93,000,000) and an A-2 Note ($55,000,000).
        The lien on the mortgage that secures the A-1 Note is pari passu with the lien of the mortgage that secures the subject A-2 Note. The payment and other terms of the A-1 Note are substantially similar to those of the A-2 Note (except for the principal balance). The borrower makes monthly payments to the servicer of the A-1 Note Trust. The servicer in turn pays the holders of the A-1 Note and the A-2 Note on a pari passu basis. All required escrows are maintained by the servicer of the A-1 Note Trust. The holder of the A-1 Note has the right to control any workout or other remedies, with losses shared pari passu with the A-2 Note pursuant to an intercreditor agreement by and between the holders of the A-1 Note and the A-2 Note. The underwritten DSCR, LTV, Cut-off Date Balance per SF, Balloon LTV, and UCF are based on the entire $148,000,000 senior portion (the A-1 Note and A-2 Note combined). The A-1 Note is included in the Morgan Stanley Dean Witter Capital I Trust 2003-HQ2. Please see Appendix III for more details.

        With respect to Mortgage Loan No. 5, Oakbrook Center, the mortgage on the property secures a loan in the total amount of $240,000,000. The loan is evidenced by an A-1 Note ($71,000,000), an A-2 Note ($84,000,000), an A-3 Note ($60,000,000) and an A-4 Note ($25,000,000).
        The lien on the mortgage that secures the A-1 Note, the A-2 Note and the A-3 Note is pari passu with the lien of the mortgage that secures the subject A-4 Note. The payment and other terms of the A-1 Note, the A-2 Note and the A-3 Note are substantially similar to those of the A-4 Note debt (except for the principal balance). The borrower makes monthly payments to the servicer of the A-1 Note Trust. The servicer in turn pays the holders of the A-1 Note, the A-2 Note, the A-3 Note and the A-4 Note on a pari passu basis. All required escrows are maintained by the servicer of the A-1 Note Trust. The holder of the A-1 Note has the right to control any workout or other remedies, with losses shared pari passu with the A-2 Note, the A-3 Note and the A-4 Note pursuant to an intercreditor agreement by and among the holder of the A-1 Note, the A-2 Note, the A-3 Note and the A-4 Note (as amended). The underwritten DSCR, LTV, Cut-off Date Balance per SF, Balloon LTV, and UCF are based on the entire $240,000,000 senior portion (the A-1 Note, A-2 Note, A-3 Note and A-4 Note combined). The A-1 Note is included in the Morgan Stanley Dean Witter Capital I Trust 2002-TOP9. The A-2 Note is included in the Morgan Stanley Dean Witter Capital I Trust 2003-HQ2. The A-3 Note is included in the GMAC Commercial Mortgage Securities, Inc. Trust 2003-C1. Please see Appendix III for more details.

        With respect to Mortgage Loan No. 9, Winsted at Sunset West Apartments, the loan was modified from the original amount of $16,000,000, which was used to finance 71% of the borrower's $22,500,000 acquisition cost in May 2002. The loan was structured with a six-month interest-only bridge period. At the end of the bridge period, the loan was re-underwritten based on actual results for the six months ended November 2002 and sized down to $13,800,000, and the borrower made a principal repayment of $2,200,000 in February 2003.

        With respect to Mortgage Loan No. 3, 55 East Monroe, the mortgage encumbering the mortgaged property also secures a subordinated promissory note which is not included in the trust and which has an original principal balance of $30,000,000 (the "B Note"). The B Note will initially be held by Connecticut General. Furthermore, on December 30, 2002, Connecticut General Life Insurance Company made a $44,000,000 mezzanine loan to the owner of 100% of the equity interests in the borrower. The 55 East Monroe mezzanine loan is primarily secured by a pledge of the 55 East Monroe mezzanine loan borrower's equity interest in the 55 East Monroe Pari Passu Loan borrower. The 55 East Monroe Mezzanine Loan is not secured by the mortgaged property securing the notes or any other property or assets of the related borrower.

        With respect to Mortgage Loan No. 19, Indian Creek Phase IV, the borrower has additional secured subordinate financing in the amount of $1,115,000 as evidenced by a B Note, which will initially be held by Nationwide Life Insurance Company. The borrower is permitted to receive two additional advances under the B Note in the amount of $5,430,000 upon satisfaction of certain conditions, including, without limitation:
        (i) the loan-to-value ratio for both the A Note and the B Note shall not exceed 65%; (ii) the debt service coverage ratio for both the A Note and the B Note is at least 1.40x; (iii) no future advances shall occur during the first two years of the loan; and (iv) all costs and expenses incurred by lender in connection with the advances shall be paid by the borrower. The future advances shall bear interest at the then market interest rate. The future advances shall bear interest at the then market interest rate. The maximum amount of the B Note is 6,545,000.

        With respect to Mortgage Loan No. 46, The Village at Searcy, the borrower has additional secured, subordinate (B Note) financing in an amount of $250,000.

        With respect to Mortgage Loan No. 62, Indian Creek Phase I, the borrower has additional secured subordinate financing in the amount of $345,000 as evidenced by a B Note, which will initially be held by Nationwide Life Insurance Company. The borrower is permitted to receive two additional advances under the B Note in the amount of $1,680,000 upon satisfaction of certain conditions, including, without limitation: (i) the loan-to-value ratio for both the A Note and the B Note shall not exceed 65%; (ii) the debt service coverage ratio for both the A Note and the B Note is at least 1.40x; (iii) no future advances shall occur during the first two years of the loan; and (iv) all costs and expenses incurred by lender in connection with the advances shall be paid by the borrower. The future advances shall bear interest at the then market interest rate. The future advances shall bear interest at the then market interest rate. The maximum amount of the B Note is $2,025,000.

        With respect to Mortgage Loan No. 64, Harper's Point III, the borrower has additional secured subordinate financing in the amount of $260,000 as evidenced by a B Note, which will initially be held by Nationwide Life Insurance Company. The borrower is permitted to receive two additional advances under the B Note in the amount of $3,040,000 upon satisfaction of certain conditions, including, without limitation: (i) the loan to value ratio for both the A Note and the B Note shall not exceed 65%; (ii) the debt service coverage ratio for both the A Note and the B Note is at least 1.40x; (iii) no future advances shall occur during the first two years of the loan; and (iv) all costs and expenses incurred by lender in connection with the advances shall be paid by the borrower. The future advances shall bear interest at the then market interest rate. The maximum amount of the B Note is $3,300,000.

        With respect to Mortgage Loan No. 70, Harper's Point II, the borrower has additional secured subordinate financing in the amount of $305,000 as evidence by a B Note, which will initially be held by Nationwide Life Insurance Company. The borrower is permitted to receive two additional advances under the B Note in the amount of $2,820,000 upon satisfaction of certain conditions, including, without limitation: (i) the loan to value ratio for both the A Note and the B Note shall not exceed 65%;
        (ii) the debt service coverage ratio for both the A Note and the B Note is at least 1.40x; (iii) no future advances shall occur during the first two years of the loan; and (iv) all costs and expenses incurred by lender in connection with the advances shall be paid by the borrower. The future advances shall bear interest at the then market interest rate. The maximum amount of the B Note is $3,125,000.

        With respect to Mortgage Loan No. 75, Indian Creek Phase II, the borrower has additional secured subordinate financing in the amount of $285,000 as evidence by a B Note, which will initially be held by Nationwide Life Insurance Company. The borrower is permitted to receive two additional advances under the B Note in the amount of $1,390,000 upon satisfaction of certain conditions, including, without limitation:
        (i) the loan to value ratio for both the A Note and the B Note shall not exceed 65%; (ii) the debt service coverage ratio for both the A Note and the B Note is at least 1.40x; (iii) no future advances shall occur during the first two years of the loan; and (iv) all costs and expenses incurred by lender in connection with the advances shall be paid by the borrower. The future advances shall bear interest at the then market interest rate. The maximum amount of the B Note is $1,675,000.

        With respect to Mortgage Loan No. 76, Harper's Point I, the borrower has additional secured subordinate financing in the amount of $285,000 as evidenced by a B Note, which will initially be held by Nationwide Life Insurance Company. The borrower is permitted to receive two additional advances under the B Note in the amount of $2,640,000 upon satisfaction of certain conditions, including, without limitation: (i) the loan to value ratio for both the A Note and the B Note shall not exceed 65%;
        (ii) the debt service coverage ratio for both the A Note and the B Note is at least 1.40x; (iii) no future advances shall occur during the first two years of the loan; and (iv) all costs and expenses incurred by lender in connection with the advances shall be paid by the borrower. The future advances shall bear interest at the then market interest rate. The future advances shall bear interest at the then market interest rate. The maximum amount of the B Note is $2,925,000.

        With respect to Mortgage Loan No. 87, Indian Creek Phase III, the borrower has additional secured subordinate financing in the amount of $205,000 as evidenced by a B Note, which will initially be held by Nationwide Life Insurance Company. The borrower is permitted to receive two additional advances under the B Note in the amount of $1,000,000 upon satisfaction of certain conditions, including, without limitation:
        (i) the loan to value ratio for both the A Note and the B Note shall not exceed 65%; (ii) the debt service coverage ratio for both the A Note and the B Note is at least 1.40x; (iii) no future advances shall occur during the first two years of the loan; and (iv) all costs and expenses incurred by lender in connection with the advances shall be paid by the borrower. The future advances shall bear interest at the then market interest rate. The maximum amount of the B Note is $1,205,000.

        With respect to Mortgage Loan No. 2, Federal Center Plaza, the borrower will have the ability to place mezzanine debt up to a maximum of $10,000,000 during the term of the loan. Mezzanine financing shall only be allowed in connection with development, construction and leasing of improvements to the related mortgage property including tenant improvements, leasing commissions and other reasonable costs incurred with the closing of the mezzanine debt. As a condition to the placement of the mezzanine financing, the combined LTV ratio may not exceed 70% and the maximum combined DSCR is 1.30x.


        With respect to Mortgage Loan No. 31, North Mayfair, the borrower is permitted to obtain additional financing from affiliates of the borrower upon satisfaction of certain conditions, including without limitation:
        (i) the financing is subordinate to the senior loan; (ii) the financing may only be repaid from excess cash flow; (iii) the debt service coverage ratio for the senior loan and the subordinate loan is acceptable to the lender; (iv) the amount of financing shall not exceed 5% of the senior loan amount; (v) the financing shall be unsecured or secured by a pledge of the limited partnership interests in the borrower; and (vi) the payment of all costs and expenses incurred by the lender in connection with the financing.

        With respect to Mortgage Loan No. 59, Tri-State Office Building, the equity interest in the borrower may, after February 1, 2004, be pledged to secure mezzanine financing provided that (i) the LTV for both the senior and mezzanine loans do not exceed 85% and (ii) the DSCR for both the senior and mezzanine loans is not less than 1.15x.

        With respect to Mortgage Loan No. 90, Walgreens at Oporto, the borrower has the right to obtain additional secured, subordinate financing provided that (i) the combined amount of the senior loan and the subordinate loan does not exceed the lesser of (a) $1,900,000 or (b) an amount which will produce a combined loan to value ratio of 75%; (ii) the debt service coverage ratio for the senior loan and the subordinate loan (assuming an interest rate of 8.5% if the secondary financing provides for a floating interest rate) is at least 1.40x; (iii) the secondary financing provides for an interest rate cap of 8.5% if this financing has a floating interest rate; (iv) the maturity date of the secondary financing shall be no later than December 3, 2009; and (v) all costs and expenses incurred by lender in connection with the secondary financing shall be paid by the borrower.

        With respect to Mortgage Loan No. 106, Staples, the borrower has the right, to obtain additional secured, subordinate financing after April 1, 2004 provided that (i) the debt service coverage ratio for the senior loan and the subordinate loan is at least 1.30x; (ii) the loan to value for the senior loan and the subordinate loan does not exceed 70%; (iii) the secondary financing has a fixed interest rate with an amortization schedule not greater than twenty years; (iv) the delivery of a rating agency no downgrade letter; and (v) all costs and expenses incurred by lender in connection with the secondary financing shall be paid by the borrower.

4 The indicated NOI DSCR, NCF DSCR, LTV and BLTV reflect current scheduled payments as of the Cut-off Date for all mortgage loans.

5 Implied DSCR is based on an assumed constant of 8.0%, as defined herein. This number is calculated by dividing the underwritten cash flow by 8.0% of the Cut-Off Date Balance.

6 In general for each mortgaged property, "Percent Leased" was determined based on a rent roll or lease verification letter provided by the borrower. "Percent Leased as of Date" indicates the date as of which "Percent Leased" was determined based on such information.

7 With respect to Mortgage Loan No. 3, 55 East Monroe, the real estate collateral securing the loan consists of borrower's fee simple interest in one parcel of land and leasehold interests in two other parcels of land, all of which are contiguous, plus a fee simple interest in all present and future improvements located thereon and all related personal property.

8       The "Grace Period" shown is grace period to charge late interest.

        With respect to Mortgage Loan No. 5, Oakbrook Center, the Grace Period is two days for the first two late debt service payments in any 12-month period during the loan term.

9 The "Original Amortization Term" shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note. Due to the Actual/360 interest calculation methodology applied to some mortgage loans, the actual amortization to a zero balance for such loans will be longer.

10 With respect to Mortgage Loan No. 1, Mall at Millenia, the loan terms call for interest only during the first 60 months. The monthly interest only payments equal to $906,163 will be paid on a pari passu basis (A-1
        Note: $325,289; total other A-Note(s): $580,874). The monthly IO payment shown in Appendix II is calculated as an average over a 12-month period. Principal and interest payments begin on May 9, 2008. Amortization on the Mall at Millenia Loan is calculated using a 5.46% interest rate on the entire $210,000,000 mortgage loan and is applied pro rata to the $195,000,000 of A-Notes and the $15,000,000 B-Note. As a result, the monthly payment on the A-1 Note will not be constant.

        The highest monthly payment on the A-1 Note and the payment on which figures in Appendix II relating to the amortization period of the Mall at Millenia Loan are calculated, will be due on June 9, 2008 in the amount of $398,106. The DSCR is for IO period of loan. Based on amortization beginning May 9, 2008, the DSCR would be 1.70x.

        With respect to Mortgage Loan No. 2, Federal Center Plaza, the loan terms call for interest only during the first 60 months. The monthly interest only payments equal to $648,000 will be paid on a pari passu basis (A-1 Notes $324,000/A-2 Notes $324,000). Principal and interest payments begin on April 4, 2008 at a loan constant of 7.010%. The monthly principal and interest payments of $788,681 will be paid on a pari passu basis (A-1 Notes $394,341/A-2 Notes $394,341). The monthly IO payment shown in Appendix II is calculated as an average over a 12-month period.

        With respect to Mortgage Loan No. 3, 55 East Monroe, the loan terms call for interest only debt service payments to be made on the entire loan on each monthly payment date through and including January 1, 2006.

        Commencing on and including February 1, 2006 and continuing through and including January 1, 2009, the loan terms call for monthly debt service payments to be made on the two pari passu A Notes in the aggregate of $639,211 and monthly debt service payments to be made on the 55 East Monroe B Note in the amount of $188,930.

        Commencing on and including February 1, 2009 and continuing through and including December 1, 2012, the loan terms call for monthly debt service payments to be made on the two pari passu A Notes in the aggregate amount of $777,739 and monthly debt service payments to be made on the 55 East Monroe B Note in the amount of $218,033.

        With respect to Mortgage Loan No. 4, Katy Mills, the loan terms call for interest only during the first 60 months. The monthly interest only payments equal to $836,935 will be paid on a pari passu basis (A-1 Note $525,912/A-2 Note $311,023). Principal and interest payments begin on February 9, 2008 at a loan constant of 8.248%. The monthly principal and interest payments of $1,017,228 will be paid on a pari passu basis (A-1 Note $639,204/A-2 Note $378,024). The monthly IO payment shown in Appendix II is calculated as an average over a 12-month period.

11 The "Current Value" for the Mortgage Loans is derived either from an updated appraisal report or calculated by applying a capitalization rate from a recent third-party market study to the underwritten net operating income of such mortgaged property or properties. The "Source of Value" column indicates whether the valuation is determined from an appraisal or a third party market study.

12 "Largest Tenant" refers to the tenant that represents the greatest percentage of the total square footage at the mortgaged property, "Second Largest Tenant" refers to the tenant that represents the second greatest percentage of the total square footage and "Third Largest Tenant" refers to the tenant that represents the third greatest percentage of the total square footage at the mortgaged property. In certain cases, the data for tenants occupying multiple spaces include square footage only from the primary spaces sharing the same expiration date, and may not include minor spaces with different expiration dates.

        With respect to Mortgage Loan No. 5, Oakbrook Center, the above disclosed "Largest Tenant", "Second Largest Tenant" and "Third Largest Tenant" represent the parent companies of multiple tenants at the subject property under multiple leases with various expiration dates. Please see Appendix III for further tenant detail.

13 For "Tax Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

14 For "Capital Expenditure Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

15 For "TI/LC Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances the amount of the escrow may be capped or collected only for certain periods of time and/or may not be replenished after a release of funds. The weighted average percentage of mortgage loans disclosed as having TI/LC cash or letter of credit reserves in place considers only mortgage loans on commercial properties, excluding multifamily, manufactured housing community, land and self storage mortgaged properties.

        With respect to Mortgage Loan No. 3, 55 East Monroe, a Capital Improvements Reserve is required following an Event of Default (as defined per the loan documents) or during the continuance of a Low DSCR Triggering Event (as defined per the loan documents) where the DSCR falls below 1.25x on the aggregate loan amount of the A and B Promissory Notes and Mezzanine notes ($191,000,000), as calculated per the loan documents. TI/LC Reserve payments of $166,875 per month are required during the continuance of a Low DSCR Triggering Event where the DSCR falls below 1.25x on the aggregate loan amount of the A and B Promissory Notes and Mezzanine notes ($191,000,000), as calculated per the loan documents. Additional TI/LC Reserve payments relating specifically to the spaces leased to Sargent & Lundy (February 1, 2009) and Seyfarth Shaw (February 1, 2005) will begin on the dates noted.

16 "Other Escrow Description" indicates any other types of escrow required, or in certain cases letter of credit required, other than Insurance, Tax, Capital Expenditure and TI/LC. In certain cases, the letter of credit may represent additional security from a tenant, and may therefore be relinquished when such tenant leaves the property at lease expiration.

17 "Springing Escrow Description" indicates the type of escrow required to be funded in the future and/or upon the occurrence of certain future events as outlined in the respective loan documents.

18 "Initial Capital Expenditures Escrow Requirement" indicates the amount of the escrow, or in certain cases the letter of credit, that was deposited at loan closing.

19 "Monthly Capital Expenditure Escrow Requirement" indicates the monthly amount designated for the Capital Expenditure Escrow in the loan documents for such mortgage loan. In certain cases, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

20 "Current Capital Expenditure Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the June 2003 due dates for the MSMC, CIBC, CIGNA, JHREF, MONY, Nationwide, TIAA and UCMFI originated loans.

21 "Initial TI/LC Escrow Requirement" indicates the amount of the escrow, or in certain cases the letter of credit, that was deposited at loan closing.


22 "Monthly TI/LC Escrow Requirement" indicates the monthly amount designated for the Tenant Improvements and Leasing Commissions Escrow in the loan documents for such mortgage loan. In certain instances, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

23 "Current TI/LC Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the June 2003 due dates for the MSMC, CIBC, CIGNA, JHREF, MONY, Nationwide, TIAA and UCMFI originated loans.

24 "Seasoning" represents the number of payments elapsed from the earlier of the "First Payment Date (P&I)" or "First Payment Date (IO)" to the Cut-off Date.

25 The "Prepayment Code" includes the number of loan payments from the first Due Date to the stated maturity. "LO" represents the lockout period. "DEF" represents defeasance. "DEF/YM1" represents defeasance or the greater of yield maintenance and 1%. "YM1" represents the greater of yield maintenance and 1%. "YM" represents yield maintenance. "Open" represents the number of payments, including the maturity date, at which principal prepayments are permitted without payment of a prepayment premium. For each mortgage loan, the number set forth under a category of "Prepayment Code" represents the number of payments in the Original Term to Maturity for which such provision applies.

        With respect to Mortgage Loan No. 2, Federal Center Plaza, the loan documents provide the Mortgagor with alternative prepayment options: (a) a five year lockout period followed by permissible prepayment upon payment of a prepayment premium based upon a yield maintenance formula specified in the loan documents (with prepayment at par permitted during the last ninety days of the term of the loan); and (b) a defeasance provision that is exercisable in accordance with the terms of the related loan documents, two years after the start-up date of the securitization of the last note secured by the related Mortgage to be securitized.

        With respect to Mortgage Loan No. 3, 55 East Monroe, the borrower may, commencing on August 1, 2012, through and including the loans maturity date, prepay an amount equal to 100% of the outstanding principal balance of the Loan, without prepayment penalty or other charge, provided that the borrower provides at least 30 days prior written notice to the lender specifying the date on which such prepayment is to be made.

        With respect to Mortgage Loan No. 18, Ashley Business Park, a $750,000 partial prepayment was applied to the outstanding principal balance, effective June 1, 2003. The principal and interest payment was modified to reflect the revised June 1, 2003 balance, effective the July 1, 2003 payment date.

        With respect to Mortgage Loan No. 78, Timbersound II, the related borrower is permitted to defease the related mortgage loan prior to the second anniversary of the date of issuance of the certificates. The Timbersound II Loan will constitute the primary asset of a single loan REMIC. In the event that the borrower under the Timbersound II Loan elects to defease such loan prior to the second anniversary of the date of issuance of the certificates, CIBC Inc., the seller of the Timbersound II Loan, shall be obligated to repurchase such loan. The repurchase price for such loan shall include a yield maintenance prepayment premium payable by CIBC Inc.

26 Mortgage Loans with associated Yield Maintenance Prepayment Premiums are categorized according to unique Yield Maintenance formulas. There are 10 different Yield Maintenance formulas represented by the loans in the subject mortgage loan pool. The different formulas are referenced by the letters "A", "B", "C", "D", "E", "F", "G", "H", "I" and "J" Exceptions to formulas are shown below formulas. Descriptions of these yield maintenance formulas are listed beginning on page II-8. Numerical references and sections refer back to the original loan documents.

27 The "Administrative Cost Rate" indicated for each mortgage loan will be calculated based on the same interest accrual method applicable to each mortgage loan.

28 Each of the following mortgage loans is structured with a performance holdback or letter of credit ("LOC") subject to achievement of certain release conditions. The release conditions are referenced by numbers 1-3, which are summarized immediately below the table. The amount of the holdback was escrowed, or the letter of credit was established, for each mortgage loan at closing. Many of the loans with reserves and reserve agreements in place permit or require the amount in the reserve (or proceeds of the letter of credit) to be applied to outstanding loan amounts in the event of a default. The mortgage loans referenced in this paragraph do not include all of such loans, but rather only those loans which permit or require the application of the reserve (or proceeds of the letter of credit) to the balance of the mortgage loan if the mortgaged property does not achieve a specified level of financial performance in accordance with the terms of the respective reserve agreements. Although generally the mortgage loans prohibit voluntary partial prepayment, the following mortgage loans may require partial prepayments: Escrowed Holdback or Mtg. Escrow or LOC Letter of Credit Outside Date Prepayment Premium Loan No. Property Name Release Conditions Initial Amount for Release Provisions

                                                                 Escrowed Holdback or
    Mtg.                                      Escrow or LOC          Letter of Credit   Outside Date         Prepayment Premium
  Loan No.    Property Name                Release Conditions          Initial Amount    for Release             Provisions
------------------------------------------------------------------------------------------------------------------------------------
     84       West Oaks Centre                      1                        $100,000       11/01/22         Yield Maintenance
                                                                                                             or 1%

     98       Riverbank Square                      2                         $65,000       02/01/13         Yield Maintenance
                                                                                                             or 1%

    109       Cleves Shopping Center                3                         $90,000       01/01/23         Yield Maintenance
                                                                                                             or 1%

All yield maintenance premiums indicated above are to be paid by the borrower.


RELEASE CONDITIONS

1 Lender shall have received a fully executed lease, estoppel certificate, and subordination, non-disturbance and attornment agreement from The University of Texas Orthopedic Group (or a replacement tenant reasonably acceptable to Lender). Said lease shall be for approximately 3,500 square feet of leasable space with rents payable of no less than $15 per foot with a term of no less than five (5) years. Also, all certificates of occupancy shall have been issued and tenant shall have commenced payment of rent.

2 Lender shall have received evidence of full payment for the required improvements as it may reasonably require, final lien waivers for the required improvements, and a satisfactory report that the required improvements have been completed.

3 Lender shall have received a fully executed lease, estoppel certificate, and subordination, non-disturbance and attornment agreement from a lessee, all in form and substance acceptable to Lender. Said lease shall be for approximately 1,500 square feet of vacant space at the Property with rents payable at a rate of no less than $15 per square foot with a term of no less than three (3) years. Also, all required certificates of occupancy shall have been issued in connection with the demised space and tenant shall have commenced payment of rent.

YIELD MAINTENANCE FORMULAS


A       THE PREPAYMENT PREMIUM SHALL MEAN:

        Subject to payment of a prepayment premium equal to the greater of:

        (a) the positive amount, if any, equal to (i) the sum of the present values of all scheduled payments due under the Note from the Prepayment Date to and including the Maturity Date, minus (ii) the principal balance of the Note immediately prior to such prepayment; or

        (b) One percent (1%) of the principal balance of the Note immediately prior to such prepayment.

        All present values shall be calculated as of the Prepayment Date, using a discount rate, compounded monthly, equal to the yield rate, converted to its monthly equivalent, of the United States Treasury Security having the closest maturity date to the Maturity Date of the Note as established in The Wall Street Journal or other business publication of general circulation five (5) business days before the Prepayment Date.

        In the event that the yield rate on publicly traded United States Treasury Securities is not obtainable, then the nearest equivalent issue or index shall be selected, at Payee's reasonable determination, and used to calculate the prepayment premium.

B       THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

        The greater of (i) 1.0% of the outstanding principal balance of this Note at the time of prepayment; or (ii) an amount equal to the sum of
        (a) the present value of the scheduled monthly payments due under the Note from the date of prepayment to the Maturity Date, and (b) the present value of the amount of principal and interest due under the Note on the Maturity Date (assuming all schedule monthly payments due prior to the Maturity Date were made when due), minus (c) the outstanding principal balance of the Note as of the date of prepayment. The present values described in (a) and (b) shall be computed on a monthly basis as of the date of prepayment discounted at the yield-to-maturity of the U.S. Treasury Note or Bond closest in maturity to the Maturity Date of the Note as reported in The Wall Street Journal (or, if The Wall Street Journal is no longer published, as reported in such other daily financial publication of national circulation which shall be designated by Lender) on the fifth (5th) business day preceding the date of prepayment. Notwithstanding the foregoing or any other provision in the Note to the contrary, if Lender elects to apply insurance proceeds, condemnation awards, or any escrowed amounts, if applicable, to the loan, no Prepayment Premium shall be due or payable as a result of such application, and the monthly installments due and payable hereunder shall be reduced accordingly.

C       The prepayment premium shall be equal to:

        An amount equal to the greater of (i) one percent (1%) of the principal amount being prepaid or (ii) the present value of a series of payments each equal to the Payment Differential and payable on each Payment Date over the remaining original term of the Note through and including the Anticipated Repayment Date, discounted at the Reinvestment Yield for the number of months remaining as of the date of such prepayment to each such Payment Date and the Anticipated Repayment Date.

        "Payment Differential" shall mean an amount equal to (i) the Initial Interest Rate less the Reinvestment Yield, divided by (ii) twelve (12) and multiplied by (iii) the principal sum outstanding under the Note after application of the constant monthly payment due under the Note on the date of such prepayment, provided that the Payment Differential shall in no event be less than zero.

        "Reinvestment Yield" shall mean an amount equal to the lesser of (i) the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the Anticipated Repayment Date, or (ii) the yield on the U.S. Treasury issue (primary issue) with a term equal to the remaining average life of the indebtedness evidenced by this Note, with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is fourteen (14) days prior to the date of such prepayment set forth in the notice of prepayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

D       THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

        The greater of (i) an amount equal to the product of the Prepayment Percentage times the Prepayment Date Principal, or (ii) the amount by which the sum of the Discounted Values of Note Payments, calculated using the Discount Rate, exceeds the Prepayment Date Principal. In order to calculate (ii) in the foregoing, each remaining Note Payment will be discounted and the resulting Discounted Values will be added together.

        The following definitions apply:

        "Discount Rate" means the yield on a U.S. Treasury issue selected by Lender, as published in The Wall Street Journal, two weeks prior to prepayment, having a maturity date corresponding (or most closely corresponding, if not identical) to the Maturity Date, and, if applicable, a coupon rate corresponding (or most closely corresponding, if not identical) to the Fixed Interest Rate.

        "Discounted Value" means the Discounted Value of a Note Payment based on the following formula:

        NP/(1+R/12)(n) = Discounted Value, where:

        NP = Amount of Note Payment

        R = Discount Rate (1)

        n = The number of months between the date of prepayment and the scheduled date of Note Prepayment being discounted rounded to the nearest integer.

        "Note Payments" means (i) the scheduled Debt Service Payments for the period from the date of prepayment through (and including) (2) the Maturity Date and (ii) the scheduled repayment of Principal, if any, on the Maturity Date.

        "Prepayment Date Principal" means the Principal on the date of prepayment.

        "Prepayment Percentage" means one percent (1.0%).

--------------------------------------------------------------------------------
NOTES:


(1) With respect to Mortgage Loan Nos. 20 and 21, Morning Marketplace and Toringdon One respectively, the phrase "(or Default Discount Rate as the case may be)" is inserted here.

(2) With respect to Mortgage Loan Nos. 20 and 21, Morning Marketplace and Toringdon One respectively, delete the phrase "(and including)".
--------------------------------------------------------------------------------

E       THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

        The greater of: (i) the Aggregate Present Values of the Monthly Income Losses or (ii) one percent (1.0%) of the then outstanding Principal Amount; provided however that in the event Borrower prepays the Loan in full and not in part during the last sixty (60) (1) days immediately prior to the Maturity Date, such prepayment may be made at par without the requirement to pay the Premium. The Premium shall be calculated on the date ("Calculation Date") ten (10) business days prior to the scheduled date of prepayment ("Prepayment Date").

        The Aggregate Present Values of the Monthly Income Losses shall be calculated as follows:

        Subtract the Discount Rate (as defined below) from the Applicable Interest Rate to determine the "Rate Difference" (provided that the Rate Difference shall in no event be less than zero). Then divide the Rate Difference by twelve (12) to determine the "Monthly Rate Difference";

        Determine, as of the first day of each month during the Calculation Period (as defined below), what the Principal Amount would have been had the Loan been paid pursuant to the regular installment terms of this Note based on the amortization schedule then in effect on the Loan (for each such month, the "Amortizing Monthly Balance");

        Multiply the Monthly Rate Difference by the Amortizing Monthly Balance of each month during the Calculation Period to determine the "Gross Monthly Income Loss" applicable to each month;

        Determine the present value of the Gross Monthly Income Loss for each month by discounting the Gross Monthly Income Loss for each month at the Monthly Discount Rate (as defined below); and

        Add the present value of the Gross Monthly Income Loss for each month during the Calculation Period to determine the Aggregate Present Values of the Monthly Income Losses.

        As used in these prepayment provisions, the following definitions shall apply:

        The "Calculation Period" is the period from the Prepayment Date through the Maturity Date; and

        The "Discount Rate" shall be equal to the "ask yield" rate on the U.S. Treasury Note or bond (2) (not including "inflation indexed" issues) maturing closest in time to the Maturity Date as such "ask yield" (3) is reported in The Wall Street Journal, or similar publication designated by Lender, on the Calculation Date. If there is more than one such U.S. Treasury Note or bond (4) so reported (5), Lender shall determine in its sole discretion, which one shall be utilized as the "Discount Rate." The "Monthly Discount Rate" shall be equal to the Discount Rate divided by twelve (12).


--------------------------------------------------------------------------------
NOTES:

(1) With respect to Mortgage Loan Nos. 25 and 26, JAC Products, replace "sixty
(60)" with "ninety (90)".

(2) With respect to Mortgage Loan Nos. 34, 43, 44, and 54, West Oak Business Park, Berkeley Gwinnett Business Park (Buford Building), Berkeley Gwinnett Business Park (Berkeley Building) and Encore Productions Building, the phrase "(or bond (not including "inflation indexed" issues)" is deleted.

(3) With respect to Mortgage Loans 29, 67, 69, 79, 105, 80, 90 and 37, University Towne Center, 93 Entin Road, The 620 Building, Buffalo Grove and 380 Allwood Road, the phrase "ask yield" rate on the U.S. Treasury Note or bond (2) (not including "inflation indexed" issues) maturing closest in time to the Maturity Date as such "ask yield" is deleted and replaced with the phrase "current yield rate".

(4) With respect to Mortgage Loan Nos. 34, 43, 44, and 54, West Oak Business Park, Berkeley Gwinnett Business Park (Buford Building), Berkeley Gwinnett Business Park (Berkeley Building) and Encore Productions Building respectively, "or bond" is replaced with "as".

(5) With respect to Mortgage Loan Nos. 34, 43, 44, and 54, West Oak Business Park, Berkeley Gwinnett Business Park (Buford Building), Berkeley Gwinnett Business Park (Berkeley Building) and Encore Productions Building, the phrase "maturing closest in time to the Maturity Date" is inserted here.


* With respect to Mortgage Loan Nos. 67, and 105, 93 Entin Road and 380 Allwood Road, allow partial prepayments in $1,000,000 increments.
--------------------------------------------------------------------------------

F       THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

        (A) the greater of one percent (1%) of the outstanding principal balance of this Note at the time of Prepayment, or the Make-Whole Amount, plus
        (B) the amount of reasonable out-of-pocket costs and expenses (as determined by Lender) incurred in reinvesting the Loan principal, together with the Prepayment Premium, in United States Treasury Bonds or Notes, including without limitation, transaction and processing fees and costs and legal fees and brokerage expenses, which such out-of-pocket costs and expenses shall not exceed $2,500.

        The "Make-Whole Amount" shall mean an amount which, when added to the principal balance of the Note at the time of Prepayment, will equal a total amount which will then earn, when invested in a United States Treasury Bond or Note of comparable remaining maturity and if discounted to its present value, the same percent per annum yield to maturity that the Lender would have realized had the Loan not been prepaid.

G       THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

        The greater of (i) one percent (1%) of the principal amount prepaid, or
        (ii) an amount calculated in accordance with the following formula ("Prepayment Calculation")




                                    Y [1+ (r / 12) ] n
                                    ______________     -Y

                                       (1+i) n

        where:

        "Y" equals the principal amount being prepaid;

        "i" equals the monthly yield on the United States Treasury Security (not inflation-indexed)(1) issued most recently prior to the date of prepayment and maturing closest to, but not beyond, the original maturity date hereof;

        "n" equals the number of months remaining until maturity hereof; and

        "r" equals the Note interest rate.

--------------------------------------------------------------------------------
NOTE:

(1) With respect to Mortgage Loan No. 94, Walgreens - Kenosha, delete "not inflation-indexed".
--------------------------------------------------------------------------------


H       THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

        The greater of one percent (1%) of the outstanding principal balance of this Note at the time of Prepayment, or the Make-Whole Amount.

        The "Make-Whole Amount" shall mean an amount which, when added to the principal balance of the Note at the time of Prepayment, will equal a total amount which will then earn, when invested in a United States Treasury Bond or Note of comparable remaining maturity and if discounted to its present value, the same percent per annum yield to maturity that the Lender would have realized had the Loan not been prepaid.

I       THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

        A prepayment premium (the "Premium") calculated as provided below.

        A. With respect to the first $317,500 prepaid during any Loan Year, the Premium shall equal the Aggregate Present Values of the Monthly Income Losses.

        B. With respect to any sums prepaid in excess of $317,500 during any Loan Year, the Premium shall equal the greater of: (i) the Aggregate Present Values of the Monthly Income Losses or (ii) one percent (1%) of the then outstanding Principal Amount.

        C. If Borrower prepays Note in full and not in part during the last sixty (60) days immediately prior to the Maturity Date, such prepayment may be made at par without the requirement to pay the Premium.

        D. The Premium shall be calculated on the date ("Calculation Date") ten (10) business days prior to the scheduled date of prepayment ("Prepayment Date").

        E. The Aggregate Present Values of the Monthly Income Losses shall be calculated as follows:

                i. Subtract the Discount Rate (as defined below) from the Interest Rate to determine the "Rate Difference" (provided that the Rate Difference shall in no event be less than zero). Then divide the Rate Difference by 12 to determine the "Monthly Rate Difference";

                ii. Determine, as of the first day of each month during the Calculation Period (as defined below), what thePrincipal Amount would have been had the Loan been paid pursuant to the regular installment terms of this Note based on the amortization schedule then in effect on the Loan (for each such month, the "Amortizing Monthly Balance");

                iii. Multiply the Monthly Rate Difference by the Amortizing Monthly Balance of each month during the Calculation Period to determine the "Gross Loss" applicable to each month;

                iv. Determine the present value of the Gross Monthly Income Loss for each month by discounting the Gross Monthly Income Loss for each month at the Monthly Discount Rate (as defined below); and

                v. Add the present value of the Gross Monthly Income Loss for each month during the Calculation Period to determine the Aggregate Present Values of the Monthly Income Losses.

        F. As used in these prepayment provisions, the following definitions shall apply:

                i. The "Calculation Period" is the period from the Prepayment Date through the Maturity Date;

                ii. With respect to the first $317,500 prepaid during any Loan Year, the "Discount Rate" shall be equal to One Hundred Fifty (150) basis points over the then "ask yield" rate on the U.S. Treasury Note or bond maturing closest in time to the Maturity Date as such "ask yield" is reported in The Wall Street Journal, or similar publication designated by Lender, on the Calculation Date (and provided if there is more than one such applicable issue reported, Lender shall select the one to be used for this purpose). If there is more than one U.S. Treasury Note and/or bond as so reported, maturing closest in time to the Maturity Date, Lender shall determine in its sole discretion, which one shall be utilized for this calculation; and

                iii. With respect to any sums prepaid in excess of $317,500 during any Loan Year, the "Discount Rate" shall be equal to the then "ask yield" rate on the U.S. Treasury Note or bond maturing closest in time to the Maturity Date as such "ask yield" is reported in The Wall Street Journal, or similar publication designated by Lender, on the Calculation Date (and provided if there is more than one such applicable issue reported, Lender shall select the one to be used for this purpose). If there is more than one U.S. Treasury Note and/or bond as so reported, maturing closest in time to the Maturity Date, Lender shall determine in its sole discretion, which one shall be utilized for this calculation.

        G. Notwithstanding any other provision of this Section 4 to the contrary the Borrower may prepay the principal sum of up to $317,500 during each Loan Year excluding the first Loan Year, provided all other terms and conditions set forth in this
                Section 4 are satisfied. No more than one (1) prepayment may be made during each Loan Year.

J       THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

        The greater of: (a) an amount calculated as of a date (the "Calculation Date") ten (10) business days prior to the scheduled date of prepayment (the "Prepayment Date") equal to the sum of the present values, each as discounted at the Monthly Discount Rate (as hereinafter defined), of the Monthly Income Loss (as hereinafter defined) for each month between the Prepayment Date and the Maturity Date; or (b) one percent (1%) of the outstanding Principal Amount as of the Prepayment Date.

        For purposes of calculating the Premium, the following definitions shall apply. The "Monthly Income Loss" for each month between the Prepayment Date and the Maturity Date shall be an amount determined by dividing by 12 the product of (i) the difference (which shall in no event be less than zero) obtained by subtracting the Discount Rate (as hereinafter defined) from the Interest Rate; times (ii) the projected unpaid Principal Amount for each such month. The "Monthly Discount Rate" shall be equal to the Discount Rate divided by 12. The "Discount Rate" shall be equal to the current yield rate on the U.S. Treasury Note maturing closest in time to the Maturity Date as such yield is reported in The Wall Street Journal, or similar publication designated by Lender, on the Calculation Date. If there is more than one U.S. Treasury Note as so reported, maturing closest in time to the Maturity Date, Lender shall determine in its sole discretion, which one shall be utilized as the "Discount Rate".

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

APPENDIX III
SIGNIFICANT LOAN SUMMARIES



--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 1 - MALL AT MILLENIA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):         $70,000,000

CUT-OFF DATE BALANCE:        $70,000,000

FIRST PAYMENT DATE:          05/09/2003

INTEREST RATE:               5.50%

AMORTIZATION:                Interest only through April 2008.
                             Thereafter, 360 months.

ARD:                         NAP

HYPERAMORTIZATION:           NAP

MATURITY DATE:               04/09/2013

EXPECTED MATURITY BALANCE:   $65,084,886

SPONSORS:                    The Forbes Company and The Taubman Realty Group

INTEREST CALCULATION:        Actual/360

CALL PROTECTION:             Closed to prepayment until the earlier of March 28,
                             2006 or 2 years after the REMIC "start-up" day with respect to the last securitization of any part of the total $210,000,000 mortgage loan secured by the property, with U.S. Treasury defeasance thereafter.
                             Prepayable without penalty from and after January
                             9, 2013.

LOAN PER SF(1):              $376.34

UP-FRONT RESERVES(2):        Initial Tenant
                             Allowance and      $10,500,000
                             Construction
                             Reserve:

ONGOING RESERVES(3):         RE Tax:           Springing

                             Insurance:        Springing

                             TI/LC:            Springing

LOCKBOX:                     Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:      Single Asset

PROPERTY TYPE:               Retail

PROPERTY SUB-TYPE:           Anchored

LOCATION:                    Orlando, FL

YEAR BUILT/RENOVATED:        2002/NAP


OCCUPANCY(4) :               95.3%

SQUARE FOOTAGE(5) :          518,153

THE COLLATERAL:              2-level anchored regional mall

OWNERSHIP INTEREST:          Fee

ANCHORS: Macy's (275,000 sf), Bloomingdale's (235,000 sf) and Neiman Marcus (90,000 sf)

MAJOR NON-ANCHOR TENANTS     %NRSF      RENT PSF    LEASE EXPIRATION
------------------------     -----      --------    ----------------
XXI Forever                    4.1%      $38.37        01/31/2013

Gap                            3.3%      $31.00        01/31/2010

Crate & Barrel                 2.9%      $22.99        01/31/2015

Zara                           2.6%      $23.00        01/31/2013

Victoria's Secret              2.3%      $45.00        10/31/2012

Express                        2.3%      $45.00        01/31/2013

PROPERTY MANAGEMENT:         The Forbes Company

U/W NET OP. INCOME:          $23,579,775

U/W NET CASH FLOW:           $22,594,607

APPRAISED VALUE:             $308,200,000

CUT-OFF DATE LTV(1):         63.3%

MATURITY DATE LTV(1):        58.8%

DSCR(1)(6):                  2.08x
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) The subject $70,000,000 loan represents a 35.90% pari passu interest in the senior $195,000,000 portion of a $210,000,000 loan. All LTV and DSCR numbers in this table are based on the total $195,000,000 senior financing. 30 year amortization schedule for the last 60 months of the loan term is based on the 5.46% weighted average coupon for the entire $210,000,000 loan.

(2) If the borrower owes the general contractor hired to construct the property sums in excess of $1,000,000 on August 1, 2003, the borrower is required to deposit all outstanding amounts owed to the general contractor into the Initial Tennant Allowance and Construction Reserve the next business day. If amounts of deposit in such reserve fall below $5,000,000 during the term of the mortgage loan, the remaining funds in such reserve are required to be returned to the borrower.

(3) Upon (i) an Event of Default or (ii) the DSCR falling below 1.30x, the borrower is required to deposit monthly 1/12 of (a) annual insurance premiums and real estate taxes into an escrow account and (b) $1.00/sf into a TI/LC reserve. The reserve period will end and such reserves will be released to borrower upon the cure of such Event of Default or in the event the DSCR is 1.30x or higher for two consecutive calendar quarters, as applicable.

(4) Occupancy is based on the rent roll dated March 21, 2003. Occupancy percentage excludes 600,000 sf of anchor-owned space.

(5)  Excludes 600,000 sf of anchor-owned space.

(6) DSCR is for IO period of loan. Based on amortization beginning 05/09/08, the DSCR would be 1.70x.



THE MALL AT MILLENIA LOAN

         THE LOAN. The largest loan exposure (the "Mall at Millenia Loan") as evidenced by two Promissory Notes (the "Mall at Millenia Note") is secured by a first priority Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the "Mall at Millenia Mortgage") encumbering a regional shopping center known as Mall at Millenia,

                                     III-1
located in Orlando, Florida (the "Mall at Millenia Property"). The Mall at Millenia Loan was originated on March 28, 2003 by Morgan Stanley Mortgage Capital Inc. ("MSMC").

         THE BORROWER. The borrower is Forbes Taubman Orlando, L.L.C., a Delaware limited liability company (the "Mall at Millenia Borrower") that owns no material asset other than the Mall at Millenia Property and related interests. The Mall at Millenia Borrower was formed on April 12, 2000 and is 50% controlled by principals of The Forbes Company and 50% controlled by The Taubman Realty Group (NYSE: TCO). The Forbes Company has developed 8 regional malls totaling over 5.85 million square feet plus an additional 1.7 million square feet of Class A office space. The Taubman Realty Group is a publicly held real estate development and management company that operates approximately 30 regional malls totaling over 34.5 million square feet, including 20 owned regional malls totaling approximately 21.6 million square feet.

       THE PROPERTY. The Mall at Millenia Property, a 1,118,153 square foot super-regional retail mall, opened for business on October 18, 2002. The mall is located on the east side of I-4 in central Orlando, Florida between downtown and Orlando's major tourist areas, including Universal Studios, Disney's Hotel Plaza and the newly remodeled Orange County Convention Center. The property's anchors, Neiman Marcus, Bloomingdale's and Macy's, are unique to the area, with none of such stores located within 80 miles. In addition, the mall has eight major tenants of over 11,000 sf that comprise approximately 10.2% of the mall (21.9% of the in-line space), including Cheesecake Factory, Zara, Urban Outfitters, Crate & Barrel, GAP, Express, Victoria's Secret, and XXI Forever.


-----------------------------------------------------------------------------------------------------------------------

                                            LEASE ROLLOVER SCHEDULE
-----------------------------------------------------------------------------------------------------------------------
                                     AVERAGE BASE     % OF TOTAL   CUMULATIVE %   % OF TOTAL BASE    CUMULATIVE % OF
                      # OF LEASES    RENT PER SF     SQUARE FEET   OF SF ROLLING  RENTAL REVENUES     TOTAL RENTAL
      YEAR              ROLLING        ROLLING         ROLLING                        ROLLING       REVENUES ROLLING
-----------------------------------------------------------------------------------------------------------------------
     Vacant                6              $0.00            5%            5%              0%                  0%
-----------------------------------------------------------------------------------------------------------------------
      2003                 0              $0.00            0%            5%              0%                  0%
-----------------------------------------------------------------------------------------------------------------------
      2004                 0              $0.00            0%            5%              0%                  0%
-----------------------------------------------------------------------------------------------------------------------
      2005                 0              $0.00            0%            5%              0%                  0%
-----------------------------------------------------------------------------------------------------------------------
      2006                 0              $0.00            0%            5%              0%                  0%
-----------------------------------------------------------------------------------------------------------------------
      2007                 3             $79.86            1%            6%              3%                  3%
-----------------------------------------------------------------------------------------------------------------------
      2008                 2             $41.84            1%            7%              1%                  3%
-----------------------------------------------------------------------------------------------------------------------
      2009                 4             $40.86            2%            8%              1%                  5%
-----------------------------------------------------------------------------------------------------------------------
      2010                 5             $37.37            6%           15%              5%                 10%
-----------------------------------------------------------------------------------------------------------------------
      2011                 1             $56.00            0%           15%              0%                 11%
-----------------------------------------------------------------------------------------------------------------------
      2012                 61            $59.80           29%           44%             40%                 51%
-----------------------------------------------------------------------------------------------------------------------
 2013 & Beyond             63            $37.74           56%          100%             49%                100%
-----------------------------------------------------------------------------------------------------------------------


         PROPERTY MANAGEMENT. The Mall at Millenia Property is managed by the principals of The Forbes Company, which own 50% of the Mall at Millenia Borrower. The management agreement is subordinate to the Mall at Millenia Loan and is terminable upon an Event of Default.


        MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.


       ADDITIONAL INDEBTEDNESS. Not allowed.

       EXPANSION PARCEL. In order to permit the creation of additional anchor space or parking at the property, the Mall at Millenia Borrower may obtain a release for a currently non-income producing parcel from the lien of the mortgage. The Mall at Millenia Borrower must satisfy various conditions in connection with the partial release, including the delivery of legal opinions, title endorsements and revised surveys, as well as certifications that the partial release will not adversely affect the ability to operate and maintain the remainder of the Mall at Millenia Property, that the UCF for the property will not be reduced by more than $600,000 and that the DSCR will remain at 1.30x or higher from and after such release.

                                     III-2

       ADDITION OF PROPERTY. If additional parking is necessary in order to comply with applicable legal requirements, the borrower has the right, subject to certain requirements, to obtain certain property adjacent to the Mall at Millenia Property for additional parking.

Certain additional information regarding the Mall at Millenia Loan and the Mall at Millenia Property is set forth on Appendix II hereto.










                                     III-3

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 2 - FEDERAL CENTER PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):         $67,500,000

CUT-OFF DATE BALANCE:        $67,500,000

FIRST PAYMENT DATE:          4/01/2003

INTEREST RATE:               5.760%

AMORTIZATION(2):             360 months

ARD:                         NAP

HYPERAMORTIZATION:           NAP

MATURITY DATE:               3/01/2013

EXPECTED MATURITY            $62,715,791
BALANCE:

SPONSOR(S):                  Federal Center Plaza Corporation

INTEREST CALCULATION:        30/360

CALL PROTECTION:             Lockout until March 31, 2008. Prepayment permitted
                             in full only. Borrower must pay a premium equal to the greater of a yield maintenance premium or 1% of the principal balance. Lockout until two years after the REMIC "start up" day, of the last A-note to be securitized with U.S. Treasury defeasance thereafter. Prepayable without premium during the last 90 days of the loan.

LOAN PER SF(1):              $187.08

UP-FRONT RESERVES(3):        RE Tax:             $1,388,832

                             Capex:              $5,108,102

                             GSA TI/LC           $19,358,090

ONGOING RESERVES(3):         RE Taxes:           $198,405/month

                             TI/LC:              $66,667/month

LOCKBOX:                     None

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:      Single Asset

PROPERTY TYPE:               Office

PROPERTY SUB-TYPE:           Urban

LOCATION:                    Washington, DC

YEAR BUILT/RENOVATED:        1981-1982 / 2001

OCCUPANCY(4):                99.5%

SQUARE FOOTAGE:              721,604

THE COLLATERAL:              Two 8-story office buildings

OWNERSHIP INTEREST(5):       Fee


MAJOR TENANTS                % NRSF      RENT PSF       LEASE EXPIRATION
-------------                ------      --------       ----------------

GSA- State Department         53.0%       $36.20           01/02/2013

GSA- FEMA                     41.3%       $31.55           08/16/2009


PROPERTY MANAGEMENT:         Donohoe Real Estate Services

U/W NET OP. INCOME:          $17,851,376

U/W NET CASH FLOW:           $17,043,179

APPRAISED VALUE:             $228,000,000

CUT-OFF DATE LTV(1):         59.2%

MATURITY DATE LTV(1):        55.0%

DSCR(1)(6):                  2.19x

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) The subject $67,500,000 loan represents a 50% pari passu interest in a $135,000,000 loan. All aggregate LTV, DSCR and Loan per sf numbers in this table are based on the entire loan amount of $135,000,000.

(2) The Federal Center Plaza Loan provides for monthly payments of interest only during the first 60 months. See below for additional information.

(3) The Federal Center Plaza Property is principally occupied under two separate General Services Administration ("GSA") leases - one for the Department of State and the other for the Federal Emergency Management Agency ("FEMA"). The Federal Center Plaza Borrower has provided a tenant improvement allowance and capital improvement reserve in the aggregate amount of $24,466,192 with respect to these GSA leases. The Federal Center Plaza Borrower has deposited with the lender the unused portion of the tenant improvement allowances and capital improvement reserves. The funds will be used to pay for tenant improvements and leasing commissions or amounts may be applied as rental credit, in each case in accordance with the GSA leases. The Federal Center Plaza Borrower is required to deposit $66,667 per month into a reserve fund for future tenant improvements and leasing commissions. Use of these reserve funds is limited to renewing or re-tenanting the existing GSA leased spaces. The Federal Center Plaza Borrower has the right to direct certain of the funds to be held in United States Treasury securities subject to certain conditions. A maximum of $3,400,000 of the reserve may be used for tenant improvement and leasing commissions associated with the renewal or re-tenanting of the GSA lease for FEMA. The remainder may be used in the same manner for the GSA lease for the Department of State.

(4)  Occupancy is based upon a rent roll dated December 19, 2002.

(5) The two office buildings and the portion of the parking garage underneath the buildings that are part of the security are owned in fee and the security includes access easements over the portion of the garage under an adjacent building.

(6) The DSCR is for the interest only period of the Loan. Based on amortization beginning 04/01/2008, the DSCR would be 1.80x.



THE FEDERAL CENTER PLAZA LOAN

     THE LOAN. The second largest loan exposure (the "Federal Center Plaza Loan") as evidenced by three equal priority notes, in the original aggregate principal amount of $67,500,000 (collectively the "Federal Center Plaza Note") is secured by a first priority Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing and a first priority Deed of Trust, Security Agreement and Assignment of Rents (collectively, the "Federal Center Plaza Mortgage")

                                     III-4
encumbering two office buildings containing approximately 721,604 square feet (the "Federal Center Plaza Property"). The Federal Center Plaza Loan was originated on February 24, 2003 by John Hancock Real Estate Finance, Inc.

       THE BORROWER. The borrower is Federal Center Office Associates LLC, a Delaware limited liability company (the "Federal Center Plaza Borrower"). The Federal Center Plaza Borrower is a bankruptcy-remote special purpose entity. The sponsor is the Federal Center Plaza Corporation.

       THE PROPERTY. The Federal Center Plaza Property consists of two adjacent eight-story office buildings and an interest in an adjoining 912-space underground parking garage located at 400 and 500 C Street, Washington, D.C. The Federal Center Plaza Property contains approximately 721,604 square feet. The Federal Center Plaza Property was 99.5% occupied as of December 19, 2002.

       The Federal Center Plaza Borrower has the right to construct additional floors on the existing office building improvements (the "Additional Construction") subject to satisfaction of certain conditions, including (i) construction of not more than two floors on each building and (ii) the requirement for a fixed price contract in an amount not to exceed $30,000,000. The Federal Center Plaza Borrower may fund this construction using permitted mezzanine financing (as described below) or non-debt sources.


-----------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE
-----------------------------------------------------------------------------------------------------------------------------
                                       AVERAGE BASE      % OF TOTAL                       % OF TOTAL BASE   CUMULATIVE % OF
                      # OF LEASES      RENT PER SF       SQUARE FEET    CUMULATIVE % OF   RENTAL REVENUES    TOTAL RENTAL
       YEAR             ROLLING          ROLLING           ROLLING         SF ROLLING         ROLLING      REVENUES ROLLING
-----------------------------------------------------------------------------------------------------------------------------
      Vacant               2              $0.00                1%               1%                0%                0%
-----------------------------------------------------------------------------------------------------------------------------
    MTM & 2003             4             $26.08                0%               1%                0%                0%
-----------------------------------------------------------------------------------------------------------------------------
       2004                1             $34.26                0%               1%                0%                0%
-----------------------------------------------------------------------------------------------------------------------------
       2005                0              $0.00                0%               1%                0%                0%
-----------------------------------------------------------------------------------------------------------------------------
       2006                2             $42.36                1%               3%                2%                2%
-----------------------------------------------------------------------------------------------------------------------------
       2007                2             $40.49                0%               3%                0%                2%
-----------------------------------------------------------------------------------------------------------------------------
       2008                0              $0.00                0%               3%                0%                2%
-----------------------------------------------------------------------------------------------------------------------------
       2009                5             $31.09               43%              46%               40%               43%
-----------------------------------------------------------------------------------------------------------------------------
      2010                 0              $0.00                0%              46%                0%               43%
-----------------------------------------------------------------------------------------------------------------------------
       2011                0              $0.00                0%              46%                0%               43%
-----------------------------------------------------------------------------------------------------------------------------
       2012                0              $0.00                0%              46%                0%               43%
-----------------------------------------------------------------------------------------------------------------------------
   2013 & Beyond           2             $28.60               54%             100%               57%              100%
-----------------------------------------------------------------------------------------------------------------------------


       PROPERTY MANAGEMENT. The Federal Center Plaza Property is managed by Donohoe Real Estate Services, an entity related to the Federal Center Plaza Borrower.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The Federal Center Plaza Borrower is permitted to incur mezzanine financing in an amount not to exceed $10,000,000, subject to satisfaction of certain conditions including, but not limited to, that the debt service coverage ratio for the combined payments shall not be less than 1.30x and the loan-to-value ratio of the Federal Center Plaza Loan, the other two pari passu notes secured by the Federal Center Plaza Property and the mezzanine financing, in the aggregate, shall not exceed 70%. Any mezzanine financing will be subordinate to the Federal Center Plaza Loan, will not be secured by the Federal Center Plaza Property and can only be used to pay for the additional Construction or to pay expenses related to re-tenanting or extending current leases.

     ADDITIONAL INDEBTEDNESS.  Not allowed.

     RELEASE OF PARCELS.  Not allowed.

Certain additional information regarding the Federal Center Plaza Loan and the Federal Center Plaza Property is set forth on Appendix II hereto.

                                     III-5

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 3 - 55 EAST MONROE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE (1):        $58,500,000

CUT-OFF DATE BALANCE:        $58,500,000

FIRST PAYMENT DATE:          02/01/2003

INTEREST RATE:               5.155%

AMORTIZATION (2):            264 months

ARD:                         NAP

HYPERAMORTIZATION:           NAP

MATURITY DATE:               01/01/2013

EXPECTED MATURITY BALANCE:   $48,442,617

SPONSOR(S):                  Tishman Speyer/Travelers Real Estate Venture, L.P.

INTEREST CALCULATION:        Actual/360

CALL PROTECTION:             Lockout until 02/01/06 with US Treasury defeasance
                             thereafter. Prepayable without premium from and after 08/01/12.


LOAN PER SF (1):             $73.00

UP-FRONT RESERVES:           RE Tax:                $3,800,000

                             Insurance:             $616,666

                             Completion             $3,364,125
                             Holdback(3):

                             Other (4):             $50,583

ONGOING RESERVES:            RE Tax:                $760,000/month

                             Insurance:             $154,116/month

                             Replacements (5):      Springing

                             Rollover Costs(6):     Springing

LOCKBOX:                     Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE                       Single Asset
ASSET/PORTFOLIO:

PROPERTY TYPE:               Office

PROPERTY SUB-TYPE:           Urban

LOCATION:                    Chicago, IL

YEAR BUILT/RENOVATED:        1972/1990, 1999, 2000, 2001

OCCUPANCY (7):               96.6%

SQUARE FOOTAGE:              1,602,749

THE COLLATERAL:              50 story office building

OWNERSHIP INTEREST(8):       Fee & Leasehold


MAJOR TENANTS                % NRSF        RENT PSF   LEASE EXPIRATION
-------------                ------        --------   ----------------

Sargent & Lundy(9)           22.1%          $11.75       06/30/2012

Seyfarth Shaw(9)             14.4%          $11.26       12/31/2006

Phoenix Investment           7.00%          $21.23       12/31/2008
Partners


PROPERTY MANAGEMENT:         Tishman Speyer Properties

U/W NET OP. INCOME:          $22,466,246

U/W NET CASH FLOW:           $19,901,847

APPRAISED VALUE:             $297,000,000

CUT-OFF DATE LTV(1):         39.4%

MATURITY DATE LTV(1):        32.6%

DSCR(1)(10):                 3.25x

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) The subject $58,500,000 loan is a 50% pari passu interest in a 117,000,000 senior portion of a $147,000,000 financing secured by the related mortgaged property. All loan to value ratios and debt service coverage ratios in this table are based upon the aggregate $117,000,000 senior portion of this financing.

(2) The loan has thirty six months of interest only payments through January 31, 2006. Beginning February 1, 2006, payments are to be made based on a 30 year amortization schedule. beginning February 1, 2009, payments are based on an implied 18.73 year amortization schedule, such that at the maturity date of the loan, the loan balloon balance would be equal to the loan balloon balance of a 10 year loan with a 30 year amortization schedule during its entire term.

(3) The sum of $3,364,125 was deposited with the lender in a non-interest bearing escrow account for the completion of certain deferred maintenance items identified in the engineering report for the mortgaged property. Such amount is to be used to address certain issues pertaining to compliance with the Americans with Disabilities Act, certain deferred maintenance items and other compliance issues.

(4) The sum of $50,583 was funded at the closing of the loan to fund the a reserve account for the payment of monthly ground rents payable under two ground leases which are a portion of collateral for the loan.

(5) An escrow account for certain capital improvements is triggered following either an event of default under the loan documents or if the debt service coverage ratio (as determined pursuant to the loan documents) falls below 1.25x on the aggregate loan amount of the A, B and mezzanine loans ($191,000,000), calculated pursuant to the loan documents.

(6) An escrow account for certain tenant improvements and leasing commissions, requiring payments of $166,875 per month, is triggered upon the debt service coverage ratio (as determined pursuant to the loan documents) falling below 1.25x on the aggregate loan amount of the A, B and mezzanine loans ($191,000,000), calculated per the loan documents. Additional tenant improvement and leasing commission reserve amounts, relating to the leases for Sargent & Lundy and for Seyfarth Shaw, will begin on February 1, 2009 and February 1, 2005, respectively.

(7)  Occupancy is based on the rent roll dated December 31, 2002.

(8) The collateral is comprised of both a fee and two leasehold estates. There are two unsubordinated ground leases, one which expires on August 31, 2067 and has three 99-year extension options, and the other which expires on August 31, 2101, which has no additional extension options.

(9) One tenant, Sargent & Lundy, leases 27,136 square feet of space, expiring in 2003, together with 4,791 square feet that is leased on a month-to-month basis; Seyfarth Shaw leases 10,563 square feet of storage space on a month-to-month basis.

(10) Based on the underwritten net cash flow and current interest-only debt service payments. Based on the amortization beginning on February 1, 2006, the debt service coverage ratio would be 2.59x. Based on the amortization beginning on February 1, 2009, the debt service coverage ratio would be 2.13x.

                                     III-6

THE 55 EAST MONROE LOAN


         THE LOAN. The third largest loan exposure (the "55 East Monroe Loan") as evidenced by the promissory note (the "55 East Monroe Note") is secured by a first priority Mortgage (the "55 East Monroe Mortgage") encumbering an office building containing 1,602,749 square feet of space in Chicago, IL (the "55 East Monroe Property"). The 55 East Monroe Loan was originated on December 30, 2002 by Connecticut General Life Insurance Company (CIGNA), or an affiliate thereof.

         THE BORROWER. The borrower is TST 55 East Monroe Property, L.P. (the "55 East Monroe Borrower") that owns no material asset other than the 55 East Monroe Property and related interests. The 55 East Monroe Borrower is a single purpose, bankruptcy remote entity, with an independent director and non-consolidation opinion in place. The 55 East Monroe Borrower is controlled by Tishman Speyer/Travelers Real Estate Venture, L.P.

         THE PROPERTY. The 55 East Monroe Property, located in Chicago, IL, was originally constructed in 1972, but has undergone renovations in 1990 and 1999-2001, including lobby and main entrance renovations, food court addition, roof replacement, sprinkler upgrades and garage renovations. The 55 East Monroe Property consists of a 50-story office building containing 1,602,749 square feet of space, occupied by approximately 60 tenants. The major tenants include Sargent & Lundy, Seyfarth Shaw and Phoenix Investment Partners, as well as the GSA. The property is located within the East Loop office sub-market, in close proximity to the main financial center of the Central Loop. The property has 868 on-site parking spaces.



----------------------------------------------------------------------------------------------------------------------------------

                                                     LEASE ROLLOVER SCHEDULE
--------------------------------------------------------------------------------------------------------------------------------

                                                                                                               CUMULATIVE % OF
                                        AVERAGE BASE                                          % OF TOTAL BASE     TOTAL BASE
                       # OF LEASES       RENT PER SF    % OF TOTAL SQUARE   CUMULATIVE % OF   RENTAL REVENUES  RENTAL REVENUES
       YEAR              ROLLING           ROLLING         FEET ROLLING       SF ROLLING          ROLLING          ROLLING
--------------------------------------------------------------------------------------------------------------------------------
      Vacant                3               $0.00               3%                3%                0%                0%
--------------------------------------------------------------------------------------------------------------------------------
    MTM & 2003             14              $12.55              10%                13%               9%                9%
--------------------------------------------------------------------------------------------------------------------------------
       2004                12              $21.80              10%                23%               15%              24%
--------------------------------------------------------------------------------------------------------------------------------
       2005                 4              $13.53               2%                24%               2%               26%
--------------------------------------------------------------------------------------------------------------------------------
       2006                 7              $12.58              18%                42%               16%              42%
--------------------------------------------------------------------------------------------------------------------------------
       2007                 5              $12.78               3%                45%               3%               45%
--------------------------------------------------------------------------------------------------------------------------------
       2008                11              $17.66              14%                58%               18%              62%
--------------------------------------------------------------------------------------------------------------------------------
       2009                10              $15.21               5%                63%               5%               68%
--------------------------------------------------------------------------------------------------------------------------------
       2010                 6              $16.41               6%                69%               7%               75%
--------------------------------------------------------------------------------------------------------------------------------
       2011                 0                $0.00              0%                69%               0%               75%
--------------------------------------------------------------------------------------------------------------------------------
       2012                 8              $11.86              23%                91%               20%              94%
--------------------------------------------------------------------------------------------------------------------------------
   2013 & Beyond            8                $9.09              9%               100%               6%               100%
--------------------------------------------------------------------------------------------------------------------------------


         PROPERTY MANAGEMENT.  Tishman Speyer Properties.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. A mezzanine loan totaling $44,000,000 was funded at closing secured by the partnership interests in the 55 East Monroe Borrower.

         ADDITIONAL INDEBTEDNESS.  Not allowed.

         RELEASE OF PARCELS.  Not allowed.

Certain additional information regarding the 55 East Monroe Loan and the 55 East Monroe Property is set forth on Appendix II hereto.





                                     III-7

--------------------------------------------------------------------------------
                        MORTGAGE LOAN NO. 4 - KATY MILLS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):         $55,000,000

CUT-OFF DATE BALANCE:        $55,000,000

FIRST PAYMENT DATE:          02/09/2003

INTEREST RATE:               6.693%

AMORTIZATION:                Through January 2008, interest only. Thereafter,
                             300 months

ARD:                         NAP

HYPERAMORTIZATION:           NAP

GUARANTY(2):                 $15,000,000 payment guaranty from
                             The Mills Limited Partnership


MATURITY DATE:               01/09/2013


EXPECTED MATURITY BALANCE:   $50,337,837

SPONSORS:                    Mills Corporation and Kan Am

INTEREST CALCULATION:        Actual/360

CALL PROTECTION:             Closed to prepayment until the earlier of December
                             30, 2005 or 2 years after the REMIC "start-up" day of the last securitization involving any part of the $148,000,000 loan secured by Katy Mills, with U.S. Treasury defeasance thereafter. Prepayable without penalty from and after December 9, 2012.

LOAN PER SF (1):             $121.53

UP-FRONT RESERVES:           TI/LC Reserve:          $3,000,000

ONGOING RESERVES (3):        RE Tax Reserve:         Springing

                             Insurance Reserve:      Springing

                             Cap Ex Reserve:         Springing

                             TI/LC Reserve:          $150,000/month

LOCKBOX:                     HARD
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE                       Single Asset
ASSET/PORTFOLIO:

PROPERTY TYPE:               Retail

PROPERTY SUB-TYPE:           Anchored

LOCATION:                    Katy, TX

YEAR BUILT/RENOVATED:        1999/NAP

OCCUPANCY(4):                92.8%

SQUARE FOOTAGE:              1,217,782

THE COLLATERAL:              Single level, super-regional value retail and
                             entertainment center

OWNERSHIP INTEREST:          Fee


MAJOR TENANTS                % NRSF     RENT PSF  LEASE EXPIRATION
-------------                ------     --------  ----------------

Bass Pro Shops                11.9%      $6.09       10/25/2014
Outdoor

Burlington Coat               8.2%       $10.71      01/31/2010
Factory

American Multi-Cinema         6.3%       $31.71      10/31/2019

Jillians                      4.1%       $21.79      11/14/2009


PROPERTY MANAGEMENT:         MillsServices Corp.

U/W NET OP. INCOME:          $18,347,946

U/W NET CASH FLOW:           $16,973,346

APPRAISED VALUE:             $224,000,000

CUT-OFF DATE LTV(1):         66.1%

MATURITY DATE LTV(1):        60.5%

DSCR (1)(5):                 1.69x
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) The subject $55,000,000 loan represents a 37.2% paripassu interest in a $148,000,000 loan. All loan per SF, LTV and DSCR numbers in this table are based on the total $148,000,000 loan.

(2) Amount of Guaranty is based on the total $148,000,000 loan. Guaranty terminates in the event the debt service coverage ratio exceeds 1.55x.

(3) Borrower must establish reserves for real estate taxes, insurance premiums and capital expenditures from and after the occurrence of a "Trigger Event", which is defined as either an event of default under the loan or a debt service coverage ratio of less than 1.25x. The required escrow will be 1/12 of annual insurance premiums and real estate taxes, monthly. The required escrow with respect to capital expenditures will be $7,500 per month. The reserve period will end upon the cure of the event of default or six months after the debt service coverage ratio has risen above 1.25x. The monthly amount of the required TI/LC reserve is the lesser of $150,000 or a sum that, when added to TI/LC reserves already on deposit with lender, equals $3,000,000.

(4)  Occupancy is based on the rent roll dated February 1, 2003.

(5)  Based on amortization beginning 02/09/08 the DSCR would be 1.39x.




                                     III-8

THE KATY MILLS LOAN


         THE LOAN. The fourth largest loan exposure (the "Katy Mills Loan") as evidenced by the Promissory Note (the "Katy Mills Note") is secured by a first priority Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the "Katy Mills Mortgage") encumbering a 1,217,782 square foot regional shopping center known as Katy Mills, located in Katy, Texas (the "Katy Mills Property"). The Katy Mills Loan was originated on December 30, 2002 by or on behalf of Morgan Stanley Mortgage Capital Inc. ("MSMC"). The Katy Mills Loan benefits from a limited guaranty of payment granted by The Mills Limited Partnership in the amount of up to $15,000,000 with respect to the entire $148,000,000 loan. The limited guaranty will terminate if the DSCR for the overall loan exceeds 1.55x.

         THE BORROWER. The borrower is Katy Mills Mall Limited Partnership, a Delaware limited partnership (the "Katy Mills Borrower") that owns no material asset other than the Katy Mills Property and related interests. The Katy Mills Borrower is an indirect subsidiary of Mills Corporation and Kan Am. Mills Corporation is a publicly traded real estate investment trust that owns, develops and operates super-regional, value-oriented shopping malls. The Mills Corporation currently has 20 operating properties and 5 malls under construction. Kan Am is a German syndicator of closed U.S. real estate funds that reports management of approximately $700,000,000 in equity for approximately 5,500 German investors. Kan Am has invested approximately $330,000,000 in equity in various projects with the Mills Corporation.

         THE PROPERTY. The Katy Mills Property, located in Katy, Texas, was constructed in 1999. It is located at the corner of route Interstate 10 and Katy-Ford Bend County Road in Katy, Texas, a western suburb of Houston. The Katy Mills Property consists of a 1,217,782 square foot super-regional value oriented and entertainment center, which includes fourteen tenants occupying more than 20,000 square feet each, including Bass Pro Shops Outdoor, Burlington Coat Factory and American Multi-Cinema and 537,416 square feet of in-line tenants. One tenant, Jillian's, has previously been delinquent in its rent payments, although rent was current as of the Cut-Off Date. Katy Mills is situated on approximately 168.3 acres and contains 9,051 parking spaces and 126 handicapped parking spaces. In 2002, comparable in-line sales per square foot were approximately $280, total sales were approximately $234,900,000 and average occupancy costs were 12.2%. Two tenants at the Katy Mills Property, American Multi-Cinema and Jillians had occupancy costs of 44.0% and 35.0%, respectively.

         An expansion of Interstate 10, which links Katy to Houston to the east and San Antonio to the west, is scheduled to begin in May 2003 and last through 2009. The expansion will result in an 18-20 lane freeway, which will include a 4-lane toll facility that will offer an express alternative to commuters. Per the appraisal, although the reconstruction should benefit the Katy Mills Property by improving accessibility, and the construction has been planned in a manner such that there will never be fewer lanes open than are currently available, perceptions of construction-related delays could have a short-term impact on visits to the Katy Mills Property.

         The municipal utility district (the "District") that includes the Katy Mills Property issued municipal bonds in order to finance a portion of the costs relating to the construction of the Katy Mills Property infrastructure. The annual debt service on these bonds for 2003-2005 is $1,461,290, increasing as a result of amortization to $2,711,290 in 2006 and up to $2,826,250 by 2018, with an average annual debt service of $2,779,966 during this period. The debt service is to be paid through excess sales taxes collected within the District and, in the event such excess sales taxes are insufficient to cover such debt service, additional ad valorem taxes will be levied on the District. Although such increases in ad valorem taxes are generally reimbursable by the tenants at the Katy Mills Property, such reimbursements would increase tenant occupancy cost ratios, which may impact the supportable rents at the property.




                                     III-9

                                                      LEASE ROLLOVER SCHEDULE
------------------------------------------------------------------------------------------------------------------------------------
                                       AVERAGE TOTAL      % OF TOTAL       CUMULATIVE        % OF TOTAL BASE      CUMULATIVE % OF
                       # OF LEASES    RENTAL RESERVE      SQUARE FEET        % OF SF         RENTAL REVENUES        TOTAL RENTAL
         YEAR            ROLLING      PER SF ROLLING        ROLLING          ROLLING             ROLLING          REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------------
        Vacant               32            $0.00               7%               7%                  0%                    0%
------------------------------------------------------------------------------------------------------------------------------------
         MTM                 16            $8.22               4%              11%                  2%                    2%
------------------------------------------------------------------------------------------------------------------------------------
         2003                 3           $22.87               3%              14%                  3%                    4%
------------------------------------------------------------------------------------------------------------------------------------
         2004                35           $39.44              11%              25%                 20%                   25%
------------------------------------------------------------------------------------------------------------------------------------
         2005                14           $35.53               5%              30%                  8%                   32%
------------------------------------------------------------------------------------------------------------------------------------
         2006                12           $43.08               3%              33%                  5%                   38%
------------------------------------------------------------------------------------------------------------------------------------
         2007                11           $50.51               2%              35%                  4%                   42%
------------------------------------------------------------------------------------------------------------------------------------
         2008                 1           $14.66               1%              35%                  0%                   42%
------------------------------------------------------------------------------------------------------------------------------------
         2009                33           $24.64              21%              57%                 24%                   66%
------------------------------------------------------------------------------------------------------------------------------------
         2010                16           $21.92              16%              73%                 16%                   82%
------------------------------------------------------------------------------------------------------------------------------------
         2011                 3           $29.81               2%              75%                  2%                   85%
------------------------------------------------------------------------------------------------------------------------------------
         2012                 5           $22.43               4%              79%                  4%                   89%
------------------------------------------------------------------------------------------------------------------------------------
    2013 & Beyond            12           $15.29              21%             100%                 14%                  100%
------------------------------------------------------------------------------------------------------------------------------------

         PROPERTY MANAGEMENT. The Katy Mills Property is managed by the MillsServices Corp., which is an affiliate of the Katy Mills Borrower. All management fees are subordinate and subject to the Katy Mills Loan.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

         ADDITIONAL INDEBTEDNESS.  Not allowed.

         RELEASE OF PARCELS. The Katy Mills Borrower may obtain a release of one or more expansion parcels (defined as currently unimproved, non income-producing land or air rights parcel designated as an area of addition or expansion for retail, entertainment, office or multi-family residential purposes, plus any adjacent parking area), provided certain legal and underwriting requirements are satisfied. No prepayment is required in connection with any such release.

Certain additional information regarding the Katy Mills Loan and the Katy Mills Property is set forth on Appendix II hereto.


                                     III-10

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 5 - OAKBROOK CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):         $25,000,000

CUT-OFF DATE BALANCE:        $24,791,702

FIRST PAYMENT DATE:          12/01/2002

INTEREST RATE:               5.120%

AMORTIZATION:                360 months

ARD:                         NAP

HYPERAMORTIZATION            NAP

MATURITY DATE:               10/01/2012

EXPECTED MATURITY BALANCE:   $20,505,995

SPONSORS:                    The Rouse Company and CalPERS

INTEREST CALCULATION:        30/360

CALL PROTECTION:             Closed to prepayment until the earlier of October
                             1, 2005 or 2 years after the REMIC "start-up" day with respect to the last securitization of any part of the $240,000,000 loan secured by Oakbrook
                             Center, with U.S. Treasury defeasance thereafter.
                             Prepayable without penalty from and after July 1, 2012.

LOAN PER SF(1):              $148.19


UP-FRONT RESERVES:           None

ONGOING RESERVES(2):         RE Tax:         Springing

                             Insurance:      Springing

                             TI/LC:          Springing

LOCKBOX:                     Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE                       Single Asset
ASSET/PORTFOLIO:

PROPERTY TYPE:               Retail

PROPERTY SUB-TYPE:           Anchored

LOCATION:                    Oak Brook, IL

YEARS BUILT/RENOVATED:       1962/1971, 1981, 1991, 2001, 2002

OCCUPANCY(3):                93.5%

SQUARE FOOTAGE(4):           1,606,031

THE COLLATERAL:              2-level anchored regional mall

OWNERSHIP INTEREST:          Fee


MAJOR TENANTS                %NRSF       RENT PSF   LEASE EXPIRATION
-------------                -----       --------   ----------------

Nordstrom                    13.7%        $0.00        04/30/2021

Neiman Marcus                 7.0%        $1.56        01/31/2017

Lord & Taylor                 6.4%        $4.17        12/31/2008

Bloomingdale's Home           5.7%        $1.64        01/31/2017


PROPERTY MANAGEMENT:         Rouse Property Management, Inc.

U/W NET OP. INCOME:          $31,294,421

U/W NET CASH FLOW:           $29,629,553

APPRAISED VALUE:             $443,000,000

CUT-OFF DATE LTV(1):         53.7%

MATURITY DATE LTV(1):        44.4%

DSCR(1):                     1.89x
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) The subject $25,000,000 loan represents a 10.42% pari passu interest in a $240,000,000 loan. All Loan per SF, LTV and DSCR numbers in this table are based on the total $240,000,000 financing.

(2) Prior to a "Trigger Event", all funds in the lockbox account will be remitted to the borrower daily. Upon the occurrence and continuance of a "Trigger Event" i.e., (a) the occurrence and continuance of an Event of Default, and terminating upon the cure of such Event of Default; or (b) the DSCR at the end of any calendar quarter is less than 1.25x, (x) the borrower is required to deposit monthly 1/12 of annual insurance premiums and real estate taxes into an escrow account and (y) the borrower is required to deposit $96,318 monthly into a TI/LC reserve.

(3) Occupancy is based on the rent roll dated September 26, 2002 plus terms of assignment to Bloomingdale's Home. Total defined term occupancy is 93.5%, while mall occupancy is 96.6% and in-line shop space occupancy is 94.3%.

(4) Indicates collateral square feet. The total square footage of the property is 2,379,035 square feet.


THE OAKBROOK CENTER LOAN

         THE LOAN. The fifth largest loan exposure (the "Oakbrook Center Loan") as evidenced by the Promissory Note (the "Oakbrook Center Note") is secured by a first priority Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the "Oakbrook Center Mortgage") encumbering a regional shopping and mixed use center known as Oakbrook Center, located in Oak Brook, Illinois (the "Oakbrook Center Property"). The Oakbrook Center Loan was originated on October 1, 2002 by or on behalf of Morgan Stanley Mortgage Capital Inc. ("MSMC") and subsequently acquired by JHREF.

         THE BORROWER. The borrower is Oakbrook Shopping Center, LLC, a Delaware limited liability company (the "Oakbrook Center Borrower") that owns no material asset other than the Oakbrook Center Property and related interests. The Oakbrook Center Borrower is 49.49% controlled by CalPERS and 50.51% controlled by The Rouse Company.

                                     III-11

CalPERS is the California Public Employees' Retirement System, the largest public pension fund in the United States. The Rouse Company is a publicly held real estate development and management company that currently owns 50 regional retail centers.

         THE PROPERTY. The Oakbrook Center Property, located outside Chicago along Illinois State Route 83 in Oak Brook, Illinois, was originally constructed in 1962 and added to and renovated in 1971, 1981, 1991, 2001 and 2002. The Oakbrook Center Property consists of a 2,379,035 square foot, two-level open-air mall anchored by Marshall Field, Nordstrom, Neiman Marcus, Sears, Lord & Taylor and Bloomingdale's Home. Marshall Field and Sears each owns its store and the land on which it is located, which are not included in the collateral. The components of the Oakbrook Center Property are: anchor stores (1,185,578 NRSF, including the Marshall Field and Sears stores), in-line stores (822,342 NRSF), 3 office buildings (240,223 NRSF), Cineplex (17,700 NRSF) and a hotel (113,192
NRSF). Oakbrook Center is situated on approximately 135 acres (of which 75.08 acres are owned) and contains 13,000 parking spaces arrayed in 5 parking decks and surface parking.

                                                      LEASE ROLLOVER SCHEDULE
------------------------------------------------------------------------------------------------------------------------------------
                                          AVERAGE         % OF TOTAL       CUMULATIVE        % OF TOTAL BASE      CUMULATIVE % OF
                       # OF LEASES     RENTAL BASE        SQUARE FEET        % OF SF         RENTAL REVENUES        TOTAL RENTAL
         YEAR            ROLLING      PER SF ROLLING        ROLLING          ROLLING             ROLLING          REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
        Vacant              26             $0.00             7%                 7%                  0%                    0%
------------------------------------------------------------------------------------------------------------------------------------
     2003 or MTM            48            $26.43             6%                13%                  9%                    9%
------------------------------------------------------------------------------------------------------------------------------------
         2004               45            $30.08             5%                18%                  8%                   17%
------------------------------------------------------------------------------------------------------------------------------------
         2005               31            $23.90             6%                24%                  8%                   25%
------------------------------------------------------------------------------------------------------------------------------------
         2006               29            $32.67             6%                31%                 11%                   36%
------------------------------------------------------------------------------------------------------------------------------------
         2007               19            $19.76             8%                39%                  8%                   44%
------------------------------------------------------------------------------------------------------------------------------------
         2008               16            $12.60             9%                48%                  6%                   49%
------------------------------------------------------------------------------------------------------------------------------------
         2009               23            $37.03             5%                53%                 10%                   60%
------------------------------------------------------------------------------------------------------------------------------------
         2010               19            $35.14             8%                61%                 15%                   75%
------------------------------------------------------------------------------------------------------------------------------------
         2011               11            $41.56             3%                64%                  6%                   80%
------------------------------------------------------------------------------------------------------------------------------------
         2012               23            $33.00             8%                71%                 13%                   95%
------------------------------------------------------------------------------------------------------------------------------------
    2013 & Beyond            9             $3.88            29%               100%                  6%                  100%
------------------------------------------------------------------------------------------------------------------------------------

         PROPERTY MANAGEMENT. The Oakbrook Center Property is managed by Rouse Property Management, Inc., which is an affiliate of Oakbrook Center Borrower. The management agreement is subordinate to the Oakbrook Center Loan and is terminable upon an Event of Default.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

         ADDITIONAL INDEBTEDNESS. Not allowed.

         RELEASE OF PARCELS. At any time that the Oakbrook Center Borrower may fully defease the Oakbrook Center Loan, the Oakbrook Center Borrower may also obtain a partial release of the Oakbrook Center Property in connection with a partial defeasance. The releasable parcel is improved with two office buildings. To affect a partial defeasance, the Oakbrook Center Borrower must sever the promissory notes into undefeased notes and a defeased note. The defeased note will have a balance of 125% of $10,000,000 (as reduced by the application of casualty or condemnation proceeds), and will be backed U.S. Treasury defeasance collateral. The Oakbrook Center Borrower must satisfy various other conditions in connection with the partial defeasance, including the delivery of legal opinions, title endorsements and revised surveys. The Oakbrook Center Borrower may also obtain a partial release of the Oakbrook Center Property with respect to areas that are not revenue producing and that are designated by the Oakbrook Center Borrower for expansion. The Oakbrook Center Borrower must satisfy various conditions in connection with the partial release, including the delivery of legal opinions, title endorsements and revised surveys, as well as certifications that the partial release will not adversely affect the ability to operate and maintain the remainder of the Oakbrook Center Property and that there will be no adverse effect on the DSCR for the remaining Oakbrook Center Property, and a rating agency confirmation of no downgrade, qualification or withdrawal of the rating applicable to the REMIC certificates in connection with the partial release.

Certain additional information regarding the Oakbrook Center Loan and the Oakbrook Center Property is set forth on Appendix II hereto.

                                     III-12

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 6 - THE SWEDESFORD PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:            $21,500,000

CUT-OFF DATE BALANCE:        $21,437,536

FIRST PAYMENT DATE:          04/012003

INTEREST RATE:               5.630%

AMORTIZATION:                360

ARD:                         03/01/2013

HYPERAMORTIZATION:           Yes

MATURITY DATE:               03/01/2033

EXPECTED MATURITY BALANCE:   $18,082,438

SPONSOR(S):                  Michael Grasso and Jeffrey M. Brown

INTEREST CALCULATION:        Actual/360

CALL PROTECTION:             Lockout until the earlier of the 4th
                             anniversary of the closing date or 2
                             years after the REMIC startup date,
                             with US Treasury defeasance
                             thereafter.  The loan is prepayable
                             without premium within three months
                             prior to the maturity date.

LOAN PER SF:                 $140.73

UP-FRONT RESERVES:           Tax:                    $63,437

                             Insurance:              $67,890

                             TI/LC:                  $4,167

                             Other:                  $140,089

ONGOING RESERVES:            RE Tax:                 $5,077/month

                             Insurance:              $6,456/month

                             TI/LC's (1):            $4,167/month

                             Umbrella Insurance      $410/month
                             Reserve:

                             School & Highway
                             Improvements Tax        $15,338/month
                             Reserve:

                             Replacements:           $1,904/month

LOCKBOX (2):                 Springing
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE                       Single Asset
ASSET/PORTFOLIO:

PROPERTY TYPE:               Retail

PROPERTY SUB-TYPE:           Anchored

LOCATION:                    Tredyffrin, PA

YEAR BUILT                   1996/NAP

OCCUPANCY (3):               100%

SQUARE FOOTAGE:              152,330

THE COLLATERAL:              Retail center anchored by Super Fresh Food Markets
                             Inc. and Circuit City Stores, Inc.

OWNERSHIP INTEREST:          Fee


MAJOR TENANTS                %NSF      RENT PSF    LEASE EXPIRATION
-------------                ----      --------    ----------------

Circuit City Stores,
Inc.                         42.9%      $15.56        01/31/2017

Super Fresh Food
Markets Inc.                 35.9%      $13.50        04/30/2016


PROPERTY MANAGEMENT:         U.S.R.A. Construction Management Company

U/W NET OP. INCOME:          $2,286,082

U/W NET CASH FLOW:           $2,231,710

APPRAISED VALUE:             $27,000,000

CUT-OFF DATE LTV:            79.4%

MATURITY DATE LTV:           67.0%

DSCR:                        1.50x

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) In the event that (a) the DSCR for the Swedesford Plaza Property falls below 1.15x for one calendar quarter and (b) either Circuit City Stores, Inc. or Super Fresh Food Markets Inc. goes dark (the occurrence of (a) and
     (b) is referred to herein as a "Swedesford Plaza Leasing Reserve Sweep Trigger"), then on the first day of each calendar month thereafter until the occurrence of a Swedesford Plaza Leasing Reserve Sweep Termination (as defined below) all excess cash flow from the Swedesford Plaza Property for the previous calendar month (i.e., all income from the Swedesford Plaza Property for such month less payment of debt service under the Swedesford Plaza Loan, payments to the tax and insurance impound account under the Swedesford Plaza Loan, payments to the Replacement Reserve under the Swedesford Plaza and payment of operating expenses in connection with the operation of the Swedesford Plaza Property) shall be deposited into the TI/LC Reserve account. In the event that the DSCR for the Swedesford Plaza Property exceeds 1.25x for two consecutive calendar quarters (a "Swedesford Plaza Leasing Reserve Sweep Termination"), all funds then on deposit in the TI/LC Reserve account in excess of $250,000 will be returned to the Swedesford Plaza Borrower. The TI/LC Reserve account will be capped at $250,000 and will be replenished if drawn upon (provided that the cap on the TI/LC Reserve account shall be suspended during any period commencing on the occurrence of a Swedesford Plaza Leasing Reserve Sweep Trigger and ending on the occurrence of a Swedesford Plaza Leasing Reserve Sweep Termination.

(2) A hard lockbox will trigger upon any of (i) the ARD, (ii) an Event of Default under the Swedesford Plaza Loan or (iii) if (a) Circuit City Stores, Inc. or Super Fresh Food Markets Inc. goes dark and (b) the DSCR for the Swedesford Plaza Property falls below 1.15x for one calendar quarter.

(3)  Occupancy is based on the rent roll dated January 17, 2003.



                                     III-13

THE SWEDESFORD PLAZA LOAN


         THE LOAN. The sixth largest loan exposure (the "Swedesford Plaza Loan") as evidenced by the promissory note (the "Swedesford Plaza Note") is secured by a first priority Mortgage and Security Agreement (the "Swedesford Plaza Mortgage") encumbering a three building anchored retail center totaling 152,330 square feet in Tredyffrin, Chester County, Pennsylvania (the "Swedesford Plaza Property"). Swedesford Plaza Loan was originated on February 27, 2003 by CIBC Inc.

         THE BORROWER. Swedesford Plaza Associates, L.P. (the "Swedesford Plaza Borrower"), is a single purpose, bankruptcy remote entity, which was formed to own and operate the Swedesford Plaza Property. The General Partner of the Swedesford Plaza Borrower is Swedesford Plaza, Inc. (1.0%), the shareholders of the General Partner are Michael Grasso (40%) Jeffery Brown (40%) and Laurence Berk (20%). The remaining partners in the Swedesford Plaza Borrower are limited partners and are mostly related to the shareholders of the general partner.

         THE PROPERTY. The Swedesford Plaza Property encompasses three buildings totaling 152,330 square feet, which were constructed on an 18.84-acre parcel of land in Tredyffrin, Chester County, Pennsylvania. One of the buildings at the Swedesford Plaza Property was originally constructed in the 1960's, and was partially demolished and extensively renovated in 1996. This building is leased to Circuit City and measures 65,312 square feet. The remaining two buildings were constructed in 1996. One of the buildings is 100% occupied by Super Fresh Food Markets Inc. and measures 54,618 square feet, while the third building measures 32,400 square feet and is 100% occupied by eleven in-line tenants.




--------------------------------------------------------------------------------------------------------------------------------

                                                       LEASE ROLLOVER SCHEDULE
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                              CUMULATIVE % OF
                                       AVERAGE BASE                                          % OF TOTAL BASE     TOTAL BASE
                      # OF LEASES       RENT PER SF    % OF TOTAL SQUARE   CUMULATIVE % OF   RENTAL REVENUES  RENTAL REVENUES
       YEAR             ROLLING           ROLLING         FEET ROLLING       SF ROLLING          ROLLING          ROLLING
-------------------------------------------------------------------------------------------------------------------------------
       2003                0               $0.00                0%                0%                0%                0%
-------------------------------------------------------------------------------------------------------------------------------
       2004                1              $26.00                1%                1%                2%                2%
-------------------------------------------------------------------------------------------------------------------------------
       2005                0               $0.00                0%                1%                0%                2%
-------------------------------------------------------------------------------------------------------------------------------
       2006                6              $24.02               10%               11%               14%               16%
-------------------------------------------------------------------------------------------------------------------------------
       2007                1              $24.00                5%               16%                7%               23%
-------------------------------------------------------------------------------------------------------------------------------
       2008                1              $28.00                1%               17%                2%               25%
-------------------------------------------------------------------------------------------------------------------------------
       2009                0               $0.00                0%               17%                0%               25%
-------------------------------------------------------------------------------------------------------------------------------
       2010                1              $24.15                2%               19%                3%               28%
-------------------------------------------------------------------------------------------------------------------------------
       2011                1              $22.00                2%               21%                3%               31%
-------------------------------------------------------------------------------------------------------------------------------
       2012                0               $0.00                0%               21%                0%               31%
-------------------------------------------------------------------------------------------------------------------------------
   2013 & Beyond           2              $14.62               79%              100%               69%              100%
-------------------------------------------------------------------------------------------------------------------------------


         PROPERTY MANAGEMENT. The Swedesford Plaza Property is managed by U.S.R.A. Construction Management Company, a related entity to the Swedesford Plaza Borrower.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

         ADDITIONAL INDEBTEDNESS. Not allowed.

         RELEASE OF PARCELS. Not allowed.


Certain additional information regarding the Swedesford Plaza Loan and the Swedesford Plaza Property is set forth on Appendix II hereto.


                                     III-14

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 7 - ENCINO PLACE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:              $19,500,000

CUT-OFF DATE BALANCE:          $19,482,755

FIRST PAYMENT DATE:            06/01/2003

INTEREST RATE:                 5.750%

AMORTIZATION:                  360

ARD:                           05/01/2013

HYPERAMORTIZATION:             Yes

MATURITY DATE:                 05/01/2033

EXPECTED MATURITY BALANCE:     $16,454,485

SPONSOR:                       The Schwartz Family Trust and Robert
                               Hakimi

INTEREST CALCULATION:          Actual/360

                               Lockout until the earlier of 4 years after the first day of the first full calendar month following the date of origination or 2 years after the REMIC startup date, with US Treasury defeasance thereafter. The loan is prepayable without premium within three months prior to the maturity date.

LOAN PER SF:                   $230.85

UP-FRONT RESERVES:             Immediate Repairs(1):  $2,250

                               TI/LC's (2):           $85,417

                               Tax:                   $136,578

                               Insurance:             $12,259

                               Capex:                 $1,055

ONGOING RESERVES:              RE Tax:                $27,316/month

                               Insurance:             $4,086/month

                               Replacements:          $1,055/month

                               TI/LC's:               $10,417/month

LOCKBOX (3):                   Springing
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE                         Single Asset
ASSET/PORTFOLIO:

PROPERTY TYPE:                 Retail

PROPERTY SUB-TYPE:             Unanchored

LOCATION:                      Encino, CA

YEAR BUILT:                    1992

OCCUPANCY (4):                 100.0%

SQUARE FOOTAGE:                84,395

THE COLLATERAL:                Mixed use unanchored retail/office
                               building

OWNERSHIP INTEREST:            Fee


MAJOR TENANTS:                 % NRSF    RENT PSF    LEASE EXPIRATION
--------------                 ------    --------    ----------------

Dr. Saliba & Klein
(Encino Tarzana
Regional Medical
Center)                        7.7%    $26.40     06/30/2007

Shalom Pain Treatment
Medical Center                 5.7%    $28.80     02/28/2012


PROPERTY MANAGEMENT:           Peppy, LLC

U/W NET OP. INCOME:            $2,001,935

U/W NET CASH FLOW:             $1,865,959

APPRAISED VALUE:               $27,000,000

CUT-OFF DATE LTV:              72.2%

MATURITY DATE LTV:             60.9%

DSCR:                          1.37x

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) Immediate repairs at the property consist of installing two handicapped reserved parking space signs ($300), installing handicapped reserved parking spaces ($1,500). At closing, the Encino Place Borrower deposited 125% or $2,250 of the immediate repairs into the deferred maintenance reserve account.

(2) At closing, the Encino Place Borrower deposited $75,000 into the tenant improvement and leasing commission reserve account and during years one through three the lender will collect reserves for the account at a rate of $125,000 per year, after year three the lender will collect reserves at a rate of $80,000 per year. The reserve will be capped at $400,000 and will be replenished if drawn upon.

(3)  Hard upon ARD or event of default.

(4)  Occupancy is based on the rent roll dated March 31, 2003.



THE ENCINO PLACE LOAN

         THE LOAN. The seventh largest loan exposure (the "Encino Place Loan") as evidenced by the promissory note (the "Encino Place Note") is secured by a first priority deed of trust (the "Encino Place Mortgage") encumbering an 84,395 square foot mixed use retail/office building located in Encino, Los Angeles County, California (the "Encino Place Property"). The Encino Place Loan was originated on April 11, 2003 by CIBC Inc.

         THE BORROWER. Peppy, LLC (the "Encino Place Borrower") is a single purpose, bankruptcy remote entity, which was formed to own and operate the Encino Place Property. The managing member of the Encino Place Borrower is Peppy 2, LLC (1%) and the other member is Peppy Limited (99%). Peppy Limited is 100% owned by The Schwartz Family Trust, one of the sponsors of the Encino Place Borrower. The sole manager of Peppy 2, LLC, Mr. Robert Hakimi, is the other principal of the Encino Place Borrower. Mr. Hakimi has served as the on-site property manager for the Encino Place Property since it was constructed in 1992.



                                     III-15

         THE PROPERTY. The Encino Place Property is a three-story, 84,395 square foot mixed use retail/office building located on a 1.49 acre parcel of land in Encino, Los Angeles County, California. There is also a three level subterranean parking facility for 417 cars. The Encino Place Property was constructed in 1992 and has since undergone periodic renovations for new tenants. The Encino Place Property is U-shaped with a central courtyard, which has two escalators, fountains, lawn areas, and landscaping. The first two floors of the Encino Place Property has 32 retail tenant spaces, and the third floor has ten office spaces, nine of which are occupied by medical professionals. The first floor has 30,490 square feet and has sixteen tenants, the second floor measures 26,716 square feet and also has sixteen tenants. The third floor measures 27,189 square feet. The Encino Place Property has been at least 95.0% leased since it was constructed.


--------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    CUMULATIVE
                                                                                                                    % OF TOTAL
                                                               % OF TOTAL                        % OF TOTAL BASE      RENTAL
                          # OF LEASES    CURRENT BASE RENT     SQUARE FEET     CUMULATIVE % OF   RENTAL REVENUES     REVENUES
         YEAR               ROLLING        PER SF ROLLING        ROLLING         SF ROLLING          ROLLING         ROLLING
--------------------------------------------------------------------------------------------------------------------------------
        Vacant                  0                $0.00             0%                0%                  0%             0%
--------------------------------------------------------------------------------------------------------------------------------
         2003                   3               $31.10             6%                6%                  6%             6%
--------------------------------------------------------------------------------------------------------------------------------
         2004                   9               $36.24             25%               32%                28%            34%
--------------------------------------------------------------------------------------------------------------------------------
         2005                  10               $33.10             21%               52%                21%            55%
--------------------------------------------------------------------------------------------------------------------------------
         2006                   6               $35.30             7%                60%                 8%            63%
--------------------------------------------------------------------------------------------------------------------------------
         2007                   5               $32.82             18%               78%                18%            81%
--------------------------------------------------------------------------------------------------------------------------------
         2008                   2               $31.29             3%                81%                 3%            84%
--------------------------------------------------------------------------------------------------------------------------------
         2009                   1               $28.36             1%                83%                 1%            85%
--------------------------------------------------------------------------------------------------------------------------------
         2010                   1               $31.48             3%                86%                 3%            88%
--------------------------------------------------------------------------------------------------------------------------------
         2011                   1               $26.67             5%                91%                 4%            92%
--------------------------------------------------------------------------------------------------------------------------------
         2012                   3               $28.80             9%               100%                 8%           100%
--------------------------------------------------------------------------------------------------------------------------------
    2013 & Beyond               0                $0.00             0%               100%                 0%           100%
--------------------------------------------------------------------------------------------------------------------------------


         PROPERTY MANAGEMENT. The Encino Place Property is self-managed.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

         ADDITIONAL INDEBTEDNESS. Not allowed.

         RELEASE OF PARCELS. Not allowed.

Certain additional information regarding the Encino Place Loan and the Encino Place Property is set forth on Appendix II hereto.

                                     III-16

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 8 - THE LAURELS APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:            $16,500,000


CUT-OFF DATE BALANCE:        $16,431,849


FIRST PAYMENT DATE:          02/10/2003


INTEREST RATE:               7.020%


AMORTIZATION:                360 months


ARD:                         NAP


HYPERAMORTIZATION:           NAP


MATURITY DATE:               01/10/2013


EXPECTED MATURITY BALANCE:   $14,192,667


SPONSOR:                     Nathan S. Collier


INTEREST CALCULATION:        30/360


CALL PROTECTION:             Lockout until the 5th anniversary of
                             the 1st scheduled payment date, with
                             US Treasury defeasance thereafter,
                             except for the period which is two
                             years after the REMIC when the loan
                             can be prepaid with   >YM or 1%. The
                             loan is prepayable without premium
                             within three months prior to the
                             maturity date.

LOAN PER UNIT:               $64,692.32


UP-FRONT RESERVES:           RE Tax:                $50,500


                             Insurance:             $9,265


                             Replacements:          $5,292


ONGOING RESERVES:            RE Tax:                $16,833/month


                             Insurance:             $3,088/month


                             Replacements:          $5,292/month


LOCKBOX(1):                  Springing
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE                  Single Asset
ASSET/PORTFOLIO:

PROPERTY TYPE:          Multifamily

PROPERTY SUB-TYPE:      Garden Apartments

LOCATION:               Gainesville, FL

YEAR BUILT/RENOVATED:   1989-1992/NAP

OCCUPANCY(2):           94.5%

UNITS:                  254

THE COLLATERAL:         Forty-three one and two-story apartment buildings

OWNERSHIP INTEREST:     Fee

PROPERTY MANAGEMENT:    The Paradigm Group

U/W NET OP. INCOME:     $1,824,006

U/W NET CASH FLOW:      $1,747,806

APPRAISED VALUE:        $22,000,000

CUT-OFF DATE LTV:       74.7%


MATURITY DATE LTV:      64.5%

DSCR:                   1.32x

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) Borrower, Lender, and CapMark Services, L.P. entered into a Lockbox Agreement for the establishment of an account into which all revenues from the property will be deposited at Lender's election, upon the occurrence of an Event of Default (a "Lockbox Event").

(2)  Occupancy is based on the rent roll dated November 1, 2002.



The Laurels Apartments Loan


         THE LOAN. The eighth largest loan exposure (the "Laurels Apartments Loan") as evidenced by the promissory note (the "Laurels Apartments Note") is secured by a first priority Mortgage (the "Laurels Apartments Mortgage") encumbering a 254-unit multifamily complex located at 4455 SW 34th Street, Gainesville, Florida (the "Laurels Apartments Property"). The Laurels Apartments Loan was originated on December 3, 2002 by Lend Lease Mortgage Capital, L.P and assigned to Teachers Insurance and Annuity Association of America ("TIAA") on the same date.

         THE BORROWER. The borrower is The Laurels Apartments of Gainesville, Ltd. (the "Laurels Apartments Borrower"), which owns no material asset other than the Laurels Apartments Property and related interests. The Laurels Apartments Borrower is a single purpose entity and is controlled by Nathan S. Collier, who is the guarantor of the borrower's limited recourse obligations under Laurel Apartment Loan.

         THE PROPERTY. The Laurels Apartments Property was originally constructed in 1989-1992 and is located in the city of Gainesville in Alachua County, approximately 3 miles from the University of Florida. The Laurels Apartments Property consists of a 276,640 square foot multifamily residential garden style complex, consisting of 254 units. The units include private balconies or


                                     III-17
patios, private monitored intrusion alarms, full-size washers and dryers in select units, fully-equipped kitchens with custom-finished cabinets, white-on-white appliances, and built-in microwaves and dishwashers. The Laurels Apartments Property is situated on approximately 29.9 acres and contains 713 lighted parking spaces. Common area amenities include a cabana-style pool, a spa/sauna, sun-deck, 24-hour fitness center, racquetball, volleyball, and tennis courts, a clubhouse with big-screen TV and billiards, a gated entry with security guard and 24-hour emergency maintenance staff.


         PROPERTY MANAGEMENT. The Paradigm Group, an affiliate of the Borrower and under the control of Nathan S. Collier. The Paradigm Group owns and/or manages more than 4,400 apartment units in Gainesville, Tallahassee and Orlando, Florida and houses approximately 20% of the off campus student population of the University of Florida at Gainesville.


         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.


         ADDITIONAL INDEBTEDNESS.  Not allowed.


         RELEASE OF PARCELS.  Not allowed.


Certain additional information regarding the Laurels Apartments Loan and the Laurels Apartments Property is set forth on Appendix II hereto.



                                     III-18

--------------------------------------------------------------------------------
           MORTGAGE LOAN NO. 9 - THE WINSTED AT SUNSET WEST APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE (1):        $16,000,000

CUT-OFF DATE BALANCE:        $13,767,149

FIRST PAYMENT DATE (2):      07/01/2002

INTEREST RATE:               7.330%

AMORTIZATION:                360

ARD:                         02/01/2013

HYPERAMORTIZATION:           Yes

MATURITY DATE:               02/01/2033



EXPECTED MATURITY BALANCE:   $12,154,756

SPONSOR(S):                  Askar Karabayev

INTEREST CALCULATION:        Actual/360

CALL PROTECTION:             Lockout until the earlier of 4 years
                             after the first day of the first
                             full calendar month following the
                             date of origination or 2 years after
                             the REMIC startup date, with US
                             Treasury defeasance thereafter.  The
                             loan is prepayable without premium
                             within three months prior to the
                             maturity date.

LOAN PER UNIT(3):            $66,140.14

UP-FRONT RESERVES:           Tax:                  $110,667

                             Insurance:            $34,092

                             Capex:                $4,333

                             Cash Collateral (4):  $500,000

ONGOING RESERVES:            Insurance:            $3,133/month

                             RE Tax:               $27,667/month

                             Replacement (5):      $4,333/month

LOCKBOX (6):                 Springing
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE                  Single Asset
ASSET/PORTFOLIO:

PROPERTY TYPE:          Multifamily

PROPERTY SUB-TYPE:      Garden

LOCATION:               Rocklin, CA

YEAR BUILT:             2001

OCCUPANCY (7):          92.8%

NUMBER OF UNITS:        208

THE COLLATERAL:         Garden apartment complex consisting of
                        208 units spread out among 13, two-story walk-up buildings.

OWNERSHIP INTEREST:     Fee Simple



PROPERTY MANAGEMENT:     FPI Management Inc.

U/W NET OP. INCOME:     $1,450,462

U/W NET CASH FLOW:      $1,398,462

APPRAISED VALUE:        $22,600,000

CUT-OFF DATE LTV(3):    60.9%

MATURITY DATE LTV(3):   53.8%

DSCR(3):                1.23x



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


(1) The loan was originally in the amount of $16,000,000 and financed 71% of the Borrower's $22.5 million acquisition cost in May 2002. The loan was structured with a six-month interest-only bridge period. At the end of the bridge period, the loan was re-underwritten based on actual results for the six months ended November 2002 and sized down to $13,800,000, and the Borrower made a principal repayment of $2,200,000.

(2) The first interest payment was made on July 1, 2002, and the first principal and interest payment was made on March 1, 2003.

(3)  Based on the current balance of the resized loan.

(4) The loan is structured with a seasoning reserve of $500,000, which will remain as additional collateral until the property has achieved a 1.20x DSCR for each of six consecutive months.

(5)  Replacement reserve is capped at $156,000.

(6)  Springing upon ARD or event of default.

(7)  Occupancy is based on the rent roll dated January 8, 2003.


THE WINSTED AT SUNSET WEST APARTMENTS LOAN


           THE LOAN. The ninth largest loan exposure (the "Winsted at Sunset West Apartments Loan") as evidenced by a promissory note (the "Winsted at Sunset West Apartments Note") is secured by a first priority Deed of Trust (the "Winsted at Sunset West Apartments Deed of Trust") encumbering a 208 unit multifamily complex located in Rocklin, CA (the "Winsted at Sunset West Apartments Property"). The Winsted at Sunset West Apartments Loan was originated on May 16, 2002 by CIBC Inc.


                                     III-19

         THE BORROWER. Winsted Apartments, LLC (the "Winsted at Sunset West Apartments Borrower"), is a single purpose bankruptcy-remote entity formed for the purpose of owning and operating the Winsted at Sunset West Apartments Property. The Winsted at Sunset West Apartments Borrower has three members, Verduga Enterprises, LLC (86.84%), WCP Winsted, L.P. (2.97%) and Bayport Winsted Partners, L.P. (10.19%). Verduga Enterprises, LLC is 100% owned and controlled by Mr. Askar Karabayev. Both WCP Winsted, L.P. and Bayport Winsted Partners, L.P. are under the sole control of BayHarbor Management Services, Inc. The Winsted at Sunset West Apartments Borrower's managers are Verduga Enterprises, LLC and WCP Winsted, L.P. Mr. Karabayev is an experienced real estate professional with over 20 years of real estate experience throughout the world.

         THE PROPERTY. The Winsted at Sunset West Apartments Property was constructed in 2001, and consists of 208 units (187,592 square feet) spread out among 13, two-story, walk-up buildings, located on 12.40 acres of land. Additionally, there is one clubhouse building, one leasing office, and one maintenance building. The Winsted at Sunset West Apartments Property is currently 92.8% occupied. The Winsted at Sunset West Apartments Property is located 22 miles north of the City of Sacramento, and additionally located just off I-80 the major north-south thoroughfare to and from Sacramento.

         PROPERTY MANAGEMENT. The Winsted at Sunset West Apartments Property is managed by FPI Management Inc. ("FPI"). FPI has been providing professional management services for multifamily housing owners for over 30 years.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

         ADDITIONAL INDEBTEDNESS. Not allowed.

         RELEASE OF PARCELS.  Not allowed.

Certain additional information regarding the Winsted at Sunset West Apartments Loan and the Winsted at Sunset West Apartments Property is set forth on Appendix II hereto.


                                     III-20

--------------------------------------------------------------------------------
                          MORTGAGE LOAN NO. 10 - KOHL'S
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:            $12,500,000

CUT-OFF DATE BALANCE:        $12,372,159

FIRST PAYMENT DATE:          12/05/2002

INTEREST RATE:               5.810%

AMORTIZATION:                300 months

ARD:                         NAP

HYPERAMORTIZATION:           NAP

MATURITY DATE:               11/05/2012

EXPECTED MATURITY BALANCE:   $9,648,303

SPONSOR:                     Endeavor Real Estate Group

INTEREST CALCULATION:        Actual/360

CALL PROTECTION:             The loan is freely payable in whole
                             with a prepayment premium of the
                             greater of yield maintenance or 1%.
                             The loan is prepayable without
                             premium within the four months prior
                             to the maturity date

LOAN PER SF:                 $142.89

UP-FRONT RESERVES:           None


ONGOING RESERVES:            Tax(1):                Springing

                             Insurance(1):         Springing

                             Replacements(1):      Springing

LOCKBOX:                     None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE                  Single Asset
ASSET/PORTFOLIO:

PROPERTY TYPE:          Retail

PROPERTY SUB-TYPE:      Free Standing

LOCATION:               Sunset Valley, TX

YEAR BUILT/RENOVATED:   2002/NAP

OCCUPANCY(1):           100.0%

SQUARE FOOTAGE:         86,584

THE COLLATERAL:         Single-tenant retail building

OWNERSHIP INTEREST:     Fee



MAJOR TENANTS             % NRSF      RENT PSF   LEASE EXPIRATION
-------------             ------      --------   ----------------
Kohl's Department         100.0%      $15.79        01/31/2023
Store




PROPERTY MANAGEMENT:    EGP Management, LLC

U/W NET OP. INCOME:     $1,312,689

U/W NET CASH FLOW:      $1,304,031

APPRAISED VALUE:        $17,000,000

CUT-OFF DATE LTV:       72.8%

MATURITY DATE LTV:      56.8%

DSCR:                   1.37x
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) No monthly escrows for taxes, insurance, TI/LC or replacements are required, provided that no default exists and the Kohl's lease remains in full force and effect.

(2)  Occupancy is based on the rent roll dated January 1, 2003.


THE KOHL'S LOAN


         THE LOAN. The tenth largest loan (the "Kohl's Loan") as evidenced by the promissory note (the "Kohl's Note") is secured by a first priority Deed of Trust (the " Kohl's Deed of Trust") encumbering a free standing, single-tenant retail building containing 86,584 square feet of space in Sunset Valley, TX (the"Kohl's Property"). The Kohl's Loan was originated on November 4, 2002 by Nationwide Life Insurance.



         THE BORROWER. The borrower is SVM-1, Ltd, a Texas limited partnership (the "Kohl's Borrower"), that owns no material asset other than the Kohl's Property and related interests. The Kohl's Borrower is a single purpose entity. The Kohl's Borrower is comprised of SVM-1 GP, Ltd. (which owns a 50% general partnership interest), J.D. Weaver Family Limited Partnership (which owns a 32.5% limited partnership interest), and William S. Walters, III (who owns a 17.5% limited partnership interest). The general partner of SVM-1 GP, Ltd. is EGP Management, LLC (an affiliate of Endeavor Real Estate Group). The limited partners of SVM-1 GP, Ltd. include S. Mark Palmer, A. Bryce Miller, Jeffrey S. Newberg, Start, L.P., David L. Roche, Zoot Holdings, LP, and Tom Stringfellow. Mr. Palmer and all of the equity owners of EGP Management, LLC continue to develop, manage and dispose of office, retail, and warehouse real estate on their own behalf.

         Lockard Development, Inc. will be acquiring the Kohl's Property in 2003. The lender has approved an assumption of the loan to an affiliate of Lockard Development, Inc. in connection with a sale of the Kohl's Property


                                     III-21
expected to occur in late 2003. In connection with this assumption, Lockard Development, Inc will pay the lender a cash assumption fee of $5,000. Lockard Development, Inc. is owned by Wendell and Kenneth Lockard, who have over thirty years of real estate experience.

         THE PROPERTY. The Kohl's Property consists of 12.195 acres improved with a freestanding retail building containing a total of 86,584 net rentable square feet of space. The build-to-suit improvements were completed in October 2002 and feature an exterior comprised of masonry, stone and stucco, a 30 foot clear height in the warehouse area, one loading dock door, and 477 parking spaces. The Kohl's Property is presently 100% occupied by Kohl's Texas, L.P. pursuant to a lease with a term expiring January 31, 2023, with six 5-year options to renew. The lease is guaranteed by Kohl's Corporation, a Wisconsin based firm started in 1958. Kohl's Corporation has been publicly held following an initial public offering in May 1992. Kohl's Corporation operates a chain of family oriented, specialty department stores. The stores feature moderately priced apparel, shoes, accessories, and housewares targeted to middle income customers. As of April 2002, Kohl's Corporation operated 420 stores in 32 states. Kohl's Corporation presently has a credit rating by S&P of "A-" and a Moody's rating of "A3." The Kohl's Property is located at the southeast corner of U.S. Highway 290 and Brodie Lane in Sunset Valley, Travis County, Texas, approximately six miles southwest of downtown Austin. The Kohl's Property has access and visibility to Highway 290, and US Highway 360 located less than two miles east.

------------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE
------------------------------------------------------------------------------------------------------------------------------------
                                          CURRENT BASE                                             % OF TOTAL BASE   CUMULATIVE % OF
                        # OF LEASES        RENT PER SF     % OF TOTAL SQUARE    CUMULATIVE % OF    RENTAL REVENUES     TOTAL RENTAL
       YEAR               ROLLING            ROLLING          FEET ROLLING        SF ROLLING           ROLLING      REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------------
      Vacant                  0               $0.00                 0%                 0%                 0%                0%
------------------------------------------------------------------------------------------------------------------------------------
       2003                   0               $0.00                 0%                 0%                 0%                0%
------------------------------------------------------------------------------------------------------------------------------------
       2004                   0               $0.00                 0%                 0%                 0%                0%
------------------------------------------------------------------------------------------------------------------------------------
       2005                   0               $0.00                 0%                 0%                 0%                0%
------------------------------------------------------------------------------------------------------------------------------------
       2006                   0               $0.00                 0%                 0%                 0%                0%
------------------------------------------------------------------------------------------------------------------------------------
       2007                   0               $0.00                 0%                 0%                 0%                0%
------------------------------------------------------------------------------------------------------------------------------------
       2008                   0               $0.00                 0%                 0%                 0%                0%
------------------------------------------------------------------------------------------------------------------------------------
       2009                   0               $0.00                 0%                 0%                 0%                0%
------------------------------------------------------------------------------------------------------------------------------------
       2010                   0               $0.00                 0%                 0%                 0%                0%
------------------------------------------------------------------------------------------------------------------------------------
       2011                   0               $0.00                 0%                 0%                 0%                0%
------------------------------------------------------------------------------------------------------------------------------------
   2012 & Beyond              1              $15.79               100%               100%               100%              100%
------------------------------------------------------------------------------------------------------------------------------------



            PROPERTY MANAGEMENT. The Kohl's Property is managed by EGP Management, LLC, which is an affiliate of the borrower. The management fees are subordinate to the Kohl's Loan.

            MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

            ADDITIONAL INDEBTEDNESS.  Not allowed.

            RELEASE OF PARCELS.  Not allowed.

Certain additional information regarding the Kohl's Loan and the Kohl's Property is set forth on Appendix II hereto.

                                     III-22

--------------------------------------------------------------------------------
Securitized Products      [MORGAN STANLEY LOGO OMITTED]             May 29, 2003
       Group
--------------------------------------------------------------------------------

                                 CMBS NEW ISSUE
                              COLLATERAL TERM SHEET

              -----------------------------------------------------

                                  $675,004,000
                                  (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                                  AS DEPOSITOR
                                    CIBC INC.
                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                     JOHN HANCOCK REAL ESTATE FINANCE, INC.
                        NATIONWIDE LIFE INSURANCE COMPANY
                      UNION CENTRAL MORTGAGE FUNDING, INC.
                           MONY LIFE INSURANCE COMPANY
              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA
                   CIGNA MORTGAGE SECURITIES PHILADELPHIA, LLC
                            AS MORTGAGE LOAN SELLERS

              -----------------------------------------------------

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ4

              -----------------------------------------------------

                                 MORGAN STANLEY
                          SOLE LEAD BOOKRUNNING MANAGER

CIBC WORLD MARKETS                                          MERRILL LYNCH & CO.
CO-MANAGER                                                        CO-MANAGER


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, CIBC World Markets Corp., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

  NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                             AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $675,004,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ4

TRANSACTION FEATURES
--------------------

> >      Sellers:

---------------------------------------------------------------------------------------------------------------
                                                         NO. OF     NO. OF     CUT-OFF DATE           % OF
SELLERS                                                   LOANS   PROPERTIES   BALANCE ($)            POOL
---------------------------------------------------------------------------------------------------------------
 CIBC Inc.                                                  22         27     163,443,682             22.5
 Morgan Stanley Mortgage Capital Inc.                        4          4     140,144,710             19.3
 John Hancock Real Estate Finance, Inc.                      2          2      92,291,702             12.7
 Nationwide Life Insurance Company                          20         20      88,837,177             12.2
 Union Central Mortgage Funding, Inc.                       38         42      63,705,104              8.8
 MONY Life Insurance Company                                16         16      60,828,334              8.4
 Teachers Insurance and Annuity Association of America       6          6      60,016,901              8.2
 CIGNA Mortgage Securities Philadelphia, LLC                 1          1      58,500,000              8.0
---------------------------------------------------------------------------------------------------------------
 TOTAL:                                                    109        118    $727,767,609            100.0%
---------------------------------------------------------------------------------------------------------------

> >      Loan Pool:

         o    Average Cut-off Date Balance: $6,676,767

         o    Largest Mortgage Loan by Cut-off Date Balance: $70,000,000

         o Five largest and ten largest loans: 37.9% and 49.4% of pool, respectively

> >      Credit Statistics:

         o    Weighted average debt service coverage ratio of 1.78x

         o Weighted average current loan-to-value ratio of 62.9%; weighted average balloon loan-to-value ratio of 47.4%

> >      Property Types:

                               [PIE CHART OMITTED]

                            Retail                 44.8%
                            Self Storage            0.4%
                            Office                 26.8%
                            Multifamily            12.7%
                            Industrial              9.8%
                            Mixed use               4.8%
                            Hospitality             0.5%

> > Call Protection: Please refer to the prepayment table on page T-18 and Appendix II of the Prospectus Supplement

> > Collateral Information Updates: Updated loan information is expected to be part of the monthly certificateholder reports available from the Trustee in addition to detailed payment and delinquency information. Information provided by the Trustee is expected to be available at www.ctslink.com/cmbs. Updated annual property operating and occupancy information, to the extent delivered by borrowers, is expected to be available to Certificateholders from the Master Servicer

> > Bond Information: Cash flows are expected to be modeled by TREPP, CONQUEST and INTEX and are expected to be available on BLOOMBERG

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, CIBC World Markets Corp., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the

"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

  NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                             AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $675,004,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ4

OFFERED CERTIFICATES
--------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     CERTIFICATE
             INITIAL                                                                 EXPECTED FINAL      INITIAL      PRINCIPAL
           CERTIFICATE     SUBORDINATION      RATINGS       AVERAGE     PRINCIPAL     DISTRIBUTION    PASS-THROUGH     TO VALUE
CLASS       BALANCE(1)        LEVELS      (FITCH/MOODY'S)  LIFE(2)(3)  WINDOW(2)(4)      DATE(2)         RATE(5)       RATIO(6)
----------------------------------------------------------------------------------------------------------------------------------
A-1         $ 178,879,000     13.625%         AAA/Aaa          5.70      1 - 112        10/15/12          3.27%         54.3%
----------------------------------------------------------------------------------------------------------------------------------
A-2         $ 449,730,000     13.625%         AAA/Aaa          9.69    112 - 119        05/15/13          4.07%         54.3%
----------------------------------------------------------------------------------------------------------------------------------
B            $ 18,194,000     11.125%         AA/Aa2           9.94    119 - 119        05/15/13          4.18%         55.9%
----------------------------------------------------------------------------------------------------------------------------------
C            $ 23,652,000     7.875%           A/A2            9.98    119 - 120        06/15/13          4.27%         57.9%
----------------------------------------------------------------------------------------------------------------------------------
D             $ 4,549,000     7.250%           A-/A3          10.03    120 - 120        06/15/13          4.34%         58.3%
----------------------------------------------------------------------------------------------------------------------------------

PRIVATE CERTIFICATES (7)
--------------------

----------------------------------------------------------------------------------------------------------------------------------
              INITIAL                                                                                                CERTIFICATE
            CERTIFICATE                                                               EXPECTED FINAL     INITIAL      PRINCIPAL
             BALANCE OR     SUBORDINATION      RATINGS       AVERAGE     PRINCIPAL     DISTRIBUTION    PASS-THROUGH    TO VALUE
CLASS    NOTIONAL AMOUNT(1)     LEVELS      (FITCH/MOODY'S)  LIFE(2)(3)  WINDOW(2)(4)     DATE(2)         RATE(5)       RATIO(6)
----------------------------------------------------------------------------------------------------------------------------------
X-1(8)        $727,767,609       ----           ----            ----       ----          ----         Variable Rate      ----
----------------------------------------------------------------------------------------------------------------------------------
X-2(8)        $667,249,000       ----           ----            ----       ----          ----         Variable Rate      ----
----------------------------------------------------------------------------------------------------------------------------------
E              $ 7,278,000      6.250%        BBB+/Baa1        10.03    120 - 120        06/15/13         4.71%         59.0%
----------------------------------------------------------------------------------------------------------------------------------
F              $ 7,277,000      5.250%        BBB/Baa2         10.11    120 - 125        11/15/13         4.82%         59.6%
----------------------------------------------------------------------------------------------------------------------------------
G              $ 8,188,000      4.125%        BBB-/Baa3        11.08    125 - 141        03/15/15         5.49%         60.3%
----------------------------------------------------------------------------------------------------------------------------------
H - O          $30,020,609       ----           ----            ----       ----          ----             5.50%          ----
----------------------------------------------------------------------------------------------------------------------------------

Notes:      (1)  As of June 2003. In the case of each such Class, subject to a permitted variance of plus or minus 5%.

            (2) Based on the Structuring Assumptions, assuming 0% CPR, described in the Prospectus Supplement.

            (3)  Average life is expressed in terms of years.

            (4) Principal window is the period (expressed in terms of months and commencing with the month of July 2003 during which distributions of principal are expected to be made to the holders of each designated Class.

            (5) The Class A-1, A-2, B, C, D, E, F, and G will accrue interest at a fixed rate. The Class A-1 and A-2 will be collectively known as the "Class A Certificates" and the Class X-1 and X-2 Certificates will be collectively known as the "Class X Certificates."

            (6) Certificate Principal to Value Ratio is calculated by dividing each Class' Certificate Balance and all Classes (if any) that are senior to such Class by the quotient of the aggregate pool balance and the weighted average pool loan to value ratio. The Class A-1 and A-2 Certificate Principal to Value Ratio is calculated based upon the aggregate of the Class A-1 and A-2 Certificate Balances.

            (7)  Certificates to be offered privately pursuant to Rule 144A.

            (8) The Class X-1 and Class X-2 Notional Amounts are defined herein and in the Prospectus Supplement.


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, CIBC World Markets Corp., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

  NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                             AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $675,004,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ4

I.  ISSUE CHARACTERISTICS
    ---------------------

ISSUE TYPE:                  Public: Classes A-1, A-2, B, C and D (the "Offered
                             Certificates")

                             Private (Rule 144A): Classes X-1, X-2, E, F, G, H, J, K, L, M, N, O and EI

SECURITIES OFFERED:          $675,004,000 monthly pay, multi-class, sequential
                             pay commercial mortgage REMIC Pass-Through
                             Certificates, including five fixed-rate principal and interest classes (Classes A-1, A-2, B, C and D)

SELLERS: CIBC Inc., Morgan Stanley Mortgage Capital Inc., John Hancock Real Estate Finance, Inc., Nationwide Life Insurance Company, Union Central Mortgage Funding, Inc., MONY Life Insurance Company, Teachers Insurance and Annuity Association of America and CIGNA Mortgage Securities Philadelphia, LLC.

LEAD BOOKRUNNING MANAGER:    Morgan Stanley & Co. Incorporated

CO-MANAGERS:                 CIBC World Markets Corp. and Merrill Lynch, Pierce,
                             Fenner & Smith Incorporated

MASTER SERVICER:             GMAC Commercial Mortgage Corporation

PRIMARY SERVICERS:           Nationwide Life Insurance Company with respect to
                             those mortgage loans sold to the trust by Nationwide Life Insurance Company, Union Central
                             Mortgage Funding, Inc. with respect to those mortgage loans sold to the trust by Union Central
                             Mortgage Funding, Inc., MONY Realty Capital Inc.
                             with respect to those mortgage loans sold to the trust by MONY Life Insurance Company and Midland
                             Loan Services, Inc., with respect to that mortgage loan sold to the trust by CIGNA Mortgage Securities
                             Philadelphia, LLC

SPECIAL SERVICER:            Midland Loan Services, Inc.

TRUSTEE, PAYING AGENT AND
REGISTRAR :                  Wells Fargo Bank Minnesota, N.A.

CUT-OFF DATE:                June 1, 2003. For purposes of the information
                             contained in this term sheet, scheduled payments due in June 2003 with respect to mortgage loans not having payment dates on the first of each month have been deemed received on June 1, 2003, not the actual day on which such scheduled payments were due.

PRICING DATE:                On or about May 29, 2003

CLOSING DATE:                On or about June 5, 2003

DISTRIBUTION DATES:          The 15th of each month, commencing in July 2003 (or
                             if the 15th is not a business day, the next succeeding business day)


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, CIBC World Markets Corp., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

  NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                             AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $675,004,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ4

MINIMUM DENOMINATIONS:       $25,000 for the Class A Certificates and $100,000
                             for all other Offered Certificates and in multiples of $1 thereafter

SETTLEMENT TERMS:            DTC, Euroclear and Clearstream, same day funds,
                             with accrued interest

LEGAL/REGULATORY STATUS:     Classes A-1, A-2, B, C and D are expected to be
                             eligible for exemptive relief under ERISA. No Class of Certificates is SMMEA eligible.

RISK FACTORS:                THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT
                             BE SUITABLE FOR ALL INVESTORS. SEE THE "RISK
                             FACTORS" SECTION OF THE PROSPECTUS SUPPLEMENT AND
                             THE "RISK FACTORS" SECTION OF THE PROSPECTUS


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, CIBC World Markets Corp., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

  NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                             AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $675,004,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ4

II. STRUCTURE CHARACTERISTICS
    -------------------------

The Class A-1, A-2, B, C, D, E, F and G Certificates are fixed-rate, monthly pay, multi-class, sequential pay REMIC Pass-Through Certificates. The Class X-1 and X-2 Certificates will accrue interest at a variable rate. All Classes of Certificates derive their cash flows from the entire pool of Mortgage Loans.

IO STRUCTURE


                                [GRAPHIC OMITTED]



--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, CIBC World Markets Corp., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

  NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                             AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $675,004,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ4


Class X-1 and X-2 Notional      The notional amount of the Class X-2
Balances:                       Certificates will equal:

                                o during the period from the Closing Date through and including the distribution date occurring in June 2005, the sum of (a) the lesser of $134,736,000 and the certificate balance of the Class A-1 Certificates outstanding from time to time and (b) the aggregate of the certificate balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates outstanding from time to time;

                                o during the period following the distribution date occurring in June 2005 through and including the distribution date occurring in June 2006, the sum of (a) the lesser of $95,818,000 and the certificate balance of the Class A-1 Certificates outstanding from time to time, (b) the aggregate of the certificate balances of the Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates outstanding from time to time and
                                (c) the lesser of $1,886,000 and the certificate balance of the Class H Certificates outstanding from time to time;

                                o during the period following the distribution date occurring in June 2006 through and including the distribution date occurring in June 2007, the sum of (a) the lesser of $58,920,000 and the certificate balance of the Class A-1 Certificates outstanding from time to time and (b) the aggregate of the certificate balances of the Class A-2, Class B, Class C, Class D and Class E Certificates outstanding from time to time and (c) the lesser of $4,286,000 and the certificate balance of the Class F Certificates outstanding from time to time;

                                o during the period following the distribution date occurring in June 2007 through and including the distribution date occurring in June 2008, the sum of (a) the lesser of $21,995,000 and the certificate balance of the Class A-1 Certificates outstanding from time to time, (b) the aggregate of the certificate balances of the Class A-2, Class B and Class C Certificates outstanding from time to time and
                                (c) the lesser of $4,085,000 and the certificate balance of the Class D Certificates outstanding from time to time;

                                o during the period following the distribution date occurring in June 2008 through and including the distribution date occurring in June 2009, the sum of (a) the lesser of $436,296,000 and the certificate balance of the Class A-2 Certificates outstanding from time to time, (b) the certificate balance of the Class B Certificates outstanding from time to time and
                                (c) the lesser of $16,774,000 and the
                                certificate balance of the Class C Certificates outstanding from time to time;


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, CIBC World Markets Corp., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

  NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                             AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $675,004,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ4

                                o during the period following the distribution date occurring in June 2009 through and including the distribution date occurring in June 2010, the sum of (a) the lesser of $401,317,000 and the certificate balance of the Class A-2 Certificates outstanding from time to time, (b) the certificate balance of the Class B Certificates outstanding from time to time and
                                (c) the lesser of $6,789,000 and the certificate balance of the Class C Certificates outstanding from time to time;

                                o during the period following the distribution date occurring in June 2010 through and including the distribution date occurring in June 2011, the sum of (a) the lesser of $368,098,000 and the certificate balance of the Class A-2 Certificates outstanding from time to time and (b) the lesser of $15,934,000 and the certificate balance of the Class B Certificates outstanding from time to time; and

                                o following the distribution date occurring in June 2011, $0.

                                Accordingly, the Notional Amount of the Class X-1 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses of principal actually allocated to any class of Principal Balance Certificates. The Notional Amount of the Class X-2 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses of principal actually allocated to any component included in the calculation of the Notional Amount for the Class X-2 Certificates on such Distribution Date, as described above. It is anticipated that holders of the Class X-2 Certificates will not be entitled to distributions of interest at any time following the Distribution Date occurring in June 2011. Accordingly, upon initial issuance, the aggregate Notional Amount of the Class X-1 Certificates and Class X-2 Certificates will be $727,767,609 and $667,249,000, respectively, subject in each case to a permitted variance of plus or minus 5%. The Notional Amount of each Class X Certificate is used solely for the purpose of determining the amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, CIBC World Markets Corp., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

  NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                             AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $675,004,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ4

Class X-1 and X-2 Pass-Through  The Pass-Through Rate applicable to the Class
Rates: X-1 Certificates for the initial Distribution Date will equal approximately 0.21% per annum. The Pass-Through Rate applicable to the Class X-1 Certificates for each Distribution Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the "Class X-1 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-1 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of one of the classes of the Principal Balance Certificates. In general, the Certificate Balance of each class of Principal Balance Certificates will constitute a separate component of the total Notional Amount of the Class X-1 Certificates; provided that, if a portion, but not all, of the Certificate Balance of any particular class of Principal Balance Certificates is identified under "--Certificate Balance" in the Prospectus Supplement as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that identified portion of such Certificate Balance will also represent one or more separate components of the total Notional Amount of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date, and the remaining portion of such Certificate Balance will represent one or more other separate components of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring on or before June 2011, on any particular component of the total Notional Amount of the Class X-1 Certificates immediately prior to the related Distribution Date, the applicable Class X-1 Strip Rate will be calculated as follows:

                                   o if such particular component consists of the entire Certificate Balance of any class of Principal Balance Certificates, and if such Certificate Balance also constitutes, in its entirety, a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule A in the Prospectus Supplement and (ii) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates;


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, CIBC World Markets Corp., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

  NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                             AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $675,004,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ4

                                   o if such particular component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance Certificates, and if such designated portion of such Certificate Balance also constitutes a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule A in the Prospectus Supplement and (ii) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates;

                                   o if such particular component consists of the entire Certificate Balance of any class of Principal Balance Certificates, and if such Certificate Balance does not, in whole or in part, also constitute a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates; and

                                   o if such particular component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance Certificates, and if such designated portion of such Certificate Balance does not also constitute a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates.

                                For any Distribution Date occurring after June 2011, the Certificate Balance of each class of Principal Balance Certificates will constitute a single separate component of the total Notional Amount of the Class X-1 Certificates, and the applicable Class X-1 Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates. Under no circumstances will the Class X-1 Strip Rate be less than zero.


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, CIBC World Markets Corp., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

  NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                             AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $675,004,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ4

                                The Pass-Through Rate applicable to the Class X-2 Certificates for the initial Distribution Date will equal approximately 2.05% per annum. The Pass-Through Rate applicable to the Class X-2 Certificates for each Distribution Date subsequent to the initial Distribution Date and on or before the Distribution Date in June 2011 will equal the weighted average of the respective strip rates (the "Class X-2 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-2 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of a specified class of Principal Balance Certificates. If all or a designated portion of the Certificate Balance of any class of Principal Balance Certificates is identified under "--Certificate Balance" in the Prospectus Supplement as being part of the total Notional Amount of the Class X-2 certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion thereof) will represent one or more separate components of the total Notional Amount of the Class X-2 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before June 2011, on any particular component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, the applicable Class X-2 Strip Rate will equal the excess, if any, of:

                                   o   the lesser of (a) the rate per annum
                                       corresponding to such Distribution Date
                                       as set forth on Schedule A in the
                                       Prospectus Supplement and (b) the
                                       Weighted Average Net Mortgage Rate for
                                       such Distribution Date, over

                                   o   the Pass-Through Rate for such
                                       Distribution Date for the class of
                                       Principal Balance Certificates whose
                                       Certificate Balance, or a designated
                                       portion thereof, comprises such
                                       component.

                                Under no circumstances will the Class X-2 Strip Rate be less than zero.


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, CIBC World Markets Corp., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

  NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                             AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $675,004,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ4

Yield Maintenance/Prepayment    Any Prepayment Premiums/Yield Maintenance
Premium Allocation:             Charges collected with respect to a
                                Mortgage Loan during any particular Collection
                                Period will be distributed to the holders of each Class of Principal Balance Certificates
                                (other than an excluded class as defined below) then entitled to distributions of principal on such Distribution Date in an amount equal to the lesser of (i) such Prepayment Premium/Yield
                                Maintenance Charge and (ii) the Prepayment
                                Premium/Yield Maintenance Charge multiplied by the product of (a) a fraction, the numerator of which is equal to the amount of principal distributed to the holders of that Class on the Distribution Date, and the denominator of which is the total principal distributed on that Distribution Date, and (b) a fraction not greater than one, the numerator of which is equal to the excess, if any, of the Pass-Through
                                Rate applicable to that Class, over the relevant
                                Discount Rate (as defined in the Prospectus
                                Supplement), and the denominator of which is equal to the excess, if any, of the Mortgage
                                Rate of the Mortgage Loan that prepaid, over the relevant Discount Rate.

                                The portion, if any, of the Prepayment
                                Premium/Yield Maintenance Charge remaining after such payments to the holders of the Principal Balance Certificates will be distributed to the holders of the Class X-1 Certificates and Class X-2 Certificates based on an 52/48 ratio through and including the Distribution Date in June 2007. After the Distribution Date in June 2007 all Prepayment Premium/Yield Maintenance charges remaining after such payments to the holders of the Principal Balance Certificates will be distributed to the Class X-1 Certificates. For the purposes of the foregoing, the Class H Certificates and below are the excluded classes.

                                The following is an example of the Prepayment Premium Allocation under (b) above based on the information contained herein and the following assumptions:

                                Two Classes of Certificates: Class A-1 and X

                                The characteristics of the Mortgage Loan being prepaid are as follows:

                                    -  Loan Balance:  $10,000,000

                                    -  Mortgage Rate:  5.25%

                                    -  Maturity Date:  5 years (June 1, 2008)

                                The Discount Rate is equal to 2.51%

                                The Class A-1 Pass-Through Rate is equal to
                                3.53%

                                           CLASS A CERTIFICATES
                   -------------------------------------------------------------
                                                                      YIELD
                                                                   MAINTENANCE
                               METHOD                  FRACTION     ALLOCATION
                   --------------------------------- ------------- -------------
                                                       CLASS A-1    CLASS A-1
                   --------------------------------- ------------- -------------
                      (Class A-1 Pass Through Rate - (3.53%-2.51%)   37.2%
                            Discount Rate)
                   --------------------------------- -------------
                   (Mortgage Rate - Discount Rate)   (5.25%-2.51%)

                                          CLASS X CERTIFICATES

                                                                  YIELD
                                                               MAINTENANCE
                             METHOD                FRACTION    ALLOCATION
                   -----------------------------   ---------   ------------
                   (1 - Class A-1 YM Allocation)   (1-37.2%)     62.8%


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, CIBC World Markets Corp., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

  NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                             AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $675,004,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ4

III. SELLERS               CIBC Inc. ("CIBC")
     -------               ------------------

                           The Mortgage Pool includes 22 Mortgage Loans, representing 22.5% of the Initial Pool Balance, that were originated by or on behalf of CIBC or purchased from a third party.

                           CIBC is a majority-owned subsidiary of Canadian Imperial Holdings Inc. and is incorporated under the laws of Delaware. Canadian Imperial Holdings Inc. is a wholly-owned subsidiary of CIBC Delaware Holdings Inc., also a Delaware corporation, which is a subsidiary of Canadian Imperial Bank of Commerce. Canadian Imperial Bank of Commerce is a bank chartered under the Bank Act of Canada, having its head office in the City of Toronto, in the Province of Ontario, Canada. It is licensed to do business in the United States through its agency located in New York, New York. CIBC Inc. is a commercial finance company that originates commercial and multifamily real estate loans and purchases participations in loans from third-party lenders. CIBC Inc. has offices in Atlanta, Chicago, Houston, Dallas, San Francisco, Los Angeles, New York and Salt Lake City.

                           Morgan Stanley Mortgage Capital Inc. ("MSMC")
                           ---------------------------------------------

                           The Mortgage Pool includes 4 Mortgage Loans, representing 19.3% of the Initial Pool Balance that were originated by or on behalf of MSMC or purchased from a third party.

                           MSMC is a subsidiary of Morgan Stanley & Co.
                           Incorporated and was formed to originate and purchase mortgage loans secured by commercial and multifamily real estate.

                           John Hancock Real Estate Finance, Inc ("JHREF")
                           -----------------------------------------------

                           The Mortgage Pool includes 2 Mortgage Loans, representing 12.7% of the Initial Pool Balance, that were originated by or on behalf of JHREF or purchased from a third party.

                           John Hancock Real Estate Finance, Inc. ("JHREF") is a wholly-owned subsidiary of John Hancock Subsidiaries LLC, which is a wholly-owned subsidiary of John Hancock Life Insurance Company. JHREF was founded in 1982 and is headquartered in Boston, Massachusetts.

                           JHREF presently has six offices across the country. One of the JHREF mortgage loans was underwritten and closed by JHREF at its headquarters in Boston, Massachusetts. The other JHREF mortgage loan was underwritten and closed by MSMC and sold to JHREF. The principal offices of JHREF are located at 200 Clarendon Street, 56th Floor, Boston, Massachusetts 02117. JHREF's telephone number is (617) 572-8716.


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, CIBC World Markets Corp., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

  NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                             AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $675,004,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ4

                           Nationwide Life Insurance Company ("Nationwide Life")
                           -----------------------------------------------------

                           The Mortgage Pool includes 20 Mortgage Loans, representing 12.2% of the Initial Pool Balance, that were originated by or on behalf of Nationwide.

                           Nationwide Life Insurance Company ("Nationwide Life") is a wholly owned subsidiary of Nationwide Financial Services, Inc., which is a majority owned member of the Nationwide group of insurance and financial services companies ("Nationwide"). Together with its subsidiaries, including Nationwide Life and Annuity Insurance Company, Nationwide Life develops and sells a diverse range of products including individual annuities, private and public sector pension plans and life insurance. Nationwide is a Fortune 500 organization with assets of approximately $133 billion (unaudited) as of March 31, 2003. Nationwide Life has financial strength ratings from A.M. Best "A+," Moody's "Aa3," and S&P "AA-." The Real Estate Investment Department originated all of the Nationwide Life mortgage loans in this transaction and currently manages over $9.8 billion of mortgage loans for Nationwide Life, its affiliates, and third party participants.

                           Nationwide Life's headquarters are in Columbus, Ohio, where the company was founded in 1929. Nationwide's main telephone number is (614) 249-7111.

                           Union Central Mortgage Funding, Inc.  ("UCMFI")
                           -----------------------------------------------

                           The Mortgage Pool includes 38 Mortgage Loans, representing 8.8% of the Initial Pool Balance, that were originated by UCMFI.

                           UCMFI is a wholly owned subsidiary of The Union Central Life Insurance Company ("Union Central"). Founded in 1867 in Cincinnati, OH, The Union Central Life Insurance Company was the first domestic life insurance company licensed in the state of Ohio. Union Central has become one of the 15 largest mutual insurance companies in the nation with over $5.9 billion in assets and licensed to conduct business in all 50 states and the District of Columbia. UCMFI was formed to originate and acquire loans secured by commercial and multi-family real estate. Union Central Mortgage Funding, Inc. is also the Primary Servicer with respect to loans transferred to the trust. The principal offices of UCMFI are located at 312 Elm Street, Cincinnati, Ohio 45202. The pooled mortgage loans for which UCMFI is the applicable mortgage loan seller were originated or acquired by UCMFI.


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, CIBC World Markets Corp., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

  NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                             AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $675,004,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ4

                           MONY Life Insurance Company ("MONY")
                           ------------------------------------

                           The Mortgage Pool includes 16 Mortgage Loans, representing 8.4% of the Initial Pool Balance, that are being contributed by MONY.

                           MONY Life Insurance Company ("MONY") is a New York stock life insurance company with its principal office at 1740 Broadway, New York, New York 10019. Formerly known as The Mutual Life Insurance Company of New York, MONY issued the first mutual life insurance policy in the United States in 1843 and has been an active commercial real estate investor and lender throughout its long history. MONY is a member company of the MONY Group, Inc., a New York Stock Exchange listed financial services company.

                           All of the MONY mortgage loans in this transaction were underwritten and closed by MONY Real Estate Investment Management ("MREIM") headquartered at 10475 Park Meadows Drive, Littleton, Colorado 80124. MREIM is responsible for the origination and servicing of MONY's $1.5 billion commercial mortgage loan portfolio. All of MONY's commercial mortgage portfolio originated since 1990 is performing with no delinquencies beyond 30 days. MONY's financial strength is rated "AA" by S&P; "A2" by Moody's;
                           "AA" by Fitch; and "A" by A.M. Best Company. For inquiries concerning this transaction, contact MREIM's New York office at (212) 708 2050.

                           Teachers Insurance and Annuity Association of America
                           -----------------------------------------------------
                           ("TIAA")
                           --------

                           The Mortgage Pool includes 6 Mortgage Loans, representing 8.2% of the Initial Pool Balance, that are being contributed by TIAA.

                           TIAA is a non-profit legal reserve life insurance and annuity company organized under the laws of the State of New York.

                           Based on assets under management as of December 31, 2002, TIAA is the third largest life insurance company in the United States on an individual basis, based on information from A.M. Best Company. TIAA is the major provider of retirement and insurance benefits for the employees of non-profit educational and research organizations. The TIAA mortgage loans in this transaction were acquired by TIAA from Lend Lease Mortgage Capital, L.P. ("LLMC") pursuant to a program under which LLMC originated loans after performing underwriting and other services under predefined procedures approved by TIAA. The mortgage loans were closed by LLMC and simultaneously assigned to and purchased by TIAA. TIAA's financial strength is rated "Aaa" by Moody's and "AAA" by S&P, "AAA" by Fitch and "A++" by A.M. Best Company.

                           CIGNA Mortgage Securities Philadelphia, LLC ("CIGNA")
                           -----------------------------------------------------

                           The Mortgage Pool includes 1 Mortgage Loan, representing 8.0% of the Initial Pool Balance, that is being contributed by CIGNA

                           CIGNA is a Delaware limited liability company, affiliated with Connecticut General Life Insurance Company, and is an indirect, wholly-owned subsidiary of CIGNA Corporation. CIGNA's principal offices are located at 280 Trumbull Street, Routing H-11-G, Hartford, Connecticut 06103. CIGNA Mortgage Securities Philadelphia, LLC's telephone number is
                           (860) 534-7885.


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, CIBC World Markets Corp., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

  NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                             AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $675,004,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ4

IV.  COLLATERAL DESCRIPTION
     ----------------------

TEN LARGEST LOANS
-----------------

-------------------------------------------------------------------------------------------------------------------

         MORTGAGE LOAN                                                                                CUT-OFF DATE
   NO.   SELLER               PROPERTY NAME              CITY             STATE     PROPERTY TYPE          BALANCE
-------------------------------------------------------------------------------------------------------------------
   1     MSMC                 Mall at Millenia           Orlando            FL      Retail             $70,000,000
-------------------------------------------------------------------------------------------------------------------
   2     JHREF                Federal Center Plaza       Washington         DC      Office             $67,500,000
-------------------------------------------------------------------------------------------------------------------
   3     CIGNA                55 E. Monroe               Chicago            IL      Office             $58,500,000
-------------------------------------------------------------------------------------------------------------------
   4     MSMC                 Katy Mills                 Katy               TX      Retail             $55,000,000
-------------------------------------------------------------------------------------------------------------------
   5     JHREF                Oakbrook Center            Oak Brook          IL      Retail             $24,791,702
-------------------------------------------------------------------------------------------------------------------
   6     CIBC                 Swedesford Plaza           Tredyffrin         PA      Retail             $21,437,536
-------------------------------------------------------------------------------------------------------------------
   7     CIBC                 Encino Place               Encino             CA      Retail             $19,482,755
-------------------------------------------------------------------------------------------------------------------
   8     TIAA                 The Laurels Apartments     Gainesville        FL      Multifamily        $16,431,849
-------------------------------------------------------------------------------------------------------------------
   9     CIBC                 The Winstead at Sunset     Rocklin            CA      Multifamily        $13,757,149
                              West Apartments
-------------------------------------------------------------------------------------------------------------------
  10     Nationwide           Kohl's                     Sunset Valley      TX      Retail             $12,372,159
-------------------------------------------------------------------------------------------------------------------
                              TOTAL/WEIGHTED AVERAGES                                                 $359,273,151
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

                                                                                             CUT-OFF
         MORTGAGE LOAN        % OF POOL                       LOAN PER                         DATE         BALLOON
   NO.   SELLER                                 UNITS/SF       UNIT/SF          DSCR           LTV           LTV
-------------------------------------------------------------------------------------------------------------------
   1     MSMC                       9.6%          518,153          $376        2.08x            63.3%        58.8%
-------------------------------------------------------------------------------------------------------------------
   2     JHREF                      9.3%          721,604          $187        2.19x            59.2%        55.0%
-------------------------------------------------------------------------------------------------------------------
   3     CIGNA                      8.0%        1,602,749           $73        3.25x            39.4%        32.6%
-------------------------------------------------------------------------------------------------------------------
   4     MSMC                       7.6%        1,217,782          $122        1.69x            66.1%        60.5%
-------------------------------------------------------------------------------------------------------------------
   5     JHREF                      3.4%        1,606,031          $148        1.89x            53.7%        44.4%
-------------------------------------------------------------------------------------------------------------------
   6     CIBC                       2.9%          152,330          $141        1.50x            79.4%        67.0%
-------------------------------------------------------------------------------------------------------------------
   7     CIBC                       2.7%           84,395          $231        1.37x            72.2%        60.9%
-------------------------------------------------------------------------------------------------------------------
   8     TIAA                       2.3%              254       $64,692        1.32x            74.7%        64.5%
-------------------------------------------------------------------------------------------------------------------
   9     CIBC                       1.9%              208       $66,140        1.23x            60.9%        53.8%
-------------------------------------------------------------------------------------------------------------------
  10     Nationwide                 1.7%           86,584          $143        1.37x            72.8%        56.8%
-------------------------------------------------------------------------------------------------------------------
                                                                               2.05X            60.6%        53.7%
-------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, CIBC World Markets Corp., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
--------------------------------------------------------------------------------
NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $675,004,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ4

CUT-OFF DATE BALANCE ($)
--------------------------------------------------------------------------------
                                    NO. OF       AGGREGATE
                                   MORTGAGE     CUT-OFF DATE    % OF
                                    LOANS        BALANCE($)     POOL
--------------------------------------------------------------------------------
1 - 2,500,000                        42           64,719,722     8.9
2,500,001 - 5,000,000                37          127,975,709    17.6
5,000,001 - 7,500,000                 5           31,415,341     4.3
7,500,001 - 10,000,000                8           66,198,542     9.1
10,000,001 - 12,500,000               8           90,557,304    12.4
12,500,001 - 15,000,000               1           13,757,149     1.9
15,000,001 - 17,500,000               1           16,431,849     2.3
17,500,001 - 20,000,000               1           19,482,755     2.7
20,000,001 - 30,000,000               2           46,229,238     6.4
50,000,001 - 60,000,000               2          113,500,000    15.6
60,000,001 - 70,000,000               2          137,500,000    18.9
--------------------------------------------------------------------------------
TOTAL:                              109         $727,767,609   100.0%
--------------------------------------------------------------------------------
Min: $686,383          Max: $70,000,000          Average: $6,676,767
--------------------------------------------------------------------------------

STATE
--------------------------------------------------------------------------------
                                    NO. OF       AGGREGATE
                                   MORTGAGED    CUT-OFF DATE    % OF
                                  PROPERTIES     BALANCE($)     POOL
--------------------------------------------------------------------------------
Florida                              12          136,771,644    18.8
Illinois                              3           86,067,410    11.8
Texas                                 9           81,943,008    11.3
California-Southern                   8           57,442,397     7.9
California-Northern                   2           16,626,185     2.3
District of Columbia                  1           67,500,000     9.3
Ohio                                 17           43,759,440     6.0
Pennsylvania                          3           34,537,536     4.7
New Jersey                            5           23,165,211     3.2
Washington                            3           19,296,467     2.7
Georgia                               5           16,034,994     2.2
Other                                50          144,623,317    19.9
--------------------------------------------------------------------------------
TOTAL:                              118         $727,767,609   100.0%
--------------------------------------------------------------------------------

PROPERTY TYPE
--------------------------------------------------------------------------------
                                    NO. OF       AGGREGATE
                                   MORTGAGED    CUT-OFF DATE    % OF
                                  PROPERTIES     BALANCE($)     POOL
--------------------------------------------------------------------------------
Retail                               44          326,335,369    44.8
Office                               20          195,367,274    26.8
Multifamily                          19           92,700,277    12.7
Industrial                           26           71,272,896     9.8
Mixed Use                             7           35,120,332     4.8
Hospitality                           1            3,971,462     0.5
Self Storage                          1            3,000,000     0.4
--------------------------------------------------------------------------------
TOTAL:                              118         $727,767,609   100.0%
--------------------------------------------------------------------------------

MORTGAGE RATE (%)
--------------------------------------------------------------------------------
                                    NO. OF       AGGREGATE
                                   MORTGAGE     CUT-OFF DATE    % OF
                                    LOANS        BALANCE($)     POOL
--------------------------------------------------------------------------------
4.501 - 5.000                         1            1,987,331     0.3
5.001 - 5.500                         5          165,541,702    22.7
5.501 - 6.000                        30          241,086,243    33.1
6.001 - 6.500                        31           92,201,172    12.7
6.501 - 7.000                        21          116,966,435    16.1
7.001 - 7.500                        13           77,810,836    10.7
7.501 - 8.000                         4           16,404,700     2.3
8.001 - 8.500                         2           12,218,791     1.7
8.501 - 9.000                         1            2,821,672     0.4
10.501 - 11.000                       1              728,727     0.1
--------------------------------------------------------------------------------
TOTAL:                              109         $727,767,609  100.0%
--------------------------------------------------------------------------------
Min: 4.910%                Max: 10.970%               Wtd Avg: 6.143%
--------------------------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY (MOS)
--------------------------------------------------------------------------------
                                    NO. OF       AGGREGATE
                                   MORTGAGE     CUT-OFF DATE    % OF
                                    LOANS        BALANCE($)     POOL
--------------------------------------------------------------------------------
61 - 120                             68          623,036,828    85.6
121 - 180                            25           58,047,087     8.0
181 - 240                            15           43,402,248     6.0
241 - 300                             1            3,281,446     0.5
--------------------------------------------------------------------------------
TOTAL:                              109         $727,767,609   100.0%
--------------------------------------------------------------------------------
Min: 84 mos.               Max: 249 mos.            Wtd Avg: 130 mos.
--------------------------------------------------------------------------------

REMAINING TERM TO STATED MATURITY (MOS)
--------------------------------------------------------------------------------
                                    NO. OF       AGGREGATE
                                   MORTGAGE     CUT-OFF DATE    % OF
                                    LOANS        BALANCE($)     POOL
--------------------------------------------------------------------------------
1 -  60                               5           14,956,544     2.1
61 - 120                             64          621,837,433    85.4
121 - 180                            27           52,303,934     7.2
181 - 240                            13           38,669,699     5.3
--------------------------------------------------------------------------------
TOTAL:                              109         $727,767,609   100.0%
--------------------------------------------------------------------------------
Min: 33 mos.              Max: 236 mos.             Wtd Avg: 122 mos.
--------------------------------------------------------------------------------

REMAINING AMORTIZATION TERM (MOS)
--------------------------------------------------------------------------------
                                    NO. OF       AGGREGATE
                                   MORTGAGE     CUT-OFF DATE    % OF
BALLOON                             LOANS        BALANCE($)     POOL
--------------------------------------------------------------------------------
IO                                    7           28,760,000     4.0
1 - 120                               7           11,898,217     1.6
121 - 180                            25           48,236,803     6.6
181 - 240                            24           70,503,747     9.7
241 - 300                            18          204,154,129    28.1
301 - 360                            28          364,214,713    50.0
--------------------------------------------------------------------------------
TOTAL:                              109         $728,517,609   100.0%
--------------------------------------------------------------------------------
Non Zero Min: 94 mos.      Max: 360 mos.   Non Zero Wtd Avg: 304 mos.
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
--------------------------------------------------------------------------------
                                    NO. OF       AGGREGATE
                                   MORTGAGE     CUT-OFF DATE    % OF
                                    LOANS        BALANCE($)     POOL
--------------------------------------------------------------------------------
30.1 - 40.0                           8           72,964,662    10.0
40.1 - 50.0                          13           37,618,648     5.2
50.1 - 55.0                           7           38,037,055     5.2
55.1 - 60.0                          10           95,004,305    13.1
60.1 - 65.0                          13          120,632,163    16.6
65.1 - 70.0                          22          118,817,867    16.3
70.1 - 75.0                          25          171,544,219    23.6
75.1 - 80.0                          11           73,148,689    10.1
--------------------------------------------------------------------------------
TOTAL:                              109         $727,767,609   100.0%
--------------------------------------------------------------------------------
Min: 33.2%                    Max: 79.8%               Wtd Avg: 62.9%
--------------------------------------------------------------------------------

BALLOON LOAN-TO-VALUE RATIO (%)
--------------------------------------------------------------------------------
                                    NO. OF       AGGREGATE
                                   MORTGAGE     CUT-OFF DATE    % OF
                                    LOANS        BALANCE($)     POOL
--------------------------------------------------------------------------------
0.1 - 30.0                           48          104,434,932    14.4
30.1 - 40.0                           5           75,627,684    10.4
40.1 - 50.0                          13           66,050,553     9.1
50.1 - 60.0                          21          253,403,367    34.8
60.1 - 70.0                          22          228,251,073    31.4
--------------------------------------------------------------------------------
TOTAL:                              109         $727,767,609   100.0%
--------------------------------------------------------------------------------
Min: 0.4%                    Max: 69.5%                Wtd Avg: 47.4%
--------------------------------------------------------------------------------

DEBT SERVICE COVERAGE RATIO (X)
--------------------------------------------------------------------------------
                                    NO. OF       AGGREGATE
                                   MORTGAGE     CUT-OFF DATE    % OF
                                    LOANS        BALANCE($)     POOL
--------------------------------------------------------------------------------
1.01 - 1.15                          14           40,776,028     5.6
1.16 - 1.25                          14           49,271,169     6.8
1.26 - 1.35                          15           82,376,760    11.3
1.36 - 1.50                          33          187,896,605    25.8
1.51 - 1.75                          15          101,017,313    13.9
1.76 - 2.00                           5           35,523,126     4.9
2.01 > =                             13          230,906,608    31.7
--------------------------------------------------------------------------------
TOTAL:                              109         $727,767,609   100.0%
--------------------------------------------------------------------------------
Min: 1.01x                    Max: 3.46x               Wtd Avg: 1.78x
--------------------------------------------------------------------------------

All numerical information concerning the Mortgage Loans is approximate. All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the Cut-off Date.


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, CIBC World Markets Corp., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

  NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                             AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ4

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 07/15/2003
RECORD DATE:  06/30/2003

                          DISTRIBUTION DATE STATEMENT

                               TABLE OF CONTENTS
================================================================================

     STATEMENT SECTIONS                                               PAGE(S)
     ------------------                                               -------

     Certificate Distribution Detail                                     2
     Certificate Factor Detail                                           3
     Reconciliation Detail                                               4
     Other Required Information                                          5
     Cash Reconciliation Detail                                          6
     Ratings Detail                                                      7
     Current Mortgage Loan and Property Stratification Tables          8 - 10
     Mortgage Loan Detail                                               11
     Principal Prepayment Detail                                        12
     Historical Detail                                                  13
     Delinquency Loan Detail                                            14
     Specially Serviced Loan Detail                                   15 - 16
     Modified Loan Detail                                               17
     Liquidated Loan Detail                                             18

================================================================================

                                    DEPOSITOR
================================================================================

     Morgan Stanley Capital I Inc.
     1585 Broadway
     New York, NY 10036

     Contact:       General Information Number
     Phone Number:  (212) 761-4700

================================================================================

                                 MASTER SERVICER
================================================================================

     GMAC Commercial Mortgage Corporation
     200 Witmer Road
     Horsham, PA 19044-8015

     Contact:       Darri Cunningham
     Phone Number:  (215) 328-1784

================================================================================

                                SPECIAL SERVICER
================================================================================

     Midland Loan Servicers, Inc.
     10851 Mastin Street, Suite 700
     Overland Park, KS 66210

     Contact:       Brad Hauger
     Phone Number:  (913) 253-9000

================================================================================

This report has been compiled from information provided to Wells Fargo Bank MN, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others. Wells Fargo Bank MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank MN, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 1 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ4

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 07/15/2003
RECORD DATE:  06/30/2003

                        CERTIFICATE DISTRIBUTION DETAIL


====================================================================================================================================
                                                                                       Realized
                                                                                         Loss/
                 Pass-                                                                Additional                          Current
                 Through  Original  Beginning   Principal      Interest   Prepayment  Trust Fund    Total      Ending  Subordination
  Class   CUSIP  Rate     Balance    Balance   Distribution  Distribution  Premium     Expenses  Distribution  Balance    Level(1)
------------------------------------------------------------------------------------------------------------------------------------
   A-1           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-2           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    B            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    C            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    D            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    E            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    F            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    G            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    H            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    J            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    K            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    L            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    M            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    N            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    O            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   R-I           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   R-II          0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   R-III         0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
------------------------------------------------------------------------------------------------------------------------------------
 Totals                      0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
====================================================================================================================================

=======================================================================================================
                                Original  Beginning                                            Ending
                  Pass-Through  Notional   Notional    Interest     Prepayment      Total     Notional
  Class    CUSIP       Rate      Amount     Amount   Distribution     Premium   Distribution   Amount
-------------------------------------------------------------------------------------------------------
  X-1               0.000000       0.00      0.00        0.00         0.00          0.00        0.00
  X-2               0.000000       0.00      0.00        0.00         0.00          0.00        0.00
=======================================================================================================

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and
(ii) the ending certificate balance of all classes which are not subordinate to the designated class and deviding the result by (A).

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 2 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ4

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 07/15/2003
RECORD DATE:  06/30/2003

                           CERTIFICATE FACTOR DETAIL

=========================================================================================================
                                                                              Realized Loss/
  Class\                 Beginning   Principal      Interest    Prepayment   Additional Trust   Ending
Component      CUSIP      Balance   Distribution  Distribution    Premium     Fund Expenses     Balance
---------------------------------------------------------------------------------------------------------
   A-1                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-2                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    B                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    C                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    D                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    E                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    F                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    G                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    H                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    J                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    K                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    L                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    M                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    N                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    O                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   R-I                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   R-II                 0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   R-III                0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
=========================================================================================================

=========================================================================
                        Beginning                                Ending
                         Notional    Interest     Prepayment    Notional
  Class      CUSIP       Amount    Distribution     Premium      Amount
-------------------------------------------------------------------------
  X-1                 0.00000000   0.00000000    0.00000000   0.00000000
  X-2                 0.00000000   0.00000000    0.00000000   0.00000000
=========================================================================

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 3 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ4

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 07/15/2003
RECORD DATE:  06/30/2003

                             RECONCILIATION DETAIL

                         ADVANCE SUMMARY

P&I Advances Outstanding                               0.00
Servicing Advances Outstanding                         0.00

Reimbursements for Interest on P&I                     0.00
Advances paid from general collections

Reimbursements for Interest on Servicing               0.00
Advances paid from general collections

                  MASTER SERVICING FEE SUMMARY

Current Period Accrued Master Servicing Fees                     0.00
Less Master Servicing Fees on Delinquent Payments                0.00
Less Reductions to Master Servicing Fees                         0.00
Plus Master Servicing Fees on Delinquent Payments Received       0.00
Plus Adjustments for Prior Master Servicing Calculation          0.00
Total Master Servicing Fees Collected                            0.00

CERTIFICATE INTEREST RECONCILIATION

-----------------------------------------------------------------------------------------------------------------------------------
            Accrued       Net Aggregate      Distributable      Distributable      Additional                   Remaining Unpaid
Class     Certificate       Prepayment       Certificate     Certificate Interest  Trust Fund     Interest        Distributable
           Interest     Interest Shortfall     Interest           Adjustment        Expenses    Distribution   Certificate Interest
-----------------------------------------------------------------------------------------------------------------------------------
 A-1           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 A-2           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 X-1           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 X-2           0.00             0.00               0.00                0.00             0.00         0.00                0.00
  B            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  C            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  D            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  E            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  F            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  G            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  H            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  J            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  K            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  L            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  M            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  N            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  O            0.00             0.00               0.00                0.00             0.00         0.00                0.00
-----------------------------------------------------------------------------------------------------------------------------------
Totals         0.00             0.00               0.00                0.00             0.00         0.00                0.00
===================================================================================================================================

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 4 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ4

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 07/15/2003
RECORD DATE:  06/30/2003

                   OTHER REQUIRED INFORMATION

Available Distribution Amount                     0.00

Aggregate Number of Outstanding Loans                0
Aggregate Unpaid Principal Balance of Loans       0.00
Aggregate Stated Principal Balance of Loans       0.00


Aggregate Amount of Servicing Fee                 0.00
Aggregate Amount of Special Servicing Fee         0.00
Aggregate Amount of Trustee Fee                   0.00
Aggregate Stand-by Fee                            0.00
Aggregate Paying Agent Fee                        0.00
Aggregate Trust Fund Expenses                     0.00


Additional Trust Fund Expenses/(Gains)            0.00
     Fees Paid to Special Servicer                0.00
     Interest on Advances                         0.00
     Other Expenses of Trust                      0.00

Appraisal Reduction Amount

 -----------------------------------------------------
               Appraisal    Cumulative     Most Recent
  Loan         Reduction       ASER         App. Red.
 Number        Effected       Amount          Date
 -----------------------------------------------------








 -----------------------------------------------------
 Total
 =====================================================

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 5 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ4

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 07/15/2003
RECORD DATE:  06/30/2003

                           CASH RECONCILIATION DETAIL

--------------------------------------------------------------------------------------

TOTAL FUNDS COLLECTED

     INTEREST:

        Interest paid or advanced                                       0.00
        Interest reductions due to Non-recoverability Determinations    0.00
        Interest Adjustments                                            0.00
        Deferred Interest                                               0.00
        Net Prepayment Interest Shortfall                               0.00
        Net Prepayment Interest Excess                                  0.00
        Extension Interest                                              0.00
        Interest Reserve Withdrawal                                     0.00
                                                                               -------
           TOTAL INTEREST COLLECTED                                               0.00

     PRINCIPAL:
        Scheduled Principal                                             0.00
        Unscheduled Principal                                           0.00
           Principal Prepayments                                        0.00
           Collection of Principal after Maturity Date                  0.00
           Recoveries from Liquidation and Insurance Proceeds           0.00
           Excess of Prior Principal Amounts paid                       0.00
           Curtailments                                                 0.00
        Negative Amortization                                           0.00
        Principal Adjustments                                           0.00
                                                                               -------
           TOTAL PRINCIPAL COLLECTED                                              0.00

     OTHER:
        Prepayment Penalties/Yield Maintenance                          0.00
        Repayment Fees                                                  0.00
        Borrower Option Extension Fees                                  0.00
        Equity Payments Received                                        0.00
        Net Swap Counterparty Payments Received                         0.00
                                                                               -------
           TOTAL OTHER COLLECTED:                                                 0.00
                                                                               -------
TOTAL FUNDS COLLECTED                                                             0.00
                                                                               =======

--------------------------------------------------------------------------------------

TOTAL FUNDS DISTRIBUTED

     FEES:

        Master Servicing Fee                                            0.00
        Trustee Fee                                                     0.00
        Certificate Adminstration Fee                                   0.00
        Insurer Fee                                                     0.00
        Miscellaneous Fee                                               0.00
                                                                               -------
           TOTAL FEES

     ADDITIONAL TRUST FUND EXPENSES:
        Reimbursement for Interest on Advances                          0.00
        ASER Amount                                                     0.00
        Special Servicing Fee                                           0.00
        Reduction of funds due to Non-Recoverability Determinations     0.00
        Rating Agency Expenses                                          0.00
        Attorney Non-Recoverable Fees & Expenses                        0.00
        Bankruptcy Expense                                              0.00
        Taxes Imposed on Trust Fund                                     0.00
        Non-Recoverable Advances                                        0.00
        Other Expenses                                                  0.00
                                                                               -------
           TOTAL ADDITIONAL TRUST FUND EXPENSES

        INTEREST RESERVE DEPOSIT                                        0.00

     PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
        Interest Distribution                                           0.00
        Principal Distribution                                          0.00
        Prepayment Penalties/Yield Maintenance                          0.00
        Borrower Option Extension Fees                                  0.00
        Equity Payments Paid                                            0.00
        Net Swap Counterparty Payments Paid                             0.00
                                                                               -------
           TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS
                                                                               -------
TOTAL FUNDS DISTRIBUTED
                                                                               =======

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 6 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ4

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 07/15/2003
RECORD DATE:  06/30/2003

                                 RATINGS DETAIL

------------------------------------------------------------------------------------
                            Original Ratings              Current Ratings (1)
Class        CUSIP     --------------------------    -------------------------------
                          Fitch   Moody's   S&P          Fitch   Moody's   S&P
------------------------------------------------------------------------------------
 A-1
 A-2
 X-1
 X-2
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
------------------------------------------------------------------------------------

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                Moody's Investors Service  Standard & Poor's Rating Services
One State Street Plaza     99 Church Street           55 Water Street
New York, New York 10004   New York, New York 10007   New York, New York 10041
(212) 908-0500             (212) 553-0300             (212) 438-2430

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 7 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ4

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 07/15/2003
RECORD DATE:  06/30/2003

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                               SCHEDULED BALANCE

--------------------------------------------------------------------------------
                                          % of
   Scheduled     # of      Scheduled      Agg.      WAM              Weighted
    Balance      loans      Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------















--------------------------------------------------------------------------------
   Totals
================================================================================

                                   STATE (3)

--------------------------------------------------------------------------------
                                          % of
                 # of      Scheduled      Agg.      WAM              Weighted
      State      Props.     Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------















--------------------------------------------------------------------------------
   Totals
================================================================================

See footnotes on last page of this section.

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 8 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ4

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 07/15/2003
RECORD DATE:  06/30/2003

--------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                          DEBT SERVICE COVERAGE RATIO
--------------------------------------------------------------------------------
                                         % of
 Debt Service       # of    Scheduled    Agg.     WAM                 Weighted
Coverage Ratio      loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------


                                    NOTE RATE
--------------------------------------------------------------------------------
                                         % of
     Note           # of    Scheduled    Agg.     WAM                 Weighted
     Rate           loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                                PROPERTY TYPE (3)
--------------------------------------------------------------------------------
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
Property Type      Props.    Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------


                                   SEASONING
--------------------------------------------------------------------------------
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
  Seasoning         loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

See footnotes on last page of this section.

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 9 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ4

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 07/15/2003
RECORD DATE:  06/30/2003

--------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)
--------------------------------------------------------------------------------
                                           % of
Anticipated Remaining   # of    Scheduled   Agg.     WAM              Weighted
    Term (2)           loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)
--------------------------------------------------------------------------------
                                           % of
Remaining Amortization  # of    Scheduled   Agg.     WAM              Weighted
        Term           loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)
--------------------------------------------------------------------------------
                                         % of
Remaining Stated    # of    Scheduled    Agg.     WAM                 Weighted
    Term            loans    Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                             AGE OF MOST RECENT NOI
--------------------------------------------------------------------------------
                                        % of
  Age of Most       # of    Scheduled    Agg.     WAM                 Weighted
  Recent NOI       loans     Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------






--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 10 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ4

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 07/15/2003
RECORD DATE:  06/30/2003

----------------------------------------------------------------------------------------------------------------
                                               MORTGAGE LOAN DETAIL

----------------------------------------------------------------------------------------------------------------
                                                                                  Anticipated              Neg.
 Loan              Property                      Interest    Principal   Gross     Repayment   Maturity   Amort
Number   ODCR (4)  Type (1)    City     State     Payment     Payment    Coupon       Date       Date     (Y/N)
----------------------------------------------------------------------------------------------------------------










----------------------------------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
           Beginning     Ending       Paid     Appraisal    Appraisal     Res.    Mod.
 Loan      Scheduled    Scheduled     Thru     Reduction    Reduction    Strat.   Code
Number      Balance      Balance      Date        Date        Amount      (2)      (3)
---------------------------------------------------------------------------------------










---------------------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------------------

                   (1) Property Type Code
                   ----------------------

MF  -  Multi-Family                     OF  -  Office
RT  -  Retail                           MU  -  Mixed Use
HC  -  Health Care                      LO  -  Lodging
IN  -  Industrial                       SS  -  Self Storage
WH  -  Warehouse                        OT  -  Other
MH  -  Mobile Home Park


                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD

                              (3) Modification Code
                              ---------------------

                            1 - Maturity Date Extension
                            2 - Authorization Change
                            3 - Principal Write-Off
                            4 - Combination

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 11 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ4

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 07/15/2003
RECORD DATE:  06/30/2003

-----------------------------------------------------------------------------------------------------------------------------

                                                  PRINCIPAL PREPAYMENT DETAIL

-----------------------------------------------------------------------------------------------------------------------------
                                         Principal Prepayment Amount                   Prepayment Penalties
                Offering Document    -------------------------------------   ------------------------------------------------
Loan Number      Cross-Reference     Payoff Amount     Curtailment Amount     Prepayment Premium     Yield Maintenance Charge
-----------------------------------------------------------------------------------------------------------------------------

















-----------------------------------------------------------------------------------------------------------------------------
  Totals
-----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 12 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ4

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 07/15/2003
RECORD DATE:  06/30/2003

-----------------------------------------------------------------------------------------------------------------------------------

                                                          HISTORICAL DETAIL

-----------------------------------------------------------------------------------------------------------------------------------
                                                             Delinquencies
-----------------------------------------------------------------------------------------------------------------------------------
Distribution        30-59 Days       60-89 Days      90 Days or More       Foreclosure            REO             Modifications
  Date              #   Balance      #   Balance       #   Balance         #   Balance         #   Balance         #   Balance
-----------------------------------------------------------------------------------------------------------------------------------















-----------------------------------------------------------------------------------------------------------------------------------

                             Prepayments                    Rate and Maturities
---------------   -------------------------------   --------------------------------
Distribution        Curtailments        Payoff       Next Weighted Avg.
  Date              #   Balance      #   Balance     Coupon      Remit          WAM
------------------------------------------------------------------------------------














-----------------------------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 13 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ4

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 07/15/2003
RECORD DATE:  06/30/2003

----------------------------------------------------------------------------------------------------------------------------------

                                                      DELINQUENCY LOAN DETAIL

----------------------------------------------------------------------------------------------------------------------------------
                   Offering        # of                     Current     Outstanding   Status of    Resolution
                   Document       Months    Paid Through      P&I           P&I        Mortgage     Strategy       Servicing
Loan Number    Cross-Reference    Delinq.       Date        Advances     Advances      Loan (1)     Code (2)     Transfer Date
----------------------------------------------------------------------------------------------------------------------------------















----------------------------------------------------------------------------------------------------------------------------------
  Totals
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------
                              Actual      Outstanding
             Foreclosure       Loan        Servicing    Bankruptcy    REO
Loan Number     Date         Balance       Advances        Date       Date
----------------------------------------------------------------------------------















----------------------------------------------------------------------------------
  Totals
----------------------------------------------------------------------------------

                          (1) Status of Mortgage Loan
                          ---------------------------

A  -  Payments Not Received               2  -  Two Months Delinquent
      But Still in Grace Period           3  -  Three or More Months Delinquent
B  -  Late Payment But Less               4  -  Assumed Scheduled Payment
      Than 1 Month Delinquent                   (Performing Matured Loan)
0  -  Current                             7  -  Foreclosure
1  -  One Month Delinquent                9  -  REO

                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                   10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                        Foreclosure
3 - Bankruptcy           8 - Resolved              11 - Full Payoff
4 - Extension            9 - Pending Return        12 - Reps and Warranties
5 - Note Sale                to Master Servicer    13 - Other or TBD

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 14 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ4

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 07/15/2003
RECORD DATE:  06/30/2003

-----------------------------------------------------------------------------------------------------------------------------

                                            SPECIALLY SERVICED LOAN DETAIL - PART 1

-----------------------------------------------------------------------------------------------------------------------------
                          Offering     Servicing  Resolution                                                        Net
Distribution    Loan      Document      Transfer   Strategy     Scheduled   Property          Interest  Actual   Operating
   Date        Number  Cross-Reference    Date      Code (1)     Balance    Type (2)   State    Rate    Balance   Income
-----------------------------------------------------------------------------------------------------------------------------










-----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------
                                                         Remaining
Distribution   NOI                 Note     Maturity   Amortization
   Date       Date       DSCR      Date       Date         Term
--------------------------------------------------------------------










--------------------------------------------------------------------

                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                  10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                       Foreclosure
3 - Bankruptcy           8 - Resolved             11 - Full Payoff
4 - Extension            9 - Pending Return       12 - Reps and Warranties
5 - Note Sale                to Master Servicer   13 - Other or TBD

              (2) Property Type Code
              ----------------------

MF - Multi-Family             OF - Office
RT - Retail                   MU - Mixed use
HC - Health Care              LO - Lodging
IN - Industrial               SS - Self Storage
WH - Warehouse                OT - Other
MH - Mobile Home Park

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 15 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ4

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 07/15/2003
RECORD DATE:  06/30/2003

------------------------------------------------------------------------------------------------------------------------------------

                                               SPECIALLY SERVICED LOAN DETAIL - PART 2

------------------------------------------------------------------------------------------------------------------------------------
                         Offering      Resolution     Site
Distribution   Loan       Document      Strategy   Inspection                Appraisal  Appraisal     Other REO
    Date      Number  Cross-Reference   Code (1)      Date     Phase 1 Date     Date      Value    Property Revenue     Comment
------------------------------------------------------------------------------------------------------------------------------------















------------------------------------------------------------------------------------------------------------------------------------

                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 16 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ4

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 07/15/2003
RECORD DATE:  06/30/2003

------------------------------------------------------------------------------------------------------------------------------------

                                                        MODIFIED LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                   Offering
 Loan              Document      Pre-Modification
Number         Cross-Reference        Balance           Modification Date                       Modification Description
------------------------------------------------------------------------------------------------------------------------------------














------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 17 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ4

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 07/15/2003
RECORD DATE:  06/30/2003

-------------------------------------------------------------------------------------------------

                                      LIQUIDATED LOAN DETAIL

-------------------------------------------------------------------------------------------------
       Final Recovery     Offering                                               Gross Proceeds
 Loan  Determination      Document      Appraisal  Appraisal  Actual    Gross       as a % of
Number     Date       Cross-Reference     Date      Value    Balance  Proceeds   Actual Balance
-------------------------------------------------------------------------------------------------














-------------------------------------------------------------------------------------------------
  Current Total
-------------------------------------------------------------------------------------------------
Cumulative Total
-------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------
         Aggregate        Net       Net Proceeds               Repurchased
 Loan   Liquidation   Liquidation    as a % of       Realized   by Seller
Number   Expenses*     Proceeds    Actual Balance      Loss       (Y/N)
---------------------------------------------------------------------------














---------------------------------------------------------------------------
  Current Total
---------------------------------------------------------------------------
Cumulative Total
---------------------------------------------------------------------------

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 18 of 18

                                   SCHEDULE A

            Rates Used in Determination of Class X Pass-Through Rates


              7/2003             6.03058%
              8/2003             6.14586%
              9/2003             6.14553%
              10/2003            6.02945%
              11/2003            6.14485%
              12/2003            6.02867%
              1/2004             6.14416%
              2/2004             6.02788%
              3/2004             6.02756%
              4/2004             6.14309%
              5/2004             6.02667%
              6/2004             6.14237%
              7/2004             6.02584%
              8/2004             6.14163%
              9/2004             6.14125%
              10/2004            6.02457%
              11/2004            6.14049%
              12/2004            6.02370%
              1/2005             6.02326%
              2/2005             6.02282%
              3/2005             6.02262%
              4/2005             6.13851%
              5/2005             6.02145%
              6/2005             6.13770%
              7/2005             6.02053%
              8/2005             6.13687%
              9/2005             6.13645%
              10/2005            6.01910%
              11/2005            6.13560%
              12/2005            6.01813%
              1/2006             6.01764%
              2/2006             6.01207%
              3/2006             6.01196%
              4/2006             6.12907%
              5/2006             6.01085%
              6/2006             6.12834%
              7/2006             6.01000%
              8/2006             6.12759%
              9/2006             6.12721%
              10/2006            6.00870%
              11/2006            6.12644%
              12/2006            6.00782%
              1/2007             6.00737%
              2/2007             6.00691%
              3/2007             6.00679%
              4/2007             6.12444%
              5/2007             6.00552%
              6/2007             6.11595%

              7/2007             5.99634%
              8/2007             6.11510%
              9/2007             6.11467%
              10/2007            5.99486%
              11/2007            6.11379%
              12/2007            5.99385%
              1/2008             6.11289%
              2/2008             5.99281%
              3/2008             5.98903%
              4/2008             6.10223%
              5/2008             5.98102%
              6/2008             6.10143%
              7/2008             5.98015%
              8/2008             6.10065%
              9/2008             6.10026%
              10/2008            5.97880%
              11/2008            6.09712%
              12/2008            5.97230%
              1/2009             5.97184%
              2/2009             5.97137%
              3/2009             5.97158%
              4/2009             6.09288%
              5/2009             5.97023%
              6/2009             6.09221%
              7/2009             5.96944%
              8/2009             6.09152%
              9/2009             6.09117%
              10/2009            5.96822%
              11/2009            6.09045%
              12/2009            5.96941%
              1/2010             5.96898%
              2/2010             5.96854%
              3/2010             5.96875%
              4/2010             6.08985%
              5/2010             5.96719%
              6/2010             6.08905%
              7/2010             5.96626%
              8/2010             6.08823%
              9/2010             6.08782%
              10/2010            5.94336%
              11/2010            6.06388%
              12/2010            5.94234%
              1/2011             5.94182%
              2/2011             5.94129%
              3/2011             5.94147%
              4/2011             6.06158%
              5/2011             5.93968%
              6/2011             6.06063%

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                         MORGAN STANLEY CAPITAL I INC.,
          (FORMERLY KNOWN AS MORGAN STANLEY DEAN WITTER CAPITAL I INC.)
                                    DEPOSITOR
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                     (ISSUABLE IN SERIES BY SEPARATE TRUSTS)
                                 ---------------

         Morgan Stanley Capital I Inc. will periodically offer certificates in one or more series and each series of certificates will represent beneficial ownership interests in a different trust fund.

         EACH TRUST FUND WILL CONSIST PRIMARILY OF ONE OR MORE SEGREGATED POOLS
OF:
         1) multifamily or commercial mortgage loans;
         2) mortgage participations, mortgage pass-through certificates or mortgage-backed securities;
         3) direct obligations of the United States or other governmental agencies; or
         4) any combination of the 1-3, above, as well as other property as described in the accompanying prospectus supplement.

     The certificates of any series may consist of one or more classes. A given class may:

         o provide for the accrual of interest based on fixed, variable or adjustable rates;
         o be senior or subordinate to one or more other classes in respect of distributions;
         o be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;
         o be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;
         o provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes;
         o provide for sequential distributions of principal;
         o provide for distributions based on a combination of any of the foregoing characteristics; or any combination of the above.

     INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 8 IN THIS PROSPECTUS AND ON PAGE S-29 OF THE RELATED PROSPECTUS SUPPLEMENT.

     This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series. The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates to be offered to you or determined if this prospectus or the accompanying prospectus supplement are truthful or complete. Any representation to the contrary is a criminal offense.

                   -------------------------------------------
                                 MORGAN STANLEY
                   The date of this Prospectus is May 19, 2003

    IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates; and (b) the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:

     o the timing of interest and principal payments;
     o applicable interest rates;
     o information about the trust fund's assets;
     o information about any credit support or cash flow agreement;
     o the rating for each class of certificates;
     o information regarding the nature of any subordination;
     o any circumstance in which the trust fund may be subject to early termination;
     o whether any elections will be made to treat the trust fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes;
     o the aggregate principal amount of each class of certificates;
     o information regarding any master servicer, sub-servicer or special servicer; and
     o whether the certificates will be initially issued in definitive or book entry form.

     IF THE TERMS OF THE CERTIFICATES OFFERED TO YOU VARY BETWEEN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT. Further, you should rely only on the information contained in this prospectus and the accompanying prospectus supplement. Morgan Stanley Capital I Inc. has not authorized anyone to provide you with information that is different.

     Distributions on the certificates will be made only from the assets of the related trust fund. The certificates of each series will not be an obligation of Morgan Stanley Capital I Inc. or any of its affiliates. Neither the certificates nor any assets in the related trust fund will be insured or guaranteed by any governmental agency or instrumentality or any other person unless the related prospectus supplement so provides.

     This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the prospectus supplement identify the pages where these sections are located.

     Morgan Stanley Capital I Inc.'s principal executive office is located at 1585 Broadway, 37th Floor, New York, New York 10036, and the telephone number is
(212) 761-4000.
                    ----------------------------------------

     Until 90 days after the date of each prospectus supplement, all dealers that buy, sell or trade the certificates offered by that prospectus supplement, whether or not participating in the offering, may be required to deliver a prospectus supplement and this prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                TABLE OF CONTENTS

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                                                                                                                PAGE
                                                                                                                ----
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Important Notice About Information Presented In This Prospectus And The Accompanying Prospectus Supplement.......ii
Summary Of Prospectus.............................................................................................1
Risk Factors......................................................................................................8
Description Of The Trust Funds...................................................................................22
     Assets......................................................................................................22
     Mortgage Loans..............................................................................................22
     Mortgage Backed Securities..................................................................................27
     Government Securities.......................................................................................28
     Accounts....................................................................................................28
     Credit Support..............................................................................................28
     Cash Flow Agreements........................................................................................29
Use Of Proceeds..................................................................................................29
Yield Considerations.............................................................................................29
     General.....................................................................................................29
     Pass-Through Rate...........................................................................................29
     Timing of Payment of Interest...............................................................................30
     Payments of Principal; Prepayments..........................................................................30
     Prepayments--Maturity and Weighted Average Life.............................................................31
     Other Factors Affecting Weighted Average Life...............................................................32
The Depositor....................................................................................................32
Description Of The Certificates..................................................................................33
     General.....................................................................................................33
     Distributions...............................................................................................33
     Available Distribution Amount...............................................................................34
     Distributions of Interest on the Certificates...............................................................35
     Distributions of Principal of the Certificates..............................................................35
     Components..................................................................................................36
     Distributions on the Certificates of Prepayment Premiums or in Respect of Equity Participations.............36
     Allocation of Losses and Shortfalls.........................................................................36
     Advances in Respect of Delinquencies........................................................................36
     Reports to Certificateholders...............................................................................37
     Termination.................................................................................................40
     Book-Entry Registration and Definitive Certificates.........................................................40
Description Of The Agreements....................................................................................41
     Assignment of Assets; Repurchases...........................................................................42
     Representations and Warranties; Repurchases.................................................................43
     Certificate Account and Other Collection Accounts...........................................................44
     Collection and Other Servicing Procedures...................................................................48
     Subservicers................................................................................................49
     Special Servicers...........................................................................................49
     Realization Upon Defaulted Whole Loans......................................................................49
     Hazard Insurance Policies...................................................................................51
     Rental Interruption Insurance Policy........................................................................53
     Fidelity Bonds and Errors and Omissions Insurance...........................................................53
     Due-on-Sale and Due-on-Encumbrance Provisions...............................................................53
     Retained Interest; Servicing Compensation and Payment of Expenses...........................................53
     Evidence as to Compliance...................................................................................54
     Matters Regarding a Master Servicer and the Depositor.......................................................54
     Events of Default...........................................................................................55
     Rights Upon Event of Default................................................................................56

                                      -i-

     Amendment...................................................................................................57
     The Trustee.................................................................................................57
     Duties of the Trustee.......................................................................................57
     Matters Regarding the Trustee...............................................................................58
     Resignation and Removal of the Trustee......................................................................58
Description Of Credit Support....................................................................................59
     General.....................................................................................................59
     Subordinate Certificates....................................................................................59
     Cross-Support Provisions....................................................................................60
     Insurance or Guarantees for the Whole Loans.................................................................60
     Letter of Credit............................................................................................60
     Insurance Policies and Surety Bonds.........................................................................60
     Reserve Funds...............................................................................................60
     Credit Support for MBS......................................................................................61
Legal Aspects Of The Mortgage Loans And The Leases...............................................................61
     General.....................................................................................................61
     Types of Mortgage Instruments...............................................................................61
     Interest in Real Property...................................................................................62
     Leases and Rents............................................................................................62
     Personalty..................................................................................................63
     Foreclosure.................................................................................................63
     Bankruptcy Laws.............................................................................................68
     Junior Mortgages; Rights of Senior Lenders or Beneficiaries.................................................70
     Environmental Legislation...................................................................................71
     Due-on-Sale and Due-on-Encumbrance..........................................................................74
     Subordinate Financing.......................................................................................74
     Default Interest, Prepayment Premiums and Prepayments.......................................................74
     Acceleration on Default.....................................................................................75
     Applicability of Usury Laws.................................................................................75
     Laws and Regulations; Types of Mortgaged Properties.........................................................75
     Americans With Disabilities Act.............................................................................76
     Soldiers' and Sailors' Civil Relief Act of 1940.............................................................76
     Forfeitures in Drug and RICO Proceedings....................................................................76
Federal Income Tax Consequences..................................................................................77
     General.....................................................................................................77
     Grantor Trust Funds.........................................................................................77
     REMICs......................................................................................................85
     Prohibited Transactions and Other Taxes.....................................................................99
     Liquidation and Termination................................................................................100
     Administrative Matters.....................................................................................100
     Tax-Exempt Investors.......................................................................................100
     Residual Certificate Payments--Non-U.S. Persons............................................................100
     Tax Related Restrictions on Transfers of REMIC Residual Certificates.......................................101
State Tax Considerations........................................................................................103
ERISA Considerations............................................................................................104
     General....................................................................................................104
     Prohibited Transactions....................................................................................104
     Review by Plan Fiduciaries.................................................................................106
Legal Investment................................................................................................106
Plan Of Distribution............................................................................................108
Legal Matters...................................................................................................109
Financial Information...........................................................................................109
Rating..........................................................................................................110
Incorporation Of Information By Reference.......................................................................110
Glossary Of Terms...............................................................................................111

                              SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT CAREFULLY.

                                WHAT YOU WILL OWN

TITLE OF CERTIFICATES.....................Mortgage Pass-Through Certificates, issuable in series.

MORTGAGE POOL.............................Each trust fund will consist primarily of one or more segregated pools of:

                                          (1) multifamily or commercial mortgage loans;

                                          (2) mortgage participations, mortgage pass-through certificates or mortgage-backed securities;

                                          (3) direct obligations of the United States or other governmental agencies; or

                                          (4) any combination of 1-3 above, as well as other property as described in the accompanying prospectus supplement.

                                          as to some or all of the mortgage loans, assignments of the leases of the related mortgaged properties or assignments of the rental payments due under those leases.

                                          Each trust fund for a series of certificates may also include:

                                          o        letters of credit, insurance policies, guarantees, reserve funds or other types of credit support; and

                                          o        currency or interest rate exchange agreements and other financial assets.

                           RELEVANT PARTIES AND DATES

ISSUER....................................Morgan Stanley Capital I 200__-__ Trust.

DEPOSITOR.................................Morgan Stanley Capital I Inc. (formerly known as Morgan Stanley Dean Witter
                                          Capital I Inc.), a wholly-owned subsidiary of Morgan Stanley.

MASTER SERVICER...........................The master servicer, if any, for each series of certificates will be named in the related prospectus supplement. The master servicer may be an affiliate of Morgan Stanley Capital I Inc.

SPECIAL SERVICER..........................The special servicer, if any, for each series of certificates will be named, or the circumstances in accordance with which a special servicer will be appointed will be described, in the related prospectus supplement.
                                          The special servicer may be an affiliate of Morgan Stanley Capital I Inc.

TRUSTEE...................................The trustee for each series of certificates will be named in the related prospectus supplement.

ORIGINATOR................................The originator or originators of the mortgage loans will be named in the related prospectus supplement. An originator may be an affiliate of Morgan


                                          Stanley Capital I Inc. Morgan Stanley Capital I Inc. will purchase the mortgage loans or the mortgage backed securities or both, on or before the issuance of the related series of certificates.

                       INFORMATION ABOUT THE MORTGAGE POOL

THE TRUST FUND ASSETS.....................Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

         (a) MORTGAGE ASSETS..............The mortgage loans and the mortgage backed securities, or one or the other, with respect to each series of certificates will consist of a pool of:

                                          o        multifamily or commercial mortgage loans or both;

                                          o        mortgage participations, mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by mortgage loans; or

                                          o        a combination of mortgage loans and mortgage backed securities.

                                          The mortgage loans will not be guaranteed or insured by:

                                          o        Morgan Stanley Capital I Inc. or any of its affiliates; or

                                          o        unless the prospectus supplement so provides, any governmental agency or instrumentality or other person.

                                          The mortgage loans will be secured by first liens or junior liens on, or security interests in:

                                          o        residential properties consisting of five or more rental or cooperatively-owned dwelling units; or

                                          o        office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, warehouse facilities,
                                                   mini-warehouse facilities or self-storage facilities,
                                                   industrial plants, congregate care facilities, mixed use
                                                   commercial properties or other types of commercial properties.

                                          Unless otherwise provided in the prospectus supplement, the mortgage loans:

                                          o        will be secured by  properties located in any of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico;

                                          o        will have individual principal balances at origination of at least
                                                   $25,000;

                                          o        will have original terms to maturity of not more than 40 years; and

                                          o        will be originated by persons other than Morgan Stanley Capital I
                                                   Inc.

                                          Each mortgage loan may provide for the following payment terms:

                                          o        Each mortgage loan may provide for no accrual of interest or for accrual of interest at a fixed or adjustable rate or at a rate that may

                                      -2-

                                                   be converted from adjustable to fixed, or vice versa, from time to time at the borrower's election. Adjustable mortgage rates may be based on one or more indices.

                                          o        Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events.

                                          o        Each mortgage loan may provide for negative amortization or accelerated amortization

                                          o        Each mortgage loan may be fully amortizing or require a balloon payment due on the loan's stated maturity date.

                                          o        Each mortgage loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment.

                                          o        Each mortgage loan may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval as specified in the related prospectus supplement.

         (b)  GOVERNMENT SECURITIES........If the related prospectus supplement so specifies, the trust fund may include direct obligations of the United States, agencies of the United States or agencies created by government entities which provide for payment of interest or principal or both.

         (c)  COLLECTION ACCOUNTS..........Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders. The person(s) designated in the related prospectus supplement will, to the extent described in this prospectus and the prospectus supplement, deposit into this account all payments and collections received or advanced with respect to the trust fund's assets.
                                           The collection account may be either interest bearing or non-interest bearing, and funds may be held in the account as cash or invested in short-term, investment grade obligations.

         (d)  CREDIT SUPPORT...............If the related prospectus supplement so specifies, one or more classes of certificates may be provided with partial or full protection against certain defaults and losses on a trust fund's mortgage loans and mortgage backed securities.

                                           This protection may be provided by one or more of the following means:

                                           o        subordination of one or more other classes of certificates,

                                           o        letter of credit,

                                           o        insurance policy,

                                           o        guarantee,

                                           o        reserve fund or

                                           o        another type of credit support, or a combination thereof.

                                           The related prospectus supplement will describe the amount and types of

                                      -3-

                                           credit support, the entity providing the credit support, if applicable, and related information. If a particular trust fund includes mortgage backed securities, the related prospectus supplement will describe any similar forms of credit support applicable to those mortgage backed securities.

         (e)  CASH FLOW AGREEMENTS.........If the related prospectus supplement so provides, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the collection accounts will be invested at a specified rate. The trust fund also may include agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the trust fund's assets or on one or more classes of certificates.

                                           Agreements of this sort may include:

                                           o        interest rate exchange agreements,

                                           o        interest rate cap or floor agreements,

                                           o        currency exchange agreements or similar agreements. Currency exchange agreements might be included in a trust fund if some or all of the mortgage loans or mortgage backed securities, such as mortgage loans secured by mortgaged properties located outside the United States, are denominated in a non-United States currency.

                                           The related prospectus supplement will describe the principal terms of any guaranteed investment contract or other agreement and provide information with respect to the obligor. If a particular trust fund includes mortgage backed securities, the related prospectus supplement will describe any guaranteed investment contract or other agreements applicable to those mortgage backed securities.

DISTRIBUTIONS ON CERTIFICATES.............Each series of certificates will have the following characteristics:

                                          o        if the certificates evidence an interest in a trust fund that includes mortgage loans, the certificates will be issued
                                                   pursuant to a pooling agreement;

                                          o        if the certificates evidence an interest in a trust fund that does not include mortgage loans, the certificates will be issued pursuant to a trust agreement;

                                          o        each series of certificates will include one or more classes of certificates;

                                          o        each series of certificates, including any class or classes not offered by this prospectus, will represent, in the aggregate, the entire beneficial ownership interest in the related trust fund;

                                          o        each class of certificates being offered to you, other than certain stripped interest certificates, will have a stated
                                                   principal amount;

                                          o        each class of certificates being offered to you, other than certain stripped principal certificates, will accrue interest based on a fixed, variable or adjustable interest rate.

                                          The related prospectus supplement will specify the principal amount, if any, and the interest rate, if any, for each class of certificates. In the case of a variable or adjustable interest rate, the related prospectus supplement will

                                      -4-

                                          specify the method for determining the rate.

                                          The certificates will not be guaranteed or insured by Morgan Stanley Capital
                                          I Inc. or any of its affiliates. The certificates also will not be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless the related prospectus supplement so provides.

         (a) INTEREST.....................Each class of certificates offered to you, other than stripped principal certificates and certain classes of stripped interest certificates, will accrue interest at the rate indicated in the prospectus supplement. Interest will be distributed to you as provided in the related prospectus supplement.

                                          Interest distributions:

                                          o        on stripped interest certificates may be made on the basis of the notional amount for that class, as described in the related prospectus supplement;

                                          o        may be reduced to the extent of certain delinquencies, losses, prepayment interest shortfalls, and other contingencies described in this prospectus and the related prospectus supplement.

         (b) PRINCIPAL....................The certificates of each series initially will have an aggregate principal balance no greater than the outstanding principal balance of the trust fund's assets as of the close of business on the first day of the month during which the trust fund is formed, after application of scheduled payments due on or before that date, whether or not received. The related prospectus supplement may provide that the principal balance of the trust fund's assets will be determined as of a different date. The principal balance of a certificate at a given time represents the maximum amount that the holder is then entitled to receive of principal from future cash flow on the assets in the related trust fund.

                                          Unless the prospectus supplement provides otherwise, distributions of principal:

                                          o        will be made on each distribution date to the holders of the class or classes of certificates entitled to principal distributions, until the principal balances of those certificates have been reduced to zero; and

                                          o        will be made on a pro rata basis among all of the certificates of a given class or by random selection, as described in the prospectus supplement or otherwise established by the trustee.

                                          Stripped interest or interest-only certificates will not have a principal balance and will not receive distributions of principal.

ADVANCES..................................Unless the related prospectus supplement otherwise provides, if a scheduled payment on a mortgage loan is delinquent and the master servicer determines that an advance would be recoverable, the master servicer will, in most cases, be required to advance the shortfall. Neither Morgan Stanley Capital I Inc.
                                          nor any of its affiliates will have any responsibility to make those advances.

                                          The master servicer:

                                          o        will be reimbursed for advances from subsequent recoveries from

                                      -5-

                                                   the delinquent mortgage loan or from other sources, as described in this prospectus and the related prospectus supplement; and

                                          o        will be entitled to interest on advances, if specified in the related prospectus supplement.

                                          If a particular trust fund includes mortgage backed securities, the prospectus supplement will describe any advance obligations applicable to those mortgage backed securities.

TERMINATION...............................The related prospectus supplement may provide for the optional early termination of the series of certificates through repurchase of the trust fund's assets by a specified party, under specified circumstances.

                                          The related prospectus supplement may provide for the early termination of the series of certificates in various ways including:

                                          o        optional early termination where a party identified in the prospectus supplement could repurchase the trust fund assets pursuant to circumstances specified in the prospectus supplement;

                                          o        termination through the solicitation of bids for the sale of all or a portion of the trust fund assets in the event the principal amount of a specified class or classes declines by a specified percentage amount on or after a specified date.

REGISTRATION OF CERTIFICATES..............If the related prospectus supplement so provides, one or more classes of the certificates being offered to you will initially be represented by one or more certificates registered in the name of Cede & Co., as the nominee of Depository Trust Company. If the certificate you purchase is registered in the name of Cede & Co., you will not be entitled to receive a definitive certificate, except under the limited circumstances described in this prospectus.

TAX STATUS OF THE CERTIFICATES............The certificates of each series will constitute either:

                                          o        regular interests and residual interests in a trust treated as a real estate mortgage investment conduit--known as a REMIC--under
                                                   Sections 860A through 860G of the Internal Revenue Code; or

                                          o        interests in a trust treated as a grantor trust under applicable provisions of the Internal Revenue Code.

         (a) REMIC........................The regular certificates of the REMIC generally will be treated as debt obligations of the applicable REMIC for federal income tax purposes. Some of the regular certificates of the REMIC may be issued with original issue discount for federal income tax purposes.

                                          A portion or, in certain cases, all of the income from REMIC residual certificates:

                                          o        may not be offset by any losses from other activities of the holder of those certificates;

                                          o        may be treated as unrelated business taxable income for
                                                   holders of the residual certificates of the REMIC that are subject to tax on unrelated business taxable income, as defined in Section 511 of the Internal Revenue Code; and
                                      -6-



                                          o        may be subject to U.S. withholding tax.

                                          To the extent described in this prospectus and the related prospectus supplement, the certificates offered to you will be treated as:

                                          o        assets described in section 7701(a)(19)(C) of the Internal Revenue
                                                   Code; and

                                          o        "real estate assets" within the meaning of section 856(c)(4)(A) of the Internal Revenue Code.

         (b) GRANTOR TRUST................If no election is made to treat the  trust fund relating to a series of certificates as a REMIC, the trust fund will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes. If the trust fund is a grantor trust, you will be treated as an owner of an undivided pro rata interest in the mortgage pool or pool of securities and any other assets held by the trust fund. In certain cases the certificates may represent interests in a portion of a trust fund as to which one or more REMIC elections, as described above, are also made.

                                          Investors are advised to consult their tax advisors and to review "Federal
                                          Income Tax Consequences" in this prospectus and the related prospectus supplement.

        ERISA CONSIDERATIONS..............If you are subject to Title I of the Employee Retirement Income Security
                                          Act of 1974, as amended--also known as ERISA, or Section 4975 of the Internal
                                          Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of certificates could give rise to a transaction that is prohibited or is not otherwise permissible under either statute.

                                          In general, the related prospectus supplement will specify that some of the classes of certificates may not be transferred unless the trustee and
                                          Morgan Stanley Capital I Inc. receive a letter of representations or an opinion of counsel to the effect that:

                                          o        the transfer will not result in a violation of the prohibited transaction provisions of ERISA or the Internal Revenue Code;

                                          o        the transfer will not cause the assets of the trust fund to be deemed "plan assets" for purposes of ERISA or the Internal
                                                   Revenue Code; and

                                          o        the transfer will not subject any of the trustee, Morgan Stanley
                                                   Capital I Inc. or any servicer to additional obligations.

LEGAL INVESTMENT..........................The related prospectus supplement will specify whether any classes of the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
                                          amended. If your investment authority is subject to legal restrictions, you should consult your legal advisors to determine whether any restrictions apply to an investment in these certificates.

RATING....................................At the date of issuance, each class of certificates of each series that are offered to you will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies.

                                  RISK FACTORS

     You should carefully consider the risks involved in owning a certificate before purchasing a certificate. In particular, the timing and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below under Risk Factors, together with those described in the related prospectus supplement under Risk Factors, summarize the material risks relating to your certificates.


THE LACK OF A SECONDARY
MARKET MAY MAKE IT DIFFICULT
FOR YOU TO RESELL
YOUR CERTIFICATES                           Secondary market considerations may make your certificates difficult to resell or less valuable than you anticipated for a variety of reasons, including:

                                            o        there may not be a secondary market for the certificates;

                                            o        if a secondary market develops, we cannot assure you that
                                                     it will continue or will provide you with the liquidity of investment you may have anticipated. Lack of liquidity
                                                     could result in a substantial decrease in the market value of your certificates;

                                            o        the market value of your certificates will fluctuate with
                                                     changes in interest rates;

                                            o        the secondary market for certificates backed by residential mortgages may be more liquid than the secondary market for certificates backed by multifamily and commercial mortgages so if your liquidity assumptions were based on the secondary
                                                     market for certificates backed by residential mortgages, your assumptions may not be correct;

                                            o        certificateholders have no redemption rights; and

                                            o        secondary market purchasers are limited to this prospectus, the related prospectus supplement and to the reports delivered to certificateholders for information concerning the certificates.

                                            Morgan Stanley & Co. Incorporated currently expects to make a secondary market in your certificates, but it has no obligation to do so.

THE TRUST FUND'S ASSETS MAY BE
INSUFFICIENT TO ALLOW FOR
REPAYMENT IN FULL ON YOUR
CERTIFICATES                                Unless the related prospectus supplement so specifies, the sole source of payment on your certificates will be proceeds from the assets included in the trust fund for each series of certificates and any form of credit enhancement specified in the related prospectus supplement. You will not have any claim against, or security interest in, the trust fund for any other series. In addition, in general, there is no recourse to Morgan
                                            Stanley Capital I Inc. or any other entity, and neither the certificates nor the underlying mortgage loans are guaranteed or insured by any governmental agency or instrumentality or any other entity. Therefore, if the trust fund's assets are insufficient to pay you your

                                      -8-



                                            expected return, in most situations you will not receive paymentfrom any other source. Exceptions include:

                                            o        loan repurchase obligations in connection with a breach of certain of the representations and warranties; and

                                            o        advances on delinquent loans, to the extent the master
                                                     servicer deems the advance will be recoverable.

                                            Because some of the representations and warranties with respect to the mortgage loans or mortgage backed securities may have been made or assigned in connection with transfers of the mortgage loans or mortgage backed securities prior to the closing date, the rights of the trustee and the certificateholders with respect to those representations or warranties will be limited to their rights as assignees. Unless the related prospectus supplement so specifies, neither Morgan Stanley Capital I Inc., the master servicer nor any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity.

                                            There may be accounts, as described in the related prospectus supplement, maintained as credit support. The amounts in these accounts may be withdrawn, under conditions described in the related prospectus supplement.
                                            Any withdrawn amounts will not be available for the future payment of principal or interest on the certificates.

                                            If a series of certificates consists of one or more classes of subordinate certificates, the amount of any losses or shortfalls in collections of assets on any distribution date will be borne first by one or more classes of the subordinate certificates, as described in the related prospectus supplement. Thereafter, those losses or shortfalls will be borne by the remaining classes of certificates, in the priority and manner and subject to the limitations specified in the related prospectus supplement.

PREPAYMENTS AND REPURCHASES
MAY REDUCE THE YIELD ON YOUR
CERTIFICATES                                he yield on your certificates may be reduced by prepayments on the mortgage loans or mortgage backed securities because prepayments affect the average life of the certificates. Prepayments can be voluntary, if permitted, and involuntary, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties. The investment performance of your certificates may vary materially and adversely from your expectation if the actual rate of prepayment is higher or lower than you anticipated.

                                            Voluntary prepayments may require the payment of a yield maintenance or prepayment premium. Nevertheless, we cannot assure you that the existence of the prepayment premium will cause a borrower to refrain from prepaying its mortgage loan nor can we assure you of the rate at which prepayments will occur. Morgan Stanley Mortgage Capital Inc., under certain circumstances, may be required to repurchase a mortgage loan from the trust fund if there has been a breach of a representation or warranty. The repurchase price paid will be passed through to you, as a certificateholder, with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable.


                                      -9-


                                            Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

                                            In a pool of mortgage loans, the rate of prepayment is unpredictable as it is influenced by a variety of factors including:

                                            o        the terms of the mortgage loans;

                                            o        the length of any prepayment lockout period;

                                            o        the prevailing interest rates;

                                            o        the availability of mortgage credit;

                                            o        the applicable yield maintenance charges or prepayment premiums;

                                            o        the servicer's ability to enforce those yield maintenance
                                                     charges or prepayment premiums;

                                            o        the occurrence of casualties or natural disasters; and

                                            o        economic, demographic, tax, legal or other factors.

                                            There can be no assurance that the rate of prepayments will conform to any model described in this prospectus or in the related prospectus supplement.

                                            Some of the certificates may be more sensitive to prepayments than other certificates and in certain cases, the certificateholder holding these certificates may fail to recoup its original investment. You should carefully consider the specific characteristics of the certificates you purchase, as well as your investment approach and strategy. For instance, if you purchase a certificate at a premium, a prepayment may reduce the stream of interest payments you are entitled to receive on your certificate and your actual yield may be lower than your anticipated yield. Similarly, if you purchase a certificate which provides for the payment of interest only, or a certificate which provides for the payment of interest only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of a series, you will probably be extremely sensitive to prepayments because a prepayment may reduce the stream of interest payments you are entitled to receive on your certificate.

IF PREPAYMENT PREMIUMS ARE                  The yield on your certificates may be less than anticipated because the
NOT ENFORCED, YOUR CERTIFICATES             prepayment premium or yield maintenance required under certain
MAY BE ADVERSELY AFFECTED                   prepayment scenarios may not be enforceable in some states or under federal bankruptcy laws.

                                            o        Some courts may consider the prepayment premium to be
                                                     usurious.

                                            o        Even if the prepayment premium is enforceable, we cannot
                                                     assure you that foreclosure proceeds will be sufficient to pay the prepayment premium.

                                      -10-



                                            o        Although the collateral substitution provisions related to defeasance are not suppose to be treated as a prepayment and should not affect your certificates, we cannot assure you that a court will not interpret the defeasance provisions as
                                                     requiring a prepayment premium; nor can we assure you that if it is treated as a prepayment premium, the court will find the defeasance income stream enforceable.

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY ADVERSELY
AFFECT PAYMENT ON YOUR CERTIFICATES         As principal payments or prepayments are made on a mortgage loan, the mortgage pool will be exposed to concentration risks with respect to the diversity of mortgaged properties, types of mortgaged  properties and number of borrowers. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to these concentration risks than are classes with an earlier sequential designation or higher priority.
                                            This is so because principal on the certificates will be payable in sequential order, and no class entitled to a distribution of principal will receive its principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

RATINGS DO NOT GUARANTY
PAYMENT                                     Any rating assigned by a rating agency to a class of certificates reflects the rating agency's assessment of the likelihood that holders of the class of certificates will receive the payments to which they are entitled.

                                            o        The ratings do not assess the likelihood that you will receive timely payments on your certificates.

                                            o        The ratings do not assess the likelihood of prepayments,
                                                     including those caused by defaults.

                                            o        The ratings do not assess the likelihood of early optional termination of the certificates.

                                            Each rating agency rating classes of a particular series will determine the amount, type and nature of credit support required for that series. This determination may be based on an actuarial analysis of the behavior of mortgage loans in a larger group taking into account the appraised value of the real estate and the commercial and multifamily real estate market.

                                            o        We cannot assure you that the historical data supporting the actuarial analysis will accurately reflect or predict the rate of delinquency, foreclosure or loss that will be experienced by the mortgage loans in a particular series.

                                            o        We cannot assure you that the appraised value of any property securing a mortgage loan in a particular series will remain stable throughout the life of your certificate.

                                            o        We cannot assure you that the real estate market will not
                                                     experience an overall decline in property values nor can we assure you that the outstanding balance of any mortgage loan in a

                                      -11-

                                                     particular series will always be less than the market value of the property securing the mortgage loan.

RATINGS DO NOT GUARANTY VALUE               If one or more rating agencies downgrade certificates of a series, your certificate will decrease in value. because none of Morgan Stanley
                                            Capital I Inc., the seller, the master servicer, the trustee or any affiliate has any obligation to maintain a rating of a class of certificates, you will have no recourse if your certificate decreases in value.

CASH FLOW FROM THE PROPERTIES
MAY BE VOLATILE AND INSUFFICIENT
TO ALLOW TIMELY PAYMENT ON
YOUR CERTIFICATES                           Repayment of a commercial or multifamily mortgage Loan is dependent on the income produced by the property. Therefore, the borrower's ability to repay a mortgage loan depends primarily on the successful operation of the property and the net operating income derived from the property. Net operating income can be volatile and may be adversely affected by factors such as:

                                            o        economic conditions causing plant closings or industry
                                                     slowdowns;

                                            o        an oversupply of available retail space, office space or
                                                     multifamily housing;

                                            o        changes in consumer tastes and preferences;

                                            o        decrease in consumer confidence;

                                            o        retroactive changes in building codes;

                                            o        the age, design and construction quality of the property,
                                                     including perceptions regarding the attractiveness,
                                                     convenience or safety of the property;

                                            o        the age, design, construction quality and proximity of
                                                     competing properties;

                                            o        increases in operating expenses due to external factors such as increases In heating or electricity costs;

                                            o        increases in operating expenses due to maintenance or
                                                     improvements required at the property;

                                            o        a decline in the financial condition of a major tenant;

                                            o        a decline in rental rates as leases are renewed or entered into with new tenants;

                                            o        the concentration of a particular business type in a building;

                                            o        the length of tenant leases;

                                            o        the creditworthiness of tenants; and

                                            o        the property's "operating leverage."

                                      -12-

                                            Operating leverage refers to the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenue and the level of capital expenditures required to maintain the property and retain or replace tenants.

                                            If a commercial property is designed for a specific tenant, net operating income may be adversely affected if that tenant defaults under its obligations because properties designed for a specific tenant often require substantial renovation before it is suitable for a new tenant. As a result, the proceeds from liquidating this type of property following foreclosure might be insufficient to cover the principal and interest due under the loan.

                                            It is anticipated that a substantial portion of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. Therefore, if a borrower defaults, recourse may be had only against the specific property and any other assets that have been pledged to secure the related mortgage loan.

PROPERTY VALUE MAY BE
ADVERSELY AFFECTED EVEN WHEN
THERE IS NO CHANGE IN CURRENT
OPERATING INCOME                            Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include among others:

                                            o        changes in governmental regulations, fiscal policy, zoning or tax laws;

                                            o        potential environmental legislation or liabilities or other legal liabilities;

                                            o        the availability of refinancing; and

                                            o        changes in interest rate levels or yields required by investors in income producing commercial properties.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT

                                            The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

                                            o        responding to changes in the local market;

                                            o        planning and implementing the rental structure;

                                            o        operating the property and providing building services;

                                            o        managing operating expenses; and

                                            o        assuring that maintenance and capital improvements are carried out in a timely fashion.

                                            A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, can improve cash flow, reduce vacancy, leasing and repair costs and

                                      -13-

                                            preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long term viability of an income producing property. Properties deriving revenues primarily from short-term sources are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

                                            Morgan Stanley Capital I Inc. makes no representation or warranty as to the skills of any present or future managers. Additionally, Morgan Stanley
                                            Capital I Inc. cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.


YOU SHOULD CONSIDER THE
NUMBER OF MORTGAGE
LOANS IN THE POOL                           Assuming pools of equal aggregate unpaid principal balances, the concentration of default, foreclosure and loss in a trust fund containing fewer mortgage loans will generally be higher than that in trust fund containing more mortgage loans.

YOUR INVESTMENT IS NOT INSURED
OR GUARANTEED AND YOUR SOURCE
FOR REPAYMENTS IS LIMITED                   Payments under the mortgage loans are generally not insured or guaranteed by any person or entity.

                                            In general, the borrowers under the mortgage loans will be entities created to own or purchase the related commercial property. The borrowers are set up this way, in significant part, to isolate the property from the debts and liabilities of the person creating the entity. Unless otherwise specified, the loan will represent a nonrecourse obligation of the related borrower secured by the lien of the related mortgage and the related lease assignments. Even if the loan is recourse, the borrower generally will not have any significant assets other than the property or properties and the related leases, which will be pledged to the trustee. Therefore, payments on the loans and, in turn, payments of principal and interest on your certificates, will depend primarily or solely on rental payments by the lessees. Those rental payments will, in turn, depend on continued occupancy by, or the creditworthiness of, those lessees. Both continued occupancy and creditworthiness may be adversely affected by a general economic downturn or an adverse change in the lessees' financial conditions.

BORROWER MAY BE UNABLE TO
REPAY THE REMAINING PRINCIPAL
BALANCE ON ITS MATURITY DATE
WHICH WOULD ADVERSELY AFFECT
PAYMENT ON YOUR CERTIFICATES                Some of the mortgage loans may not be fully amortizing over their terms to maturity and will require substantial principal payments--i.e., balloon payments--at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because a borrower's ability to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the mortgaged property. However, refinancing a loan or selling the property will be affected by a number of factors, including:

                                            o        interest rates;

                                            o        the borrower's equity in the property;

                                      -14-


                                            o        the financial condition and operating history of the borrower and the property;

                                            o        tax laws;

                                            o        renewability of operating licenses;

                                            o        prevailing economic conditions and the availability of credit for commercial and multifamily properties;

                                            o        with respect to certain multifamily properties and mobile home parks, rent control laws; and

                                            o        with respect to hospitals, nursing homes and convalescent
                                                     homes, reimbursement rates from private and public coverage providers.

YOUR CERTIFICATES WILL BEAR
LOSSES IF INSUFFICIENT FUNDS ARE
AVAILABLE TO SATISFY ANY JUNIOR
MORTGAGE LOANS                              If the prospectus supplement so specifies, some of the mortgage loans may be secured primarily by junior mortgages. In the event of a liquidation, satisfaction of a mortgage loan secured by a junior mortgage will be subordinate to the satisfaction of the related senior mortgage loan. If the proceeds are insufficient to satisfy the junior mortgage and the related senior mortgage, the junior mortgage loan in the trust fund would suffer a loss and the class of certificate you own may bear that loss. Therefore, any risks of deficiencies associated with first mortgage loans will be even greater in the case of junior mortgage loans. See "--Risks Factors."

OBLIGOR DEFAULT MAY ADVERSELY
AFFECT PAYMENT ON YOUR CERTIFICATES         If the related prospectus supplement so specifies, a master servicer, a sub-servicer or a special servicer will be permitted, within prescribed parameters, to extend and modify whole loans that are in default or as to which a payment default is imminent. Any ability to extend or modify may apply, in particular, to whole loans with balloon payments. In addition, a master servicer, a sub-servicer or a special servicer may receive a workout fee based on receipts from, or proceeds of, those whole loans. While any entity granting this type of extension or modification generally will be required to determine that the extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there is no assurance this will be the case. Additionally, if the related prospectus supplement so specifies, some of the mortgage loans included in the mortgage pool may have been subject to workouts or similar arrangements following prior periods of delinquency and default.

TENANT BANKRUPTCY MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES                        The bankruptcy or insolvency of a major tenant, or of a number of smaller tenants may adversely affect the income produced by a mortgaged property.
                                            Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent reserved for the periods prior to the bankruptcy petition or the earlier surrender of the leased

                                      -15-

                                            premises, which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining rent reserved under the lease, but not more than three years' rent to cover any rejection related claims.

BORROWER BANKRUPTCY MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES                        Under the Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then-value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

                                            o        grant a debtor a reasonable time to cure a payment default on a mortgage loan;

                                            o        reduce monthly payments due under a mortgage loan;

                                            o        change the rate of interest due on a mortgage loan; or

                                            o        otherwise alter the mortgage loan's repayment schedule.

                                            Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the mortgaged property in a manner that would substantially diminish the position of the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                                            Under the Bankruptcy Code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The Bankruptcy Code also may interfere with the lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                                            As a result of the foregoing, the lender's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

SOPHISTICATION OF THE BORROWER
MAY ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES                        In general, the mortgage loans will be made to partnerships, corporations or other entities rather than individuals. This may entail

                                      -16-


                                            greater risks of loss from delinquency and foreclosure than do single family mortgage loans. In addition, the borrowers under commercial mortgage loans may be more sophisticated than the average single family home borrower. This may increase the likelihood of protracted litigation or the likelihood of bankruptcy in default situations.

CREDIT SUPPORT MAY NOT COVER
LOSSES OR RISKS WHICH COULD
ADVERSELY AFFECT PAYMENT ON
YOUR CERTIFICATES                           Although the prospectus supplement for a series of certificates will describe the credit support for the related trust fund, the credit support will be limited in amount and coverage and may not cover all potential losses or risks. Use of credit support will be subject to the conditions and limitations described in the prospectus and in the related prospectus supplement. Moreover, any applicable credit support may not cover all potential losses or risks. For example, credit support may not cover fraud or negligence by a mortgage loan originator or other parties.

                                            A series of certificates may include one or more classes of subordinate certificates, which may include certificates being offered to you. Although subordination is intended to reduce the senior certificateholders' risk of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments are made in a specified order of priority, and limits exist with respect to the aggregate amount of claims under any related credit support, the credit support may be exhausted before the principal of the certificate classes with lower priority has been repaid. Significant losses and shortfalls on the assets consequently may fall primarily upon classes of certificates having a lower payment priority. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates evidencing an interest in a covered series will be subject to the risk that the credit support will be exhausted by the claims of other covered series.

                                            The amount of any credit support supporting one or more classes of certificates being offered to you, including the subordination of one or more classes will be determined on the basis of criteria established by each pertinent rating agency. Those criteria will be based on an assumed level of defaults, delinquencies, other losses or other factors. However, the loss experience on the related mortgage loans or mortgage backed securities may exceed the assumed levels. See "Description of Credit Support."

                                            Regardless of the form of any credit enhancement, the amount of coverage will be limited and, in most cases, will be subject to periodic reduction, in accordance with a schedule or formula. The master servicer generally will be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates, if the applicable rating agency indicates that the then-current ratings will not be adversely affected. A rating agency may lower the ratings of any series of certificates if the obligations of any credit support provider are downgraded. The ratings also may be lowered if losses on the related mortgage loans or MBS substantially exceed the level contemplated by the rating agency at the time of its initial rating analysis. Neither Morgan
                                            Stanley Capital I Inc., the master servicer nor

                                      -17-


                                            any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any ratings of any series of certificates.

INVESTORS IN SUBORDINATE CLASSES
OF CERTIFICATES MAY BE SUBJECT
TO DELAYS IN PAYMENT AND MAY
NOT RECOVER THEIR INITIAL
INVESTMENTS                                 To the extent described in this prospectus, the subordinate certificateholders' rights to receive distributions with respect to the assets to which they would otherwise be entitled will be subordinate to the rights of the senior certificateholders and of the master servicer, if the master servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses. As a result, investors in subordinate certificates must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments.

                                            The yields on the subordinate certificates may be extremely sensitive to the loss experience of the assets and the timing of any losses. If the actual rate and amount of losses experienced by the assets exceed the rate and amount assumed by an investor, the yields to maturity on the subordinate certificates may be lower than anticipated.

DIFFICULTIES IN ENFORCEMENT OF
LOAN PROVISIONS MAY ADVERSELY
AFFECT PAYMENT ON YOUR CERTIFICATES         The mortgage loans may contain due-on-sale clauses, which permit a lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property and debt-acceleration clauses, which permit a lender to accelerate the loan upon a monetary or non-monetary default by the borrower.
                                            These clauses are generally enforceable. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts, however, may refuse to enforce these clauses if acceleration of the indebtedness would be inequitable, unjust or unconscionable.

                                            If the related prospectus supplement so specifies, the mortgage loans will be secured by an assignment of leases and rents. Pursuant to those assignments, the borrower typically assigns its right, title and interest as landlord under the leases on the related mortgaged property and the income derived from the leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. These assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the mortgaged property and obtain judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Legal
                                            Aspects of the Mortgage Loans and the Leases--Leases and Rents."



                                                          -18-


ENVIRONMENTAL ISSUES AT THE
MORTGAGED PROPERTIES MAY
ADVERSELY AFFECT PAYMENT ON
YOUR CERTIFICATES                           Real property pledged as security for a mortgage loan may be subject to environmental risks. Under federal law and the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, this type of lien has priority over the lien of an existing mortgage against the property.
                                            Moreover, the presence of hazardous or toxic substances, or the failure to remediate the property, may adversely affect the owner or operator's ability to borrow using the property as collateral. In addition, under the laws of some states and under CERCLA and other federal law, a lender may become liable, as an "owner operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the management or operations of the borrower. Liability may be imposed even if the environmental damage or threat was caused by a prior owner.

                                            Under certain circumstances, a lender also risks this type of liability on foreclosure of the mortgage. Unless the related prospectus supplement specifies otherwise, neither the master servicer, the sub-servicer nor the special servicer may acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that:

                                            o    the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

                                            o    if the mortgaged property is not in compliance with applicable environmental laws or circumstances requiring any of the foregoing actions are present, that it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and take the actions as would be necessary and appropriate to effect compliance or respond to those circumstances.

                                            See "Legal Aspects of the Mortgage Loans and Leases--Environmental Legislation."

IF YOU ARE SUBJECT TO ERISA,
YOU MAY NOT BE ELIGIBLE TO
PURCHASE CERTIFICATES                       Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Due to the complexity of regulations governing those plans, prospective investors that are subject to
                                            ERISA are urged to consult their own counsel regarding consequences under
                                            ERISA of acquisition, ownership and disposition of the offered certificates of any series.

THE INCOME TAX CONSIDERATIONS
SHOULD IMPACT YOUR DECISION TO
PURCHASE A REMIC RESIDUAL
CERTIFICATE                                 Except as provided in the prospectus supplement, REMIC residual certificates are anticipated to have "phantom income" associated with



                                                          -19-


                                            them. That is, taxable income is anticipated to be allocated to the REMIC residual certificates in the early years of the existence of the related
                                            REMIC--even if the REMIC residual certificates receive no distributions from the related REMIC--with a corresponding amount of losses allocated to the
                                            REMIC residual certificates in later years. Accordingly, the present value of the tax detriments associated with the REMIC residual certificates may significantly exceed the present value of the tax benefits related thereto, and the REMIC residual certificates may have a negative "value."

                                            Moreover, the REMIC residual certificates will, in effect, be allocated an amount of gross income equal to the non-interest expenses of the REMIC, but those expenses will be deductible only as itemized deductions, and will be subject to all the limitations applicable to itemized deductions, by holders of REMIC residual certificates that are individuals. Accordingly, investment in the REMIC residual certificates generally will not be suitable for individuals or for certain pass-through entities, such as partnerships or S corporations, that have individuals as partners or shareholders. In addition, REMIC residual certificates are subject to restrictions on transfer. Finally, prospective purchasers of a REMIC residual certificate should be aware that final Treasury Department regulations do not permit certain REMIC residual interests to be marked to market.

REQUIRED CONSENT IN CONNECTION
WITH SERVICING THE PROPERTIES
MAY EFFECT THE TIMING OF
PAYMENTS ON YOUR CERTIFICATES               Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate principal balance of all outstanding certificates of a series or a similar means of allocating decision-making will be required to direct certain actions. The actions may include directing the special servicer or the master servicer regarding measures to be taken with respect to some of the mortgage loans and real estate owned properties and amending the relevant pooling agreement or trust agreement.
                                            The consent or approval of these holders will be sufficient to bind all certificateholders of the relevant series. See "Description of the
                                            Agreements--Events of Default," "--Rights Upon Event of Default," and
                                            "--Amendment."

LITIGATION ARISING OUT OF
ORDINARY BUSINESS MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES                        There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. This litigation could cause a delay in the payment on your certificates. Therefore, we cannot assure you that this type of litigation would not have a material adverse effect on your certificates.

COMPLIANCE WITH THE AMERICANS
WITH DISABILITIES ACT OF 1990
MAY BE EXPENSIVE AND MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES                        Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to



                                                          -20-


                                            access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act of 1990. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. These costs of complying with the
                                            Americans with Disabilities Act of 1990 and the possible imposition of fines for noncompliance would result in additional expenses on the mortgaged properties, which could have an adverse effect on your certificates.

IF YOUR CERTIFICATE IS
BOOK-ENTRY, YOU WILL NOT BE
RECOGNIZED AS A
CERTIFICATEHOLDER BY THE TRUSTEE            If the prospectus supplement so provides, one or more classes of the certificates offered to you will be initially represented by one or more certificates for each class registered in the name of Cede & Co., the nominee for the Depository Trust Company. If you purchase this type of certificate:

                                            o    your certificate will not be registered in your name or the name of your nominee;

                                            o    you will not be recognized by the trustee as a certificateholder; and

                                            o    you will be able to exercise your right as a certificateholder only through the Depository Trust Company and its participating organizations.

                                            You will be recognized as a certificateholder only if and when definitive certificates are issued. See "Description of the Certificates--Book-Entry
                                            Registration and Definitive Certificates."

                -------------------------------------------------

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above under "Risk Factors" and elsewhere in this prospectus.

                         DESCRIPTION OF THE TRUST FUNDS

     Capitalized terms are defined in the "Glossary of Terms" beginning on page 113.

ASSETS

     Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund. The primary assets of each trust fund will include:

         o   multifamily mortgage loans, commercial mortgage loans or both;

         o mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar participations, certificates or securities;

         o direct obligations of the United States, agencies of the United States or agencies created by government entities which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing securities from which the right to payment of principal has been removed; or

         o a combination of mortgage loans, mortgage backed securities and government securities.

     Neither the mortgage loans nor the mortgage backed securities will be guaranteed or insured by Morgan Stanley Capital I Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any government agency or instrumentality or by any other person. Each asset will be selected by Morgan Stanley Capital I Inc. for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of Morgan Stanley Capital I Inc. and, with respect to mortgage loans or mortgage backed securities, which prior holder may or may not be the originator of the mortgage loan or the issuer of the mortgage backed securities.

     Unless otherwise specified in the related prospectus supplement, the certificates of any series will be entitled to payment only from the assets of the related trust fund and will not be entitled to payments in respect of the assets of any other trust fund established by Morgan Stanley Capital I Inc. If specified in the related prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the assets.

MORTGAGE LOANS

   GENERAL

     The mortgage loans will be secured by liens on, or security interests in, mortgaged properties consisting of:

         o Multifamily Properties which are residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings; or

         o Commercial Properties which are office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

The mortgaged properties will be located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico, or, in another location, if specified in the related prospectus supplement. The mortgage loans in the mortgage pool will be evidenced by promissory notes secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on the mortgaged property. Multifamily Properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors. Unless otherwise specified in the prospectus supplement, the term of any leasehold will exceed the term of the related mortgage note by at least five years. Each mortgage loan will have been originated by a person other than Morgan Stanley Capital I Inc. The related prospectus supplement will indicate if any originator or a mortgage loan is an affiliate of Morgan Stanley Capital I Inc., mortgage loans will generally also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loan.

   LEASES

     If specified in the related prospectus supplement, some or all of the mortgage loans will include assignments of the leases of the related mortgaged properties and assignments of the rental payments due from lessee to lessor under the leases. To the extent specified in the related prospectus supplement, the commercial properties may be leased to lessees that respectively occupy all or a portion of the properties. Pursuant to an assignment of a lease, the related borrower may assign its rights, title and interest as lessor under each lease and the income derived from the lease to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a lender until it takes possession of the related mortgaged property or a receiver is appointed. See "Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents". Alternatively, if specified in the related prospectus supplement, the borrower and the lender may agree that payments under leases are to be made directly to the master servicer.

     If described in the related prospectus supplement, the leases may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related mortgage loans. In some cases, the leases may require the lessees to pay their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. Some of the leases may require the borrower to bear costs associated with structural repairs or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay. If so specified in the related prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases, net of any operating expenses payable by the borrowers are insufficient to pay all of the scheduled principal and interest on the related mortgage loans, the borrowers must rely on other income or sources, including security deposits, generated by the related mortgaged property to make payments on the related mortgage loan.

     To the extent specified in the related prospectus supplement, some commercial properties may be leased entirely to one lessee. In these cases, absent the availability of other funds, the borrower must rely entirely on rent paid by the lessee in order for the borrower to pay all of the scheduled principal and interest on the related mortgage loan. To the extent specified in the related prospectus supplement, some of the leases may expire prior to the stated maturity of the related mortgage loan. In these cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on these mortgage loans unless the lease is renewed. As specified in the related prospectus supplement, some of the leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility, while other leases provide that it is the lessee's responsibility, to restore the mortgaged property after a casualty to its original condition. Some leases may provide a right of termination to the related lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

   DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS

     Mortgage loans secured by commercial and multifamily properties are markedly different from owner-occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of the property rather than upon the liquidation value of the real estate.

Unless otherwise specified in the prospectus supplement, the mortgage loans will be non-recourse loans, which means that, absent special facts, the lender may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the borrower's assets, in the event of the borrower's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on a loan. The "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan. "Net Operating Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

         o   non-cash items such as depreciation and amortization;

         o   capital expenditures; and

         o   debt service on loans secured by the mortgaged property.

     The Net Operating Income of a mortgaged property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related mortgage loan at any given time.

     As the primary component of Net Operating Income, rental income as well as maintenance payments from tenant-stockholders of a cooperative is subject to the vagaries of the applicable real estate market or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower, is responsible for payment of some or all of these expenses; however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan. See "--Leases" above.

     The duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties. However, that risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low-and moderate-income housing in particular may be subject to legal limitations and regulations but, because of these regulations, may also be less sensitive to fluctuations in market rents generally.

     The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default because other factors may outweigh a high Debt Service Coverage Ratio. For instance, where a mortgage loan requires substantial principal payments at the stated maturity, the risk of default if the balloon payment cannot be refinanced at maturity is significant, even though the related Debt Service Coverage Ratio may be high.

     The liquidation value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the borrower.

     Appraised values for income-producing properties may be based on:

         o the recent resale value of comparable properties at the date of the appraisal;

         o   the cost of replacing the property;

         o a projection of value based upon the property's projected net cash flow; or

         o a selection from or interpolation of the values derived from the methods listed here.

     Each of these appraisal methods presents analytical challenges for the following reasons:

         o it is often difficult to find truly comparable properties that have recently been sold;

         o the replacement cost of a property may have little to do with its current market value;

         o income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate;

         o more than one of the appraisal methods may be used and each may produce significantly different results; and

         o if a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio or vice versa, the analysis of default and loss risks is difficult.

     While Morgan Stanley Capital I Inc. believes that the foregoing considerations are important factors that generally distinguish the multifamily and commercial loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that these factors will in fact have been considered by the originators of the multifamily and commercial loans, or that, for any of the mortgage loans, they are complete or relevant. See "Risk Factors--Borrower May Be Unable To Repay The Remaining Principal Balance On Its Maturity Date Which Would Adversely Affect Payment On Your Certificates," "--Your Certificates Will Bear Losses If Insufficient Funds Are Available to Satisfy Any Junior Mortgage Loans," and "--Obligor Default May Adversely Affect Payment on Your Certificates."

   LOAN-TO-VALUE RATIO

     The Loan-to-Value Ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan to the Value of the related mortgaged property. The Value of a mortgaged property, other than with respect to Refinance Loans, is generally the lesser of

         o the appraised value determined in an appraisal obtained by the originator at origination of that loan and

         o   the sales price for that property.

Refinance Loans are loans made to refinance existing loans. Unless the related prospectus supplement provides otherwise, the Value of the mortgaged property securing a Refinance Loan is the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

   MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

     Each prospectus supplement will contain information, as of the date of that prospectus supplement or the Cut-off Date, if applicable and specifically known to Morgan Stanley Capital I Inc., with respect to the mortgage loans, including:

         o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans, unless the related prospectus supplement provides otherwise, the close of business on the Cut-off Date, which is a day of the month of formation of the related trust fund, as designated in the prospectus supplement;

         o the type of property securing the mortgage loans, e.g., multifamily property or commercial property and the type of property in each category;

         o the weighted average, by principal balance, of the original and remaining terms to maturity of the mortgage loans;

         o the earliest and latest origination date and maturity date of the mortgage loans;

         o the weighted average, by principal balance, of the Loan-to-Value Ratios at origination of the mortgage loans;

         o the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

         o the state or states in which most of the mortgaged properties are located;

         o information with respect to the prepayment provisions, if any, of the mortgage loans;

         o   the weighted average Retained Interest, if any;

         o with respect to mortgage loans with adjustable mortgage rates, the Index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the adjustable rate loan and the frequency of monthly payment adjustments;

         o the Debt Service Coverage Ratio either at origination or as of a more recent date, or both; and

         o information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

The related prospectus supplement will also contain certain information available to Morgan Stanley Capital I Inc. with respect to the provisions of leases and the nature of tenants of the mortgaged properties and other information referred to in a general manner under "--Default and Loss Considerations with Respect to the Mortgage Loans" above. If specific information respecting the mortgage loans is not known to Morgan Stanley Capital I Inc. at the time certificates are initially offered, more general information of the nature described in the bullet points in this section will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance.

   PAYMENT PROVISIONS OF THE MORTGAGE LOANS

     Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will:

         o have individual principal balances at origination of not less than $25,000;

         o   have original terms to maturity of not more than 40 years; and

         o provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at another interval as specified in the related prospectus supplement.

     Each mortgage loan may provide for no accrual of interest or for accrual of interest thereon at a mortgage rate. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement.

Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related prospectus supplement. Each mortgage loan may contain a Lockout Period and Lockout Date, the date of expiration of the Lockout Period, or require payment of a prepayment premium in connection with a prepayment, in each case as described in the related prospectus supplement.

     In the event that holders of any class or classes of the offered certificates in this prospectus supplement will be entitled to all or a portion of any prepayment premiums collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which these amounts will be allocated. A mortgage loan may also contain provisions entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the related prospectus supplement. In the event that holders of any class or classes of offered certificates will be entitled to all or a portion of an Equity Participation, the related prospectus supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among the certificates.

MORTGAGE BACKED SECURITIES

     Any MBS will have been issued pursuant to an MBS Agreement. A seller, the MBS issuer, or the servicer of the underlying mortgage loans or Underlying MBS, or a combination of those entities, will have entered into the MBS Agreement with an MBS trustee, if any, or with the original purchaser of the interest in the underlying mortgage loans or MBS evidenced by the MBS.

     Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related prospectus supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Any principal or interest distributions will be made on the MBS by the MBS trustee or the MBS servicer. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of the credit support, if any, will be a function of certain characteristics of the mortgage loans or Underlying MBS evidenced by or securing the MBS and other factors and generally will have been established for the MBS on the basis of requirements of any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates evidencing interests in assets that include MBS will specify, to the extent available:

         o the aggregate approximate initial and outstanding principal amount or Notional Amount, as applicable, and type of the MBS to be included in the trust fund;

         o the original and remaining term to stated maturity of the MBS, if applicable;

         o whether the MBS is entitled only to interest payments, only to principal payments or to both;

         o the pass-through or bond rate of the MBS or formula for determining the rates, if any;

         o the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features;

         o   the MBS issuer, MBS servicer and MBS trustee, as applicable;

         o characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying MBS or directly to the MBS;

         o the terms on which the MBS or the related Underlying Mortgage Loans or Underlying MBS may, or are required to, be purchased prior to their maturity;

         o the terms on which mortgage loans or Underlying MBS may be substituted for those originally underlying the MBS;

         o   the servicing fees payable under the MBS Agreement;

         o the type of information in respect of the Underlying Mortgage Loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph;

         o the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS, and

         o whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company.

     If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by Morgan Stanley Capital I Inc. that each represent an interest in one or more Underlying Mortgage Loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose the Underlying Mortgage Loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

GOVERNMENT SECURITIES

     The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

         o the aggregate approximate initial and outstanding principal amounts or Notional Amounts, as applicable, and types of the government securities to be included in the trust fund;

         o the original and remaining terms to stated maturity of the government securities;

         o whether the government securities are entitled only to interest payments, only to principal payments or to both;

         o the interest rates of the government securities or the formula to determine the rates, if any;

         o   the applicable payment provisions for the government securities;
             and

         o to what extent, if any, the obligation evidenced by the related series of certificates is backed by the full faith and credit of the United States.

ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the related prospectus supplement deposit all payments and collections received or advanced with respect to the assets and other assets in the trust fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held in that account may be held as cash or invested in short-term, investment grade obligations, in each case as described in the related prospectus supplement. See "Description of the Agreements--Certificate Account and Other Collection Accounts."

CREDIT SUPPORT

     If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the assets in the related trust fund may be provided to one or more classes of certificates in the related series in the form of subordination of one or more other classes of certificates in the series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof. The amount and types of coverage, the identification of the entity providing the coverage if applicable and related information with respect to each type of Credit Support, if any, will be described in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May Not Cover Losses Or Risks Which Could Adversely Affect Payment On Your Certificates."

CASH FLOW AGREEMENTS

     If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates. Currency exchange agreements might be included in the trust fund if some or all of the mortgage loans or MBS, such as mortgage loans secured by mortgaged properties located outside the United States, were denominated in a non-United States currency. The principal terms of any guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will provide information with respect to the obligor under any Cash Flow Agreement.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates will be applied by Morgan Stanley Capital I Inc. to the purchase of assets and to pay for certain expenses incurred in connection with the purchase of assets and sale of certificates. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of assets acquired by Morgan Stanley Capital I Inc., prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder will accrue interest thereon based on a pass-through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the assets in the related trust fund, which may be affected by prepayments, defaults, liquidations or repurchases. See "Risk Factors."

PASS-THROUGH RATE

     Certificates of any class within a series may have fixed, variable or adjustable pass-through rates, which may or may not be based upon the interest rates borne by the assets in the related trust fund. The prospectus supplement with respect to any series of certificates will specify

         o the pass-through rate for each class of certificates or, in the case of a variable or adjustable pass-through rate, the method of determining the pass-through rate;

         o the effect, if any, of the prepayment of any mortgage loan or MBS on the pass-through rate of one or more classes of certificates; and

         o whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

     The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

     Each payment of interest on the certificates will have a stated principal amount in addition to the certificate Balance of a class of Accrual Certificates, and will be distributed to certificateholders as provided in the related prospectus supplement and will include interest accrued during the Interest Accrual Period for that Distribution Date. As indicated in this prospectus under "--Pass-Through Rate" above, if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of the certificates may be lower than the yield that would result if the Interest Accrual Period ended on that Distribution Date. In addition, if so specified in the related prospectus supplement, interest accrued for an Interest Accrual Period for one or more classes of certificates may be calculated on the assumption that distributions of principal, additions to the Certificate Balance of Accrual Certificates and allocations of losses on the assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on that Distribution Date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any class of offered certificates will be described in the related prospectus supplement.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

     The yield to maturity on the certificates will be affected by the rate of principal payments on the assets including principal prepayments on mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. These payments may be directly dependent upon the payments on leases underlying the mortgage loans. The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. In this regard, it should be noted that assets may consist of mortgage loans with different mortgage rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than the underlying mortgage loans. The rate of principal payments on some or all of the classes of certificates of a series

         o will correspond to the rate of principal payments on the assets in the related trust fund;

         o is likely to be affected by the existence of Lockout Periods and Prepayment Premium provisions of the mortgage loans underlying or comprising the assets; and

         o is likely to be affected to the extent the servicer of any mortgage loan is able to enforce the Lockout Period and Prepayment Premium provisions.

Mortgage loans with a Lockout Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these provisions, with shorter Lockout Periods or with lower Prepayment Premiums.

     If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the certificates of the series of prepayments of the assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

     When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related prospectus supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related prospectus supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the Due Date in the month in which the partial prepayment is received. As a result, to the extent set forth in the related prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate on the prepaid amount.

     The timing of changes in the rate of principal payments on the mortgage loans or MBS may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans or the MBS and distributed on a certificate, the greater the effect on the investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

     The rates at which principal payments are received on the assets included in or comprising a trust fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of a series. Prepayments on the mortgage loans comprising or underlying the mortgage loans or MBS in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates of the related series.

     If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled Distribution Date, which is the date on or prior to which the certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series set forth in the related prospectus supplement.

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage loans or MBS is paid to that class, which may be in the form of scheduled amortization or prepayments which include prepayments, in whole or in part, and liquidations due to default.

     In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the MBS. If any mortgage loans comprising or underlying the assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying the assets. See "Description of the Trust Funds."

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans.

     Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage loans, the MBS or both. Moreover, CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any mortgage loans comprising or underlying the mortgage loans or the MBS for any series will not conform to any particular level of CPR.

     Morgan Stanley Capital I Inc. is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate Balance of each class that would be outstanding on specified Distribution Dates. The information in these tables will be based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related assets are made at rates corresponding to various percentages of CPR or at other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates. It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage loans or MBS for any series will conform to any particular level of CPR or any other rate specified in the related prospectus supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

   TYPE OF MORTGAGE ASSET

     A number of mortgage loans may have balloon payments due at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans having balloon payments may default at maturity, or that the servicer may extend the maturity of this type of mortgage loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates. This would lengthen the period of time elapsed from the date of issuance of a certificate until it is retired.

   FORECLOSURES AND PAYMENT PLANS

     The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage loans or MBS that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the mortgage loans or MBS and that of the related series of certificates. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average life of the certificates.

   DUE-ON-SALE AND DUE-ON-ENCUMBRANCE CLAUSES

     Acceleration of mortgage payments as a result of transfers of or the creation of encumbrances upon underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the assets may include "due-on-sale" clauses or "due-on-encumbrance" clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale or other transfers of or the creation of encumbrances upon the related mortgaged property. With respect to any Whole Loans, unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will be required to exercise--or waive its right to exercise--any rights that the trustee may have as lender to accelerate payment of the Whole Loan in a manner consistent with the Servicing Standard. See "Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions."

                                 THE DEPOSITOR

     Morgan Stanley Capital I Inc. (formerly known as Morgan Stanley Dean Witter Capital I Inc.), the depositor, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on January 28, 1985. The principal executive offices of Morgan Stanley Capital I Inc. are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its telephone number is (212) 761-4000.

     Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates of each series, including any class of certificates not offered by this prospectus, will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. Each series of certificates will consist of one or more classes of certificates that may:

         o provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

         o be senior or subordinate to one or more other classes of certificates in respect of distributions on the certificates;

         o be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

         o be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

         o provide for distributions of accrued interest thereon commencing only following the occurrence of events, such as the retirement of one or more other classes of certificates of the series;

         o provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the assets in the trust fund or based on specified calculations, to the extent of available funds, in each case as described in the related prospectus supplement;

         o provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Certificate component and a Stripped Interest Certificate component; or

         o   do all or any combination of the above.

Any of the foregoing may be included in the certificates being offered to you.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates, Notional Amounts or percentage interests specified in the related prospectus supplement. The transfer of any offered certificates may be registered and these certificates may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange. However Morgan Stanley Capital I Inc. or the trustee or any of its agents may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of certificates of a series may be issued in definitive form or in book-entry form, as provided in the related prospectus supplement. See "Risk Factors--If Your Certificate Is Book-Entry, You Will Not Be Recognized As Certificateholder By The Trustee." Under limited circumstances, definitive certificates will be exchangeable for other certificates of the same class and series of a like aggregate Certificate Balance, Notional Amount or percentage interest but of different authorized denominations.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the Distribution Date. Except as otherwise specified in the related prospectus supplement, distributions other than the final distribution will be made to the persons in whose names the certificates are registered on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the related prospectus supplement or otherwise established by the related trustee.

     Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities to receive payments by wire transfer, if the certificateholder has so notified the trustee or other person required to make the payments no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds certificates in the requisite amount specified in the related prospectus supplement, or by check mailed to the address of the person entitled to receive payments as it appears on the Certificate Register. However, the final distribution in retirement of the certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

AVAILABLE DISTRIBUTION AMOUNT

     All distributions on the certificates of each series on each Distribution Date will be made from the Available Distribution Amount described in this paragraph, in accordance with the terms described in the related prospectus supplement. Unless provided otherwise in the related prospectus supplement, the Available Distribution Amount for each Distribution Date equals the sum of the following amounts:

         1. the total amount of all cash on deposit in the related Certificate Account as of the corresponding Determination Date, exclusive of:

             o all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period;

             o unless the related prospectus supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related prepayment premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period; and

             o all amounts in the Certificate Account that are due or reimbursable to Morgan Stanley Capital I Inc., the trustee, an asset seller, a subservicer, a special servicer, the master servicer or any other entity as specified in the related prospectus supplement or that are payable in respect of certain expenses of the related trust fund;

         2. if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the Certificate Account, including any net amounts paid under any Cash Flow Agreements;

         3. all advances made by a master servicer or any other entity as specified in the related prospectus supplement with respect to the Distribution Date;

         4. if and to the extent the related prospectus supplement so provides, amounts paid by a master servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

         5. unless the related prospectus supplement provides otherwise, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to the Distribution Date.

     The entire Available Distribution Amount will be distributed among the related certificates, including any certificates not offered hereby, on each Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates, other than classes of Stripped Principal Certificates that have no pass-through rate, may have a different pass-through rate, which will be a fixed, variable or adjustable rate at which interest will accrue on the class or a component thereof. The related prospectus supplement will specify the pass-through rate for each class or component or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate. Unless otherwise specified in the related prospectus supplement, interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     In general, distributions of interest in respect of the certificates of any class will be made on each Distribution Date based on the Accrued Certificate Interest for the class and the Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to the class on the Distribution Date. Accrual Certificates, however, will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related prospectus supplement. In addition, any class of Stripped Principal Certificates are not entitled to any distributions of interest. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on the class will be added to the Certificate Balance thereof on each Distribution Date. Unless otherwise provided in the prospectus supplement, Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding Notional Amount thereof immediately prior to each Distribution Date, at the applicable pass-through rate, reduced as described below in the next paragraph.

     The method of determining the Notional Amount for any class of Stripped Interest Certificates will be described in the related prospectus supplement. Reference to Notional Amount is solely for convenience in calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest on a series of certificates will be reduced in the event of prepayment interest shortfalls. Prepayment interest shortfalls are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage loans or MBS in the trust fund for the series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund. Similarly, with respect to Accrual Certificates, the related prospectus supplement will describe the extent to which the amount of Accrued Certificate Interest that may be added to the Certificate Balance of a Class of Offered Certificates may be reduced. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund will result in a corresponding increase in the Certificate Balance of the class. See "Risk Factors--Prepayments And Repurchases May Reduce The Yield On Your Certificates," and "--If Prepayment Premiums Are Not Enforced, Your Certificates May Be Adversely Affected," and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     The certificates of each series, other than certain classes of Stripped Interest Certificates, will have a Certificate Balance. The Certificate Balance will equal the maximum principal amount that the holder will be entitled to receive out of future cash flow on the assets in the trust fund. The outstanding Certificate Balance of a certificate will be reduced to the extent of distributions of principal and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets. The outstanding Certificate Balance may be increased in respect of deferred interest on the related mortgage loans to the extent provided in the related prospectus supplement. The outstanding Certificate Balance may be increased in the case of Accrual Certificates, prior to the Distribution Date on which distributions of interest are required to commence, by any related Accrued Certificate Interest. Unless otherwise provided in the related prospectus supplement, the initial aggregate Certificate Balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related assets as of the applicable Cut-off Date. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, distributions of principal will be made on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement until the Certificate Balance of that class has been reduced to zero. Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

COMPONENTS

     To the extent specified in the related prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. To the extent, the descriptions set forth under "--Distributions of Interests on the Certificates" and "--Distributions of Principal of the Certificates" above also relate to components of a class of certificates. In this case, references to Certificate Balance and pass-through rate refer to the principal balance, if any, of any component and the pass-through rate, if any, on any component, respectively.

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, prepayment premiums or payments in respect of Equity Participations that are collected on the mortgage loans or MBS in the related trust fund will be distributed on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the mortgage loans or MBS or both have been incurred, the amount of losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on mortgage loans or MBS comprising the trust fund.

ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the related prospectus supplement, the master servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for the Distribution Date. The master servicer or other entity required to make advances will do so, in an amount equal to the aggregate of payments of principal, other than any balloon payments, and interest, net of related servicing fees and Retained Interest, that were due on the Whole Loans in the trust fund during the related Due Period and were delinquent on the related Determination Date. The master servicer or other entity required to make advances will advance, subject to that entity's good faith determination that the advances will be reimbursable from Related Proceeds. In the case of a series of certificates that includes one or more classes of Subordinate Certificates and if so provided in the related prospectus supplement, the master servicer's or another entity's advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and may be subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable not only from Related Proceeds but also from collections on other assets otherwise distributable on one or more classes of Subordinate Certificates. See "Description of Credit Support."

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates. Advances do not guaranty or insure against losses. Unless otherwise provided in the related prospectus supplement, advances of the master servicer's or another entity's funds will be reimbursable only out of Related Proceeds and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of the series. However, advances will be reimbursable from amounts in the Certificate Account prior to distributions being made on the certificates, to the extent that the master servicer or another entity shall determine in good faith that the advance is a Nonrecoverable Advance. If advances have been made by the master servicer from excess funds in the Certificate Account, the master servicer is required to replace the funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on the Distribution Date are less than payments required to be made to certificateholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, the master servicer or another entity will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself interest periodically from general collections on the assets prior to any payment to certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any corresponding advancing obligation of any person in connection with the MBS.

REPORTS TO CERTIFICATEHOLDERS

     Unless otherwise provided in the prospectus supplement, with each distribution to holders of any class of certificates of a series, the master servicer or the trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I Inc. and to the other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

       (1) the amount of the distribution to holders of certificates of that class applied to reduce the Certificate Balance thereof;

       (2) the amount of the distribution to holders of certificates of that class allocable to Accrued Certificate Interest;

       (3)   the amount of the distribution allocable to

             o    prepayment premiums and

             o    payments on account of Equity Participations;

       (4) the amount of related servicing compensation received by a master servicer and, if payable directly out of the related trust fund, by any special servicer and any subservicer and any other customary information as that master servicer or trustee deem necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

       (5) the aggregate amount of advances included in that distribution, and the aggregate amount of unreimbursed advances at the close of business on that Distribution Date;

       (6) the aggregate principal balance of the assets at the close of business on that Distribution Date;

       (7) the number and aggregate principal balance of Whole Loans in respect of which:

             o    one scheduled payment is delinquent,

             o    two scheduled payments are delinquent,

             o    three or more scheduled payments are delinquent and

             o    foreclosure proceedings have been commenced;

       (8) with respect to each Whole Loan that is delinquent two or more months:

             o    the loan number thereof,

             o    the unpaid balance thereof,

             o    whether the delinquency is in respect of any balloon payment,

             o the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof,

             o if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming the mortgage loan is subsequently liquidated through foreclosure,

             o whether a notice of acceleration has been sent to the borrower and, if so, the date of the notice,

             o whether foreclosure proceedings have been commenced and, if so, the date so commenced and

             o if the mortgage loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

       (9) with respect to any Whole Loan liquidated during the related Due Period other than by payment in full:

             o    the loan number thereof,

             o    the manner in which it was liquidated and

             o    the aggregate amount of liquidation proceeds received;

       (10) with respect to any Whole Loan liquidated during the related Due Period,

             o the portion of the liquidation proceeds payable or reimbursable to the master servicer, or any other entity, in respect of the mortgage loan and

             o    the amount of any loss to certificateholders;

       (11) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period,

             o    the loan number of the related mortgage loan and

             o    the date of acquisition;

       (12) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period:

             o    the book value,

             o the principal balance of the related mortgage loan immediately following the Distribution Date, calculated as if the mortgage loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement,

             o the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and

             o if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

       (13)  with respect to any REO Property sold during the related Due Period

             o    the loan number of the related mortgage loan,

             o    the aggregate amount of sale proceeds,

             o the portion of sales proceeds payable or reimbursable to the master servicer or a special servicer in respect of the REO Property or the related mortgage loan and

             o the amount of any loss to certificateholders in respect of the related mortgage loan;

       (14) the aggregate Certificate Balance or Notional Amount, as the case may be, of each class of certificates including any class of certificates not offered hereby at the close of business on the Distribution Date, separately identifying any reduction in the Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to the balance;

       (15) the aggregate amount of principal prepayments made during the related Due Period;

       (16) the amount deposited in the reserve fund, if any, on the Distribution Date;

       (17) the amount remaining in the reserve fund, if any, as of the close of business on the Distribution Date;

       (18) the aggregate unpaid Accrued Certificate Interest, if any, on each class of certificates at the close of business on the Distribution Date;

       (19) in the case of certificates with a variable pass-through rate, the pass-through rate applicable to the Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related prospectus supplement;

       (20) in the case of certificates with an adjustable pass-through rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable pass-through rate applicable to the Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related prospectus supplement;

       (21) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included in the Series as of the close of business on the Distribution Date; and

       (22)  the aggregate amount of payments by the borrowers of:

             o    default interest,

             o    late charges and

             o assumption and modification fees collected during the related Due Period.

     In the case of information furnished pursuant to subclauses (1)-(4) above, the amounts generally will be expressed as a dollar amount per minimum denomination of certificates. In addition, in the case of information furnished pursuant to subclauses (1), (2), (14), (18) and (19) above, the amounts shall also be provided with respect to each component, if any, of a class of certificates. The master servicer or the trustee, as specified in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I Inc. and to any other parties as may be specified in the Agreement, a copy of any statements or reports received by the master servicer or the trustee, as applicable, with respect to any MBS. The prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of the certificates.

     Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses (1)-(4) above, aggregated for the calendar year or the applicable portion thereof during which the person was a certificateholder. This obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

TERMINATION

     The obligations created by the Agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the Certificate Account or by the master servicer, if any, or the trustee and required to be paid to them pursuant to the Agreement following the earlier of

         o the final payment or other liquidation of the last asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and

         o the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

In no event, however, will the trust fund created by the Agreement continue beyond the date specified in the related prospectus supplement. Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of the assets to retire the class or classes or purchase the class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates, and each class will be represented by one or more single certificates registered in the name of a nominee for the depository, the Depository Trust Company ("DTC").

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates. Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to Indirect Participants.

     Unless otherwise provided in the related prospectus supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through Participants and Indirect Participants. In addition, these Certificate Owners will receive all distributions on the book-entry certificates through DTC and its Participants. Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each Distribution Date, DTC will forward the payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. Unless otherwise provided in the related prospectus supplement, the only certificateholder will be Cede, as nominee of DTC, and the Certificate Owners will not be recognized by the trustee as certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective Certificate Owners.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge its interest in the book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

     DTC has advised Morgan Stanley Capital I Inc. that it will take any action permitted to be taken by a certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC interests in the book-entry certificates are credited.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates, rather than to DTC or its nominee only if

         o Morgan Stanley Capital I Inc. advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the certificates and Morgan Stanley Capital I Inc. is unable to locate a qualified successor, or

         o Morgan Stanley Capital I Inc., at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of definitive certificates for the Certificate Owners. Upon surrender by DTC of the certificate or certificates representing the book-entry certificates, together with instructions for reregistration, the trustee will issue, or cause to be issued, to the Certificate Owners identified in the instructions the definitive certificates to which they are entitled, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the Agreement.

                          DESCRIPTION OF THE AGREEMENTS

     The certificates will be offered pursuant to a Pooling Agreement or a Trust Agreement.

         o A Pooling Agreement will be used where the trust fund includes Whole Loans. The parties to a Pooling Agreement will be Morgan Stanley Capital I Inc., a trustee, a master servicer and any special servicer appointed as of the date of the Pooling Agreement. If a master servicer is not appointed, a servicer, with, generally, the same obligations as described in this prospectus with respect to the master servicer, unless otherwise specified in the prospectus supplement, will be appointed. This servicer will service all or a significant number of Whole Loans directly without a subservicer. References in this prospectus to master servicer and its rights and obligations, to the extent set forth in the related prospectus supplement, shall be deemed to also be references to any servicer servicing Whole Loans directly.

         o A Trust Agreement will be used where the trust fund does not include Whole Loans. The parties to a Trust Agreement will be Morgan Stanley Capital I Inc. and a trustee. A manager or administrator may be appointed pursuant to the Trust Agreement for any trust fund to administer the trust fund.

     The provisions of each Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe some of the provisions that may appear in each Agreement. The prospectus supplement for a series of certificates will describe any provision of the Agreement relating to a series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each trust fund and the description of the provisions in the related prospectus supplement. Morgan Stanley Capital I Inc. will provide a copy of the Agreement, without exhibits, relating to any series of certificates without charge upon written request of a holder of a certificate of a series addressed to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention: John E. Westerfield.

ASSIGNMENT OF ASSETS; REPURCHASES

     At the time of issuance of any series of certificates, Morgan Stanley Capital I Inc. will assign or cause to be assigned to the designated trustee the assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to the assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with the assignment, deliver the certificates to Morgan Stanley Capital I Inc. in exchange for the assets and the other assets comprising the trust fund for the series. Each mortgage loan and MBS will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related prospectus supplement, the schedule will include detailed information

         o in respect of each Whole Loan included in the related trust fund, including without limitation, the address of the related mortgaged property and type of the property, the mortgage rate and, if applicable, the applicable Index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and the Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and

         o in respect of each MBS included in the related trust fund, including without limitation, the MBS issuer, MBS servicer and MBS trustee, the pass-through or bond rate or formula for determining the rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

     With respect to each Whole Loan, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or to the custodian, certain loan documents, which to the extent set forth in the related prospectus supplement will include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original mortgage or a certified copy thereof with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if Morgan Stanley Capital I Inc. delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to these mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower. Unless otherwise specified in the related prospectus supplement, the asset seller will be required to agree to repurchase, or substitute for, this type of mortgage loan that is subsequently in default if the enforcement thereof or of the related mortgage is materially adversely affected by the absence of the original mortgage note. Unless otherwise provided in the related prospectus supplement, the related Agreement will require Morgan Stanley Capital I Inc. or another party specified in the Agreement to promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records. However, in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of Morgan Stanley Capital I Inc., the master servicer, the relevant asset seller or any other prior holder of the Whole Loan, the assignment of mortgage for each related Whole Loan may not be recorded.

     The trustee or a custodian will review the Whole Loan documents within a specified period of days after receipt thereof, and the trustee or a custodian will hold the documents in trust for the benefit of the certificateholders. Unless otherwise specified in the related prospectus supplement, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian shall immediately notify the master servicer and Morgan Stanley Capital I Inc., and the master servicer shall immediately notify the relevant asset seller. If the asset seller cannot cure the omission or defect within a specified number of days after receipt of notice, then to the extent set forth in the related prospectus supplement, the asset seller will be obligated, within a specified number of days of receipt of notice, to repurchase the related Whole Loan from the trustee at the Purchase Price or substitute the mortgage loan. There can be no assurance that an asset seller will fulfill this repurchase or substitution obligation, and neither the master servicer nor Morgan Stanley Capital I Inc. will be obligated to repurchase or substitute the mortgage loan if the asset seller defaults on its obligation. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for the asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of this type of breach or defect.

     If so provided in the related prospectus supplement, Morgan Stanley Capital I Inc. will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the lease for the payment of maintenance, insurance and taxes, to the extent specified in the related lease agreement. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the lease in trust for the benefit of the certificateholders.

     With respect to each Government Security or MBS in certificated form, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or the custodian the original certificate or other definitive evidence of the Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully the Government Security or MBS, as applicable, to the trustee for the benefit of the certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, Morgan Stanley Capital I Inc. and the trustee will cause the Government Security or MBS to be registered directly or on the books of the clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the related prospectus supplement, the related Agreement will require that either Morgan Stanley Capital I Inc. or the trustee promptly cause any MBS and government securities in certificated form not registered in the name of the trustee to be re-registered, with the applicable persons, in the name of the trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the related prospectus supplement Morgan Stanley Capital I Inc. will, with respect to each Whole Loan, make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

         o the accuracy of the information set forth for the Whole Loan on the schedule of assets appearing as an exhibit to the related Agreement;

         o the existence of title insurance insuring the lien priority of the Whole Loan;

         o   the authority of the Warrantying Party to sell the Whole Loan;

         o the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

         o the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

         o the existence of hazard and extended perils insurance coverage on the mortgaged property.

     Any Warrantying Party, if other than Morgan Stanley Capital I Inc., shall be an asset seller or an affiliate thereof or another person acceptable to Morgan Stanley Capital I Inc. and shall be identified in the related prospectus supplement.

     Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between the date on which the representations are made and the date of initial issuance of the related series of certificates evidencing an interest in the Whole Loan. Unless otherwise specified in the related prospectus supplement, in the event of a breach of any representation or warranty, the Warrantying Party will be obligated to reimburse the trust fund for losses caused by the breach or either cure the breach or repurchase or replace the affected Whole Loan as described in the next paragraph. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of a representation and warranty only if the relevant event that causes such breach occurs prior to the date on which they were made. The Warranting Party would have no obligations if the relevant event that causes the breach occurs after that date.

     Unless otherwise provided in the related prospectus supplement, each Agreement will provide that the master servicer or trustee, or both, will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of the Whole Loan or the interests in the Whole Loan of the certificateholders. If the Warrantying Party cannot cure the breach within a specified period following the date on which the party was notified of the breach, then

         o the Warrantying Party will be obligated to repurchase the Whole Loan from the trustee within a specified period from the date on which the Warrantying Party was notified of the breach, at the Purchase Price; or

         o if so provided in the prospectus supplement for a series, the Warrantying Party, will have the option, within a specified period after initial issuance of such series of certificates, to cause the Whole Loan to be removed from the trust fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related prospectus supplement; or.

         o if so provided in the prospectus supplement for a series, the Warrantying Party, will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach.

Unless otherwise specified in the related prospectus supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a Warrantying Party.

     Neither Morgan Stanley Capital I Inc., except to the extent that it is the Warrantying Party, nor the master servicer will be obligated to purchase or substitute for a Whole Loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out their obligations with respect to Whole Loans.

     Unless otherwise provided in the related prospectus supplement the Warrantying Party will, with respect to a trust fund that includes government securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to the government securities or MBS, covering

         o the accuracy of the information set forth therefor on the schedule of assets appearing as an exhibit to the related Agreement and

         o   the authority of the Warrantying Party to sell the assets.

The related prospectus supplement will describe the remedies for a breach thereof.

     A master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any of these representations which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days after the giving of written notice of the breach to the master servicer, the trustee or Morgan Stanley Capital I Inc. will constitute an Event of Default under the Agreement. See "--Events of Default" and "--Rights Upon Event of Default," below.

CERTIFICATE ACCOUNT AND OTHER COLLECTION ACCOUNTS

   GENERAL

     The master servicer or the trustee or both will, as to each trust fund, establish and maintain or cause to be established and maintained, the Certificate Account, which must be either

         o an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured such that the certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the institution with which the Certificate Account is maintained or

         o otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of certificates of the series.

The collateral eligible to secure amounts in the Certificate Account is limited to Permitted Investments. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the account may be invested pending each succeeding Distribution Date in short-term Permitted Investments. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in the Certificate Account will be paid to a master servicer or its designee as additional servicing compensation. The Certificate Account may be maintained with an institution that is an affiliate of the master servicer, if applicable, provided that the institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

   DEPOSITS

     A master servicer or the trustee will deposit or cause to be deposited in the Certificate Account for one or more trust funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the master servicer or the trustee or on its behalf subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest, all payments on account of principal, including principal prepayments, on the assets;

         all payments on account of interest on the assets, including any default interest collected, in each case net of any portion thereof retained by a master servicer, a subservicer or a special servicer as its servicing compensation and net of any Retained Interest;

         all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each mortgaged property securing a Whole Loan in the trust fund, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with normal servicing procedures and all Insurance Proceeds and all Liquidation Proceeds, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

         any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates as described under "Description of Credit Support";

         any advances made as described under "Description of the Certificates--
           Advances in Respect of Delinquencies";

         any amounts representing prepayment premiums;

         any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

         all proceeds of any asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by Morgan Stanley Capital I Inc., any asset seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan purchased as described below under "--Realization Upon

           Defaulted Whole Loans," and all proceeds of any asset purchased as described above under "Description of the Certificates--Termination";

         any amounts paid by a master servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the trust fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

         to the extent that any item does not constitute additional servicing compensation to a master servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations on the mortgage loans or MBS or both;

         all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described below under "--Hazard Insurance Policies";

         any amount required to be deposited by a master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

         any other amounts required to be deposited in the Certificate Account as provided in the related Agreement and described in the related prospectus supplement.

   WITHDRAWALS

         A master servicer or the trustee may, from time to time, unless otherwise provided in the related Agreement and described in the related prospectus supplement, make withdrawals from the Certificate Account for each trust fund for any of the following purposes:

         to make distributions to the certificateholders on each Distribution
           Date;

         to reimburse a master servicer for unreimbursed amounts advanced as described above under "Description of the Certificates--Advances in Respect of Delinquencies," the reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest, net of related servicing fees and Retained Interest, on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to those Whole Loans;

         to reimburse a master servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

         to reimburse a master servicer for any advances described in clause (2) above and any servicing expenses described in clause (3) above which, in the master servicer's good faith judgment, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of Subordinate Certificates, if any, remain outstanding, and otherwise any outstanding class of certificates, of the related series;

         if and to the extent described in the related prospectus supplement, to pay a master servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3) above while these amounts remain outstanding and unreimbursed;

         to pay for costs and expenses incurred by the trust fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes, substances and materials on, mortgaged properties securing defaulted Whole Loans as described below under "--Realization Upon Defaulted Whole Loans";

         to reimburse a master servicer, Morgan Stanley Capital I Inc., or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding a Master Servicer and the Depositor";

         if and to the extent described in the related prospectus supplement, to pay or to transfer to a separate account for purposes of escrowing for the payment of the trustee's fees;

         to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding the Trustee";

         unless otherwise provided in the related prospectus supplement, to pay a master servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

         to pay the person entitled thereto any amounts deposited in the Certificate Account that were identified and applied by the master servicer as recoveries of Retained Interest;

         to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, these payments to be made out of income received on this type of property;

         if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described below under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

         to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of the defaulted Whole Loan or property;

         to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of certificateholders;

         to pay for the costs of recording the related Agreement if recordation materially and beneficially affects the interests of certificateholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warrantying Party to remedy any breach of representation or warranty under the Agreement;

         to pay the person entitled thereto any amounts deposited in the Certificate Account in error, including amounts received on any asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated by "--Assignment of Assets; Repurchase" and "--Representations and Warranties; Repurchases" or otherwise;

         to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

         to clear and terminate the Certificate Account at the termination of the trust fund.

   OTHER COLLECTION ACCOUNTS

     Notwithstanding the foregoing, if so specified in the related prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which the master servicer or any related subservicer or special servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of certificates. Any amounts on deposit in any collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the Certificate Account as described under "--Withdrawals" above, may also be withdrawn from any collection account. The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer, directly or through subservicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided the procedures are consistent with the Servicing Standard. In connection therewith, the master servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

     Each master servicer will also be required to perform other customary functions of a servicer of comparable loans, including the following:

         o maintaining, or causing the borrower or lessee on each mortgage or lease to maintain, hazard, business interruption and general liability insurance policies and, if applicable, rental interruption policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder;

         o maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the Whole Loan;

         o processing assumptions or substitutions in those cases where the master servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies;

         o   supervising foreclosures;

         o inspecting and managing mortgaged properties under certain circumstances; and

         o maintaining accounting records relating to the Whole Loans. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

     The master servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not

         o affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or

         o in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon.

The master servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related prospectus supplement,

         o in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent and

         o in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation.

The master servicer is required to notify the trustee in the event of any modification, waiver or amendment of any Whole Loan.



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


SUBSERVICERS

     A master servicer may delegate its servicing obligations in respect of the Whole Loans to subservicer, but the master servicer will remain obligated under the related Agreement. Each subservicing agreement must be consistent with the terms of the related Agreement and must provide that, if for any reason the master servicer for the related series of certificates is no longer acting in the capacity of master servicer, the trustee or any successor master servicer may assume the master servicer's rights and obligations under the subservicing agreement.

     Unless otherwise provided in the related prospectus supplement, the master servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the master servicer's compensation pursuant to the related Agreement is sufficient to pay those fees. However, a subservicer may be entitled to a Retained Interest in certain Whole Loans. Each subservicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under an Agreement. See "--Retained Interest; Servicing Compensation and Payment of Expenses" below.

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, a special servicer may be appointed. The related prospectus supplement will describe the rights, obligations and compensation of a special servicer. The master servicer will only be responsible for the duties and obligations of a special servicer to the extent set forth in the prospectus supplement.

REALIZATION UPON DEFAULTED WHOLE LOANS

     A borrower's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question the borrower's ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer is required to:

         o   monitor any Whole Loan which is in default,

         o   contact the borrower concerning the default,

         o evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property,

         o initiate corrective action in cooperation with the borrower if cure is likely,

         o   inspect the mortgaged property, and

         o   take any other actions as are consistent with the Servicing
             Standard.

A significant period of time may elapse before the master servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the master servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses or takes a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders, may vary considerably depending on the particular Whole Loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the Whole Loan and the laws of the jurisdiction in which the mortgaged property is located. Under federal bankruptcy law, the master servicer in certain cases may not be permitted to accelerate a Whole Loan or to foreclose on a mortgaged property for a considerable period of time. See "Legal Aspects of the Mortgage Loans and the Leases."

     Any Agreement relating to a trust fund that includes Whole Loans may grant to the master servicer or the holder or holders of certain classes of certificates, or both, a right of first refusal to purchase from the trust fund at a predetermined purchase price any Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an offered certificate will be described in the related prospectus supplement. The related prospectus supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "--Representations and Warranties; Repurchases."

     Unless otherwise specified in the related prospectus supplement, the master servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the master servicer determines, consistent with the Servicing Standard, that this sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any sale of this type be made in a commercially reasonable manner for a specified period and that the master servicer accept the highest cash bid received from any person including itself, an affiliate of the master servicer or any certificateholder that constitutes a fair price for the defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the master servicer shall proceed with respect to the defaulted mortgage loan as described in the paragraphs below. Any bid in an amount at least equal to the Purchase Price described under "--Representations and Warranties; Repurchases" will in all cases be deemed fair.

     If a default on a Whole Loan has occurred or, in the master servicer's judgment is imminent, and the action is consistent with the servicing standard, the master servicer, on behalf of the trustee, may at any time:

         o   institute foreclosure proceedings,

         o   exercise any power of sale contained in any mortgage,

         o   obtain a deed in lieu of foreclosure, or

         o otherwise acquire title to a mortgaged property securing the Whole Loan.

Unless otherwise specified in the related prospectus supplement, the master servicer may not acquire title to any related mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of that mortgaged property within the meaning of federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that either:

         o the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

         o if the mortgaged property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take the actions as would be necessary and appropriate to effect the compliance and respond to the circumstances, the cost of which actions will be an expense of the trust fund.

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of the mortgaged property by the trust fund, unless

         o the Internal Revenue Service grants an extension of time to sell the property or

         o the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund subsequent to that period will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

Subject to the foregoing, the master servicer will be required to

         o solicit bids for any mortgaged property so acquired by the trust fund as will be reasonably likely to realize a fair price for the property and

         o accept the first and, if multiple bids are contemporaneously received, the highest cash bid received from any person that constitutes a fair price.

     If the trust fund acquires title to any mortgaged property, the master servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the master servicer of any of its obligations with respect to the management and operation of that property. Unless otherwise specified in the related prospectus supplement, any property acquired by the trust fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

     The limitations imposed by the related Agreement and the REMIC Provisions of the Code, if a REMIC election has been made with respect to the related trust fund, on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Legal Aspects of the Mortgage Loans and the Leases--Foreclosure."

     If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the master servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the mortgage rate plus the aggregate amount of expenses incurred by the master servicer in connection with such proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The master servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of the Liquidation Proceeds to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

     If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the master servicer is not required to expend its own funds to restore the damaged property unless it determines

         o that the restoration will increase the proceeds to certificateholders on liquidation of the Whole Loan after reimbursement of the master servicer for its expenses and

         o that the expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     As servicer of the Whole Loans, a master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

     If a master servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the master servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of those proceeds, prior to distribution thereof to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "--Hazard Insurance Policies" and "Description of Credit Support."

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan to maintain a hazard insurance policy providing for the coverage required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, then the coverage that is consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage will be in general in an amount equal to the lesser of the principal balance owing on the Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below in this section, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Certificate Account. The Agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the Whole Loans. If the blanket policy contains a deductible clause, the master servicer will be required to deposit in the Certificate Account all sums that would have been deposited in the Certificate Account but for that clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

     The hazard insurance policies covering the mortgaged properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of

         o the replacement cost of the improvements less physical depreciation and

         o the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     Each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan, or, in certain cases, the related lessee, to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance if the related mortgaged property was located at the time of origination in a federally designated flood area.

     In addition, to the extent required by the related mortgage, the master servicer may require the borrower or related lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the master servicer, subservicer or special servicer to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the master servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of this cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the master servicer, subservicer or special servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

     Under the terms of the Whole Loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties. The master servicer, on behalf of the trustee and certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the Whole Loans. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

RENTAL INTERRUPTION INSURANCE POLICY

     If so specified in the related prospectus supplement, the master servicer or the borrowers will maintain rental interruption insurance policies in full force and effect with respect to some or all of the leases. Although the terms of these policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a lessee fails to make timely rental payments under the related lease due to a casualty event, the losses will be reimbursed to the insured. If so specified in the related prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the prospectus supplement, if the rental interruption policy is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy. However, if the cost of any replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, to the extent set forth in the related prospectus supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related prospectus supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the master servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the Certificate Account.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

     Unless otherwise specified in the related prospectus supplement, each Agreement will require that the master servicer and any special servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage which may provide blanket coverage or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer or the special servicer, as applicable. The related Agreement will allow the master servicer and any special servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer or the special servicer so long as criteria set forth in the Agreement are met.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the Whole Loans may contain clauses requiring the consent of the lender to any sale or other transfer of the related mortgaged property, or due-on-sale clauses entitling the lender to accelerate payment of the Whole Loan upon any sale or other transfer of the related mortgaged property. Some of the Whole Loans may contain clauses requiring the consent of the lender to the creation of any other lien or encumbrance on the mortgaged property or due-on-encumbrance clauses entitling the lender to accelerate payment of the Whole Loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will exercise any right the trustee may have as lender to accelerate payment of the Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance."

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement.

     Unless otherwise specified in the related prospectus supplement, the master servicer's and a subservicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each asset. Since any Retained Interest and a master servicer's primary compensation are percentages of the principal balance of each asset, these amounts will decrease in accordance with the amortization of the assets. The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes Whole Loans may provide that, as additional compensation, the master servicer or the subservicers may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from borrowers and any interest or other income which may be earned on funds held in the Certificate Account or any account established by a subservicer pursuant to the Agreement.

     The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be borne by the trust fund.

EVIDENCE AS TO COMPLIANCE

     Each Agreement relating to assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced for the Federal Home Loan Mortgage Corporation, the servicing by or on behalf of the master servicer of mortgage loans under pooling agreements substantially similar to each other, including the related Agreement, was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, requires it to report. In rendering its statement that firm may rely, as to matters relating to the direct servicing of mortgage loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, rendered within one year of that statement, of firms of independent public accountants with respect to the related subservicer.

     Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

     Unless otherwise provided in the related prospectus supplement, copies of annual accountants' statement and statements of officers will be obtainable by certificateholders without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

     The master servicer, if any, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related prospectus supplement. The entity serving as master servicer or as servicer may be an affiliate of Morgan Stanley Capital I Inc. and may have other normal business relationships with Morgan Stanley Capital I Inc. or Morgan Stanley Capital I Inc.'s affiliates. Reference to the master servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

     Unless otherwise specified in the related prospectus supplement, the related Agreement will provide that the master servicer may resign from its obligations and duties only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with another activity carried on by it that was performed by the master servicer on the date of the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

     Unless otherwise specified in the related prospectus supplement, each Agreement will further provide that neither any master servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer or Morgan Stanley Capital I Inc. will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement. However, neither a master servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer or Morgan Stanley Capital I Inc. will be protected against any breach of a representation, warranty or covenant made in the Agreement, or against any liability specifically imposed by the Agreement, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related prospectus supplement, each Agreement will further provide that any master servicer, Morgan Stanley Capital I Inc. and any director, officer, employee or agent of a master servicer or Morgan Stanley Capital I Inc. will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense:

      o specifically imposed by the Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a master servicer, the prosecution of an enforcement action in respect of any specific Whole Loan or Whole Loans, except as any loss, liability or expense shall be otherwise reimbursable pursuant to the Agreement;

      o incurred in connection with any breach of a representation, warranty or covenant made in the Agreement;

      o incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of its obligations or duties;

      o incurred in connection with any violation of any state or federal securities law; or

      o imposed by any taxing authority if the loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

In addition, each Agreement will provide that neither any master servicer nor Morgan Stanley Capital I Inc. will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or Morgan Stanley Capital I Inc. may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the certificateholders, and the master servicer or Morgan Stanley Capital I Inc., as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

     Any person into which the master servicer or Morgan Stanley Capital I Inc. may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or Morgan Stanley Capital I Inc. is a party, or any person succeeding to the business of the master servicer or Morgan Stanley Capital I Inc., will be the successor of the master servicer or Morgan Stanley Capital I Inc., as the case may be, under the related Agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the related prospectus supplement for a trust fund that includes Whole Loans, Events of Default under the related Agreement will include:


      (1) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

      (2) any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of the failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

      (3) any breach of a representation or warranty made by the master servicer under the Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of that breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights; and

      (4) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default--other than to shorten cure periods or eliminate notice requirements--will be specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, the trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to Morgan Stanley Capital I Inc. and all certificateholders of the applicable series notice of the occurrence, unless the default shall have been cured or waived.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under an Agreement remains unremedied, Morgan Stanley Capital I Inc. or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the Voting Rights, the trustee shall, terminate all of the rights and obligations of the master servicer under the Agreement and in and to the mortgage loans, other than as a certificateholder or as the owner of any Retained Interest, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make the advances, and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, in the event that the trustee is unwilling or unable so to act, it may or, at the written request of the holders of certificates entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of appointment of at least $15,000,000 to act as successor to the master servicer under the Agreement. Pending appointment, the trustee is obligated to act in the capacity of master servicer. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

     Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of certificates affected by any Event of Default will be entitled to waive that Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to certificateholders described in clause (1) under "--Events of Default" may be waived only by all of the certificateholders. Upon any waiver of an Event of Default, the Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

     No certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the Voting Rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to

      o exercise any of the powers vested in it by any Agreement;

      o       make any investigation of matters arising under any Agreement; or

      o institute, conduct or defend any litigation under any Agreement or related to any Agreement.

If any of the holders of certificates request, order or direct the trustee to take any action, the trustee may require reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

AMENDMENT

     Each Agreement may be amended by the parties to the Agreement without the consent of any of the holders of certificates covered by the Agreement:

           to cure any ambiguity;

           to correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the Agreement;

           to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

           to comply with any requirements imposed by the Code;

provided that the amendment--other than an amendment for the purpose specified in clause (4) above--will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Agreement.

         Unless otherwise specified in the related prospectus supplement, each Agreement may also be amended by Morgan Stanley Capital I Inc., the master servicer, if any, and the trustee, with the consent of the holders of certificates affected evidencing not less than 51% of the Voting Rights, for any purpose. However, to the extent set forth in the related prospectus supplement, no amendment may:

         reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are required to be distributed on any certificate without the consent of the holder of that certificate;

         adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in
           (1), without the consent of the holders of all certificates of that class; or

         modify the provisions of the Agreement described in this paragraph without the consent of the holders of all certificates covered by the Agreement then outstanding.

However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

THE TRUSTEE

     The trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with Morgan Stanley Capital I Inc. and its affiliates and with any master servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any asset or related document and is not accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or its designee or any special servicer in respect of the certificates or the assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Agreement.

MATTERS REGARDING THE TRUSTEE

     Unless otherwise specified in the related prospectus supplement, the trustee and any director, officer, employee or agent of the trustee shall be entitled to indemnification out of the Certificate Account for any loss, liability or expense, including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, incurred in connection with the trustee's:

      o enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the certificateholders during the continuance of an Event of Default;

      o defending or prosecuting any legal action in respect of the related Agreement or series of certificates;

      o being the lender of record with respect to the mortgage loans in a trust fund and the owner of record with respect to any mortgaged property acquired in respect thereof for the benefit of certificateholders; or

      o acting or refraining from acting in good faith at the direction of the holders of the related series of certificates entitled to not less than 25% or a higher percentage as is specified in the related Agreement with respect to any particular matter of the Voting Rights for the series. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of the obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the related Agreement.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to Morgan Stanley Capital I Inc., the master servicer, if any, and all certificateholders. Upon receiving the notice of resignation, Morgan Stanley Capital I Inc. is required promptly to appoint a successor trustee acceptable to the master servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the trustee shall cease to be eligible to continue as trustee under the related Agreement, or if at any time the trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then Morgan Stanley Capital I Inc. may remove the trustee and appoint a successor trustee acceptable to the master servicer, if any. Holders of the certificates of any series entitled to at least 51% of the Voting Rights for that series may at any time remove the trustee without cause and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT


GENERAL

     For any series of certificates, Credit Support may be provided with respect to one or more classes thereof or the related assets. Credit Support may be in the form of the subordination of one or more classes of certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related prospectus supplement, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described in the prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of certificates, holders of certificates evidencing interests in any of the trusts will be subject to the risk that the Credit Support will be exhausted by the claims of other trusts prior to the trust fund receiving any of its intended share of coverage.

     If Credit Support is provided with respect to one or more classes of certificates of a series, or the related assets, the related prospectus supplement will include a description of:

           the nature and amount of coverage under the Credit Support;

           any conditions to payment thereunder not otherwise described in this prospectus;

           the conditions, if any, under which the amount of coverage under the Credit Support may be reduced and under which the Credit Support may be terminated or replaced;

           the material provisions relating to the Credit Support; and

           information regarding the obligor under any instrument of Credit
             Support, including:

               o      a brief description of its principal business activities;
               o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

               o      if applicable, the identity of regulatory agencies that

                      exercise primary jurisdiction over the conduct of its business; and

               o its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement.

See "Risk Factors--Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment On Your Certificates."

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to the rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of or may be limited to certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which the subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

     If the assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage loans or MBS prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage loans or MBS within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.

INSURANCE OR GUARANTEES FOR THE WHOLE LOANS

     If so provided in the prospectus supplement for a series of certificates, the Whole Loans in the related trust fund will be covered for various default risks by insurance policies or guarantees. A copy of any material instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more letters of credit, issued by the letter of credit bank. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans or MBS or both on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

INSURANCE POLICIES AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing in the reserve funds a specified amount of the distributions received on the related assets as specified in the related prospectus supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

     Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from these investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, the income may be payable to any related master servicer or another service provider as additional compensation. The Reserve Fund, if any, for a series will not be a part of the trust fund to the extent set forth in the related prospectus supplement.

     Additional information concerning any Reserve Fund will be set forth in the related prospectus supplement, including the initial balance of the Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which the required balance will decrease over time, the manner of funding the Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to certificateholders and use of investment earnings from the Reserve Fund, if any.

CREDIT SUPPORT FOR MBS

     If so provided in the prospectus supplement for a series of certificates, the MBS in the related trust fund or the mortgage loans underlying the MBS may be covered by one or more of the types of Credit Support described in this prospectus. The related prospectus supplement will specify as to each form of Credit Support the information indicated above under "Description of Credit Support--General," to the extent the information is material and available.

               LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. The legal aspects are governed by applicable state law, which laws may differ substantially. As such, the summaries DO NOT:

        o      purport to be complete;

        o      purport to reflect the laws of any particular state; or

        o purport to encompass the laws of all states in which the security for the mortgage loans is situated.

The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. See "Description of the Trust Funds--Assets."

GENERAL

     All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property. The instrument granting a security interest may be a mortgage, deed of trust, security deed or deed to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property. The priority of the mortgage will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--


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        o     a borrower--the borrower and usually the owner of the subject property, and

        o     a mortgagee--the lender.

       In contrast, a deed of trust is a three-party instrument, among

        o     a trustor--the equivalent of a mortgagor or borrower,

        o     a trustee to whom the mortgaged property is conveyed, and

        o a beneficiary--the lender--for whose benefit the conveyance is made.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties.

     By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. If a borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The lender's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940 and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

     The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, the mortgage, or other instrument, may encumber other interests in real property such as:

        o a tenant's interest in a lease of land or improvements, or both, and

        o       the leasehold estate created by the lease.

A mortgage, or other instrument, covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest to protect the lender against termination of the interest before the note secured by the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the prospectus supplement, Morgan Stanley Capital I Inc. or the asset seller will make representations and warranties in the Agreement with respect to the mortgage loans which are secured by an interest in a leasehold estate. The representations and warranties will be set forth in the prospectus supplement if applicable.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases. Typically, under an assignment of rents and leases:

      o the borrower assigns its right, title and interest as landlord under each lease and the income derived from each lease to the lender, and

      o the borrower retains a revocable license to collect the rents for so long as there is no default under the loan documents.

The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for the loan. If the


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

borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the borrower, which remains entitled to collect the revenues absent a default, or pledged by the borrower, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of the security interest. Even if the lender's security interest in room revenues is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

     Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

     Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "--Environmental Legislation" below.

PERSONALTY

     Certain types of mortgaged properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage. The property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest in the property, the lender generally must file UCC financing statements and, to maintain perfection of the security interest, file continuation statements generally every five years.

FORECLOSURE

   GENERAL

     Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

   JUDICIAL FORECLOSURE

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. The sales are made in accordance with procedures that vary from state to state.

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   EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS

     United States courts have traditionally imposed general equitable principles to limit the remedies available to a lender in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent or the borrower was rendered insolvent as a result of the sale and within one year -- or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law -- of the filing of bankruptcy.

   NON-JUDICIAL FORECLOSURE/POWER OF SALE

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

   PUBLIC SALE

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of the property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the

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amount of foreclosure costs and expenses which may be recovered by a lender.
Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make the repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     A junior lender may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior lender may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by these holders.

   REO PROPERTIES

     If title to any mortgaged property is acquired by the trustee on behalf of the certificateholders, the master servicer or any related subservicer or the special servicer, on behalf of the holders, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of such mortgaged property by the trust fund, unless:

          o       the Internal Revenue Service grants an REO Extension, or

          o it obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the trust fund or cause any REMIC created pursuant to the Agreement to fail to qualify as a REMIC under the Code.

Subject to the foregoing, the master servicer or any related subservicer or the special servicer will generally be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. The master servicer or any related subservicer or the special servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent


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contractor will not relieve the master servicer or any related subservicer or the special servicer of its obligations with respect to the REO Property.

     In general, the master servicer or any related subservicer or the special servicer or an independent contractor employed by the master servicer or any related subservicer or the special servicer at the expense of the trust fund will be obligated to operate and manage any mortgaged property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the trust fund's net after-tax proceeds from the property. After the master servicer or any related subservicer or the special servicer reviews the operation of the property and consults with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property, the master servicer or any related subservicer or the special servicer could determine, particularly in the case of an REO Property that is a hospitality or residential health care facility, that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of an REO Tax at the highest marginal corporate tax rate--currently 35%. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the trust fund's income from an REO Property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Federal Income Tax Consequences" in this prospectus and "Federal Income Tax Consequences" in the prospectus supplement.

   RIGHTS OF REDEMPTION

     The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

     The equity of redemption is a common-law or non-statutory right which exists prior to completion of the foreclosure, is not waivable by the borrower, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC Provisions.

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   ANTI-DEFICIENCY LEGISLATION

     Some or all of the mortgage loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related mortgage loan and a personal money judgment may not be obtained against the borrower. Even if a mortgage loan by its terms provides for recourse to the borrower, some states impose prohibitions or limitations on recourse to the borrower. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

   LEASEHOLD RISKS

     Mortgage loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the borrower. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold lender without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the lender, but the ground leases that secure mortgage loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include:

           the right of the leasehold lender to receive notices from the ground lessor of any defaults by the borrower;

           the right to cure those defaults, with adequate cure periods;

           if a default is not susceptible of cure by the leasehold lender, the right to acquire the leasehold estate through foreclosure or otherwise;

           the ability of the ground lease to be assigned to and by the leasehold lender or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder;

           the right of the leasehold lender to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof;

           a ground lease or leasehold mortgage that prohibits the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor; and

           a leasehold mortgage that provides for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Code.

     Without the protections described in (1) - (7) above, a leasehold lender may lose the collateral securing its leasehold mortgage. However, the enforceability of clause (7) has not been established. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a


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leasehold lender with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property, with a corresponding partial reduction of the amount of lender's security interest pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest or the alteration of the repayment schedule with or without affecting the unpaid principal balance of the loan, or an extension or reduction of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of remedies for a related series of certificates in the event that a related lessee or a related borrower becomes the subject of a proceeding under the Bankruptcy Code. For example, a lender would be stayed from enforcing a lease assignment by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents" above.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court,

        o     assume the lease and retain it or assign it to a third party or

        o     reject the lease.

If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor

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may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the rejected lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the lender have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     To the extent described in the related prospectus supplement, some of the Borrowers may be partnerships. The laws governing limited partnerships in some states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related prospectus supplement, some of the limited partnership agreements of the Borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal--assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld--that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless

         o at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or

         o the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame -- often 60 days -- after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.

In addition, the laws governing general partnerships in some states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. The state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general partner of a Borrower that is a partnership may provide the opportunity for a trustee in bankruptcy for the general partner, such general partner as a debtor-in-possession, or a creditor of the general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Borrower pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of the general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the Borrower or its security interest in the mortgaged property.

JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS OR BENEFICIARIES

     To the extent specified in the related prospectus supplement, some of the mortgage loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund, and therefore the related certificateholders, as beneficiary under a junior deed of trust or as lender under a junior mortgage, are subordinate to those of the lender or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior lender or beneficiary:

         o to receive rents, hazard insurance and condemnation proceeds, and

         o to cause the mortgaged property securing the mortgage loan to be sold upon default of the Borrower or trustor. This would extinguish the junior lender's or junior beneficiary's lien. However, the master servicer or special servicer, as applicable, could assert its subordinate interest in the mortgaged property in foreclosure litigation or satisfy the defaulted senior loan.

In many states a junior lender or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior lender unless otherwise required by law.

      The form of the mortgage or deed of trust used by many institutional lenders confers on the lender or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the lender or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the lender or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of some states may limit the ability of lenders to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the borrower must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the lender has been impaired. Similarly, in certain states, the lender is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides in essence, that additional amounts advanced to or on behalf of the borrower by the lender are to be secured by the mortgage or deed of trust. While this type of clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the lender or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the borrower or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the lender or beneficiary under the mortgage or deed of trust. Upon a failure of the borrower to perform any of these obligations, the lender or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the borrower agreeing to reimburse the lender on behalf of the borrower. All sums so expended by the lender become part of the indebtedness secured by the mortgage or deed of trust.

     The form of mortgage or deed of trust used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including, without limitation, leasing activities, including new leases and termination or modification of existing leases, alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the lender or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender or beneficiary may refuse to consent to matters approved by a junior lender or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior lender or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

ENVIRONMENTAL LEGISLATION

     Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. These environmental liabilities may give rise to:

         o       a diminution in value of property securing any mortgage loan;

         o       limitation on the ability to foreclose against the property; or

         o in certain circumstances, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related mortgage loan or of the mortgaged property.

     Under federal law and the laws of certain states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, the lien has priority over existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to a superlien.

     The presence of hazardous or toxic substances, or the failure to remediate the property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACM") when ACM are in poor condition or when a property with ACM is undergoing repair, renovation or demolition. These laws could also be used to impose liability upon owners and operators of real properties for release of ACM into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal and state agencies, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

     Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 and under other federal law and the law of some states, a secured party such as a lender which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Certain states have laws similar to CERCLA.

     Lenders may be held liable under CERCLA as owners or operators of a contaminated facility. Excluded from CERCLA's definition of "owner or operator," however, is a person "who, without participating in the management of a . . . facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of the facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property -- whether it holds the facility or property as an investment or leases it to a third party -- under some circumstances the lender may incur potential CERCLA liability.

     Whether actions taken by a lender would constitute participating in the management of a facility or property, so as to render the secured creditor exemption unavailable to the lender has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. This scope of the secured creditor exemption has been somewhat clarified by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 ("Asset Conservation Act"), which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the management or operational affairs of the facility. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Asset Conservation Act are subject to terms and conditions that have not been clarified by the courts.

     The secured creditor exemption may not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA or under state law. There is a similar secured creditor exemption for reserves of petroleum products from underground storage tanks under the federal Resource Conservation and Recovery Act. However, liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     In a few states, transfer of some types of properties is conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action--for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property--related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in these cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the trust fund and occasion a loss to certificateholders in certain circumstances if such remedial costs were incurred.

     Unless otherwise provided in the related prospectus supplement, the Warrantying Party with respect to any Whole Loan included in a trust fund for a particular series of certificates will represent that a "Phase I Assessment" as described in and meeting the requirements of the then current version of Chapter 5 of the Federal National Mortgage Association Multifamily Guide has been received and reviewed. In addition, unless otherwise provided in the related prospectus supplement, the related Agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

        o the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

        o if the mortgaged property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take actions as would be necessary and appropriate to effect compliance or respond to such circumstances.

This requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given trust fund will become liable for an Environmental Hazard Condition affecting a mortgaged property, but making it more difficult to realize on the security for the mortgage loan. However, there can be no assurance that any environmental assessment obtained by the master servicer or a special servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the Agreement, even if fully observed by the master servicer or special servicer, as the case may be, will in fact insulate a given trust fund from liability for Environmental Hazard Conditions. See "Description of the Agreements--Realization Upon Defaulted Whole Loans."

     Unless otherwise specified in the related prospectus supplement, Morgan Stanley Capital I Inc. generally will not have determined whether environmental assessments have been conducted with respect to the mortgaged properties relating to the mortgage loans included in the pool of mortgage loans for a series, and it is likely that any environmental assessments which would have been conducted with respect to any of the mortgaged properties would have been conducted at the time of the origination of the related mortgage loans and not thereafter. If specified in the related prospectus supplement, a Warrantying Party will represent and warrant that, as of the date of initial issuance of the certificates of a series or as of another specified date, no related mortgaged property is affected by a Disqualifying Condition. In the event that, following a default in payment on a mortgage loan that continues for 60 days,

          o the environmental inquiry conducted by the master servicer or special servicer, as the case may be, prior to any foreclosure indicates the presence of a Disqualifying Condition that arose prior to the date of initial issuance of the certificates of a series and

          o the master servicer or the special servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a Disqualifying Condition, the Warrantying Party, at its option, will reimburse the trust fund, cure the Disqualifying Condition or repurchase or substitute the affected Whole Loan, as described under "Description of the Agreements--Representations and Warranties; Repurchases." No such person will however, be responsible for any Disqualifying Condition which may arise on a mortgaged property after the date of initial issuance of the certificates of the related series, whether due to actions of the Borrower, the master servicer, the special servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the certificates of a series.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property. Some of these clauses may provide that, upon an attempted sale, transfer or encumbrance of the related mortgaged property by the borrower of an otherwise non-recourse loan, the borrower becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to some of the loans, the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to limited exceptions. Unless otherwise provided in the related prospectus supplement, a master servicer, on behalf of the trust fund, will determine whether to exercise any right the trustee may have as lender to accelerate payment of any mortgage loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard.

     In addition, under federal bankruptcy laws, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

SUBORDINATE FINANCING

     Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks including:

         o the borrower may have difficulty servicing and repaying multiple loans;

         o if the junior loan permits recourse to the borrower--as junior loans often do--and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan.

         o acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened;

         o if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

         o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

 DEFAULT INTEREST, PREPAYMENT PREMIUMS AND PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make the payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

ACCELERATION ON DEFAULT

     Unless otherwise specified in the related prospectus supplement, some of the mortgage loans included in the pool of mortgage loans for a series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default--as long as appropriate notices are given. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting the defaulted payments.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential, including multifamily but not other commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

     Morgan Stanley Capital I Inc. has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion in a trust fund unless the mortgage loan provides:

        o for the interest rate, discount points and charges as are permitted in that state, or

        o that the terms of the loan shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious, and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply together with an inability to remedy a failure could result in a material decrease in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property--e.g., a nursing or convalescent home or hospital--result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk. Hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator. In addition, the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. Moreover, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Borrower in its capacity as owner or landlord, the ADA may also impose these types of requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of a mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, to the extent set forth in the related prospectus supplement, any form of Credit Support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that an affected mortgage loan goes into default, there may be delays and losses occasioned as a result of the Relief Act.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably

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

without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Capital I Inc. This summary is based on laws, regulations, including REMIC Regulations, rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which -- for example, banks and insurance companies -- may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

GENERAL

     The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Code. The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made.

GRANTOR TRUST FUNDS

     If a REMIC election is not made, Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion that the trust fund will not be classified as an association taxable as a corporation and that the trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described in this section of the prospectus.

A.   SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

     Characterization. The trust fund may be created with one class of grantor trust certificates. In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and MBS in the pool. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan or MBS because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder's method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Code Sections 162 or 212 each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund. Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code Section 68(b)--which amount will be adjusted for inflation--will be reduced by the lesser of

        o 3% of the excess of adjusted gross income over the applicable amount and


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


        o 80% of the amount of itemized deductions otherwise allowable for such taxable year.

     However, the Section 68 reduction will be phased out beginning in 2006 and eliminated after 2009.

     In general, a grantor trust certificateholder using the CASH METHOD OF ACCOUNTING must take into account its pro rata share of income as and deductions as and when collected by or paid to the master servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans or MBS directly. A grantor trust certificateholder using an ACCRUAL METHOD OF ACCOUNTING must take into account its pro rata share of income as payment becomes due or is made to the master servicer, whichever is earlier and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans or MBS directly. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and MBS. The mortgage loans and MBS would then be subject to the "coupon stripping" rules of the Code discussed below under "--Stripped Bonds and Coupons."

     Unless otherwise specified in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates, counsel to Morgan Stanley Capital I Inc. will have advised Morgan Stanley Capital I Inc. that:

        o a grantor trust certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on mortgage loans or MBS will be considered to represent "loans .
               . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section;

        o a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans or MBS will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest income on the mortgage loans or MBS will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section; and
        o a grantor trust certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).

     Stripped Bonds and Coupons. Certain trust funds may consist of government securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, these assets would be subject to the stripped bond provisions of the Code. Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

     Premium. The price paid for a grantor trust certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan or MBS based on each asset's relative fair market value, so that the holder's undivided interest in each asset will have its own tax basis. A grantor trust certificateholder that acquires an interest in mortgage loans or MBS at a premium may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans or MBS were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be

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


allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for such grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A certificateholder that makes this election for a mortgage loan or MBS or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a grantor trust certificate representing an interest in a mortgage loan or MBS acquired at a premium should recognize a loss if a mortgage loan or an Underlying Mortgage Loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or underlying mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to such mortgage loan or underlying mortgage loan. If a reasonable prepayment assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     The Internal Revenue Service has issued Amortizable Bond Premium Regulations. The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the trust fund, which are subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS and to the extent set forth in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described in this section. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

     Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust certificateholder's interest in those mortgage loans or MBS meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

     Market Discount. A grantor trust certificateholder that acquires an undivided interest in mortgage loans or MBS may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or MBS allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25% of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of

        o      the total remaining market discount and

        o a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

For grantor trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

        o      the total remaining market discount and

        o a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994. If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without consent of the IRS.

     Anti-Abuse Rule. The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage loan, MBS, or grantor trust certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.

B.   MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

         1.       Stripped Bonds and Stripped Coupons

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

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

     Excess Servicing will be Treated Under the Stripped Bond Rules. If the Excess Servicing fee is less than 100 basis points, i.e., 1% interest on the principal balance of the assets in the trust fund, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on an asset by asset basis, which could result in some mortgage loans or MBS being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Certificates" and "Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped Coupons".

     Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in mortgage loans or MBS issued on the day the certificate is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan or MBS is larger than a de minimis amount, as calculated for purposes of the OID rules, a purchaser of such a certificate will be required to accrue the discount under the OID rules of the Code. See "--Non-REMIC Certificates" and "--Single Class of Grantor Trust Certificates--Original Issue Discount". However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans or MBS as market discount rather than OID if either

        o the amount of OID with respect to the mortgage loans or MBS is treated as zero under the OID de minimis rule when the certificate was stripped or

        o no more than 100 basis points, including any Excess Servicing, is stripped off of the trust fund's mortgage loans or MBS.

Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan or MBS. Unless otherwise specified in the related prospectus supplement, all payments from a mortgage loan or MBS underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan or MBS would be included in the stated redemption price at maturity for the mortgage loan or MBS for purposes of calculating income on the certificate under the OID rules of the Code.

     It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS.

     Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

     Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans or MBS of the type that make up the trust fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans or MBS. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, each class of grantor trust certificates, to the extent set forth in the related prospectus supplement, should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to grantor trust certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code
Section 856(c)(3)(B), provided that in each case the underlying mortgage loans or MBS and interest on such mortgage loans or MBS qualify for such treatment. Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom. Unless otherwise specified in the related prospectus supplement, grantor trust certificates will be "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) and "permitted assets" within the meaning of Code Section 860L(c).

         2. Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans

     The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a certificateholder's interest in those mortgage loans or MBS as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers -- other than individuals -- originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the mortgage loans or MBS. OID on each grantor trust certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans or MBS other than adjustable rate loans likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. The holder of a certificate should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities.

     Under the Code, the mortgage loans or MBS underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage asset's stated redemption price at maturity over its issue price. The issue price of a mortgage loan or MBS is generally the amount lent to the borrower, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan or MBS is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, to the extent set forth in the related prospectus supplement, utilize the Prepayment Assumption on the issue date of such grantor trust certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate.

     Accrual of Original Issue Discount. Generally, the owner of a grantor trust certificate must include in gross income the sum of the "daily portions," as defined below in this section, of the OID on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the Distribution Dates on the grantor trust certificates, or the day prior to each such date. This will be done, in the case of each full month accrual period, by

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


        o adding (1) the present value at the end of the accrual period-- determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption--of all remaining payments to be received under the Prepayment Assumption on the respective component and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

        o subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans or MBS acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset--i.e., points--will be includible by the holder. Other original issue discount on the mortgage loans or MBS--e.g., that arising from a "teaser" rate--would still need to be accrued.

         3. Grantor Trust Certificates Representing Interests in Adjustable Rate Loans

     The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of Deferred Interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues. Furthermore, the addition of Deferred Interest to the grantor trust certificate's principal balance will result in additional income, including possibly OID income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

     Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

C.   SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

     Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the OID included in the seller's gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Code Section 1221, except to the extent described above with respect to market discount, and will generally be long-term capital gain if the grantor trust certificate has been owned for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited.

     It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:

       o        the holder  entered the contract to sell the grantor trust certificate substantially contemporaneously with acquiring the grantor trust certificate;

       o        the grantor trust certificate is part of a straddle;

       o the grantor trust certificate is marketed or sold as producing capital gain; or

       o other transactions to be specified in Treasury regulations that have not yet been issued.

If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

     Grantor trust certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

     Holders that recognize a loss on a sale or exchange of a grantor trust certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisers as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax return.

D.   NON-U.S. PERSONS

     Generally, to the extent that a grantor trust certificate evidences ownership in underlying mortgage loans or MBS that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to

        o        an owner that is not a U.S. Person or

        o a grantor trust certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty, unless such income is effectively connected with a U.S. trade or business of such owner or beneficial owner.

     Accrued OID recognized by the owner on the sale or exchange of such a grantor trust certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a grantor trust certificate evidences ownership in mortgage loans or MBS issued after July 18, 1984, by natural persons if such grantor trust certificateholder complies with certain identification requirements, including delivery of a statement, signed by the grantor trust certificateholder under penalties of perjury, certifying that the grantor trust certificateholder is not a U.S. Person and providing the name and address of the grantor trust certificateholder. To the extent payments to grantor trust certificateholders that are not U.S. Persons are payments of "contingent interest" on the underlying mortgage loans or MBS, or the grantor trust certificateholder is ineligible for the exemption described in the preceding sentence, the 30% withholding tax will apply unless such withholding taxes are reduced or eliminated by an applicable tax treaty and such holder meets the eligibility and certification requirements necessary to obtain the benefits of such treaty. Additional restrictions apply to mortgage loans or MBS where the borrower is not a natural person in order to qualify for the exemption from withholding. If capital gain derived from the sale, retirement or other disposition of a grantor trust certificate is effectively connected with a U.S. trade or business of a grantor trust certificateholder that is not a U.S. Person, the certificateholder will be taxed on the net gain under the graduated U.S. federal income tax rates applicable to U.S. Persons and, with respect to grantor trust certificates held by or on behalf of corporations, also may be subject to branch profits tax. In addition, if the trust fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a mortgage loan or MBS secured by such an interest, which for this purpose includes real property located in the United States and the Virgin Islands, a grantor trust certificateholder that is not a U.S. Person will potentially be

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subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.

E.   INFORMATION REPORTING AND BACKUP WITHHOLDING

     The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during such year, the information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners. On June 20, 2002, the IRS published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held investment trust is defined as any entity classified as a "trust" under Treasury regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and
(iii) a broker holding an interest for a customer in street name. These regulations are proposed to be effective beginning January 1, 2004.

     If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 30% for 2002-03, 29% for 2004-05 and 28% for 2006-2010 may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a grantor trust certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either

        o the broker determines that the seller is a corporation or other exempt recipient, or

        o the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that the seller is a Non-U.S. Person, and other conditions are met.

Such a sale must also be reported by the broker to the IRS, unless either

        o      the broker determines that the seller is an exempt recipient or

        o the seller certifies its non-U.S. Person status and other conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in some cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

     Final regulations have been issued by the Treasury Department, which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

REMICS

     The trust fund relating to a series of certificates may elect to be treated as one or more REMICs. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions and Other Taxes" below), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of REMIC Residual Certificates," the Code provides that a trust fund will not be treated as a REMIC for the year and thereafter. In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below in this section. While the Code authorizes the Treasury Department to issue regulations providing relief in the event

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


of an inadvertent termination of the status of a trust fund as a REMIC, no the regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, the trust fund will qualify as one or more REMICs, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual Certificates. The related prospectus supplement for each series of Certificates will indicate whether the trust fund will make one or more REMIC elections and whether a class of certificates will be treated as a regular or residual interest in the REMIC.

     A "qualified mortgage" for REMIC purposes includes any obligation, including certificates of participation in such an obligation and any "regular interest" in another REMIC, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

     In general, with respect to each series of certificates for which a REMIC election is made,

          o certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C);

          o certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code
                  Section 856(c)(5)(B); and

          o interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).

If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

     Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Capital I Inc., will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Other than the residual interest in a Subsidiary REMIC, only REMIC Certificates issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

         o      "real estate assets" within the meaning of Code
                Section 856(c)(5)(B);

         o      "loans secured by an interest in real property" under Code
                Section 7701(a)(19)(C); and

         o whether the income on the certificates is interest described in Code Section 856(c)(3)(B).

A.   TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.


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



     Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, the OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of certificates issued with OID will be required to include the OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. Holders of REMIC Regular Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

     Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The prospectus supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

     In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be treated as the fair market value of that class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if the distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

     Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below in this section. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. However, the trust fund will not take this position unless required by applicable regulations. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the certificate's stated redemption price at maturity. REMIC Regular Certificates should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

     Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e.,

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

rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     The prospectus supplement with respect to a trust fund may provide for Super-Premium Certificates. The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates, including interest-only REMIC Regular Certificates, is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of OID rather than being immediately deductible when prepayments on the mortgage loans or MBS exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. These regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by Morgan Stanley Capital I Inc. and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates (other than interest-only REMIC Regular Certificates) should be limited to their principal amount, subject to the discussion below under "--Accrued Interest Certificates", so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

     Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate, other than REMIC Regular Certificate based on a Notional Amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

     Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions" of the OID that accrues on a REMIC Regular Certificate for each day a certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period--"an accrual period"--that ends on the day in the calendar year corresponding to a Distribution Date, or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month, and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period. This will be done, in the case of each full accrual period, by

        o adding (1) the present value at the end of the accrual period -- determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption -- of all remaining payments to be received on the REMIC Regular Certificates under the

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


                 Prepayment Assumption and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

         o subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease -- but never below zero -- in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the "daily portions" of OID may be determined according to an appropriate allocation under any reasonable method.

     A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

         the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder, who purchased the REMIC Regular Certificate at its issue price, less any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

     Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a qualifying variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest for OID purposes if, generally:

         o       the interest is unconditionally payable at least annually;

         o the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

         o interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificates.

     The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the Index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued. Appropriate adjustments are made for the actual variable rate.

     Although unclear at present, Morgan Stanley Capital I Inc. intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the Index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. No guidance is currently available as to how OID would be determined for debt instruments subject to Code Section 1272(a)(6) that provide for contingent interest. The treatment of REMIC Regular Certificates as contingent payment debt instruments may affect the timing of income accruals on the REMIC Regular Certificates.

     Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" below. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the IRS.

     Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (1) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price, determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder, over (2) the price for such REMIC Regular Certificate paid by the purchaser. A certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies.

     Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of the REMIC Regular Certificate's stated redemption price at maturity multiplied by the REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

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

           the total remaining market discount and

           a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and

           a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments such as the REMIC Regular Certificates that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

     A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost, not including accrued qualified stated interest, greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. A certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have OID, will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against the interest payment. The Amortizable Bond Premium Regulations do not apply to prepayable securities described in Section 1272(a)(6) of the Code, such as the REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

     Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more adjustable rate loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID, which could accelerate such inclusion. Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

     Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange,

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


redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code
Section 1221.

     Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individual on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

         o the amount that would have been includible in the holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over

         o       the amount actually includible in such holder's income.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the REMIC Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code
Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the REMIC Regular Certificate is held as part of a straddle. A sale of a REMIC Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and: the holder entered the contract to sell the REMIC Regular Certificate substantially contemporaneously with acquiring the REMIC Regular Certificate; the REMIC Regular Certificate is part of a straddle; the REMIC Regular Certificate is marketed or sold as producing capital gains; or other transactions to be specified in Treasury regulations that have not yet been issued. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular Certificates in their particular circumstances.

     The certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

     The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.

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


     Holders that recognize a loss on a sale or exchange of a REMIC Regular Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisers as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax return.

     Accrued Interest Certificates. Payment Lag Certificates may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed the interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed the interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to pre-issuance accrued interest and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the Payment Lag Certificate during the first accrual period.

     Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

     Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificates that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual Certificates" below.

     Effects of Defaults, Delinquencies and Losses. Certain series of certificates may contain one or more classes of Subordinate Certificates, and in the event there are defaults or delinquencies on the mortgage loans or MBS, amounts that would otherwise be distributed on the Subordinate Certificates may instead be distributed on the Senior Certificates. Subordinate certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on the Subordinate Certificates attributable to defaults and delinquencies on the mortgage loans or MBS, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a Subordinate certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinate Certificate is reduced as a result of defaults and delinquencies on the mortgage loans or MBS.

     Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

     Non-U.S. Persons. Generally, payments of interest on the REMIC Regular Certificates, including any payment with respect to accrued OID, to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if:

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


         o the REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer;

         o the REMIC Regular Certificateholder is not a controlled foreign corporation, within the meaning of Code Section 957, related to the issuer; and

         o the REMIC Regular Certificateholder complies with identification requirements, including delivery of a statement, signed by the REMIC Regular certificateholder under penalties of perjury, certifying that the REMIC Regular certificateholder is a foreign person and providing the name and address of the REMIC Regular certificateholder.

If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to the holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC Regular Certificate is effectively connected with the conduct by the Non-U.S. REMIC Regular Certificateholder of a trade or business within the United States, then the Non-U.S. REMIC Regular Certificateholder will be subject to U.S. income tax at regular graduated rates. Such a Non-U.S. REMIC Regular Certificateholder also may be subject to the branch profits tax.

     Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual. This exclusion may not apply if the non-resident alien individual actually or constructively owns 10% or more of the residual interest in the related REMIC and will not be subject to United States estate taxes. Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates and REMIC Residual Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S. Persons that own directly or indirectly, a greater than 10% interest in any Borrower, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a Borrower is a "United States shareholder" within the meaning of
Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related Borrower.

     Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 30% for 2002-03, 29% for 2004-05 and 28% for 2006-2010
may be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular Certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either:

         o the broker determines that the seller is a corporation or other exempt recipient, or

         o the seller provides, in the required manner, identifying information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and other conditions are met.

     A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the IRS, unless either:

         o the broker determines that the seller is an exempt recipient, or

         o the seller certifies its non-U.S. Person status and other conditions are met.

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



Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

     Final regulations have been issued by the Treasury Department which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding these regulations.

B.   TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     Allocation of the Income of the REMIC to the REMIC Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

     A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests, that is, a fast-pay, slow-pay structure, may generate such a mismatching of income and cash distributions --that is, "phantom income". This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans or MBS and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or cause the REMIC Residual Certificate to have negative "value." Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of the tax treatment on the after-tax yield of a REMIC Residual Certificate.

     A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the REMIC Residual Certificate at a price greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

     Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of

         o the income from the mortgage loans or MBS and the REMIC's other assets and

         o the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular
                 Certificates--Non-Interest Expenses of the REMIC," other expenses.

REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

         o the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

         o       all bad loans will be deductible as business bad debts; and

         o the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on mortgage loans or MBS may differ from the time of the actual loss on the assets. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans or MBS and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan or MBS will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis in the mortgage loan or MBS is less than or greater than its principal balance, respectively. Any such discount, whether market discount or OID, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC may elect under Code Section 171 to amortize any premium on the mortgage loans or MBS. Premium on any mortgage loan or MBS to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan or MBS would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

     A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

     Mark-to-Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that the IRS has issued Mark-to-Market Regulations which provide that a REMIC Residual Certificate cannot be marked to market.

     Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either:

         o would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

         o is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

     In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals, who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g., a partnership, an S corporation or a grantor trust, such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the applicable amount will be reduced by the lesser of

         o 3% of the excess of the individual's adjusted gross income over the applicable amount or

         o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

     However, the Section 68 reduction will be phased out beginning in 2006 and eliminated after 2009.

The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders subject to the alternative minimum tax other than corporations may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Accordingly, investment in REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

     Excess Inclusions.   A portion of the income on a REMIC Residual
Certificate, referred to in the Code as an "excess inclusion", for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion:

         o may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder;

         o will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under "--Tax-Exempt Investors" below; and

         o is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under "--Residual Certificate Payments--Non-U.S. Persons" below.

     Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the "daily accruals" for all days during the calendar quarter on which the REMIC Residual Certificateholder holds a REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased--but not below zero--by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

     The Code provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions.

     Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

     Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the "wash sale" rules described in the next paragraph. A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate, and decreased -- but not below zero -- by the net losses that have been allowed as deductions to the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate and by the distributions received thereon by the REMIC Residual Certificateholder. In general, any the gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. The capital gain or loss will generally be long-term capital gain or loss if the REMIC Residual Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code
Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to different rules. See "--Tax Related Restrictions on Transfers of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" below.

     Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool", as defined in Code
Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to certain specified exceptions, a prohibited transaction means:

         o       the disposition of a mortgage loan or MBS,

         o the receipt of income from a source other than a mortgage loan or MBS or certain other permitted investments,

         o       the receipt of compensation for services, or

         o gain from the disposition of an asset purchased with the payments on the mortgage loans or MBS for temporary investment pending distribution on the certificates.

It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the Contributions Tax. No trust fund for any series of certificates will accept contributions that would subject it to such tax.

     In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

     Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of or results from

         o a breach of the related servicer's, trustee's or depositor's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such servicer, trustee or depositor, as the case may be, out of its own funds or

         o Morgan Stanley Capital I Inc.'s obligation to repurchase a mortgage loan,

such tax will be borne by Morgan Stanley Capital I Inc.

     In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

LIQUIDATION AND TERMINATION

     If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of Regular and REMIC Residual Certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

     Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. In general, the holder of the largest percentage interest of a class of REMIC Residual Certificates will be the "tax matters person" of the related REMIC for purposes of representing REMIC Residual Certificateholders in connection with any IRS proceeding. However, the duties of the tax matters person will be delegated to the Trustee under the applicable Agreement. Certain tax information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

     Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Internal Revenue Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX-EXEMPT INVESTORS

     Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONS

     Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed, or when the REMIC Residual

Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual Certificates do not have significant value. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30%, or lower treaty rate, withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax Related Restrictions on Transfers of REMIC Residual Certificates" below.

     REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual
Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

     Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations". Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means:

         (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency);

         (B) any organization, other than certain farmers' cooperatives, generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income"; and

         (C)      a rural electric or telephone cooperative.

     A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership" as defined in
Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means:

         o a regulated investment company, real estate investment trust or common trust fund;

         o       a partnership, trust or estate; and

         o       certain cooperatives.

Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Electing large partnerships -- generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under Code sections 771 through 777 -- will be taxable on excess inclusion income as if all partners were disqualified organizations.

     In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives the following:

         o an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization, and

         o a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

     Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a U.S. Person unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate, including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents,

         o the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

         o the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if:

         the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor determined that the transferee had historically paid its debts as they came due and found no significant evidence that the transferee would not continue to pay its debts as they come due in the future;

         the transferee represents to the transferor that (i) it understands that, as the holder of the Noneconomic REMIC Residual Certificate, the transferee may incur tax liabilities in excess of cash flows generated by the interest, (ii) that the transferee intends to pay taxes associated with holding the residual interest as they came due and (iii) that the transferee will not cause income with respect to the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such transferee or any other person; and

         the transfer is not a direct or indirect transfer to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) and either:

             the present value of the anticipated tax liabilities associated with holding the Noneconomic REMIC Residual Certificate does not exceed the sum of:

                 the present value of any consideration given to the transferee to acquire the Noneconomic REMIC Residual Certificate,
                    the present value of the expected future distributions on
                      the Noneconomic REMIC Residual Certificate and

                    the present value of the anticipated tax savings associated with holding the Noneconomic REMIC Residual Certificate as the REMIC generates losses. For purposes of the computations under this "minimum transfer price" alternative, the transferee is assumed to pay tax at the highest rate of tax specified in section 11(b)(1) of the Internal Revenue Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in
                      Section 1274(d) of the Internal Revenue Code for the month of such transfer and the compounding period used by the transferee; or

                     (a) at the time of the transfer, and at the close of each
                         of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million, (b) the transferee is an eligible corporation (as defined in Code Section 860L(a)(2)) that makes a written agreement that any subsequent transfer of the interest will be to another eligible corporation in a transaction which will also satisfy clauses (1) and (2) above and this clause (3)(ii) and
                         (c) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid. For purposes of clause (3)(ii)(c), if the amount of consideration paid in respect of the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay the taxes associated with the residual interest.

     If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless the person provides the trustee with a duly completed IRS Form W-8ECI or applicable successor form adopted by the IRS for such purpose and the trustee consents to the transfer in writing.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the offered certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS


GENERAL

     Title I of ERISA and Section 4975 of the Code impose restrictions on ERISA Plans, certain other Plans and on persons who are parties in interest or disqualified persons with respect to ERISA Plans. Employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA. However, such plans (collectively with ERISA Plans, "Plans") may be subject to other applicable federal, state or local law ("Similar Law") materially similar to ERISA and the Code. Moreover, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under
Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

PROHIBITED TRANSACTIONS

   GENERAL

     Section 406 of ERISA prohibits parties in interest with respect to an ERISA Plan from engaging in certain transactions involving the ERISA Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. In some cases, a civil penalty may be assessed on non-exempt prohibited transactions pursuant to Section 502(i) of ERISA. Section 4975 of the Code imposes excise taxes on similar transactions between Plans subject thereto and disqualified persons with respect to such.

     The United States Department of Department of Labor has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and some other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the Plan unless exceptions apply.

     Under the terms of the regulation, the trust fund may be deemed to hold plan assets by reason of a Plan's investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held by the trust fund. In such an event, Morgan Stanley Capital I Inc., the master servicer, any subservicer, the trustee, any insurer of the mortgage loans or MBS and other persons, in providing services with respect to the assets of the trust fund, may become fiduciaries subject to the fiduciary responsibility provisions of Title I of ERISA, or may otherwise become parties in interest or disqualified persons, with respect to such Plan. In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or Section 4975 of the Code unless such transactions are subject to a statutory, regulatory or administrative exemption.

     The regulations contain a de minimis safe-harbor rule that exempts the assets of an entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own 25% or more of the value of any class of equity interest, excluding from the calculation, the value of equity interests held by persons who have discretionary authority or control with respect to the assets of the entity or held by affiliates of such persons. "Benefit plan investors" are defined as ERISA Plans as well as employee benefit plans not subject to Title I of ERISA, e.g., governmental plans and foreign plans and entities whose underlying assets include plan assets by reason of plan investment in such entities. To fit within the safe harbor benefit plan, investors must own less than 25% of each class of equity interests, regardless of the portion of total equity value represented by such class, on an ongoing basis.

   AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

     DOL has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction Exemption ("PTE") 90-24, Exemption Application No. --- D-8019, 55 Fed. Reg. 20548 (1990), as amended by PTE 97-34, Exemption Application Nos. D-10245 and D-10246, 55 Fed. Reg. 39021 (1997), PTE 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (2000) and PTE 2002-41, Exemption Application No. D-11077, 67 Fed. Reg. 54487 (2002) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions --------- relating to:

         o the acquisition, sale and holding by ERISA Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Morgan Stanley & Co. Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and

         o the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

     The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

         The acquisition of the certificates by an ERISA Plan is on terms -- including the price for such certificates--that are at least as favorable to the investing ERISA Plan as they would be in an arm's-length transaction with an unrelated party;

         The certificates acquired by the ERISA Plan have received a rating at the time of the acquisition that is in one of the four highest generic rating categories from any of Fitch, Inc., Moody's Investors Service, Inc. and Standard & Poor's
           Ratings Services, a division of The McGraw-Hill Companies, Inc.;

         The trustee is not an affiliate of any member of the Restricted Group other than an underwriter;

         The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the mortgage loans to the trust fund represents not more than the fair market value of the mortgage loans; the sum of all payments made to and retained by any servicer represent not more than reasonable compensation for the servicer's services under the Agreement and reimbursement of the servicer's reasonable expenses in connection therewith; and

         The ERISA Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

     The trust fund must also meet the following requirements:

         o the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

         o certificates evidencing interests in other investment pools must have been rated in one of the four highest rating categories of a Rating Agency for at least one year prior to the Plan's acquisition of the Securities; and

         o certificates evidencing interests in other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of the Securities.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes an ERISA Plan to acquire certificates in a trust fund, provided that, among other requirements:

         o the person or its affiliate is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust fund;

         o the Plan is not a plan with respect to which any member of the Restricted Group is the "plan sponsor" as defined in Section 3(16)(B) of ERISA;

         o in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which ERISA Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

         o an ERISA Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

         o immediately after the acquisition, no more than twenty-five percent of the assets of any ERISA Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to ERISA Plans sponsored by the Restricted Group

     Before purchasing a certificate in reliance on the Exemption, a fiduciary of an ERISA Plan should itself confirm

         o that the certificates constitute "certificates" for purposes of the Exemption and

         o that the general conditions and other requirements set forth in the Exemption would be satisfied.

REVIEW BY PLAN FIDUCIARIES

     Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, the Code and Similar Law to such investment. Among other things, before purchasing any certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In this regard, purchasers that are insurance companies should determine the extent to which Prohibited Transaction Class Exemption 95-60 -- for certain transactions involving insurance company general accounts -- may be available. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of any other exemption, with respect to the certificates offered by the related prospectus supplement.

                                LEGAL INVESTMENT

     The prospectus supplement for each series of offered certificates will identify those classes of offered certificates, if any, which constitute "mortgage related securities" for purposes of the SMMEA. Generally, only those classes of offered certificates that

         o are rated in one of the two highest rating categories by one or more Rating Agencies and

         o are part of a series representing interests in a trust fund consisting of mortgage loans or MBS, provided that the mortgage loans or the mortgage loans underlying the MBS are secured by first liens on mortgaged property and were originated by certain types of originators as specified in SMMEA, will be the SMMEA Certificates.

As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including, but not limited to, depository institutions, insurance companies, trustees and pension funds created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut off for such enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating, first lien and qualified originator requirements for "mortgage related securities," but representing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of offered certificates. Accordingly, investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. ss. 703.140. The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any offered certificates, as certain series or classes may be deemed to be unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines, in certain instances irrespective of SMMEA.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     If specified in the related prospectus supplement, other classes of offered certificates offered pursuant to this prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of such offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties.

     Except as to the status of the classes of offered certificates identified in the prospectus supplement for a series as "mortgage related securities" under SMMEA, no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any offered certificates under applicable legal investment restrictions. The uncertainties described in this section and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates may adversely affect the liquidity of the offered certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                              PLAN OF DISTRIBUTION

     The offered certificates offered hereby and by the Supplements to this prospectus will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated acting as underwriter with other underwriters, if any, named in the prospectus supplement. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to Morgan Stanley Capital I Inc. In connection with the sale of offered certificates, underwriters may receive compensation from Morgan Stanley Capital I Inc. or from purchasers of offered certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by Morgan Stanley Capital I Inc.

     Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase. If Morgan Stanley & Co. Incorporated acts as agent in the sale of offered certificates, Morgan Stanley & Co. Incorporated will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate Balance or Notional Amount of such offered certificates as of the Cut-off Date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that Morgan Stanley & Co. Incorporated elects to purchase offered certificates as principal, Morgan Stanley & Co. Incorporated may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between Morgan Stanley Capital I Inc. and purchasers of offered certificates of such series.

     Morgan Stanley Capital I Inc. will indemnify Morgan Stanley & Co. Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley & Co. Incorporated and any underwriters may be required to make.

     In the ordinary course of business, Morgan Stanley & Co. Incorporated and Morgan Stanley Capital I Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of Morgan Stanley Capital I Inc.'s mortgage loans pending the sale of such mortgage loans or interests in the mortgage loans, including the certificates.

     Offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     If specified in the prospectus supplement relating to certificates of a particular series offered hereby, Morgan Stanley Capital I Inc., any affiliate thereof or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates of any series from Morgan Stanley & Co. Incorporated and any other underwriters thereof. This purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent or principal or in such other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

     All or part of any Class of certificates may be reacquired by Morgan Stanley Capital I Inc. or acquired by an affiliate of Morgan Stanley Capital I Inc. in a secondary market transaction or from an affiliate, including Morgan Stanley & Co. Incorporated. Such certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

     As to each series of certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by Morgan Stanley Capital I Inc., and may be sold by Morgan Stanley Capital I Inc. at any time in private transactions.

                                  LEGAL MATTERS

     Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for Morgan Stanley Capital I Inc. by Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP, or Sidley, Austin, Brown & Wood LLP or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                    INCORPORATION OF INFORMATION BY REFERENCE

     Morgan Stanley Capital I Inc., as depositor, will file, or cause to be filed, with the Commission, the periodic reports with respect to each trust fund required under the Exchange Act and the rules and regulations of the Commission.

     All documents and reports filed, or caused to be filed, by Morgan Stanley Capital I Inc. with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering of certificates are incorporated in this prospectus by reference. Each person to whom this prospectus is delivered may obtain, without charge, from Morgan Stanley Capital I Inc. a copy of any documents or reports relating to the certificates being offered. (Exhibits to those documents may only be obtained if they are specifically incorporated by reference in those documents.) Requests for this information should be directed in writing to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention: John E. Westerfield, or by telephone at (212) 761-4000. Morgan Stanley Capital I Inc. has determined that its financial statements are not material to the offering of any certificates.

     Morgan Stanley Capital I Inc. has filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the accompanying prospectus supplement do not contain all of the information set forth in the registration statement. For further information regarding the documents referred to in this prospectus and the accompanying prospectus supplement, you should refer to the registration statement and the exhibits thereto. The registration statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located as follows:
Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 233 Broadway, New York, New York 10279.

     If some or all of the mortgage loans owned by a trust fund are secured by an assignment of lessors' rights in one or more leases, rental payments due from the lessees may be a significant source (or even the sole source) of distributions on the certificates. In these circumstances, reference should be made to the related prospectus supplement for information concerning the lessees and whether any of those lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

                                GLOSSARY OF TERMS

     The certificates will be issued pursuant to the Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus supplement and the Agreement for additional or more complete definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Agreement (without exhibits and schedules).

     Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates.

     "Accrual Certificates" means certificates which provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

     "Accrued Certificate Interest" means, with respect to each class of certificates and each Distribution Date, other than certain classes of Stripped Interest Certificates, the amount equal to the interest accrued for a specified period on the outstanding Certificate Balance immediately prior to the Distribution Date, at the applicable pass-through rate, as described in "Distributions of Interest on the Certificates" in this prospectus.

     "Agreement" means the Pooling Agreement or the Trust Agreement, as applicable.

     "Amortizable Bond Premium Regulations" means final regulations issued by the IRS which deal with the amortizable bond premium.

     "Assets" means the primary assets included in a trust fund.

     "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended (Title 11 of the United States Code).

     "Book-Entry Certificates" means Certificates which are in book-entry form.

     "Cash Flow Agreements" means guaranteed investment contracts or other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates.

     "Cede" means Cede & Company.

     "CERCLA" means Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "Certificate Account" means one or more separate accounts for the collection of payments on the related assets.

     "Certificate Balance" equals the maximum amount that a holder of a certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust fund.

     "Certificate Owners" means, with respect to a book-entry certificate, the person who is the beneficial owner of such book-entry certificate, as may be reflected on the books of the clearing agency, or on the books of a Person maintaining an account with such clearing agency, directly or as an indirect participant, in accordance with the rules of such clearing agency.

     "Certificateholder" means, unless otherwise provided in the related prospectus supplement, Cede, as nominee of DTC.

     "Certificates" means any of the certificates issued, in one or more series, by Morgan Stanley Capital I Inc.

     "Closing Date" means the date the REMIC Regular Certificates were initially issued.

     "Commercial Loans" means the loans relating to the Commercial Properties.

     "Commercial Properties" means office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans.

     "Contributions Tax" means a tax on the trust fund equal to 100% of the value of the contributed property.

     "Credit Support" means subordination of one or more other classes of certificates in a series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof.

     "Crime Control Act" means the Comprehensive Crime Control Act of 1984.

     "Cut-off Date" means a day in the month of formation of the related trust fund, as defined in the prospectus supplement.

     "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time, the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan.

     "Deferred Interest" means interest deferred by reason of negative amortization.

     "Definitive Certificate" means a fully registered physical certificate.

     "Depositor" means Morgan Stanley Capital I Inc.

     "Determination Date" means the close of business on the date specified in the related prospectus supplement.

     "Disqualifying Condition" means a condition, existing as a result of, or arising from, the presence of Hazardous Materials on a mortgaged property, such that the mortgage loan secured by the affected mortgaged property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA's Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the certificates of such series.

     "Distribution Date" means each of the dates on which distributions to certificateholders are to be made.

     "DOL" means the United States Department of Department of Labor.

     "DTC" means the Depository Trust Company.

     "Due Period" means the period which will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date.

     "Environmental Hazard Condition" means any condition or circumstance that may give rise to an environmental claim.

     "Equity Participations" means provisions entitling the lender to a share of profits realized from the operation or disposition of a mortgaged property, as described in the related prospectus supplement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Plans" means retirement plans and other employee benefit plans subject to Title I of ERISA or Section 4975 of the Code.

     "Events of Default" means, with respect to the master servicer under the Pooling Agreement, any one of the following events:

         o any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

         o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement which continues unremedied for thirty days after written notice of such failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

         o any breach of a representation or warranty made by the master servicer under the Pooling Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights; and

         o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

     "Excess Servicing" means servicing fees in excess of reasonable servicing fees.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FHLMC" means the Federal Home Loan Mortgage Corporation.

     "FNMA" means the Federal National Mortgage Association.

     "Government Securities" means direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are:

     (a) interest-bearing securities;

     (b) non-interest-bearing securities;

     (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed; or

     (d) interest-bearing securities from which the right to payment of principal has been removed.

     "Index" means the source for determination of an interest rate, to be defined, if applicable, in the related prospectus supplement.

     "Indirect Participants" means entities, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

     "Insurance Proceeds" means proceeds of rental interruption policies, if any, insuring against losses arising from the failure of lessees under a lease to make timely rental payments because of casualty events.

     "Liquidation Proceeds" means all other amounts received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund, by foreclosure or otherwise.

     "Lockout Date" means the expiration of the Lockout Period.

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

     "Lockout Period" means a period during which prepayments on a mortgage loan are prohibited.

     "Market-to-Market Regulations" means the finalized IRS regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market.

     "Master Servicer" means an entity as named in the prospectus supplement.

     "MBS" means mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar participations, certificates or securities.

     "MBS Agreement" means any participation and servicing agreement, pooling agreement, trust agreement, an indenture or similar agreement with respect to the MBS.

     "Mortgage" means a mortgage, deed of trust or other similar security instrument.

     "Mortgage Loans" means the multifamily mortgage loans or the commercial mortgage loans or both included in a trust fund. As used in this prospectus, mortgage loans refers to both whole mortgage loans and mortgage loans underlying MBS.

     "Mortgage Note" means a promissory note evidencing a respective mortgage loan.

     "Mortgage Rate" means the interest rate for a mortgage loan which provides for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement.

     "Multifamily Loans" means the loans relating to the Multifamily Properties.

     "Multifamily Properties" means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings.

     "NCUA" means the National Credit Union Administration.

     "Net Operating Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

         o    non-cash items such as depreciation and amortization;

         o    capital expenditures; and

         o    debt service on loans secured by the mortgaged property.

     "Nonrecoverable Advance" means an advance that is not ultimately recoverable from Related Proceeds or from collections on other assets otherwise distributable on Subordinate Certificates.

     "OCC" means the Office of the Comptroller of the Currency.

     "OID" means original issue discount.

     "OID Regulations" means the special rules of the Code relating to OID (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994.

     "OTS" means the Office of Thrift Supervision.

     "Participants" means the participating organizations of DTC.

     "Pass-Through Rate" means the fixed, variable or adjustable rate per annum at which any class of certificates accrues interest.

     "Payment Lag Certificates" means the REMIC Regular Certificates that provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution Date.

     "Permitted Investments" means United States government securities and other investment grade obligations specified in the Pooling Agreement.

     "Plans" means ERISA Plans and other plans subject to applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

     "Pooling Agreement" means the Agreement under which certificates of a series evidencing interests in a trust fund including Whole Loans will be issued.

     "Pre-Issuance Accrued Interest" means interest that has accrued prior to the issue date.

     "Prepayment Assumption" means the original yield to maturity of the grantor trust certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the grantor trust certificates.

     "Prepayment Premium" means with respect to any Distribution Date, the aggregate of all Yield Maintenance Payments, or Percentage Premiums, if any, received during the related Collection Period in connection with Principal Prepayments.

     "Prohibited Transactions Tax" means the tax the Code imposes on REMICs equal to 100% of the net income derived from "prohibited transactions."

     "Purchase Price" means, with respect to any Whole Loan and to the extent set forth in the related prospectus supplement, the amount that is equal to the sum of the unpaid principal balance, plus unpaid accrued interest at the mortgage rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the master servicer.

     "Rating Agency" means any of Fitch Ratings, Moody's Investors Service, Inc. and Standard & Poor's Ratings Services.

     "RCRA" means the Resource Conservation and Recovery Act.

     "Record Date" means the last business day of the month immediately preceding the month in which the Distribution Date for a class of certificates occurs.

     "Refinance Loans" means mortgage loans made to refinance existing loans.

     "Related Proceeds" means related recoveries on the mortgage loans, including amounts received under any form of Credit Support, for which advances were made.

     "Relief Act" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     "REMIC Certificates" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

     "REMIC Provisions" means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Internal Revenue Code of 1986, as amended from time to time, and related provisions, and regulations (including any proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

     "REMIC Regular Certificates" means REMIC Certificates issued by the trust fund that qualify as REMIC Certificates and are considered to be regular interests.

     "REMIC Regular Certificateholders" means holders of REMIC Regular Certificates.

     "REMIC Regulations" means the REMIC regulations promulgated by the Treasury Department.

     "REMIC Residual Certificates" means the sole class of residual interests in the REMIC.

     "REMIC Residual Certificateholders" means holders of REMIC Regular Certificates.

     "REO Extension" means the extension of time the IRS grants to sell the mortgaged property.

     "REO Tax" means a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code.

     "Restricted Group" means the Seller, depositor, any underwriter, any servicer, the trustee, any insurer of the mortgage loans or MBS, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any of their respective affiliates.

     "Retained Interest" means an interest in an asset which represents a specified portion of the interest payable. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

     "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

     "Senior Certificates" means certificates which are senior to one or more other classes of certificates in respect of certain distributions on the certificates.

     "Servicing Standard" means:

         A. the standard for servicing the servicer must follow as defined by the terms of the related Pooling Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of Credit Support included in the related trust fund as described in this prospectus under "Description of Credit Support" and in the prospectus supplement;

         B.       applicable law; and

         C. the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

     "Similar Law" means any federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

      "SMMEA Certificates" means "mortgage related securities" for purposes of SMMEA.

     "Special Servicer" means an entity as named in the prospectus supplement.

     "Stripped ARM Obligations" means OID on grantor trust certificates attributable to adjustable rate loans

     "Stripped Bond Certificates" means a class of grantor trust certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

     "Stripped Coupon Certificates" means a class of grantor trust certificates that represents the right to some or all of the interest on a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

     "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.

     "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately low, nominal or no interest distributions.

     "Subordinate Certificates" means certificates which are subordinate to one or more other classes of certificates in respect of certain distributions on the certificates.

     "Subservicer" means third-party servicers.

     "Subservicing Agreement" means a sub-servicing agreement between a master servicer and a Subservicer.

     "Super-Premium Certificates" means certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances.

     "Title V" means Title V of the depository Institutions Deregulation and Monetary Control Act of 1980.

     "Trust Agreement" means the Agreement under certificates of a series evidencing interests in a trust fund not including Whole Loans will be issued.

     "Trust Fund" means the trust fund created by the Agreement consisting primarily of:

         o       Mortgage Loans

         o       MBS

         o direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) government securities, or

         o       a combination of mortgage loans, MBS and government securities.

     "Underlying MBS" means any mortgage participations, pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS.

     "Underlying Mortgage Loans" means the mortgage loans that secure, or the interests in which are evidenced by, MBS.

     "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is included in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

     "Value" means,

     (a) with respect to any mortgaged property other than a mortgaged property securing a Refinance Loan, generally the lesser of

         o the appraised value determined in an appraisal obtained by the originator at origination of that loan, and

         o       the sales price for that property; and

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

     (b) with respect to any Refinance Loan, unless otherwise specified in the related prospectus supplement, the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan.

     "Warranting Party" means the person making representations and warranties.

     "Whole Loans" means the mortgage loans that are not Underlying Mortgage Loans.















                                      -118-